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TABLE OF CONTENTS 2
CONTENTS
CONTENTS
INDEX TO CANO PETROLEUM, INC. CONSOLIDATED FINANCIAL STATEMENTS
INDEX TO CANO PETROLEUM, INC. CONSOLIDATED FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on February 3, 2010

Registration No. 333-162652

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2 to
FORM S-4
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Resaca Exploitation, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or Other Jurisdiction of Incorporation or Organization)	1311 (Primary Standard Industrial Classification Code Number)	26-2955638 (I.R.S. Employer Identification No.)

1331 Lamar, Suite 1450
Houston, Texas 77010
(713) 650-1246
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

John J. Lendrum, III
Chief Executive Officer
Resaca Exploitation, Inc.
1331 Lamar, Suite 1450
Houston, Texas 77010
(713) 650-1246
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Bryce D. Linsenmayer Amy Moss Rikiya N. Thomas Haynes and Boone, LLP 1221 McKinney Street, Suite 2100 Houston, Texas 77010 Telephone: (713) 547-2000	Wesley P. Williams Michael C. Titens Jessica W. Hammons Thompson & Knight LLP 1722 Routh Street, Suite 1500 Dallas, Texas 75201 Telephone: (214) 969-1700

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and upon consummation of the merger described in the enclosed proxy statement/prospectus.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one)

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (do not check if a smaller reporting company)	Smaller reporting company ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This document is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated February 3, 2010

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

        Resaca Exploitation, Inc., which we refer to as Resaca, its wholly-owned subsidiary, Resaca Acquisition Sub, Inc., which we refer to as Merger Sub, and Cano Petroleum, Inc., which we refer to as Cano, have entered into an Agreement and Plan of Merger, dated September 29, 2009, which we refer to as the merger agreement. Under the merger agreement, Resaca will acquire Cano through a merger of Merger Sub with and into Cano, which we refer to as the merger. Following the merger, Cano will be the surviving corporation and will continue as a wholly-owned subsidiary of Resaca. The merger agreement is attached as Annex A to this joint proxy statement/prospectus, which we refer to as the proxy statement, and is incorporated into this proxy statement by reference.

        At the effective time of the merger and assuming the Resaca shareholder approval of an amendment to Resaca's certificate of formation to effect a reverse split of the outstanding shares of Resaca common stock, par value $0.01 per share, which we refer to as Resaca common stock, by a ratio of one-for-five immediately prior to the merger, which we refer to as the Reverse Stock Split, each outstanding share of Cano common stock, par value $0.0001 per share, which we refer to as Cano common stock, will be converted into the right to receive 0.42 shares of Resaca common stock and each outstanding share of Cano Series D Convertible Preferred Stock, no par value per share, which we refer to as Cano preferred stock, will be converted into the right to receive one share of a newly designated class of Resaca Series A Convertible Preferred Stock, par value $0.01 per share, which we refer to as Resaca preferred stock, each as described under "Description of Resaca Capital Stock" in this proxy statement. Immediately following the merger and prior to completion of the offering (as defined below), Cano common stockholders will hold approximately 50% of the common stock of the combined company, and Resaca shareholders will hold approximately 50% of the common stock of the combined company.

        Resaca common stock is listed on the AIM market of the London Stock Exchange, which we refer to as the AIM, under the symbols "RSOX" and "RSX." In addition, Resaca intends to apply to list the Resaca common stock on the NYSE Amex under the symbol "RSOX." Upon the consummation of the merger, Resaca common stock will be traded on the NYSE Amex and the AIM under the symbol "RSOX." Cano common stock is currently listed on the NYSE Amex under the symbol "CFW."

        This proxy statement describes the merger agreement, the merger and the transactions related to the merger in detail and provides information concerning the annual meeting of Resaca shareholders and the special meeting of Cano stockholders. The completion of the merger is conditioned upon (i) Resaca's shareholders approving the issuance of shares of Resaca common stock and Resaca preferred stock to the Cano common stockholders and preferred stockholders, respectively, in the merger; (ii) Resaca's shareholders approving the issuance of up to $     million in Resaca common stock in an underwritten public offering, which we refer to as the offering; (iii) Resaca's shareholders approving the Reverse Stock Split; (iv) Cano's common and preferred stockholders adopting the merger agreement; and (v) Cano's common and preferred stockholders approving the amendment of Cano's certificate of incorporation by amending its Certificate of Designations, Rights and Preferences of the Series D Convertible Preferred Stock, dated August 31, 2006, which we refer to as the Cano Series D Amendment. The Cano Series D Amendment is attached as Annex D to this proxy statement and is incorporated into this proxy statement by reference.

        The boards of directors of Resaca and Cano unanimously recommend that their respective shareholders and stockholders vote "FOR" the proposals before them.

        Your vote is very important.    Whether or not you plan to attend your company's meeting, please take the time to vote by completing and mailing the enclosed proxy card or voting instruction card, or, if the option is available to you, by granting your proxy electronically over the Internet or by telephone.

        This document is a prospectus relating to the shares of Resaca common stock to be issued in the merger and a joint proxy statement for Resaca to solicit proxies for its annual meeting of shareholders and for Cano to solicit proxies for its special meeting of stockholders. It contains answers to frequently asked questions and a summary of the important terms of the merger, the merger agreement and related transactions, followed by a more detailed discussion.

        For a discussion of certain significant matters that you should consider before voting on the proposed transaction, see "Risk Factors" beginning on page I-51.

Sincerely,

J.P. Bryan Chairman of the Board Resaca Exploitation, Inc.	S. Jeffrey Johnson Chairman of the Board and Chief Executive Officer Cano Petroleum, Inc.

        Neither the Securities and Exchange Commission, which we refer to as the SEC, nor any state securities commission has approved or disapproved of the transactions described in this proxy statement or the securities to be issued pursuant to the merger or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

        This proxy statement is dated                        , 2010 and is first being mailed to shareholders of Resaca and stockholders of Cano on or about                         , 2010.

RESACA EXPLOITATION, INC.
1331 Lamar, Suite 1450
Houston, Texas 77010
(713) 650-1246

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON                        , 2010

To the Shareholders of Resaca Exploitation, Inc.:

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Resaca Exploitation, Inc., a Texas corporation, which we refer to as Resaca, will be held at                                    , on                         ,                                     , 2010 at                         a.m., Houston, Texas time, for the following purposes:

  1.
  To consider and vote upon a proposal to approve (i) the issuance of Resaca common stock, par value $0.01 per share, which we refer to as Resaca common stock, and a newly designated class of Resaca Series A Convertible Preferred Stock, par value $0.01 per share, which we refer to as Resaca preferred stock, pursuant to the Agreement and Plan of Merger, dated September 29, 2009, which we refer to as the merger agreement, by and among Resaca, Resaca Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Resaca, which we refer as Merger Sub, and Cano Petroleum, Inc., a Delaware corporation, which we refer to as Cano; (ii) the merger of Merger Sub with and into Cano in accordance with the terms of the merger agreement, which we refer to as the merger; and (iii) the issuance of more than 25% of the aggregate number of shares of Resaca common stock issued and outstanding at the commencement of Resaca's fiscal year 2010 under Article V(b) of Resaca's certificate of formation in order to effect the issuance of Resaca common stock and Resaca preferred stock in conjunction with the merger and the issuance of up to $     million in Resaca common stock in an underwritten public offering, which proposal we refer to collectively as the Merger and the Share Issuances;

  2.
  To consider and vote upon a proposal to approve an amendment to Resaca's certificate of formation to effect a reverse split of the outstanding shares of Resaca common stock by a ratio of one-for-five immediately prior to the Merger and the Share Issuances, which we refer to as the Reverse Stock Split;

  3.
  To consider and vote upon a proposal to ratify Resaca's acquisition of workover rig operations, a building and a yard from Permian Basin Well Services, LLC, an affiliate of Resaca, which we refer to as PBWS, pursuant to the Asset Transfer Agreement, dated July 6, 2009, by and between Resaca and PBWS, and Resaca's issuance of 3,320,250 shares of Resaca common stock as consideration for such acquisition, which proposal we refer to collectively as the Rig Acquisition;

  4.
  In the event that the Merger, the Share Issuances and the Reverse Stock Split are approved, to consider and vote upon a proposal to:

  (i)
  re-elect Judy Ley Allen as a Class II director to hold office until the 2013 annual meeting or until her successor is duly elected and qualified;

  (ii)
  elect William O. Powell, III as a Class I director to hold office until the 2012 annual meeting or until his successor is duly elected and qualified;

  (iii)
  elect Garrett Smith as a Class II director to hold office until the 2013 annual meeting or until his successor is duly elected and qualified; and

  (iv)
  elect Donald W. Niemiec as a Class III director to hold office until the 2011 annual meeting or until his successor is duly elected and qualified;

  5.
  To consider and vote upon a proposal to adjourn the annual meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of proposal 1, 2 or 4;

  6.
  In the event that the Merger, the Share Issuances and the Reverse Stock Split are not approved, to consider and vote upon a proposal to:

  (i)
  re-elect Judy Ley Allen as a Class II director to hold office until the 2013 annual meeting or until her successor is duly elected and qualified; and

  (ii)
  re-elect Richard Kelly Plato as a Class II director to hold office until the 2013 annual meeting or until his successor is duly elected and qualified; and

  7.
  To transact such other business incidental to the conduct of the meeting as may properly come before the annual meeting or any adjournments or postponements thereof.

        Only Resaca shareholders of record at the close of business on                        , 2010, which we refer to as the Resaca record date, are entitled to notice of and to vote at the annual meeting or at any adjournments or postponements thereof. Each share of Resaca common stock is entitled to one vote per share.

        The first two proposals listed above relating to the Merger, the Share Issuances and the Reverse Stock Split are conditioned upon each other and the approval of each such proposal is required for completion of the merger.

        The approval of the Merger and the Share Issuances requires the affirmative vote of a majority of the votes cast, affirmatively or negatively, at the annual meeting. The approval of the Reverse Stock Split requires the affirmative vote of the holders of two-thirds of the outstanding shares of Resaca common stock entitled to vote on the approval of the Reverse Stock Split at the annual meeting. The ratification of the Rig Acquisition requires the affirmative vote of a majority of the votes cast, affirmatively or negatively, at the annual meeting, excluding any votes cast from any Resaca shareholder qualifying as a related-party in the Rig Acquisition. The approval of the adjournment of the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of proposals 1, 2 or 4, requires the affirmative vote of a majority of the votes cast affirmatively or negatively, at the annual meeting. The election of directors in either proposal 4 or 6 requires the affirmative vote of a plurality of the votes cast at the annual meeting.

        A complete list of shareholders entitled to vote at the annual meeting will be available for examination at Resaca's offices in Houston, Texas during normal business hours by any holder of Resaca common stock for any purpose relevant to the annual meeting for a period of ten (10) days prior to the annual meeting. Such list will also be available at the annual meeting and any Resaca shareholder may inspect it for any purpose relevant to the annual meeting.

        The board of directors of Resaca has unanimously approved and adopted the merger agreement and the transactions contemplated by it, declared its advisability, and unanimously recommends that Resaca shareholders vote "FOR" the approval of the Merger and the Share Issuances, "FOR" the approval of the Reverse Stock Split and "FOR" the approval of proposals 3-6 above.

        Your vote is important.    Even if you plan to attend the annual meeting in person, we request that you sign and return the enclosed proxy or voting instruction card and thus ensure that your shares will be represented at the annual meeting if you are unable to attend. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy and vote in person.

By Order of the Board of Directors,
J.P. Bryan Chairman of the Board

                                    , 2010

 CANO PETROLEUM, INC.
801 Cherry Street, Suite 3200
Fort Worth, Texas 76102
(817) 698-0900

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                        , 2010

To the Stockholders of Cano Petroleum, Inc.:

        NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Cano Petroleum, Inc., a Delaware corporation, which we refer to as Cano, will be held at                        , on,                        ,                         , 2010 at                         a.m., Fort Worth, Texas time, for the following purposes:

  1.
  To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated September 29, 2009, which we refer to as the merger agreement, by and among Cano, Resaca Exploitation, Inc., a Texas corporation, which we refer to as Resaca, and Resaca Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Resaca, which we refer to as Merger Sub, and the merger contemplated thereby, pursuant to which Merger Sub will merge with and into Cano;

  2.
  To consider and vote upon a proposal to amend the Certificate of Designations, Rights and Preferences of the Series D Convertible Preferred Stock of Cano, dated August 31, 2006, as amended, which we refer to as the Cano Series D Amendment;

  3.
  To consider and vote upon proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of proposal 1 or 2; and

  4.
  To transact such other business incident to the conduct of the meeting as may properly come before the meeting or any adjournments or postponements thereof.

        Only stockholders of record of Cano common stock, par value $0.0001 per share, which we refer to as Cano common stock, and Cano Series D Convertible Preferred Stock, no par value per share, which we refer to as Cano preferred stock, at the close of business on                        , 2010, which we refer to as the Cano record date, are entitled to notice of and to vote at the special meeting or at any adjournments or postponements thereof. Each share of Cano common stock is entitled to one vote per share. Each share of Cano preferred stock is entitled to (i) one vote per share for proposals 1 and 2; and (ii) approximately 173.913 votes per share (voting on an as-converted basis to Cano common stock) on proposal 3.

        As of October 15, 2009, the holders of a majority of the outstanding shares of Cano preferred stock had executed a written consent in lieu of special meeting, whereby the holders approved the Cano Series D Amendment and the adoption of the merger agreement.

        The first two proposals listed above relating to the merger and the Cano Series D Amendment are conditioned upon each other and the approval of each such proposal is required for completion of the merger.

        The affirmative vote of both (a) a majority of the outstanding shares of Cano common stock, voting as a separate class; and (b) a majority of the outstanding shares of Cano preferred stock, voting as a separate class, is required to approve the merger agreement and the Cano Series D Amendment. The approval of the adjournment of the meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of proposals 1 or 2 requires the affirmative vote of a majority of the shares cast affirmatively or negatively of Cano common stock and Cano preferred stock, voting as a single class with the Cano preferred stock voting on an as-converted basis to Cano common stock.

        A complete list of Cano stockholders entitled to vote at the special meeting will be available for examination at Cano's offices in Fort Worth, Texas during normal business hours by any Cano stockholder for any purpose relevant to the special meeting for a period of ten days prior to the special meeting. This list will also be available at the special meeting and any Cano stockholder may inspect it for any purpose relevant to the special meeting.

        The members of the Cano board of directors, who voted, unanimously approved and adopted the merger agreement and the transactions contemplated by it, declared its advisability, and recommend that the Cano stockholders vote "FOR" the adoption of the merger agreement, "FOR" the adoption of the Cano Series D Amendment and "FOR" the approval of proposal 3 above. As described on page I-98 to I-99, some Cano directors and executive officers will receive substantial financial benefits as well as other valuable consideration as a result of the merger.

        Your vote is important.    Even if you plan to attend the special meeting in person, we request that you sign and return the enclosed proxy or voting instruction card and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

By Order of the Board of Directors,
S. Jeffrey Johnson Chairman of the Board and Chief Executive Officer

                                    , 2010

i

 REFERENCES IN THIS PROXY STATEMENT

        The merger, the offering and refinancing of the combined company's indebtedness are conditioned upon the closing of each other. Therefore, we have combined a portion of the operational and reserve data and financial information to allow Resaca shareholders and Cano stockholders to evaluate the meeting proposals as if the merger and related transactions are completed as of the date of this joint proxy statement/prospectus, which we refer to as the proxy statement. As used in this proxy statement, unless otherwise stated or the context otherwise indicates, all references to:

  •
  the "AIM" refers to the AIM market of the London Stock Exchange;

  •
  "Cano" refers to Cano Petroleum, Inc. and its consolidated subsidiaries prior to the completion of the merger;

  •
  "Cano common stock" refers to Cano's common stock, par value $0.0001 per share;

  •
  "Cano preferred stock" refers to Cano's Series D Convertible Preferred Stock, par value $0.0001 per share;

  •
  "Cano stock options" refers to options to acquire 1,336,117 shares of Cano common stock;

  •
  the "combined company," "we," "our," and "us" refer to Resaca as a combined company with Cano following the completion of the merger;

  •
  "Incentive Plan" refers to the Resaca Exploitation, Inc. 2008 Incentive Plan;

  •
  the "merger" refers to the merger between Cano and Resaca as described in this proxy statement and the merger agreement;

  •
  the "merger agreement" refers to the Agreement and Plan of Merger, dated as of September 29, 2009, by and among Resaca, Merger Sub and Cano;

  •
  "Merger Sub" refers to Resaca Acquisition Sub, Inc., a wholly-owned subsidiary of Resaca, prior to the completion of the merger;

  •
  the "New Facility" refers to a firm commitment from UBNA, as administrative agent, to arrange a new revolving senior secured credit facility providing for first priority loan borrowings not to exceed a borrowing base initially determined at $90 million with financial institutions acceptable to Resaca and the administrative agent.

  •
  "offering" refers to the underwritten public offering of up to $     million in Resaca common stock (which amount includes the underwriters' 30 day option to purchase additional shares of Resaca common stock to cover overallotments);

  •
  "PBWS" refers to Permian Basin Well Services, LLC;

  •
  "Resaca" refers to Resaca Exploitation, Inc. and its consolidated subsidiary collectively prior to the completion of the merger;

  •
  "Resaca common stock," "our common stock" or "common stock" refer to Resaca's or the combined company's common stock, par value $0.01 per share;

  •
  "Resaca preferred stock," "our preferred stock" or "preferred stock" refers to Resaca's Series A Convertible Preferred Stock, par value $0.01 per share, which will be issued to the holders of Cano preferred stock in the merger;

  •
  "Reverse Stock Split" refers to a reverse split of the outstanding shares of Resaca common stock by a ratio of one-for-five immediately prior to the merger;

v

  •
  "Rig Acquisition" refers to Resaca's acquisition of workover rig operations, a building and a yard from PBWS and Resaca's issuance of 3,320,250 shares of Resaca common stock as consideration for such acquisition;

  •
  "UBNA" refers to Union Bank of North America, N.A., formerly known as Union Bank of California, N.A.

        In addition, all discussions of Resaca outstanding shares, shares of restricted stock and options, pro forma for the merger with Cano, assume that (i) all Cano restricted stock is converted into Resaca common stock and (ii) all Cano stock options became Resaca stock options. Unless indicated otherwise in this proxy statement, all information in this proxy statement, including but not limited to share calculations and the exchange ratio in the merger, is presented as if the Resaca shareholders and/or the Cano stockholders have approved the following:

  •
  the merger;

  •
  the issuance of Resaca common stock and Resaca preferred stock in conjunction with the merger;

  •
  the Reverse Stock Split (requires Resaca shareholder approval only); and

  •
  the Rig Acquisition (requires Resaca shareholder approval only).

        Unless indicated otherwise in this proxy statement, pro forma combined financial information presented in this proxy statement gives effect to the completion of the merger and the Reverse Stock Split. The pro forma as adjusted combined financial information presented in this proxy statement gives effect to the completion of the merger, the Reverse Stock Split, the offering, and the refinancing under the New Facility. For a complete description of the adjustments we have made to arrive at the pro forma combined financial measures that we present in this proxy statement, please read "Unaudited Pro Forma Combined Financial Data" beginning on page F-2 of this proxy statement.

CHAPTER I—THE MERGER

QUESTIONS AND ANSWERS ABOUT THE MEETINGS

        Set forth below are commonly asked questions and answers about the merger, the Resaca annual meeting of shareholders and the Cano special meeting of stockholders. For a more complete description of the legal and other terms of the merger, please read carefully this entire proxy statement, including the annexes and the other documents referred to herein and the other available information referred to in "Where You Can Find More Information" on page II-27.

General

Q:
Why am I receiving these materials?

A:
We are sending you these materials to help you decide how to vote your shares of Resaca or Cano stock with respect to our proposed merger.

  The merger cannot be completed unless the Resaca shareholders approve the Merger, the Share Issuances and the Reverse Stock Split and Cano common and preferred stockholders adopt the merger agreement and approve the Cano Series D Amendment. Resaca is holding its annual meeting of shareholders and Cano is holding a special meeting of stockholders to vote on the proposals necessary to complete the merger. Information about these meetings, the merger and the other business to be considered by Resaca shareholders and Cano stockholders, respectively, is contained in this proxy statement.

  As of October 15, 2009, the holders of a majority of the outstanding shares of Cano preferred stock had executed a written consent in lieu of special meeting, whereby the holders approved the Cano Series D Amendment and the adoption of the merger agreement. In addition, Cano has entered into voting agreements with the holders of a majority of the Cano preferred stock whereby such holders have agreed, among other things, to vote their shares of Cano preferred stock in favor of the Cano Series D Amendment and in favor of the adoption of the merger agreement. Further, those same holders of Cano preferred stock delivered irrevocable proxies to Cano covering those same items. Holders of Cano preferred stock are entitled to appraisal rights under the General Corporation Law of the State of Delaware, which we refer to as the DGCL in respect of the merger.

  We are delivering this document to you as both a joint proxy statement of Resaca and Cano and as a prospectus of Resaca. It is a joint proxy statement because each of our boards of directors is soliciting proxies from its shareholders and stockholders, respectively. It is a prospectus because Resaca will exchange shares of Resaca common stock and Resaca preferred stock for shares of Cano common stock and Cano preferred stock in the merger.

Q:
Why are Resaca and Cano proposing the merger?

A:
Resaca and Cano believe that the merger will:

•
combine complementary assets and create balanced growth opportunities for the combined company;

•
result in significant cost savings and efficiencies for the combined company;

•
allow for near-term low risk production enhancement through increased productivity of the combined company;

•
provide strategic consistency to the combined company; and

•
create more efficient access to capital for the combined company.

  Please review the more detailed description of our reasons for the merger beginning on pages I-79 and I-82.

Q:
What will happen if the merger is completed?

A:
Resaca will acquire Cano through the merger of Merger Sub, a wholly-owned subsidiary of Resaca, with and into Cano. Cano will be the entity surviving the merger and will continue as a wholly-owned subsidiary of Resaca after the merger. Resaca will continue as a public company, and following the merger the combined company will be a domestic independent oil and gas company.

Q:
What will Cano stockholders and Resaca shareholders receive in the merger?

A:
In the merger, holders of Cano common stock will receive 0.42 shares of Resaca common stock for each share of Cano common stock outstanding. This exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to the consummation of the merger. Immediately following completion of the merger, prior to the completion of the offering, Cano common stockholders will own approximately 50% of the common stock of the combined company.

  Holders of Cano preferred stock will receive one share of Resaca preferred stock for each share of Cano preferred stock. Immediately following the effective time of the merger, each share of Resaca preferred stock initially will be convertible into the right to receive approximately 201.491 shares of Resaca common stock.

  Resaca shareholders will continue to own their existing shares, of which there are approximately 19,389,499 shares outstanding immediately following the Reverse Stock Split and at effective time of the merger.

  For more information, please see "The Merger Agreement—Manner and Basis of Converting Securities" beginning on page I-109.

Q:
When do Resaca and Cano expect to complete the merger?

A:
Resaca and Cano expect to complete the merger after all conditions to the merger in the merger agreement are satisfied or waived, including the shareholder and stockholder approvals required at the meetings of Resaca and Cano, respectively. Resaca and Cano currently expect to complete the merger by the end of March 2010. However, it is possible that factors outside of either company's control could require Resaca or Cano to complete the merger at a later time or not to complete it at all.

Q:
How do the boards of directors of Resaca and Cano recommend that I vote?

A:
The Resaca board of directors recommends that holders of Resaca common stock vote "FOR" the proposals, including the approval of the Merger, the Share Issuances and the Reverse Stock Split.

  The Cano board of directors recommends that holders of Cano common stock and Cano preferred stock vote "FOR" the proposals, including the adoption of the merger agreement and the Cano Series D Amendment.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement, please vote your shares as soon as possible so that your shares will be represented at your respective company's meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee.

Q:
How do I vote?

A:
You may vote before your company's meeting in one of the following ways:

•
Use the toll-free number shown on your proxy card;

•
Visit the website shown on your proxy card to vote via the Internet; or

•
Complete, sign, date and return the enclosed proxy card in the enclosed return envelope. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the proposals submitted to the Resaca shareholders if you are a Resaca shareholder and in favor of the proposals to be voted on at the Cano special meeting if you are a Cano stockholder.

  You may also cast your vote in person at your company's annual or special meeting. To assure that we obtain your vote, please vote as instructed on your proxy card, even if you plan to attend your company's annual or special meeting in person.

  If your shares are held in "street name", through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. "Street name" holders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Q:
When and where are the Resaca Cano meetings of shareholders and stockholders, respectively, to be held?

A:
The Resaca annual meeting of shareholders will take place on                        ,                                     , 2010 at                        , Houston, Texas time. The location of the annual meeting is                                    .

  The Cano special meeting of stockholders will take place on                        ,                                     , 2010 at                        , Fort Worth, Texas time. The location of the special meeting is                                     .

Q:
What constitutes a quorum for Resaca and Cano?

A:
Shareholders who hold a majority in voting power of the Resaca common stock issued and outstanding as of the close of business on the record date and who are entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the Resaca annual meeting.

  Stockholders who hold a majority in voting power of the Cano common stock and Cano preferred stock issued and outstanding as of the close of business on the record date and who are entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the Cano special meeting.

Q:
What vote is required for each approval relating to the merger?

A:
Resaca

  The affirmative vote of a majority of the votes cast, affirmatively or negatively, at the annual meeting is required to approve the Merger, the Share Issuances and the Resaca meeting adjournment proposal. The affirmative vote of the holders of two-thirds of the outstanding shares of Resaca common stock entitled to vote on the approval of the Reverse Stock Split at the annual meeting is required to approve the Reverse Stock Split. The affirmative vote of a majority of the votes cast, affirmatively or negatively, at the annual meeting, excluding any votes cast from any Resaca shareholder qualifying as a related-party in the Rig Acquisition, is required to approve the Rig Acquisition.

  Cano

  The affirmative vote of a majority of the outstanding shares of Cano common stock, voting as a separate class, and the affirmative vote of a majority of the outstanding shares of Cano preferred stock, voting as a separate class, is required to adopt the merger agreement and the Cano Series D Amendment. The affirmative vote of a majority of the shares cast affirmatively or negatively of Cano common stock and Cano preferred stock, voting as a single class with the Cano preferred stock voting on an as-converted basis to Cano common stock, is required to approve the Cano meeting adjournment proposal.

  Your vote is very important to us. You are encouraged to submit a proxy as soon as possible.

Q:
If my shares of Resaca common stock or Cano common stock are held in "street name" by my broker or other nominee, will my broker or other nominee vote my shares of Resaca common stock or Cano common stock for me?

A:
Unless you instruct your broker how to vote your shares of Resaca common stock or Cano common stock, as applicable, your shares will NOT be voted.

  In connection with the Resaca annual meeting, broker non-votes will not be considered in determining the presence of a quorum, but abstentions will be considered in determining the presence of a quorum. Broker non-votes will not be considered in determining the presence of a quorum at the Resaca annual meeting because only non-routine voting matters are on the ballot. Broker non-votes are not considered to be votes cast, thus broker non-votes will have no effect on the outcome of the vote with respect to the proposals to (i) approve of the Merger and the Share Issuances, (ii) ratify the Rig Acquisition or (iii) approve the election of any Resaca director. However, with respect to the proposal to approve of the Reverse Stock Split, broker non-votes will have the same effect as voting "AGAINST" such proposal. Abstentions will have no effect on the outcome of the vote with respect to the proposals to (i) approve of the Merger and the Share Issuances, (ii) ratify the Rig Acquisition or (iii) approve the election of any Resaca director. However, with respect to the proposal to approve of the Reverse Stock Split, abstentions will have the same effect as voting "AGAINST" such proposal.

  In connection with the Cano special meeting, broker non-votes will not be considered in determining the presence of a quorum, but abstentions will be considered. Broker non-votes will not be considered in determining the presence of a quorum at the Cano special meeting because only non-routine voting matters are on the ballot. Broker non-votes will have the same effect as voting "AGAINST" the proposals to (i) adopt the merger agreement and approve of the merger or (ii) approve the Cano Series D Amendment. Abstentions will also have the same effect as voting "AGAINST" each of the foregoing Cano proposals.

  An abstention occurs when a Resaca shareholder or Cano stockholder abstains from voting (either in person or by proxy) on one or more of the proposals. Broker non-votes occur when a bank, broker or other nominee returned a proxy but does not have authority to vote on a particular proposal. You should therefore provide your broker or other nominee with instructions as to how to vote your shares of Resaca common stock or Cano common stock.

Q:
What if I do not vote on the matters relating to the merger?

A:
Resaca

  If you are a Resaca shareholder and you fail to vote or fail to instruct your broker or other nominee how to vote on the Merger, the Share Issuances or the Reverse Stock Split, your failure to vote will have no effect on the outcome of the vote with respect to the proposals to approve of the Merger and the Share Issuances, but will have the same effect as a voting "AGAINST" the proposal to approve of the Reverse Stock Split. If you respond with an "abstain" vote, your proxy will have no effect on the outcome of the vote with respect to the proposals to approve of the Merger and the Share Issuances. However, with respect to the proposal to approve of the Reverse Stock Split, an "abstain" vote will have the same effect as voting "AGAINST" such proposal. If you respond but do not indicate how you want to vote on the Merger and the Share Issuances or the Reverse Stock Split, your proxy will be counted as a vote "FOR" the Merger, the Share Issuances and the Reverse Stock Split.

  The approval of the Merger, the Share Issuances and the Reverse Stock Split are conditioned on each other, and approval of each is required for completion of the merger.

  If you are a Resaca shareholder and you fail to vote or fail to instruct your broker or other nominee how to vote on the Resaca meeting adjournment proposal, your failure to vote will not affect the Resaca meeting adjournment proposal. An "abstention" vote will similarly not affect the Resaca meeting adjournment proposal. If you respond but do not indicate how you want to vote on the Resaca meeting adjournment proposal, your proxy will be counted as a vote "FOR" the Resaca meeting adjournment proposal.

  Cano

  If you are a Cano stockholder and you fail to vote or fail to instruct your broker or other nominee how to vote on the approval of the merger agreement, your failure to vote will have the same effect as a vote "AGAINST" the adoption of the merger agreement. If you respond with an "abstain" vote, your proxy will have the same effect as a vote "AGAINST" this proposal. If you respond but do not indicate how you want to vote on the adoption of the merger agreement, your proxy will be counted as a vote "FOR" the adoption of the merger agreement.

  If you are a Cano stockholder and you fail to vote or fail to instruct your broker or other nominee how to vote on the Cano Series D Amendment, your failure to vote will have the same effect as a vote "AGAINST" the Cano Series D Amendment. If you respond with an "abstain" vote, your proxy will have the same effect as a vote "AGAINST" this proposal. If you respond but do not indicate how you want to vote on the Cano Series D Amendment, your proxy will be counted as a vote "FOR" the Cano Series D Amendment.

  The adoption of the merger agreement and the Cano Series D Amendment are conditioned on each other, and approval of each is required for completion of the merger.

  If you are a Cano stockholder and you fail to vote or fail to instruct your broker or other nominee how to vote on the Cano meeting adjournment proposal, your failure to vote will not affect the Cano meeting adjournment proposal. An "abstention" vote will similarly not affect the Cano meeting adjournment proposal. If you respond but do not indicate how you want to vote on the Cano meeting adjournment proposal, your proxy will be counted as a vote "FOR" the Cano meeting adjournment proposal.

Q:
What if I hold shares of both Resaca and Cano?

A:
If you are a shareholder of Resaca and a stockholder of Cano, you will receive two separate packages of proxy materials. A vote as a Resaca shareholder for the Merger and the Share Issuances or the Reverse Stock Split will not constitute a vote as a Cano stockholder for the adoption of the merger agreement or the Cano Series D Amendment, or vice versa. Therefore, please sign and return all proxy cards that you receive, whether from Resaca or Cano, or vote as both a Resaca shareholder and a Cano stockholder by Internet or telephone.

Q:
May I change my vote after I have delivered my proxy or voting instruction card?

A:
Yes. You may change your vote at any time before your proxy is voted at the Resaca annual meeting or Cano special meeting, as applicable. You can do this in one of four ways:

•
By sending a notice of revocation to the corporate secretary of Resaca or Cano, as applicable;

•
By sending a completed proxy card bearing a later date than your original proxy card;

•
By logging onto the Internet website specified on your proxy card in the same manner you would submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and following the instructions on the proxy card; or

•
By attending your company's annual or special meeting and voting in person. Your attendance alone will not revoke your proxy.

  If you choose any of the first three methods, you must take the described action no later than the beginning of the applicable annual or special meeting.

  If your shares are held in an account at a broker or other nominee, you should contact your broker or other nominee to change your vote.

Q:
What are the material U.S. federal income tax consequences of the merger?

A:
The merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Internal Revenue Code, such that a U.S. Holder (as defined in "Material U.S. Federal Income Tax Consequences of the Merger" on page I-104) whose shares of Cano stock are exchanged in the merger solely for shares of Resaca stock will not recognize gain or loss, except with respect to cash received in lieu of fractional shares of Resaca stock. The merger is conditioned on the receipt of a legal opinion from tax counsel for Cano that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that each of Cano and Resaca will be a party to the reorganization within the meaning of Section 368 of the Internal Revenue Code.

  For a more complete discussion of the U.S. federal income tax consequences of the merger, see "Material U.S. Federal Income Tax Consequences of the Merger" on page I-104. Tax matters are complicated and the consequences of the merger to you will depend on your particular facts and circumstances. Please consult with your tax advisor as to the specific tax consequences of the merger to you, including the applicability of U.S. federal, state, local, foreign and other tax laws.

Q:
Is the consummation of the merger contingent on the approval of any party other than the shareholders of Resaca and the stockholders of Cano?

A:
In addition to Resaca shareholder and Cano stockholder approval, the consummation of the merger is contingent upon the following:

•
the approval and implementation of the Reverse Stock Split;

•
the Resaca common stock to be issued in the merger shall have been approved for listing on the NYSE Amex and readmitted to trading on the AIM;

•
all indebtedness under Resaca's and Cano's credit facilities shall have been repaid or refinanced, or Resaca and Cano shall have received the consent of the lenders under such credit facilities to enter into the merger; and

•
the offering.

  Resaca and Cano currently expect each of these conditions to be satisfied prior to or promptly after the companies' annual meetings. However, it is possible that factors outside of either company's control could delay the satisfaction of these conditions or these conditions could not occur or be satisfied at all. See "Summary—Conditions to Completion of the Merger" beginning on page I-23.

Q:
Am I entitled to appraisal rights?

A:
Cano's preferred stockholders are entitled to appraisal rights. Neither Cano's common stockholders nor Resaca's shareholders are entitled to appraisal rights.

Q:
Where will my shares be traded after the merger?

A:
Upon the consummation of the merger, Resaca common stock will be traded on the NYSE Amex and the AIM under the symbol "RSOX." Cano common stock will no longer be publicly traded. Resaca preferred stock will not be publicly traded.

Q:
Who will be the directors of the combined company?

A:
If the merger occurs, the size of the combined company's board of directors will be increased from five to seven members. One of the current members of the Resaca board will resign, and three current members of the Cano board of directors will be nominated by Resaca's independent directors for election to the board of the combined company. As a result, following the merger, the combined company's board will consist of four individuals previously serving as Resaca directors and three individuals previously serving as Cano directors.

Q:
What if I hold Resaca or Cano stock options, restricted stock or other stock-based awards?

A:
Resaca stock options and other equity-based awards, including restricted stock, will remain outstanding and will not be affected by the merger.

  If the merger occurs, each Cano option will immediately vest prior thereto and become an option (a) to purchase that number of shares of Resaca common stock obtained by multiplying the number of shares of Cano common stock issuable upon the exercise of such option by the exchange ratio of 0.42, (b) at an exercise price per share equal to the per share exercise price of such option divided by the exchange ratio of 0.42, and (c) otherwise with the same terms and conditions as the outstanding Cano options. However, in any event the exercise price, the number of shares purchasable pursuant to the option and the terms and conditions of exercise of such option will be determined in accordance with the requirements of Section 424(a) of the Internal Revenue Code and in a manner that does not cause any option to be deferred compensation subject to Section 409A of the Internal Revenue Code.

  Immediately prior to the completion of the merger, all restrictions on Cano restricted stock awards will expire and each outstanding share will be converted into the right to receive 0.42 shares of Resaca common stock at the effective time of the merger.

Q:
Should I send in my stock certificates now?

A:
No. Please do not send your stock certificates with your proxy card.

  If you are a holder of Cano common stock or Cano preferred stock, you will receive written instructions from the exchange agent after the merger is completed on how to exchange your stock certificates for Resaca common stock or Resaca preferred stock, as applicable.

  If you are a holder of Resaca common stock, you will receive written instructions from the exchange agent after the merger is completed on how to surrender your certificates(s) representing your pre-split shares of Resaca common stock for new stock certificate(s) reflecting the number of post-split shares of Resaca common stock to which you are entitled.

Q:
Are there any risks in the merger that I should consider?

A:
Yes. There are risks associated with all business combinations, including the proposed merger. In particular, you should be aware that the exchange ratio determining the number of shares of Resaca common stock that Resaca will issue in exchange for shares of Cano common stock in the merger is fixed and will not change as the market prices of shares of Resaca common stock or Cano common stock fluctuate in the period before the merger. Accordingly, the value of the shares of Resaca common stock that Resaca will issue in the merger in exchange for shares of Cano common stock may be either less or more than the current trading price of shares of Cano common stock. There are also a number of other risks that are discussed in this proxy statement. We have described these risks and other risks in more detail under "Risk Factors" beginning on page I-51.

Q:
Where can I find more information about the companies?

A:
Investors and security holders may obtain free copies of reports published by Resaca (when they are available) by contacting Resaca Investor Relations at (713) 753-1441. Investors and security holders also may obtain free copies of the documents published by Resaca with the London Stock Exchange on Resaca's website at www.resacaexploitation.com. The information contained on, connected to or that can be accessed via the website is not part of this proxy statement.

  Cano files periodic reports and other information with the U.S. Securities and Exchange Commission, which we refer to as the SEC. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC by contacting Cano Investor Relations at (817) 698-0900. You may also read and copy this information at the SEC's public reference facility. Please call the SEC at 1-800-SEC-0330 for information about this facility. This information is also available through the Internet site maintained by the SEC at www.sec.gov and at the offices of the NYSE Amex. Investors and security holders may also obtain free copies of the documents filed with the SEC on Cano's website at www.canopetro.com. The information contained on, connected to or that can be accessed via the website is not part of this proxy statement.

  For a more detailed description of the information available, please see "Where You Can Find More Information" on page II-27.

Q:
Who should I contact if I have any questions?

A:
If you have questions about the merger or if you need assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, you should contact:

  If you are a Resaca shareholder:

Resaca Exploitation, Inc. 1331 Lamar, Suite 1450 Houston, Texas 77010 (713) 753-1441	Or	D F King (Europe) Ltd. 34th Floor, City Point 1 Ropemaker Street London EC2Y 9HT +44 20 7920 9700
If you are a Cano stockholder:
Cano Petroleum, Inc. 801 Cherry St., Suite 3200 Fort Worth, Texas 76102 (817) 698-0900	Or	D F King and Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 1-800-758-5378

 For Resaca Shareholders

Q:
Other than the Merger and the Share Issuances, will other matters be considered at the Resaca annual meeting?

A:
Yes. In addition to voting on the merger-related matters previously described (i.e., the Merger and the Share Issuances), at Resaca's annual meeting, Resaca shareholders will be asked to consider and vote on the following additional matters:

•
to consider and vote upon a proposal to approve the Reverse Stock Split;

•
to consider and vote upon a proposal to ratify the Rig Acquisition;

•
in the event the Merger, the Share Issuances and the Reverse Stock Split are approved, to consider and vote upon a proposal to:

(i)
re-elect Judy Ley Allen as a Class II director to hold office until the 2013 annual meeting or until her successor is duly elected and qualified;

(ii)
elect William O. Powell, III as a Class I director to hold office until the 2012 annual meeting or until his successor is duly elected and qualified;

(iii)
elect Garrett Smith as a Class II director to hold office until the 2013 annual meeting or until his successor is duly elected and qualified; and

(iv)
elect Donald W. Niemiec as a Class III director to hold office until the 2011 annual meeting or until his successor is duly elected and qualified; and

•
in the event the Merger, the Share Issuances and the Reverse Stock Split are not approved, to consider and vote upon a proposal to:

(i)
re-elect Judy Ley Allen as a Class II director to hold office until the 2013 annual meeting or until her successor is duly elected and qualified; and

(ii)
re-elect Richard Kelly Plato as a Class II director to hold office until the 2013 annual meeting or until his successor is duly elected and qualified; and

•
to transact such other business incident to the conduct of the meeting as may properly come before the meeting or any adjournments or postponements thereof.

Q:
What vote is required for approval of such other matters other than the Merger, the Share Issuances and the Reverse Stock Split?

A:
The ratification of the Rig Acquisition requires the affirmative vote of a majority of the votes cast, affirmatively or negatively, at the annual meeting, excluding any votes cast from any Resaca shareholder qualifying as a related-party in the Rig Acquisition. Abstentions and broker non-votes will have no effect on the outcome of the vote of such proposal.

  A plurality of the votes cast at the Resaca annual meeting is required for the election of directors. This means that, if the Merger, the Share Issuances and the Reverse Stock Split are approved, the four director nominees (i.e., Ms. Allen and Messrs. Powell, Smith and Niemiec) receiving the highest number of affirmative votes cast at the annual meeting will be elected to the Resaca board of directors or, if the Merger, the Share Issuances and the Reverse Stock Split are not approved, the two director nominees (i.e., Ms. Allen and Mr. Plato) receiving the highest number of affirmative votes cast at the annual meeting will be elected to the Resaca board of directors. You may vote "FOR ALL" director nominees or "WITHHOLD AUTHORITY FOR ALL" director nominees or "FOR ALL EXCEPT" specified director nominees. Unless you mark "WITHHOLD AUTHORITY FOR ALL" or "FOR ALL EXCEPT" to vote for a particular nominee or nominees, your proxy will be voted "FOR" each of the director nominees named in the applicable proposal in this proxy statement. Broker non-votes will not be counted for purposes of determining the presence or absence of a quorum and will have no legal effect on the election of directors under Texas law. Votes marked "WITHHOLD AUTHORITY FOR ALL" and "FOR ALL EXCEPT" will be counted for purposes of determining the presence or absence of a quorum but have no legal effect on the election of directors under Texas law.

Q:
Why is Resaca proposing the Reverse Stock Split?

A:
Resaca is proposing the Reverse Stock Split to increase the stock price for shares of Resaca common stock immediately prior to the merger so that the minimum listing requirements of the NYSE Amex can be satisfied. The NYSE Amex requires all new securities listing on its market to have a minimum market price of $2.00 per share. The effect of the Reverse Stock Split is to increase the stock price in the same proportion as the number of shares is adjusted downward, resulting in a five times increase in the stock price of Resaca common stock immediately prior to the merger. It is a condition precedent of the merger that Resaca common stock be listed on the NYSE Amex.

Q:
What is the principal effect of the Reverse Stock Split?

A:
If approved, the Reverse Stock Split would occur immediately prior to the merger for all Resaca common stock, and the ratio of post-split shares for pre-split shares would be the same for all of such shares of Resaca common stock. The Reverse Stock Split would affect all Resaca shareholders uniformly and would not affect any shareholder's percentage ownership interest in Resaca immediately prior to the merger. In addition, the Reverse Stock Split would not affect any Resaca shareholder's proportionate voting rights. Each share of Resaca common stock outstanding after the Reverse Stock Split would be entitled to one vote and would remain fully paid and non-assessable.

  The principal effects of the Reverse Stock Split would be that:

  •
  based on shares outstanding as of December 31, 2009 and assuming a one-for-five reverse stock split, the number of shares of Resaca common stock issued and outstanding would be reduced from 96,947,494 shares to approximately 19,389,499, a decrease of approximately 77,557,995 shares, or approximately 80%;

  •
  the exercise price and/or the number of shares of Resaca common stock issuable under Resaca's outstanding stock options would be proportionately adjusted based on the above ratio; and

  •
  the number of shares of Resaca common stock reserved for issuance under the Incentive Plan would be reduced proportionally.

  No scrip or fractional certificates will be issued in connection with the Reverse Stock Split. Instead, any fractional share that results from the Reverse Stock Split will be exchanged for cash in an amount equal to the closing price on the effective date of the merger.

  A reduction in the number of outstanding shares of Resaca common stock could result in decreased liquidity in the combined company's common stock. In addition, the Reverse Stock Split could result in some Resaca shareholders owning "odd lots" of less than one hundred (100) shares of the Resaca common stock on a post-split basis. Odd lots may be more difficult to sell, or may require greater transaction costs per share to sell than do "board lots" of even multiples of one hundred (100) shares.

  The number of authorized shares of Resaca common stock will not be affected by the Reverse Stock Split, and the Reverse Stock Split will not affect the par value of the Resaca common stock.

Q:
What assets did Resaca purchase in the Rig Acquisition?

A:
Resaca purchased (i) personal property consisting of workover rigs, reverse units/tank, power swivels, vehicles (trucks, trailers, construction equipment), shop equipment, and related equipment; (ii) books and files relating to such personal property and (iii) real property consisting of land, a building and a yard located at 2103 Maurice Road, Odessa, Texas, which we collectively refer to as the Rig Assets.

Q:
What consideration did Resaca pay for the Rig Assets?

A:
The purchase price for the Rig Assets was $1,593,720 ($1,604,995 value of the Rig Assets minus $11,275 for related taxes). Resaca issued 3,320,250 shares of Resaca common stock in exchange for the Rig Assets, which number of shares was determined by dividing the purchase price by $0.48 or £0.295 (which was the closing stock price on the AIM for Resaca common stock on July 6, 2007), after applying an exchange rate of $1.627 per British pound. At the request of the seller, PBWS, an affiliate of Resaca, the shares were issued to Torch E&P Company, a current shareholder of Resaca indirectly owned by its Chairman of the Board and Chief Executive Officer.

Q:
Who are related-party shareholders in the Rig Acquisition?

A:
Torch E&P Company, J.P. Bryan, Resaca's Chairman of the Board, and John J. Lendrum, III, Resaca's Chief Executive Officer. These related-party shareholders have agreed to abstain from voting on the Rig Acquisition proposal.

Q:
What are the terms of the offering?

A:
Resaca is offering up to $     million in shares of Resaca common stock in an underwritten public offering (which amount includes the underwriters' 30 day option to purchase additional shares of Resaca common stock to cover overallotments).

Q:
What will the proceeds of the offering be used for?

A:
We intend to use the net proceeds of the offering to repay an aggregate of $         million of existing indebtedness for the combined company. The remaining proceeds of the offering and the proceeds from any exercise of the underwriters' option to purchase additional shares will be retained as cash for future general corporate purposes, including severance and merger related expenses.

For Cano Stockholders

Q:
How is the Series D Convertible Preferred Stock Certificate of Designations, Rights and Preferences amended or changed by the Cano Series D Amendment?

A:
The Cano Series D Amendment eliminates the rights of the holders of the Cano preferred stock arising out of or caused by the execution and delivery of the merger agreement or the consummation of the merger (including any rights to require Cano to redeem any of the shares of the Cano preferred stock or notice, voting or consent rights), except to receive the shares of Resaca preferred stock pursuant to the terms of the merger agreement and the rights set forth in the investor rights agreement attached as Annex F to this proxy statement (including registration rights and preemptive rights relating to the Resaca capital stock to be received by such holders pursuant to the merger), which we refer to as the investor rights agreement. If the Cano Series D Amendment is approved, and the merger is consummated, the holders of Cano preferred stock will have rights only to the consideration specified in the merger agreement and the rights under the investor rights agreement. For more information, please see "The Merger Agreement—Manner and Basis of Converting Securities" beginning on page I-109.

Q:
What are the terms of the Investor Rights Agreement?

A:
In connection with the issuance of the Resaca preferred stock to the current holders of the Cano preferred Stock, Resaca plans to enter into an investor rights agreement with the holders of the Resaca preferred stock. The investor rights agreement is intended to grant such shareholders substantially similar registration and other rights currently associated with the Cano preferred stock.

SUMMARY

        This summary primarily highlights selected information contained in this proxy statement and does not contain all of the information that may be important to you. We encourage you to read this proxy statement in its entirety, as well as the annexes. We have included page references to direct you to the more complete descriptions of the topics presented in this summary that are contained in this proxy statement. We have defined certain oil and gas industry terms used in this document in the "Glossary of Oil and Gas Terms" attached as Annex G to this proxy statement.

The Parties

Resaca

        Resaca is an independent oil and gas exploitation company headquartered in Houston, Texas. The company was incorporated in the State of Texas in 2006 to exploit a number of oil and gas properties in the Permian Basin of the United States. Resaca was admitted for trading to the AIM on July 17, 2008. Resaca's activities in the energy industry are distinct from those of a traditional exploration and production company whose focus is on new, unproven reserves. Resaca exploits known, mature, low-risk to moderate-risk oil and gas reserves. Resaca utilizes the latest technology available to achieve secondary and tertiary hydrocarbon recovery. Resaca's activities are focused in the Permian Basin of West Texas and southeast New Mexico. Over the long term, however, Resaca will pursue attractive exploitation opportunities in other U.S. basins and in areas outside the United States.

        For the fiscal year ended June 30, 2009, Resaca had revenues of approximately $14.6 million (excluding gains and losses on price risk management activities) and net income of approximately $6.1 million. For the three months ended September 30, 2009, Resaca had revenues of approximately $3.2 million (excluding gains and losses on price risk management activities) and a net loss of approximately $2.5 million.

Cano

        Cano is an independent oil and natural gas company. Cano's strategy is to exploit its current undeveloped reserves and acquire, where economically prudent, assets suitable for enhanced oil recovery at a low cost. Cano intends to convert its proved undeveloped and/or non-proved reserves at its existing properties and properties Cano may acquire in the future into proved producing reserves by applying water, gas and/or chemical flooding and other techniques. Cano's assets are located onshore U.S. in Texas, New Mexico and Oklahoma.

        Cano was organized as a corporation under the laws of the State of Delaware in May 2003 as Huron Ventures, Inc. On May 28, 2004, Cano merged with Davenport Field Unit, Inc., an Oklahoma corporation, and certain other entities, which we refer to as the Davenport Merger. In connection with the Davenport Merger, Cano changed its name to Cano Petroleum, Inc. Prior to the Davenport Merger, Cano was inactive with no significant operations.

        For the fiscal year ended June 30, 2009, Cano had revenues of approximately $25.4 million and net income applicable to Cano common stock of approximately $7.9 million. For the three months ended September 30, 2009, Cano had revenues of approximately $5.3 million and net loss applicable to Cano common stock of approximately $4.0 million.

Merger Sub

        Merger Sub, a wholly-owned subsidiary of Resaca, is a Delaware corporation formed on September 25, 2009, for the purpose of effecting the merger. Upon completion of the merger, Merger Sub will merge with and into Cano, and Cano will become a wholly-owned subsidiary of Resaca.

        Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement.

The Merger of Resaca and Cano

        On September 29, 2009, Resaca and Cano entered into the merger agreement, pursuant to which Cano will merge with Merger Sub, a newly formed, wholly owned subsidiary of Resaca, with Cano thereupon becoming a wholly owned subsidiary of Resaca. In the merger, Cano common stockholders will receive 0.42 shares of Resaca common stock for each share of Cano common stock, and Cano preferred stockholders will receive one share of Resaca preferred stock for each share of Cano preferred stock. This exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to the closing. Resaca shareholders will continue to own their existing shares, which will not be affected by the merger.

        Due to Resaca's and Cano's complementary asset bases and similar strategic focus, we believe that the combined company will benefit from (i) balancing Resaca's near-term growth opportunities with Cano's longer-term development opportunities, (ii) capitalizing on significant cost savings and efficiencies through operational and administrative synergies in the range of $4.5 million to $5.0 million per year, (iii) increasing near-term production by the sharing of engineering expertise among Resaca and Cano management and staff, (iv) optimizing our larger and more diverse portfolio of combined assets, and (v) expanding our access to capital because of the combined company's increased size. For a more detailed description of the merger, please read "Management's Discussion and Analysis of Financial Condition and Results of Operations of Resaca—The Merger" beginning on page III-25 of this proxy statement.

The Combined Company

        At June 30, 2009, our estimated proved reserves had the following characteristics on a pro forma combined basis:

  •
  63.3 MMBOE;

  •
  PV-10 value of $664.5 million;

  •
  80% crude oil (as measured by MMBOE);

  •
  29% proved developed (as measured by MMBOE); and

  •
  A proved developed reserve life index of approximately 27 years (based upon production for the year ended June 30, 2009).

        Our estimated combined June 30, 2009 proved reserves of 63.3 MMBOE include 10.1 MMBOE of PDP, 8.0 MMBOE of PDNP, and 45.2 MMBOE of PUD. Reserves were estimated using New York Mercantile Exchange, which we refer to as NYMEX, crude oil and natural gas prices and production and development costs in effect on June 30, 2009. NYMEX crude oil price used in the estimation of Resaca's and Cano's reserves was $69.89 per barrel. NYMEX natural gas prices used in the estimation of Resaca's and Cano's reserves were $3.84 per MMBtu and $3.71 per MMBtu, respectively. The values reported may not necessarily reflect the fair market value of the reserves. For a more detailed description of the combined company's reserves, please read "Business and Properties—Combined Company Production, Estimated Proved Reserves and Acreage" beginning on page III-10 of this proxy statement.

        Our properties are contained in eight primary field complexes and a group of minor fields in mature oil and gas producing basins in Texas, New Mexico and Oklahoma and consist of approximately 77,000 gross and 76,000 net acres. At December 31, 2009, on a pro forma combined basis, we operated approximately 1,920 active wells, including 1,517 producing wells, 391 waterflood injection wells, and 12 salt water disposal wells. For the month ended September 30, 2009, on a pro forma combined basis, we produced an average of 1,859 net BOE per day from over 25 separate formations, which was composed of approximately 76% oil and approximately 24% natural gas. Nearly all of our production is from relatively shallow formations.

        Our exploitation plan involves the reactivation of shut-in wells, recompletion of currently producing wells, including refracturing, implementation of new waterfloods, reactivation and optimization of the existing waterfloods and an infill drilling program. We believe our properties contain many opportunities for the development of low risk oil and gas reserves and many of our properties are candidates for tertiary recovery by CO2 flooding based on reports and studies performed on these properties.

        For the year ended June 30, 2009, we generated pro forma combined operating revenues of $40.0 million and pro forma combined net income of $28.0 million. For the three months ended September 30, 2009, we generated pro forma combined operating revenues of $8.5 million and pro forma combined net loss of $6.4 million.

Combined Production and Reserve Data

        The following table shows selected data concerning our combined production, estimated proved reserves and acreage for the periods indicated on a pro forma combined basis:

Field	September 2009 Average Daily Production (BOE)	Total Est. Proved Reserves MMBOE (As of June 30, 2009)	Percent of Total Est. Proved Reserves MMBOE	PV-10 (As of June 30, 2009) (In Millions)(1)	Gross Acres (As of December 31, 2009)(2)	Net Acres (As of December 31, 2009)(3)
Texas Properties
Panhandle Properties	588	28.9	45.7%	$323.9	22,802	22,802
Penwell Properties	150	1.7	2.7%	19.8	3,120	3,120
Desdemona Properties	30	1.4	2.2%	7.1	11,264	11,264
Grand Clearfork Unit Properties	49	0.5	0.8%	4.6	1,120	1,120
Other Minor Properties	159	2.0	3.1%	31.4	7,890	7,823
New Mexico Properties
Cato Properties	302	16.0	25.3%	116.5	21,112	20,662
Cooper Jal Unit Properties	286	9.8	15.5%	134.8	2,560	1,855
Other Minor Properties	8	0.2	0.3%	2.6	320	307
Oklahoma Properties
Nowata Properties	216	1.5	2.4%	13.9	4,594	4,594
Davenport Properties	71	1.3	2.0%	9.9	2,178	2,178
Total	1,859	63.3	100.0%	$664.5	76,960	75,725

(1)
PV-10 is a non-GAAP financial measure and generally differs from the standardized measure of discounted future net cash flows, the most directly comparable Generally Accepted Accounting Principles, which we refer to as GAAP, financial measure, because it does not include the effects of income taxes on future net revenues. At June 30, 2009, our standardized measure of discounted future net cash flows was $418.2 million on a pro forma combined basis as shown below.

The following table shows the combined company's reconciliation of our PV-10 to the standardized measure of discounted future net cash flows. PV-10 is our estimate of the present value of future net revenues from estimated proved gas reserves after deducting estimated production and ad valorem taxes, future capital costs and operating expenses, but before deducting any estimates of future income taxes. The estimated future net revenues are discounted at an annual rate of 10% to determine their "present value." We believe PV-10 to be an important measure for evaluating the relative significance of our oil and gas properties and that the presentation of the non-GAAP financial measure of PV-10 provides useful information to investors because it is widely used by professional analysts and sophisticated investors in evaluating oil and gas companies. Because there are many unique factors that can impact an individual company when estimating the amount of future income taxes to be paid, we believe the use of a pre-tax measure is valuable for evaluating our company. We believe that most other companies in the oil and gas industry calculate PV-10 on the same basis.

  PV-10 should not be considered as an alternative to the standardized measure of discounted future net cash flows as computed under GAAP.

(in millions)	Pro Forma as of June 30, 2009
PV-10	$664.5
Less: Undiscounted income taxes	(689.8)
Plus: 10% discount factor	443.5

Discounted income taxes	(246.3)

Standard measure of discounted future net cash flows	$418.2

(2)
"Gross" refers to acreage in which we have a working interest.

(3)
"Net" acreage refers to the aggregate of our percentage working interest in gross acreage before royalties or other payouts, as appropriate.

Areas of Operations

New Mexico
Nowata
Panhandle
Davenport
Oklahoma
Cato
Desdemona
Cooper Jal Unit
Penwell
Grand Clearfork Unit
RESACA
EXPLOITATION, INC.
Houston, TX
Texas
Legend:
Resaca Exploitation, Inc.
Cano Petroleum, Inc.

Pro Forma Combined Assets as of June 30, 2009:
Proved Reserves of 63.3 MMBOE
PV-10 value of $664.5 million
80% crude oil (as measured by MMBOE)
Proved reserve life index of approximately 27 years
1,920 active operated wells (December 31, 2009)
77,000 gross acres, 76,000 net acres

 Our Properties

        The following is a brief summary of the combined company's properties:

        Panhandle Properties.    The Panhandle Properties are located on 22,802 gross and net acres in Carson, Gray, Hutchinson and Roberts Counties, Texas and produce from the Brown, White and Arkosic Dolomite formations and the Granite Wash sandstone formation. Estimated proved reserves as of June 30, 2009 attributable to the Panhandle Properties were 28.9 MMBOE.

        Cato Properties.    The Cato Properties are located on 21,112 gross (20,662 net) acres in Chavez and Roosevelt Counties, New Mexico and produce from the San Andres formation. Estimated proved reserves as of June 30, 2009 attributable to the Cato Properties were 16.0 MMBOE.

        Cooper Jal Unit Properties.    The Cooper Jal Unit Properties are located on 2,560 gross (1,855 net) acres in Lea County, New Mexico and produce from the Yates, Seven Rivers and Queens formations. Estimated proved reserves as of June 30, 2009 attributable to Cooper Jal Unit Properties were 9.8 MMBOE.

        Penwell Properties.    The Penwell Properties are comprised of two units, the Jordan San Andres Unit (1,280 gross and net acres) and the Edwards Grayburg Unit (1,840 gross and net acres), located in Ector and Crane Counties, Texas and produce from the San Andres, Grayburg and Queen formations. Estimated proved reserves as of June 30, 2009 attributable to the Penwell Properties were 1.7 MMBOE.

        Nowata Properties.    The Nowata Properties are located on 4,594 gross and net acres in Nowata County, Oklahoma and produce from the Bartlesville Sandstone formation. Estimated proved reserves as of June 30, 2009 attributable to the Nowata Properties were 1.5 MMBOE.

        Desdemona Properties.    The Desdemona Properties are located on 11,264 gross and net acres in Erath, Comanche and Eastland Counties, Texas and produce from the Barnett Shale, Duke Sands, Strawn Sand and Marble Falls Lime formations. Estimated proved reserves as of June 30, 2009 attributable to the Desdemona Properties were 1.4 MMBOE.

        Davenport Properties.    The Davenport Properties are located on 2,178 gross and net acres in Lincoln County, Oklahoma and produce from the Prue Sand formation. Estimated proved reserves as of June 30, 2009 attributable to the Davenport Properties were 1.3 MMBOE.

        Grand Clearfork Unit Properties.    The Grand Clearfork Unit Properties are located on 1,120 gross and net acres in Pecos County, Texas and produce from both the Upper and Lower Clearfork formations at an average depth of approximately 2,500 feet. Estimated proved reserves as of June 30, 2009 attributable to Grand Clearfork Unit Properties were 0.5 MMBOE.

        Other Minor Properties.    These fields are located on 8,210 gross (8,130 net) acres in Winkler, Howard, Ector and Crane Counties in Texas and Eddy County, New Mexico and include the Kermit Complex, Iatan North, Kayser (Cowden South), McElroy and Cotton Draw/BTBN. Estimated proved reserves as of June 30, 2009 attributable to these properties were 2.1 MMBOE.

        For a more detailed description of the combined company's properties, please read "Chapter III—Business & Financial Information of Resaca and Cano—Business and Properties—Our Business and Properties" beginning on page III-1 of this proxy statement.

 The Merger Agreement

        A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the entire merger agreement carefully because it is the principal document governing the merger. For more information on the merger agreement, see "The Merger Agreement" beginning on page I-108.

Structure of the Merger

        Pursuant to the merger agreement, Merger Sub will merge with and into Cano, with Cano being the entity surviving the merger and becoming a wholly-owned subsidiary of Resaca.

Consideration to be Received in the Merger by Cano Stockholders

        In the merger, each share of Cano common stock will be converted into the right to receive 0.42 shares of Resaca common stock, which we refer to as the exchange ratio. Immediately after the merger is completed, but prior to the completion of the offering, Cano common stockholders will own approximately 50% of the common stock of the combined company, and the Resaca shareholders will own the remaining 50%.

        Each outstanding share of Cano preferred stock will be similarly converted into the right to receive one share of Resaca preferred stock. For more information, please see "The Merger Agreement—Manner and Basis of Converting Securities" beginning on page I-109.

        Holders of Cano common stock will not receive any fractional Resaca shares in the merger. Instead, the total number of shares that each holder of Cano common stock will receive in the merger will be rounded down to the nearest whole number, and Resaca will pay cash for any resulting fractional share that a Cano stockholder otherwise would be entitled to receive. The amount of cash payable for a fractional share of Cano common stock will be determined by multiplying the fraction by the average closing price for Resaca common stock for the fifteen trading days immediately prior to the merger.

        The merger agreement provides for adjustments to the exchange ratio to reflect fully the effect of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares with respect to Cano preferred stock, Resaca common stock or Cano common stock with a record date prior to the merger. In this proxy statement, Resaca requests its shareholder to approve the Reverse Stock Split immediately prior to the merger. The exchange ratio in the merger agreement prior to the effect of the Reverse Stock Split is 2.1 and following the effect of the Reverse Stock Split, assuming its approval by the Resaca shareholders at the annual meeting, the exchange ratio is 0.42. For a more complete description of the merger consideration, see "The Merger Agreement—Manner and Basis of Converting Securities" beginning on page I-109.

Treatment of Stock Options, Restricted Stock and Other Stock-based Awards

        Resaca stock options, restricted stock and other equity-based awards will remain outstanding and will not be affected by the merger.

        If the merger occurs, all outstanding Cano stock options will immediately vest prior thereto and be converted into options of Resaca, and those options will entitle the holder to receive Resaca common stock. The number of shares issuable under those options, and the exercise prices for those options, will be adjusted based on the exchange ratio. However, in any event the exercise price, the number of shares purchasable pursuant to the option and the terms and conditions of exercise of such option will be determined in accordance with the requirements of Section 424(a) of the Internal Revenue Code and in a manner that does not cause any option to be deferred compensation subject to Section 409A of the Internal Revenue Code. For a more complete discussion of the treatment of Cano options, please see "The Merger Agreement—Manner and Basis of Converting Securities" beginning on page I-109.

        Immediately prior to the completion of the merger, all restrictions on Cano restricted stock awards will expire and each outstanding share will be converted into the right to receive 0.42 shares of Resaca common stock at the effective time of the merger. For more information, please see "The Merger Agreement—Manner and Basis of Converting Securities" beginning on page I-109.

Directors and Executive Management Following the Merger

        The Resaca board of directors after the merger will be increased from five to seven directors. J.P. Bryan, Resaca's Chairman, will remain Chairman of the Board of the combined company and assume the role of Chief Executive Officer of the combined company. Richard Kelly Plato will resign from Resaca's board of directors and Resaca's independent directors have nominated Donald W. Niemiec, William O. Powell, III and Garrett Smith, each of whom is currently a director of Cano, to serve on the Resaca board immediately after the merger. Judy Ley Allen, a current Resaca director, is also standing for re-election at this annual meeting. As a result, following the merger, the combined company's board will consist of four individuals previously serving as Resaca directors and three individuals previously serving as Cano directors.

        Additionally, upon consummation of the merger, the following Resaca officers will resign: (i) Jay Lendrum, Chief Executive Officer, however, Mr. Lendrum will continue to serve as a director of the combined company and Vice Chairman of the Board; (ii) Mary Lou Fry, Vice President, General Counsel and Secretary; and (iii) Randy Ziebarth, Vice President—Operations. The following Cano officers will be appointed as officers of the combined company: (i) Patrick McKinney, Executive Vice President—Corporate Development; (ii) Phillip B. Feiner, Vice President, General Counsel and Corporate Secretary; and (iii) Michael Ricketts, Vice President and Chief Accounting Officer. In addition, Dennis Hammond will continue as the combined company's President and Chief Operating Officer. Chris Work will continue as Chief Financial Officer of the combined company and will also have the title of Senior Vice President.

        For a more complete discussion of the directors and management of the combined company, see "Resaca Annual Meeting Proposals—Proposal 6: Election of Directors—Current Directors Executive Officer and Director Nominees" beginning on page II-10.

Recommendations of the Resaca Board of Directors

        After careful consideration, the Resaca board of directors recommends that holders of Resaca common stock vote "FOR" the approval of the Merger and the Share Issuances and the Reverse Stock Split.

        For a more complete description of Resaca's reasons for the merger and the recommendations of the Resaca board of directors, see "The Merger—Resaca's Reasons for the Merger and the Share Issuances" and "—Recommendations of the Resaca Board of Directors" beginning on pages I-79 and I-81, respectively.

Recommendations of the Cano Board of Directors

        After careful consideration, the Cano board of directors recommends that holders of Cano common stock and Cano preferred stock vote "FOR" the adoption of the merger agreement and the approval of the Cano Series D Amendment.

        For a more complete description of Cano's reasons for the merger and the recommendations of the Cano board of directors, see "The Merger—Cano's Reasons for the Merger" and "—Recommendation of the Cano Board of Directors" beginning on pages I-82 and I-84, respectively.

Financial Advisors

Resaca Financial Advisor

        Resaca's board of directors received the advice and considered the analyses of Madison Williams and Company (formerly known as SMH Capital Inc.), which we refer to as Madison Williams, in deciding to recommend the merger to its shareholders for approval.

Cano Financial Advisor

        On September 29, 2009, RBC, Cano's financial advisor, rendered its oral opinion to the Cano board of directors, which opinion was subsequently confirmed in writing, that based on RBC's experience as investment bankers, as of that date and subject to the various assumptions and limitations set forth in its opinion, the exchange ratio in the merger of 2.1 shares of Resaca common stock for each share of Cano common stock (which does not give effect to the Reverse Stock Split) is fair, from a financial point of view, to the holders of Cano common stock. The full text of RBC's written opinion, which sets forth material information relating to such opinion, including the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by RBC, is attached as Annex B to this proxy statement. We urge you to read RBC's opinion carefully in its entirety. RBC's opinion was provided for the information and assistance of the Cano board of directors in connection with its consideration of the merger and was not on behalf of and was not intended to confer rights or remedies upon any other entity or person. RBC's opinion addressed solely the fairness of the exchange ratio, from a financial point of view, to the holders of shares of Cano common stock and did not in any way address other terms or conditions of the merger or the merger agreement. RBC expressed no opinion and made no recommendation to any stockholder of Cano or Resaca or any other person as to how such stockholder or other person should vote or act with respect to any matter related to the merger. For a more detailed discussion of RBC's opinion, please see "The Merger—Opinion of Cano's Financial Advisor" beginning on page I-85.

Interests of Cano Directors and Executive Officers in the Merger

        You should be aware that some of the directors and officers of Cano have interests in the merger that are different from, or are in addition to, the interests of Cano stockholders generally. These interests relate to the treatment of equity-based compensation awards held by directors and executive officers of Cano in the merger, the appointment of three existing Cano directors as directors of the combined company after the merger, separation arrangements covering certain of Cano's executive officers, and the indemnification of Cano's current directors and officers by Resaca for six years after the merger.

        As of the date of this proxy statement, except for existing Cano employment agreements with certain of its executive officers, there are no agreements with Resaca for the employment of any of Cano's directors or the continuing employment of any of Cano's executive officers. Other than as set forth above, the interests of Cano's directors and executive officers in the merger are limited to their interests as stockholders or option holders of Cano.

        Cano's directors and executive officers beneficially owned approximately 6.4% of the shares of Cano common stock and 3.7% of shares of Cano preferred stock as of the record date for the Cano annual meeting.

        For a further discussion of interests of Cano directors and executive officers in the merger, see "The Merger—Interests of Certain Persons in the Merger" beginning on page I-97.

Material U.S. Federal Income Tax Consequences of the Merger

        Resaca and Cano intend for the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Accordingly, the merger is expected to be a tax-free transaction to the Resaca shareholders and to the Cano stockholders to the extent the Cano common stockholders receive Resaca common stock and the Cano preferred stockholders receive Resaca preferred stock in the merger, except for cash received in lieu of fractional shares of Resaca common stock. It is a condition to each of Resaca's and Cano's respective obligations to complete the merger that Cano receive a legal opinion from tax counsel that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

        For a more complete description of the material U.S. federal income tax consequences of the merger, see "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page I-104.

        The tax consequences of the merger to you may depend on your own situation. In addition, you may be subject to state, local or foreign tax laws that are not addressed in this proxy statement. You are urged to consult with your own tax advisor for a full understanding of the tax consequences of the merger to you.

Accounting Treatment of the Merger

        The merger will be accounted for as an acquisition by Resaca of Cano under the purchase method of accounting according to U.S. generally accepted accounting principles. For a more detailed discussion of the accounting treatment of the merger, please see "The Merger—Accounting Treatment" on page I-97.

Appraisal Rights

        Under Section 262 of the DGCL, the holders of Cano preferred stock will have the right to seek appraisal of the fair value of their shares. However, the holders of Resaca common stock and the holders of Cano common stock do not have appraisal rights in connection with the merger. For a more detailed discussion of appraisal rights, please see "The Merger—Appraisal Rights" beginning on page I-99.

Risks Associated with the Merger

        In addition to the other information contained in this proxy statement, you should be aware of and carefully consider the risks relating to the merger described under "Risk Factors" beginning on page I-51 of this proxy statement in deciding whether to vote in favor of the Merger, the Share Issuances and the Reverse Stock Split, in the case of Resaca shareholders, or in favor of the adoption of the merger agreement, in the case of Cano stockholders.

Material Differences in the Rights of Cano Stockholders and Resaca Shareholders

        The rights of Cano stockholders are governed by the DGCL and Cano's amended certificate of incorporation, which we refer to as the Cano certificate of incorporation, and Cano's second amended and restated bylaws, which we refer to as the Cano bylaws and the Cano certificate of incorporation and the Cano bylaws are collectively referred to as the Cano charter documents. Upon completion of the merger, Cano stockholders who receive Resaca common stock or Resaca preferred stock will be shareholders of Resaca, and their rights will be governed by the Texas Business Organizations Code, which we refer to as the TBOC, and Resaca's certificate of formation, as amended, which we refer to as the Resaca certificate of formation, and Resaca's bylaws, which we refer to as the Resaca bylaws, and the Resaca certificate of formation and the Resaca bylaws we refer to collectively as the Resaca charter documents.

        The DGCL and the Cano charter documents differ from the TBOC and the Resaca charter documents in some material respects. One material difference is the required vote to approve a fundamental action, such as a charter amendment or merger. To approve a fundamental action, the TBOC requires an affirmative vote of at least two-thirds of the outstanding shares of Resaca common stock entitled to vote on the fundamental action. The DGCL requires a lesser vote of a majority of the outstanding shares of Cano common stock entitled to vote. The right to act by written consent also differs between Resaca shareholders and Cano stockholders. Cano stockholders are permitted to act by written consent in accordance with their bylaws, but Resaca shareholders are expressly prohibited from doing so under Resaca's certificate of formation.

        Similarly, there are some material differences in the rights of the holders of Resaca preferred stock and the Cano preferred stock. The conversion price of the Cano preferred stock is $5.75 per share. Following the merger, the conversion price of the Resaca preferred stock will be $4.963 per share, assuming the approval of the Reverse Stock Split. The anti-dilution adjustment feature of the conversion price of the Resaca preferred stock and the Cano preferred stock also differs. For the nine-month period following the initial issuance date, the conversion price of Resaca preferred stock will not be reduced for equity issued at a price greater than the market price of $3.971 per share as adjusted for the Reverse Stock Split. The conversion price of Cano preferred stock adjusts if equity issued is at a price less than the conversion price then in effect. For the nine-months following the completion of the merger, Resaca will not issue Resaca common stock for proceeds of more than $30 million at a gross per share price below $3.971 without prior consent of the holders of Resaca preferred stock and Cano preferred stock does not contain this restriction. The maturity date for the Resaca preferred stock will be September 6, 2012, a one-year extension from the maturity date set for the Cano preferred stock, which was September 6, 2011.

        For more information on these differences, see "Comparison of Rights of Resaca Shareholders and Cano Stockholders" beginning on page I-124.

Conditions to Completion of the Merger

        We expect to complete the merger after all the conditions to the merger in the merger agreement are satisfied or waived, including after we receive shareholder approval at the Resaca annual meeting and stockholder approval at the Cano annual meeting and receive all required regulatory and third-party approvals. We currently expect to complete the merger by the end of March 2010. However, it is possible that factors outside of our control could require us to complete the merger at a later time or not to complete it at all.

        Each party's obligation to complete the merger is subject to the satisfaction or waiver of various conditions, including the following:

  •
  receipt of the required shareholder and stockholder approvals;

  •
  receipt of NYSE Amex authorization for listing of Resaca common stock to be issued in the merger or reserved for issuance upon exercise of converted Cano options;

  •
  receipt of AIM authorization for readmission of Resaca common stock;

  •
  receipt of any required regulatory approvals;

  •
  the SEC declaring effective the registration statement, of which this proxy statement is a part, and the registration statement not being subject to any stop order or threatened stop order;

  •
  no injunctions, restraints, legal restraints or prohibitions preventing the consummation of the merger;

  •
  no action taken by any governmental entity, or other circumstance, which imposes any restriction upon Resaca or the combined company which would have a material adverse effect on Resaca after the effective time of the merger;

  •
  accuracy of the other party's representations and warranties in the merger agreement, including their representation that no material adverse change has occurred;

  •
  the number of Cano dissenting shares does not exceed 1% of the total number of Cano common shares outstanding on the record date for the Cano special meeting;

  •
  all indebtedness under Resaca's and Cano's credit facilities shall have been repaid or refinanced, or Resaca and Cano shall have received consent of the lenders under such credit facilities to enter into the merger;

  •
  the other party's compliance with its obligations under the merger agreement; and

  •
  receipt by Cano of a legal opinion of its tax counsel with respect to certain U.S. federal income tax consequences of the merger.

        The merger agreement provides that any or all of these conditions may be waived, in whole or in part, by Resaca or Cano, to the extent legally allowed. Neither Resaca nor Cano currently expects to waive any material condition to the completion of the merger. If either Resaca or Cano determines to waive any condition to the merger that would result in a material and adverse change in the terms of the merger to Resaca shareholders or Cano stockholders (including any change in the tax consequences of the transaction to Cano stockholders), if the offering cannot be completed or if the indebtedness under Resaca's and Cano's credit facilities cannot be repaid or refinanced, proxies would be resolicited from the Resaca shareholders or Cano stockholders, as applicable.

        In addition, the merger, the offering and refinancing of the combined company's indebtedness are each conditioned upon the closing of the other. For a more complete discussion of the conditions to the merger, see "The Merger Agreement—Conditions to the Merger" beginning on page I-112.

Timing of the Merger

        The merger is expected to be completed by the end of March 2010, subject to the satisfaction or waiver of closing conditions. However, it is possible that factors outside of either company's control could require Resaca or Cano to complete the merger at a later time or not to complete it at all.

No Solicitation of Other Offers

        In the merger agreement, each of Resaca and Cano has agreed that it will not directly or indirectly:

  •
  solicit, initiate, encourage any acquisition proposal or any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to an acquisition proposal;

  •
  approve or recommend entry into any agreement with respect to an acquisition proposal; or

  •
  encourage or participate in discussions or negotiations with, or disclose any nonpublic information with respect to, or otherwise cooperate in any way with, an acquisition proposal.

The merger agreement does not, however, prohibit either party from considering a bona fide acquisition proposal from a third party if certain specified conditions are met. For a discussion of the prohibition on solicitation of acquisition proposals from third parties, see "The Merger Agreement—Certain Additional Provisions—Acquisition Proposals (No-Shop Provisions)" beginning on page I-112.

Termination of the Merger Agreement

        Generally, the merger agreement may be terminated and the merger may be abandoned at any time prior to the completion of the merger (including after Resaca shareholder or Cano stockholder approval). In addition, either party can unilaterally terminate the merger agreement in various circumstances, including the following:

  •
  if the merger has not been completed by February 28, 2010, and if the terminating party has not materially breached its obligations under the merger agreement in a manner that proximately contributed to the failure to consummate the merger on or prior to such date;

  •
  if Cano stockholders fail to adopt the merger agreement or Resaca shareholders fail to approve the issuance of Resaca common stock and Resaca preferred stock as a result of the merger;

  •
  if the other party fails to cure a material breach of the merger agreement;

  •
  if a party enters into an alternative transaction, or its board of directors changes its recommendation of the merger; or

  •
  if it becomes reasonably apparent that all indebtedness under either party's credit facilities will not be repaid or refinanced prior to or at the completion of the merger or if either company will not receive consent under such credit facilities to enter into the merger; provided the terminating company has not materially breached its obligations under the merger agreement in a manner that proximately contributed to the failure to repay or refinance or obtain the consent of the lenders.

Termination Fees

        Upon the occurrence of certain termination events in connection with an offer or proposal regarding a business combination, Resaca or Cano may be required to pay the other a termination fee of $3.5 million.

        This termination fee could discourage other companies from seeking to acquire or merge with either Cano or Resaca. See "The Merger Agreement—Termination" and "—Termination Fees and Expenses" beginning on pages I-114 and I-115 respectively.

The Meetings—Matters to be Considered

Resaca Annual Meeting of Shareholders

        The Resaca annual meeting will take place on                        ,                                     , 2010 at                                     a.m., Houston, Texas time. The location of the annual meeting is                                    . Resaca's shareholders will be asked to vote on the following proposals:

  1.
  to approve the Merger and the Share Issuances;

  2.
  to approve the Reverse Stock Split;

  3.
  to approve the ratification of the Rig Acquisition;

  4.
  in the event that the Merger, the Share Issuances and the Reverse Stock Split are approved, to consider and vote upon a proposal to:

  (i)
  re-elect Judy Ley Allen as a Class II director to hold office until the 2013 annual meeting or until her successor is duly elected and qualified;

  (ii)
  elect William O. Powell, III as a Class I director to hold office until the 2012 annual meeting or until his successor is duly elected and qualified;

  (iii)
  elect Garrett Smith as a Class II director to hold office until the 2013 annual meeting or until his successor is duly elected and qualified; and

  (iv)
  elect Donald W. Niemiec as a Class III director to hold office until the 2011 annual meeting or until his successor is duly elected and qualified;

  5.
  to approve a proposal to adjourn the annual meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of proposal 1, 2 or 4;

  6.
  in the event that the Merger, the Share Issuances and the Reverse Stock Split are not approved, to consider and vote upon a proposal to:

  (i)
  re-elect Judy Ley Allen as a Class II director to hold office until the 2013 annual meeting or until her successor is duly elected and qualified; and

  (ii)
  re-elect Richard Kelly Plato as a Class II director to hold office until the 2013 annual meeting or until his successor is duly elected and qualified; and

  7.
  to transact any other business incident to the conduct of the meeting as may properly come before the Resaca annual meeting or any adjournment or postponement thereof.

        The first two proposals listed above relating to the Merger, the Share Issuances and the Reverse Stock Split are conditioned upon each other and the approval of each such proposal is required for completion of the merger.

        The Resaca board of directors recommends that Resaca shareholders vote "FOR" all of the proposals set forth above, as more fully described under "The Resaca Annual Meeting of Shareholders" beginning on page II-1.

Cano Special Meeting of Stockholders

        The Cano special meeting will take place on                        ,                                     , 2010 at                         a.m., Fort Worth, Texas time. The location of the special meeting is                                    . Cano's stockholders will be asked to vote on the following proposals:

  1.
  to adopt the merger agreement;

  2.
  to approve the Cano Series D Amendment;

  3.
  to approve any motion to adjourn or postpone the Cano annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of preceding two proposals; and

  4.
  to transact any other business incident to the conduct of the meeting as may properly come before the Cano special meeting or any adjournment or postponement thereof.

        The Cano board of directors recommends that Cano stockholders vote "FOR" all of the proposals set forth above, as more fully described under "The Cano Special Meeting of Stockholders" beginning on page II-20.

Record Dates; Share Ownership of Directors and Executive Officers

Resaca

        You may vote at the annual meeting of Resaca shareholders if you owned Resaca common stock at the close of business on                                    , 2010. As of the Resaca record date and prior to the effect of the Reverse Stock Split, directors and executive officers of Resaca and their affiliates owned and were entitled to vote 19,920,493 shares of Resaca common stock or approximately 20.4% of the total voting power of the shares of Resaca common stock outstanding on that date.

Cano

        You may vote at the special meeting of Cano stockholders if you owned Cano common stock or Cano preferred stock at the close of business on                                    , 2010. As of the Cano record date, directors and executive officers of Cano and their affiliates owned and were entitled to vote 2,908,205 shares of Cano common stock, or approximately 6.4% of the shares of Cano common stock outstanding on that date, and 1,000 shares of Cano preferred stock, or approximately 3.7% of the shares of Cano preferred stock outstanding on that date.

Votes Required

Resaca

        Each share of Resaca common stock will be entitled to one vote at the annual meeting. At the Resaca annual meeting, assuming a quorum is present:

  •
  the affirmative vote of a majority of the votes cast, affirmatively or negatively, at the Resaca annual meeting is required to approve the Merger, the Share Issuances and the Resaca meeting adjournment proposal, and any other matters that may come before the shareholders at the meeting;

  •
  The affirmative vote of the holders of two-thirds of the outstanding shares of Resaca common stock entitled to vote on the approval of the Reverse Stock Split at the annual meeting is required to approve the Reverse Stock Split;

  •
  the affirmative vote of a majority of the votes cast, affirmatively or negatively, at the Resaca annual meeting, excluding any votes cast from any Resaca shareholder qualifying as a related-party in the Rig Acquisition, is required to approve the Rig Acquisition; and

  •
  directors will be elected by a plurality of the votes cast.

Cano

        Each share of Cano common stock is entitled to one vote at the special meeting. Each share of Cano preferred stock is entitled to (i) one vote per share on the adoption of the merger agreement and the approval of the Cano Series D Amendment; and (ii) approximately 173.913 votes per share (voting on an as-converted basis to Cano common stock) on approval of the Cano meeting adjournment proposal and any other matters that may come before the stockholders at the meeting. At the Cano special meeting, assuming a quorum is present:

  •
  the affirmative vote of a majority of the outstanding shares of common stock of Cano, voting as a separate class, and the affirmative vote of a majority of the outstanding shares of preferred stock of Cano, voting as a separate class, is required to adopt the merger agreement and to approve the Cano Series D Amendment; and

  •
  the affirmative vote of a majority of the shares cast affirmatively or negatively of Cano common stock and Cano preferred stock, voting as a single class with the Cano preferred stock voting on an as-converted basis to Cano common stock, is required to approve the Cano meeting adjournment proposal and any other matters that may come before the stockholders at the meeting.

        As of October 15, 2009, the holders of a majority of the outstanding shares of Cano preferred stock had executed a written consent in lieu of special meeting, whereby the holders approved the Cano Series D Amendment and the adoption of the merger agreement.

Quorum and Abstentions

        A quorum must be present to conduct business at each of the meetings. This means that at the Resaca annual meeting, shareholders who hold a majority in voting power of the Resaca common stock issued and outstanding as of the close of business on the record date and who are entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the annual meeting. At the Cano special meeting, greater than 50% of the outstanding shares of Cano common stock and Cano preferred stock as of the Cano record date must be represented in person or by proxy.

        Abstentions will have no effect on the outcome of the vote with respect to the Resaca proposals to (i) approve of the Merger and the Share Issuances, (ii) ratify the Rig Acquisition or (iii) approve the election of any Resaca director. However, with respect to the proposal to approve of the Reverse Stock Split, abstentions will have the same effect as voting "AGAINST" such proposal. Abstentions will have the same effect as voting "AGAINST" each of the Cano proposals.

        An abstention occurs when a stockholder abstains from voting (either in person or by proxy) on one or more of the proposals.

Recent Developments

Stock Exchange Listing

        As of                        , 2010, the combined company has been approved for listing on the NYSE Amex upon notice of issuance.

New Bank Facility

        On February 3, 2010, we received a firm commitment for a new $200 million revolving senior secured credit facility with UBNA. UBNA is the Administrative Agent and Issuing Lender of the revolving senior secured credit facility. The facility is expected to mature on July 1, 2012 and is expected to have an initial and current borrowing base of $90 million based upon our estimated proved reserves.

The Offering

        Resaca is offering up to $      million in shares of Resaca common stock in an underwritten public offering (which amount includes the underwriters' 30 day option to purchase additional shares of Resaca common stock to cover overallotments). We estimate that our net proceeds from the offering will be approximately $         million (or $         million if the underwriters exercise their option to purchase additional shares in full) based on an assumed public offering price of $         per share, after deducting underwriting discounts and commissions and estimated offering expenses. We intend to use the net proceeds of the offering to repay an aggregate of $         million of existing indebtedness for the combined company. The remaining proceeds of the offering of $         million and the proceeds from any exercise of the underwriters' option to purchase additional shares will be retained as cash for future general corporate purposes, including severance and merger related expenses.

Contact Information of the Combined Company

        Our principal executive offices are located at 1331 Lamar, Suite 1450, Houston, Texas 77010. The telephone number of our principal executive offices is (713) 650-1246. Our web site is www.resacaexploitation.com. The information on our web site does not constitute part of this proxy statement.

Organizational Structure

        The chart below depicts the organization of the combined company after giving effect to the merger.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF RESACA

        The following table sets forth certain of Resaca's consolidated financial data as of and for each of the periods indicated. The financial information as of and for the years ended June 30, 2007, 2008 and 2009 has been derived from Resaca's audited consolidated financial statements. The financial information as of and for the three month periods ended September 30, 2008 and 2009 has been derived from Resaca's unaudited consolidated financial statements. The financial information as of June 30, 2006 and for the period from inception (March 1, 2006) to June 30, 2006 has been derived from Resaca's unaudited financial statements. This disclosure does not include the effect of the merger or the Reverse Stock Split. The selected historical financial data below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Resaca" beginning on page III-25 and Resaca's consolidated financial statements and notes thereto beginning on page F-13.

	Three Months Ended September 30,
			Years Ended June 30,
						Period From Inception (March 1, 2006) To June 30, 2006
In Thousands, Except Per Share Data	2009	2008	2009	2008	2007
	(unaudited)	(unaudited)				(unaudited)
Operating Revenues:
Total operating revenues	$3,211	$4,783	$14,154	$18,559	$15,491	$2,927
Operating Expenses:
Lease operating	1,753	1,922	6,623	7,007	7,604	1,337
Production and ad valorem taxes	152	484	1,250	1,664	1,367	263
General and administrative	2,020	1,551	2,984	1,962	1,553	41
Depletion and depreciation	914	697	3,371	2,910	2,832	578
Accretion of discount on asset retirement obligations	43	91	281	341	295	49

Total operating expenses	4,882	4,745	14,509	13,884	13,651	2,268

Income (loss) from operations:	(1,671)	38	(355)	4,675	1,840	659

Other income (expense):
Gain (loss) on derivatives	160	4,058	11,468	(12,349)	(901)	(504)
Interest expense and other	(778)	(991)	(8,402)	(9,829)	(9,348)	(1,542)

Total other income (expense)	(618)	3,067	3,066	(22,178)	(10,249)	(2,046)
Income (loss) from continuing operations before income tax benefit	(2,289)	3,105	2,711	(17,503)	(8,409)	(1,387)
Deferred income tax benefit (expense)	(223)	(1,133)	3,433	—	—	—

Net income (loss)	$(2,512)	$1,972	$6,144	$(17,503)	$(8,409)	$(1,387)

Net income (loss) per share—basic and diluted	$(0.03)	$0.02	$0.07	$—	$—	$—

Weighted average common shares outstanding
Basic	96,440	92,259	92,259	—	—	—
Diluted	96,440	92,259	92,280	—	—	—

	Three Months Ended September 30,					Period From Inception (March 1, 2006) To June 30, 2006
			Years Ended June 30,
	2009	2008	2009	2008	2007
	(unaudited)	(unaudited)				(unaudited)
CASH FLOW DATA:
Cash flow provided by (used in):
Operating activities	$(1,258)	$(2,475)	$(3,953)	$1,707	$(2,797)	$(445)
Investing activities	(1,040)	(10,395)	(20,522)	(4,526)	(13,722)	(85,828)
Financing activities	3,154	15,611	24,617	2,400	16,200	87,200

	As of September 30,		As of June 30,
	2009	2008	2009	2008	2007	2006
	(unaudited)	(unaudited)				(unaudited)
BALANCE SHEET DATA:
Cash and cash equivalents	$1,185	$2,928	$330	$188	$607	$926
Total assets	127,649	122,248	125,305	107,751	103,131	93,191
Long-term debt	35,000	18,944	31,846	72,617	73,660	72,200
Stockholders' equity	83,337	80,091	83,185	(11,923)	5,580	13,740

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF CANO

        The following table sets forth certain of Cano's consolidated financial data as of and for each of the periods indicated. The financial information as of and for the years ended June 30, 2005, 2006, 2007, 2008 and 2009 is derived from Cano's audited consolidated financial statements. The financial information as of and for the three months ended September 30, 2009 and 2008 is derived from Cano's unaudited consolidated financial statements. This disclosure does not include the effect of the merger. The selected historical financial data below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Cano" beginning on page III-59 for the year ended June 30, 2009 and quarter ended September 30, 2009 and Cano's consolidated financial statements and notes thereto beginning on page F-54.

	Three Months Ended September 30,		Years Ended June 30,
In Thousands, Except Per Share Data	2009	2008	2009	2008	2007	2006	2005
	(unaudited)	(unaudited)
Operating Revenues:
Total operating revenues	$5,264	$10,931	25,409	$34,650	$20,651	$14,371	$3,764
Operating Expenses:
Lease operating	4,416	5,071	18,842	13,273	8,733	5,952	2,069
Production and ad valorem taxes	467	1,052	2,352	2,454	1,695	985	223
General and administrative	3,573	4,860	19,156	14,859	12,635	7,623	4,754
Impairment of long-lived assets	—	—	26,670	—	—	—	—
Exploration expense	—	—	11,379	—	—	—	—
Depletion and depreciation	1,263	1,211	5,720	3,903	3,202	1,652	371
Accretion of discount on asset retirement obligations	67	75	305	204	131	89	48

Total operating expenses	9,786	12,269	84,424	34,693	26,396	16,301	7,465

Loss from operations:	(4,522)	(1,338)	(59,015)	(43)	(5,745)	(1,930)	(3,701)

Other income (expense):
Gain (loss) on derivatives	(512)	23,695	43,790	(31,955)	(847)	(2,705)	—
Impairment of goodwill	—	—	(685)	—	—	—	—
Interest expense and other	(158)	(132)	(513)	(761)	(1,681)	(2,075)	12

Total other income (expense)	(670)	23,563	42,592	(32,716)	(2,528)	(4,780)	12
Income (loss) from continuing operations before income tax benefit	(5,192)	22,225	(16,423)	(32,759)	(8,273)	(6,710)	(3,689)
Deferred income tax benefit	1,631	(8,619)	4,712	11,767	2,970	3,990	—

Income (loss) from continuing operations	(3,561)	13,606	(11,711)	(20,992)	(5,303)	(2,720)	(3,689)
Income (loss) from discontinued operations, net of related taxes	—	(852)	11,480	3,471	4,513	876	716
Preferred stock discount	—	—	—	—	—	—	(417)
Preferred stock dividend	(470)	(936)	(2,730)	(4,083)	(3,169)	—	—
Preferred stock repurchased for less than carrying amount	—	—	10,890	—	—	—	—

Net income (loss) applicable to common stock	$(4,031)	11,818	$7,929	$(21,604)	$(3,959)	$(1,844)	$(3,390)

Net income (loss) applicable to common stock:
Continuing operations	(4,031)	12,670	(3,551)	(25,075)	(8,472)	(2,720)	(4,106)
Discontinued operations	—	(852)	11,480	3,471	4,513	876	716

Net income (loss) applicable to common stock	$(4,031)	11,818	$7,929	$(21,604)	$(3,959)	$(1,844)	$(3,390)

Net income (loss) per share—basic	$(0.09)	$0.26	$0.17	$(0.60)	$(0.13)	$(0.08)	$(0.29)
Net income (loss) per share—diluted	$(0.09)	$0.23	$0.17	$(0.60)	$(0.13)	$(0.08)	$(0.29)

Weighted average common shares outstanding
Basic	45,571	46,230	45,361	35,829	30,758	22,364	11,839
Diluted	45,571	54,739	45,361	35,829	30,758	22,364	11,839

	Three Months Ended September 30,		Years Ended June 30,
	2009	2008	2009	2008	2007	2006	2005
	(unaudited)	(unaudited)
CASH FLOW DATA:
Cash flow provided by (used in):
Operating activities	$505	$2,659	$(6,609)	$17,028	$2,658	$(6,083)	$(501)
Investing activities	(5,445)	(14,375)	(17,349)	(84,751)	(39,854)	(78,365)	(10,726)
Financing activities	5,309	22,400	23,653	66,301	38,670	84,948	9,797

	As of September 30,		As of June 30,
	2009	2008	2009	2008	2007	2006	2005
	(unaudited)	(unaudited)
BALANCE SHEET DATA:
Cash and cash equivalents	$761	$11,455	$392	$697	$2,119	$645	$145
Total assets	267,345	302,702	264,028	277,734	201,469	146,949	17,578
Long-term debt	61,200	42,700	55,700	73,500	33,500	68,750	—
Temporary equity	25,683	45,619	25,405	45,086	47,596	—	—
Stockholders' equity	144,808	150,359	148,459	83,850	68,861	40,636	15,391

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

        The following unaudited pro forma combined financial data is designed to show how the merger of Resaca and Cano might have affected historical financial statements if the merger had been completed at an earlier time and was prepared based on the historical financial results reported by Resaca and Cano. The following should be read in connection with (i) the Resaca audited consolidated balance sheet as of June 30, 2009 and the Resaca audited consolidated statement of operations for the year ended June 30, 2009; (ii) the Resaca unaudited consolidated balance sheet as of September 30, 2009 and the Resaca unaudited consolidated statements of operations for the three months ended September 30, 2009; (iii) the Cano audited consolidated balance sheet as of June 30, 2009 and the Cano audited consolidated statement of operations for the year ended June 30, 2009; and (iv) the Cano unaudited consolidated balance sheet as of September 30, 2009 and the Cano unaudited consolidated statements of operations for the three months ended September 30, 2009, all beginning on page F-13 of this proxy statement.

        The following unaudited pro forma combined financial statements were prepared to present the effect of the merger to be accounted for as an acquisition of Cano by Resaca using the "purchase" method of accounting. In addition, Resaca will continue to use the full cost method of accounting for oil and gas properties. The unaudited pro forma combined financial statements give effect to the following transactions:

  •
  the Reverse Stock Split;

  •
  the issuance of approximately 19,264,854 shares of Resaca common stock to the stockholders of Cano pursuant to the merger with Cano, which includes approximately 125,392 shares of Resaca common stock issuable on the exercise of certain Cano stock options; and

  •
  the issuance of 27,590 shares of Resaca preferred stock (calculated as of January 15, 2010) to the preferred stockholders of Cano.

        The unaudited pro forma as adjusted combined financial information gives additional effect to the issuance of             shares of common stock in the offering, the repayment of $       million of existing indebtedness of the combined company with $         million of net proceeds from the offering, and the refinancing of $       million of the existing indebtedness of the combined company with $         million from the New Facility.

        The unaudited pro forma combined balance sheet as of September 30, 2009 is based on the unaudited consolidated balance sheets of Resaca and Cano as of September 30, 2009 included in this proxy statement and gives effect to the transactions listed above as if they had occurred on September 30, 2009 (other than preferred stock outstanding, which is as of January 15, 2010).

        The unaudited pro forma combined statement of operations for the year ended June 30, 2009 is based on the audited consolidated statements of operations of Resaca and Cano for the year ended June 30, 2009 included in this proxy statement and gives effect to the transactions listed above as if they had occurred on July 1, 2008.

        The unaudited pro forma combined statement of operations for the three months ended September 30, 2009 is based on the unaudited consolidated statements of operations of Resaca and Cano for the three months ended September 30, 2009 included in this proxy statement and gives effect to the transactions listed above as if they had occurred on July 1, 2008.

        The unaudited pro forma combined financial statements presented herein are based upon assumptions and include adjustments as explained in the notes to the unaudited pro forma combined financial statements, and the actual recording of the transactions upon closing of the merger could differ. The unaudited pro forma combined financial information is not necessarily indicative of the results of operations or the financial position that would have occurred if the transactions described above had been consummated on the dates indicated, nor is it necessarily indicative of future results of operations or financial position. However, management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the transactions discussed above and that the pro forma adjustments give appropriate effect to those assumptions.

        You should read the unaudited pro forma combined financial data together with the historical financial statements of Resaca and Cano. The unaudited pro forma combined financial statements of Resaca and Cano have been included as required by the rules of the SEC and are provided for comparative purposes only.

 UNAUDITED PRO FORMA
COMBINED BALANCE SHEET
September 30, 2009

In Thousands, Except Shares and Per Share Amounts	Resaca Historical Amounts(a)	Cano Historical Amounts	Adjustments for Merger and Reverse Stock Split		Pro Forma Subtotal as of September 30, 2009	Adjustments for Offering and New Facility	Pro Forma as Adjusted as of September 30, 2009
ASSETS
Current assets
Cash and cash equivalents	$1,185	$761	$—		$1,946	$	$
Restricted cash	367	—	—		367
Accounts receivable	1,591	2,474	—		4,065
Deferred tax assets	217	—	—		217
Derivative assets	—	4,385	—		4,385
Inventory and other current assets	904	1,394	—		2,298

Total current assets	4,264	9,014	—		13,278

Oil and gas properties, full cost method	128,093	294,677	(121,777	)(b)	300,993
Less accumulated depletion and depreciation	(10,342)	(41,358)	41,358	(b)	(10,342)

Net oil and gas properties	117,751	253,319	(80,419)		290,651

Fixed assets and other, net	2,640	3,071	—		5,711
Derivative assets	—	1,840	—		1,840
Deferred tax asset	2,994	—	1,432	(c)	4,426
Goodwill	—	101	(101	)(d)	—

TOTAL ASSETS	$127,649	$267,345	$(79,088)		$315,906	$	$

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$916	5,837	$—		$6,753	$	$
Accrued liabilities	235	2,653	2,917	(e)	5,805
Due to affiliates, net	432	—	—		432
Deferred tax liabilities	—	1,432	—		1,432
Oil and gas sales payable	1,476	718	—		2,194
Derivative liabilities	511	199	—		710
Current portion of asset retirement obligations	—	88	—		88

Total current liabilities	3,570	10,927	2,917		17,414
Long-term liabilities
Long-term debt	35,000	61,200	—		96,200
Asset retirement obligations	3,983	2,883	—		6,866
Derivative liabilities	1,759	644	—		2,403
Deferred tax liabilities	—	21,200	(21,200	)(c)	—

Total liabilities	44,312	96,854	(18,283)		122,883

Temporary equity
Series D convertible preferred stock	—	25,683	1,907	(f)	27,590

Commitments and contingencies
Stockholders' equity
Common stock	969	5	(5 193 (776	)(g) (h) )(l)	386
Additional paid-in capital	91,055	189,906	(189,906 57,818 776	)(g) (h) (l)	149,649
Retained earnings (accumulated deficit)	(8,687)	(44,406)	44,406 24,085	(g) (b)	15,398
Treasury stock, at cost	—	(697)	697	(g)	—

Total stockholders' equity	83,337	144,808	(62,712)		165,433

TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$127,649	$267,345	$(79,088)		$315,906	$	$

See Notes to Unaudited Pro Forma Combined Financial Statements.

 UNAUDITED PRO FORMA
COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended September 30, 2009

In Thousands, Except Per Share Data	Resaca Historical Amounts(a)	Cano Historical Amounts	Adjustments for Merger and Reverse Stock Split		Pro Forma Subtotal Three Months Ended September 30, 2009	Adjustments for Offering and New Facility	Pro Forma as adjusted Three Months Ended September 30, 2009
Operating Revenues:
Crude oil sales	$2,894	$4,431	$—		$7,325	$	$
Natural gas sales	317	833	—		1,150

Total operating revenues	3,211	5,264	—		8,475

Operating Expenses:
Lease operating	1,753	4,416	—		6,169
Production and ad valorem taxes	152	467	—		619
General and administrative	2,020	3,573	—		5,593
Depletion and depreciation	914	1,263	(167	)(i)	2,010
Accretion of discount on asset retirement obligations	43	67	—		110

Total operating expenses	4,882	9,786	(167)		14,501

Income (loss) from operations	(1,671)	(4,522)	167		(6,026)
Other income (expense):
Interest expense and other	(778)	(158)	—		(936)
Gain (loss) on derivatives	160	(512)	—		(352)

Total other income (expense)	(618)	(670)	—		(1,288)

Income (loss) before income taxes	(2,289)	(5,192)	167		(7,314)
Deferred income tax benefit (expense)	(223)	1,631	(62	)(k)	1,346

Net income (loss)	(2,512)	(3,561)	105		(5,968)
Preferred stock dividend	—	(470)	—		(470)

Net income (loss) applicable to common stock	$(2,512)	$(4,031)	$105		$(6,438)	$	$

Net income (loss) per share
Basic and diluted	$(0.03)	$(0.09)			$(0.17)		$

Weighted average common shares outstanding
Basic and diluted	96,440	45,571	(45,571	)(g)	38,877

			19,265 324 (77,152	(h) (e) )(m)

See Notes to Unaudited Pro Forma Combined Financial Statements.

 UNAUDITED PRO FORMA
COMBINED STATEMENT OF OPERATIONS
For the Year Ended June 30, 2009

In Thousands, Except Per Share Data	Resaca Historical Amounts(a)	Cano Historical Amounts	Adjustments for Merger and Reverse Stock Split		Pro Forma Subtotal Year Ended June 30, 2009	Adjustments for Offering and New Facility	Pro Forma as adjusted Year Ended June 30, 2009
Operating Revenues:
Crude oil sales	$12,688	$19,222	$—		$31,910	$	$
Natural gas sales	1,879	5,875	—		7,754
Other revenue	—	312	—		312

Total operating revenues	14,567	25,409	—		39,976

Operating Expenses:
Lease operating	6,623	18,842	—		25,465
Production and ad valorem taxes	1,250	2,352	—		3,602
General and administrative	7,087	19,156	—		26,243
Impairment of long-lived assets	—	26,670	(26,670	)(j)	—
Exploration expense	—	11,379	(11,379	)(j)	—
Depletion and depreciation	3,371	5,720	(1,157	)(i)	7,934
Accretion of discount on asset retirement obligations	281	305	—		586
Inventory writedown	318	—	—		318

Total operating expenses	18,930	84,424	(39,206)		64,148

Income (loss) from operations	(4,363)	(59,015)	39,206		(24,172)
Other income (expense):
Interest expense and other	(3,981)	(513)	—		(4,494)
Impairment of goodwill	—	(685)	685	(j)	—
Gain (loss) on derivatives	11,055	43,790	—		54,845

Total other income (expense)	7,074	42,592	685		50,351

Income (loss) before income taxes	2,711	(16,423)	39,891		26,179
Deferred income tax benefit	3,433	4,712	(14,506	)(k)	(6,361)

Net income (loss)	6,144	(11,711)	25,385		19,818
Preferred stock dividend	—	(2,730)	—		(2,730)
Preferred stock repurchased for less than carrying amount	—	10,890	—		10,890

Net income (loss) applicable to common stock	$6,144	$(3,551)	$25,385		$27,978	$	$

Net income (loss) per share
Basic and diluted	$0.07	$(0.08)			$0.74		$

Weighted average common shares outstanding
Basic	92,259	45,361	(45,361	)(g)	38,041

			19,265 324 (73,807	(h) (e) )(m)
Diluted	92,280	45,361	(45,361	)(g)	38,045

			19,265 324 (73,824	(h) (e) )(m)

See Notes to Unaudited Pro Forma Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA
COMBINED FINANCIAL STATEMENTS

(a)
The amounts presented in the Resaca historical balance sheet and statement of operations have been reclassified for consistency with the presentation of the Cano historical amounts. Such presentation will be adopted by the combined company post merger.

(b)
The following table summarizes the consideration paid for Cano by Resaca, and the allocation to the assets acquired and liabilities assumed and recognized at the acquisition date.

Consideration
Equity instruments (19,264,854) shares of Resaca common stock per note (h)	$58,011

Recognized amounts of identifiable assets acquired and liabilities assumed
Current assets	$9,014
Oil and gas properties	172,900
Other assets	6,343
Current liabilities	(13,844)
Long-term liabilities	(64,727)
Preferred stock	(27,590)

Total identifiable net assets	82,096

Gain on bargain purchase per note (h)	$24,085

  Under purchase accounting, an acquiring company is required to measure and account for assets acquired, liabilities assumed or incurred, and equity instruments issued in a business combination in accordance with fair value measurements as set forth in ASC 820. The actual purchase price will ultimately be based on the Resaca common share price at the transaction closing date and the allocation of such purchase price is provisional in nature and subject to a fair market valuation of Cano's oil and gas properties on the closing date. We believe the fair value of current assets, other assets, current liabilities and long-term liabilities approximates their respective carrying values. The preferred stock fair value was adjusted to its liquidation value. As of September 30, 2009, the carrying value of Cano's oil and gas properties reflects Cano's historical cost of its oil and gas properties accounted for under the successful efforts method of accounting after the evaluation of impairment based on its estimate of undiscounted cash flows. Under the successful efforts method of accounting, impairment is evaluated if conditions indicate that the carrying value of oil and gas properties may not be recoverable from management's future estimated undiscounted pre-tax cash flow from its oil and gas properties, on a property-by-property basis. At September 30, 2009, Cano determined that no impairment of its oil and gas properties was required. Transaction prices are almost always different than the carrying amounts of assets, or even the cost of initially acquiring and developing a property as prices and costs fluctuate over time. The fair value of Cano's oil and gas properties included in these unaudited pro forma combined financial statements represents the transactional value that an acquirer would pay for the assets, but does not reflect the undiscounted cash flows we expect to recover, which at September 30, 2009 and June 30, 2009, were in excess of the related carrying amounts.

  The provisional fair value of Cano's oil and gas properties is $172.9 million. We analyzed the fair value of Cano's oil and gas properties by reviewing several valuation methods, including valuations based on current production, valuations based on total proved reserves, and risked net asset value ("NAV") using current market risk factors for oil and gas property acquisitions. The $172.9 million value was based on the risked NAV analysis, which we believe is the most appropriate method of valuing Cano's oil and gas properties. Based on the risked NAV analysis, Cano's oil and gas properties will be valued based on the risked value assigned to its reserves. A significant portion of Cano's reserves (approximately 79%) are classified as PUD reserves. The development of PUD reserves, such as implementing waterfloods, requires a large capital outlay and a long lead-time to generate future production. Under current market conditions for oil and gas property acquisitions, significant discounts are applied by acquirers to such PUD reserves. The $121.8 million pro forma reduction applied to Cano's oil and gas properties, as carried under the successful efforts method of accounting, is largely due to the current acquisition market convention of discounting values associated with acquired PUD reserves.

(c)
To adjust Cano's historic deferred tax liabilities based primarily on adjustments to the carrying amount of Cano's oil and gas properties as discussed in note (b), and the establishment of a valuation allowance on Cano's NOL carryforwards. We established the valuation allowance on NOL carryforwards based on our estimation of the combined entity's demonstrated ability to utilize such carryforwards to offset future taxable income. The adjustment results in net deferred tax liability of zero attributable to Cano, reflected as a non-current asset of $1.4 million and a current liability of $1.4 million.

(d)
To eliminate Cano's historical goodwill.

(e)
To record severance liabilities for Cano's change of control provisions for two Cano executives to be terminated at the merger closing in 2010. The pro forma adjustment of $2.9 million consists of anticipated cash payments of $1.9 million and the issuance of $1.0 million in common stock. The actual number of shares to be issued will be determined based on Resaca's share price at the transaction closing date. For purposes of pro forma earnings per share, we have computed the number of shares to be issued based on the Resaca stock price of 37 pence on January 20, 2010 and a foreign currency translation rate of $1.6277 per Pound Sterling, resulting in the issuance of approximately 0.3 million shares (after consideration of the Reverse Stock Split) pursuant to the change of control provisions.

(f)
To increase the carrying value of the preferred stock to its face value to reflect the current market value of the preferred stock, after giving effect to the amendment to the preferred stock certificate of designation contemplated in the merger agreement.

(g)
To eliminate Cano's historical equity balances and weighted average common shares outstanding.

(h)
To record the issuance of 19,264,854 shares of Resaca common stock, which includes approximately 125,392 shares of Resaca common stock issuable on the exercise of certain Cano stock options, based on a translated United States dollar transaction price of $3.0112 per share as of January 20, 2010. Both the issuance of common shares and the translated transaction price were adjusted for the Reverse Stock Split of one-to-five. The stock issuance is valued at $58.0 million, of which $0.2 million is recorded as common stock (par value of $0.01 per share) and $57.8 million is recorded as additional paid-in capital.

  Resaca common stock is not frequently traded. The average volume of shares traded between December 20, 2009 and January 20, 2010 was 6,500 per day as measured against 96.9 million shares outstanding. As a byproduct of infrequent trading activity, small trade volumes have often led to large changes in Resaca's stock price. The recent Resaca stock price of 37 pence on January 20, 2010 represents a 40% reduction as compared to the Resaca stock price of 61.5 pence on September 30, 2009 (day after the merger agreement was approved and announced by both Resaca and Cano). Continued fluctuations in Resaca's stock price will affect the valuation of Resaca's ultimate consideration for Cano common shares. Based on the 37 pence stock price, the consideration would be currently valued at $58.0 million and reflect a bargain purchase gain of

  $24.1 million. Based on the 61.5 pence stock price, the value of the consideration would be $96.4 million and would reflect goodwill of $14.3 million.

  The actual valuation of the Resaca common stock to be issued and the valuation of the net assets of Cano will be estimated based on facts and circumstances in existence at the transaction closing date. The final amounts assigned to Cano's net assets acquired and the value of the Resaca common shares issued to Cano's shareholders could differ from the amounts included in these unaudited pro forma combined financial statements. The largest component of Cano's net assets are its' oil and gas properties, which will be valued at the closing date based on the value assigned to its reserves. Significant assumptions are required in the valuation of proved crude oil and natural gas reserves. For example, changes in market prices for crude oil and natural gas and market demand for oil and gas properties could affect the valuation of proved reserves, which could affect the fair value assigned to Cano's oil and gas properties. A hypothetical increase or decrease of 10% in Resaca's stock price would result in an increase or decrease in the value of Resaca common stock to be issued of approximately $5.8 million.

(i)
As a result of the merger, Cano will adopt the full cost method of accounting for oil and gas properties to conform with the method employed by Resaca. Based on the depletion calculation for the combined entity, depletion expense for the year ended June 30, 2009 and the three months ended September 30, 2009 would be reduced by $1.1 million and $0.2 million, respectively.

(j)
Based on the combined entity ceiling test and purchase accounting entry discussed in note (b), Cano would not have recognized impairment of long-lived assets of $26.7 million, exploration expense of $11.4 million and impairment of goodwill of $0.7 million during the year ended June 30, 2009. Therefore, the pro forma adjustments include the reversal of these expense amounts during the year ended June 30, 2009.

(k)
The income tax effect of the expense reductions as discussed in notes (i) and (j), excluding the impairment of goodwill, for the year ended June 30, 2009 and three months ended September 30, 2009 is $14.5 million and $0.1 million, respectively. The effective income tax rate used is 37%, based on Resaca's combined federal and state statutory rates. The impairment of goodwill is excluded since it is a permanent difference between book and taxable income.

(l)
To record the effect of the Reverse Stock Split. As of September 30, 2009, Resaca had 96,947,494 shares of its $0.01 par value common shares outstanding. If the reverse stock split had occurred on September 30, 2009, Resaca would have had 19,389,499 shares outstanding, resulting in par value of approximately $193,000. The adjustment represents the difference between Resaca's historical par value of $969,000 and the pro forma par value reflecting the reverse stock split of $193,000.

(m)
To adjust weighted average historical shares outstanding for the Reverse Stock Split, as if such split occurred on July 1, 2008, by dividing Resaca's historical amounts by five.

PRO FORMA COMBINED SUPPLEMENTARY FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

        The following tables present certain material combined information concerning Resaca's and Cano's proved oil and gas reserves at June 30, 2009 and certain pro forma combined information giving effect to the merger as if it had occurred on July 1, 2008. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represent estimates only and reflects prices and costs at June 30, 2009, and should not be construed as being exact.

	Resaca Historical Amounts	Cano Historical Amounts	Pro Forma Amounts
Reserves—Crude Oil (MBbls)
Reserves at June 30, 2008	14,732	39,116	53,848
Extensions and discoveries	—	2,544	2,544
Sale of minerals in place	—	(1,240)	(1,240)
Purchases	221	—	221
Revisions of prior estimates	(2,796)	(1,338)	(4,134)
Production	(189)	(311)	(500)

Reserves at June 30, 2009	11,968	38,771	50,739

Proved developed reserves at June 30, 2009	6,722	7,027	13,749

	Resaca Historical Amounts	Cano Historical Amounts	Pro Forma Amounts
Reserves—Natural Gas (MMCF)
Reserves at June 30, 2008	18,941	84,439	103,380
Extensions and discoveries	—	472	472
Sale of minerals in place	—	(7,886)	(7,886)
Purchases	284	—	284
Revisions of prior estimates	(5,639)	(14,191)	(19,830)
Production	(287)	(881)	(1,168)

Reserves at June 30, 2009	13,299	61,953	75,252

Proved developed reserves at June 30, 2009	7,502	18,322	25,824

	Resaca Historical Amounts	Cano Historical Amounts	Pro Forma Amounts
Standardized Measure of Discounted Cash Flows: ($000s)
Future cash inflows	$861,424	$2,751,854	$3,613,278
Future production costs	(240,966)	(767,743)	(1,008,709)
Future development costs	(97,151)	(332,677)	(429,828)
Future income taxes	(154,507)	(535,300)	(689,807)

Future net cash flows	368,800	1,116,134	1,484,934
10% annual discount	(232,638)	(834,122)	(1,066,760)

Standardized measure of discounted future net cash flows	$136,162	$282,012	$418,174

	Resaca Historical Amounts	Cano Historical Amounts	Pro Forma Amounts
Changes in Standardized Measure of Discounted Future Cash Flows: ($000s)
Balance at beginning of year	$445,776	$1,412,543	$1,858,319
Net changes in prices and production costs	(422,943)	(1,598,659)	(2,021,602)
Net changes in future development costs	1,582	(36,746)	(35,164)
Sales of oil and gas produced, net	(7,531)	(6,552)	(14,083)
Purchases of reserves	9,746	—	9,746
Sales of reserves	—	(94,357)	(94,357)
Extensions and discoveries	—	38,256	38,256
Revisions of previous quantity estimates	(65,786)	(54,017)	(119,803)
Previously estimated development costs incurred	5,954	47,590	53,544
Net change in income taxes	168,297	349,339	517,636
Accretion of discount	67,887	224,235	292,122
Other	(66,820)	380	(66,440)

Balance at end of year	$136,162	$282,012	$418,174

SUMMARY OIL AND GAS DATA

Operating Data

        The following table presents certain information with respect to Resaca's historical operating data for the years ended June 30, 2007, 2008 and 2009 and for the three months ended September 30, 2009 and pro forma combined operating data for the year ended June 30, 2009 and the three months ended September 30, 2009, after giving effect to the merger with Cano.

	Resaca Historical
					Pro Forma
	Years Ended June 30,			Three Months Ended September 30, 2009
					Year Ended June 30, 2009	Three Months September 30, 2009
	2007	2008	2009
Wells drilled (net)
Exploratory	—	—	—	—	4.00	—
Development	6.52	—	4.62	—	18.62	—
Net sales data
Net volume (MBOE)	281	255	237	55	675	154
Average daily volume (BOEPD)	770	699	649	598	1,849	1,674
Average sales price (per BOE)
Excludes the effect of commodity derivatives	$53.59	$85.23	$61.45	$58.22	$59.22	$55.03
Includes the effect of commodity derivatives	$55.09	$72.80	$59.70	$60.83	$67.85	$65.75
Expenses (per BOE)
Lease operating	$27.04	$27.49	$27.94	$31.79	$37.73	$40.06
Production and ad valorem taxes	$4.86	$6.53	$5.27	$2.75	$5.34	$4.02

Estimated Reserve Data

        The estimates in the table below of proved reserves as of June 30, 2009 are based on reserve reports prepared by our independent petroleum engineers. You should refer to "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Resaca," and "Business and Properties" in evaluating the material presented below.

	June 30, 2009
			Pro Forma June 30, 2009(1)
	Resaca	Cano
Estimated proved reserves(1)
Oil (MBbls)	11,968	38,771	50,739
Gas (MMcf)	13,299	61,953	75,252
Total proved reserves (MBOE)	14,184	49,097	63,281
Total proved developed reserves (MBOE)	7,973	10,081	18,054
PV-10 value (millions)(2)(3)
Proved developed producing reserves	$29.5	$63.5	$93.0
Proved developed non-producing reserves	93.0	15.0	108.0
Proved undeveloped reserves	70.7	392.8	463.5

Total PV-10 value	$193.2	$471.3	$664.5

Standardized measure of oil and gas quantities (millions)	$136.2	$282.0	$418.2

(1)
Gives effect to the merger with Cano.

(2)
Resaca's estimated proved reserves and the future net revenues, PV-10, and standardized measure of discounted future net cash flows were determined using end of the period prices for natural gas and oil that Resaca realized as of June 30, 2009, which were $69.89 per barrel of oil $3.84 per MMBtu of natural gas. Cano's estimated proved reserves and the future net revenues, PV-10, and standardized measure of discounted future net cash flows were determined using end of the period prices for natural gas and oil that Cano realized as of June 30, 2009, which were $69.89 per barrel of oil $3.71 per MMBtu of natural gas and at June 30, 2009.

(3)
PV-10 is a non-GAAP financial measure and generally differs from the standardized measure of discounted future net cash flows, the most directly comparable GAAP financial measure, because it does not include the effects of income taxes on future net revenues. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Resaca—The Combined Company" for our definition of PV-10 and a reconciliation of PV-10 to the standardized measure of discounted future net cash flows.

The following table shows Resaca's, Cano's and the combined company's reconciliation of PV-10 to standardized measure of discounted future net cash flows (the most directly comparable measure calculated and presented in accordance with GAAP) at June 30, 2009. PV-10 is our estimate of the present value of future net revenues from estimated proved gas reserves after deducting estimated production and ad valorem taxes, future capital costs and operating expenses, but before deducting any estimates of future income taxes. The estimated future net revenues are discounted at an annual rate of 10% to determine their "present value." We believe PV-10 to be an important measure for evaluating the relative significance of its gas and oil properties and that the presentation of the non-GAAP financial measure of PV-10 provides useful information to investors because it is widely used by professional analysts and sophisticated investors in evaluating gas and oil companies. Because there are many unique factors that can impact an individual company when estimating the amount of future income taxes to be paid, we believe the use of a pre-tax measure is valuable for evaluating its company. We believe that most other companies in the oil and gas industry calculate PV-10 on the same basis.

PV-10 should not be considered as an alternative to the standardized measure of discounted future net cash flows as computed under GAAP.

	June 30, 2009
			Pro Forma June 30, 2009
In millions	Resaca	Cano
PV-10 value	$193.2	$471.3	$664.5
Less: Undiscounted income taxes	(154.5)	(535.3)	(689.8)
Plus: 10% discount factor	97.5	346.0	443.5

Discounted income taxes	(57.0)	(189.3)	(246.3)

Standard measure of discounted future net cash flows	$136.2	$282.0	$418.2

COMPARATIVE PER SHARE DATA (UNAUDITED)

        The following tables set forth historical per share information of Resaca and Cano and unaudited pro forma combined per share information after giving effect to the merger. Neither company has ever declared dividends on their respective common stock since their formation. Resaca common stock began trading on the AIM on July 17, 2008 so historical per share information for Resaca is unavailable for years ended prior to June 30, 2009. The terms of the Cano preferred stock require Cano to pay quarterly dividends to the holders thereof. See "—Comparative Per Share Market Price and Dividend Information—Dividends and Other Distribution" on page I-48.

        The unaudited pro forma combined per share information does not purport to represent what the results of operations or financial position of Resaca, Cano or the combined company would actually have been had the merger occurred at the beginning of the period shown, or to project Resaca's, Cano's or the combined company's results of operations or financial position for any future period or date. This pro forma combined information is derived from, and should be read in conjunction with, the unaudited pro forma combined financial statements and accompanying notes included in this proxy statement as presented under "—Unaudited Pro Forma Combined Financial Data" beginning on page I-33.

        The historical per share information is derived from, and should be read in conjunction with, the financial statements for each of Resaca and Cano, which are included in this proxy statement. See "Business & Financial Information of Resaca and Cano" beginning on page III-1.

	Three Months Ended September 30, 2009	Year Ended June 30, 2009
Resaca Historical Per Share Data:
Income from continuing operations:
Basic(a)	$(0.03)	$0.07
Diluted(a)	$(0.03)	$0.07
Book Value Per Share—Diluted(b)	$0.86	$0.90
Cano Historical Per Share Data:
Income from continuing operations
Basic(a)	$(0.09)	$(0.08)
Diluted(a)	$(0.09)	$(0.08)
Book Value Per Share—Diluted(c)	$3.18	$3.27
Pro Forma Resaca Per Share Data:
Income from continuing operations
Basic(a)	$(0.17)	$0.74
Diluted(a)	$(0.17)	$0.74
Book Value Per Share—Diluted(d)	$4.26	$4.21
Pro Forma Cano Equivalent Per Share Data:
Income from continuing operations
Basic(e)	$(0.07)	$0.31
Diluted(e)	$(0.07)	$0.31
Book Value Per Share—Diluted(e)	$1.79	$1.77

(a)
These amounts are presented on the Unaudited Pro Forma Combined Statement of Operations. See "Unaudited Pro Forma Combined Financial Data" beginning on page I-33.

(b)
For the three months ended September 30, 2009, the amount was computed based on Resaca's historical book value of $83.3 million divided by weighted average diluted common shares of 96.4 million. For the year ended June 30, 2009, the amount was computed based on Resaca's historical book value of $83.2 million divided by weighted average diluted common shares of 92.3 million.

(c)
For the three months ended September 30, 2009, the amount was computed based on Cano's historical book value of $144.8 million divided by weighted average diluted common shares of 45.6 million. For the year ended June 30, 2009, the amount was computed based on Cano's historical book value of $148.5 million divided by weighted average diluted common shares of 45.4 million.

(d)
For the three months ended September 30, 2009, the amount was computed based on the Resaca pro forma book value of $165.4 million divided by weighted average diluted common shares of 38.9 million. For the year ended June 30, 2009, the amount was computed based on the Resaca pro forma book value of $160.0 million divided by weighted average diluted common shares of 38.0 million.

(e)
Pro forma combined Cano equivalent per share data is calculated by multiplying the pro forma Resaca per share data by the stock exchange ratio of 0.42.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

Historical Stock Prices

        Resaca common stock is listed on the AIM under the symbols "RSX" and "RSOX." Cano common stock is listed on the NYSE Amex under the symbol "CFW." The following table sets forth, for the calendar quarters indicated, the high and low sales prices per share of Resaca common stock and Cano common stock on the AIM and NYSE Amex, respectively. Resaca common stock began trading on the AIM on July 17, 2008 so historical per share sales prices for Resaca are unavailable for the years ended June 30, 2007 and 2008.

	Reverse Stock Split Adjusted Resaca Common Stock(1)(2)		Resaca Common Stock(1)		Cano Common Stock
	High	Low	High	Low	High	Low
Fiscal Year Ended June 30, 2010
First Quarter	$4.90	$2.20	$0.98	$0.44	$1.37	$0.52
Second Quarter	$4.50	$2.90	$0.90	$0.58	$1.31	$0.79
Third Quarter
Fiscal Year Ended June 30, 2009
First Quarter	$13.40	$10.70	$2.68	$2.14	$8.03	$2.01
Second Quarter	$10.95	$0.95	$2.19	$0.19	$2.34	$0.22
Third Quarter	$2.10	$1.40	$0.42	$0.28	$0.75	$0.24
Fourth Quarter	$2.15	$1.30	$0.43	$0.26	$1.55	$0.40
Fiscal Year Ended June 30, 2008
First Quarter	—	—	—	—	$7.42	$5.05
Second Quarter	—	—	—	—	$8.85	$5.94
Third Quarter	—	—	—	—	$7.50	$3.85
Fourth Quarter	—	—	—	—	$9.40	$4.29
Fiscal Year Ended June 30, 2007
First Quarter	—	—	—	—	$6.40	$3.69
Second Quarter	—	—	—	—	$5.80	$3.90
Third Quarter	—	—	—	—	$5.47	$4.15
Fourth Quarter	—	—	—	—	$6.46	$4.40

(1)
Resaca common stock is traded on the AIM in British pounds. The dollar amounts reflected herein have been converted to US dollars at applicable exchange rates for the periods presented.

(2)
Historical prices are adjusted for the Reverse Stock Split.

        On September 28, 2009, the second to last full trading day before the public announcement of the merger, the closing price per share of Resaca common stock on the AIM was UK £0.50, which, after applying an assumed exchange rate of US $1.5882 per British pound, equates to $0.794 per Resaca common share and the closing price per share of Cano common stock on the NYSE Amex was $1.02.

        As of December 31, 2009, there were approximately 166 record holders of Resaca common stock. As of December 31, 2009, there were approximately 109 record holders of Cano common stock and approximately 7,300 beneficial holders of Cano common stock in street name. Additionally, as of December 31, 2009, there were 16 record holders of Cano preferred stock.

Dividends and Other Distributions

        Resaca does not currently pay dividends on Resaca common stock. After the merger, the combined company intends to retain its earnings to finance the expansion of its business and for general corporate purposes. In addition, we expect that Resaca's credit facilities will not permit it to pay dividends to Resaca common stock. Therefore, Resaca does not anticipate paying cash dividends on its common stock in the foreseeable future.

        Cano has not declared any dividends to date on Cano common stock. Cano has no present intention of paying any cash dividends on Cano common stock in the foreseeable future. Cano's credit agreements do not permit it to pay dividends on Cano common stock. In addition, the terms of the Cano preferred stock do not permit Cano to pay dividends on Cano common stock without the approval of the holders of a majority of the Cano preferred stock.

        For the year ended June 30, 2009, the Cano preferred stock dividend was $2.7 million, of which $1.6 million pertained to holders of the payment-in-kind dividend option. For the three months ended September 30, 2009, the Cano preferred stock dividend was $0.5 million, of which $0.3 million pertained to holders of the payment-in-kind dividend option.

        Following the merger, the combined company's board of directors will have the authority to declare and pay dividends on its common stock in its discretion, as long as the combined company has funds legally available to do so. In addition, the terms of the Resaca preferred stock will not permit Resaca to pay dividends on Resaca common stock without the approval of a majority of the Resaca preferred stock.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

        This proxy statement and the documents that are incorporated by reference include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and the Private Securities Litigation Reform Act of 1995 about Cano that are subject to risks and uncertainties. All statements other than statements of historical fact included in, or incorporated by reference into, this proxy statement are forward-looking statements. Forward-looking statements may be found under "Summary," "The Merger," "Risk Factors," "Unaudited Pro Forma Combined Financial Statements" and the risk factors in the periodic reports filed under the Exchange Act by Cano and elsewhere in this proxy statement regarding the outlooks or expectations for earnings, revenues, expenses, financial position, business strategy, production and reserve growth, possible or assumed future results of operations, and other plans and objectives for the future operations of Resaca and Cano, and statements regarding integration of the businesses of Resaca and Cano and general economic conditions. Specifically, forward looking statements may include:

  •
  statements relating to the benefits of the merger, including anticipated synergies and cost savings estimated to result from the merger;

  •
  statements relating to future business prospects, revenue, income and financial condition; and

  •
  statements that are predictive in nature, that depend upon or refer to future events or conditions, or that are preceded by, followed by or that include the words "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "target" or similar expressions.

        Forward-looking statements are subject to risks and uncertainties and include information concerning cost savings from the merger. Although Cano believes that in making such statements its expectations are based on reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected.

        You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this proxy statement, or in the case of a document incorporated by reference, as of the date of that document. Except as required by law, Cano undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

        The following important factors, in addition to those discussed under "Risk Factors" and elsewhere in this proxy statement, could affect the future results of the energy industry in general, and the combined company after the merger in particular, and could cause those results to differ materially from those expressed in or implied by such forward-looking statements:

  •
  uncertainties inherent in the development and production of and exploration for oil and gas and in estimating reserves;

  •
  unexpected difficulties in integrating the operations of Resaca and Cano;

  •
  unexpected future capital expenditures (including the amount and nature thereof);

  •
  impact of oil and gas price fluctuations;

  •
  the effects of the combined company's indebtedness, which could adversely restrict its ability to operate, could make the combined company vulnerable to general adverse economic and industry conditions, could place it at a competitive disadvantage compared to its competitors that have less debt, and could have other adverse consequences;

  •
  the effects of competition;

  •
  the success of the combined company's risk management activities;

  •
  the availability (or lack thereof) of acquisition or combination opportunities;

  •
  the impact of current and future laws and governmental regulations;

  •
  environmental liabilities that are not covered by an effective indemnity or insurance; and

  •
  general economic, market or business conditions.

        All written and oral forward-looking statements attributable to Cano or persons acting on behalf of Cano are expressly qualified in their entirety by such factors. For additional information with respect to these factors, see "Where You Can Find More Information" on page II-27.

RISK FACTORS

        In addition to the other information contained in or incorporated by reference into this proxy statement, you should carefully consider the following risk factors in deciding how to vote on the merger. In addition, you should read and consider the risks associated with each of the businesses of Resaca and Cano because these risks will also relate to the combined company.

 Risks Relating to the Merger

Because the market price of Resaca common stock will fluctuate, Cano stockholders cannot be sure of the market value of the Resaca common stock that they will receive.

        When we complete the merger, shares of Cano common stock will be converted into the right to receive 0.42 shares of Resaca common stock. The exchange ratio is fixed and will not be adjusted for changes in the market price of either Resaca common stock or Cano common stock. The merger agreement does not provide for any price-based termination right. Accordingly, the market value of the shares of Resaca common stock that Resaca grants and Cano stockholders will be entitled to receive when we complete the merger will depend on the market value of shares of Resaca common stock at the time that we complete the merger and could vary significantly from the market value on the date of this proxy statement or the date of the Cano annual meeting. The market value of the shares of Resaca common stock will also continue to fluctuate after the completion of the merger. For example, for the period from July 17, 2008 (the date of Resaca's initial public offering) through December 31, 2009, the market price of Resaca common stock ranged from a low of $0.19 (assuming an exchange rate of US $1.4914 per British pound) to a high of $2.68 (assuming an exchange rate of US $1.9984 per British pound), all as reported on the AIM. For the period from July 1, 2008 through December 31, 2009, the market price of Cano common stock ranged from a low of $0.22 to a high of $8.03. See "Comparative Per Share Market Price and Dividend Information" on page I-47.

        These variations could result from changes in the business, operations or prospects of Cano or Resaca prior to or following the merger, regulatory considerations, general market and economic conditions and other factors both within and beyond the control of Resaca or Cano.

The issuance of shares of Resaca common stock to Cano stockholders in the merger will substantially reduce the percentage interests of Resaca shareholders.

        If the merger is completed, Resaca will issue up to approximately 19.1 million shares of Resaca common stock in the merger (assuming the Resaca shareholder approval of the Reverse Stock Split). Based on the number of shares of Resaca and Cano common stock outstanding on the Resaca and Cano record dates, prior to completion of the offering, Cano common stockholders will own, in the aggregate, approximately 50% of the shares of common stock of the combined company outstanding immediately after the merger. The issuance of shares of Resaca common stock to Cano stockholders in the merger and to holders of assumed options and restricted stock units to acquire shares of Cano common stock will cause a significant reduction in the relative percentage interest of current Resaca shareholders in earnings, voting, liquidation value and book and market value.

In connection with the merger, all of Resaca's and Cano's indebtedness will need to be refinanced.

        As a condition precedent to the consummation of the merger, all of the outstanding indebtedness of Resaca and Cano will need to be refinanced. Due to prevailing conditions in the debt markets, debt financing to fund such refinancing may not be available on terms favorable to the combined company or at all. At September 30, 2009, the aggregate principal amount of the outstanding indebtedness of Resaca and Cano was approximately $96.2 million.

Failure to complete the merger for regulatory or other reasons could adversely affect Resaca and Cano stock prices and their future business and financial results.

        Completion of the merger is conditioned upon, among other things, the consent of the lenders under the credit facilities of each of Resaca and Cano and the completion of the offering. There is no assurance that Resaca and Cano will be successful in its efforts to obtain such consents or that Resaca will be able to refinance the credit facilities upon the closing of the merger. There can be no assurance that Resaca will successfully complete the offering or raise the anticipated amount of proceeds. Failure to complete the proposed merger would prevent Resaca and Cano from realizing the anticipated benefits of the merger. Each company will also remain liable for significant transaction costs, including legal, accounting and financial advisory fees. In addition, the market price of each company's common stock may reflect various market assumptions as to whether the merger will occur. Consequently, the completion of, or failure to complete, the merger could result in a significant change in the market price of Resaca's and Cano's common stock.

The issuance of common stock in the offering will dilute the existing ownership interests of the Resaca shareholders and Cano stockholders.

        The issuance of shares of Resaca common stock in the offering will have the following effects:

  •
  an individual's proportionate ownership interest in the combined company will decrease; and

  •
  the relative voting strength of each previously outstanding share of Resaca common stock and Cano common stock will be reduced.

        In addition, the issuance of shares of Resaca common stock in the offering may result in the following:

  •
  the market price of our common stock declining; and

  •
  our earnings per share being reduced.

Resaca may not be able to successfully integrate its operations with Cano's operations.

        Integration of Cano's operations with Resaca's will be a complex, time consuming and costly process involving the following risks and difficulties, among others:

  •
  Cano's properties may not produce revenues, earnings or cash flow at anticipated levels;

  •
  we may have exposure to unanticipated liabilities and costs, some of which may materially exceed our estimates;

  •
  we may experience material difficulties in integrating personnel with diverse backgrounds and a differing organizational culture;

  •
  we may lose customers, suppliers, partners and agents of Cano;

  •
  the merger may disrupt our ongoing business, distract management, divert resources and make it difficult to maintain our current business standards, controls and procedures, including internal controls and procedures required under the Sarbanes-Oxley Act of 2002; and

  •
  we may experience material difficulties and additional costs in consolidating corporate and administrative functions.

As a result, we may be unable to integrate Cano successfully and realize anticipated economic, operational and other benefits in a timely manner, which could result in substantial costs and delays or other operational, technical or financial problems.

Because certain directors and executive officers of Cano have interests in seeing the merger completed that are different from the interests of other Cano stockholders, these persons may have conflicts of interest in recommending that Cano stockholders vote to approve the merger agreement.

        The directors and executive officers of Cano are parties to agreements or participate in other arrangements that give them interests in the merger that are different from the interests of other Cano stockholders. For example:

  •
  Certain directors and executive officers have entered into separation agreements in connection with the merger entitling them to lump sum termination payments, benefits continuation and other benefits; and

  •
  Certain directors and executive officers of Cano will have the vesting of their stock options and restricted stock awards accelerated in full.

        You should consider these interests in voting on the merger, including whether these interests may have influenced these directors and executive officers to recommend or support the merger. We have described these different interests under "The Merger—Interests of Certain Persons in the Merger" beginning on page I-97.

The failure to obtain all necessary third party consents and regulatory approvals from governmental entities could prevent or delay the closing of the merger.

        The merger agreement requires that Resaca and Cano obtain the following consents and approvals from third parties and regulatory authorities prior to completion of the merger:

  •
  the required Resaca shareholder and Cano stockholder (common and preferred) approval;

  •
  the consent of the lenders under Resaca's and Cano's credit facilities;

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  the SEC declaring effective this registration statement and the registration statement not being subject to any stop order or threatened stop order;

  •
  the SEC declaring effective Resaca's S-1 registration statement concerning the offering and such registration statement not being subject to any stop order or threatened stop order;

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  NYSE Amex authorization for listing of Resaca common stock to be issued in the merger and reserved for issuance upon the exercise of converted Cano options;

  •
  AIM authorization for readmission of Resaca common stock;

  •
  the consent of the parties to Resaca's and Cano's hedging agreements; and

  •
  the consent of Resaca's nominated adviser, Seymour Pierce Limited.

        Resaca or Cano may waive these requirements with respect to consents to be obtained by the other party at its discretion. If one party waives the other's requirement to obtain one or more of these third party consents and they are not obtained, the third party entitled to give the consent may have a claim against the combined company, which may result in adverse financial and legal consequences to the surviving company. Further, the delay or denial of any requisite consents, approvals or exemptions could prevent or delay the completion of the merger.

The merger may not occur if Resaca or Cano do not waive conditions to the closing of the merger that are unable to be met.

        Resaca and Cano may each waive conditions to closing of the merger with respect to third party consents to be obtained by the other party at its discretion. If Resaca or Cano fail to obtain a required third party consent and cannot get a waiver from the other party, the merger may be delayed or fail to be completed.

The merger agreement contains provisions that could discourage a potential competing acquirer that might be willing to pay more to acquire Cano or that may be willing to acquire Resaca.

        The merger agreement contains "no shop" provisions that restrict Resaca's and Cano's ability to solicit or facilitate proposals regarding a merger or similar transaction with another party. Further, there are only limited exceptions to Resaca's or Cano's agreement that their respective board of directors will not withdraw or adversely qualify its recommendation regarding the merger agreement. Although each of the Resaca and Cano boards are permitted to terminate the merger agreement in response to a superior proposal if they determine that a failure to do so would be inconsistent with their fiduciary duties, its doing so would entitle the other party to collect a $3.5 million termination fee from the terminating party. In addition, in certain instances if the merger agreement is terminated and Resaca or Cano consummate certain takeover transactions within six months after the termination of the merger agreement, the other party would be entitled to collect a $3.5 million termination fee from the party participating in the takeover transaction. We describe these provisions under "The Merger Agreement—Termination" beginning on page I-114 and "—Termination Fees and Expenses" beginning on page I-115.

        These provisions could discourage a potential competing acquirer from considering or proposing an acquisition, even if it were prepared to pay consideration with a higher value than that proposed to be paid in the merger, or might result in a potential competing acquirer proposing to pay a lower per share price than it might otherwise have proposed to pay because of the added expense of the termination fee.

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of Resaca common stock.

        Resaca cannot predict whether the Reverse Stock Split will result in a sustained increase in the market price for Resaca common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

  •
  the market price per share will remain in excess of the $2.00 minimum bid price as required by NYSE Amex for continued listing;

  •
  the reverse stock split will result in a per share price that will increase the ability of Resaca to attract and retain employees; or

  •
  the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks.

        The market price of Resaca common stock will also be based on performance of Resaca and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of Resaca common stock declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization of Resaca may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of Resaca common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

The fairness opinion obtained by Cano from its financial advisor will not reflect changes in circumstances between the date of the merger agreement and the dates of either the shareholder meetings or the consummation of the merger.

        On September 29, 2009, the date upon which Cano and Resaca entered into the merger agreement, RBC rendered its opinion to the Cano board of directors that, based on RBC's experience as investment bankers, as of that date and subject to the various assumptions and limitations set forth in its opinion, the exchange ratio in the merger of 2.1 shares of Resaca common stock for each share of Cano common stock (which does not give effect to the Reverse Stock Split) is fair, from a financial point of view, to the holders of Cano common stock. RBC's opinion spoke only as of the date it was rendered, was based on the conditions as they existed and information which RBC had been supplied as of such date, and was without regard to any market, economic, financial, legal or other circumstances or events of any kind or nature which may exist or occur after such date. All analyses performed by RBC for purposes of rendering its opinion were performed based on market information available as of September 28, 2009, the last trading day preceding the date of RBC's opinion, except as otherwise noted in the description of RBC's analyses in "The Merger—Opinion of Cano's Financial Advisor" beginning on page I-85.

        As a result, RBC's opinion does not reflect any information that was not supplied to RBC as of the date of its opinion, including information that has become available since that date that may have affected the financial projections supplied to RBC or any assumptions made by RBC for purposes of its opinion. For example, RBC's opinion does not reflect changes in the operations and prospects of Resaca or Cano or general market and economic conditions since the date of RBC's opinion, nor does it reflect the current terms of the financing of the merger, in either case as a result of the passage of time or developments regarding the merger. The opinion only addresses the fairness, from a financial view, of the exchange ratio to the holders of Cano common stock as of the date of RBC's opinion, and not as of any other date. More current information that has become or becomes available during the period between the date of RBC's opinion and the date of either the shareholder meetings or the consummation of the merger may alter the value of Resaca or Cano, either on a stand-alone basis or after giving effect to the merger, or the prices of shares of Resaca common stock or Cano common stock. Nevertheless, shareholders may want to consider more current information, including the more current information regarding Resaca, Cano and the merger set forth or referred to in this proxy statement.

        As of the date of this proxy statement, Cano has not obtained an updated fairness opinion from RBC or any other financial advisor. Cano does not anticipate asking its financial advisor to update its opinion, and RBC has not undertaken to reaffirm or revise its opinion or otherwise comment on events occurring after the date of its opinion and does not have an obligation to update, revise or reaffirm its opinion.

        For a more detailed discussion of RBC's opinion, please see "The Merger—Opinion of Cano's Financial Advisor" beginning on page I-85.

Risks Relating to the Combined Company After the Merger

Upon completion of the merger, our combined debt may limit our financial and operating flexibility.

        We have a firm commitment from                        , as administrative agent, to arrange the New Facility in the maximum amount of $         million with financial institutions acceptable to us and to the administrative agent. The New Facility shall be guaranteed by all of Resaca's and Cano's existing and future material subsidiaries. Upon consummation of the merger as of September 30, 2009 on a pro forma as adjusted basis, the combined company would have had outstanding         million in advances under the New Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Resaca—Liquidity and Capital Resources of the Combined Company—Our New Facility" on page III-48 and "Unaudited Pro Forma Combined Financial Data" on page I-33.

        The New Facility shall contain, among other terms, provisions for the maintenance of certain financial ratios and certain restrictions related to (i) debt, (ii) liens, (iii) mergers, (iv) asset sales, (v) investments, (vi) change of ownership, (vii) distributions, redemptions and purchase of Resaca preferred stock, and (viii) hedging transactions. The facility shall be secured by all of our combined oil and gas properties. The New Facility will require us to maintain compliance with specified financial ratios and satisfy certain financial condition tests. The combined company's ability to comply with these ratios and financial condition tests may be affected by events beyond its control, and we cannot assure you that the combined company will meet these ratios and financial condition tests. These financial ratio restrictions and financial condition tests could limit the combined company's ability to obtain future financings, make needed capital expenditures, withstand a future downturn in its business or the economy in general or otherwise conduct necessary or desirable corporate activities.

        A breach of any of these covenants or the combined company's inability to comply with the required financial ratios or financial condition tests could also result in a default under the New Facility. A default, if not cured or waived, could result in all of the combined company's indebtedness becoming immediately due and payable. If that should occur, the combined company may not be able to pay all such debt or to borrow sufficient funds to refinance it. Please read "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources of the Combined Company" for further information regarding the combined company's future compliance with these covenants.

        The substantial debt of the combined company following the merger could have important consequences for the combined company and its shareholders. For example, it could:

  •
  increase the combined company's vulnerability to general adverse economic and industry conditions;

  •
  limit the combined company's ability to fund future working capital and capital expenditures, to engage in future acquisitions or development activities, or to otherwise realize the value of its assets and opportunities fully because of the need to dedicate a substantial portion of its cash flow from operations to payments on its debt or to comply with any restrictive terms of its debt;

  •
  limit the combined company's flexibility in planning for, or reacting to, changes in the industry in which it operates; and

  •
  place the combined company at a competitive disadvantage as compared to its competitors that have less debt.

Realization of any of these factors could adversely affect the combined company's financial condition.

If the combined company cannot obtain sufficient capital when needed, the combined company will not be able to continue with its business strategy as currently contemplated.

        The combined company's business strategy includes developing and acquiring interests in mature oil fields with established primary and/or secondary reserves that may possess significant remaining upside exploitation potential by implementing various secondary and/or tertiary EOR techniques. The combined company's capital expenditures are estimated to total approximately $         million during the twelve months following the merger. We plan to fund these capital expenditures with cash on hand (assuming at least $         million in gross proceeds from the offering), cash flow from operations and availability on the New Facility. However, if the proceeds from the offering are less than $         million, we project that over the next twelve months we will need to raise additional funds in order to fund the combined company's development activities and working capital needs. The combined company's ability to raise additional capital will principally depend on the status of the capital and loan markets and the combined company's results of operations at the time it seeks such capital. Accordingly, the combined company may not be able to obtain financing in sufficient amounts or on acceptable terms when needed, which could adversely affect its operating results and prospects. If we cannot raise the capital required to implement our business strategy, we may be required to curtail operations or develop a different strategy, which could adversely affect our financial condition and results of operations. Future financings to provide this capital may dilute the combined company's shareholders' proportionate ownership in the combined company. Further, any debt financing must be repaid and the preferred stock must be redeemed regardless of whether or not it generates profits or cash flows from its business activities.

The combined company may be unable to compete effectively with larger companies, which could have a material adverse effect on its business, results of operations, financial condition and prospects.

        The oil and natural gas industry is intensely competitive, and the combined company will compete with other companies that have greater resources than the combined company. The combined company's ability to acquire additional properties and to develop reserves in the future will be dependent upon its ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. These companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than the combined company's financial or human resources will permit. In addition, these companies may have a greater ability to continue exploration and development activities during periods of low oil and natural gas market prices and to absorb the burden of present and future federal, state, local and other laws and regulations. The combined company's inability to compete effectively with larger companies could have a material adverse effect on its business, results of operations, financial condition and prospects.

The combined company will incur significant charges and expenses as a result of the merger and the offering which will reduce the amount of capital available to fund its operations.

        Resaca and Cano expect to incur an aggregate of approximately $6.5 million of costs related to the merger and an aggregate of approximately $             million of costs related to the offering. These expenses will include investment banking, legal, accounting and reserve engineering fees, underwriters' fees and commissions, printing costs, transition costs, separation payments to Cano's Chief Executive Officer and Chief Financial Officer and other related charges. The combined company may also incur unanticipated costs in the merger and/or the offering. As a result, the combined company will have less capital available to fund its exploitation and development activities.

Following the merger, the combined company will be subject to potential early repayments as well as restrictions pursuant to the terms of its preferred stock, which may adversely impact its operations.

        Pursuant to the terms of our preferred stock to be issued to the holders of Cano preferred stock upon the closing of the merger, if a "triggering event" occurs, the holders of Cano preferred stock will have the right to require us to redeem their Cano preferred stock at a price of at least 125% of the $1,000 per share stated value of the Resaca preferred stock plus accrued dividends, which was approximately $34.5 million in the aggregate as of January 15, 2010. "Triggering Events" include the following:

  •
  if our common stock is suspended from trading or fails to be listed on the NYSE Amex, the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market;

  •
  if we fail to convert and do not cure this failure within ten business days after the conversion date or give notice of our intention not to comply with a request for conversion;

  •
  if we fail to pay for at least five business days any amount when due pursuant to the terms of the preferred stock or any documents related to the sale and registration rights of the preferred stock and the common stock issuable upon conversion of the preferred stock;

  •
  taking certain actions, or third parties taking certain actions, with regard to bankruptcy;

  •
  a default on any indebtedness which default is not waived and the applicable grace period has expired; or

  •
  if we breach any representation, warranty, covenant or other term or condition of any document relating to the preferred stock and the common stock issuable upon conversion of the preferred stock, which, to the extent such breach is curable, is not cured within seven business days.

        There is no guarantee that the combined company would be able to repay the amounts due under the preferred stock upon the occurrence of a Triggering Event. The source of funds required as a result of any redemption of preferred stock upon a Triggering Event, include increased borrowing base, term debt, new preferred and common equity.

        In addition, the combined company will be prohibited from issuing any additional preferred stock that is senior or on par with the preferred stock with regard to dividends or liquidation without the approval of holders of a majority of the preferred stock.

Approximately 71% of the combined company's total estimated proved reserves at June 30, 2009, on a pro forma combined basis, were proved undeveloped reserves and may ultimately prove to be less than estimated.

        Recovery of proved undeveloped reserves requires significant capital expenditures and successful drilling operations. The reserve data included in the Resaca and Cano reserve engineer reports assume that substantial capital expenditures are required to develop non-producing reserves. The combined company's reserve report at June 30, 2009 assumes it will spend significant development capital expenditures to develop the estimated proved reserves as of June 30, 2009, including an estimated $78 million in calendar year 2010. Although cost and reserve estimates attributable to our natural gas and crude oil reserves have been prepared in accordance with industry standards, we cannot be sure that the estimated costs are accurate, that development will occur as scheduled or that the results of such development will be as estimated.

The combined company could incur liability in connection with Cano's ongoing securities litigation.

        On October 2, 2008, a lawsuit was filed in the United States District Court for the Southern District of New York, against David W. Wehlmann; Gerald W. Haddock; Randall Boyd; Donald W. Niemiec; Robert L. Gaudin; William O. Powell, III and the underwriters of the June 26, 2008 public offering of Cano common stock, which we refer to as the 2008 Cano Offering, alleging violations of the federal securities laws. Messrs. Wehlmann, Haddock, Boyd, Niemiec, Gaudin and Powell were Cano outside directors on June 26, 2008. At the defendants' request, the case was transferred to the United States District Court for the Northern District of Texas.

        On July 2, 2009, the plaintiffs filed an amended complaint that added as defendants Cano, Cano's Chief Executive Officer and Chairman of the Board, S. Jeffrey Johnson, Cano's former Senior Vice President and Chief Financial Officer, Morris B. "Sam" Smith, Cano's current Senior Vice President and Chief Financial Officer, Benjamin L. Daitch, Cano's Vice President and Principal Accounting Officer, Michael Ricketts and Cano's Senior Vice President of Engineering and Operations, Patrick McKinney, and dismissed Gerald W. Haddock, a former director of Cano, as a defendant. The amended complaint alleges that the prospectus for the 2008 Cano Offering contained statements regarding Cano's proved reserve amounts and standards that were materially false and overstated Cano's proved reserves. The plaintiffs sought to certify the lawsuit as a class action lawsuit; however, the case was dismissed prior to the issue of class certification being addressed.

        On July 27, 2009, the defendants moved to dismiss the lawsuit. On December 3, 2009, the U.S. District Court for the Northern District of Texas granted motions to dismiss all claims brought by the plaintiffs. On December 18, 2009, the plaintiffs filed a notice of appeal with the United States Court of Appeals for the Fifth Circuit. Cano is cooperating with its directors and officers liability insurance carrier regarding the defense of the lawsuit. We believe that the potential amount of losses resulting from this lawsuit in the future, if any, will not exceed the policy limits of Cano's directors' and officers'

insurance. If Cano is not successful in this litigation, Cano's liability could have a material adverse impact on the combined company's results of operations.

The combined company could incur liability in connection with Cano's litigation relating to a fire that occurred on March 12, 2006 in Carson County, Texas.

        Cano and certain of its subsidiaries were defendants in several lawsuits relating to a fire that occurred on March 12, 2006 in Carson County, Texas and remain defendants in one of the lawsuits. With regard to the one remaining lawsuit, on June 21, 2007, the judge of the 100th Judicial District Court issued a Final Judgment (a) granting motions for summary judgment in favor of Cano and certain of its subsidiaries on plaintiffs' claims for (i) breach of contract/termination of an oil and gas lease and (ii) negligence; and (b) granting the plaintiffs' no-evidence motion for summary judgment on contributory negligence, assumption of risk, repudiation and estoppel affirmative defenses asserted by Cano and certain of its subsidiaries.

        This final judgment was appealed and a decision was reached on March 11, 2009, as the Court of Appeals for the Tenth District of Texas in Amarillo affirmed in part and reversed in part the ruling of the 100th Judicial District Court. The Court of Appeals (a) affirmed the trial court's granting of summary judgment in Cano's favor for breach of contract/termination of an oil and gas lease and (b) reversed the trial court's granting of summary judgment in Cano's favor on plaintiffs' claims of Cano's negligence. The Court of Appeals ordered the case remanded to the 100th Judicial District Court. On March 30, 2009, the plaintiffs filed a motion for rehearing with the Court of Appeals and requested a rehearing on the affirmance of the trial court's holding on the plaintiffs' breach of contract/termination of an oil and gas lease claim. On June 30, 2009, the Court of Appeals ruled to deny the plaintiff's motion for rehearing. On August 17, 2009, Cano filed an appeal with the Texas Supreme Court to request the reversal of the Court of Appeals ruling regarding potential negligence. On December 11, 2009, the Texas Supreme Court declined to hear Cano's appeal. Therefore, this case will be remanded to the district court for trial on the negligence claims.

        The remaining plaintiff alleges damages to land and livestock, certain expenses related to fighting the fire and remedial expenses totaling approximately $1.7 million to $1.8 million. In addition the remaining plaintiff seeks termination of certain oil and natural gas leases, reimbursement of attorneys' fees and exemplary damages. Currently, known aggregate actual damage claims are approximately $1.8 million. However, the plaintiff has not provided actual damage claims for all of its claims. These actual damage claims do not include the additional claims by the plaintiff for attorneys' fees and exemplary damages, the potential amounts of which cannot be reasonably estimated. There is no remaining insurance coverage for the Cano fire litigation. Cano may not prevail in court or on further appeal or be able to settle the remaining lawsuit on acceptable terms. If Cano is not successful in this litigation, Cano's liability could have an adverse impact on the combined company's results of operations.

Business issues currently faced by one company may be imputed to the operations of the other company.

        To the extent that either Resaca or Cano currently has or is perceived by customers to have operational challenges such as on-time performance, safety issues or workforce issues, those challenges may raise concerns by existing customers of the other company following the merger which may limit or impede the combined company's future ability to obtain additional work from those customers.

If the combined company is unable to replace the reserves that it has produced, its reserves and revenues will decline.

        The combined company's future success depends on its ability to find, develop and acquire additional oil and gas reserves that are economically recoverable which, in itself, is dependent on oil and gas prices. Without continued successful exploitation, acquisition or exploration activities, the combined company's reserves and revenues will decline as a result of its current reserves being depleted by production. The combined company may not be able to find or acquire additional reserves at acceptable costs. The combined company's ability to make the necessary capital investments to maintain or expand its asset base of oil and natural gas reserves would be impeded to the extent cash flow from operations is reduced and external sources of capital become limited or unavailable.

The combined company may not be able to fully execute its acquisition growth strategy if it encounters illiquid capital markets or increased competition for acquisition opportunities.

        The growth strategy of the combined company contemplates expansion into new assets with similar characteristics. The combined company intends to broaden its portfolio of assets into other long-life, mature U.S. oil and gas basins. In the longer-term, the combined company is also seeking to expand its portfolio of assets outside the United States. The combined company intends to concentrate on properties with strong upside potential from secondary and tertiary recovery from existing PDP, PDNP and PUD, and probable reserves.

        The combined company may require substantial new capital to finance the future acquisition and development of assets and businesses. Limitations on the combined company's access to capital will impair its ability to execute this strategy. Expensive capital will limit the combined company's ability to acquire and develop attractive assets. The combined company may not be able to raise the necessary funds on satisfactory terms, if at all.

        In addition, the combined company may experience increased competition for acquisition opportunities. Increased competition for a limited pool of assets could result in the combined company losing to other bidders more often or acquiring assets at higher prices. Either occurrence would limit the combined company's ability to fully execute its acquisition growth strategy. The combined company's inability to execute its growth strategy may materially adversely impact the market price of its securities.

The combined company may not be successful in acquiring, exploiting or developing oil and gas properties.

        The successful acquisition, exploitation or development of, or exploration for, oil and gas properties requires an assessment of recoverable reserves, future oil and gas prices and operating costs, potential environmental and other liabilities, and other factors. These assessments are necessarily inexact. As a result, the combined company may not recover the purchase price of a property from the sale of production from the property, or may not recognize an acceptable return from properties it does acquire. In addition, the combined company's exploitation and development operations may not result in any increases in reserves. The combined company's operations may be curtailed, delayed or canceled as a result of:

  •
  inadequate capital or other factors, such as title problems;

  •
  weather;

  •
  gas plant, pipelines or compressor interruptions in our operating area;

  •
  compliance with governmental regulations or price controls;

  •
  mechanical difficulties; or

  •
  shortages or delays in the delivery of equipment.
        In addition, exploitation and development costs may greatly exceed initial estimates. In that case, the combined company would be required to make unanticipated expenditures of additional funds to develop these projects, which could materially adversely affect its business, financial condition and results of operations.

        Estimates of oil and gas reserves depend on many assumptions. Any material changes in those assumptions could adversely affect the quantity and value of the combined company's oil and gas reserves.

The combined company may not be able to successfully integrate any acquired businesses and business acquisitions may substantially increase the combined company's indebtedness and contingent liabilities.

        The combined company's ability to successfully execute its growth strategy is dependent in part upon successfully executing on acquisition opportunities. As a result, from time to time, the combined company will evaluate and acquire assets and businesses that it believes complement its existing operations. Similar to the risks associated with integrating Resaca's operations with Cano's operations, the combined company may be unable to integrate successfully businesses it acquires in the future. The combined company may incur substantial expenses or encounter delays or other problems in connection with its growth strategy that could negatively impact its results of operations, cash flows and financial condition. Moreover, acquisitions and business expansions involve numerous risks, including:

  •
  difficulties in the assimilation of the operations, technologies and services of the acquired companies or business segments;

  •
  inefficiencies and complexities that can arise because of unfamiliarity with new assets and the businesses associated with them, including with their markets; and

  •
  diversion of the attention of management and other personnel from day-to-day business to the development or acquisition of new businesses and other business opportunities.

        If consummated, any acquisition or investment would also likely result in the incurrence of indebtedness and contingent liabilities and an increase in interest expense and depreciation, depletion and amortization expenses. As a result, the combined company's capitalization and results of operations may change significantly following an acquisition. A substantial increase in the combined company's indebtedness and contingent liabilities could have a material adverse effect on its business.

The geographic concentration of the combined company's oil reserves may have a greater effect on its ability to sell its oil compared to other companies and may make the combined company more sensitive to price volatility.

        After the merger, all of the combined company's reserves will consist of oil and gas reserves in Texas, New Mexico and Oklahoma. Because the combined company's reserves are not as diversified geographically as many of its competitors, its business is more subject to local conditions than other, more diversified companies. Any regional events, including price fluctuations, natural disasters, oil and gas processing or transportation interruptions, and restrictive regulations, that increase costs, reduce availability of equipment or supplies, reduce demand or limit the combined company's production may impact its operations more than if its reserves were more geographically diversified.

The combined company's acquisition strategy could fail or present unanticipated problems for its business in the future, which could adversely affect its ability to make acquisitions or realize anticipated benefits of those acquisitions.

        The combined company's growth strategy may include acquiring oil and gas businesses and properties. Resaca may not be able to identify suitable acquisition opportunities or finance and complete any particular acquisition successfully. Furthermore, acquisitions involve a number of risks and challenges, including:

  •
  diversion of management's attention;

  •
  the need to integrate acquired operations;

  •
  potential loss of key employees of the acquired companies;

  •
  difficulty in assuming recoverable reserves, future production rates, operating costs, infrastructure requirements, environmental and other liabilities, and other factors beyond the combined company's control;

  •
  potential lack of operating experience in a geographic market of the acquired business; and

  •
  an increase in the combined company's expenses and working capital requirements.

Any of these factors could adversely affect the combined company's ability to achieve anticipated levels of cash flows from its acquired businesses or realize other anticipated benefits of those acquisitions.

The combined company intends to continue hedging a portion of its production, which may result in it making cash payments or prevent it from receiving the full benefit of increases in prices for oil and gas.

        Resaca and Cano reduce their respective exposure to the volatility of oil and gas prices by actively hedging a portion of their production. Hedging also prevents Resaca and Cano from receiving the full advantage of increases in oil or gas prices above the fixed amount specified in the hedge agreement. In a typical hedge transaction, it is anticipated that the combined company will have the right to receive from the hedge counterparty the excess of the fixed price specified in the hedge agreement over a floating price based on a market index, multiplied by the quantity hedged. If the floating price exceeds the fixed price, the combined company will be required to pay the counterparty this difference multiplied by the quantity hedged even if the combined company were to have insufficient production to cover the quantities specified in the hedge agreement. Accordingly, if the combined company has less production than it has hedged when the floating price exceeds the fixed price, it will be required to make payments against which there are no offsetting sales of production. If these payments become too large, the remainder of the combined company's business may be adversely affected. In addition, the combined company's hedging agreements will expose it to risk of financial loss if the counterparty to a hedging contract defaults on its contract obligations.

Loss of key executives and failure to attract qualified management could limit the combined company's growth and negatively impact its operations.

        Successfully implementing the combined company's strategies will depend, in part, on its management team. The loss of members of its management team could have an adverse effect on its business. The combined company's exploitation success and the success of other activities integral to its operations will depend, in part, on its ability to attract and retain experienced engineers, geoscientists and other professionals. Competition for experienced professionals is extremely intense. If the combined company cannot attract or retain experienced technical personnel, its ability to compete could be harmed.

        It is currently contemplated that J.P. Bryan will serve as the Chief Executive Officer of the combined company until the combined company can complete an executive search and hire a Chief Executive Officer. It may take up to one year or more to complete this process, and there can be no assurance that the company will find qualified candidates on terms acceptable to its board of directors.

Loss of the combined company's relationship with Torch Energy Advisors and its affiliates could negatively impact its operations.

        Resaca currently has an Amended and Restated Agreement for Administrative Services dated January 1, 2009, which we refer to as the Services Agreement, and an Amended and Restated Co-Employment Agreement dated January 1, 2009, which we refer to as the Co-Employment Agreement, with Torch, an affiliate of Resaca and its Chairman of the Board, J.P. Bryan, and Chief Executive Officer, John J. Lendrum, III, for the provision of operational, accounting and financial services, as well as the promotion of benefits and other services to Resaca's employees. Under the terms of these agreements, Resaca utilizes the employees and assets of Torch and its affiliates in its business. If the relationship with Torch or any of its affiliates were to be terminated, this could have a negative impact on the combined company's ability to function effectively pending the replacement of such Torch employees and assets. If Torch is unable to perform its obligations under the Services Agreement, or if Torch is unable to perform its obligations under the Co-Employment Agreement or other agreements with Resaca, this could have a negative impact on the combined company's ability to function effectively pending the replacement of these services.

Resales of shares of Resaca common stock following the merger and additional obligations to issue shares of Resaca common stock may cause the market price of Resaca common stock to fall.

        As of September 30, 2009, approximately 96.9 million shares of Resaca common stock were outstanding and approximately 4.9 million shares of Resaca common stock were subject to outstanding options, restricted stock awards, and other rights to purchase or acquire its shares. Resaca currently expects that it will issue approximately 19.2 million shares of Resaca common stock in connection with the merger. The issuance of these new shares of Resaca common stock, the sale of additional shares of Resaca common stock that may become eligible for sale in the public market from time to time upon exercise of options or vesting of restricted stock awards and any future issuances of common stock as consideration for future acquisitions and investments could have the effect of depressing the market price for shares of Resaca common stock.

The trading price of shares of Resaca common stock after the merger may be affected by factors different from those affecting the price of shares of Cano common stock or shares of Resaca common stock before the merger.

        When we complete the merger, holders of Cano common stock will become holders of Resaca common stock. The results of operations of Resaca, as well as the trading price of Resaca common stock, after the merger may be affected by factors different from those currently affecting Resaca's or Cano's results of operations and the trading price of Cano common stock. For a discussion of the businesses of Resaca and Cano and of certain factors to consider in connection with those businesses, see "Business & Financial Information of Resaca and Cano" beginning on pages III-1.

If the Rig Acquisition is not approved by the Resaca shareholders, then the combined company will have to unwind the Rig Acquisition, return the Rig Assets and locate other acceptable assets to replace them.

        Resaca's board has approved the Rig Acquisition and submitted the matter for shareholder approval at its annual meeting. If the shareholders do not ratify and approve the Rig Acquisition, the combined company will unwind the transaction, return the Rig Assets and real property to PBWS and receive the shares of Resaca common stock tendered as payment for the Rig Assets. Without the Rig Assets, the combined company would have to negotiate a new lease on office space, a rig yard in or around Odessa, Texas, lease or purchase comparable rigs and enter into an operating agreement with PBWS or another third party to operate the rigs. There can be no assurance that the combined company would be able to obtain comparable assets on similar terms, if at all, in the current market. The failure of the combined company to procure comparable assets could adversely affect its operations and drilling program.

If Resaca identifies differences between its accounting policies and those of Cano upon consummation of the merger, conforming those differences in accounting policies could have a material impact on the combined company's financial statements.

        The integration of Cano with Resaca will involve developing and implementing uniform accounting policies, internal controls and procedures, disclosure controls and procedures and other governance policies and standards. Upon consummation of the merger, Resaca will review Cano's accounting policies. As a result of that review, Resaca may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined company's financial statements.

The borrowing base under the New Facility may be reduced below the amount of our outstanding borrowings under that facility.

        The amount we are able to borrow under the New Facility is determined based on the value of our proved oil and natural gas reserves and is based on oil and natural gas price assumptions that vary by individual lender. Our borrowing base is subject to redetermination twice each year in February and August with the option for one additional redetermination during the interval between each scheduled redetermination and additional redeterminations based upon certain material dispositions. Should there be a deficiency in the amount of our borrowing base in comparison to our outstanding debt under the New Facility, we would be required to repay any such deficiency in five equal monthly installments, beginning 30 days after the notice of redetermination. If we were unable to make those repayments, we would be in default under the New Facility, which could have a material adverse effect on our business, results of operations, financial condition and prospects.

The present value of future net cash flows from Resaca's and Cano's proved reserves may not be the same as the current market value of Resaca's and Cano's estimated crude oil, natural gas and NGL reserves.

        The standardized measure of, or present value of future net revenues from, our proved reserves referred to in this proxy statement was the then current market value of our estimated crude oil, natural gas and natural gas liquids reserves as of June 30, 2009. In accordance with the requirements of the SEC, the estimated discounted future net cash flows from our proved reserves are based on prices and costs on the date of the estimate, held flat for the life of the properties. Actual future prices and costs may differ materially from those used in the present value estimate. The present value of future net revenues from our proved reserves as of June 30, 2009 was based on a NYMEX price of $69.89 per barrel for crude oil and NYMEX natural gas prices of $3.84 per MMBtu for Resaca and $3.71 per MMBtu for Cano on June 30, 2009.

        If crude oil prices were $1.00 per Bbl lower than the price used, Resaca's standardized measure as of June 30, 2009 would have decreased from $136.2 million to $133.1 million, and Cano's standardized measure as of June 30, 2009 would have decreased from $282.0 million to $275.1 million. If natural gas prices were $0.10 per MMBtu lower than the price used, Resaca's standardized measure as of June 30, 2009, would have decreased from $136.2 million to $135.8 million, Cano's standardized measure as of June 30, 2009, would have decreased from $282.0 million to $279.6 million. Any adjustments to the estimates of proved reserves or decreases in the price of crude oil or natural gas may decrease the value of shares of Resaca common stock.

        Actual future net cash flows will also be affected by increases or decreases in oil and gas demand and changes in governmental regulations or taxation. The timing of both the production and the incurrence of expenses in connection with the development and production of oil and natural gas properties affects the timing of actual future net cash flows from proved reserves. In addition, the 10% discount factor, which is required by the SEC to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most appropriate discount factor. The effective interest rate at various times and the risks associated with the combined company's business or the oil and gas industry in general will affect the accuracy of the 10% discount factor.

        The discounted future net revenues included in this proxy statement should not be considered as the market value of the reserves attributable to our properties. The estimated discounted future net revenues from proved reserves are generally based on prices and costs as of the date of the estimate, while actual future prices and costs may be materially higher or lower. Actual future net revenues will also be affected by factors such as:

  •
  the amount and timing of actual production;

  •
  supply and demand for oil and gas; and

  •
  changes in governmental regulations or taxation.

        In addition, the 10% discount factor, which the SEC requires to be used to calculate discounted future net revenues for reporting purposes, is not necessarily the most appropriate discount factor based on the cost of capital in effect from time to time and risks associated with the combined company's business and the oil and gas industry in general. Actual net revenues may be materially higher or lower.

Resaca's and Cano's estimated reserves are based on many assumptions that may prove inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present value of the combined company's reserves.

        No one can measure underground accumulations of oil and natural gas in an exact way. Oil and natural gas reserve engineering requires subjective estimates of underground accumulations of oil and natural gas and assumptions concerning future oil and natural gas prices, production levels, and operating and development costs. As a result, estimated quantities of proved reserves and projections of future production rates and the timing of development expenditures may prove to be inaccurate. Additionally, prior to the completion of the merger, Cano's proved reserve estimates were prepared each year at June 30th by Miller and Lents, Ltd. Upon completion of the merger, Haas Petroleum Engineering Services, Inc., which we refer to as Haas, will prepare the combined company's future reserve reports. Any material inaccuracies in Resaca's or Cano's existing reserve estimates, underlying assumptions or material differences in Haas' estimates of proved reserves acquired from Cano will materially affect the quantities and present value of the combined company's reserves, which could adversely affect the combined company's business, results of operations, financial condition and prospects.

        The proved oil and gas reserve information included in this proxy statement represents only estimates. These estimates are based on reports prepared by independent petroleum engineers. The estimates were calculated using oil and gas prices in effect on the date indicated in the reports. Any significant price changes will have a material effect on the quantity and present value of the combined company's reserves.

        Petroleum engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact manner. Estimates of economically recoverable oil and gas reserves and future net cash flows depend upon a number of variable factors and assumptions, including:

  •
  historical production from the area compared with production from other comparable producing areas;

  •
  the assumed effects of regulations by governmental agencies;

  •
  assumptions concerning future oil and gas prices; and

  •
  assumptions concerning future operating costs, severance and excise taxes, development costs and workover and remedial costs.

        Because all reserve estimates are to some degree subjective, each of the following items may differ materially from those assumed in estimating reserves:

  •
  the quantities of oil and gas that are ultimately recovered;

  •
  the timing of the recovery of oil and gas reserves;

  •
  the production and operating costs incurred; and

  •
  the amount and timing of future development expenditures.

        Furthermore, different reserve engineers may make different estimates of reserves and cash flows based on the same available data. Actual production, revenues and expenditures with respect to reserves will vary from estimates and the variances may be material.

The combined company's business will depend on gathering and transportation facilities owned by others. Any limitation in the availability of those facilities would interfere with the combined company's ability to market the oil and natural gas that it produces.

        The marketability of the combined company's oil and natural gas production will depend in part on the availability, proximity and capacity of gathering and pipeline systems owned by third parties. The amount of oil and natural gas that can be produced and sold is subject to curtailment in certain circumstances, such as pipeline interruptions due to scheduled and unscheduled maintenance, excessive pressure, physical damage to the gathering or transportation system, or lack of contracted capacity on such systems. The curtailments arising from these and similar circumstances may last from a few days to several months. In many cases, the combined company will be provided only with limited, if any, notice as to when these circumstances will arise and their duration. Any significant curtailment in gathering system or pipeline capacity, or significant delay in the construction of necessary gathering and transportation facilities, could adversely affect the combined company's business, results of operations, financial condition and prospects.

Our ability to use net operating loss carryovers to offset future taxable income may be limited.

        As a result of the issuance of our common stock in the merger and the offering, we expect the combined company's federal income tax net operating loss ("NOL") carryforwards to be subject to the ownership change limitation provisions of the Internal Revenue Code. This will result in a limitation on the use of NOL carryforwards to a specified amount per year. The company expects to be able to fully utilize these existing NOL carryforwards in future years. However, there can be no certainty that any of the combined company's NOL carryforwards will be utilized by the combined company in the future.

If the waterflood project at the Cockrell Ranch Unit of the Panhandle Properties is not successful, the aggregate reserves of the Panhandle Properties would be significantly reduced or eliminated.

        Cano is currently undertaking a waterflood project at the Cockrell Ranch Unit on 62 injection wells and 71 producing wells on 1,023 developed acres. Production has increased from roughly 10 BOEPD to over 100 BOEPD since the initial phase of the project was started in July of 2007. A number of conformance issues, caused by using prior injectors that were open-hole completed, has limited the rate of project response. Cano has embarked on an active isolation program to address these issues and retained a third-party engineering firm to perform simulation modeling. This isolation program and modeling is expected to be finalized by, and cost a remaining $250,000 through, June 30, 2010. Once completed, it is felt that waterflood production growth will more closely track the analog East Schafer Ranch response profile. Under the analogous East Schafer Ranch profile, the Cockrell Ranch Unit production would increase from the current levels of 100 BOEPD to approximately 700 BOEPD or roughly 10 BOEPD per producing well within the next 18 to 24 months after completion. The Cockrell Ranch unit contains 456 MBOE of PDP reserves based on actual performance to date and 725 MBOE of remaining PUD reserves. Should the project response at the Cockrell Ranch not match the expectations for the PUD reserve profile, the reserves for this project area would be significantly reduced or eliminated. Moreover, a complete failure at the Cockrell Ranch Unit waterflood would impair the PUD reserve calculations for the properties immediately adjacent to the Cockrell Ranch, and could partially impair the remainder of the Panhandle Properties.

 Risks Relating to the Oil and Gas Industry

Volatile oil and gas prices could adversely affect the combined company's financial condition and results of operations.

        The combined company's success is largely dependent on oil and gas prices, which are extremely volatile. Any substantial or extended decline in the price of oil and gas below current levels will have a material adverse effect on its business operations and future revenues. Moreover, oil and gas prices depend on factors the combined company cannot control, such as:

  •
  supply and demand for oil and gas and expectations regarding supply and demand;

  •
  weather;

  •
  actions by the Organization of Petroleum Exporting Countries;

  •
  political conditions in other oil-producing and gas-producing countries including the possibility of terrorism, insurgency or war in such areas;

  •
  the prices of foreign exports and the availability of alternative fuel sources;

  •
  valuation of US Dollar;

  •
  general economic conditions in the United States and worldwide; and

  •
  governmental regulations.

With respect to the combined company's business, prices of oil and gas will affect:

  •
  its revenues, cash flows, profitability and earnings;

  •
  its ability to attract capital to finance its operations and the cost of such capital;

  •
  the amount that it is allowed to borrow; and

  •
  the value of its oil and gas properties.

Any prolonged, substantial reduction in the demand for oil and gas, or distribution problems in meeting this demand, could adversely affect the combined company's business.

        The combined company's success is materially dependent upon the demand for oil and gas. The availability of a ready market for its oil and gas production depends on a number of factors beyond its control, including the demand for and supply of oil and gas, the availability of alternative energy sources, the proximity of reserves to, and the capacity of, oil and gas gathering systems, pipelines or trucking and terminal facilities. The combined company may also have to shut-in some of its wells temporarily due to a lack of market or adverse weather conditions. If the demand for oil and gas diminishes, the combined company's financial results would be negatively impacted.

        In addition, there are limitations related to the methods of transportation for the combined company's production. Substantially all of the combined company's oil and gas production is transported by pipelines and trucks owned by third parties. The inability or unwillingness of these parties to provide transportation services to the combined company for a reasonable fee could result in it having to find transportation alternatives, increased transportation costs or involuntary curtailment of a significant portion of its oil and gas production, any of which could have a negative impact on its results of operation and cash flows.

Resaca's and Cano's estimates of proved reserves and related PV-10 and standardized measure of discounted future net cash flows, which are prepared and presented under existing SEC rules, may change materially as a result of new SEC rules that will go into effect for fiscal years ending on or after December 31, 2009.

        This proxy statement presents estimates of Resaca's and Cano's proved reserves and related PV-10 and standardized measure of discounted future net cash flows as of June 30, 2009 and as of July 1, 2009, respectively, which estimates have been prepared and presented under existing SEC rules. The SEC has adopted new rules that are effective for fiscal years ending on or after December 31, 2009, which require SEC reporting companies to prepare their reserves estimates using, among other things, revised reserve definitions and revised pricing based on 12-month unweighted first-day-of-the-month average pricing. The pricing to be utilized for estimates of Resaca's and Cano's reserves as of June 30, 2010 will be based on an unweighted average twelve month average of West Texas Intermediate crude to be determined in 2010.

        Another impact of the new SEC rules is a general requirement that, subject to limited exceptions, proved undeveloped reserves may only be booked if they relate to wells scheduled to be drilled within five years of the date of booking and the financial resources to pursue the drilling program. This new rule may limit the combined company's potential to book additional proved undeveloped reserves as it pursues its drilling program.

        Resaca and Cano have not determined the impact the new rules may have on their respective estimates of proved reserves and related PV-10 and standardized measure of discounted future cash flows as of June 30, 2009, but the impact of the new rules on such estimates, and in particular the estimates of proved undeveloped reserves, could be material.

Operating hazards, natural disasters or other interruptions of the combined company's operations could result in potential liabilities, which may not be fully covered by its insurance.

        The oil and gas business involves certain operating hazards such as:

  •
  well blowouts;

  •
  cratering;

  •
  explosions;

  •
  uncontrollable flows of oil, gas or well fluids;

  •
  fires;

  •
  pollution; and

  •
  releases of toxic gas.

        Consistent with insurance coverage generally available to the industry, the combined company's insurance policies provide limited coverage for losses or liabilities. The insurance market in general and the energy insurance market in particular have been difficult markets over the past several years. As a result, Resaca and Cano do not believe that insurance coverage for the full potential liability, especially environmental liability, is currently available at a reasonable cost. If the combined company incurs substantial liability and the damages are not covered by insurance or are in excess of policy limits, or if it incurs liability at a time when it is not able to obtain liability insurance, then its business, results of operations and financial condition could be materially adversely affected.

Decommissioning costs could exceed the value of remaining reserves.

        The combined company may become responsible for costs associated with abandoning and reclaiming wells, facilities and pipelines which it may use for production of oil and gas. Abandonment and reclamation of facilities and the costs associated therewith is often referred to as "decommissioning." Should decommissioning be required, the costs of decommissioning may exceed the value of reserves remaining at any particular time to cover such decommissioning costs. The combined company may have to draw on funds from other sources to satisfy such costs. The use of other funds to satisfy such decommissioning costs could have a material adverse effect on the combined company's financial position and future results of operations.

Governmental agencies and other bodies might impose regulations that increase the combined company's costs and may terminate or suspend its operations.

        The combined company's business is subject to federal, state and local laws and regulations as interpreted by governmental agencies and other bodies vested with much authority relating to the exploration for, and the development, production and transportation of, oil and gas, as well as environmental and safety matters. Existing laws and regulations could be changed, and any changes could increase costs of compliance and costs of operating drilling equipment or significantly limit drilling activity.

        Under certain circumstances, the United States Minerals Management Service may require that the combined company's operations on federal leases be suspended or terminated. These circumstances include the combined company's failure to pay royalties or its failure to comply with safety and environmental regulations. The requirements imposed by these laws and regulations are frequently changed and subject to new interpretations.

Environmental liabilities could adversely affect the combined company's financial condition.

        The oil and gas business is subject to environmental hazards, such as oil spills, gas leaks and ruptures and discharges of petroleum products and hazardous substances, and historic disposal activities. These environmental hazards could expose the combined company to material liabilities for property damages, personal injuries or other environmental harm, including costs of investigating and remediating contaminated properties. In addition, the combined company also may be liable for environmental damages caused by the previous owners or operators of properties it has purchased or is currently operating. A variety of stringent federal, state and local laws and regulations govern the environmental aspects of the combined company's business and impose strict requirements for, among other things:

  •
  well drilling or workover, operation and abandonment;

  •
  waste management;

  •
  land reclamation;

  •
  financial assurance under the Oil Pollution Act of 1990; and

  •
  controlling air, water and waste emissions.

        Any noncompliance with these laws and regulations could subject the combined company to material administrative, civil or criminal penalties or other liabilities. Additionally, the combined company's compliance with these laws may, from time to time, result in increased costs to its operations or decreased production, and may affect its costs of acquisitions.

        In addition, environmental laws may, in the future, cause a decrease in the combined company's production or cause an increase in its costs of production, development or exploration. Pollution and similar environmental risks generally are not fully insurable. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Resaca—Regulation—Governmental Regulation—Environmental Regulations" on page III-23.

Certain U.S. federal income tax deductions currently available with respect to oil and gas exploration and development may be eliminated as a result of future legislation.

        President Obama's Proposed Fiscal Year 2010 Budget includes proposed legislation that would, if enacted into law, make significant changes to United States tax laws, including the elimination of certain key U.S. federal income tax incentives currently available to oil and natural gas exploration and production companies. These changes include, but are not limited to, (i) the repeal of the percentage depletion allowance for oil and natural gas properties, (ii) the elimination of current deductions for intangible drilling and development costs, (iii) the elimination of the deduction for certain domestic production activities, and (iv) an extension of the amortization period for certain geological and geophysical expenditures. It is unclear whether any such changes will be enacted or how soon any such changes could become effective. The passage of any legislation as a result of these proposals or any other similar changes in U.S. federal income tax laws could eliminate certain tax deductions that are currently available with respect to oil and gas exploration and development, and any such change could negatively affect our financial condition and results of operations.

Climate change legislation or regulations restricting emissions of "greenhouse gases" could result in increased operating costs and reduced demand for the oil and natural gas that we produce.

        On December 15, 2009, the U.S. Environmental Protection Agency ("EPA") officially published its findings that emissions of carbon dioxide, methane and other "greenhouse gases" present an endangerment to human health and the environment because emissions of such gases are, according to the EPA, contributing to warming of the Earth's atmosphere and other climatic changes. These findings by the EPA allow the agency to proceed with the adoption and implementation of regulations that would restrict emissions of greenhouse gases under existing provisions of the federal Clean Air Act. In late September 2009, the EPA had proposed two sets of regulations in anticipation of finalizing its findings that would require a reduction in emissions of greenhouse gases from motor vehicles and that could also lead to the imposition of greenhouse gas emission limitations in Clean Air Act permits for certain stationary sources. In addition, on September 22, 2009, the EPA issued a final rule requiring the reporting of greenhouse gas emissions from specified large greenhouse gas emission sources in the United States beginning in 2011 for emissions occurring in 2010. The adoption and implementation of any regulations imposing reporting obligations on, or limiting emissions of greenhouse gases from, our equipment and operations could require us to incur costs to reduce emissions of greenhouse gases associated with our operations or could adversely affect demand for the oil and natural gas that we produce.

        Also, on June 26, 2009, the U.S. House of Representatives passed the "American Clean Energy and Security Act of 2009," or "ACESA," which would establish an economy-wide cap-and-trade program to reduce U.S. emissions of greenhouse gases including carbon dioxide and methane. ACESA would require a 17% reduction in greenhouse gas emissions from 2005 levels by 2020 and just over an 80% reduction of such emissions by 2050. Under this legislation, the EPA would issue a capped and steadily declining number of tradable emissions allowances to certain major sources of greenhouse gas emissions so that such sources could continue to emit greenhouse gases into the atmosphere. These allowances would be expected to escalate significantly in cost over time. The net effect of ACESA will be to impose increasing costs on the combustion of carbon-based fuels such as oil, refined petroleum products, and natural gas. The U.S. Senate has begun work on its own legislation for restricting domestic greenhouse gas emissions and the Obama Administration has indicated its support of legislation to reduce greenhouse gas emissions through an emission allowance system. Although it is not possible at this time to predict when the Senate may act on climate change legislation or how any bill passed by the Senate would be reconciled with ACESA, any future federal laws or implementing regulations that may be adopted to address greenhouse gas emissions could require us to incur increased operating costs and could adversely affect demand for the oil and natural gas that we produce.

The adoption of derivatives legislation by Congress could have an adverse impact on our ability to hedge risks associated with our business.

        Congress is currently considering legislation to impose restrictions on certain transactions involving derivatives, which could affect the use of derivatives in hedging transactions. ACESA contains provisions that would prohibit private energy commodity derivative and hedging transactions. ACESA would expand the power of the Commodity Futures Trading Commission, or CFTC, to regulate derivative transactions related to energy commodities, including oil and natural gas, and to mandate clearance of such derivative contracts through registered derivative clearing organizations. Under ACESA, the CFTC's expanded authority over energy derivatives would terminate upon the adoption of general legislation covering derivative regulatory reform. The Chairman of the CFTC has announced that the CFTC intends to conduct hearings to determine whether to set limits on trading and positions in commodities with finite supply, particularly energy commodities, such as crude oil, natural gas and other energy products. The CFTC also is evaluating whether position limits should be applied consistently across all markets and participants. In addition, the Treasury Department recently has indicated that it intends to propose legislation to subject all OTC derivative dealers and all other major OTC derivative market participants to substantial supervision and regulation, including by imposing conservative capital and margin requirements and strong business conduct standards. Derivative contracts that are not cleared through central clearinghouses and exchanges may be subject to substantially higher capital and margin requirements. Although it is not possible at this time to predict whether or when Congress may act on derivatives legislation or how any climate change bill approved by the Senate would be reconciled with ACESA, any laws or regulations that may be adopted that subject us to additional capital or margin requirements relating to, or to additional restrictions on, our trading and commodity positions could have an adverse effect on our ability to hedge risks associated with our business or on the cost of our hedging activity.

Federal and state legislation and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays.

        Congress is currently considering legislation to amend the federal Safe Drinking Water Act to require the disclosure of chemicals used by the oil and gas industry in the hydraulic fracturing process. Hydraulic fracturing involves the injection of water, sand and chemicals under pressure into rock formations to stimulate natural gas production. Sponsors of bills currently pending before the Senate and House of Representatives have asserted that chemicals used in the fracturing process could adversely affect drinking water supplies. The proposed legislation would require the reporting and public disclosure of chemicals used in the fracturing process, which could make it easier for third parties opposing the hydraulic fracturing process to initiate legal proceedings based on allegations that specific chemicals used in the fracturing process could adversely affect groundwater. In addition, these bills, if adopted, could establish an additional level of regulation at the federal level that could lead to operational delays or increased operating costs and could result in additional regulatory burdens that could make it more difficult to perform hydraulic fracturing and increase our costs of compliance and doing business.

Risks Related to Ownership of Our Common Stock

The market price of our common stock could be volatile due to a number of factors, many of which are beyond our control.

        The market price of our common stock could be subject to wide fluctuations in response to a number of factors, most of which we cannot control, including:

  •
  changes in securities analysts' recommendations and their estimates of our financial performance;

  •
  the public's reaction to our press releases, announcements and our filings with the SEC;

  •
  fluctuations in broader securities market prices and volumes, particularly among securities of oil and natural gas companies;

  •
  changes in market valuations of similar companies;

  •
  departures of key personnel;

  •
  commencement of or involvement in litigation;

  •
  variations in our quarterly results of operations or those of other oil and natural gas companies;

  •
  future issuances and sales of securities; and

  •
  changes in general conditions in the U.S. economy, financial markets or the oil and natural gas industry.

        In recent years, the securities market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to the operating performance of these companies. Future market fluctuations may result in a lower price of our shares of common stock and could make it difficult for you to resell shares of our common stock at attractive prices.

Our certificate of formation and bylaws discourage unsolicited takeover proposals and could prevent you from realizing a premium for your common stock.

        Our certificate of formation and bylaws contain provisions that could delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider to be in such shareholder's best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders, and may make removal of the incumbent management and directors more difficult, which, under certain circumstances, could reduce the market price of our common stock. These provisions include:

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  a classified board of directors;

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  the ability of the board of directors to designate the terms of a new series of preferred stock;

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  advance notice requirements for nominations for election of the board of directors; and

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  requirements for approval of business combinations with interested parties.

        Together, these provisions may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for your common stock.

We may issue additional equity securities, which would dilute existing ownership interests.

        We may issue equity in the future in connection with capital raising, debt exchanges, acquisitions, strategic transactions or for other purposes.

        The issuance of additional equity securities may have the following effects:

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  an individual's proportionate ownership interest in us may decrease;

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  our earnings per share could be reduced;

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  the relative voting strength of each previously outstanding share may be reduced; and

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  the market price of our common stock may decline.

We may issue shares of preferred stock with greater rights than our common stock

        Our board of directors can, without approval of our shareholders, issue one or more series of preferred stock and determine the number of shares of each series and the rights, preferences and limitations on each series. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank ahead of our common stock as to dividend rights, liquidation preferences or voting rights, and may be convertible into shares of our common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock. See "Description of Resaca Capital Stock—Resaca Preferred Stock" beginning on page I-118.

THE MERGER

        The following is a discussion of the merger and the material terms of the merger agreement among Resaca, Cano and Merger Sub. You are urged to read carefully the merger agreement in its entirety, a copy of which is attached as Annex A to this proxy statement and incorporated by reference herein. Unless stated otherwise, all information in this proxy statement, including but not limited to share calculations and the exchange ratio in the merger, is presented as if the Resaca shareholders have approved, and Resaca has implemented immediately prior to the merger, the Reverse Stock Split.

General

        Pursuant to the merger agreement, Merger Sub will merge with and into Cano, with Cano being the surviving entity and a wholly-owned subsidiary of Resaca following the merger.

        In the merger, each share of Cano common stock will be converted into the right to receive 0.42 shares of Resaca common stock (after giving effect to the Reverse Stock Split) and each share of Cano preferred stock will be converted into the right to receive one share of Resaca preferred stock. This equates to $1.67 per Cano common share, calculated based on the September 28, 2009 closing price of Resaca common stock on the AIM of UK £0.50, which, after applying an assumed exchange rate of US $1.5882 per British pound and after giving effect to the Reverse Stock Split, equates to $3.9705 per Resaca common share. Immediately after the merger is completed, but prior to the completion of the offering, Cano common stockholders will own approximately 50% of the common stock of the combined company, and the Resaca shareholders will own the remaining 50%.

        The merger is expected to qualify as a reorganization under Section 368(a) of the Internal Revenue Code. Accordingly, the merger is expected to be tax free to Resaca shareholders and to the Cano stockholders to the extent they receive Resaca common stock or Resaca preferred stock in the merger.

Background of the Merger

        As part of the ongoing oversight and management of Cano's business, the board and management regularly review Cano's results of operations, prospects, and strategic direction. In November 2008, the Cano board received presentations from several investment banking firms relative to their analysis of Cano's operations, assets and financial condition. In its November 24, 2008 presentation to the Cano board, RBC identified several alternatives that could be available to Cano, including continuing the business as usual, a sale of the company, merger opportunities, and the potential acquisition of properties with producing reserves to balance the company's portfolio. On November 24, 2008, the Cano board established a strategic initiatives committee to review strategic initiatives available to Cano and report back to the board.

        In December 2008, Cano formally retained RBC as its financial advisor pursuant to an engagement letter dated December 5, 2008 (which letter was later superseded by a new engagement letter with RBC dated May 6, 2009) to review and evaluate strategic options that could increase stockholder value.

        Between March and July 2009, Cano entered into confidentiality agreements with six companies, including Resaca, interested in discussing potential transactions with Cano. Cano had discussions with each of these companies regarding various potential strategic transactions.

        In early March 2009, Cano's Chief Executive Officer, S. Jeffrey Johnson, met with Resaca's Chairman of the Board, J.P. Bryan, along with representatives of RBC, in Dallas, Texas. Mr. Johnson and Mr. Bryan discussed their respective companies and the general terms of a potential merger.

        On March 30, 2009, Resaca and Cano management, together with their respective financial advisors, met in Houston, Texas to discuss the possibility of a merger of the two companies and how the parties might proceed with their respective due diligence reviews. Resaca and Cano management continued these discussions in Fort Worth, Texas on March 31, 2009.

        On April 22, 2009, Resaca and Cano management met in Houston, Texas to further discuss complementary synergies of the two companies and how the parties might proceed with their respective due diligence reviews.

        On April 29, 2009, members of Cano and Resaca management met in Dallas, Texas with Haas Petroleum Engineering Services, Inc. to discuss Resaca's oil and gas reserves.

        On May 4, 2009, Mr. Bryan met with Mr. Johnson in Fort Worth, Texas and discussed the general terms of a potential merger.

        On May 6, 2009, at a meeting of the Resaca board, senior management briefed the board on the results of merger discussions with Cano.

        On May 7, 2009, at a meeting of the Cano board, senior management briefed the board on the results of discussions with the various parties that had been interested in exploring potential transactions with Cano. At the same meeting, representatives of RBC made a presentation to the board on the status of the acquisition and divestiture market and alternatives that could be available to Cano at that time. RBC advised the Cano board on the likelihood of any alternative in light of the current state of the debt and equity markets. Though management was directed to continue to be open to other strategic options, such as a merger or the purchase of properties with producing reserves, the Cano board officially terminated the strategic initiatives committee at this meeting.

        On May 11, 2009, Mr. Johnson met with Mr. Bryan and Resaca's Chief Executive Officer, John J. Lendrum, III in Houston, Texas. Messrs. Johnson, Bryan and Lendrum discussed the general terms of a potential merger and how a merger might be structured, including which company would maintain its public listing. They also had preliminary discussions regarding the exchange ratio to be used in a merger of the two companies.

        On May 13, 2009, Mr. Lendrum met with Sylvia Barnes of Madison Williams regarding a potential engagement of Madison Williams as Resaca's financial advisor.

        On May 15, 2009, Madison Williams was formally retained as exclusive financial advisor to Resaca with respect to the merger.

        On May 21, 2009, Messrs. Bryan, Johnson and Lendrum had a telephone conference in which they discussed the current status of the merger negotiations.

        On May 22, 2009, management of both Cano and Resaca, together with their financial advisors, met in Houston. The parties continued discussions of the general terms of a potential merger and how a merger might be structured. Cano management described the relevant rights of its preferred stockholders in the event of a merger, including, in some cases, the right under certain circumstances to require the company to redeem all of the Cano preferred stock for cash.

        On May 26, 2009, management representatives of both Cano and Resaca, including the parties' respective in-house counsel, had further discussions regarding deal structure. They also discussed due diligence issues and procedures. Resaca instructed its outside counsel, Haynes and Boone LLP, which we refer to as Haynes and Boone, to draft a proposed merger agreement.

        On May 27, 2009, Resaca and Cano management representatives conducted a field inspection of some of Resaca's properties and some of Cano's properties.

        On June 1, 2009, management of both Cano and Resaca, together with their outside legal counsel, discussed by phone the rights of Cano's preferred stockholders in the event of a merger and how those rights might vary depending on the transaction structure. The following day Cano opened its data room to Resaca for due diligence purposes. On June 3, 2009, Resaca opened its data rooms to Cano for due diligence purposes.

        On June 5, 2009, management of both Cano and Resaca, together with certain lenders of Resaca, discussed possible refinancing scenarios for Resaca's and Cano's credit facilities.

        The following week, Cano entered into confidentiality agreements with two potential financing partners and with another party interested in a strategic business combination, which we refer to as the other bidder. Cano began exploring potential transactions with these parties and also continued its discussions with Resaca concerning due diligence, transaction structure, and related matters.

        On June 8, 2009, Mr. Bryan sent a term sheet to Cano outlining the terms and structure of a potential transaction. On June 9, 2009, the Cano board met with management to discuss the term sheet received from Resaca. On June 10, 2009, representatives of Cano's board spoke by phone with Mr. Bryan to clarify certain aspects of Resaca's term sheet. Then on June 11, 2009, the Cano board met without management present to evaluate the needs of the company and alternatives available to it. The board concluded that to carry out the company's business plan and meet its financial obligations, either a strategic combination or an equity financing transaction was necessary, and that in addition to pursuing a strategic combination, management should explore potential financing transactions given the limitations in the market, in general, and for Cano, in particular, with respect to size, structure, use of proceeds and timing.

        In response to this Cano board directive, Cano management reviewed financing options, as well as pertinent requirements of the NYSE Amex and restrictions contained in the certificate of designations establishing Cano's preferred stock. Transactions under review by management included a common equity issuance, a convertible preferred refinancing and/or exchange, restructured credit facilities, a rights offering and other financial options including joint ventures and similar transactions.

        On June 18, 2009, another bidder made contact with Mr. Johnson regarding a potential merger opportunity. On June 19, 2009, the other bidder sent an email to Mr. Johnson outlining prospective transactional terms and considerations.

        On June 18, 2009, Resaca's outside counsel, Haynes and Boone, delivered to Cano's outside counsel, Thompson & Knight LLP, which we refer to as Thompson & Knight, a proposed merger agreement between Cano and Resaca.

        On June 19, 2009, Mr. Bryan sent a letter to Mr. Johnson regarding capital expenditures in response to requests for information from the Cano board of directors.

        On June 22, 2009, Mr. Bryan sent a letter to Mr. Johnson setting forth his proposed business strategy for the combined company and recommendations regarding the process for further negotiations between the parties. Mr. Johnson forwarded the letter to the Cano board.

        Between June 22 and June 25, 2009, Messrs. Bryan and Johnson had ongoing discussions regarding the exchange ratio and other terms of the merger agreement.

        On June 25, 2009, Cano management met with the other bidder to discuss the potential terms of a merger with that company. On the same day, Mr. Bryan advised Mr. Johnson by phone that Resaca was terminating all further discussions of a possible merger of Cano and Resaca. Resaca also advised its board of directors of the termination of further merger discussions with Cano.

        On June 26, 2009, the Cano board met and management advised the board of recent developments, including the status of the potential transaction with the other bidder. RBC made a presentation to the Cano board regarding the status of the discussions with the other bidder. The board also heard a presentation from management regarding potential equity financing options for the company given the overall market and current market capitalization of Cano. The board directed management to move forward with due diligence and negotiation of a transaction with the other bidder, but also directed management to prepare to conduct an equity issuance or rights offering in the event the merger negotiations were unsuccessful.

        During July and the first part of August 2009, Cano and the other bidder continued conducting their respective due diligence reviews and negotiating the terms of a merger agreement. The Cano board was briefed on the progress of the transaction with the other bidder at meetings held on August 17, 2009 and August 27, 2009. At the Cano board meeting on August 27, the board discussed the other bidder's desire to attempt to raise additional capital before announcing a transaction with Cano. The Cano board directed management to continue working with the other bidder, but also to continue preparing for an equity issuance in the event an agreement with the other bidder could not be reached.

        On September 2, 2009, the Chief Executive Officer of the other bidder advised Garrett Smith, a member of Cano's board, and Mr. Johnson that the other bidder had not yet been successful in its efforts to raise additional capital. On the same day, Mr. Smith and Mr. Bryan spoke about a potential transaction between Cano and Resaca. Mr. Bryan expressed interest in resuming merger discussions.

        On September 4, 2009, the Cano board and management had a telephonic conference at which the board was briefed on the status of the transaction with the other bidder as well as the possibility of resuming negotiations with Resaca. Cano management provided the Cano board with an analysis of Resaca's reserves and liquidity. RBC presented to the board a comparison of a merger with Resaca versus an equity issuance by Cano. The Cano board directed management to resume merger negotiations with Resaca.

        On September 8, 2009, Mr. Johnson and Mr. Bryan met in Colorado Springs, Colorado to discuss the structure and terms of a possible merger. On the same day, Thompson & Knight delivered to Haynes and Boone a revised draft of the proposed merger agreement and Cano management continued its due diligence review of Resaca's operations. Resaca management also resumed its due diligence review of Cano's operations.

        On September 10, 2009, Mr. Bryan and other Resaca officers met with some of Cano's directors to discuss the terms of a possible merger. Mr. Bryan and the other Resaca officers also met with Cano's management to discuss governance of the combined company and potential business opportunities that would be available to the combined company.

        On September 11, 2009, Resaca's management met with representatives of Madison Williams to discuss the terms of a possible merger with Cano, including the exchange ratio.

        On September 14 and 15, 2009, representatives of Cano and Resaca management, together with their outside counsel, held calls to discuss the optimum structure of the transaction in light of the companies' respective valuations and the redemption rights that could be available to Cano's preferred stockholders. On September 16, 2009, a team of Cano executives visited Resaca's offices to conduct further due diligence.

        The Cano board met on September 17, 2009 to discuss the status of the Resaca transaction. Management briefed the board on the progress of due diligence and the major business points still at issue. The board established a strategic initiatives and pricing committee made up of Messrs. Johnson, Smith and Pully to negotiate with Resaca and the other bidder, evaluate any other potential strategic transactions and serve as a pricing committee in the event Cano needed to move forward with an equity offering. Also on that day, the other bidder advised Cano that it was formally terminating discussions of a possible merger or rights offering with Cano.

        On September 18, 2009, Cano and Resaca management, together with their respective legal and financial advisors, discussed by phone various structural and business issues. These discussions continued on September 21 at a meeting in Houston where the parties reached agreement that after the merger, Cano would become a subsidiary of Resaca and Resaca would become listed on the NYSE Amex. The parties also agreed that they would seek the waiver by Cano's preferred stockholders of redemption and certain other rights that might be available to the preferred stockholders as a result of the agreed-upon merger structure, and that if such a waiver could not be obtained, the agreed-upon merger structure would not be viable. The parties determined to approach D.E. Shaw Laminar Portfolios, L.L.C., Cano's largest preferred stockholder, subject to appropriate confidentiality safeguards, to seek support for the merger transaction. On September 22, 2009, Cano entered into a confidentiality agreement with D.E. Shaw in anticipation of substantive discussions seeking D.E. Shaw's support of the merger transaction.

        During the week of September 21, 2009, Cano and Resaca negotiated the terms of the merger agreement. These discussions included the scope of representations, warranties and covenants contained in the agreement, the operating restrictions imposed on each company during the period between signing and the closing of the merger, the parties' ability to consider other acquisition proposals and terminate the merger agreement to pursue such proposals, and the amount and circumstances under which a party would be obligated to pay the other a termination fee. During the course of these negotiations, the amount of the termination fee was reduced from $5 million to $3.5 million. The parties also discussed the proposed separation agreements between Cano and two of its executive officers.

        On September 22, 2009, Resaca conducted a due diligence review of Cano's operations in Fort Worth, Texas.

        On September 24, 2009, Cano's management and board representatives, Resaca's management, and their respective legal advisors had further discussions regarding unresolved business and contractual issues, including issues relating to the merger agreement and to the executive separation agreements. Messrs. Smith and Lendrum negotiated tentative resolutions of the remaining issues, including a tentative agreement on the exchange ratio to be used in the merger.

        On September 25, 2009, Resaca's board met telephonically, together with Resaca executive management, its outside counsel, Haynes and Boone, and its financial advisor, Madison Williams, to review and approve the merger and the merger agreement. In advance of the meeting, the directors were provided with various documents, including copies of the draft merger agreement and a detailed written presentation from Madison Williams regarding its analysis of the merger. At the meeting, representatives of Haynes and Boone reviewed the terms of the merger agreement and other relevant legal matters, including the Resaca board's fiduciary duties with respect to its consideration of the proposed transaction. Management presented the results of its due diligence review of Cano, including a review of its outstanding litigation and insurance coverage. Management and Haynes and Boone also updated the directors on the status of discussions with D.E. Shaw and the status of negotiations regarding the Cano executive separation agreements. The Resaca board emphasized the importance of obtaining satisfactory executive separation agreements with Cano's Chief Executive Officer and Chief Financial Officer. Madison Williams presented its analysis of the pro forma financial and strategic impact on Resaca of the proposed merger. After lengthy discussion, the Resaca board unanimously approved the Merger and the Share Issuances, subject to resolution of the Cano executive separation agreements, and continued negotiation of the exchange ratio, and resolved to recommend both to Resaca's shareholders for approval pending the outcome of such matters.

        On September 25, 2009, Cano's board met telephonically to review the status of the negotiations. In advance of the meeting, the directors were provided with various documents, including copies of the draft merger agreement and a detailed summary of the merger agreement. The directors were also provided with updated financial information regarding the merger prepared by RBC. Thompson & Knight advised the board regarding the board's fiduciary duties with respect to its consideration of the proposed transaction. At the meeting, the Cano board discussed the terms of the merger agreement and other relevant legal matters, the status of discussions with D.E. Shaw and the status of negotiations regarding the executive separation agreements. The Cano board emphasized the importance of obtaining the support of D.E. Shaw before signing the merger agreement. Following the meeting, Mr. Johnson and Mr. Pully had further discussions with D.E. Shaw regarding the merger, including the terms of the new Resaca preferred stock that would be issued in exchange for the Cano preferred stock. Also, Mr. Smith and another Cano director, Don Niemiec, had further discussions with Mr. Bryan and Mr. Lendrum regarding various outstanding issues, including the exchange ratio and issues relating to the executive separation agreements.

        On September 26, 2009, the Cano board again met telephonically. Management and outside legal counsel updated the board on the changes that had been made to the merger agreement and the differences from the detailed summary provided by Thompson & Knight the day before. Management and outside counsel then advised the board on the status of the executive separation agreements, including the concessions being requested by Resaca, as well as the progress of discussions with D.E. Shaw. The board concluded that the company should seek a voting agreement from D.E. Shaw. The board terminated the previously formed strategic initiatives and pricing committee and established a new executive committee comprised of Messrs. Smith, Pully and Niemiec to coordinate and conduct final negotiations on behalf of Cano with respect to the merger agreement, the executive separation agreements, and the agreement with D.E. Shaw. The executive committee was also authorized to consider alternative transactions presented to Cano and, if necessary, act as a pricing committee of the Cano board for any equity offerings.

        On September 28, 2009, members of the executive committee resumed discussions with D.E. Shaw regarding the conditions under which D.E. Shaw would agree to waive its right to request a cash redemption of its preferred stock upon the effectiveness of the merger. The executive committee then met with Mr. Bryan regarding proposed revisions to the terms of the preferred stock, including delaying the mandatory redemption date, reducing the conversion price, and providing the company with more flexibility to raise additional capital. Both Cano and Resaca discussed the proposed terms with their respective financial advisors, and further negotiated the impact that the revised Cano preferred stock terms should have on the exchange ratio in the merger.

        On September 28, 2009, Resaca management notified the Resaca board of changes to the merger agreement, including the exchange ratio. The Resaca board was also consulted on the proposed revisions to the terms of the Cano preferred stock.

        Later on September 28, the Cano board held a lengthy telephonic meeting to consider and tentatively approved the transaction. Management presented the results of its due diligence review of Resaca. RBC then presented its preliminary analysis regarding the exchange ratio in the merger, subject to further negotiation of the exchange ratio. The board was apprised of the few remaining issues, including finalizing the exchange ratio, the agreement with D.E. Shaw, and the separation agreements, and the Board expressed its inclination to approve the transaction subject to resolution of all of these matters.

        On September 29, 2009, the executive committee negotiated and reached final agreement with D.E. Shaw and entered into a stock voting agreement under which D.E Shaw agreed to vote in favor of the Cano Series D Amendment (which if adopted would eliminate certain rights of the Cano preferred stockholders arising from the merger) and in favor of the merger. The stock voting agreement also set forth the terms of the Resaca preferred stock that would be issued in the merger in exchange for the Cano preferred stock. Also on September 29, the separation agreements for Messrs. Johnson and Daitch were finalized and Cano agreed to the final exchange ratio of 2.1 shares of Resaca common stock (0.42 shares as adjusted for the Reverse Stock Split) for each share of Cano common stock.

Resaca management notified the Resaca board of this final agreement on the exchange ratio and the terms of the Resaca preferred stock, and received final approval to proceed with the merger.

        Later on September 29, the Cano board met telephonically to formally consider and discuss the merger and related transactions. Management updated the board on the day's developments. RBC then reviewed with the Cano board of directors its financial analysis of the exchange ratio in the merger and rendered its oral opinion to the Cano board of directors, subsequently confirmed in writing, that based on RBC's experience as investment bankers, as of September 29, 2009 and subject to the various assumptions and limitations set forth in its opinion, the exchange ratio in the merger of 2.1 shares of Resaca common stock for each share of Cano common stock (which does not give effect to the Reverse Stock Split) was fair, from a financial point of view, to the holders of Cano common stock. The full text of RBC's written opinion, which sets forth material information relating to such opinion, including the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by RBC, is attached as Annex B to this proxy statement. For a more detailed discussion of RBC's opinion, please see "—Opinion of Cano's Financial Advisor" beginning on page I-85. Following further deliberations, and after consideration of the factors described under "—Cano's Reasons for the Merger," the board approved both the Cano Series D Amendment and the merger agreement unanimously (with the exception of Mr. Johnson, who abstained from both votes) and resolved to recommend both proposals to Cano's stockholders for approval.

        On September 29, 2009, the merger agreement was signed by all parties. Before the opening of the U.K. and U.S. financial markets on the morning of September 30, 2009, Cano and Resaca issued a joint press release announcing the signing of the merger agreement.

Resaca's Reasons for the Merger and the Share Issuances

        At their September 25, 2009 meeting, the members of the Resaca board of directors unanimously approved the merger. In consultation with its financial advisor, Madison Williams, the Resaca board believes that the merger agreement and the terms of the merger are in the best interests of Resaca and its shareholders. Therefore, the Resaca board recommends that Resaca's shareholders vote to approve the Merger and the Share Issuances. The Resaca Board continued to meet on September 28 and 29, 2009 to approve the final pricing and terms of the merger.

        In reaching its recommendation, the Resaca board consulted with Resaca's management, as well as its financial and legal advisors, and considered the following material factors:

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  Complementary Assets and Balanced Growth Opportunities.  Resaca believes that the majority of the assets and operations of Cano are complementary to those of Resaca. Resaca and Cano have the same business strategy, which is the exploitation of known oil and gas reserves, including the use of secondary and tertiary recovery technologies. Resaca believes that Cano's long-term growth potential with its large undeveloped reserve base (PUDs) complements Resaca's near-term capacity to increase production (PDNPs). The merger also affords Resaca the ability to high grade the combined capital expenditure programs.

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  Significant Cost Savings and Efficiencies.  Given the complementary nature of their operations, including complementary technical and operational staffs, Resaca expects that the merger will allow the combined company to take advantage of synergies which should result in significant cost savings. Resaca expects to reduce costs in the combined operations by approximately $4.5—$5.0 million in general and administrative expense and lease operating expense reductions over fiscal year 2009 by consolidating corporate headquarters, eliminating duplicative staff and expenses, realizing operating expense efficiencies and benefiting from other cost savings.

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  Near-Term Low Risk Production Enhancement.  Resaca believes that the merger will allow it to increase its hydrocarbon production by 10-20% by applying proven engineering applications to identified prospects.

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  Strategic Consistency.  Both Resaca and Cano are focused on exploitation of known oil and gas reserves and are engineering driven companies with limited exploration risk. Both companies have similar asset bases with mature, long-life oil production profiles with secondary and tertiary potential. Resaca believes there is significant CO2 recovery potential in both companies' properties.

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  More Efficient Access to Capital.  Resaca believes that the merger will provide the combined company with more efficient access to capital at a lower cost than either Resaca or Cano have on a standalone basis. There is very little overlap in Cano and Resaca's institutional stockholder bases providing the combined company with a greater institutional float and awareness in the market. With the approval of the Merger, the Share Issuances and the Reverse Stock Split, Resaca will have a dual listing on the AIM and the NYSE Amex. Access to both U.S. and European investor bases and increased size of the combined company should benefit Resaca with increased (i) liquidity and trading volume, (ii) awareness of Resaca, and (iii) access to capital (debt and equity).

        In reaching its decision to recommend the merger to its shareholders, the Resaca board of directors also considered a number of additional factors, including:

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  its discussions with Resaca's management concerning the results of Resaca's investigation of Cano, including with respect to litigation matters, and the mechanisms by which Resaca's and Cano's debt would be addressed in and after the merger;

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  the terms of the merger agreement, the structure of the transaction, including the conditions to each party's obligation to complete the merger, and the ability of the Resaca board of directors to terminate the agreement under certain circumstances;

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  the ability of Cano to obtain the votes necessary to approve the Cano Series D Amendment;

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  the ability of Resaca and Cano to complete the merger, including their ability to obtain the necessary regulatory approvals and their obligations in connection with obtaining those approvals;

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  the merger's structure, which is expected to constitute a reorganization under Section 368(a) of the Internal Revenue Code;

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  information concerning the financial condition, results of operations, prospects and businesses of Resaca and Cano provided by management of the companies, including the respective companies' cash flows from operations, recent performance of common stock and the ratio of Resaca common stock price to Cano common stock price over various periods, as well as current industry, economic and market conditions; and

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  the strategic, operational and financial opportunities available to Resaca in the normal course of its business compared to those that might be available following the merger.

        The Resaca board also considered certain risks and potential disadvantages associated with the merger, including:

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  Ongoing Cano Litigation.  If the ongoing Cano litigation matters are not decided in a manner favorable for Cano, these results could have an adverse effect on the operations of the combined company.

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  Merger-Related Expenses.  Resaca and Cano expect to incur approximately $6 million in charges and expenses as a result of the merger, which will reduce the amount of capital available to fund the combined company's operations.

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  Cash Flow from Operations.  The merger may negatively affect the combined company's cash flow from operations and other financial measures and there are uncertainties in timing and execution with respect to the anticipated benefits of the merger.

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  Integration.  The operations of the two companies may not be successfully integrated.

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  Lack of Expected Cost Savings.  Expected cost savings may not be realized to the degree anticipated.

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  Satisfaction of Conditions to the Merger.  The time and resources required to complete the merger and the risk that the merger might not be completed as a result of a failure to satisfy the conditions to the merger agreement.

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  Severance Obligations.  The aggregate $2.9 million in severance payments ($1.9 million cash and $1 million in Resaca common stock) to S. Jeffrey Johnson, Chief Executive Officer of Cano, and Benjamin L. Daitch, Chief Financial Officer of Cano, decrease the available cash flow that the combined company will have following the merger to fund its operations.

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  Cano Preferred Stock.  The existence of the Cano preferred stock and its rights, preferences, and privileges over the Cano common stock has a negative and dilutive impact on the Resaca shareholders.

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  Termination Fee.  The possibility that Resaca could be required to pay a $3.5 million termination fee in certain circumstances, which would decrease the available cash flow for Resaca should the merger not occur.

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  Reverse Stock Split.  The risks inherent in the Reverse Stock Split could negatively impact the combined company's stock price and shareholder value.

        Having considered these factors and the risks discussed under "Risk Factors" beginning on page I-51, the potential benefits of the merger outweigh these considerations in the judgment of the Resaca board. The foregoing discussion of the information and factors that were given weight by the Resaca board is not intended to be exhaustive, but it is believed to include all material factors considered by the Resaca board. Projections for Cano that Cano provided to Resaca were not material to the Resaca board's decision. The Resaca board of directors did not reach any specific conclusion with respect to any of the factors considered and instead conducted an overall analysis of such factors and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the Merger, the Share Issuances and the Reverse Stock Split.

        In view of the variety of factors considered in connection with its evaluation of the proposed merger and the terms of the merger agreement, the Resaca board did not deem it practicable to quantify or assign relative weights to the factors considered in reaching its conclusion. In addition, individual Resaca directors may have given different weights to different factors.

Recommendation of the Resaca Board of Directors

        At its meeting on September 25, 2009, after due consideration, the Resaca board of directors unanimously adopted resolutions:

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  determining that the merger agreement, the merger and the issuance of Resaca common stock and Resaca preferred stock, both in accordance with the terms of the merger agreement, and the other transactions contemplated thereby are advisable and in the best interests of Resaca and its shareholders;

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  approving and adopting the merger agreement and approving the merger, the issuance of Resaca common stock and Resaca preferred stock and the other transactions contemplated by the merger agreement; and

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  recommending that the Resaca shareholders vote "FOR" the approval of the Merger, the Share Issuances and the Reverse Stock Split.

Cano's Reasons for the Merger

        On September 29, 2009, Cano's board unanimously determined that the merger is fair to, and in the best interests of, Cano and its stockholders, approved and adopted the merger agreement and the merger, and resolved to recommend that Cano stockholders vote "FOR" approval of the merger agreement and the merger.

        In reaching its decision, Cano's board consulted with Cano's management, Cano's outside legal advisors, and RBC, Cano's financial advisor. In addition to those reasons stated above under "The Merger—Resaca's Reasons for the Merger and the Share Issuances," Cano's board of directors believes the merger is desirable for the following principal reasons:

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  the Cano board's confidence in the ability of Resaca's Chairman of the Board, J.P. Bryan, to lead the combined company and continue to enhance stockholder value;

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  the Cano board's consideration of Cano's financial and operational position, taking into account current commodity prices and other current industry, economic and market conditions;

  •
  the potential dilution to Cano's stockholders that would result from raising the capital necessary for Cano to continue to grow its operations;

  •
  Cano's liquidity position and the likelihood that Cano would be out of compliance with the financial ratio covenants contained in its credit agreements at December 31, 2009;

  •
  a review of other strategic alternatives potentially available to Cano (including other potential transactions) and their relative potential advantages and disadvantages compared to those associated with the merger;

  •
  the results of the business, legal and financial due diligence investigations of Resaca conducted by Cano's management and legal and financial advisors;

  •
  the results of the engineering due diligence investigations of Resaca conducted by Cano's management;

  •
  the terms of the merger agreement and the structure of the transaction, including the conditions to each company's obligations to complete the merger;

  •
  the fact that under the terms of the merger agreement three members of Cano's board would join the Resaca board of directors following the merger;

  •
  the fact that the merger consideration represented a premium of approximately 32% premium over the 30-day volume weighted average price of Cano shares for the period ending September 28, 2009;

  •
  the opinion of RBC rendered orally to the Cano board of directors on September 29, 2009 and subsequently confirmed in writing, that based on RBC's experience as investment bankers, as of such date and subject to the various assumptions and limitations set forth in its opinion, the exchange ratio in the merger of 2.1 shares of Resaca common stock for each share of Cano common stock (which does not give effect to the Reverse Stock Split) is fair, from a financial point of view, to the holders of Cano common stock. The full text of RBC's written opinion, which sets forth material information relating to such opinion, including the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by RBC, is attached as Annex B to this proxy statement. RBC's opinion was provided for the information and assistance of the Cano board of directors in connection with its consideration of the merger and was not on behalf of and was not intended to confer rights or remedies upon any other entity or person. For a more detailed discussion of RBC's opinion, please see "—Opinion of Cano's Financial Advisor" beginning on page I-85;

  •
  the fact that holders of Cano common stock would own approximately 50% of the combined company (prior to completion of the offering);

  •
  the merger's structure, which is expected to constitute a reorganization under Section 368(a) of the Internal Revenue Code; and

  •
  presentations by, and discussions with, senior executives of Cano and representatives of its outside legal counsel regarding the terms and conditions of the merger agreement.

        Cano's board also identified and considered a number of potentially negative factors and risks in its deliberations concerning the merger, including but not limited to:

  •
  the risk that the merger might not be completed as a result of a failure to satisfy one or more conditions to the merger;

  •
  the risk that the operations of the two companies may not be successfully integrated;

  •
  the size of the premium represented by the merger consideration relative to the pre-announcement value of Cano common stock might be reduced or eliminated by a decline in Resaca common stock price through the time the merger is consummated;

  •
  the risk associated with the business, legal and financial due diligence required in connection with the analysis of a non-SEC reporting company;

  •
  the limitations on Cano's ability to solicit other offers as well as the possibility that it could be required to pay a $3.5 million termination fee in certain circumstances, which would decrease the available cash flow of Cano should the merger not occur; and

  •
  other matters described under the caption "Risk Factors" beginning on page I-51.

        After deliberation, the Cano board of directors concluded that, on balance, the potential benefits of the merger to Cano stockholders outweighed these risks and potential disadvantages.

        The foregoing discussion of the information and factors considered by the Cano board of directors in making its decision is not intended to be exhaustive, but includes the material factors considered by the Cano board of directors. In view of the variety of material factors considered in connection with its evaluation of the merger, the Cano board of directors did not find it practicable to, and did not, quantify or otherwise assign relative or specific weight to any of these factors, and individual directors may have given different weight to different factors. Instead, the Cano board of directors made its determination based on the totality of the information presented to it.

        The above description of the Cano board of directors' considerations relating to the merger is forward-looking in nature. This information should be read in light of the factors discussed above under "Cautionary Statement Concerning Forward-Looking Statements" beginning on page I-49.

 Recommendation of the Cano Board of Directors

        At its meeting on September 29, 2009, after due consideration, the members of the Cano board of directors, who voted (Mr. Johnson, Cano's Chief Executive Officer, abstained from voting), unanimously adopted resolutions:

  •
  determining that the merger agreement, the merger, in accordance with the terms of the merger agreement, and the other transactions contemplated thereby are advisable and in the best interests of Cano and its stockholders;

  •
  approving and adopting the merger agreement and approving the merger and the other transactions contemplated by the merger agreement; and

  •
  recommending that the Cano stockholders vote "FOR" the adoption of the merger agreement.

        In considering the recommendation of Cano's board of directors with respect to the merger, you should be aware that some officers and directors of Cano have interests in the merger that may be different from, or in addition to, the interests of Cano stockholders generally. Cano's board of directors was aware of these interests and considered them in approving the merger agreement and the merger. For more information on these interests, see "—Interests of Certain Persons in the Merger" beginning on page I-97.

Analysis of Financial Advisor to the Resaca Board of Directors

        Madison Williams acted as financial advisor to Resaca in connection with the proposed merger. Madison Williams was selected by the Resaca board of directors based on Madison Williams' qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions, in general, and oil and gas transactions in particular. Resaca engaged Madison Williams to (a) review the business and operations of Resaca and Cano and Cano's operations, historical performance, and projected financial condition, (b) evaluate and recommend financial terms with respect to the proposed merger, (c) assist Resaca in due diligence related to Cano, (d) analyze the pro forma financial and strategic impact on Resaca of the proposed merger, (e) advise Resaca as to the timing, structure, proposed purchase price, and form of consideration of the proposed merger, (f) assist in negotiating the financial aspects of the proposed merger under Resaca's guidance, and (g) provide such other financial advisory and investment banking services as are normal and customary for similar transactions and as mutually agreed upon by Resaca and Madison Williams. Resaca did not request, and Madison Williams has not provided Resaca, with a written fairness opinion in connection with the merger.

        Madison Williams reviewed the merger agreement and held discussions with certain members of the management of Resaca and Cano with respect to the financial aspects of the proposed merger, the past and current business operations of Resaca and Cano, the financial condition and future prospects and operations of Resaca and Cano, the effects of the proposed merger on the financial condition and future prospects of Resaca and certain other factors Madison Williams believed necessary or appropriate to its analysis of the pro forma financial and strategic impact on Resaca of the proposed merger. Madison Williams presented its analysis of the merger and its impact to the Resaca board of directors at its meeting held on September 25, 2009 and consulted with the Resaca board on September 28 and 29, 2009. At such times, the Resaca board reviewed Madison Williams' analysis with Madison Williams, and Madison Williams addressed questions raised by the Resaca board.

        Madison Williams' financial analysis was only one of many factors considered by the Resaca board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the Resaca board or management with respect to the merger or the exchange ratio.

        Madison Williams has acted as exclusive financial advisor to Resaca with respect to the proposed merger. Under the terms of its engagement, Resaca paid Madison Williams a retainer fee of $75,000 upon execution of an engagement letter dated May 15, 2009, and in addition agreed to pay Madison Williams a transaction fee of $700,000 for services rendered in connection with the merger, which will be paid only if the merger is successfully completed. In the event that the merger agreement is terminated, Madison Williams is entitled to receive 10% of any breakup fee paid to Resaca as a result of such termination, upon which there is no dollar cap on Madison Williams' share of any termination fees. Resaca has also agreed to reimburse Madison Williams for its reasonable expenses, including fees and disbursements of its counsel, and to indemnify Madison Williams against liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement as exclusive financial advisor to Resaca.

        Madison Williams, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        In the ordinary course of their businesses, Madison Williams and its affiliates may actively trade the debt and equity securities of Resaca and Cano for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

Opinion of Cano's Financial Advisor

        Cano retained RBC to act as its financial advisor with respect to a possible merger, sale or other business combination of Cano with Resaca. In connection with that engagement, the Cano board of directors requested that RBC evaluate the fairness, from a financial point of view, of the exchange ratio to be received for the shares of Cano common stock in the merger. On September 29, 2009, RBC rendered its oral opinion to the Cano board of directors, which opinion was subsequently confirmed in writing, that based on RBC's experience as investment bankers, as of that date and subject to the various assumptions and limitations set forth in its opinion, the exchange ratio in the merger of 2.100 shares of Resaca common stock for each share of Cano common stock (which does not give effect to the Reverse Stock Split) is fair, from a financial point of view, to the holders of Cano common stock.

        The full text of RBC's written opinion, which sets forth material information relating to such opinion, including the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by RBC, is attached as Annex B to this proxy statement. This summary of RBC's opinion is qualified in its entirety by reference to the full text of the opinion. We urge you to read RBC's opinion carefully in its entirety.

        RBC's opinion was provided for the information and assistance of the Cano board of directors in connection with its consideration of the merger. RBC's opinion did not address the underlying business decision by Cano to engage in the merger or any other transaction related thereto or the relative merits of the merger compared to any alternative business strategy or transaction in which Cano might engage. RBC expressed no opinion and made no recommendation to any stockholder of Cano or any shareholder of Resaca or any other person as to how such stockholder or shareholder or other person should vote or act with respect to any matter related to the merger.

        RBC's opinion was intended for the use and benefit of the Cano board of directors. RBC's opinion may not be used for any other purpose without the prior written consent of RBC except as required by law. RBC's opinion, together with the analyses performed by RBC in connection with its opinion and reviewed with the Cano board of directors, were only one of the many factors taken into consideration by the Cano board of directors in making its determination to approve the merger and enter into the merger agreement. RBC has consented to the use of RBC's opinion in this proxy statement, however, RBC has not assumed any responsibility for the form or content of this proxy statement, other than RBC's opinion itself.

        RBC's opinion addressed solely the fairness of the exchange ratio, from a financial point of view, to the holders of shares of Cano common stock and did not in any way address other terms or conditions of the merger or the merger agreement, including, without limitation, the financial or other terms of any other agreement contemplated by, or to be entered into in connection with, the merger agreement. RBC did not express any opinion as to the prices at which Cano common stock or Resaca common stock have traded or would trade at any time, including following the announcement or consummation of the merger, regardless of whether or not the merger is consummated. Further, in rendering its opinion, RBC expressed no opinion about the fairness of the amount or nature of the compensation (if any) to any of the officers, directors or employees of any party to the merger, or class of such persons, relative to the exchange ratio or otherwise. RBC did not express any opinion as to any tax or other consequences that might result from the merger, nor did RBC's opinion address any legal, tax, regulatory or accounting matters, as to which RBC understood that Cano had obtained such advice as it deemed necessary from qualified professionals.

        In arriving at its opinion, RBC was not authorized to solicit, and did not solicit, interest from any party with respect to a merger or other business combination transaction involving Cano or any of its assets.

        In rendering its opinion, RBC assumed and relied upon the accuracy and completeness of all the information that was reviewed by RBC, including all of the financial, legal, tax, operating and other information provided to or discussed with RBC by or on behalf of Cano or Resaca (including, without limitation, the financial statements and related notes thereto of each of Cano and Resaca), and RBC did not assume responsibility for independently verifying, and did not independently verify, such information. RBC assumed that all forecasts prepared by or on behalf of Cano or Resaca, as the case may be (including forecasts prepared Cano with respect to certain potential benefits of the merger expected to be realized from the merger and the timing of their occurrence), were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of Cano or Resaca (as the case may be), respectively, as standalone entities (or, in the case of the benefits of the merger, as a combined company). RBC expressed no opinion as to any such forecasts or the assumptions upon which they were based. Without limiting the foregoing, RBC also assumed that the Resaca preferred stock would remain outstanding from and after the effective time of the merger on the same terms and conditions as those of the Cano preferred stock as of the date of RBC's opinion.

        In rendering its opinion, RBC did not assume any responsibility to perform, and did not perform, an independent evaluation or appraisal of any of the assets or liabilities of Cano or Resaca, and RBC was not furnished with any such valuations or appraisals (except that a reserve report of Cano's reserves and a reserve report of Resaca's reserves, each as of June 30, 2009, were provided to Resaca and Cano, respectively, and RBC as part of the merger due diligence process). RBC did not assume any obligation to conduct, and did not conduct, any physical inspection of the property or facilities of Cano or Resaca. RBC did not investigate, and made no assumption regarding, any litigation or other claims affecting Cano or Resaca.

        In rendering its opinion, RBC was not aware of the proposed Reverse Stock Split and did not consider any effect of the Reverse Stock Split, including any adverse effect that may result on the liquidity of the Resaca common stock issued in the merger that may result as a result of the decrease in the number of shares of Resaca common stock outstanding as a result of the Reverse Stock Split. In addition, in rendering its opinion, RBC was not aware of the offering or the refinancing under the New Facility or the terms of either of these transactions, each of which has arisen from events following the date of RBC's opinion, and RBC did not consider any effect of either the offering or the refinancing under the New Facility for purposes of its opinion.

        In rendering its opinion, RBC also assumed that the merger would be consummated in accordance with the terms of the merger agreement, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Cano or Resaca or the contemplated benefits of the merger. RBC further assumed that all representations and warranties set forth in the merger agreement were and would be true and correct as of the date or the dates made or deemed made and that all parties to the merger agreement would comply with all covenants of such party thereunder. RBC further assumed that the executed version of the merger agreement would not differ, in any respect material to its opinion, from the latest draft of the merger agreement provided to RBC on September 29, 2009.

        RBC noted that the merger agreement also provides, among other things, that (i) each of the holders of any restricted shares of Cano common stock shall execute an orderly market deed (as such term is defined in the merger agreement), which orderly market deed shall, among other things, restrict the right of such holder to sell shares of Resaca common stock received in the merger; and (ii) certain directors of Cano shall be elected as members of the Resaca board of directors as of the closing of the merger. In rendering its opinion, RBC did not give any special consideration to any of the factors noted in the immediately preceding sentence. In addition, in rendering its opinion, RBC did not consider any effects of (A) any shares of Cano common stock held by Cano as treasury shares, or (B) any share of Cano common stock held by any holder of Cano common stock who does not vote in favor of the merger (or consent thereto in writing) and who is entitled to demand and properly demands a judicial appraisal of the fair value of such holder's shares pursuant to, and who complies in all respects with, the provisions of Section 262 of General Corporation Law of the State of Delaware, or (C) any shares of Cano common stock held by Resaca or any of its affiliates, if any.

        RBC's opinion spoke only as of the date it was rendered, was based on the conditions as they existed and information which RBC had been supplied as of such date, and was without regard to any market, economic, financial, legal or other circumstances or events of any kind or nature which may exist or occur after such date. RBC has not undertaken to reaffirm or revise its opinion or otherwise comment on events occurring after the date of its opinion and does not have an obligation to update, revise or reaffirm its opinion. Unless otherwise noted, all analyses were performed based on market information available as of September 28, 2009, the last trading day preceding the date of RBC's opinion. For additional discussion of considerations regarding the timing of the shareholder meetings and consummation of the merger relative to the date of RBC's opinion, please see "Risk Factors—The fairness opinion obtained by Cano from its financial advisor will not reflect changes in circumstances between the date of the merger agreement and the dates of either the shareholder meetings or the consummation of the merger." beginning on page I-54.

        For the purposes of rendering its opinion, RBC undertook such review and inquiries it deemed necessary or appropriate under the circumstances, including the following:

  •
  RBC reviewed the financial terms of the latest draft of the merger agreement provided to RBC on September 29, 2009;

  •
  RBC reviewed and analyzed certain publicly available financial and other data with respect to Cano and Resaca and certain other relevant historical operating data relating to Cano and Resaca made available to RBC from published sources and from the internal records of Cano and Resaca, respectively;

  •
  RBC reviewed financial projections and forecasts of Cano prepared by Cano's management and financial projections and forecasts of Resaca, including the combined company after giving effect to certain potential benefits of the merger expected to be realized from the merger, prepared by Resaca's management;

  •
  RBC conducted discussions with members of the senior managements of Cano and Resaca with respect to the business prospects and financial outlook of Cano and Resaca as standalone entities as well as the strategic rationale and potential benefits of the merger;

  •
  RBC reviewed the reported prices and trading activity for Cano common stock and Resaca common stock; and

  •
  RBC performed other studies and analyses as it deemed appropriate.

        In arriving at its opinion, in addition to the review, inquiries and analyses listed above, RBC performed the following analyses:

  •
  RBC performed a valuation analysis of Cano as a standalone entity, using trading price, comparable company, precedent transaction and net asset value with respect to Cano;

  •
  RBC performed a valuation analysis of Resaca as a standalone entity, using trading price, comparable company and net asset value with respect to Resaca;

  •
  RBC performed a relative valuation analysis of Cano as a standalone entity relative to the most recent trading price of Resaca common stock as a standalone entity as of September 28, 2009, using comparable company, precedent transaction and net asset value with respect to Cano;

  •
  RBC performed a historical exchange ratio analysis of Cano common stock relative to Resaca common stock, using historical trading price;

  •
  RBC performed a relative contribution analysis; and

  •
  RBC reviewed the pro forma transaction impact of each of Resaca and Cano on the pro forma company after the merger.

        In connection with the rendering of its opinion to the Cano board of directors, RBC reviewed with the Cano board of directors the analyses listed above and other information material to the opinion.

        Set forth below is a summary of the significant analyses performed by RBC and reviewed with the Cano board of directors on September 29, 2009 in connection with the delivery of RBC's opinion. The financial analyses summarized below include information presented in tabular format. To fully understand the summary of the analyses used by RBC, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analysis. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of RBC's financial analyses. None of the analyses presented in this section were prepared taking into account the Reverse Stock Split, and none of the analyses have been adjusted to reflect or give effect to the Reverse Stock Split.

        In addition, for all purposes of its analyses summarized in this section, RBC defined enterprise value, which we refer to in this section as EV, for Resaca and Cano as fully diluted equity value (including the impact of any vested or outstanding options and restricted stock, as applicable) as of September 28, 2009, plus total debt, preferred stock (at liquidation value) and minority interest less cash, cash equivalents and marketable securities (other than restricted cash, where identified as such). RBC used the balance sheet for Resaca and Cano as of June 30, 2009, the latest balance sheet provided to RBC, to determine the value of these items, other than market prices.

        For purposes of the analyses summarized below, RBC calculated the "implied value" of the exchange ratio to be equal to the value of 2.100 shares of Resaca common stock as of the close of trading on September 28, 2009, the last trading day preceding the date of RBC's opinion. Based upon the closing price per share of Resaca common stock of £0.50, or $0.79 based on the USD-GBP exchange rate of 1.5882 per Bloomberg on September 28, 2009, which we refer to in this section as the September 28 Resaca closing price, and the exchange ratio in the merger of 2.100 shares of Resaca common stock per share of Cano common stock, RBC calculated an implied value of the exchange ratio of $1.67 per share of Cano common stock, which we refer to in this section as the implied merger consideration value, to be used for purposes of certain of the analyses performed.

Resaca Standalone Valuation Analysis

        RBC performed analyses of the value of Resaca to determine the reasonableness of the September 28 Resaca closing price of $0.79 to determine whether it could be used for purposes of analyzing the value of the exchange ratio in the merger.

        Comparable Company Analysis.    RBC prepared a comparable company analysis of certain implied multiples of Resaca in relation to the corresponding implied multiples of a group of publicly-traded companies that RBC deemed for purposes of its analysis to be comparable to Resaca.

        RBC reviewed the relevant metrics of the following publicly-traded exploration and production companies (with their metrics adjusted, as applicable, in one case, to reflect a recently completed asset sale in July 2009):

  •
  Clayton Williams Energy, Inc.

  •
  RAM Energy Resources, Inc.

  •
  Rex Energy Corporation

  •
  Gulfport Energy Corporation

        Although none of the selected companies is directly comparable to Resaca, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Resaca.

        In this analysis, RBC compared the enterprise value of Resaca expressed as a multiple of Resaca's calendar year 2010 projected production and risked reserves as of June 30, 2009. Projected production was based on Resaca management projections in the case of Resaca and, in the case of the comparable companies, on RBC Equity Research estimates, where available, or in one case where RBC Equity Research was not available, comparable Wall Street research. Unrisked reserves were obtained from the reserve report of Resaca's reserves as of June 30, 2009 in the case of Resaca and, in the case of the comparable companies, on the reserves most-recently disclosed in SEC filings. Given that Resaca and selected comparable companies were in a developmental stage and have a significant amount of undeveloped and non-producing reserves, RBC, based on its understanding of the market valuation for such companies, risk-adjusted the reserves of these companies to more appropriately reflect the market valuation of these companies. RBC risk-adjusted reserves as follows:

  •
  Resaca:  100% weighting to PDP, 75% to PDNP and 25% to PUD reserves, which we refer to collectively as "Risked Reserves."

  •
  Comparable companies:  90% weighting to PDP and PDNP and 50% to PUD reserves, which we refer to collectively as "Risked Reserves."

        The following table presents, as of September 28, 2009, Resaca's implied EV-to-Production and EV-to-Risked Reserves, and the corresponding multiples for the comparable companies:

	Comparable Companies				Resaca September 28 Resaca Closing Price
	Min.	Mean	Median	Max.
EV as a multiple of:
2010E Production (Boe/d)	$43,733	$63,174	$58,251	$92,461	$97,917
Risked Reserves (Boe)	$12.67	$20.09	$22.92	$24.67	$10.64

        For purposes of its analysis, RBC defined enterprise value for comparable companies as fully diluted market capitalization as of September 28, 2009 plus net debt (defined by RBC as total debt less cash (other than restricted cash, where identified as such) and cash equivalents, and preferred stock and minority interests, where applicable), using latest publicly-available balance sheet data.

        Based on the foregoing, RBC determined estimated EV-to-calendar year 2010 estimated Production multiples of $45,000 to $90,000 and EV-to-Risked Reserves as of June 30, 2009 of $9.50 to $15.00. RBC applied such ranges to Resaca's calendar year 2010 estimated Production of 1,108 Boe/d and Risked Reserves as of June 30, 2009 of 8,030 MBoe, respectively. RBC derived an implied value per share range for Resaca of $0.19 to $0.70 based on EV-to-calendar year 2010 estimated Production, and $0.46 to $0.92 based on EV-to-Risked Reserves as of June 30, 2009. RBC noted that the September 28 Resaca closing price was $0.79 per share of Resaca common stock.

        Net Asset Value Analysis of Resaca.    RBC also performed a net asset value analysis of Resaca. RBC calculated the present value of the field-level before-tax future cash flows that Resaca could be expected to generate from its existing base of proved reserves, based on a third-party engineering report as of June 30, 2009 and assuming the spot natural gas and crude oil prices of $3.80 per Mcf and $69.31per barrel, respectively, risk-adjusted as follows:

  •
  100% weighting to PDP;

  •
  75% weighting to PDNP; and

  •
  25% weighting to PUD reserves.

        RBC discounted these field-level before-tax cash flows at 10% in order to estimate Resaca's gross asset value. RBC then calculated the net asset value for Resaca by adjusting gross asset value for working capital, debt and cash. Net asset value per share for Resaca, using a fully diluted number of shares for Resaca, adjusted for any in-the-money vested options outstanding, was determined to be $0.80. RBC then applied a factor of +/- 10% to obtain a reasonable range of net asset values per share for Resaca, yielding a range of $0.72 and $0.88 for Resaca. RBC noted that the September 28 Resaca closing price was $0.79 per share of Resaca common stock.

        Based on the aforementioned analyses, RBC determined that the September 28 Resaca closing price of $0.79 reflected a reasonably adequate valuation of Resaca to be used for purposes of analyzing the value of the exchange ratio in the merger.

Cano Standalone Valuation Analysis

        Comparable Company Analysis.    RBC prepared a comparable company analysis of certain implied multiples of Cano in relation to the corresponding implied multiples of a group of publicly-traded companies that RBC deemed for purposes of its analysis to be comparable to Cano.

        RBC reviewed the relevant metrics of the following publicly-traded E&P companies (with their metrics adjusted, as applicable, in one case, to reflect a recently completed asset sale in July 2009):

  •
  Clayton Williams Energy, Inc.

  •
  RAM Energy Resources, Inc.

  •
  Rex Energy Corporation

  •
  Gulfport Energy Corporation

        Although none of the selected companies is directly comparable to Cano, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of Cano.

        In this analysis, RBC compared the enterprise value of Cano implied by the closing price per share of Cano common stock of $1.02 on September 28, 2009, which we refer to in this section as the September 28 Cano closing price, expressed as a multiple of Cano's calendar year 2010 projected Production and risked reserves as of June 30, 2009. Projected production was based on Cano management projections in the case of Cano and, in the case of the comparable companies, on RBC Equity Research estimates, where available, or in one case where RBC Equity Research was not available, comparable Wall Street research. Unrisked Reserves were based on a third-party engineering report of Cano's reserves as of June 30, 2009 in the case of Cano and, in the case of the comparable companies, on the reserves most-recently disclosed in SEC filings. Given that Cano and selected comparable companies were in a developmental stage and have a significant amount of undeveloped and non-producing reserves, RBC, based on its understanding of the market valuation for such companies, risk-adjusted the reserves of these companies to more appropriately reflect the market valuation of these companies. For purposes of its analyses, RBC risk-adjusted the reserves as follows:

  •
  Cano:  100% weighting to PDP, 75% to PDNP and 25% to PUD reserves, which we refer to collectively as "Risked Reserves."

  •
  Comparable companies:  90% weighting to PDP and PDNP and 50% to PUD reserves, which we refer to collectively as "Risked Reserves."

        The following table presents, as of September 28, 2009, Cano's implied EV-to-Production and EV-to-Risked Reserves, as determined on the basis of the September 28 Cano closing price, and the corresponding multiples for the comparable companies, as determined on the basis of their respective stock prices, for the periods reviewed by RBC in connection with its analysis:

	Comparable Companies				Cano September 28 Cano Closing Price
	Min.	Mean	Median	Max.
EV as a multiple of:
2010E Production (Boe/d)	$43,733	$63,174	$58,251	$92,461	$94,032
Risked Reserves (Boe)	$12.67	$20.09	$22.92	$24.67	$4.51

        For purposes of its analysis, RBC defined EV for comparable companies as fully diluted market capitalization as of September 28, 2009 plus net debt (defined by RBC as total debt less cash (other than restricted cash, where identified as such) and cash equivalents, and preferred stock and minority interests, where applicable), using latest publicly-available balance sheet data.

        Based on the foregoing, RBC calculated estimated EV-to-calendar year 2010 estimated Production multiples of $45,000 to $90,000 and EV-to-Risked Reserves as of June 30, 2009 of $6.00 to $10.00. RBC applied such ranges to Cano's calendar year 2010 estimated Production of 1,371 Boe/d and Risked Reserves as of June 30, 2009 of 19,249 MBoe, respectively. RBC derived an implied value per share range for Cano of $0.00 to $0.90 based on EV-to-calendar year 2010 estimated Production and $0.73 to $2.41 based on EV-to-Risked Reserves as of June 30, 2009. RBC noted that the implied merger consideration value in the merger was $1.67 per share of Cano common stock.

        Precedent Transaction Analysis.    RBC reviewed the financial terms of certain recent merger and acquisition transactions as reported in SEC filings, public company disclosures, other publicly-available sources and its internal RBC Richardson Barr database. RBC selected transactions announced year-to-date in 2009 where the target companies were involved in oil and gas exploration and production in either the Permian Basin or the Mid-Continent or Rockies regions. These transactions include:

Announcement Date	Buyer	Seller
9/21/09	Merit Management Partners I, L.P.	Petrohawk Energy Corp.
9/15/09	Apollo Global Management, LLC	Parallel Petroleum Corp.
8/31/09	Pioneer Southwest Energy Partners LP	Pioneer Natural Resources Company. (certain assets)
8/5/09	Linn Energy, LLC	Forest Oil Corporation (Certain assets)
8/2/09	Hicks Acquisition Company I	Resolute Natural Resources Company, LLC
7/17/09	Undisclosed acquiror	Breitburn Energy Partners, L.P. (certain assets)
Q2 2009	Undisclosed acquiror	LCS Production Company (certain assets)
6/30/09	Undisclosed acquiror	Pioneer Natural Resources Co. (certain assets)
6/29/09	Encore Acquisition Company	EXCO Resources, Inc. (certain assets)
6/29/09	Encore Energy Partners LP	Encore Acquisition Company (certain assets)
6/16/09	Seneca Resources Corporation	Ivanhoe Energy (USA) Inc. (certain assets)
5/20/09	Slawson Exploration Company, Inc.	Windsor Bakken LLC / Gulfport Energy Corporation
5/18/09	Encore Energy Partners LP	Encore Acquisition Company (certain assets)
5/5/09	Energen Resources Corporation	Range Resources Corp. (certain assets)
4/30/09	Apache Corp.	Marathon Oil Corp. (certain assets)
4/30/09	Undisclosed acquiror	Marathon Oil Corp. (certain assets)
1/9/09	Black Stone Minerals Company, L.P.	Certain assets

        Although none of the selected precedent transactions involved businesses that are directly comparable to Cano's business, RBC determined that the operations of the target businesses involved in the selected transactions as a whole for purposes of analysis may be considered comparable to Cano's operations.

        RBC reviewed the EV-to-last twelve month, which we refer to as LTM, production and EV-to-Risked Reserves of the selected precedent transactions. The results of these analyses were as follows:

	Comparable Companies
	Min.	Mean	Median	Max.
EV as a multiple of:
LTM Production (Boe/d)	$12,498	$65,826	$67,224	$131,694
Risked Reserves (Boe)	$8.58	$14.52	$12.48	$32.52

        Based on the foregoing, RBC determined estimated EV-to-last twelve month production multiples of $60,000 to $90,000 and EV-to-Risked Reserves multiples of $7.00 to $11.00. RBC applied such ranges to Cano's last twelve months production as of June 30, 2009 of 1,201 Boe/d and Risked Reserves as of June 30, 2009 of 19,249 MBoe, respectively. RBC derived an implied value per share range of Cano of $0.00 to $0.57 based on EV-to-last twelve month production and $1.15 to $2.83 based on EV-to-Risked Reserves. RBC noted that the implied merger consideration value in the merger was $1.67 per share of Cano common stock.

        Net Asset Value Analysis of Cano.    RBC also performed a net asset value analysis of Cano. RBC calculated the present value of the field-level before-tax future cash flows that Cano could be expected to generate from its existing base of proved reserves, based on a third-party engineering report as of June 30, 2009 and assuming the NYMEX natural gas, crude oil and natural gas liquids, which we refer to as NGLs, prices of $3.71 per Mcf, $69.89 per barrel of oil and $40.71 per barrel of NGLs, respectively, risk-adjusted as follows:

  •
  100% weighting to PDP;

  •
  75% weighting to PDNP; and

  •
  25% weighting to PUD reserves.

        RBC discounted these field-level before-tax cash flows at 10% in order to estimate Cano's gross asset value. RBC then calculated the net asset value for Cano by adjusting gross asset value for working capital, debt and cash. Net asset value per share for Cano, using a fully diluted number of shares adjusted for all options outstanding and restricted stock, was determined to be $1.98. RBC then applied a factor of +/- 10% to obtain a reasonable range of net asset values per share for Cano, yielding a range of $1.81 and $2.21 for Cano. RBC noted that the implied merger consideration value in the merger was $1.67 per share of Cano common stock.

Exchange Ratio Analysis

        RBC calculated the implied exchange ratios using the Cano stand-alone per share equity valuation reference ranges obtained from the methodologies mentioned above, and the September 28 Resaca closing price. The results for each methodology were as follows:

Comparable Companies Analysis—EV as a multiple of:
2010E Production (Boe/d)	Up to 1.133x
Risked Reserves (Boe)	0.915x to 3.029x
Precedent Transaction Analysis—EV as a multiple of:
LTM Production (Boe/d)	Up to 0.713x
Risked Reserves (Boe)	1.443x to 3.558x
NAV Analysis	2.281x to 2.787x

        RBC noted that the exchange ratio in the merger was 2.100x (prior to the Reverse Stock Split).

Historical Exchange Ratio Analysis

        RBC reviewed the historical trading prices for shares of Cano common stock and Resaca common stock for the period from July 16, 2008 (the date of Resaca's initial public offering on the AIM) to September 28, 2009. RBC also analyzed the historical trading ratio of the respective common stock of Cano and Resaca for various periods during the period from July 16, 2008 to September 28, 2009 as set forth in the table below, and compared it to the exchange ratio of 2.100x to be paid in the merger and the premium (or discount) implied by that exchange ratio in the merger at each historical trading ratio. For purposes of its analysis, RBC converted Resaca's daily closing prices to United States dollars using the daily USD-GBP exchange rate per Bloomberg.

	Cano Price	Resaca Price	Implied Exchange Ratio		Implied Transaction Premium/Discount
Current (as of September 28, 2009)	$1.02	$0.79	1.284	x	63.5%
1 Week Volume-Weighted Average Price ("VWAP")	1.02	0.80	1.275		64.7%
2 Weeks VWAP	1.10	0.75	1.456		44.3%
3 Weeks VWAP	1.05	0.67	1.566		34.1%
1 Month VWAP	1.03	0.63	1.633		28.6%
3 Months VWAP	0.87	0.52	1.675		25.4%
6 Months VWAP	0.87	0.46	1.906		10.2%
1 Year VWAP	0.77	0.46	1.699		23.6%
VWAP Since IPO	1.36	0.48	2.828		(25.7)%
52-week high price (9/28/08 to 9/28/09)	2.58	2.32	1.110		89.2%
52-week low price (9/28/08 to 9/28/09)	0.22	0.19	1.135		85.1%

Relative Contribution Analysis

        RBC reviewed and analyzed the estimated future operating and financial contributions of each of Cano and Resaca to the pro forma merged entity, both on an unlevered (enterprise value) basis for fiscal year 2010 and fiscal year 2011 EBITDA, fiscal year 2009, fiscal year 2010 and fiscal year 2011 Production, and current risked and unrisked Reserves, and on a levered (equity ownership) basis for current Net Asset Value and fiscal year 2010 and fiscal year 2011 Cash Flow. These values were compared to Cano contribution to the combined entity of 59.4%, on an unlevered basis, and 49.7%, on a levered basis (pro forma common stock ownership of Cano stockholders). The following table presents the results of this analysis:

  Unlevered basis

	Production	EBITDA
FY 2009	64%	—
FY 2010	61%	38%
FY 2011	49%	24%
	Reserves
Current risked	78%
Current unrisked	71%

  Levered basis

Cash Flow
FY 2010	NM
FY 2011	44%
Net Asset Value
Current risked	72%
Current unrisked	54%

Pro Forma Transaction Impact

        RBC reviewed and analyzed the impact of the merger on a per share basis to Cano's shareholders in relation to certain financial and operating metrics of the combined company, on both a levered and unlevered basis. The per share impact was based on Cano contribution to the combined entity of 59.4%, on an unlevered basis, and 49.7%, on a levered basis (pro forma common stock ownership of Cano shareholders). The following table presents the results of this analysis:

  Unlevered basis

	Production	EBITDA	G&A Expense
FY 2010	(3)%	55%	(4)%
FY 2011	22%	152%	2%

	Reserves	PV-10
Current risked	(24)%	(18)%
Current unrisked	(16)%	(3)%
Debt / FY 2010 EBITDA	(10.1x )

  Levered basis

Cash Flow
FY 2010	(118)%
FY 2011	14%

Overview of Analyses; Other Considerations

        In reaching its opinion, RBC did not assign any particular weight to any one analysis or the results yielded by that analysis. Rather, having reviewed these results in the aggregate, RBC exercised its professional judgment in determining that, as of September 29, 2009 and based on the aggregate of the analyses used and the results they yielded, the exchange ratio was fair, from a financial point of view, to the holders of Cano common stock. RBC believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analyses and, accordingly, also made qualitative judgments concerning differences between the characteristics of Cano and the merger and the data selected for use in its analyses, as further discussed below.

        No single company or transaction used in the above analyses as a comparison is identical to Cano, Resaca or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions analyzed. The analyses were prepared solely for purposes of RBC providing an opinion as to the fairness, from a financial point of view, of the exchange ratio to the holders of Cano common stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty.

        The preparation of a fairness opinion is a complex process that involves the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Several analytical methodologies have been employed and no one method of analysis should be regarded as critical to the overall conclusion RBC reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions RBC reached are based on all the analyses and factors presented, taken as a whole, and also on application of RBC's own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. RBC therefore gave no opinion as to the value or merit standing alone of any one or more parts of the analyses. RBC therefore believes that its analyses must be considered as a whole and that selecting portions of the analyses and of the factors considered, without considering all factors and analyses, could create an incomplete or misleading view of the processes underlying its opinion. RBC's opinion was approved by RBC's Fairness Opinion Committee.

        In connection with its analyses, RBC made, and was provided by Cano's management and/or Resaca's management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Cano's and/or Resaca's control. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Cano or Resaca or its respective advisors, none of Cano, Resaca, RBC or any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

        Under its engagement agreement with Cano, RBC became entitled to receive a fee of $300,000 upon the delivery of RBC's opinion, which fee is not contingent upon the successful completion of the merger. In addition, for RBC's services as financial advisor to Cano in connection with the merger, if the merger is successfully completed, RBC will receive an additional fee equal to $1,500,000, against which the fee RBC received for delivery of its opinion will be credited. In addition, Cano has agreed to pay RBC an exchange fee equal to a specified percentage of the gross face amount of any securities extinguished in an exchange of certain securities of Cano for new securities, including in connection with the merger, half of which exchange fee shall be credited against the fee payable if the merger is successfully completed. Cano and RBC estimate that the exchange of the Cano preferred stock for the Resaca preferred stock in the merger will result in an additional exchange fee payment equal to approximately $400,000 after giving effect to the credits of the exchange fee. In addition, if, in connection with the merger not being completed, Cano receives a termination fee, RBC will be entitled to a specified percentage of that fee in cash, when it is received by Cano. Cano has also agreed to indemnify RBC for certain liabilities that may arise out of RBC's engagement and to reimburse RBC for its reasonable out-of-pocket expenses incurred in connection with its services. The terms of the engagement letter were negotiated at arm's-length between Cano and RBC and the Cano board of directors was aware of this fee arrangement at the time of its approval of the merger agreement.

        RBC, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. In the ordinary course of business, RBC or one or more of its affiliates may act as a market maker and broker in the publicly traded securities of Cano and/or Resaca and receive customary compensation, and may also actively trade securities of Cano and/or Resaca for its own account and the accounts of its customers, and, accordingly, RBC and its affiliates may hold a long or short position in such securities. In addition, RBC and/or one or more of its affiliates have in the past provided investment banking services to each of Cano and Resaca, for which RBC received customary fees. In particular, in December 2008, RBC was retained by Cano as a financial advisor to advise the Cano board of directors on various strategic matters not specifically related to Resaca. In July 2008, RBC or one or more of its affiliates represented Resaca as the joint broker and in other related capacities for the initial public offering and admittance for trading to the AIM of shares of Resaca common stock, and RBC or one or more of its affiliates has continued to serve as a joint broker for Resaca since the initial public offering. In October 2008, RBC or one or more of its affiliates represented Resaca as a financial advisor in connection with Resaca's consideration of a possible acquisition transaction and a related equity offering in connection with the acquisition transaction. Neither the acquisition transaction nor the offering was consummated. In light of RBC's prior services to Cano and Resaca, RBC anticipated that it may be selected by Cano and/or Resaca to provide investment banking and financial advisory and/or financing services that may be required by Cano and/or Resaca in the future, regardless of whether the merger is successfully completed, for which RBC would expect to receive customary fees. RBC has not received any fees from Cano or Resaca in the prior two years except as described above, will not receive any fees from Resaca relating to the merger and does not have any agreement or understanding with Cano or Resaca regarding any other services to be performed now or in the future, other than pursuant to its engagements described above. The Cano board of directors, in selecting RBC as its financial advisor and in receiving and taking into consideration RBC's opinion, was aware of these facts but determined that RBC's prior services did not preclude, but rather they supported, the re-engagement of RBC as its financial advisor.

        RBC is an internationally recognized investment banking firm providing a full range of financial advisory and securities services. Cano selected RBC as its financial advisor based on RBC's experience in mergers and acquisitions and in securities valuation generally.

        RBC's opinion was one of many factors taken into consideration by the Cano board of directors in determining to enter into the merger Agreement. See "—Cano's Reasons for the Merger" beginning on page I-82. Consequently, the analyses described above should not be viewed as determinative of the opinion of the Cano board of directors or any director with respect to the exchange ratio or of whether the Cano board of directors would have been willing to determine that a different exchange ratio was fair. The exchange ratio to be paid pursuant to the merger was determined through arm's-length negotiations between Cano and Resaca and was recommended by the Cano board of directors. RBC did not recommend any specific exchange ratio to the Cano board of directors or Cano or that any given exchange ratio constituted the only appropriate consideration for the merger.

Accounting Treatment

        The merger will be accounted for as an acquisition of Cano by Resaca under the purchase method of accounting under U.S. generally accepted accounting principles. Under the purchase method of accounting, the assets and liabilities of the acquired company are, as of completion of the merger, recorded at their respective fair values and added to those of the accounting acquirer. Financial statements of Resaca issued after the merger will reflect only the operations of Cano after the merger and will not be restated retroactively to reflect the historical financial position or results of operations of Cano.

        All unaudited pro forma consolidated financial statements contained in this proxy statement were prepared using the purchase method of accounting. The final allocation of the purchase price will be determined after the merger is completed and after completion of an analysis to determine the fair value of Cano's assets and liabilities. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments. Any decrease in the fair value of the assets or increase in the fair value of the liabilities of Cano as compared to the unaudited pro forma information included in this proxy statement will have the effect of increasing the amount of the purchase price allocable to oil and gas properties.

Opinion as to Material U.S. Federal Income Tax Consequences of the Merger

        As a condition to the merger, Cano must receive an opinion of its tax counsel, Thompson & Knight, that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that Cano and Resaca shall each be a party to the reorganization within the meaning of Section 368 of the Internal Revenue Code.

        Such opinion is or will be based on certain factual representations, warranties and covenants contained in the certificates signed by duly authorized officers of Cano, Resaca and Merger Sub. An opinion of counsel represents counsel's best legal judgment and is not binding on the Internal Revenue Service, and there can be no assurance that following the merger the Internal Revenue Service will not challenge the legal conclusion expressed in the opinion. Please review carefully the information under the caption "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page I-104 for a description of the material U.S. federal income tax consequences of the merger.

Interests of Certain Persons in the Merger

        In considering the recommendation of the boards with respect to the merger, you should be aware that certain officers and directors of Resaca and Cano have the following interests in the merger that are separate from and in addition to the interests of shareholders of Resaca and stockholders of Cano generally. The Resaca and Cano boards were aware of these interests and considered them in approving the merger agreement.

        Composition of Resaca's Board.    The merger agreement provides that after the merger the Resaca board will consist of seven members—four individuals designated by Resaca and three individuals designated by Cano. Members of Resaca's board of directors who are not also employees of Resaca will each receive the director's fees and other compensation described under "Compensation Discussion & Analysis" on page IV-1.

        Outstanding Stock Options and Restricted Stock.    As of December 14, 2009, directors, executive officers and employees of Cano held options for 1,336,992 shares of Cano common stock and restricted stock awards related to 386,669 shares of Cano common stock. As of December 14 2009, options to purchase 293,205 shares of Cano common stock were subject to vesting, with 63,334 options vesting in 2009, 94,139 options vesting in 2010, 132,232 options vesting in 2011 and 3,500 options vesting in 2012. These options will vest in full immediately prior to the completion of the merger and will be converted into options to purchase shares of Resaca common stock, subject to adjustment for the 0.42 exchange ratio. In addition, on December 14, 2009, 386,669 shares of Cano restricted stock were subject to vesting, with 240,000 shares vesting in 2010 and 146,669 shares vesting in 2011. The restrictions on any restricted stock awards held by Cano's directors and officers will expire immediately before the merger is completed.

        The implied merger consideration price per Cano share is $1.67. Should $1.67 become the actual deal price (as stock-for-stock mergers result in fluctuating stock prices until completion), the quantification of the benefit to be received by the Cano directors and executive officers in connection with accelerated vesting of outstanding Cano stock options and restricted stock would be $0 for stock options and $646,734 for restricted stock.

        None of Cano's directors or executive officers have stock options with exercise prices of less than the $1.67 implied merger consideration price per Cano share that would vest immediately. Therefore, there is no benefit to the accelerated vesting of Cano stock options to Cano's directors and executive officers.

        Cano's directors do not have restricted shares. Cano's executive officers have an aggregate of 386,667 non-vested restricted stock shares at September 29, 2009. Based on the $1.67 implied merger consideration price per share, the benefit to the accelerated vesting of Cano stock options to Cano's executive officers is $646,734 (386,667 shares times $1.67 per share). Due to fluctuations in the market price of Resaca common stock, the benefit to be received by the Cano directors and executive officers could be more or less than the amounts stated upon consummation of the merger.

        Employment Agreements.    The following officers of Cano each have employment agreements with Cano which give them additional rights if there is a change of control of Cano: (i) Patrick McKinney, Senior Vice President of Engineering and Operations; (ii) Michael J. Ricketts, Vice President and Principal Accounting Officer; and (iii) Phillip B. Feiner, Corporate Secretary, Vice President and General Counsel. The merger will constitute a change of control under those agreements. Therefore, if any of those individuals is terminated for any reason within twelve months of the merger, or resigns within twelve months of the merger because his job title, duties or compensation has been reduced or he has been required to relocate to a county that does not abut Tarrant County, each will be entitled to a lump-sum cash severance payment equal to three times his annual salary then in effect and three times the sum of his prior year's bonuses, subject to certain limitations, and to company medical benefits for himself, his spouse and his dependants for up to three years. Resaca currently intends to retain each of these individuals in positions and at compensation levels comparable to their current positions and compensation levels with Cano.

        S. Jeffrey Johnson and Benjamin L. Daitch, Cano's Chief Executive Officer and Chief Financial Officer, respectively, each have employment agreements with Cano containing provisions similar to those described above, and neither will continue as a Cano or Resaca employee after the merger. In connection with the signing of the merger agreement, Resaca required, and both Mr. Johnson and Mr. Daitch agreed, to enter into separation agreements permitting one-third of their respective severance payments to be made by delivery of shares of Resaca common stock rather than cash and reducing the term of the company medical benefits from three years to one year. The amounts due under such separation agreements, which will be paid six months after the completion of the merger, are as follows:

	Cash	Stock*
S. Jeffrey Johnson	$1,366,308	$683,304
Benjamin L. Daitch	$578,666	$289,332

*
Shares of Resaca common stock equal to these dollar amounts as of the effective time of the merger will be issued to Messrs. Johnson and Daitch six months following such effective time.

        Voting Agreement.    On October 20, 2009, Cano entered into a stock voting agreement with S. Jeffrey Johnson, Cano's Chief Executive Officer and a member of Cano's board of directors, which provides, among other things, that Mr. Johnson will vote all of his shares of Cano common stock and Cano preferred stock in favor of the Cano Series D Amendment.

        Directors' and Officers' Indemnification and Insurance.    The merger agreement provides that for six years after the effective time of the merger, the surviving corporation will indemnify the present and former officers and directors of Cano and its subsidiaries from liabilities arising out of actions or omissions in their capacity as such at or prior to the effective time of the merger, to the full extent permitted under Delaware law or the surviving corporation's certificate of formation and bylaws. Accordingly, the surviving corporation will maintain Cano's directors' and officers' insurance coverage for six years after the effective time of the merger but only to the extent related to actions or omissions prior to the effective time of the merger, provided that the surviving corporation may substitute insurance policies with substantially similar coverage and amounts containing no less advantageous terms than those maintained by Cano as of the effective time of the merger. The aggregate amount of premiums to be paid with respect to the maintenance of such policies for the six-year period shall not exceed $2 million. Resaca has received premium quotations from insurance providers for such policies for substantially less than $2 million.

Appraisal Rights

        Holders of shares of Cano preferred stock who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL.

        The following summary of the provisions of Section 262 is not a complete statement of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by reference to the full text of Section 262, a copy of which is attached as Annex E to this proxy statement. If you wish to exercise appraisal rights or wish to preserve your right to do so, you should carefully review Section 262 and are urged to consult a legal advisor.

        Under Delaware law, holders of shares of Cano preferred stock who do not wish to accept the merger consideration, who do not vote in favor of the adoption of the merger agreement and who otherwise properly demand appraisal of their shares may elect to have the "fair value" of their shares of Cano preferred stock determined by the Delaware Court of Chancery and paid in cash, together with a interest, if any. The "fair value" will exclude any element of value arising from the accomplishment or expectation of the merger. A stockholder may only exercise these appraisal rights by complying with the provisions of Section 262 of the DGCL, which we refer to as Section 262.

        All references in Section 262 and in this summary to a "stockholder" are to the record holder of shares of Cano preferred stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of Cano preferred stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly the steps summarized below and in a timely manner to perfect appraisal rights.

        Under Section 262, where a proposed merger is to be submitted for adoption at a meeting of stockholders, as in the case of Cano's special meeting, Cano, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that these appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes notice to the Cano stockholders, and the full text of Section 262 is attached as Annex E to this proxy statement.

        If you wish to exercise the right to demand appraisal under Section 262, you must satisfy each of the following conditions:

  •
  You must deliver to Cano a written demand for appraisal of your shares of Cano preferred stock, which demand must reasonably inform Cano of your identity and that you are demanding appraisal of your shares of Cano preferred stock, before the vote on the adoption of merger agreement at Cano's special meeting. This demand must be in addition to and separate from any proxy or vote against the merger agreement.

  •
  You must not vote your shares of Cano preferred stock in favor of the adoption of the merger agreement. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, if you vote by proxy and wish to exercise appraisal rights, you must vote against the adoption of the merger agreement or mark your proxy card to indicate that you abstain from voting on the adoption of the merger agreement.

  •
  You must continuously hold your shares of Cano preferred stock of record from the date of making the demand for appraisal through the effective date of the merger. If you are the record holder of shares of Cano preferred stock on the date the written demand for appraisal is made but you thereafter transfer those shares prior to the effective date of the merger, you will lose any right to appraisal in respect of those shares.

        Only a holder of record of shares of Cano preferred stock is entitled to demand an exercise of appraisal rights for those shares registered in that holder's name. A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as the holder's name appears on the holder's stock certificates, should specify the holder's name and mailing address and the number of shares registered in the holder's name and must state that the person intends thereby to demand appraisal of the holder's shares in connection with the merger.

        If the shares of Cano preferred stock are owned of record by a person in a fiduciary capacity, such as a trustee, guardian or custodian, the demand must be executed in that capacity. If the shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand must be executed by or on behalf of all of the owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that in executing the demand the agent is acting as agent for such owner or owners. A record holder, such as a broker, who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising these rights with respect to the shares held for one or more other beneficial owners. In that case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

        Stockholders who hold their shares of Cano preferred stock in "street name" in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine appropriate procedures for making a demand for appraisal.

        A stockholder who elects to exercise appraisal rights under Section 262 should mail or deliver a written demand to:

Cano Petroleum, Inc.
Corporate Secretary
801 Cherry Street, Suite 3200
Fort Worth, Texas 76102

Any stockholder who wishes to assert appraisal rights should not submit an election form, as doing so will be considered a withdrawal of any previously filed written demand for appraisal.

        Within ten days after the effective date of the merger, Resaca, as the surviving corporation, must send a notice that the merger has become effective to each of Cano's former stockholders who has properly made a written demand for appraisal in accordance with Section 262 and who has not voted to adopt the merger agreement, referred to in this proxy statement as a dissenting stockholder. Within 120 days after the effective date of the merger, but not after that date, either Resaca or any dissenting stockholder may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of common stock held by all dissenting stockholders. Resaca is under no obligation, and has no present intent, to file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that Resaca will file a petition or that it will initiate any negotiations with respect to the fair value of the shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Since Resaca has no obligation to file a petition, the failure of affected stockholders to do so within the period specified could nullify any previous written demand for appraisal. As used in this paragraph and throughout the remainder of this section, references to Resaca mean the corporation that survives the merger.

        Within 120 days after the effective date of the merger, any dissenting stockholder will be entitled to receive from Resaca, upon written request, a statement setting forth the aggregate number of shares of Cano preferred stock not voted in favor of the adoption of the merger agreement and with respect to which Cano received demands for appraisal and the aggregate number of holders of those shares. Resaca must mail this statement to the stockholder by the later of ten days after receipt of the request and ten days after expiration of the period for delivery of demands for appraisals under Section 262. Notwithstanding the foregoing, a person who is the beneficial owner of shares of Cano preferred stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request for the statement described in this paragraph.

        A stockholder who timely files a petition for appraisal with the Delaware Court of Chancery must serve a copy upon Resaca. Resaca must, within 20 days, file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares of Cano preferred stock and who have not reached agreements with it as to the value of their shares. After notice to stockholders as may be ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares of Cano preferred stock and who hold shares represented by certificates to submit their certificates to the Register in Chancery for notation on the certificates of the pendency of the appraisal proceedings. If any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

        After determining which stockholders are entitled to an appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares of Cano preferred stock and the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. This value will exclude any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. However, costs do not include attorneys' or expert witness fees. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding be charged pro rata against the value of all of the shares entitled to appraisal. These expenses may include, without limitation, reasonable attorneys' fees and the fees and expenses of experts. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as, or less than the value of the merger consideration they would be entitled to receive pursuant to the merger agreement if they did not seek appraisal of their shares. Stockholders should also be aware that investment banking opinions as to fairness from a financial point of view are not opinions as to fair value under Section 262. Although Cano believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither Resaca nor Cano anticipate offering more than the applicable merger consideration to any holder of share of Cano preferred stock exercising appraisal rights, and reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262, the "fair value" of a share of Cano preferred stock is less than the applicable merger consideration. The Delaware courts have stated that the methods which are generally considered acceptable in the financial community and otherwise admissible in court may be considered in the appraisal proceedings. In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder's exclusive remedy.

        From and after the effective date of the merger, no dissenting stockholder shall be entitled to vote the shares of Cano preferred stock subject to that demand for any purpose or be entitled to receive payment of dividends or other distributions on those shares. However, stockholders will be entitled to dividends or other distributions payable to holders of record of shares of Cano preferred stock as of a record date prior to the effective date of the merger.

        Any dissenting stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw its demand for appraisal and accept the merger consideration by delivering to Resaca a written withdrawal of the stockholder's demands for appraisal within 60 days after the effective date of the merger or, if such written withdrawal is made more than 60 days after the effective date of the merger, with the written approval of Resaca. If a dissenting stockholder fails to perfect, successfully withdraws or loses such holder's right to appraisal, then the right of that dissenting stockholder to an appraisal will cease and the dissenting stockholder will be entitled to receive only the merger consideration. No appraisal proceeding before the Delaware Court of Chancery as to any stockholder will be dismissed without the approval of the Delaware Court of Chancery, and this approval may be conditioned upon any terms the Delaware Court of Chancery deems just; provided, however, that any dissenting stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger. If Resaca does not approve a stockholder's request to withdraw a demand for appraisal when the approval is required, or, except with respect to any dissenting stockholder who withdraws such stockholder's right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding. This value could be higher or lower than, or the same as, the value of the merger consideration.

        Failure to strictly follow the steps required by Section 262 for perfecting appraisal rights will result in the loss of appraisal rights, in which event you will be entitled to receive the consideration with respect to your dissenting shares in accordance with the merger agreement. In view of the complexity of the provisions of Section 262, if you are considering exercising your appraisal rights under the DGCL, you are urged to consult your own legal advisor.

Cano Voting Agreements

        Cano has entered into separate stock voting agreements with the holders of a majority of the outstanding Cano preferred stock. These voting agreements provide, among other things, that such holders will vote all of their respective shares of Cano preferred stock (a) in favor of the Cano Series D Amendment, (b) in favor of adoption of the merger agreement, and (c) in accordance with the recommendation of the Cano board of directors in connection with any Acquisition Proposal (as such term is defined in the merger agreement).

        Additionally, each such holder has also agreed to deliver an irrevocable proxy to Cano and not to transfer any of its shares of Cano preferred stock during the term of the voting agreement. The voting agreements will terminate on the earlier of (a) the effective time of the merger, (b) the termination of the merger agreement in accordance with its terms, (c) any amendment, modification or supplement to the merger agreement or any waiver by any party thereto that is adverse to the interests of such holders without the prior written consent of a majority of holders of the Cano preferred stock, and (d) the failure of Resaca to assume certain of Cano's obligations with respect to the Cano preferred stock.

        In addition, on October 20, 2009, Cano entered into a stock voting agreement with S. Jeffrey Johnson, Cano's Chief Executive Officer and a member of Cano's board of directors. See "—Interests of Certain Persons in the Merger—Voting Agreement."

Investor Rights Agreement with Holders of Resaca Preferred Stock

        In connection with the issuance of the Resaca preferred stock to the current holders of the Cano preferred Stock, Resaca plans to enter into an investor rights agreement with the holders of the Resaca preferred stock. The investor rights agreement is intended to grant such shareholders substantially similar registration and other rights currently associated with the Cano preferred stock. Specifically, the investor rights agreement will require that Resaca will file a registration statement with the SEC covering the resale of the Resaca common stock underlying the Resaca preferred stock within 45 days after the effective date of the merger. If the registration statement is not filed with the SEC within such time, Resaca must pay 1.5% of the aggregate purchase price of the Resaca preferred stock and an additional 1.5% for every 30 days the registration statement is not filed. If the registration statement is not declared effective by the SEC within 90 days of the effective date of the merger if there is not any review of the registration statement by the SEC or within 120 days of the effective date of the merger if there is any review of the registration statement by the SEC, Resaca must pay 1.5% of the aggregate purchase price of the Resaca preferred stock and an additional 1.5% for every 30 days it is not effective. In addition, subject to certain exceptions, Resaca is to maintain the effectiveness of the registration statement and if the effectiveness of the registration statement is not maintained, then Resaca must pay 1.5% of the aggregate purchase price of the Resaca preferred stock and an additional 1.5% for every 30 days it is not maintained. The maximum aggregate of all registration delay payments is 10% of the aggregate purchase price of the Resaca preferred stock.

NYSE Amex Listing of Resaca Common Stock; Delisting and Deregistration of Cano Common Stock

        Before the completion of the merger, Resaca has agreed to use all reasonable efforts to cause all outstanding shares of Resaca common stock and the shares of Resaca common stock to be issued in the merger and reserved for issuance under any equity awards to be approved for listing on the NYSE Amex. Such approval is a condition to the completion of the merger. If the merger is completed, Cano common stock will cease to be listed on the NYSE Amex and its shares will be deregistered under the Securities Exchange Act of 1934, as amended.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

        The following discussion is a summary of the material U.S. federal income tax consequences of the merger to holders of Cano common stock and Cano preferred stock. This discussion is based on the Internal Revenue Code, applicable U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial authorities, each as in effect as of the date of this document and all of which are subject to change at any time, possibly with retroactive effect. In addition, this discussion does not address any state, local or foreign tax consequences of the merger.

        This discussion addresses only Cano stockholders who hold Cano common stock or Cano preferred stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment). It does not address all aspects of U.S. federal income taxation that may be relevant to a particular Cano stockholder in light of that stockholder's individual circumstances or to a Cano stockholder who is subject to special treatment under U.S. federal income tax law, including, without limitation:

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  a bank, insurance company or other financial institution;

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  a tax-exempt organization;

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  a mutual fund;

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  a U.S. expatriate;

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  an entity or arrangement treated as a partnership for U.S. federal income tax purposes or an investor in such partnership;

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  a dealer in securities;

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  a holder who has a functional currency other than the United States dollar;

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  a holder liable for the alternative minimum tax;

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  a trader in securities who elects to apply a mark-to-market method of accounting;

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  a holder who holds Cano common stock or Cano preferred stock as part of a hedge, straddle, constructive sale or conversion transaction; and

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  a holder who acquired Cano common stock or Cano preferred stock pursuant to the exercise of employee stock options or otherwise as compensation.

        For purposes of this discussion, "U.S. Holder" refers to a beneficial owner of Cano common stock or Cano preferred stock that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States; (2) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust if it (A) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        The term "Non-U.S. Holder" means a beneficial owner of Cano common stock or Cano preferred stock that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. A Non-U.S. Holder does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of the merger and who is not otherwise a resident of the United States for U.S. federal income tax purposes.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Cano common stock or Cano preferred stock, the tax treatment of a partner in that partnership generally will depend upon the status of the partner and the activities of that partnership. A partner in a partnership holding Cano common stock or Cano preferred stock should consult its tax advisor regarding the tax consequences of the merger.

        Cano stockholders should consult their tax advisors as to the specific tax consequences to them of the merger in light of their particular circumstances, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws.

        General.    The merger has been structured to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. It is a condition to the completion of the merger that Cano receive a written opinion from its tax counsel, Thompson & Knight, dated as of the date of completion of the merger, to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that Cano and Resaca will each be a party to the reorganization within the meaning of Section 368 of the Internal Revenue Code. This opinion will be based on representations provided by Resaca, Merger Sub and Cano to be delivered at the time of closing and on customary assumptions. If any such representation or assumption is inaccurate, the tax consequences of the merger to holders of Cano common stock and Cano preferred stock could differ materially from those described below.

        No ruling has been or will be sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger and an opinion of counsel is not binding on the Internal Revenue Service or any court. Accordingly, there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions described herein.

        In addition, in connection with the filing of the registration statement of which this proxy statement is a part, Cano has received a legal opinion from Thompson & Knight LLP, to the same effect as the opinions described above. Cano does not intend to waive the receipt of an opinion of counsel, dated as of the date of completion of the merger, as a condition to its obligation to complete the merger, and Cano will not waive the receipt of this opinion as a condition to its obligation to complete the merger without the approval of Cano stockholders.

        U.S. Holders—Exchange of Cano Common Stock for Resaca Common Stock.    The material U.S. federal income tax consequences of the merger to a U.S. Holder of Cano common stock who, pursuant to the merger, exchanges his or her Cano common stock for Resaca common stock are as follows:

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  a holder of Cano common stock will not recognize gain or loss upon receipt of Resaca common stock solely in exchange for Cano common stock, except with respect to cash received in lieu of fractional shares of Resaca common stock (as discussed below);

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  the aggregate tax basis in the shares of Resaca common stock received in the merger (including any fractional shares deemed received and exchanged for cash) will be equal to the aggregate tax basis of the Cano common stock surrendered; and

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  the holding period of the shares of Resaca common stock received in the merger will include the holding period of the shares of Cano common stock surrendered in exchange therefor.

        If a holder acquired different blocks of Cano common stock at different times or different prices, such holder's tax basis and holding periods in its Resaca common stock may be determined with reference to each block of Cano common stock.

        U.S. Holders—Exchange of Cano Preferred Stock for Resaca Preferred Stock.    The material U.S. federal income tax consequences of the merger to a U.S. Holder of Cano preferred stock who,

pursuant to the merger, exchanges his or her Cano preferred stock for Resaca preferred stock are as follows:

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  a holder of Cano preferred stock will not recognize gain or loss upon receipt of Resaca preferred stock solely in exchange for Cano preferred stock;

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  the aggregate tax basis in the shares of Resaca preferred stock received in the merger will be equal to the aggregate tax basis of the Cano preferred stock surrendered; and

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  the holding period of the shares of Resaca preferred stock received in the merger will include the holding period of the shares of Cano preferred stock surrendered in exchange therefor.

        If a holder acquired different blocks of Cano preferred stock at different times or different prices, such holder's tax basis and holding periods in its Resaca preferred stock may be determined with reference to each block of Cano preferred stock.

        U.S. Holders—Cash in Lieu of Fractional Shares.    A U.S. Holder of Cano common stock who receives cash in lieu of a fractional share of Resaca common stock generally will be treated as having received such fractional share in the merger and then as having received cash in exchange for such fractional share. Gain or loss generally will be recognized based on the difference between the amount of cash received in lieu of the fractional share and the tax basis allocated to such fractional share of Resaca common stock. Such gain or loss generally will be long-term capital gain or loss if, as of the effective date of the merger, the holding period in the Cano common stock exchanged is greater than one year.

        Non-U.S. Holders.    Special rules may apply to certain Non-U.S. Holders, such as U.S. expatriates, controlled foreign corporations, passive foreign investment companies, persons who actually or constructively own, or have owned, more than 5% of Cano's equity at any time during the five-year period ending at the date of completion of the merger, and corporations that accumulate earnings to avoid U.S. federal income tax. Such Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

        The following discussion assumes that Cano common stock will continue to be regularly traded on the NYSE Amex leading up to and as of the effective time of the merger, and that Resaca common stock will continue to be regularly traded on the AIM and/or the NYSE Amex as of and after the effective time of the merger, such that, in each case, Cano common stock and Resaca common stock will be considered to be "regularly traded on an established securities market" for purposes of the Internal Revenue Code.

        As a result of the merger, a Non-U.S. Holder will recognize gain or loss to the same extent that a U.S. Holder will recognize gain as described above. Any gain recognized by a Non-U.S. Holder will constitute capital gain and generally will not be subject to U.S. federal income or withholding tax unless:

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  the Non-U.S. Holder is an individual present in the United States for at least 183 days in the taxable year of the merger and certain other conditions are met; or

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  the gain is "effectively connected" with the Non-U.S. Holder's conduct of a trade or business in the United States or, if certain tax treaties apply, the gain is attributable to a "permanent establishment" maintained by the Non-U.S. Holder in the United States.

        In either of those cases, the Non-U.S. Holder generally will be treated in the same manner as a U.S. Holder, as described above. A Non-U.S. Holder described in the first bullet above will be subject to a flat 30% tax on any gain recognized, which may be offset by U.S. source capital losses. A Non-U.S. Holder described in the second bullet above will be subject to tax on any gain recognized at applicable U.S. federal income tax rates and, in addition, may be subject to a branch profits tax (if the

Non-U.S. Holder is a corporation) equal to 30% (or lesser rate under an applicable income tax treaty) on his or her effectively connected earnings and profits for the taxable year, which would include such gain.

        Information Reporting and Backup Withholding.    A Cano stockholder may be subject to information reporting and backup withholding on any cash payment received in lieu of a fractional share of Resaca common stock, unless such stockholder properly establishes an exemption or provides a correct taxpayer identification number, and otherwise complies with backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be allowed as a refund or credit against such holder's U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

        The foregoing discussion is not intended to be legal or tax advice to any particular Cano stockholder. Tax matters regarding the merger are very complicated, and the tax consequences of the merger to any particular Cano stockholder will depend on that stockholder's particular situation. Cano stockholders should consult their own tax advisors regarding the specific tax consequences of the merger, including tax return reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws and the effect of any proposed change in the tax laws to them.

THE MERGER AGREEMENT

        The following discussion summarizes material provisions of the merger agreement, a copy of which is attached as Annex A to this proxy statement. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this summary. We urge you to read the merger agreement carefully in its entirety, as well as this proxy statement, before making any decisions regarding the merger. Unless stated otherwise, all information in this proxy statement, including but not limited to share calculations and the exchange ratio in the merger, is presented as if the Resaca shareholders have approved, and Resaca has implemented immediately prior to the merger, the Reverse Stock Split.

        The representations and warranties described below and included in the merger agreement were made by Resaca and Cano to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by Resaca and Cano in connection with negotiating its terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to the Cano stockholders or the Resaca shareholders, or may have been used for the purpose of allocating risk between Resaca and Cano rather than establishing matters as facts. The merger agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Resaca, Cano or their respective businesses. Accordingly, you should not rely on the representations and warranties in the merger agreement as characterizations of the actual state of facts about Resaca or Cano, and you should read the information provided elsewhere in this proxy statement for information regarding Resaca and Cano and their respective businesses. See "Where You Can Find More Information" beginning on page II-27 of this proxy statement.

        The merger agreement contains representations and warranties Resaca and Cano made to each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that Resaca and Cano have exchanged in connection with signing the merger agreement. While we do not believe that they contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, quantifies and creates exceptions to the representations and warranties set forth in the attached merger agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. These disclosure schedules contain information that has been included in Cano's prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in our public disclosures.

General

        Under the merger agreement, Merger Sub will merge with and into Cano, with Cano being the surviving entity and a wholly-owned subsidiary of Resaca following completion of the merger. In the merger, Cano common stockholders will receive Resaca common stock and Cano preferred stockholders will receive Resaca preferred stock of Resaca, as described below under "—Manner and Basis of Converting Securities."

        The merger agreement provides that the closing of the merger will take place on the second business day on which all of the conditions to closing of the merger are satisfied or waived, or on such other date agreed to by Resaca and Cano. Resaca and Cano anticipate that the closing will occur immediately following the Resaca shareholder and Cano stockholder meetings, the effectiveness of the Cano Series D Amendment and the effectiveness of the Resaca Charter Amendment. The filing of a certificate of merger with the Secretary of State of Delaware will be made on the date of the closing. The merger will become effective on the date of filing of such certificate of merger or on a date agreed to by the parties to the merger as stated in the certificate of merger. Resaca and Cano currently expect to consummate the merger by the end of March 2010. However, it is possible that factors outside of either company's control could require Resaca or Cano to complete the merger at a later time or not to complete it at all.

Manner and Basis of Converting Securities

        Cano Common Stock.    At the time the merger becomes effective, each outstanding share of Cano common stock will be converted into the right to receive 0.42 shares of Resaca common stock. After the time the merger becomes effective, upon presentation of certificates for Cano common stock, those certificates will be cancelled and exchanged as set forth in the merger agreement. Holders will receive an amount in cash in lieu of fractional shares.

        Resaca and Merger Sub Common Stock.    All Resaca common stock that is issued and outstanding immediately prior to the effective time of the merger, and after giving effect to the Reverse Stock Split, will remain issued and outstanding immediately following the completion of the merger. In the merger, each share of common stock of Merger Sub will, at the effective time of the merger, become one share of stock of Cano, which will become a wholly-owned subsidiary of Resaca.

        Cano Preferred Stock.    At the time the merger becomes effective, each outstanding share of Cano preferred stock will be converted into the right to receive one share of Resaca preferred stock. After the time the merger becomes effective, upon presentation of certificates for Cano preferred stock, those certificates will be cancelled and exchanged as set forth in the merger agreement. See "Description of Resaca Capital Stock—Resaca Preferred Stock" beginning on page I-118 for a description of the rights, privileges and preferences of the Resaca preferred stock.

        Cano Stock Options.    Immediately prior to completion of the merger, each Cano option will automatically become fully vested. In the merger, each Cano option to acquire Cano common stock will automatically become a fully vested option (i) to purchase that number of shares of Resaca common stock obtained by multiplying the number of shares of Cano common stock issuable upon the exercise of such option by the exchange ratio of 0.42, (ii) at an exercise price per share equal to the per share exercise price of such option divided by the exchange ratio of 0.42, and (iii) otherwise with the same terms and conditions as such outstanding options. However, in any event the exercise price, the number of shares purchasable pursuant to the option and the terms and conditions of exercise of such option will be determined in accordance with the requirements of Section 424(a) of the Internal Revenue Code and in a manner that does not cause any option to be deferred compensation subject to Section 409A of the Internal Revenue Code. Resaca will take all corporate actions necessary to reserve for issuance a sufficient number of shares of Resaca common stock for delivery upon exercise of the Cano options described above.

        Cano Restricted Stock.    Immediately prior to the completion of the merger, all restrictions on Cano restricted stock awards will expire and each outstanding share will be converted into the right to receive 0.42 shares of Resaca common stock at the effective time of the merger. Holders will receive an amount in cash in lieu of fractional shares.

        Resaca Stock Options and Restricted Stock.    Resaca's stock option agreements and restricted stock award agreements give the holders of such stock options or restricted stock additional rights if there is a change of control of Resaca. The Resaca board of directors has the power, and has elected, to waive such additional rights with respect to all outstanding Resaca stock options and restricted stock awards in connection with the merger. Each Resaca stock option and restricted stock award outstanding immediately prior to the effective time of the merger will remain outstanding immediately following the completion of the merger, without impact on vesting, exercise price or other restrictions of such stock options or restricted stock awards; provided, however, that the exercise price and/or the number of shares of Resaca common stock issuable under Resaca's outstanding stock options will be proportionately adjusted as a result of the Reverse Stock Split.

        Surrender and Payment.    Prior to the effective time of the merger, Resaca will deposit with an exchange agent, certificates representing the Resaca common stock and Resaca preferred stock to be issued and cash, if any, to be paid to the Cano common stockholders for fractional shares, if any. Within five business days after the merger, the exchange agent will send to each holder of record of Cano common and preferred stock certificates a letter of transmittal and instructions for use in effecting the exchange of their certificates for Resaca common stock or Resaca preferred stock or, in the case of fractional shares of Resaca common stock, cash. The exchange agent will exchange (i) whole shares of the Resaca common stock for surrendered shares of Cano common stock; (ii) the Resaca preferred stock for surrendered shares of Cano preferred stock and (iii) cash in lieu of fractional shares of Resaca common stock, pursuant to the terms of the merger agreement.

        If your Cano stock certificate has been lost, stolen or destroyed, you may make an affidavit of that fact and, if required by Resaca, post bond in such reasonable amount as Resaca may direct as indemnity against any claim that may be made against it with respect to such Cano stock certificate. Upon receipt of the affidavit and bond, if any, the exchange agent will issue in exchange for such lost, stolen or destroyed Cano stock certificate the requisite merger consideration.

        Before any person, entity or organization that is not the record holder of surrendered Cano common or preferred stock certificate(s) receives any of the merger consideration discussed above, (i) the surrendered stock certificate(s) must be properly endorsed or otherwise in proper form for transfer and (ii) the person, entity or organization owning the Cano common stock or Cano preferred stock must pay the exchange agent any transfer or other taxes required as a result of such issuance of merger consideration unless he or she establishes to the exchange agent's satisfaction that such tax has been paid or is not applicable.

        Any shares of Resaca common stock or Resaca preferred stock and cash that remain unclaimed one year after the effective time of the merger will be returned to Resaca. Any holder of Cano common stock or Resaca preferred stock who has not exchanged his or her certificates representing such stock prior to that time may thereafter look only to Resaca, as general creditor, to exchange his or her stock certificates or to pay amounts to which he or she is entitled pursuant to the merger agreement. None of Cano, Resaca or Merger Sub will be liable to any holder of Cano common stock certificates or Cano preferred stock certificates for any amount paid, or merger consideration delivered, to a public official pursuant to applicable abandoned property, escheat or similar laws.

        Resaca will act as the exchange agent for the redemption of the Cano options.

        Dissenting Shares.    Holders of Cano preferred stock who do not vote in favor of the merger (or consent to the merger in writing) may exercise appraisal rights under Section 262 of the DGCL. If a stockholder exercise appraisal rights, his or her shares shall represent only the right to receive the amount determined in accordance with Delaware law rather than the Resaca preferred stock to which he or she would otherwise be entitled. If the stockholder withdraws or otherwise loses his or her appraisal rights, then, he or she shall be entitled to receive Resaca preferred stock as if he or she had not exercised his or her appraisal rights. See "—Appraisal Rights" beginning on page I-99 and "Section 262 of the General Corporation Law of the State of Delaware" attached as Annex E to this proxy statement.

Representations and Warranties

        The merger agreement contains customary representations and warranties of Resaca and Cano relating to various aspects of the respective businesses and financial statements of the parties and other matters. The representations and warranties will not survive the merger, but they will serve as the basis of conditions to each of Resaca's and Cano's obligations to complete the merger.

Conduct of Business Pending the Merger

        Resaca and Cano have agreed that, prior to the merger, each party will operate its business in the ordinary course consistent with past practice and will use all commercially reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and key employees.

        In addition, the merger agreement places specific restrictions on the ability of Resaca and Cano (and Cano's subsidiaries) to, among other things:

  •
  adopt or amend their charters or bylaws (or similar organizational documents);

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  declare, set aside or pay any dividends on common stock or repurchase, redeem or otherwise acquire equity interests in Resaca, Cano or any of their subsidiaries (as applicable);

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  merge or consolidate with another entity;

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  make a material acquisition, enter into a new line of business or commence business operations in a new country;

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  dispose of material assets or properties;

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  settle a material tax audit, change any material tax elections or file a material amended tax return;

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  issue securities or amend the terms of any of their outstanding securities;

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  incur any indebtedness outside the ordinary course of business;

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  increase compensation or benefits to executive officers or employees;

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  settle pending litigation outside the ordinary course of business;

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  make changes in its method of accounting;

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  adopt a plan of partial or complete liquidation, dissolution or reorganization;

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  participate in material new oil and gas operations;

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  enter into hedging transactions outside the ordinary course of business;

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  change the terms of any engagement agreements with financial advisors;

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  adopt, amend, assume obligations under or terminate any employee benefit plan or collective bargaining agreement or enter into or amend any employment, severance or similar contract;

  •
  approve a salary increase or terminate an employee eligible for a severance payment;

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  create or acquire any subsidiaries;

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  enter into significant seismic data licenses, other than pursuant to agreements or commitments existing on the date of the merger agreement; and

  •
  adopt a plan of liquidation, dissolution or reorganization.

Certain Additional Provisions

        Tax Treatment of the Merger.    Resaca and Cano have agreed to use commercially reasonable efforts to cause the merger to qualify, and will not take, and will use all commercially reasonable efforts to prevent any subsidiary of Resaca or Cano (as applicable) from taking any actions which would prevent the merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code.

        Acquisition Proposals (No-Shop Provisions).    Until the termination of the merger agreement, Resaca, Cano and their officers, directors and agents will not:

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  solicit, initiate or encourage an acquisition proposal or any inquiries or the making of any proposal that constitutes or reasonably could be expected to lead to an acquisition proposal;

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  enter into any agreement with respect to an acquisition proposal;

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  engage or participate in discussions or negotiations with a third party regarding an acquisition proposal; or

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  disclose any nonpublic information with respect to, or otherwise cooperate in any way with an acquisition proposal.

        However, Cano and Resaca may under certain circumstances communicate and negotiate with third parties that make bona fide unsolicited written acquisition proposals that could result in a transaction more favorable from a financial point of view to its stockholders or shareholders.

        The term "acquisition proposal" means any inquiry or proposal relating to any acquisition of (i) assets or businesses representing 10% or more of Resaca or Cano (as applicable) or (ii) 10% or more of the outstanding equity interests in Resaca or Cano (as applicable) or any of its subsidiaries, individually or taken together, holding such assets or businesses. Neither Resaca nor Cano will waive any provisions of a confidentiality agreement entered into with any person who has indicated a willingness to make an acquisition proposal with respect to it. However, Resaca or Cano may waive any provision of any stand-still or similar agreement in effect on the date of the merger agreement to allow a person to make an acquisition proposal, so long as on that date, the person making the acquisition proposal becomes subject to stand-still provisions at least as restrictive as those in confidentiality agreements between Resaca and Cano.

        In addition, each company has agreed to inform the other of any acquisition proposal or negotiations regarding an acquisition proposal.

        Board and Board Committees.    Resaca will use its best efforts to cause Donald W. Niemiec, William O. Powell, III and Garrett Smith, current members of Cano's board, to be elected as members of its board of directors simultaneous with the closing of the merger. At its annual meeting, Resaca has proposed that (i) Mr. Smith be elected to fill the vacancy created by Richard Kelly Plato's resignation as a Resaca Class II director, to serve as a director for a term expiring in 2013; (ii) Mr. Powell be elected as a Resaca Class I director, to serve as a director for a term expiring in 2012; and (iii) Mr. Niemiec be elected as a Resaca Class III director, to serve as a director for a term expiring in 2011.

        During the one year period following the merger, each committee of the Resaca board of directors will consist of four directors, at least two of whom will be directors who served on Cano's board of directors before the merger.

Conditions to the Merger

        Conditions to the Obligations of Each Party.    Unless waived, the respective obligations of each party to effect the merger will be subject to the fulfillment of the following conditions:

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  the adoption of the merger agreement and the Cano Series D Amendment by the Cano common and preferred stockholders;

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  the approval of the Merger, the Share Issuances and the Reverse Stock Split by the Resaca shareholders;

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  the absence of any law or court order that prohibits the merger or any proceedings by any governmental authority seeking to prevent the merger;

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  the shares of Resaca common stock issued in the merger have been approved for listing on the NYSE Amex; and

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  all indebtedness under Resaca's and Cano's credit facilities shall have been repaid or refinanced, or Resaca and Cano shall have received consent of the lenders under such credit facilities to enter into the merger.

        Resaca and Cano currently expect each of these conditions to be satisfied prior to or promptly after the Resaca shareholder and Cano stockholder meetings.

        Conditions to Resaca's Obligations.    Unless waived by Resaca, the obligation of Resaca to effect the merger is subject to the following additional conditions, among others:

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  compliance by Cano with its obligations under the merger agreement and the representations and warranties of Cano contained in the merger agreement being true and correct in all material respects both as of the date of the merger agreement and as of the effective time of the merger;

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  the absence of any change in the financial condition, business or operations of Cano that would constitute a material adverse effect;

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  Cano must have delivered to its counsel, Resaca and Resaca's counsel a certificate, signed on behalf of Cano by a duly authorized officer of Cano certifying the representations necessary for counsel to Cano to opine that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code;

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  the receipt by Resaca of a "comfort" letter from Cano's independent registered accounting firm as to Cano's financial information contained herein;

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  the aggregate number of Cano dissenting shares shall not exceed 1% of the total number of shares of Cano common stock issued and outstanding as of the record date for the Cano special meeting of stockholders and entitled to vote on the proposed merger at such meeting;

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  Cano must have terminated all performance bonus plans; and

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  Resaca common stock must have been approved and re-admitted for listing on the AIM.

        Resaca and Cano currently expect each of these conditions to be satisfied prior to or promptly after the Resaca shareholder and Cano stockholder meetings.

        Conditions to Cano's Obligations.    Unless waived by Cano, the obligation of Cano to effect the merger is subject to the following additional conditions, among others:

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  compliance by Resaca with its obligations under the merger agreement and the representations and warranties of Resaca contained in the merger agreement being true and correct in all material respects both as of the date of the merger agreement and as of the effective time;

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  the absence of any change in the financial condition, business or operations of Resaca that would constitute a material adverse effect;

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  Resaca must have delivered to its counsel, Cano and Cano's counsel a certificate, signed on behalf of Resaca by a duly authorized officer of Resaca certifying the representations necessary for counsel to Cano to opine that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code;

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  the receipt by Cano of a "comfort" letter from Resaca's independent registered accounting firm as to Resaca's financial information contained herein;

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  the receipt by Cano of a legal opinion from its tax counsel with respect to certain U.S. federal income tax consequences of the merger; and

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  D&O insurance tail coverage shall have been obtained and will be in effect.

        Resaca and Cano currently expect each of these conditions to be satisfied prior to or promptly after the Resaca shareholder and Cano stockholder meetings.

Termination

        The merger agreement may be terminated at any time prior to the effective time, whether before or after approval by the Resaca shareholders or Cano stockholders:

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  by mutual written consent of Cano and Resaca; or

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  by either Resaca or Cano if:

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  the merger has not occurred by February 28, 2010, provided the party seeking termination is not in material breach of the merger agreement;

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  the other party is in material breach of the merger agreement and such breach is not cured in all material respects within twenty business days after notice of such breach;

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  any law, rule or regulation makes consummation of the merger illegal or if any final and nonappealable judgment, injunction, order or decree of a court or other governmental authority of competent jurisdiction restrains or prohibits the consummation of the merger;

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  the Resaca shareholders or Cano stockholders fail to approve the merger; provided that the party seeking to terminate the merger agreement shall not have breached in any material respect its obligations under the merger agreement in any manner that shall have contributed to the failure to receive approval;

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  the board of directors of the other party withdraws, modifies or changes its recommendation of the merger agreement or the merger in a manner adverse to such party or the board recommends any acquisition proposal to its shareholders or stockholders or resolves to do any of the foregoing;

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  a tender offer or exchange offer for 30% or more of the outstanding shares of capital stock of the other party is commenced, and the board of directors of the other party does not recommend that its shareholders or stockholders not tender their shares into such tender or exchange offer;

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  in the good faith determination of a party's board of directors, it becomes reasonably apparent that all indebtedness under a party's credit facilities will not be repaid or refinanced prior to or at the effective time of the merger or if a party will not receive consent under its credit facilities to enter into the merger agreement (other than through the failure of the terminating party to comply with its obligations under the merger agreement);

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  the other party accepts a superior proposal; or

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  the terminating party accepts a superior proposal after giving the other party an opportunity to review and match the terms of the superior proposal.

The term "superior proposal" means an unsolicited bona fide proposal made by a third party relating to an acquisition proposal on terms that the applicable board of directors determines, after consulting with financial advisors and outside counsel, would result in a transaction that is more favorable from a financial point of view to its stockholders.

Termination Fees and Expenses

        The merger agreement provides that, except as provided below, all expenses incurred by the parties will be borne by the party that has incurred such expenses. If the merger agreement is terminated for any reason, Cano and Resaca will share equally the expenses relating to this proxy statement (other than fees and expenses of outside counsel, accountants and financial advisors) and all regulatory filing fees.

        The merger agreement provides for the payment by either party to the other of a termination fee of $3.5 million if the merger agreement is terminated in the following circumstances:

        Payment of a Termination Fee by Resaca.    Resaca will pay Cano a $3.5 million termination fee if the merger agreement is terminated:

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  by Cano (i) due to a material breach of the merger agreement by Resaca or (ii) if the merger has not occurred by February 28, 2010 and Resaca is in material breach of the merger agreement and in either case within six (6) months following the termination date:

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  Resaca consummates a transaction that would constitute a Takeover (as defined below) of Resaca; or

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  Resaca enters into a definitive agreement providing for a Resaca Takeover that has been approved by the Resaca board;

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  by Cano or Resaca, if Resaca accepts a superior proposal; or

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  by Cano if Resaca does not have a right to terminate the merger agreement and:

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  the board of directors of Resaca withdraws, modifies or changes its recommendation of the merger agreement or the merger in a manner adverse to Cano or the Resaca board recommends any acquisition proposal to its shareholders or resolves to do any of the foregoing, or

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  a tender offer or exchange offer for 30% or more outstanding shares of capital stock of Resaca is commenced, and the board of directors of Resaca does not recommend that its shareholders not tender their shares into such tender or exchange offer.

        The term "Takeover" means any direct or indirect acquisition by Cano or Resaca or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), in one transaction or a series of transactions, including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (A) assets or businesses that constitute or represent 50% or more of the total revenue, operating income, EBITDA or assets of either Resaca or Cano, as the case may be, and its subsidiaries, taken as a whole; (B) 50% or more of the outstanding shares of Cano or Resaca common stock or capital stock of, or other equity or voting interests in, any of their respective subsidiaries directly or indirectly holding, individually or taken together, the assets or business referred to in clause (A) above; or (C) 50% or more of the outstanding shares of capital stock of Cano or Resaca then representing 50% or more of the combined power to vote generally for the election of directors; provided, however, that any offering or sale by Cano or Resaca of additional shares of its respective common stock in one or more public offerings shall not be considered a Takeover.

        Payment of a Termination Fee by Cano.    Cano will pay Resaca a $3.5 million termination fee if the merger agreement is terminated:

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  by Resaca (i) due to a material breach of the merger agreement by Cano or (ii) if the merger has not occurred by February 28, 2010 and Cano is in material breach of the merger agreement and in either case within six (6) months following the termination date:

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  Cano consummates a transaction that would constitute a Takeover (as defined below) of Cano; or

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  Cano enters into a definitive agreement providing for a Cano Takeover that has been approved by the Cano board;

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  by Cano or Resaca, if Cano accepts a superior proposal; or

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  by Resaca if Cano does not have a right to terminate the merger agreement and:

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  the board of directors of Cano withdraws, modifies or changes its recommendation of the merger agreement or the merger in a manner adverse to Resaca or the Cano board recommends any acquisition proposal to its stockholders or resolves to do any of the foregoing, or

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  a tender offer or exchange offer for 30% or more outstanding shares of capital stock of Cano is commenced, and the board of directors of Cano does not recommend that its stockholders not tender their shares into such tender or exchange offer.

Amendment; Extension and Waiver

        Amendment.    Subject to the next sentence, the merger agreement may be amended at any time by the action or authorization of Resaca's board of directors and Cano's board of directors. If the merger agreement has been approved by the Resaca shareholders or the Cano stockholders, then no amendment can be entered into by that party if that amendment requires the further approval of Resaca shareholders or Cano stockholders, as applicable, without obtaining such further approval.

        Extension.    At any time prior to the effective time of the merger, Resaca and Cano may, to the extent permitted by law:

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  grant the other party additional time to perform its obligations under the merger agreement,

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  waive any inaccuracies in the representations and warranties of the other party; and

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  waive compliance with any agreements or conditions for the benefit of that party.

THE COMPANIES

Resaca

        Resaca is an independent oil and gas development and production company based in Houston, Texas. Resaca's activities are currently focused on the exploitation of its portfolio of long-life properties, which have high levels of original oil in place, utilizing a variety of primary, secondary and tertiary recovery techniques. These properties are located in the Permian Basin of West Texas and Southeast New Mexico. Resaca routinely evaluates, and may acquire, further exploitation opportunities in the Permian Basin, other U.S. basins and in areas outside the United States.

        Resaca's June 30, 2009 proved reserves of 14.2 MMBOE, were comprised 2.4 MMBOE of PDP, 5.6 MMBOE of PDNP, and 6.2 MMBOE of PUD. Crude oil reserves accounted for 84% of our total proved reserves at June 30, 2009. Reserves were estimated using NYMEX, crude oil and natural gas prices and production and development costs in effect on June 30, 2009. On June 30, 2009, NYMEX crude oil and natural gas prices were $69.89 per barrel and $3.84 per MMBtu, respectively. The values reported may not necessarily reflect the fair market value of the reserves.

        For more information on Resaca, see "Where You Can Find More Information" on page II-27 and "Business & Financial Information of Resaca and Cano" beginning on page III-1.

Cano

        Cano is an independent oil and gas development and production company based in Fort Worth, Texas. Cano's strategy is to exploit its current undeveloped reserves and acquire, where economically prudent, assets suitable for enhanced oil recovery at a low cost. Cano intends to convert its proved undeveloped and/or unproved reserves into proved producing reserves by applying water, gas and/or chemical flooding and other EOR techniques. Its assets are located onshore U.S. in Texas, New Mexico and Oklahoma.

        During its first three years of operations, Cano's primary objective was to achieve growth through acquiring existing, mature crude oil and natural gas fields. The last two years Cano has focused on building the infrastructure and commencing waterflood operations in its two largest properties, Panhandle and Cato. Cano believes its portfolio of crude oil and natural gas properties provides opportunities to apply its operational strategy. Additionally, it will continue to evaluate acquisitions that are consistent with its operational strategy.

        Cano's June 30, 2009 proved reserves of 49.1 MMBOE, were comprised 7.7 MMBOE of PDP, 2.4 MMBOE of PDNP, and 39.0 MMBOE of PUD. Crude oil reserves accounted for 79% of our total reserves at June 30, 2009.

        For more information on Cano, see "Where You Can Find More Information" on page II-27 and "Business & Financial Information of Resaca and Cano" beginning on page III-1.

Merger Sub

        Resaca Acquisition Sub, Inc., which we refer to as Merger Sub, a wholly-owned subsidiary of Resaca, is a Delaware corporation formed on September 25, 2009, for the purpose of effecting the merger. Upon completion of the merger, Merger Sub will merge with and into Cano, and Cano will become a wholly-owned subsidiary of Resaca. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement.

 DESCRIPTION OF RESACA CAPITAL STOCK

        Pursuant to its charter, Resaca has the authority to issue an aggregate of 250,000,000 shares of capital stock, consisting of 230,000,000 shares of Resaca common stock and 20,000,000 shares of Resaca preferred stock. On December 31, 2009, Resaca had 96,947,494 shares of Resaca common stock outstanding and no shares of Resaca preferred stock outstanding. If the Resaca shareholders approve the Reverse Stock Split, the number of shares of Resaca capital stock authorized will remain unchanged and Resaca's 96,947,494 outstanding shares of Resaca common stock will be converted by a one-to-five ratio into approximately 19,389,499 shares of Resaca common stock outstanding immediately prior to the merger and issuance of additional shares in the offering.

        Selected provisions of Resaca's charter documents are summarized below, however, you should read the charter documents, which are filed as exhibits to the form S-4 registration statement of which this proxy statement is a part, for other provisions that may be important to you. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law which may affect your rights as a shareholder.

Resaca Common Stock

        Voting rights.    Each share of common stock is entitled to one vote in the election of directors and on all other matters submitted to a vote of Resaca's shareholders. Resaca's shareholders do not have the right to cumulate their votes in the election of directors.

        Dividends, distributions and stock splits.    Holders of Resaca common stock are entitled to receive dividends if, as and when such dividends are declared by Resaca's board out of assets legally available therefor after payment of dividends required to be paid on shares of Resaca preferred stock, if any.

        Liquidation.    In the event of any dissolution, liquidation, or winding up of Resaca's affairs, whether voluntary or involuntary, after payment of its debts and other liabilities and making provision for any holders of its Resaca preferred stock who have a liquidation preference, Resaca's remaining assets will be distributed ratably among the holders of Resaca common stock.

        Fully paid.    All shares of Resaca common stock outstanding are fully paid and nonassessable.

        Other rights.    Holders of Resaca common stock have no redemption or conversion rights and no preemptive or other rights to subscribe for its securities.

Resaca Preferred Stock

        Prior to the merger, Resaca's board of directors has the authority to issue up to 20,000,000 shares of Resaca preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of that series, which may be superior to those of the Resaca common stock, without further vote or action by the shareholders.

        One of the effects of undesignated preferred stock may be to enable Resaca's board of directors to render more difficult or to discourage an attempt to obtain control of Resaca by means of a tender offer, proxy contest, merger or otherwise, and as a result to protect the continuity of its management. The issuance of shares of the Resaca preferred stock by Resaca's board of directors as described above may adversely affect the rights of the holders of Resaca common stock. For example, Resaca preferred stock issued by Resaca may rank superior to the Resaca common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Resaca common stock. Accordingly, the issuance of shares of Resaca preferred stock may discourage bids for Resaca common stock or may otherwise adversely affect the market price of Resaca common stock.

        In connection with the merger, the Resaca board of directors will adopt a resolution to fix the rights, preferences, privileges and restrictions of a class of Series A Convertible Preferred Stock, comprised of 49,116 shares, in the form of a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, which we refer to as the Resaca Preferred Stock Certificate of Designations.

        The following is a summary of the selected provisions of the Resaca Preferred Stock Certificate of Designations. However, you should read the proposed Resaca Preferred Stock Certificate of Designations, which is filed as an exhibit to this proxy statement for other provisions that may be important to you.

        Dividends.    The Resaca preferred stock has a dividend rate of 7.875% per year (or 15% upon the occurrence of a Triggering Event (as defined below) payable quarterly in cash or in stock as an adjustment to the number of shares of Resaca common stock issuable upon conversion.

        Conversion Right.    Shares of Resaca preferred stock are convertible into shares of Resaca common stock at any time at an initial conversion price of $4.963 per share (which reflects the Reverse Stock Split), subject to adjustment for certain dilutive issuances, stock splits, stock dividends and other similar transactions.

        Adjustments to Conversion Price.    Immediately after certain dilutive issuances of Resaca common stock, subdivision (by stock split, stock dividend, recapitalization or otherwise) or combination (by combination, reverse stock split or otherwise) or any other events (such as the granting of stock appreciation rights, phantom stock rights or other rights with equity features), the conversion price shall be adjusted.

        Additional Resaca Preferred Stock; Variable Securities; Dilutive Issuances.    For so long as any Resaca preferred stock is outstanding, Resaca will not, without the prior written consent of the holders of a majority of the outstanding Resaca preferred stock, issue any Resaca preferred stock, and Resaca shall not issue any other securities that would cause a breach or default under the certificate of designations. In addition, should Resaca, in any manner, issue or sell (i) any rights, warrants or options to subscribe for or purchase Resaca common stock or (ii) any stock or securities directly or indirectly convertible into or exchangeable or exercisable for Resaca common stock at a conversion, exchange or exercise price which varies or may vary after issuance with the market price of less than $4.963 per share (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction) of Resaca common stock, the conversion price will be adjusted to the weighted average price of (x) the total common stock outstanding prior to said issuance multiplied by $4.963 and (y) the new shares issued at the new issuance price. However, Resaca may, in any manner, issue or sell (i) any rights, warrants or options to subscribe for or purchase Resaca common stock or (ii) any stock or securities directly or indirectly convertible into or exchangeable or exercisable for Resaca common stock at a conversion, exchange or exercise price which varies or may vary after issuance with the market price for the first nine (9) months following the issuance of the Resaca preferred stock, so long as the gross price per share is above $3.971 without any reset to the conversion price. However, Resaca can not issue Resaca common stock for net proceeds of more than $30,000,000 at a gross price per share below $3.971 without the approval of a majority of the holders of Resaca preferred stock.

        Mandatory Redemption at Maturity.    If any Resaca preferred stock remains outstanding on September 6, 2012, Resaca shall redeem such Resaca preferred stock for a conversion amount in cash equal to the sum of the Additional Amount and the stated value of $1,000. "Additional Amount" equals the product of (x) the result of the formula: (dividend rate)(N/360) and (y) the stated value of $1,000.

        Redemption Option Upon Triggering Event.    After a Triggering Event, each holder shall have the right to require us to redeem all or a portion of such holder's Resaca preferred stock equal to the greater of (i) 125% of the conversion amount and (ii) the product of (A) the conversion rate equal to conversion amount/conversion price in effect at such time and (B) the greater of the closing sale price of the Resaca common stock on the trading day immediately preceding such Triggering Event, the closing sale price of the Resaca common stock on the day immediately following such Triggering Event and the closing sale price of the Resaca common stock on the date the holder delivers the notice of redemption at the holder's option.

        A "Triggering Event" occurs if:

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  Resaca common stock is suspended from trading or fails to be listed on the NYSE Amex, the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market for a period of 10 consecutive trading days or for more than an aggregate of 20 trading days in any 365-day period;

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  Resaca fails to convert and do not cure this conversion failure within 10 business days after the applicable conversion date or give notice to any holder at any time of Resaca's intention not to comply with a request for conversion;

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  Resaca fails to pay, and continue to fail to pay for at least 5 business days, to the holder any amounts when and as due pursuant to the Resaca Preferred Stock Certificate of Designations or any of the other agreements entered into in connection with the certificate of designation, which we refer to as the transaction documents;

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  a court (i) enters a decree or order of voluntary or involuntary bankruptcy, insolvency, reorganization or other similar proceeding, (ii) appoints a custodian, receiver, liquidator or other similar official, or (iii) orders the winding up or liquidation of affairs, in respect of us or any joint venture or any entity in which Resaca, directly or indirectly, owns capital stock or hold an equity or similar interest or of any substantial part of Resaca's property and such decree or order is unstayed and in effect for 60 consecutive days;

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  Resaca or any subsidiary (i) commences a voluntary bankruptcy, insolvency, reorganization or other similar proceeding, (ii) consents to an involuntary proceeding or appointment of a custodian, receiver, liquidator or other similar official, (iii) makes an assignment for the benefit of creditors, (iv) admits in writing its inability to pay debts generally as they become due, or (v) takes corporate action in furtherance of any such action; or

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  Resaca defaults with respect to any indebtedness, which default has not been waived, and any applicable grace period has expired.

        Change of Control Redemption Right.    At any time during the period beginning after a holder's receipt of notice of a change of control (as defined below) and ending on the date that is 20 trading days after the consummation of such change of control, such eligible holder may require us to redeem all or any portion of such holder's Resaca preferred stock at a premium.

        A change of control means any fundamental transaction (as defined below) other than (i) any reorganization, recapitalization or reclassification of the common stock in which holders of Resaca's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the Resaca board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of Resaca's incorporation. A fundamental transaction generally includes the following, whether in one or more related transactions: mergers or consolidations involving us, sales, assignments or transfers of all or substantially all of Resaca's assets, certain tender offers and business combinations in which another person acquires more than 50% of Resaca voting stock, reclassifications of Resaca common stock and any person becoming the beneficial owner of 50% of Resaca voting stock.

        Other Rights.    Resaca shall not enter into or be party to a fundamental transaction unless (i) the successor entity assumes in writing all of Resaca's obligations under the Resaca Preferred Stock Certificate of Designations and the other transaction documents pursuant to written agreements in form and substance satisfactory to a majority of the holders of the outstanding Resaca preferred stock and approved by such holders prior to such fundamental transaction and (ii) the successor entity is a publicly traded corporation whose common stock is quoted on or listed for trading on the American Stock Exchange, New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market.

        If at any time Resaca grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Resaca common stock, which we collectively refer to as purchase rights, the holders will be entitled to acquire the aggregate purchase rights which such holder could have acquired if such holder had held the number of shares of Resaca common stock acquirable upon complete conversion of the Resaca preferred stock immediately before the date on which a record is taken for the grant, issuance or sale of such purchase rights, or, if no such record is taken, the date as of which the record holders of Resaca common stock are to be determined for the grant, issue or sale of such purchase rights.

        Following the occurrence of an asset sale (as defined below), a holder may require Resaca to redeem, with the available asset sale proceeds (as defined below), all or any portion of the Resaca preferred stock held by such holder. For so long as any Resaca preferred stock is outstanding, Resaca shall not, and shall not permit any of its subsidiaries to, directly or indirectly, consummate any asset sale unless Resaca receives consideration at the time of the asset sale at least equal to the fair market value of the assets or capital stock and all warrants, options or other rights to acquire capital stock issued or sold or otherwise disposed of.

        An asset sale means, in one transaction or a series of related transactions, (i) the sale, lease, conveyance or other disposition of any assets or rights other than in the ordinary course of business consistent with past practice, or (ii) the sale of equity interests in any of Resaca subsidiaries, which sale, lease conveyance or other disposition of assets or rights or sale of equity interests generates proceeds to us equal to or greater than $15,000,000; provided, however, that neither (A) a sale, lease, conveyance or other disposition of the Cano Rich Valley Properties nor (B) any sale, lease, conveyance or other disposition of the Barnett Shale Properties made solely for the purpose of contributing such Cano Barnett Shale Properties to a joint venture entity in which Resaca, or one of its wholly-owned subsidiaries, owns any equity interests thereof, shall be considered an asset Sale for purposes of the Resaca Preferred Stock Certificate of Designations.

        Available asset sale proceeds means, for any asset sales, the difference between (i) the cash proceeds generated in such asset sale and (ii) the outstanding principal amount (including any interest thereon) of the senior debt; provided, however, that in the event of any asset sale relating to the Cano Barnett Shale Properties the available asset sale proceeds shall be equal to the difference between (A) the cash proceeds generated in such asset sale and (B) $15,000,000.

        Voting Rights.    Subject to certain limitations on conversion, each holder shall be entitled to the whole number of votes equal to the lesser of (i) the number of shares of Resaca common stock into which the holder's Resaca preferred stock would be convertible and shall otherwise have voting rights and powers equal to the voting rights and powers of the Resaca common stock and (ii) the number of shares of Resaca common stock into which such holder's Resaca preferred stock would be convertible if the conversion price on the record date for the vote or consent of shareholders is deemed to be the market price of $3.9705 (which reflects the Reverse Stock Split), as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction. The Resaca preferred stock shall vote as a class with the holders of Resaca common stock as if they were a single class of securities upon any matter submitted to a vote of shareholders, except those matters required by law or by the terms of the Resaca Preferred Stock Certificate of Designations to be submitted to a class vote of the holders of Resaca preferred stock, in which case the holders of Resaca preferred stock only shall vote as a separate class.

        Liquidation Preference.    In the event of any voluntary or involuntary liquidation, distribution of assets (other than the payment of dividends), dissolution or winding-up of Resaca's business, the Resaca preferred stock shall have preferential rights to holders of any of Resaca's capital stock of any class junior in rank to the Resaca preferred stock in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of Resaca's business. All shares of Resaca common stock shall be of junior rank to all Resaca preferred stock.

        The Resaca preferred stock is entitled to a liquidation preference equal to the stated value of the Resaca preferred stock plus accrued dividends.

        Ranking; Issuances of Other Securities.    Without the prior express written consent of a majority of the holders of the outstanding Resaca preferred stock, Resaca shall not authorize or issue additional or other capital stock that is of senior or pari-passu rank to the Resaca preferred stock in respect of the preferences as to distributions and payments upon Resaca's voluntary or involuntary liquidation, dissolution or winding up, the assets of which constitute all or substantially all of the assets of Resaca and Resaca subsidiary's business taken as a whole, in a single transaction or series of transactions. Resaca may issue other preferred stock that is junior in rank to the Resaca preferred stock, provided that the maturity date (or any other date requiring redemption or repayment of such preferred stock) of any such junior preferred stock is not on or before the 91st day following the Maturity Date.

        Issuances of Equity-Linked Securities.    For so long as any Resaca preferred stock is outstanding, Resaca will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of, any of Resaca indebtedness or indebtedness of Resaca subsidiaries that is, any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Resaca common stock, options, convertible securities or other capital stock.

        Covenants.    The affirmative vote or the written consent of the holders of at least a majority of the aggregate shares of Resaca preferred stock then outstanding, voting together as a single class, will be required for Resaca to:

  •
  amend or repeal any provision of, or add any provision to, Resaca's certificate of formation or bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Resaca preferred stock, regardless of whether any such action shall be by means of amendment to the Resaca certificate of formation or by merger, consolidation or otherwise;

  •
  increase or decrease (other than by conversion) the authorized number of shares of Resaca preferred stock;

  •
  create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or in parity with the Resaca preferred stock with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of Resaca's business;

  •
  purchase, repurchase or redeem any shares of Resaca common stock (other than pursuant to equity incentive agreements with employees giving Resaca the right to repurchase shares upon the termination of services at cost);

  •
  pay dividends or make any other distribution on Resaca common stock;

  •
  whether or not prohibited by the terms of the Resaca preferred stock, circumvent a right of the Resaca preferred stock.

Anti-Takeover Law and Certain Charter and Bylaw Provisions

        Resaca's certificate of formation, bylaws and the TBOC contain certain provisions that could discourage potential takeover attempts and make it more difficult for Resaca shareholders to change management or receive a premium for their shares. For a description of such provisions please see "Comparison of Rights of Resaca Shareholders and Cano Stockholders" beginning on page I-124.

Limitation of Liability; Indemnification

        Resaca's charter documents contain certain provisions permitted under the TBOC relating to the liability of directors. These provisions eliminate a director's personal liability for monetary damages resulting from a breach of fiduciary duty, except that a director will be personally liable:

  •
  for any breach of the director's duty of loyalty to Resaca or Resaca's shareholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  an act or omission for which liability of a director is expressly provided by an applicable statute; and

  •
  for any transaction from which the director derives an improper personal benefit.

        These provisions do not limit or eliminate Resaca's rights or those of any shareholders to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's fiduciary duty. These provisions will not alter a director's liability under federal securities laws.

        Resaca's charter documents also provide that Resaca must indemnify its directors and officers to the fullest extent permitted by Texas law and also provide that it must advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by Texas law, subject to very limited exceptions.

        Resaca has or may enter into separate indemnification agreements with its directors and officers that may, in some cases, be broader than the specific indemnification provisions contained in its certificate of incorporation, bylaws or the TBOC. The indemnification agreements may require Resaca, among other things, to indemnify the officers and directors against certain liabilities, other than liabilities arising from willful misconduct, that may arise by reason of their status or service as directors or officers. Resaca believes that these indemnification arrangements are necessary to attract and retain qualified individuals to serve as directors and officers.

Stock Exchanges

        Resaca common stock is listed on the AIM under the symbols "RSX" and "RSOX." Upon completion of the merger, it is anticipated that Resaca common stock will be listed on the NYSE Amex and the AIM under the symbol "RSOX."

Transfer Agent and Registrar

        The Transfer Agent and Registrar for the Resaca common stock is Computershare Investor Services (Channel Islands) Limited. Its phone number is +44 (0) 1534 825 292.

COMPARISON OF RIGHTS OF RESACA SHAREHOLDERS AND CANO STOCKHOLDERS

        The rights of Cano stockholders are governed by Cano's charter documents, each as amended, restated, supplemented or otherwise modified from time to time, and the laws of the State of Delaware. The rights of Resaca shareholders are governed by Resaca's charter documents, each as amended, restated, supplemented or otherwise modified from time to time, and the laws of the State of Texas. After the merger, the Cano stockholders will become shareholders of Resaca and accordingly their rights will be governed by Resaca's charter documents, each as amended, restated, supplemented or otherwise modified from time to time, and the laws of the State of Texas. While the rights and privileges of Cano stockholders are, in many instances, comparable to those of the shareholders of Resaca, there are some differences. The following is a summary of the material differences as of the date of this proxy statement between the rights of the Cano stockholders and the rights of Resaca shareholders. These differences arise from differences between the respective charters and bylaws of Cano and Resaca and the differences between the DGCL and TBOC. We have noted below also instances where the post-merger rights and privileges of shareholders of the combined company differ from the pre-merger rights and privileges of Resaca shareholders.

        The following discussion of these differences is only a summary of the material differences and does not purport to be a complete description of all the differences. Please consult the following references to the DGCL, TBOC and the respective charters and bylaws, each as amended, restated, supplemented or otherwise modified from time to time, of Cano and Resaca for a more complete understanding of these differences.

Resaca	Cano
Capital Stock:
Pre-Merger:
Resaca is authorized to issue:	Cano is authorized to issue:

•       230,000,000 shares of Resaca common stock, of which 96,947,494 were issued and outstanding as of January 15, 2010. Following the Resaca shareholder approval of the Reverse Stock Split, 19,389,499 shares of Resaca common stock will be issued and outstanding immediately prior to the merger.

•       20,000,000 shares of Resaca preferred stock, of which none are issued and outstanding.

•       100,000,000 shares of Cano common stock, of which 45,570,147 were issued and outstanding as of January 15, 2010.

•       5,000,000 shares of Cano preferred stock, of which 27,590 were issued and outstanding as of January 15, 2010.

Post-Merger:
Resaca will be authorized to issue:
• 230,000,000 shares of common stock. • 20,000,000 shares of Resaca preferred stock of which 49,116 shares will be designated Series A Convertible Preferred Stock.

Dividends and Repurchases of Shares:
Pre-Merger:

•       TBOC § 21.302 provides that the board of directors of a corporation may authorize and the corporation may make distributions, however such distributions are subject to TBOC § 21.303 which provides that a distribution may not be made (1) if the distribution would violate the corporation's charter or (2) if the corporation would be insolvent after the distribution or if the distribution would exceed the distribution limit, unless the distribution is made in compliance with Chapter 11 of the TBOC. Under TBOC§ 21.301, "distribution limit" means the net assets of a corporation if the distribution is a purchase or redemption of any of its own shares by the corporation to (1) eliminate fractional shares, (2) collect or compromise indebtedness owed by or to the corporation, (3) pay dissenting shareholders entitled to payment for their shares under the TBOC or (4) effect the purchase or redemption of redeemable shares in accordance with the TBOC.

•       DGCL § 170(a) permits the directors of a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year as long as the amount of capital of the corporation after the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having preference upon the distribution of assets. In addition, the DGCL § 160(a)(1) generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation, except that a corporation may redeem out of its shares in which it would be entitled to any distribution.

•       Under Cano's charter, holders of Cano's common stock are entitled to receive dividends ratably when dividends are declared by the board of directors out of funds legally available for payment of dividends.

•       TBOC § 21.304 provides that a distribution may by made by a corporation for any outstanding redeemable shares subject to redemption. In the event that less than all of the outstanding redeemable shares of a corporation subject to redemption are to be redeemed, the shares to be redeemed shall be selected for redemption (1) in accordance with the corporation's charter; or (2) ratably or by lot in the manner prescribed by the resolution of the corporation's board of directors, if the charter does not specify how shares are to be selected for redemption.

•       Under Cano's Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock, which we refer to as the Cano Preferred Stock Certificate of Designations, holders of Cano preferred stock are entitled to receive dividends, which are cumulative, in the amount of $78.75 per year or $150 per year if any triggering events have occurred, including suspension of trading of Cano common stock for ten consecutive days, failure to pay a Cano preferred stockholder any amount when and as due or any event of default occurring with respect to any indebtedness, and until such triggering events are cured.

Post-Merger:

•       Same as above. However, under the Resaca Preferred Stock Certificate of Designations, holders of Resaca preferred stock are entitled to receive dividends, which are cumulative, in the amount of $78.75 per year or $150 per year if any triggering events have occurred, including suspension of trading of Cano common stock for ten consecutive days, failure to pay a Cano preferred stockholder any amount when and as due or any event of default occurring with respect to any indebtedness, and until such triggering events are cured.

Preemptive Rights:
Pre-Merger
• Texas law does not require shareholders to have preemptive rights, and Resaca's common shareholders do not possess preemptive rights under the terms of the Resaca charter.

•       Delaware law does not require stockholders to have preemptive rights, and Cano's common stockholders do not possess preemptive rights. Cano's preferred stockholders do possess those preemptive rights set forth in the Cano Preferred Stock Certificate of Designations.

Post-Merger
• Same as above. However, the Resaca preferred shareholders will possess certain preemptive rights as set forth in the Resaca Preferred Stock Certificate of Designations.

Number and Term of Directors:
Pre-Merger:

•       TBOC § 21.403(b) permits the charter or bylaws of a corporation to govern the number of directors.

•       Resaca's bylaws provide that the number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the Whole Board. "Whole Board" means that total number of the authorized directors whether or not there exist any vacancies in previously authorized directorships.

•       There are currently five directors serving on Resaca's board of directors. Resaca's directors are divided into three classes, designated Class I, Class II and Class III (which at all times shall be nearly equal in number as possible) with the term of office of the Class I directors to expire at Resaca's 2012 annual meeting of shareholders, the term of office of the Class II directors to expire at Resaca's 2010 annual meeting of shareholders and the term of office of the Class III directors to expire at Resaca's 2011 annual meeting of shareholders, with each director to hold office until his or her successor shall have been duly elected and qualified.

•       DGCL § 141(b) permits the charter or bylaws of a corporation to govern the number of directors. However, if the charter fixes the number of directors, such number may not be changed without amending the charter.

•       Cano's bylaws provide that the number of directors shall be established by resolution of the board of directors. Currently, there are eight directors on the Cano board.

Post-Merger:
• The procedure for electing directors will remain the same. However, there will be seven directors on the Resaca board.
Shareholder Action by Written Consent:

•       Under TBOC §§ 6.201(b) and 6.202(b), any action required to be taken at an annual or special meeting of shareholders may be taken without a meeting if all shareholders entitled to vote with respect to the action consent in writing to such action or, if the corporation's charter so provides, if a consent in writing is signed by holders of shares having not less than the minimum number of votes necessary to take such action at a meeting at which holders of all shares entitled to vote on the action were present and voted.

•       Resaca's charter does not allow shareholders to act by written consent.

•       Under DGCL § 228, any action by a corporation's stockholders must be taken at a meeting of such stockholders, unless a consent in writing setting forth the action so taken is signed by the stockholders having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted.

•       Cano's bylaws provide that Cano stockholders may act by written consent.

Removal of Directors:

•       Under TBOC § 21.409, except as otherwise provided by the charter or bylaws, at any meeting of shareholders called expressly for that purpose, the holders of a majority of the shares then entitled to vote at an election of directors may vote to remove any director or the entire board of directors, with or without cause. However, in the event the directors serve staggered terms, a director may not be removed except for cause unless the charter provides otherwise.

•       Resaca's charter establishes a classified board of directors and disallows cumulative voting.

•       Resaca's charter provides that any director or the entire Board of Directors may be removed from office at any time, but only by the affirmative vote of the holders of at least fifty percent (50%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors, voting together as a single class.

•       Under DGCL § 141(k), a majority of stockholders of a Delaware corporation then entitled to vote may remove a director with or without cause, unless the directors are classified and elected for staggered terms (in which case directors may be removed only for cause) and unless the corporation allows for cumulative voting

•       Cano's charter does not establish a classified board of directors, and Cano's charter disallows cumulative voting. Therefore, Cano's directors may be removed by a majority of Cano's stockholders at any time, with or without cause.

Voting Rights:
Pre-Merger:

•       Each common shareholder is entitled to one vote per share. However, the common shareholder is not entitled to vote on any amendment that relates solely to the terms of an outstanding series of preferred stock. There are no cumulative voting rights.

•       Each common stockholder is entitled to one vote per share.

•       Each preferred stockholder is entitled to the whole number of votes equal to the lesser of (i) the number of shares of Cano common stock into which such holder's shares of Cano preferred stock would be convertible based on the conversion price of $5.75 per share (subject to adjustment pursuant to the Cano Preferred Stock Certificate of Designations) on the record date for the vote or consent of Cano stockholders, and (ii) the number of shares of Cano common stock into which such holder's shares of Cano preferred stock would be convertible if the conversion price on the record date for the vote or consent of stockholders is deemed to be $4.79 per share, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction.

Post-Merger:

•       The rights of the common shareholder shall remain the same.

•       Each preferred shareholder is entitled to the whole number of votes equal to the lesser of (i) the number of shares of Resaca common stock into which such holder's shares of Resaca preferred stock would be convertible based on the conversion price of $4.963 per share (subject to adjustment pursuant to the Resaca Preferred Stock Certificate of Designations) on the record date for the vote or consent of Resaca shareholders, and (ii) the number of shares of Resaca common stock into which such holder's shares of Resaca preferred stock would be convertible if the conversion price on the record date for the vote or consent of shareholders is deemed to be $3.9705 per share, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction.

Adjournment of Shareholder Meetings:
• If a quorum is not represented at a shareholder meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date or time.	• If a quorum is not represented at a stockholder meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date or time.
Proxies:

•       At any meeting of Resaca shareholders, every shareholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting.

•       At any meeting of Cano stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting.

Director Nominations:

•       Resaca's bylaws establish procedures that shareholders must follow to nominate persons for election to Resaca's board of directors at an annual meeting of shareholders. The nomination for election to the board of directors may be made pursuant to Resaca's notice with respect to such annual meeting of shareholders, by or at the direction of the board of directors or by any shareholder of record who was a shareholder of record at the time of the giving of the notice who was entitled to vote at the meeting and who has complied with the notice procedures.

•       Cano's bylaws establish procedures that stockholders must follow to nominate persons for election to Cano's board of directors at an annual meeting of stockholders. The nomination for election to the board of directors may be made pursuant to Cano's proxy materials, by or at the direction of the board of directors, or by any stockholder of record of Cano who was entitled to vote at such meeting and who has complied with the notice procedures.

Election of Directors:

•       TBOC § 21.405 provides that the holders of shares entitled to vote in the election of directors shall elect directors at the annual meeting. A corporation's charter may provide that the holders of a class or series of shares are entitled to elect one or more directors of the corporation.

•       Resaca's bylaws entitle its shareholders to elect directors by the vote of a plurality of the votes cast. Resaca's charter prohibits cumulative voting.

•       DGCL § 216(3) provides that, unless the charter or the bylaws specify otherwise, a corporation's directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Under DGCL § 214, a corporation's charter may provide that stockholders of a corporation can elect directors by cumulative voting. DGCL § 141(d) permits, through implementation by the charter, the initial bylaws or bylaws adopted by vote of the stockholders, a classified board of directors, divided into as many as three classes.

•       Neither Cano's charter nor Cano's bylaws opt-out of the plurality voting standard. Cano's charter provides that cumulative voting is not permitted, and Cano's charter does not provide for a classified board.

Vacancies on the Board of Directors:

•       Under TBOC § 21.410(b), the shareholders at an annual or special meeting or a majority of the remaining directors (even if less than a quorum) may fill any vacancy occurring in the board of directors. Under TBOC § 21.410(d), a directorship to be filled by reason of an increase in the number of directors may be filled by the shareholders (at an annual or special meeting) or by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders. However, the board of directors may not fill more than two such vacancies during the period between any two successive annual meetings of shareholders.

•       Resaca's bylaws provide that a majority of directors then in office may choose a successor.

•       Under DGCL § 223(a)(1), unless otherwise provided in a corporation's charter or bylaws, a majority of the directors then in office (even though less than a quorum) or by a sole remaining director may fill vacancies and newly-created directorships resulting from an increase in the authorized number of directors elected by all the stockholders having the right to vote as a single class. However, DGCL § 223(c) provides that if the directors then in office constitute less than a majority of the whole board, the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of shares at the time outstanding and entitled to vote for directors, order an election to be held to fill any such vacancy or newly created directorship.

•       Cano's charter provides that any vacancy in its board of directors, however caused or created, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors. Cano's bylaws similarly provide that any vacancy in the board of directors is to be filled by the affirmative vote of a majority of the remaining directors of the Cano board, but the bylaws specify that this right is subject to the rights of any holders of preferred stock then outstanding.

Special Meeting of Shareholders:

•       Under TBOC § 21.352, special meetings of the Resaca shareholders may be called by the Resaca board of directors, the President, others permitted by the charter or bylaws or holders of at least 10% of the shares entitled to vote at the meeting (provided that the charter may specify that this percentage is greater than 10% but not greater than 50%).

•       Resaca's bylaws provide that special meetings of the Resaca shareholders may be called at any time by the Board acting pursuant to a resolution adopted by a majority of the Whole Board.

•       Under DGCL § 211(d), a special meeting of a corporation's stockholders may be called by the board or by any other person authorized by the corporation's certificate of incorporation or bylaws.

•       Cano's bylaws allow special meetings to be called at any time pursuant to a resolution of the board of directors adopted by a majority of the whole board, by the Chief Executive Officer of Cano or by the record holder or holders of at least 10% of all shares entitled to vote at the meeting. Subject to applicable law, the board may postpone or reschedule any previously scheduled special meeting.

Charter Amendments:

•       Under TBOC §§ 21.054 and 21.364, after a corporation has received payment for its capital stock, amendments to a corporation's charter must be approved by a resolution of the board of directors directing that the proposed amendment be submitted to a vote of the shareholders at a meeting and by the affirmative vote of a majority of the holders of at least two-thirds of the outstanding shares entitled to vote on the amendment.

•       If an amendment would (1) increase or decrease the number of authorized shares of such class, (2) increase or decrease the par value of the shares of such class (including eliminating the par value of the shares of such class), (3) effect an exchange, reclassification or cancellation of all or part of the shares of the class or series, (4) effect an exchange or create a right of exchange of all or part of the shares of another class or series into the shares of the class or series, (5) change the designations, preferences, limitations or relative rights of the shares of the class or series, (6) change the shares of the class or series (with or without par value) into the same or a different number of shares (with or without part value) of the same class or series or another class or series, (7) create a new class or series of shares with rights and preferences equal, prior or superior to the shares of the class or series, (8) increase the rights and preferences of a class or series with rights or preferences later or inferior to the shares of the class or series in such a manner that the rights or preferences will be equal, prior or superior to the shares of the class or series, (9) divide the shares of the class into series and set and determine the designation of the series and the variations in the relative rights and preferences between the shares of the series, (10) limit or deny existing preemptive or cumulative voting rights of the shares of the class or series, (11) cancel or otherwise affect the dividends on the shares of the class or series that have accrued but have not been declared or (12) include or delete from the charter provisions required or permitted to be included in the charter of a close corporation, then two-thirds of the shares of that class also must approve the amendment.

•       Under DGCL § 242(b), amendments to a corporation's charter must be approved by a resolution of the board of directors declaring the advisability of the amendment, and by the affirmative vote of a majority of the outstanding shares entitled to vote.

•       If an amendment would increase or decrease the number of authorized shares of such class, increase or decrease the par value of the shares of such class or alter or change the powers, preferences or other special rights of a class of outstanding shares so as to affect the class adversely, then a majority of shares of that class also must approve the amendment. The DGCL also permits a corporation to make provision in its charter requiring a greater proportion of voting power to approve a specified amendment.

•       Cano's charter does not contain any special provisions regarding approval of amendments to the Cano charter.

•       The Cano Preferred Stock Certificate of Designations provides that the affirmative vote or the written consent of the holders of at least a majority of the aggregate shares of Cano preferred stock then outstanding, voting together as a separate class, regardless of whether any such action shall be by means of an amendment to the Cano charter or by merger, consolidation or otherwise, shall be required to amend the Cano charter.

•       The TBOC also permits a corporation to make provision in its charter requiring a lower proportion of voting power to approve a specified amendment, but not lower than a majority of the class.

•       Resaca's charter does not provide that a greater proportion of voting power is required to approve any amendment to its charter. Thus, the Resaca charter may be amended as provided under the TBOC (i.e. upon the affirmative vote of 50% of the outstanding common shares).

Bylaw Amendments:

•       Under TBOC § 21.057(c), the board of directors of may alter, amend or repeal the bylaws without shareholder approval, although bylaws made by the board of directors, and the power conferred upon the board of directors to amend such bylaws, may be altered or repealed by a two-thirds vote by the shareholders.

•       Resaca's charter provides that the board of directors is expressly empowered to adopt, amend, or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board shall require the approval or a majority of the Whole Board. Shareholders shall also have power to adopt, amend or repeal the Bylaws, provided that the affirmative vote of 50% of the holders entitled to vote shall be required.

•       Under DGCL § 109, the power to adopt, amend or repeal a corporation's bylaws resides with the stockholders entitled to vote on the bylaws, and with the directors of such corporation if such power is conferred upon the board of directors by the charter.

•       Cano's charter provides that Cano's bylaws may be amended by the board of directors of Cano, subject to repeal or change by a majority vote of Cano's stockholders.

•       The Cano Preferred Stock Certificate of Designations provides that the affirmative vote or the written consent of the holders of at least a majority of the aggregate shares of Cano preferred stock then outstanding, voting together as a separate class, regardless of whether any such action shall be by means of an amendment to the Cano charter or by merger, consolidation or otherwise, shall be required to amend the Cano bylaws.

Inspection of Books and Records:

•       Under TBOC § 21.218(b), subject to the governing documents of a corporation, any shareholder who holds at least 5% of all of the outstanding shares of a corporation or that has held its shares for at least six months is entitled, upon written demand stating a proper purpose, to examine at a reasonable time, the relevant books and records of account, minutes and share transfer records of the corporation.

•       Under DGCL § 220(b), any stockholder of a Delaware corporation making a proper written demand may inspect the stock ledger, the list of stockholders and any other corporate books and records for any purpose reasonably related to the stockholder's interest as a stockholder.

Merger:

•       TBOC § 21.457(a) and (c) require the affirmative vote of the holders of at least two-thirds of the shares entitled to vote to approve a merger, or if any class of shares is entitled to vote as a class on the approval of a merger, the affirmative vote of the holders of at least two-thirds of the shares in each such class entitled to vote as a class and the affirmative vote of the holders of at least two-thirds of the shares otherwise entitled to vote. The same voting requirements apply for share exchanges or conversions. TBOC § 21.459 does not require a vote by the shareholders on a plan of merger, unless such a vote is required by the corporation's charter, if: (1) the corporation is the sole surviving corporation in the merger; (2) the charter of the surviving corporation will not differ from its charter before the merger; (3) each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger; (4) the sum of the voting power of the number of voting shares outstanding immediately after the merger and the voting power of securities that may be acquired on the conversion or exercise of securities issued under the merger does not exceed by more than 20% the voting power of the total number of voting shares of the corporation that are outstanding immediately before the merger; and (5) the sum of the number of participating shares that are outstanding immediately after the merger and the number of participating shares that may be acquired on the conversion or exercise of securities issued under the merger does not exceed by more than 20% the total number of participating shares of the corporation that are outstanding immediately before the merger.

•       DGCL § 251(b), (c), and (f) require approval of the board of directors and the affirmative vote of a majority of the outstanding shares entitled to vote on a merger in order to effect that merger. Unless required by its charter, no stockholder vote is required of a corporation surviving a merger if (1) such corporation's charter is not amended by the merger; (2) each share of such corporation will be an identical share of the surviving corporation after the merger; and (3) either no shares are to be issued by the surviving corporation or the number of shares to be issued in the merger does not exceed 20% of such corporation's outstanding common shares immediately before the effective date of the merger.

•       Cano's charter does not contain any super-majority voting requirements governing mergers.

•       The Cano Preferred Stock Certificate of Designations provides that the affirmative vote or the written consent of the holders of at least a majority of the aggregate shares of Cano preferred stock then outstanding, voting together as a separate class, regardless of whether any such action shall be by means of an amendment to the Cano charter or by merger, consolidation or otherwise, shall be required to approve a merger.

Voting on Sale of Assets:

•       Under TBOC §§ 21.455(d) and 21.457(a) and (c), there is a requirement for the affirmative vote of the holders of at least two-thirds of the shares entitled to vote to approve the sale, lease, exchange or other disposition of all or substantially all the corporation's property and assets if other than in the usual and regular course of business, or if any class of shares is entitled to vote as a class on the approval of the sale, lease, exchange or other disposition of all or substantially all the corporation's assets, the vote required for approval of such transaction is the affirmative vote of the holders of at least two-thirds of the shares in each such class and the affirmative vote of the holders of at least two-thirds of the shares otherwise entitled to vote. TBOC § 21.457(a) and (c) do not require shareholder approval of a sale of assets in the usual and regular course of business unless otherwise specified in the charter. Under TBOC § 21.451(2)(A)-(B), a "sale of all or substantially all of the assets" means the sale, lease, exchange, or other disposition, other than a pledge, mortgage, deed of trust, or trust indenture unless otherwise provided by the charter, of all or substantially all of the property and assets of a domestic corporation that is not made in the usual and regular course of the corporation's business without regard to whether the disposition is made with the goodwill of the business. The term does not include a transaction that results in the corporation, directly or indirectly: (1) continuing to engage in one or more businesses or (2) applying a portion of the consideration received in connection with the transaction to the conduct of a business in which it engages after the transaction.

•       Under DGCL § 271(a), a corporation may not sell all or substantially all of its assets unless the proposed sale is authorized by a majority of the outstanding shares of voting stock of the corporation.

•       Cano's charter does not provide for a different vote than that required by Delaware law.

•       The Cano Preferred Stock Certificate of Designations provides that the affirmative vote or the written consent of the holders of at least a majority of the aggregate shares of Cano preferred stock then outstanding, voting together as a separate class, regardless of whether any such action shall be by means of an amendment to the Cano charter or by merger, consolidation or otherwise, shall be required to approve the sale by Cano of all or substantially all of the assets of Cano.

Anti-Takeover Provisions:

•       TBOC §§ 21.601(1), 21.602, 21.604 and 21.606 provide that a Texas corporation with 100 or more shareholders, a Texas corporation with a class or series of the corporation's voting shares registered under the Securities Exchange Act of 1934 or a Texas corporation with a class or series of the corporation's voting shares qualified for trading in a national market system may not engage, directly or indirectly, in certain business combinations, including mergers and asset sales, with a person, or an affiliate or associate of such person, who is an "affiliated shareholder" (generally defined as the holder of 20% or more of the corporation's voting shares) for a period of three years from the date such person became an affiliated shareholder unless:
1.  the business combination or purchase or acquisition of shares made by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder, or
2.  the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder, at a meeting of shareholders called for that purpose (and not by written consent), not less than six months after the affiliated shareholder became an affiliated shareholder.

•       DGCL § 203 generally prohibits business combinations, including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder (defined as including the beneficial owner of 15% or more of a corporation's voting shares), within three years after the person or entity becomes an interested stockholder, unless:
1.  the board of directors has approved, before the acquisition date, either the business combination or the transaction that resulted in the person becoming an interested stockholder;
2.  upon completion of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation's voting shares, excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer; or
3.  at the time the person or entity becomes an interested stockholder or after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized by the vote of at least 66 2/3% of the outstanding voting shares not owned by the interested stockholder at an annual or special meeting of stockholders and not by written consent.

• Under TBOC § 21.607, a Texas corporation may elect to opt out of these provisions. Resaca has not made such an election.

•       Under UK law, if (i) at any time when the Corporation is not subject to the UK City Code on Takeovers and Mergers or any successor or other regime (whether statutory or non-statutory) governing the conduct of takeovers and mergers in the United Kingdom (any of such being the "Takeover Regime"); (ii) any person (together with any persons held to be acting in concert with him, her or it, as defined in the Takeover Regime) acquires any interest in shares in the Corporation and as a result he, she or it (whether or not with the other persons) would (in the opinion of the Board of Directors) have been obliged under the Takeover Regime to extend an offer (a "Mandatory Offer") to the holders of any other securities in the Corporation had the Takeover Regime applied to the Corporation (such person or persons who would from time to time have been required to have made such an offer being the "Mandatory Offeror(s)"); and (iii) the Mandatory Offeror(s) fail(s) to make such an offer on terms no less favorable (in the opinion of the Board of Directors) to the other holders of securities than he/she/it/they would have been obliged to offer under the provisions of the Takeover Regime had it applied (a "Compliant Offer") within twenty-one (21) days following the date on which the obligation would have arisen, the Board of Directors shall be entitled, but not obliged, to suspend with immediate effect, with notification thereof being given to the Mandatory Offeror(s) or (if different) the registered holders of the shares in the Corporation in which they have an interest, all voting rights, all rights to receive notices of and attend meetings of the Corporation and all rights to receive dividends attributable to the shares in the Corporation in which the Board of Directors considers the Mandatory Offeror(s) from time to time to have an interest. Any such suspension may, at the discretion of the Board of Directors extend for any period during which the obligation to make a Mandatory Offer would have continued to exist under the Takeover Regime unless and until a Compliant Offer is made. The foregoing provisions shall only apply as long as the shares of capital stock of the Resaca are admitted to trading on AIM or are listed on the Official List.

Appraisal Rights:

•       Under TBOC § 10.354(a), a shareholder generally has the right to dissent from any merger to which the corporation is a party, from any sale of all or substantially all assets of the corporation, or from any plan of exchange and to receive fair value for his or her shares. However, dissenters' rights are not available with respect to a plan of merger in which there is a single surviving corporation, or with respect to any plan of exchange, if (i) the shares held by the shareholder are part of a class or series, shares of which are listed on a national securities exchange, listed on the NASDAQ stock market, designated as a national market security on an interdealer quotation system by the National Association of Security Dealers, Inc. or held of record by not less than 2,000 holders on the record date fixed to determine the shareholders entitled to vote on the plan of merger or the plan of exchange, (ii) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in lieu of fractional shares) to be provided to any other holder of shares of the same class or series held by such shareholder, and (iii) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for his or her shares any consideration other than (a) shares of a corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series of shares that are (1) listed, or authorized for listing upon official notice of issuance, on a national securities exchange, (2) approved for quotation on the NASDAQ National Market System, or (3) held of record by not less than 2,000 holders, and (b) cash in lieu of fractional shares otherwise entitled to be received.

•       Under DGCL § 262, stockholders have appraisal rights when they hold their shares in the corporation through the effective date of a merger or consolidation, have not voted in favor of the merger or consolidation, and the corporation's shares are not listed on a national securities exchange or held by more than 2,000 holders.

•       Cano's common stockholders are not entitled to appraisal rights; however, Cano's preferred stockholders are entitled to appraisal rights in connection with the merger.

•       For more information see Annex E.

• Resaca common shareholders are not entitled to appraisal rights in connection with the merger.

Limitation of Liability of Directors:

•       Under TBOC §§ 8.003 and 8.102, a corporation's charter may eliminate all monetary liability of each director to the corporation or its shareholders for acts or omissions in the director's capacity as a director other than conduct specifically excluded from protection. Under TBOC §§ 8.101 and 8.102(b)(3), Texas law does not permit any limitation of liability of a director found liable for:
1.  willful or intentional misconduct in the performance of the person's duty to the enterprise;
2.  breaching the duty of loyalty to the corporation; or
3.  an act or omission not committed in good faith that constitutes a breach of the duty owed to the corporation.

•       Resaca's charter provides for the limitation of liability of its directors, except for liability for (i) any breach of the director's duty of loyalty to Resaca or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director or involves intentional misconduct or a knowing violation of law, (iii) any transaction from which the director derived an improper personal benefit, regardless of whether the benefit resulted from an action taken within the scope of the director's duties, or (iv) an act or omission for which liability of a director is expressly provided by an applicable statute.

•       DGCL § 102(b)(7) provides that a corporation, in its charter, may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director, except for liability for:
1.  any breach of the director's duty of loyalty to such corporation or its stockholders;
2.  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
3.  willful or negligent violation of provisions of the DGCL governing unlawful payment of dividends and unlawful stock purchases or redemptions;
4.  for any transaction from which the director derived an improper personal benefit; or
5.  any act or omission occurring prior to the adoption of such a provision in the charter.

•       Cano's charter provides that a director shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to the same limitations as set forth in DGCL § 102(b)(7). Cano's charter also provides that no director shall be personally liable for any injury to person or property arising out of a tort committed by an employee of Cano unless such director was personally involved in the situation giving rise to the injury or unless such director committed a criminal offense.

Indemnification of Officers and Directors and Advancement of Expenses:

•       TBOC § 8.102 permits a corporation to indemnify any person who has been or is threatened to be made a party to a legal proceeding because he is or was a director of the corporation, or because he served at the request of the corporation as a principal of another business or employee benefit plan, against any judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with the proceeding. However, under TBOC § 8.101, a corporation may not indemnify a director in reliance on this statute unless the director (1) conducted himself in good faith, (2) reasonably believed that his conduct was in the best interests of the corporation or, in the case of action not taken in his official capacity, was not opposed to the best interests of corporation, and (3) in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

•       TBOC § 8.051(a) provides that a corporation is required to indemnify any director or officer of the corporation who has been or is threatened to be made a party to a legal proceeding by reason of his service to the corporation if the director or officer is successful on the merits or otherwise in the defense of such proceeding. In addition, under TBOC § 8.151(b), a corporation may purchase and maintain on behalf of its directors and officers insurance with respect to any liability asserted against or incurred by such persons, whether or not the corporation would have the power under applicable law to indemnify such persons.

•       Cano's charter provides that a director shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exculpation is not permitted under the DGCL. Cano's charter also provides that no director shall be personally liable for any injury to person or property arising out of a tort committed by an employee of Cano unless such director was personally involved in the situation giving rise to the injury or unless such director committed a criminal offense.

•       Cano's bylaws similarly provide for indemnification of directors and officers, to the fullest extent provided under Delaware law, for expense, liability and loss (including attorneys' fees) incurred in connection with a suit brought by reason of the fact the director or officer was serving as a director or officer. Cano's bylaws also provide for the payment of expenses (including attorneys' fees) incurred by a director or officer in defending such a suit.

•       DGCL § 145(b) permits a corporation to indemnify its officers, directors and other agents as long as (1) the director acted in good faith; (2) the director acted in a manner the director reasonably believed to be in the best interests of the corporation or not opposed to the best interests of the corporation; and (3) the director has not been adjudged liable for the claim, issue or matter (unless and only to the extent that the Delaware Court of Chancery or court in which the action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the director is fairly and reasonably entitled to indemnification for expenses).

•       TBOC § 8.102(b) permits a corporation to indemnify a director for reasonable expenses actually incurred by the director in connection with the proceeding (and not for a judgment, penalty, fine, or excise or similar tax) if the director has not been found liable to the corporation or is found to have received an improper personal benefit. TBOC § 8.104 permits a corporation to pay reasonable expenses of a director in advance of the final disposition of a proceeding for which indemnification may be provided on the condition that the corporation first receives (1) a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification, and (2) a written undertaking by or on behalf of the director that he will repay such expenses if it is ultimately determined that he is not entitled to be indemnified. TBOC § 8.105 allows a corporation to indemnify and advance expenses to its officers, employees and other agents to the same extent that it allows a corporation to indemnify and advance expenses to directors.

•       Resaca's charter documents authorize indemnification of officers, directors and others to the fullest extent authorized or permitted by applicable law.

•       DGCL § 145(c) provides that a corporation is required to indemnify any director or officer of the corporation who has been or is threatened to be made a party to a legal proceeding by reason of his service to the corporation if the director or officer is successful on the merits or otherwise in the defense of such proceeding. In addition, under DGCL § 145(g), a corporation may purchase and maintain on behalf of its directors and officers insurance with respect to any liability asserted against or incurred by such persons, whether or not the corporation would have the power under applicable law to indemnify such persons.

•       DGCL § 145(e) permits a corporation to pay expenses (including attorneys' fees) of a director or officer incurred in defending any civil, criminal, administrative or other investigative action, suit or proceeding in advance of a final disposition of a proceeding if the director or officer provides the corporation with an undertaking to repay such expenses if it is ultimately determined that the director or officer is not entitled to be indemnified. A corporation also is permitted to pay expenses incurred by former directors and officers and other employees and agents upon such terms and conditions, if any, as the corporation deems appropriate.

CHAPTER II—THE MEETINGS, VOTING AND OTHER INFORMATION

THE RESACA ANNUAL MEETING OF SHAREHOLDERS

        The Resaca board of directors is furnishing this proxy statement to its shareholders in connection with the solicitation of proxies by the Resaca board of directors for use at the annual meeting of its shareholders. This proxy statement and form of proxy will be mailed to Resaca shareholders on or about                                    , 2010.

Time and Place

        The Resaca annual meeting is scheduled to be held at                                    , on                                    ,                         , 2010, at                                      a.m., Houston, Texas time.

Purpose of the Annual Shareholder Meeting

        The purpose of the Resaca annual meeting is as follows:

  1.
  To consider and vote upon a proposal to approve the Merger and the Share Issuances;

  2.
  To consider and vote upon a proposal to approve the Reverse Stock Split;

  3.
  To consider and vote upon a proposal to ratify the Rig Acquisition;

  4.
  In the event that the Merger, the Share Issuances and the Reverse Stock Split are approved, to consider and vote upon a proposal to:

  (i)
  re-elect Judy Ley Allen as a Class II director to hold office until the 2013 annual meeting or until her successor is duly elected and qualified;

  (ii)
  elect William O. Powell, III as a Class I director to hold office until the 2012 annual meeting or until his successor is duly elected and qualified;

  (iii)
  elect Garrett Smith as a Class II director to hold office until the 2013 annual meeting or until his successor is duly elected and qualified; and

  (iv)
  elect Donald W. Niemiec as a Class III director to hold office until the 2011 annual meeting or until his successor is duly elected and qualified;

  5.
  To consider and vote upon a proposal to adjourn the annual meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of proposal 1, 2 or 4;

  6.
  In the event that the Merger, the Share Issuances and the Reverse Stock Split are not approved, to consider and vote upon a proposal to:

  (i)
  re-elect Judy Ley Allen as a Class II director to hold office until the 2013 annual meeting or until her successor is duly elected and qualified; and

  (ii)
  re-elect Richard Kelly Plato as a Class II director to hold office until the 2013 annual meeting or until his successor is duly elected and qualified; and

  7.
  To transact such other business incidental to the conduct of the meeting as may properly come before the annual meeting or any adjournments or postponements thereof.

        Resaca knows of no other matters to come before the annual meeting.

        The first two proposals listed above relating to the Merger, the Share Issuances and the Reverse Stock Split are conditioned upon each other and the approval of each such proposal is required for completion of the merger.

        The board of directors of Resaca has unanimously approved and adopted the merger agreement and the transactions contemplated by it, declared its advisability and unanimously recommends that Resaca shareholders vote "FOR" the approval of the Merger and the Share Issuances, "FOR" the approval of the Reverse Stock Split and "FOR" the approval of proposals 3-6 above.

Record Date and Outstanding Shares

        Only holders of record of Resaca common stock at the close of business on                        , 2010 are entitled to notice of, and to vote at, the Resaca annual meeting. On the Resaca record date, there were 96,947,494 shares of Resaca common stock issued and outstanding held by approximately 160 holders of record. Each share of Resaca common stock entitles the holder of that share to one vote on each matter submitted for shareholder approval.

Share Ownership of Resaca Directors, Officers and Significant Shareholders

        For a description of the share ownership of Resaca directors, officers and significant shareholders, see "Compensation Discussion & Analysis" beginning on page IV-1 and "—Security Ownership of Certain Beneficial Owners and Management" on page IV-21.

Quorum and Vote Necessary to Approve Proposals

        The presence, in person or by proxy, of the holders of a majority of the shares of Resaca common stock outstanding is necessary to constitute a quorum at the Resaca annual meeting.

        The approval of the Merger, the Share Issuances and the adjournment of the annual meeting requires the affirmative vote of a majority of the votes cast, affirmatively or negatively, at the annual meeting. The affirmative vote of the holders of two-thirds of the outstanding shares of Resaca common stock entitled to vote on the approval of the Reverse Stock Split at the annual meeting is required to approve the Reverse Stock Split. The ratification of the Rig Acquisition requires the affirmative vote of a majority of the votes cast, affirmatively or negatively, at the annual meeting, excluding any votes cast from any Resaca shareholder qualifying as a related-party in the Rig Acquisition. The election of directors in either proposal 4 or 6 requires the affirmative vote of a plurality of votes cast at the annual meeting.

Voting of Proxies

        The applicable proxy card will be sent to each Resaca shareholder on or promptly after the record date. If you receive a proxy card, you may grant a proxy vote on the proposals by marking and signing your proxy card and returning it to Resaca. If you hold your stock in the name of a bank, broker or other nominee, you should follow the instructions of the bank, broker or nominee when voting your shares. All shares of stock represented by properly executed proxies received prior to or at the Resaca annual meeting will be voted in accordance with the instructions indicated on such proxies. Proxies that have been revoked properly and on time will not be counted. If no instructions are indicated on a properly executed returned proxy, that proxy will be voted as "FOR" the Merger and the Share Issuances, the Reverse Stock Split, the Rig Acquisition and to approve the other matters indicated on the proxy card. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum, will not be voted on any matters brought before the shareholder meeting.

        Other Business.    The Resaca board is not currently aware of any business to be acted upon at the shareholder meeting other than the matters described herein. If, however, other matters are properly brought before the shareholder meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act on those matters according to their judgment. Adjournments or postponements of a shareholder meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of Resaca common stock representing a majority of the votes present in person or by proxy at a shareholders meeting, whether or not a quorum exists, without further notice other than by an announcement made at the shareholders meetings. Proxies from Resaca shareholders voted against approving the Merger, the Share Issuances and the Reverse Stock Split will not be voted in favor of an adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies.

Revocation of Proxies

        You may revoke your proxy before it is voted by:

  •
  By sending a notice of revocation to the corporate secretary of Resaca;

  •
  By sending a completed proxy card bearing a later date than your original proxy card;

  •
  By logging onto the Internet website www.resacaexploitation.com as specified on your proxy card in the same manner you would submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and following the instructions on the proxy card; or

  •
  By attending Resaca's annual meeting and voting in person. Your attendance alone will not revoke your proxy.

If you choose any of the first three methods, you must take the described action no later than the beginning of the annual meeting.

        If your shares are held in an account at a broker or other nominee, you should contact your broker or other nominee to change your vote.

Solicitation of Proxies

        In addition to solicitation by mail, we may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. The directors, officers and employees of Resaca may solicit proxies by telephone, telecopy, fax, telegram or in person. These directors, officers and employees will receive no additional compensation for doing so. In addition, Resaca has retained DF King (Europe) Ltd., a proxy solicitation firm, to assist with the solicitation of proxies. Resaca estimates that it will pay to DF King (Europe) Ltd. a fee of approximately $5,000.

        To ensure sufficient representation at the shareholder meeting, we may request the return of proxy cards by telephone or in person. The extent to which this will be necessary depends entirely upon how promptly proxy cards are returned. You are urged to send in your proxies without delay.

        If the merger is consummated, Resaca will pay the cost of soliciting proxies, including the cost of preparing and mailing this proxy statement and the expenses incurred by brokerage houses, nominees and fiduciaries in forwarding proxy materials to beneficial owners. In the merger agreement, we have agreed to split most of the costs of preparing and distributing this document, other than legal and investment banking fees, if the merger agreement is terminated.

 RESACA ANNUAL MEETING PROPOSALS

Proposal 1: Approval of the Merger and the Share Issuances

(Item 1 on Proxy Card)

        As discussed elsewhere in this proxy statement, Resaca is asking its shareholders to approve the Merger and the Share Issuances, which includes approval of the issuance of more than 25% of the aggregate number of shares of Resaca common stock issued and outstanding at the commencement of Resaca's fiscal year 2010 under Article V(b) of Resaca's charter in connection with the merger and the offering. Holders of Resaca common stock should read carefully this proxy statement in its entirety, including the annexes, for more detailed information concerning the Merger and the Share Issuances. In particular, shareholders are directed to the merger agreement, a copy of which is attached as Annex A to this proxy statement.

        This Proposal 1 is conditioned on the approval of Proposal 2, and the approval of both of these Proposals is required for completion of the merger.

THE RESACA BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MERGER
AND SHARE ISSUANCES (ITEM 1).

Proposal 2: Approval of the Reverse Stock Split

(Item 2 on Proxy Card)

        Resaca is asking its shareholders to approve an amendment to its charter to effect a reverse split of the outstanding shares of Resaca common stock by a ratio of one-for-five immediately prior to the Merger and the Share Issuances such that for every five pre-split shares of Resaca common stock held by a Resaca shareholder, such shareholder would be entitled to one post-split share of Resaca common stock, fractional shares being rounded up to the nearest full post-split share. Should the proposal be adopted by the Resaca shareholders, each shareholder's percentage ownership interest in Resaca and proportional voting power will remain unchanged immediately prior to the Merger and the Share Issuances, except for minor differences resulting from adjustments for fractional shares. The rights and privileges of the holders of shares of Resaca common stock will be substantially unaffected by the adoption of the proposal.

Purpose

        Resaca is proposing the Reverse Stock Split to increase the stock price for shares of Resaca common stock immediately prior to the merger so that the minimum listing requirements of the NYSE Amex can be satisfied. The NYSE Amex requires all new securities listing on its market to have a minimum market price of $2.00 per share. The effect of this Reverse Stock Split will be to increase the stock price in the same proportion as the number of shares is adjusted downward, resulting in a five times increase in the market price for Resaca common stock on the AIM on the day prior to the completion of the merger and the listing of Resaca common stock on the NYSE Amex. It is a condition precedent to the merger that Resaca common stock be listed on the NYSE Amex.

Principal Effects of the Reverse Stock Split

        If approved by the shareholders and implemented by the Resaca board of directors, the Reverse Stock Split would occur immediately prior to the merger for all Resaca common stock and the ratio of post-split shares for pre-split shares would be the same for all of such shares of Resaca common stock. The Reverse Stock Split would affect all Resaca shareholders uniformly and would not affect any shareholder's percentage ownership interest in Resaca immediately prior to the merger. In addition, the Reverse Stock Split would not affect any Resaca shareholder's proportionate voting rights. Each share of Resaca common stock outstanding after the Reverse Stock Split would be entitled to one vote and would remain fully paid and non-assessable.

        The principal effects of the Reverse Stock Split would be that:

  •
  based on shares outstanding as of December 14, 2009 and assuming a one-for-five reverse stock split, the number of shares of Resaca common stock issued and outstanding would be reduced from 96,947,494 shares to approximately 19,389,499, a decrease of 77,557,995 shares or 80%;

  •
  the exercise price and/or the number of shares of Resaca common stock issuable under Resaca's outstanding stock options would be proportionately adjusted based on the same ratio; and

  •
  the number of shares of Resaca common stock reserved for issuance under Resaca's 2008 Incentive Plan would be reduced proportionally.

        No scrip or fractional certificates will be issued in connection with the Reverse Stock Split. Instead, any fractional share that results from the Reverse Stock Split will be exchanged for cash in an amount equal to the closing price on the effective date of the merger.

        A reduction in the number of outstanding shares of Resaca common stock could result in decreased liquidity in the combined company's common stock. In addition, the Reverse Stock Split could result in some Resaca shareholders owning "odd lots" of less than one hundred (100) shares of the Resaca common stock on a post-split basis. Odd lots may be more difficult to sell, or may require greater transaction costs per share to sell than do "board lots" of even multiples of one hundred (100) shares.

        The amendment to the Resaca charter is included as Annex C to this proxy statement. We encourage you to read it carefully and in its entirety.

Effect on Non-registered Shareholders

        Non-registered shareholders holding their shares of Resaca common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the reverse stock split than those that would be put in place by Resaca for registered shareholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

Effect on Authorized Shares

        The number of authorized shares of Resaca common stock would not be affected by the Reverse Stock Split. Resaca would continue to have 230 million shares of Resaca common stock and 20 million shares of undesignated Resaca preferred stock immediately following the Reverse Stock Split; provided, however, that 49,116 shares of such stock shall be designated as Series A Convertible Preferred Stock in connection with the merger. Based on shares outstanding as of the record date of                                    , 2010, and following the merger approximately                                    shares of Resaca's common stock will be available for future issuance. Resaca's board of directors may issue capital stock for proper corporate purposes that may be identified in the future, such as to raise capital through the issuance of securities, to make acquisitions using securities as consideration, to issue securities in connection with strategic relationships with other companies, and to adopt additional employee benefit plans or reserve additional shares for issuance under such plans. Resaca has no current plans to issue additional shares of capital stock at this time, other than as already disclosed in this registration statement.

Potential Anti-Takeover Effect

        Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Resaca board of directors or contemplating a tender offer or other transaction for the combination of Resaca with another company), the Reverse Stock Split proposal is not being proposed in response to any effort of which we are aware to accumulate Resaca's common stock or obtain control of Resaca, other than the merger, nor is it part of a plan by management to recommend a series of similar amendments to Resaca board of directors and shareholders. Other than the Reverse Stock Split proposal, the Resaca board does not currently contemplate recommending the adoption of any other amendments to Resaca's charter that could be construed to affect the ability of third parties to take over or change the control of Resaca.

Effect on Accounting Matters

        The reverse stock split would not affect the par value of Resaca's common stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on Resaca's balance sheet attributable to Resaca's common stock would be reduced in proportion to the ratio of the reverse split. The per share net income or loss and net book value of Resaca common stock would be increased because there would be fewer shares of Resaca common stock outstanding.

Effect on Stock Certificates

        Contingent on approval of this proposal by the requisite vote of Resaca's shareholders and implementation thereafter by the Resaca board of directors by filing of an amendment to Resaca's charter with the Secretary of State of the State of Texas, the Reverse Stock Split shall become effective upon filing the amendment. If the Resaca board implements the Reverse Stock Split, registered shareholders will be sent a transmittal letter from Resaca's transfer agent as soon as practicable after the effective date of the merger. The letter of transmittal would contain instructions on how to surrender your certificate(s) representing your pre-split shares to the transfer agent. The transfer agent would forward to each registered shareholder who has sent the required documents a new share certificate representing the number of post-split shares of Resaca common stock to which the shareholder is entitled. Until surrendered, each share certificate representing pre-split shares of Resaca common stock would be deemed for all purposes to represent the number of shares of post-split Resaca common stock to which the holder is entitled as a result of the reverse stock split.

        Shareholders should NOT destroy any stock certificate(s) and should NOT submit any stock certificate(s) until requested to do so.

No Dissenter's Rights

        Under the TBOC, Resaca's shareholders are not entitled to dissenter's rights with respect to the Reverse Stock Split, and Resaca will not independently provide shareholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

        The following is a summary of certain material United States federal income tax consequences of the Reverse Stock Split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the Reverse Stock Split may vary significantly as to each shareholder, depending upon the state in which he or she resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-split shares were, and the post-split shares would be, held as a "capital asset," as defined in the Internal Revenue Code (i.e., generally, property held for investment). The tax treatment of a Resaca shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each Resaca shareholder is urged to consult with such shareholder's own tax advisor with respect to the tax consequences of the Reverse Stock Split.

        No gain or loss should be recognized by a Resaca shareholder upon such shareholder's exchange of pre-split shares for post-split shares pursuant to the Reverse Stock Split. The aggregate tax basis of the post-split shares received in the reverse stock split should be the same as the Resaca shareholder's aggregate tax basis in the pre-split shares exchanged therefor. The Resaca shareholder's holding period for the post-split shares should include the period during which the shareholder held the pre-split shares surrendered in the reverse stock split.

        OUR VIEW REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IS NOT BINDING ON THE INTERNAL REVENUE SERVICE OR THE COURTS. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

        This Proposal 2 is conditioned on the approval of Proposal 1, and the approval of both of these Proposals is required for completion of the merger.

 THE RESACA BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE REVERSE STOCK SPLIT
(ITEM 2).

Proposal 3: Approval of the Rig Acquisition

(Item 3 on Proxy Card)

        In July 2009, Resaca announced that it had reached agreement with PBWS, an affiliate of Resaca, to acquire a number of workover rigs, reversing units and related assets for aggregate consideration of $1,594,000, to be satisfied by the issue of 3,320,250 new shares of Resaca common stock, at the request of PBWS, to Torch E&P Company, a major shareholder in Resaca which is controlled by J.P. Bryan, Resaca's Chairman of the Board, and John J. Lendrum, III, Resaca's Chief Executive Officer. PBWS is a wholly-owned subsidiary of Torch E&P Company. Accordingly, the acquisition is a related party transaction under applicable law, and because a conflict of interest could exist between the interests of Resaca on the one hand, and the interests of Torch E&P Company, PBWS and Messrs. Bryan and Lendrum, on the other, the Resaca board followed the process outlined below in approving the Rig Acquisition and recommending it for ratification by the Resaca shareholders.

        Torch E&P Company, J.P. Bryan, Resaca's Chairman of the Board, and John J. Lendrum, III, Resaca's Chief Executive Officer, as related party shareholders, have agreed to abstain from voting on the Rig Acquisition proposal.

Background

        PBWS had, since Resaca's formation in 2006, provided approximately 40-60% of Resaca's workover and reversing unit services. The equipment was provided to Resaca on a priority basis, and the hourly rates charged were in line with industry rates. Resaca concluded, however, that there were economic and operational benefits to be gained from owning and operating the equipment, rather than renting from PBWS. In April 2009, Torch E&P Company, through its representatives, Messrs. Bryan and Lendrum, approached the independent members of Resaca's board of directors regarding the sale of the Rig Assets to Resaca.

        At its meeting held on May 8, 2009, Resaca's board formed a special committee, comprised solely of Judy Ley Allen, John William Sharp Bentley and Richard Kelly Plato, each of whom is an independent director of Resaca, to represent Resaca's interests in all respects in connection with any potential transaction with PBWS. The special committee was asked to determine the advisability of the proposed transaction and its fairness to Resaca's shareholders and to make a recommendation to the full Resaca board with respect to the transaction. Ms. Allen and Messrs. Bentley and Plato are the only members of Resaca's board of directors who were neither employees of Resaca, nor directors, employees or affiliates of Torch E&P Company or PBWS. Messrs. Bryan and Lendrum were both affiliates of Torch E&P Company and PBWS.

        Following its appointment, the special committee met with Resaca management to review the Rig Assets. Lisa Cohen, Resaca's Vice President and Treasurer, commissioned a third-party appraisal of the real property and other tangible Rig Assets. The special committee reviewed the appraisal, asked questions of management and analyzed the potential acquisition during the early summer of 2009.

        On July 6, 2009, the special committee met with Resaca management, counsel and financial advisors to analyze the proposed acquisition from a financial point of view. Chris Work, Resaca's Vice President and Chief Financial Officer, prepared a financial analysis of the Rig Acquisition, as well as the independent appraisals of the property and assets forming the basis of the Rig Acquisition. The special committee then met with Resaca's nomad and financial advisor, Jonathan Wright of Seymour Pierce Limited. Mr. Wright noted that the Rig Acquisition was now more attractive to Resaca than it had been in May 2009, principally because rig rates and drilling costs had risen commensurate with increased commodity prices during the period. In addition, the price of Resaca common stock had risen significantly in the interim. The special committee asked questions and received answers from Mr. Wright regarding the transaction's relative risks and benefits to Resaca.

        At the conclusion of its meeting on July 6, 2009, the special committee unanimously agreed to propose that Resaca offer to consummate the Rig Acquisition at the appraised value for the assets of $1,593,720, payable by the issuance of an aggregate of 3,320,250 shares of newly issued Resaca common stock. The special committee then met with Messrs. Bryan and Lendrum to negotiate the terms of the purchase. The special committee explained that the number of shares of Resaca common stock was determined by dividing the aggregate purchase price by $0.48, reflecting the closing price of Resaca common stock on July 6, 2009 on the AIM of £0.295 per share, converted at an exchange rate of US $1.627 per British pound. PBWS, through Messrs. Bryan and Lendrum, had proposed that the exchange ratio reflect the trailing 30 day average price of Resaca common stock on the AIM. The price proposed by the special committee reflected an approximate 12% premium over the trailing 30 day average price of the Resaca common stock as originally proposed by PBWS. After further discussion, Messrs. Bryan and Lendrum agreed to the terms proposed by the special committee.

        At the July 6, 2009 meeting, the special committee approved the pricing and other terms and provisions of the asset transfer agreement and found such price and terms and provisions to be fair to and in the best interest of Resaca and its shareholders (other than Torch), and determined to recommend that the full board of directors approve the proposed asset transfer agreement. The asset transfer agreement is included as Annex H to this proxy statement. We encourage you to read it carefully and in its entirety.

        A special meeting of the Resaca board of directors was held immediately following the special committee meeting to consider the proposed asset transfer agreement. All directors were present (in person or by telephone) at the meeting. The special committee reported to the Resaca board of directors that it had concluded, and so advised and recommended to the Resaca board, that the terms of the asset transfer agreement be approved and that the Resaca board of directors declare its advisability. After discussion of the special committee's recommendation, the Resaca board determined that the terms of the asset transfer agreement were fair to, and in the best interests of, Resaca and its shareholders (other than Torch E&P Company). The asset transfer agreement was executed, and its execution was announced, on July 6, 2009.

The Asset Transfer Agreement

        Pursuant to the terms of the asset transfer agreement between Resaca and PBWS, Resaca will acquire three mobile workover rigs, two reversing units and related power swivels, fishing tools, other ancillary tools and equipment, vehicles, trailers, construction equipment and spare parts together with an office building, a shop and a yard in Odessa, Texas. Resaca plans to vacate the premises it currently leases in Odessa when its lease expires at the end of the calendar year and occupy the property acquired from PBWS. The operating equipment and the property to be acquired were independently valued, and the purchase price reflects the appraised values.

        The aggregate purchase price for the equipment and property is $1,594,000, which was satisfied by the issuance of 3,320,250 new shares of Resaca common stock, representing approximately 3.5% of the enlarged issued share capital of Resaca. The number of shares of Resaca common stock was determined by dividing the purchase price by $0.48, which reflects the July 6, 2009 closing stock price on the AIM of £0.295 per share, converted at an exchange rate of US $1.627 per British pound. The July 6, 2009 price reflects an approximate 12% premium over the trailing 30 day share price. Following the issuance of the new shares of Resaca common stock but prior to the Reverse Stock Split or the merger, Torch E&P Company will control 15,866,793 shares of Resaca common stock, representing approximately 16.6% of the enlarged issued share capital of Resaca and J.P. Bryan will be interested in 1,591,084 shares of Resaca common stock (1.7%).

        The asset transfer agreement requires the ratification of the Rig Acquisition by Resaca's shareholders at this annual meeting.

        The independent directors of Resaca, having consulted with Seymour Pierce, Resaca's nominated adviser, consider the terms of the asset transfer agreement to be fair and reasonable insofar as shareholders in Resaca are concerned.

THE RESACA BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
THE RIG ACQUISITION (ITEM 3).

Proposal 4: Election of Directors in connection with the Merger and the Share Issuances

(Item 4 on Proxy Card)

Nominees for Proposal 4

        In the event that the Merger, the Share Issuances and the Reverse Stock Split are approved, at the Resaca annual meeting, Resaca shareholders will elect four individuals to serve as directors. Resaca's current board of directors consists of J.P. Bryan, John J. Lendrum, John William Sharp Bentley, Richard Kelly Plato and Judy Ley Allen. The nominees are Judy Ley Allen, William O. Powell, III, Garrett Smith and Donald W. Niemiec. Ms. Allen is currently a member of Resaca's board of directors and the remaining nominees are members of the Cano board of directors. Ms. Allen and Mr. Smith are Class II director nominees and will be elected to hold office until the annual shareholder meeting in 2013 and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Mr. Powell is a Class I director nominee and will be elected to hold office until the annual shareholder meeting in 2012 and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Niemiec is a Class III director nominee and will be elected to hold office until the annual shareholder meeting in 2011 and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

        The nominees for proposal 4 have consented to be nominated and have expressed their intent to serve if elected. The Resaca board has no reason to believe that any of the proposal 4 nominees will be unable to serve if elected to office and, to the knowledge of the Resaca board, all the proposal 4 nominees intend to serve the entire term for which election is sought.

        The individuals named as proxies will vote the enclosed proxy for the election of all proposal 4 nominees, unless you direct them to withhold your votes. Although Resaca knows of no reason for this, if any proposal 4 nominee becomes unable to serve as a director before the annual meeting, the persons named as proxies have the discretionary authority to vote for substitute nominees proposed by the Resaca board, in the event of Ms. Allen's withdrawal, or the Cano board, in the event of the withdrawal of any of Messrs. Powell, Smith or Niemiec.

        Only the proposal 4 nominees or substitute proposal 4 nominees designated as set forth above will be eligible to stand for election as directors at the annual meeting.

THE RESACA BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ALL NOMINEES
(ITEM 4).

Proposal 5: Possible Meeting Adjournment or Postponement

(Item 5 on Proxy Card)

        The Resaca annual meeting may be adjourned or postponed to another time or place to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the Merger, the Share Issuances, the Reverse Stock Split and the proposal 4 director nominees.

THE RESACA BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS ITEM (ITEM 5).

Proposal 6: Election of Directors

(Item 6 on Proxy Card)

Nominees for Proposal 6

        In the event that the Merger, the Share Issuances and the Reverse Stock Split are not approved at the Resaca annual meeting, Resaca shareholders will elect two individuals to serve as directors. The nominees are Judy Ley Allen and Richard Kelly Plato, both current members of Resaca's board of directors. Ms. Allen and Mr. Plato are Class II directors and will be elected to hold office until the annual shareholder meeting in 2013 and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

        The nominees for proposal 6 have consented to be nominated and have expressed their intent to serve if elected. The Resaca board has no reason to believe that any of the proposal 6 nominees will be unable to serve if elected to office and, to the knowledge of the Resaca board, all the proposal 6 nominees intend to serve the entire term for which election is sought.

        The individuals named as proxies will vote the enclosed proxy for the election of all proposal 6 nominees, unless you direct them to withhold your votes. Although Resaca knows of no reason for this, if any proposal 6 nominee becomes unable to serve as a director before the annual meeting, the persons named as proxies have the discretionary authority to vote for substitute nominees proposed by the Resaca board.

        Only the proposal 6 nominees or substitute proposal 6 nominees designated as set forth above will be eligible to stand for election as directors at the annual meeting.

THE RESACA BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ALL NOMINEES
(ITEM 6).

MANAGEMENT

Current Directors, Executive Officers and Director Nominees

        The following table sets forth certain information as of the date of this document regarding our present executive officers, directors and director nominees and our executive officers and directors following the completion of the merger. The directors and executive officers hold office until their successors are duly elected and qualified, or until their earlier death, removal or resignation from office.

Name	Age	Pre-Merger Title	Post-Merger Title
J.P. Bryan	70	Chairman of the Board of Directors	Chairman of the Board of Directors and Chief Executive Officer
John J. Lendrum, III	59	Chief Executive Officer and Director	Vice Chairman of the Board and Director
John William Sharp Bentley	61	Director	Director
Judy Ley Allen	70	Director and Proposal 4 and 6 Director Nominee	Director
Richard Kelly Plato	40	Director and Proposal 6 Director Nominee	—
Donald W. Niemiec*	63	Cano Director and Director and Proposal 4 and 6 Director Nominee	Director
William O. Powell, III*	63	Cano Director and Proposal 4 Director Nominee	Director
Garrett Smith*	48	Cano Director and Proposal 4 Director Nominee	Director
Dennis Hammond	54	President and Chief Operating Officer	President and Chief Operating Officer
Randy Ziebarth	59	Vice President—Operations	—
Mary Lou Fry	51	Vice President, General Counsel and Secretary	—
Chris Work	41	Vice President and Chief Financial Officer	Senior Vice President and Chief Financial Officer
Lisa Cohen	46	Vice President and Treasurer	—
Ralph Carthrae	66	Vice President—Marketing	Vice President—Marketing
Robert Porter	53	Vice President of Engineering	Vice President of Engineering
R. Keith Turner	55	Vice President of Land	Vice President of Land
Patrick M. McKinney*	50	Senior Vice President of Engineering and Operations, Cano	Executive Vice President of Corporate Development
Michael J. Ricketts*	51	Vice President and Principal Accounting Officer, Cano	Vice President and Chief Accounting Officer
Phillip B. Feiner*	36	Corporate Secretary, Vice President and General Counsel, Cano	Vice President, General Counsel and Corporate Secretary

*
These directors and officers will be appointed upon the consummation of the merger.

        The following biographies describe the business experience, pre-merger and post-merger, of our executive officers and directors (titles reflected below are such person's current position with Resaca or Cano):

J.P. Bryan, Chairman of the Board

        Mr. Bryan serves as Chairman of the Board of Resaca and has served in that capacity since July 2008, when Resaca converted to a corporation. Mr. Bryan also serves as Chief Executive Officer of Torch. Mr. Bryan has served as Torch's CEO since he formed Torch in 1981. Since inception, Torch has invested and managed over $3 billion in energy assets under Mr. Bryan's leadership. Mr. Bryan's role in these efforts has been leadership at the highest level: establishment of the company's strategic direction, investment and growth opportunity evaluation, negotiation and transaction execution as well as management of senior professional staff. During his 40-year career in the energy industry, Mr. Bryan has also served as President, Chief Executive Officer and Chairman of the Board of various independent exploration and production companies, including Bellwether Exploration Company, which we refer to as Bellwether, Nuevo Energy Company, which we refer to as Nuevo, and Gulf Canada Resources Limited. He is a former member of the board of directors of AutoNation, Inc., which sells new and used automobiles. Mr. Bryan earned a Bachelor's degree in Business and a Law degree from the University of Texas. He also received a degree in international business from the American Institute of Foreign Trade (Thunderbird).

        Mr. Bryan is a Class III director of Resaca and will hold office until the Resaca annual shareholder meeting in 2011 and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

John J. Lendrum, III, Chief Executive Officer and Director

        Mr. Lendrum became Chief Executive Officer of Resaca in August 2007 and has served as President and Chief Operating Officer of Torch since 2005. As CEO of Resaca, Mr. Lendrum is responsible for establishing overall strategic direction for Resaca and management of senior professional staff. Mr. Lendrum led the effort to take Resaca public on the AIM in July 2008 and continues to be the primary contact with Resaca's investors in London. Prior to 2005, Mr. Lendrum founded and presided as President of Rockport Resources Capital Corporation, which we refer to as Rockport, a firm that specialized in providing capital to the energy industry. In addition to his duties at Rockport and simultaneously, Mr. Lendrum was a principal in a private midstream gas company. From 1986 to 1993, Mr. Lendrum served as Executive Vice President and Chief Financial Officer of Torch and was involved in the management of Nuevo, Bellwether, and Energy Assets International Corporation. Prior to 1986, Mr. Lendrum was the Executive Vice President and Chief Financial Officer of a private oil and gas exploration company for four years. Mr. Lendrum began his professional career with KPMG Peat Marwick, where he worked for seven years. Mr. Lendrum graduated from the University of Texas in 1973 with an undergraduate degree in Finance and completed his graduate studies in Accounting Theory. In addition to his duties at Resaca and Torch, Mr. Lendrum serves on the board of directors of BPZ Energy, a company with oil and gas activities in South America. Mr. Lendrum will resign as Chief Executive Officer upon the completion of the merger, but he will continue to serve as a director of the combined company and Vice Chairman of the Board.

        Mr. Lendrum is a Class I director of Resaca and will hold office until the Resaca annual shareholder meeting in 2012 and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

John William Sharp Bentley, Non-executive Director

        Mr. Bentley has over 40 years' experience in the natural resources sector. He currently serves on the boards of a number of public companies having joined CDS Oil & Gas Group, plc as Chairman in 2005, Faroe Petroleum, plc as Chairman in 2007 and Artumas Group, Inc. as Chairman in 2007 and Scotgold Resources Ltd as Chairman in 2009. Mr. Bentley has focused exclusively on board and advisory positions since 2007. He was Executive Chairman of FirstAfrica Oil plc from September 2006 until its acquisition by BowLeven plc in early 2007. From 2004 through 2006 he was initially Advisor and subsequently Vice Chairman of Vanco Energy Company with responsibility for preparing the company for a public listing. In 2001, he founded Osprey Oil & Gas Ltd with a number of financial institutions and was its CEO until 2004. From 1993 until 2001, Mr. Bentley held various positions with Engen and its affiliate, Energy Africa Limited. In 1993, Mr. Bentley became Chief Executive Officer of Engen's Exploration and Production division. In 1996, he was instrumental in spinning off Energy Africa Limited from Engen and listing it on the Johannesburg and Luxembourg stock exchanges. From 1988 to 1993, Mr. Bentley was Managing Director of Gencor's Brazilian mining company, Sao Bento Mineracao. Mr. Bentley holds a degree in Metallurgy from Brunel University.

        Mr. Bentley is a Class I director of Resaca and will hold office until the Resaca annual shareholder meeting in 2012 and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Judy Ley Allen, Non-executive Director and Proposal 4 and 6 Director Nominee

        Ms. Allen has been an asset manager since 1977 for Allen Investments, a private company which has significant holdings in oil and gas, real estate, timberland and stocks and bonds. She is a former director of the Federal Reserve Bank of Dallas and currently sits on the Advisory Board of Governors of Rice University. She is an advisory trustee of the Houston Ballet Foundation and a trustee of the Houston Museum of Natural Science. Ms. Allen received a Bachelor of Arts degree from Stanford University and a Master's degree in Business Administration from Harvard Business School.

        Ms. Allen is a Class II director of Resaca and a nominee for election as a Class II director under proposals 4 and 6.

Richard Kelly Plato, Non-executive Director and Proposal 6 Director Nominee

        Mr. Plato is Senior Vice President and Managing Director of NGP Capital Resources Company (NASDAQ:NGPC), which we refer to as NGP, a publicly traded financial services company organized to invest, primarily, in small and mid-size private energy companies. Mr. Plato joined NGP in January of 2005. Mr. Plato has 15 years of investment management, corporate finance, engineering and general management experience in the energy industry. Mr. Plato also serves on the Board of Managers of one of NGP's portfolio companies, Rubicon Energy Partners, LLC. Prior to joining NGP, Mr. Plato was a co-founder and partner of Odyssey Energy Capital, LLC, which we refer to as Odyssey, a private capital provider to the energy industry. Prior to Odyssey, Mr. Plato served in various management positions with Mirant Americas Energy Capital, LP, Tri-Union Development Corporation and Fina Oil and Chemical Company. Mr. Plato earned a Bachelor of Science degree in Petroleum Engineering from Texas A&M University and a Doctorate of Jurisprudence from South Texas College of Law.

        Mr. Plato is a Class II director of Resaca and a nominee for election as a Class II director under proposal 6. Resaca anticipates that Mr. Plato will not serve as the board of directors of Resaca upon completion of the merger.

Donald W. Niemiec, Proposal 4 Director Nominee

        Mr. Niemiec is a nominee for election to the Resaca board of directors. Mr. Niemiec was appointed to the board of directors of Cano on March 2, 2007. From 2000 to the present, he has served as President of WR Energy, LLC, a strategic consulting company for the energy industry. From 1982 to 2000, Mr. Niemiec was employed in various capacities by Union Pacific Resources Group, Inc., including President of Union Pacific Fuels, Inc. and Vice President, Marketing & Corporate Development.

William O. Powell, III, Proposal 4 Director Nominee

        Mr. Powell is a nominee for election to the Resaca board of directors. Mr. Powell was appointed to the board of directors of Cano on March 12, 2007. From March 2005 to December 2006, Mr. Powell served as Vice President/Chief Financial Officer and Treasurer of ABS Group of Companies. From October 2003 to March 2004, Mr. Powell was the Vice President and Chief Accounting Officer for La Quinta. From May 1974 to June 2002, Mr. Powell held various positions, including Worldwide Engagement Leader-Partner, with PricewaterhouseCoopers, focusing on energy companies. Mr. Powell is a Certified Public Accountant.

Garrett Smith, Proposal 4 Director Nominee

        Mr. Smith is a nominee for election to the Resaca board of directors. Mr. Smith was elected to the Board of Directors of Cano at its Annual Meeting of Stockholders on January 9, 2009. Mr. Smith founded the Spinnerhawk Companies and certain affiliates, which we refer to as Spinnerhawk, which make private investments in the energy, real estate and health care industries, in February 2005 where he has served as the CEO of Spinnerhawk since its inception. Before forming Spinnerhawk, Mr. Smith served as a member of the Investment Committee at BP Capital, a private investment firm that focused on investments in the energy sectors, from December 2001 to December 2004. He was also the portfolio manager of the BP Capital Energy Equity Fund, which he co-founded with T. Boone Pickens in 2000. Previously, Mr. Smith was Chief Financial Officer and Executive Vice President of Pioneer Natural Resources. Mr. Smith currently serves as a member of the board of directors of The Hallwood Group Incorporated and Pacific Energy Resources Limited.

        The Resaca board is divided into three classes of directors, designated Class I, Class II and Class III (which at all times shall be as nearly equal in number as possible), with the term of office of each director ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that the initial Class II directors, who are still serving from their initial appointment to the Resaca board, shall serve for a term expiring at the upcoming Resaca 2010 annual meeting of shareholders, and the initial Class III directors, who are still serving from their initial appointment to the board, shall serve for a term expiring at the Resaca 2011 annual meeting of shareholders. Each director shall hold office until his or her successor shall have been duly elected and qualified. The current Class I directors are Messrs. Bentley and Lendrum, who will hold office until the 2012 annual meeting of shareholders and until their successors are duly elected and qualified. The current Class II directors are Ms. Allen and Mr. Plato, who will hold office until the 2010 annual meeting of shareholders and until their successors are duly elected and qualified. The current Class III director is Mr. Bryan, who will hold office until the 2011 annual meeting of shareholders and until his successor is duly elected and qualified.

        Except for Dennis Hammond, President and Chief Operating Officer of Resaca, and Robert Porter, Vice President of Engineering of Resaca, who are full-time employees of Resaca, the following

Torch employees are also co-employed by Resaca pursuant to the terms of a Co-Employer Agreement and such employees serve as part of the key management team of Resaca in the following capacities:

Dennis Hammond, President and Chief Operating Officer

        Mr. Hammond joined Resaca as the President and Chief Operating Officer in August 2007. At Resaca, Mr. Hammond serves as the chief production and engineering officer. Prior to joining Resaca, Mr. Hammond served as Vice President for Everlast Energy from 2002 until November 2005 and for Five Point Energy from October 2005 until August 2007, both successful oil and gas acquisition and exploitation firms which Mr. Hammond co-founded. Mr. Hammond managed all engineering and operational activities for both firms. Mr. Hammond worked as Vice President—Acquisitions for Torch, from 1987 until 1990, when he became Vice President—Exploitation for Nuevo. Mr. Hammond then managed all of Nuevo's operations and engineering efforts until 2002. Mr. Hammond began his career with Chevron in 1978 and has over 30 years of progressive experience in petroleum engineering. He holds a Bachelor of Science degree in petroleum engineering from Texas A&M University and is a registered professional engineer in the State of Texas.

Robert Porter, Vice President of Engineering

        Mr. Porter joined Resaca as the Vice President of Engineering in September 2008. From 2003 until joining Resaca in September of 2008, Mr. Porter worked as a consultant for Constellation Energy Commodities Group managing the drilling, completions and production operations of a coal bed methane project in the Black Warrior Basin of Alabama. Prior to this long-term project, Mr. Porter worked with several mid-sized independent oil and gas companies in various engineering capacities. Mr. Porter began his career with Chevron in 1978 and has thirty years of experience in reservoir engineering, operations and economic evaluations. He holds a Bachelor of Science degree in petroleum engineering from Texas A&M University.

Randy Ziebarth, Vice President—Operations

        Mr. Ziebarth has served as Vice President of Operations for Torch, since 1998, having originally joined Torch in 1993. In his current capacity, Mr. Ziebarth is responsible for many elements of Torch's business including midstream operations, commercial management, business and project development, acquisitions and divestitures, and planning and analysis. Mr. Ziebarth began his professional oil and gas career in 1976 and initially served in various operational capacities including production and drilling engineering positions and reservoir engineering applications. He has a broad and diverse experience base with mid-sized independent companies (including Maxus, Devon Energy, and Plains Resources) in both upstream and midstream operations. Mr. Ziebarth is a 1975 graduate of West Texas A&M University. After the merger, Mr. Ziebarth will continue to serve Torch in his current capacity and provide services to the combined company as needed under the Services Agreement.

Mary Lou Fry, Vice President, General Counsel and Secretary

        Ms. Fry has served Torch as Vice President, General Counsel and Corporate Secretary since January 1, 2004. Her responsibilities include negotiating, drafting and closing transactions involving the acquisition, financing and management of producing oil and gas properties and midstream assets. Ms. Fry joined Torch's legal group in 1992. Prior to that time, she worked in the exploration and production area of the Shell Oil Company legal department from 1990 until 1992. She began her career with the Houston office of Mayer, Brown & Platt, LLP (now Mayer Brown) in 1983 where she was a member of the Natural Resources, Finance and Real Estate practice groups. Ms. Fry is admitted to practice law in the State of Texas. She is a 1983 graduate of Vanderbilt University School of Law and a 1980 graduate of the University of Kentucky Business School with an honors degree in Economics.

After the merger, Ms. Fry will continue to serve Torch in her current capacity and provide services to the combined company as needed under the Services Agreement.

Chris Work, Vice President and Chief Financial Officer

        Mr. Work has served Torch as Vice President and Chief Financial Officer since February of 2007. In addition to his accounting and corporate finance responsibilities, Mr. Work is responsible for Torch's information technology functions. Prior to joining Torch, Mr. Work served from 2004 to 2007 as Chief Financial Officer of a privately held residential mortgage bank. Prior to that time, Mr. Work held senior level management positions with El Paso Corporation and Belco Oil and Gas, two publicly held energy companies. In addition, Mr. Work has nearly eight years of public accounting experience with Arthur Andersen LLP and Ernst & Young LLP, where he primarily served oil and gas clients. Mr. Work is a certified public accountant and earned a Bachelor's degree in Accounting from Texas A&M University in 1990, graduating with honors. After the merger, Mr. Work will become Senior Vice President and Chief Financial Officer of the combined company.

Lisa Cohen, Vice President and Treasurer

        Ms. Cohen serves Torch as Vice President and Treasurer. In addition to the cash management function, Ms. Cohen is responsible for risk management and human resources for both Torch and Resaca. Ms. Cohen joined Torch in 2004. She worked for Gulf South Pipeline in Houston from 2003 to 2004. From 1988 to 1994, Ms. Cohen worked in the lease finance business in New York and San Francisco with D'Accord Financial Services, Inc. Ms. Cohen began her career in the financial services industry as an analyst for Kidder, Peabody & Co. in New York in 1986. Ms. Cohen earned her M.B.A. in Finance from New York University in 1992 and graduated from the University of Virginia in 1986 with a B.A. in English. After the merger, Ms. Cohen will continue to serve Torch in her current capacity and provide services to the combined company as needed under the Services Agreement.

Ralph Carthrae, Vice President—Marketing

        Mr. Carthrae has served Torch in various capacities since joining the company in 1996. Currently he is responsible for business development, natural gas and crude oil purchase, marketing and transportation agreements and the hedging of production. Mr. Carthrae's career began at Conoco, Inc., where his last position was Director of Refinery Supply. He then held various positions with refining, exploration and production, pipeline, and storage companies. Mr. Carthrae graduated from Kansas State University with a Bachelor of Civil Engineering in 1967. After the merger, Mr. Carthrae will continue to serve Torch in his current capacity and provide services to the combined company as needed under the Services Agreement.

R. Keith Turner, Vice President of Land

        Mr. Turner joined Torch as Vice President of Land in November 2009. From 2003 until joining Torch in November 2009, Mr. Turner worked at Edge Petroleum Corporation as Vice President—Land and previously as Staff Attorney. Prior to his employment at Edge, Mr. Turner worked for several mid-size independent oil and gas companies in various land and legal capacities. Mr. Turner began his career with Michigan Wisconsin Pipeline Company in 1977 and has over thirty years of professional experience in the industry. Mr. Turner is a 1976 graduate from Stephen F. Austin State University and a 1997 graduate from South Texas College of Law and a licensed attorney. After the merger, Mr. Turner will continue to serve Torch in his current capacity and provide services to the combined company as needed under the Services Agreement.

        Resaca anticipates that the following employees of Cano will become employees and officers (in the same capacity as with Cano, other than Patrick M. McKinney) of Resaca upon completion of the merger:

Patrick M. McKinney, Executive Vice President of Engineering and Operations of Cano

        On November 9, 2006, Mr. McKinney was appointed Senior Vice President—Engineering and Operations of Cano. From June 1, 2006 until November 9, 2006, he was Vice President—Business Development of Cano. From April 2005 until June 2006, he was the Manager of Corporate Planning for Pioneer Natural Resources Company where he analyzed the corporate portfolio and portfolio based assessments. From July 2002 until April 2005, he was the President of Transcor America LLC, which was the nation's largest private prisoner transportation and extradition company. From December 1999 until July 2002, he was the Senior Vice President—Chief Financial Officer and Secretary of freightPro, Inc., a transportation, warehousing and logistics company. From 1982 to 1993, he served in engineering and management positions with Union Pacific Resources Company and its parent, Union Pacific Corporation. After the merger, Mr. McKinney will serve the combined company as Executive Vice President of Business Development.

Michael J. Ricketts, Vice President and Principal Accounting Officer of Cano

        Mr. Ricketts was appointed Chief Financial Officer and Principal Accounting Officer of Cano on May 28, 2004 and remained in both positions until June 1, 2006. From June 1, 2006 to present, Mr. Ricketts has served as the Principal Accounting Officer of Cano. Mr. Ricketts served as a member of the Board of Directors of Cano from June 25, 2004 until April 6, 2005. Mr. Ricketts is a Certified Public Accountant. Prior to joining Cano, Mr. Ricketts was employed by TNP Enterprises, Inc. and its subsidiaries, Texas-New Mexico Power Company and First Choice Power for 15 years where he served as Director, Treasury from 2003 to 2004, Director, Business Development from 2002 until 2003 and Controller and Assistant Controller from 1998 until 2002. After the merger, Mr. Ricketts will serve the combined company as Vice President and Chief Accounting Officer.

Phillip B. Feiner, Corporate Secretary, Vice President and General Counsel of Cano

        Mr. Feiner was appointed Vice President and General Counsel of Cano on May 7, 2008 and was Assistant General Counsel of Cano from February 2007 until May 7, 2008. From August 2005 until February 2007, Mr. Feiner maintained his own law practice specializing in real estate and corporate matters. Mr. Feiner served as General Counsel to BDS International, LLC, a Dallas-based exploration and development company, as well as its affiliate, Piute Pipeline from February 2002 until August 2005. He is a licensed attorney in the states of Texas and North Carolina. After the merger, Mr. Feiner will serve as Corporate Secretary, Vice President and General Counsel of the combined company.

Committees of the Resaca Board of Directors

        The Resaca board of directors has the committees listed below. During the one year period following the merger, each committee of the Resaca board of directors will consist of four directors, at least two of whom will be directors who served on Cano's board of directors before the merger. Messrs. Bentley, Niemiec, Powell and Smith and Ms. Allen satisfy standards for independence established by the SEC and the NYSE Amex. Messrs. Bryan and Lendrum do not satisfy the standards for independence established by the SEC and the NYSE Amex. The combined company shall designate the members of its board committees immediately following the completion of the merger. While Resaca has not determined which directors will serve on its Board committees at this time, pursuant to the terms of the merger agreement, during the one year period following the consummation of the merger, each committee shall consist of four directors, at least two of whom will be directors who serve on Cano's board of directors prior to the consumation of the merger.

Audit Committee

        This committee, which prior to the completion of the merger comprises Messrs. Plato (Chairman) and Bentley and Ms. Allen, reviews the annual financial statements, internal control matters and the scope and effectiveness of external audit. Representatives of senior management and the external auditors will normally attend meetings though such attendance is at the invitation of the committee. The external auditors will have unrestricted access to the chairman of the committee. In addition, the committee will review the necessity for the establishment of an internal audit function but considers that, given the size of Resaca and the close involvement of senior management in day-to-day operations, there is currently no requirement for such a function.

Compensation Committee

        This committee, which prior to the completion of the merger comprises Ms. Allen (Chairman) and Messrs. Bryan and Bentley, determine Resaca's executive directors' compensation. Non-executive directors' fees will be considered and agreed to by the Resaca board of directors as a whole.

Nomination Committee

        This committee, which prior to the completion of the merger comprises Messrs. Lendrum (Chairman), Bryan and Plato, (i) assists the Resaca board of directors and the Resaca shareholders by identifying individuals qualified to become Resaca board members, and selecting, or recommending that the Resaca board select, the director nominees for election at the annual or special meetings of the shareholders or for appointment to fill vacancies; (ii) recommends to the Resaca board director nominees for each committee of the board; (iii) advises the Resaca board about appropriate composition of the board and its committees; (iv) leads the Resaca board in its annual review of the performance of the board and its committees; and (v) performs such other functions as the Resaca board may assign to the committee from time to time.

Dealing Code

        The Resaca board complies with Rule 21 of the AIM Rules relating to dealings in Resaca's shares and Resaca has adopted a code on dealing in securities to ensure compliance by the directors and applicable employees.

 SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

        Resaca recognizes the importance of providing its shareholders with the ability to communicate with members of the Resaca board of directors. Shareholders may send correspondence to Resaca's board of directors or to any individual director at the following address: Resaca Exploitation, Inc., Attn: Mary Lou Fry, General Counsel, 1331 Lamar, Suite 1450, Houston, Texas 77010. Correspondence may be sent by e-mail to frym@teai.com.

        Your communications should indicate that you are a Resaca shareholder. All communications will be received by the General Counsel. Depending on the subject matter, the General Counsel will either forward the communication to the director or directors to whom it is addressed, attempt to handle the inquiry directly, or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. The General Counsel will maintain copies of each communication received not marked confidential, in which case the communication will not be opened prior to forwarding to the board or any individual director. The General Counsel also will coordinate with the board or individual director, as applicable, to facilitate an appropriate response to each communication received.

        This policy may be amended from time to time with the consent of Resaca's nomination committee, consistent with requirements of applicable laws, rules and regulations.

FUTURE RESACA SHAREHOLDER PROPOSALS

        Resaca's secretary must receive shareholders' proposals intended to be presented at our 2011 annual meeting at its principal executive office on or before                                    , 2010 to be considered for inclusion in its proxy statement and form of proxy for the meeting. Pursuant to Rule 14a-4(c)(1) under the Exchange Act, if Resaca's secretary receives any shareholder proposal at Resaca's principal executive office before                                    , 2010 but after                                    , 2010, that is intended to be presented at Resaca's 2011 annual meeting without inclusion in its proxy statement for the meeting, the proxies designated by Resaca's board will have discretionary authority to vote on such proposal.

THE CANO SPECIAL MEETING OF STOCKHOLDERS

        The Cano board of directors is furnishing this proxy statement to its common and preferred stockholders in connection with the solicitation of proxies by the Cano board of directors for use at the special meeting of its stockholders to be held on                        , 2009. This proxy statement and form of proxy will be mailed to Cano common and preferred stockholders on or about                        , 2010.

Time and Place

        The Cano special meeting is scheduled to be held at                                    , on                                    , 2010, at                         a.m., Fort Worth, Texas time.

Purpose of the Special Stockholder Meeting

        The purpose of the Cano special meeting is as follows:

  1.
  To consider and vote upon a proposal to adopt the merger agreement, pursuant to which Merger Sub will merge with and into Cano;

        2.     To consider and vote upon the Cano Series D Amendment;

  3.
  To consider and vote upon a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of proposal 1 or 2;

  4.
  To transact such other business incident to the conduct of the meeting as may properly come before the meeting or any adjournments or postponements thereof.

Cano knows of no other matters to come before the special meeting. The first two proposals listed above relating to the merger and the Cano Series D Amendment are conditioned upon each other and the approval of each such proposal is required for completion of the merger.

        The members of the Cano board of directors, who voted, unanimously approved and adopted the merger agreement and the transactions contemplated by it, declared its advisability and recommend that Cano stockholders vote "FOR" the adoption of the merger agreement, "FOR" the approval of the Cano Series D Amendment and "FOR" the approval of proposal 3 above. As described on pages I-98 to I-99, some Cano directors and executive officers will receive substantial financial benefits as well as other valuable consideration as a result of the merger.

Record Date and Outstanding Shares

        Only holders of record of Cano common stock at the close of business on                        , 2010 are entitled to notice of, and to vote at, the Cano special meeting. On the Cano record date, there were 45,570,147 shares of Cano common stock issued and outstanding held by approximately                holders of record. On the Cano record date, there were 27,590 (calculated as of January 15, 2010) shares of Cano preferred stock issued and outstanding held by approximately 16 holders of record. Each share of Cano common stock entitles the holder of that share to one vote on each matter submitted for stockholder approval. Each share of Cano common stock is entitled to one vote per share. Each share of Cano preferred stock is entitled to (i) one vote for per share for proposals 1 and 2; and (ii) approximately 173.913 votes per share (voting on an as-converted basis to Cano common stock) on proposal 3.

        As of October 15, 2009, the holders of a majority of the outstanding shares of Cano preferred stock had executed a written consent in lieu of special meeting, whereby the holders approved the Cano Series D Amendment and the adoption of the merger agreement.

 Share Ownership of Cano Directors, Executive Officers and Significant Stockholders

        At the close of business on the record date and excluding shares underlying options, Cano's directors and executive officers and their affiliates may be deemed to be the beneficial owners of, and have the power to vote, (i) 2,908,205 shares of Cano common stock, representing approximately 6.4% of the then outstanding shares of Cano common stock entitled to vote at the Cano special meeting, and (ii) 1,000 shares of Cano preferred stock, representing approximately 3.7% of the then outstanding shares of Cano preferred stock entitled to vote at the Cano special meeting. Cano believes that each of its directors and executive officers intends to vote "FOR" the adoption of the merger agreement and the Cano Series D Amendment.

Quorum and Vote Necessary to Approve Proposals

        Stockholders who hold a majority in voting power of the Cano common stock and Cano preferred stock issued and outstanding as of the close of business on the record date and who are entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the Cano special meeting. Broker non-votes will be not considered in determining the presence of a quorum at the Cano special meeting, because only non-routine voting matters are on the ballot.

        The affirmative vote of both (a) a majority of the outstanding shares of Cano common stock, voting as a separate class; and (b) a majority of the outstanding shares of Cano preferred stock, voting as a separate class, is required to adopt the merger agreement and to approve the Cano Series D Amendment. The approval of the adjournment of the meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of proposals 1 or 2 requires the affirmative vote of a majority of the shares cast affirmatively or negatively of Cano common stock and Cano preferred stock, voting as a single class with the preferred stock voting on an as-converted basis to Cano common stock.

        As of October 15, 2009, the holders of a majority of the outstanding shares of Cano preferred stock had executed a written consent in lieu of special meeting, whereby the holders approved the Cano Series D Amendment and the adoption of the merger agreement. In addition, Cano has entered into voting agreements with the holders of a majority of the Cano preferred stock whereby such holders have agreed, among other things, to vote their shares of Cano preferred stock in favor of the Cano Series D Amendment and in favor of the adoption of the merger agreement. Further, those same holders of Cano preferred stock delivered irrevocable proxies to Cano covering those same items. Holders of Cano preferred stock are entitled to appraisal rights under the DGCL in respect of the merger.

Voting of Proxies

        The proxy card will be sent to each Cano stockholder on or promptly after the record date. If you receive a proxy card, you may grant a proxy vote on the proposals by marking and signing your proxy card and returning it to Cano. If you hold your stock in the name of a bank, broker or other nominee, you should follow the instructions of the bank, broker or nominee when voting your shares. All shares of stock represented by properly executed proxies received prior to or at the Cano special meeting will be voted in accordance with the instructions indicated on such proxies. Proxies that have been revoked properly and on time will not be counted. If no instructions are indicated on a properly executed returned proxy, that proxy will be voted to approve the adoption of the merger agreement with respect to Resaca and Cano and to approve the other matters indicated on the proxy card.

        In accordance with the NYSE Amex rules, brokers and nominees who hold shares in street name for customers may not exercise their voting discretion with respect to the adoption of the merger agreement or the approval of the Cano Series D Amendment. Thus, absent specific instructions from the beneficial owner of such shares, brokers and nominees may not vote such shares with respect to the approval of those proposals. Broker non-votes will have the same effect as voting "AGAINST" the proposals to (i) adopt the merger agreement and approve of the merger or (ii) approve the Cano

Series D Amendment. Abstentions will also have the same effect as voting "AGAINST" each of the foregoing Cano proposals. In addition, the broker non-votes effectively reduce the number of affirmative votes available to achieve a majority vote.

        Except as noted above, a properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum, will not be voted on any matters brought before the Cano stockholder meeting.

        Other Business.    The Cano board is not currently aware of any business to be acted upon at the special meeting other than the matters described herein. If, however, other matters are properly brought before the stockholder meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act on those matters according to their judgment.

Revocation of Proxies

        You may revoke your proxy before it is voted by:

  •
  By sending a notice of revocation to the corporate secretary of Cano;

  •
  By sending a completed proxy card bearing a later date than your original proxy card;

  •
  By logging onto the Internet website www.canopetro.com as specified on your proxy card in the same manner you would submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and following the instructions on the proxy card; or

  •
  By attending Cano's special meeting and voting in person. Your attendance alone will not revoke your proxy.

If you choose any of the first three methods, you must take the described action no later than the beginning of the annual meeting.

        If your shares are held in an account at a broker or other nominee, you should contact your broker or other nominee to change your vote.

Solicitation of Proxies

        In addition to solicitation by mail, we may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. The directors, officers and employees of Cano may solicit proxies by telephone, telecopy, fax, telegram or in person. These directors, officers and employees will receive no additional compensation for doing so. In addition, Cano has retained DF King and Co., Inc., a proxy solicitation firm, to assist with the solicitation of proxies. Cano estimates that it will pay to DF King and Co., Inc. a fee of not more than $20,000.

        To ensure sufficient representation at the Cano special meeting, we may request the return of proxy cards by telephone or in person. The extent to which this will be necessary depends entirely upon how promptly proxy cards are returned. You are urged to send in your proxies without delay.

        If the merger is consummated, Resaca will pay the cost of soliciting proxies, including the cost of preparing and mailing this proxy statement and the expenses incurred by brokerage houses, nominees and fiduciaries in forwarding proxy materials to beneficial owners. In the merger agreement, we have agreed to split most of the costs of preparing and distributing this document, other than legal and investment banking fees, if the merger agreement is terminated.

        Holders of Cano common stock and Cano preferred stock should not send their stock certificates at this time. If the merger is completed, a separate letter of transmittal will be mailed to you, which will enable you to receive the appropriate consideration.

CANO SPECIAL MEETING PROPOSALS

Proposal 1: Adoption of the Merger Agreement
(Item 1 on Proxy Card)

        As discussed elsewhere in this proxy statement, Cano is asking its stockholders to adopt the merger agreement. Holders of Cano common stock and Cano preferred stock should read carefully this proxy statement in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. In particular, holders of Cano common stock and preferred stock are directed to the merger agreement, a copy of which is Annex A to this proxy statement.

THE CANO BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF
THE MERGER AGREEMENT (ITEM 1).

Proposal 2: Cano Series D Amendment
(Item 2 on Proxy Card)

        The following description summarizes the material provisions of the Cano Series D Amendment. The Cano Series D Amendment is included as Annex D to this proxy statement. We encourage you to read it carefully and in its entirety. The Cano Series D Amendment has been included as Annex D to provide you with information regarding its terms. It is not intended to provide any other factual information about Cano. Such information can be found elsewhere in this proxy statement. All capitalized terms in this section of the proxy statement, unless otherwise defined herein, have the meanings set forth in the Cano Preferred Stock Certificate of Designations.

General

        The Cano Series D Amendment adds a new section (23) to the Cano Preferred Stock Certificate of Designations which provides that, notwithstanding anything to the contrary contained in the Transaction Documents, the holders of Cano preferred stock shall have none of the preferences, rights, privileges or powers of, or restrictions provided for the benefit of, the Cano preferred stock contained in the Transaction Documents relating to, arising out of or caused by the execution and delivery of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement (including, without limitation, any rights to require Cano to redeem any shares of the Cano preferred stock or notice, voting or consent rights), except to receive the shares of Resaca preferred stock pursuant to the terms of the merger agreement and such other rights (including registration rights and preemptive rights having terms consistent with those presently contained in the Transaction Documents) not inconsistent with the foregoing as shall be reasonably acceptable to Cano, Resaca and the Required Holders.

        In addition, the Cano Series D Amendment provides that, in the event that (i) the merger agreement is terminated in accordance with its terms, (ii) the merger agreement is amended, modified or supplemented or any waiver is given by any party thereto that is individually or in the aggregate adverse to the interests of the holders of the Cano preferred stock without the prior written consent of a majority of the holders of the Cano preferred stock or (iii) Resaca fails to assume Cano's obligations under the Transaction Documents to the extent not otherwise eliminated pursuant to the Cano Series D Amendment with respect to the merger, the new section (23) created by the Cano Series D Amendment will be inoperative and of no force or effect.

        In order to provide the holders of the Cano preferred stock with certain registration rights and preemptive rights contained in the Transaction Documents, Resaca proposes to enter into an investor rights agreement with the holders of the Cano preferred stock which will be effective upon consummation of the merger. The investor rights agreement would supersede and replace certain of the Transaction Documents entered into among Cano and the holders of the Cano preferred stock, will provide the holders of Cano preferred stock with substantially similar rights as the Transaction Documents and a draft has been included as Annex F to this proxy statement.

Redemption Option Upon Triggering Event

        Section (3) of the Cano Preferred Stock Certificate of Designations provides that, after a Triggering Event, each holder of Cano preferred stock shall have the right to require Cano to redeem all or a portion of such holder's Cano preferred stock equal to the greater of (i) 125% of the Conversion Amount and (ii) the product of (A) the Conversion Rate in effect at such time and (B) the greater of the Closing Sale Price of the Cano common stock on the Trading Day immediately preceding such Triggering Event, the Closing Sale Price of the Cano common stock on the day immediately following such Triggering Event and the Closing Sale Price of the Cano common stock on the date the holder delivers the notice of redemption at the holder's option.

        A "Triggering Event" occurs if:

  •
  the Cano common stock is suspended from trading or fails to be listed on a Principal Market for a period of 10 consecutive Trading Days or for more than an aggregate of 20 Trading Days in any 365-day period;

  •
  Cano fails to convert and does not cure this conversion failure within 10 Business Days after the applicable Conversion Date or gives notice to any Holder at any time of its intention not to comply with a request for conversion;

  •
  Cano fails to pay, and continues to fail to pay for at least five Business Days, to the Holder any amounts when and as due pursuant to the Certificate of Designations or any Transaction Document (as defined in the Securities Purchase Agreement dated August 25, 2006);

  •
  a court (i) enters a decree or order of voluntary or involuntary bankruptcy, insolvency, reorganization or other similar proceeding, (ii) appoints a custodian, receiver, liquidator or other similar official, or (iii) orders the winding up or liquidation of its affairs, in respect of Cano or any Subsidiary or of any substantial part of its property and such decree or order is unstayed and in effect for 60 consecutive days;

  •
  Cano or any Subsidiary (i) commences a voluntary bankruptcy, insolvency, reorganization or other similar proceeding, (ii) consents to an involuntary proceeding or appointment of a custodian, receiver, liquidator or other similar official, (iii) makes an assignment for the benefit of creditors, (iv) admits in writing its inability to pay debts generally as they become due, or (v) takes corporate action in furtherance of any such action;

  •
  Cano defaults with respect to any Indebtedness, which default has not been waived, and any applicable grace period has expired; or

  •
  Cano breaches any representation, warranty, covenant or other term or condition of any Transaction Document and any curable breach remains uncured for at least seven Business Days.

        The Cano Series D Amendment eliminates the rights of holders of Cano preferred stock to cause Cano to redeem any shares of Cano preferred stock pursuant to Section (3), resulting from the execution and delivery of the merger agreement or the transactions contemplated thereby, including the merger.

Change of Control Redemption Right

        Section (8) of the Cano Preferred Stock Certificate of Designations provides that, at any time during the period beginning after the receipt by a holder of Cano preferred stock of a Change of Control Notice and ending on the date that is 20 Trading Days after the consummation of such Change of Control, such Eligible Holder may require Cano to redeem all or any portion of such holder's Cano preferred stock.

        The Cano Series D Amendment eliminates the rights of holders of Cano preferred stock to cause Cano to redeem any shares of Cano preferred stock pursuant to Section (8), resulting from the execution and delivery of the merger agreement or the transactions contemplated thereby, including the merger.

Other Rights

        Section (4) of the Cano Preferred Stock Certificate of Designations provides that Cano shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of Cano under the Cano Preferred Stock Certificate of Designations and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to a majority of the holders of the outstanding Cano preferred stock and approved by such holders prior to such Fundamental Transaction and (ii) the Successor Entity is a publicly traded corporation whose common stock is quoted on or listed for trading on the Principal Market or an Eligible Market.

        The Cano Series D Amendment eliminates the rights of holders of Cano preferred stock to cause Cano or Resaca to take any of the actions required by Section (4), resulting from the execution and delivery of the merger agreement or the transactions contemplated thereby, including the merger. Instead, holders of the Cano preferred stock, who do not seek appraisal, will receive shares of the Resaca preferred stock upon consummation of the merger and will also have the rights contained in the investor rights agreement.

        In addition, Section (4) of the Cano Preferred Stock Certificate of Designations provides that, following the occurrence of an Asset Sale, a holder of Cano preferred stock may require Cano to redeem, with the Available Asset Sale Proceeds, all or any portion of the Cano preferred stock held by such holder. For so long as any shares of Cano preferred stock are outstanding, Cano shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Sale unless Cano receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of.

        The Cano Series D Amendment eliminates the rights of holders of Cano preferred stock to cause Cano to redeem any shares of Cano preferred stock pursuant to Section (4), resulting from the execution and delivery of the merger agreement or the transactions contemplated thereby, including the merger.

Covenants

        Section (12) of the Cano Preferred Stock Certificate of Designations provides that the affirmative vote or the written consent of the holders of at least a majority of the aggregate shares of Cano preferred stock then outstanding, voting together as a single class, will be required for Cano to:

  •
  amend or repeal any provision of, or add any provision to, Cano's Certificate of Incorporation or bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock (including any amendment to the Certificate of Designations for the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock), if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Cano preferred stock, regardless of whether any such action shall be by means of amendment to the Cano certificate of incorporation or by merger, consolidation or otherwise;

  •
  increase or decrease (other than by conversion) the authorized number of shares of Series D Preferred Stock;

  •
  create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or in on a parity with the Cano preferred stock with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of Cano;

  •
  purchase, repurchase or redeem any shares of Cano common stock (other than pursuant to equity incentive agreements with employees giving Cano the right to repurchase shares upon the termination of services at cost);

  •
  pay dividends or make any other distribution on the common stock;

  •
  whether or not prohibited by the terms of the Cano preferred stock, circumvent a right of the Cano preferred stock.

        The Cano Series D Amendment eliminates the voting and rights of holders of Cano preferred stock pursuant to Section (4), resulting from the execution and delivery of the merger agreement or the transactions contemplated thereby, including the merger.

CANO'S BOARD OF DIRECTORS RECOMMENDS THAT ITS STOCKHOLDERS VOTE FOR THE CANO SERIES D AMENDMENT (ITEM 2).

Proposal 3: Possible Meeting Adjournment or Postponement
(Item 3 on Proxy Card)

        The Cano annual meeting may be adjourned or postponed to another time or place to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the adoption of the merger agreement or the Cano Series D Amendment.

THE CANO BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS ITEM (ITEM 3).

FUTURE CANO STOCKHOLDER PROPOSALS

        Cano's secretary must receive stockholders' proposals intended to be presented at our 2011 annual meeting at its principal executive office on or before                                    , 2010 to be considered for inclusion in its proxy statement and form of proxy for the meeting. Pursuant to Rule 14a-4(c)(1) under the Exchange Act, if Cano's secretary receives any stockholder proposal at Cano's principal executive office before                                    , 2010 but after                                    , 2010, that is intended to be presented at Cano's 2011 annual meeting without inclusion in its proxy statement for the meeting, the proxies designated by Cano's board will have discretionary authority to vote on such proposal.

LEGAL MATTERS

        The validity of the Resaca common stock offered hereby will be passed upon by Haynes and Boone, LLP, Houston, Texas. In addition, Thompson & Knight has delivered an opinion to Cano as to certain tax matters.

EXPERTS

        The consolidated financial statements of Resaca as of June 30, 2009 and 2008, and for each of the three years in the period ended June 30, 2009 appearing in this proxy statement have been audited by UHY LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Cano as of June 30, 2009 and 2008, and for each of the three years in the period ended June 30, 2009, as set forth beginning on page F-54 of this proxy statement, have been audited by Hein & Associates LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        Certain information with respect to the oil and gas reserves associated with Resaca's oil and gas properties is derived from the reports of Haas Petroleum Engineering Services, Inc., an independent petroleum consulting firm, and has been included in this document upon the authority of said firms as experts with respect to the matters covered by such reports and in giving such reports. Certain information with respect to the oil and gas reserves associated with Cano's oil and gas properties is derived from the reports of Miller and Lents, Ltd., an independent petroleum consulting firm, and has been included in this document upon the authority of said firms as experts with respect to the matters covered by such reports and in giving such reports.

WHERE YOU CAN FIND MORE INFORMATION

        As an AIM-listed company, Resaca is not subject to the rules and regulations of the SEC. However, as a publicly-traded company, Cano is required to disclose certain information through filings with the SEC. Cano files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Cano files at the SEC's public reference facilities of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities. Cano's SEC filings are also available to the public at the SEC's website at http://www.sec.gov. Copies of documents filed by Cano with the SEC are also available at the offices of The New York Stock Exchange, 20 Broad Street New York, New York 10005.

        Resaca maintains an Internet website at www.resacaexploitation.com. The information contained on, connected to or that can be accessed via its website is not part of this proxy statement.

        Cano maintains an Internet website at www.canopetro.com. The information contained on, connected to or that can be accessed via its website is not part of this proxy statement.

        Resaca has provided all of the information contained in this proxy statement with respect to Resaca and Cano has provided all of the information contained in this proxy statement with respect to Cano.

        If you own Resaca common stock or Cano common stock or preferred stock, please sign, date and promptly mail the enclosed proxy in the enclosed prepaid envelope. Prompt return of your proxy will help save additional solicitation expense.

CHAPTER III—BUSINESS & FINANCIAL INFORMATION OF RESACA AND CANO

BUSINESS AND PROPERTIES

Our Business and Properties

        Resaca is an independent oil and gas exploitation company headquartered in Houston, Texas. We exploit known, mature, low-risk to moderate-risk oil and gas reserves, as opposed to generally pursuing exploratory operations. We utilize the existing technology to achieve secondary and tertiary hydrocarbon recovery. Resaca's activities are focused in the Permian Basin of West Texas and southeast New Mexico. In the merger with Cano, Resaca will acquire additional assets in Texas, New Mexico and Oklahoma.

        Resaca was formed in 2006 to exploit a number of oil and gas properties in the Permian Basin of the United States. Resaca was admitted for trading to the AIM on July 17, 2008.

        On September 29, 2009, Resaca and Cano entered into the merger agreement, pursuant to which Cano will merge with Merger Sub, a newly formed, wholly owned subsidiary of Resaca, with Cano thereupon becoming a wholly owned subsidiary of Resaca. In the merger, Cano common stockholders will receive 0.42 shares of Resaca common stock for each share of Cano common stock, and Cano preferred stockholders will receive one share of Resaca preferred stock for each share of Cano preferred stock.

        Due to Resaca's and Cano's complementary asset bases and similar strategic focus, we believe that the combined company will benefit from the following:

  •
  Complementary Assets and Balanced Growth Opportunities.  Resaca believes that the majority of the assets and operations of Cano are complementary to those of Resaca. Resaca and Cano have the same business strategy, which is the exploitation of known oil and gas reserves, including the use of secondary and tertiary recovery technologies. Resaca believes that Cano's long-term growth potential with its large undeveloped reserve base (PUDs) complements Resaca's near-term capacity to increase production (PDNPs). The merger also affords Resaca the ability to high grade the combined capital expenditure programs.

  •
  Significant Cost Savings and Efficiencies.  Given the complementary nature of their operations, including complementary technical and operational staffs, Resaca expects that the merger will allow the combined company to take advantage of synergies which should result in significant cost savings. Resaca expects to reduce costs in the combined operations by approximately $4.5 - 5.0 million in general and administrative expense and lease operating expense reductions over fiscal year 2009 by consolidating corporate headquarters, eliminating duplicative staff and expenses, realizing operating expense efficiencies and benefiting from other cost savings.

  •
  Near-Term Production Enhancement.  Resaca believes that the merger will allow it to increase its hydrocarbon production by 10-20% by applying engineering applications to identified prospects through the sharing of proven and innovative engineering expertise among Resaca and Cano management and staff.

  •
  Strategic Consistency.  Both Resaca and Cano are focused on exploitation of known oil and gas reserves and are engineering driven companies with limited exploration risk. Both companies have similar asset bases with mature, long-life oil production profiles with secondary and tertiary potential. Resaca believes there is significant secondary and CO2 recovery potential in both companies' properties.

  •
  Expanded Access to Capital.  Resaca believes that the merger will provide the combined company with more efficient access to capital at a lower cost than either Resaca or Cano have on a standalone basis. There is very little overlap in Cano's and Resaca's institutional stockholder bases providing the combined company with a greater institutional float and awareness in the

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    market. With the merger, Resaca will have a dual listing on the AIM and the NYSE Amex. Access to U.S., Canadian and European investor bases and increased size of the combined company should benefit Resaca with increased (i) liquidity and trading volume, (ii) awareness of Resaca, and (iii) access to capital (debt and equity).

The Combined Company

        At June 30, 2009, our estimated proved reserves had the following characteristics on a pro forma combined basis:

  •
  63.3 MMBOE;

  •
  PV-10 value of $664.5 million;

  •
  80% crude oil (as measured by MMBOE);

  •
  29% proved developed (as measured by MMBOE); and

  •
  A proved developed reserve life index of approximately 27 years (based upon production for the year ended June 30, 2009).

        Our estimated combined June 30, 2009 proved reserves of 63.3 MMBOE include 10.1 MMBOE of PDP, 8.0 MMBOE of PDNP, and 45.2 MMBOE of PUD. Reserves were estimated using NYMEX, crude oil and natural gas prices and production and development costs in effect on June 30, 2009. NYMEX crude oil price used in the estimation of Resaca's and Cano's reserves was $69.89 per barrel. NYMEX natural gas prices used in the estimation of Resaca's and Cano's reserves were $3.84 per MMBtu and $3.71 per MMBtu, respectively. The values reported may not necessarily reflect the fair market value of the reserves.

        Our properties are contained in eight primary field complexes and a group of minor fields. in mature oil and gas producing basins in Texas, New Mexico and Oklahoma and consist of approximately 77,000 gross and 76,000 net acres. At December 31, 2009, on a pro forma combined basis, we operated approximately 1,920 active wells, including 1,517 producing wells, 391 waterflood injection wells, and 12 salt water disposal wells. For the month ended September 30, 2009, on a pro forma combined basis, we produced an average of 1,859 net BOE per day from over 25 separate formations, which was composed of approximately 76% oil and approximately 24% natural gas. Nearly all of our production is from relatively shallow formations.

        Our exploitation plan involves the reactivation of shut-in wells, recompletion of currently producing wells, including refracturing implementation of new waterfloods, reactivation and optimization of existing waterfloods and an infill drilling program. We believe our properties contain many opportunities for the development of low risk oil and gas reserves and many of our properties are candidates for tertiary recovery by CO2 flooding based on reports and studies performed on these properties.

        For the year ended June 30, 2009, we generated pro forma combined operating revenues of $40.0 million and pro forma combined net income of $28.0 million. For the three months ended September 30, 2009, we generated pro forma combined operating revenues of $8.5 million and pro forma combined net loss of $6.4 million. For the fiscal year ended June 30, 2009, Resaca had revenues of approximately $14.6 million (excluding gains and losses on price risk management activities) and net income of approximately $6.1 million. For the three months ended September 30, 2009, Resaca had revenues of approximately $3.2 million (excluding gains and losses on price risk management activities) and a net loss of approximately $2.5 million. For the fiscal year ended June 30, 2009, Cano had revenues of approximately $25.4 million and net loss applicable to Cano common stock of approximately $3.6 million. For the three months ended September 30, 2009, Cano had revenues of

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approximately $5.3 million and net loss applicable to Cano common stock of approximately $4.0 million.

Business Strategy of the Combined Company

        The combined company expects to create long-term shareholder value by pursuing the following business strategy:

        Exploitation of Reserves in Known Formations.    As opposed to exploration operations associated with primary production, all of the value in an exploitation operation is in the development and production of proven and probable reserves in known and established formations and thus exploitation operations generally have less risk. Our exploitation efforts will involve the application of EOR techniques to mature oil and gas properties, including infill drilling, well deepening, uphole re-completions, re-fracturing, waterfloods and CO2 flooding.

        Our portfolio is composed of mature fields with proved reserves recoverable from primary, secondary or tertiary production techniques, existing infrastructure and abundant technical information. Accordingly, our production growth is not dependent on exploratory drilling of new formations and the high degree of speculation associated with making new discoveries.

        Acquire Strategic Assets.    Outside our existing operations, we continue to review opportunities to acquire additional assets with similar characteristics to our current asset base. We intend to concentrate on properties with strong upside potential from secondary and/or tertiary recovery from existing proven reserves, including PDP, PDNP, PUD and probable reserves.

        Further Geographical Diversification of Portfolio with High Potential Properties.    We intend to broaden our portfolio into other long-life, mature U.S. oil and gas basins. In the longer-term, we may expand our portfolio outside the United States. Our board and managment have extensive experience with operations outside of the United States and we intend to investigate similar exploitation opportunities in other jurisdictions, including South America and Central Canada.

Competitive Strengths of the Combined Company

        We believe that the combined company will have the following competitive strengths:

        Attractive Asset Base.    We believe we have a reserve base with significant exploitation potential. The combined company has 63.3 MMBOE of estimated proved reserves, which were 80% oil, with a PV-10 value of approximately $664.5 million as of June 30, 2009. The proximity of our properties to existing CO2 infrastructure provides potential for significant new reserve and production growth through tertiary recovery techniques not contemplated in our current proven reserves.

        Technical Expertise.    Our management team has significant experience in executing large scale waterflood and CO2 projects. Our current operational and technical team averages over 25 years of experience and has executed dozens of secondary and tertiary projects during their careers. In addition, we believe that our broad technical and operational expertise enables us to identify a wide range of production and reserve growth opportunities when evaluating acquisitions with reserve exploitation potential.

        Diversified Operations and Operational Control.    Our properties and operations are broadly distributed across Texas, New Mexico and Oklahoma, producing from over 25 different formations. As of December 31, 2009 on a pro forma combined basis, the combined company produced oil and natural gas from over 1,900 wells and operated 100% of its current production. We believe that our diversified operations reduce our dependence on specific properties or producing wells, thereby reducing operational and reserve risk.

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        Highly Experienced Senior Management with Significant Equity Stake.    Our management team includes individuals who have, on average, more than 30 years of experience in the oil and gas sector. Our management team and board of directors currently own or control approximately 9.5% of our outstanding shares.

        Relationship with Torch Energy Advisors.    Our relationship with Torch, a privately owned, Houston-based energy company, provides us access to additional experienced oil and gas professionals with valuable technical expertise. We are able to leverage our relationship with Torch and it presents us with acquisition opportunities that fit our strategy. Currently, Torch is Resaca's largest shareholder and provides it management services.

Resaca's Properties

        Resaca's properties are located in West Texas and Southeast New Mexico on the Central Basin Platform of the Permian Basin and consist of approximately 15,000 gross/14,000 net acres contained in three main field complexes and a group of minor fields. Resaca's primary fields, which contain 89% of Resaca's current proved and probable reserves, are the Cooper Jal Unit Properties in Lea County, New Mexico; the Penwell Properties in Ector and Crane Counties, Texas; and the Grand Clearfork Unit Properties in Pecos County, Texas, which we refer to as the Resaca Primary Properties. The Resaca Primary Properties currently produce from the Yates, Seven Rivers, Queen, Grayburg, San Andres, Clearfork and Tansil formations. The Resaca Primary Properties include approximately 171 producing wells, 59 injection wells and 25 shut-in wells. Resaca's exploitation plan, which was initiated in 2006, is to reactivate most of the shut-in wells, reactivate and seek to optimize the existing waterfloods and conduct a significant infill drilling program. Resaca believes that the Resaca Primary Properties represent excellent opportunities for the development of low risk oil reserves.

        The Resaca Primary Properties were originally developed in the mid 1950s, with development and waterflood initiation continuing until the mid 1970s, at a time of significantly lower oil and natural gas prices and prior to the availability of current completion and fracturing techniques and the development of technologies which greatly enhance the exploitation of proved reserves. In addition to Resaca's other exploitation opportunities, Resaca believes the Resaca Primary Properties are excellent candidates for tertiary recovery by CO2 flooding. The use of CO2 for this type of enhanced recovery has revitalized many older proven oil producing fields in the Permian Basin. Several major companies are operating CO2 floods in the region and some of the Resaca Primary Properties were identified in a report dated February 2006 prepared by Advanced Resources International for the US Department of Energy entitled "Basin Oriented Strategies for CO2 Enhanced Oil Recovery: Permian Basin" as being amenable to CO2 enhanced oil recovery. Therefore, Resaca believes CO2 flooding provides a potential means to further enhance the value of the Resaca Primary Properties. Resaca engaged Williamson Petroleum Consultants, Inc. in Midland, Texas, to perform a feasibility study for CO2 flooding on all of the Resaca Primary Properties. This study identified that material amounts of incremental reserves in each of the Resaca Primary Properties could be accessed through CO2 flooding and estimated the CO2 recovery factor could be 7.5% to 8% depending on the field. Resaca believes that the CO2 flood could lead to additional recoveries of between 7% and 16% of the original oil in place, based on, among other things, published Permian Basin oil recovery rate projections.

        Resaca's June 30, 2009 proved reserves of 14.2 MMBOE, were comprised 2.4 MMBOE of PDP, 5.6 MMBOE of PDNP, and 6.2 MMBOE of PUD. Crude oil reserves accounted for 84% of our total proved reserves at June 30, 2009. Reserves were estimated using NYMEX, crude oil and natural gas prices and production and development costs in effect on June 30, 2009. On June 30, 2009, NYMEX crude oil and natural gas prices were $69.89 per barrel and $3.84 per MMBtu, respectively. The values reported may not necessarily reflect the fair market value of the reserves.

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        Cooper Jal Unit Properties.    The Cooper Jal Unit Properties located in Lea County, New Mexico includes 2,560 acres. At the Cooper Jal Unit Properties, Resaca produces from three separate formations of Permian age from two separate fields, the Jal Mat and the Langlie Mattix. The Jal Mat field includes the Yates and Upper Seven Rivers formations, while the Langlie Mattix field includes the Lower Seven Rivers and the Queen formations. The Cooper Jal Unit Properties produce from the Yates, Seven Rivers and Queen formations at depths between 3,050 and 3,650 feet. Resaca acquired the Cooper Jal Unit Properties in May 2006. Resaca plans to continue developing additional production within the Cooper Jal Unit Properties from behind pipe recompletion work, infill drilling, fracture stimulation work, producing well stimulations, artificial lift upgrades and waterflood reactivation and optimization. Facility upgrades and water injection well cleanouts are also contemplated. Resaca's primary waterflood project is associated with the Yates and Seven Rivers formations within the Cooper Jal Unit Properties, which will require additional infill drilling and surface facilities. Resaca intends to continue to reactivate and expand the waterflood initiated by Texaco in the 1970s. Resaca achieved its target water injection rate of greater than 18,000 bbls of water per day in June 2009. Proved reserves as of June 30, 2009 attributable to Cooper Jal Unit Properties were 9.8 MMBOE, of which 1.4 MMBOE were PDP, 3.6 MMBOE were PDNP and 4.8 MMBOE were PUD. Additional probable oil reserves are projected to be accessed through tertiary recovery (CO2 flood) techniques. Net production for the month of June 2009 was 264 BOEPD and 286 BOEPD for the month of September 2009. Resaca's working interest in the Cooper Jal Unit Properties is 72.5% and its net revenue interest is 54.8% for natural gas and 55.0% for oil. Other significant partners in the unit include BP and Sarita Energy Resources Limited. At the Cooper Jal Properties, the gross cumulative production divided by the sum of gross cumulative production and gross proved reserves is approximately 52%.

        Penwell Properties.    The Penwell Properties located in Ector and Crane Counties, Texas comprises the Jordan San Andres Unit (1,280 acres) and the Edwards Grayburg Unit (1,840 acres) and produces from the San Andres, Grayburg and Queen formations at depths between 3,000 and 3,600 feet. Resaca acquired the Penwell Properties in May 2006. As with the Cooper Jal Unit Properties, Resaca has identified that infill drilling opportunities exist within the Penwell Properties and anticipates facility upgrades and water injection upgrades. Resaca's primary objective at the Penwell Properties is to expand and optimize the current waterflood. Additional opportunities within the Penwell Properties include adding behind pipe zones, more waterflood expansion, producing well stimulations and drilling infill PUD locations. Proved reserves as of June 30, 2009 attributable to Penwell Properties were 1.7 MMBOE, of which 0.4 MMBOE were PDP, 0.4 MMBOE were PDNP and 0.9 MMBOE were PUD. Additional probable oil reserves are projected to be accessed through tertiary recovery (CO2 flood) techniques. Net production for the month of June 2009 was 160 BOEPD and 150 BOEPD for the month of September 2009. Within the Penwell Properties fields, Resaca's working interest is 100% and its net revenue interest ranges from 77.9% to 79.1%.

        Grand Clearfork Unit Properties.    The Grand Clearfork Unit Properties located on 1,120 acres in Pecos County, Texas produces from both the Upper and Lower Clearfork formations at an average depth of approximately 2,500 feet. Resaca acquired the Grand Clearfolk Unit Properties in May 2006. Resaca believes the Grand Clearfork Unit Properties presents exploitation opportunities through infrastructure enhancement, re-completing wells, adding perforations and commingling production from multiple zones. In addition, Resaca has identified additional infill drilling locations in the Grand Clearfork Unit Properties. Proved reserves as of June 30, 2009 attributable to Grand Clearfork Unit Properties were 0.5 MMBOE, of which 0.1 MMBOE were PDP, 0.1 MMBOE were PDNP and 0.3 MMBOE were PUD. Additional probable oil reserves are projected to be accessed through tertiary recovery (CO2 flood) techniques. Net production for the month of June 2009 was 46 BOEPD and 49 BOEPD for the month of September 2009. In the Grand Clearfork Unit Properties, Resaca's working interest is 100% and its net revenue interest is 74.1%.

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        Other Minor Properties.    These fields are located on 8,210 acres in Winkler, Howard, Ector, and Crane Counties in Texas and Eddy County, New Mexico and include the Kermit Complex, Iatan North, Kayser (Cowden South), McElroy and Cotton Draw/BTBN. Resaca acquired these properties in May 2006. Resaca has identified limited opportunities in these fields, which include infill drilling, recompletions and waterflood optimization. However, Resaca is considering selling some or all of these properties to concentrate its efforts on the exploitation of the Resaca Primary Properties and the acquisition of new properties. Proved reserves as of June 30, 2009 attributable to these properties were 2.1 MMBOE, of which .4 MMBOE were PDP, 1.5 MMBOE were PDNP and .2 MMBOE were PUD. Net production for the month of June 2009 was 141 BOEPD and 167 BOEPD for the month of September 2009. In these fields, Resaca's working interests range from 50% to 100% and its net revenue interests range from 39.8% to 83.5%.

Cano's Properties

        Cato Properties.    Proved reserves as of June 30, 2009 attributable to the Cato Properties were 16.0 MMBOE, of which 1.9 MMBOE were PDP, 0.5 MMBOE were PDNP and 13.6 MMBOE were PUD. Cano acquired the Cato Properties in March 2007. These properties include roughly 20,000 acres across three fields in Chavez and Roosevelt Counties, New Mexico. The prime asset is the roughly 15,000 acre Cato Field, which produces from the historically prolific San Andres formation, which has been successfully waterflooded in the Permian Basin for over 30 years. There were two successful waterflood pilots conducted in the field in the 1970's by Shell and Amoco.

        Cano has experienced encouraging initial waterflood response at the Cato Field. The first phase of development (Phase I) includes 19 water injection wells, which we refer to as injectors, and 29 producing wells, which we refer to as producers. Once the injection permits were received in September 2008, Cano began injecting 7,000 barrels of water per day, which we refer to as BWIPD. As Cano continued injecting water into the field, waterflood production has grown from five producers during December 2008 offsetting a prior Amoco waterflood pilot to 29 producers experiencing production as of June 30, 2009. During January 2009, Cano increased the injection rate to approximately 12,000 BWIPD. During February 2009, Cano expanded the footprint of Phase 1 of the Cato Properties waterflood from 550 to roughly 640 acres and announced an increased capital expenditures budget to $49.8 million, of which $27.0 million was intended for the Cato Properties. Cano currently has ten sub-pumps operating in the field and plan to install additional sub-pumps to support increasing production and corresponding higher levels of fluid production. The sustained production gains at the Cato Properties are the result of an earlier than expected waterflood production response.

        The 2009 fiscal year drilling program at the Cato Properties, which comprised drilling nine wells (six waterflood producers and three waterflood injectors), was completed in October 2008. Normal production declines were experienced outside of the Phase I waterflooded area, but these declines were more than offset by increased production from the waterflood.

        At June 30, 2009, Cano booked proved reserves extensions and discoveries at the Cato Properties as Phase I results were better than initially expected. Field production increased from roughly 200 BOEPD to over 400 BOEPD after Cano commenced injection into 19 injection wells of the waterflood pattern which led to increased crude oil production in 29 producers. When Cano increased the waterflood footprint from 550 acres to 640 acres, the rate of water injection per acre decreased leading to a temporary decrease in production. Cano added approximately 2.6 MMBOE of new reserves based on the responses experienced through June 30, 2009. Additionally, 1.1 MMBOE of PUD reserves were reclassified to PDP reserves as a result of the responses experienced in Phase I. Cano plans to increase the number of injection wells and enlarge the waterflood footprint in the 2010 fiscal year. Net production at the Cato Properties averaged 316 BOEPD in June 2009.

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        As a result of increasing production response and corresponding high fluid levels from the waterflood project at the Cato Properties, Cano has added ten submersible pumps and plans to install additional submersible pumps as fluid levels warrant. Cano's 2010 fiscal year development capital plan includes the addition of two or three new injection wells and to enlarge the waterflood footprint from 640 acres to approximately 1,000 acres. Cano recently identified a new source of water located in a non-productive formation, that Cano believes will be able to produce 2,000 to 4,000 barrels of water per day per well. This will allow Cano to increase its daily water injection rate and expand the waterflood footprint. This formation has been penetrated in a number of existing wellbores in the Cato Properties. As Cano develops this new water source, Cano will be able to increase the waterflood footprint without decreasing the injection rate at its existing injectors, which should enable it to maintain production from existing producing wells. Cano's goal is to add 4,000 to 6,000 barrels of water injection per day to its waterflood footprint to achieve total injection of 21,000 barrels of water per day. Net production at the Cato Properties for September 2009 was 302 BOEPD. Future net production from the Cato Properties is expected to be consistent with the September 2009 production rate until the total injection of 21,000 barrels of water per day is achieved, which is anticipated in the first calendar quarter of 2010. Further, behind pipe recompletions, restoration of production from Tom Tom and Tomahawk fields and drilling of a Morrow formation test well are contemplated.

        At the Cato Field, the gross cumulative production divided by the sum of gross cumulative production and gross proved reserves is approximately 50%.

        Panhandle Properties.    Proved reserves as of June 30, 2009 attributable to the Panhandle Properties were 28.9 MMBOE, of which 3.5 MMBOE were PDP and 25.4 MMBOE were PUD. These properties include roughly 20,000 acres in Carson, Gray and Hutchinson Counties, Texas. Cano acquired the Panhandle Properties in November 2005. They are delineated in thirty-three leases—the largest of which are Cockrell Ranch, Pond, Harvey, Mobil Fee, Cooper, Block and Schafer Ranch.

        During the quarter ended June 30, 2009, Cano maintained its average daily water injection rate at the Cockrell Ranch Unit (its first Panhandle Properties waterflood) at roughly 75,000 barrels per day. This resulted in increasing its average daily production at the Cockrell Ranch Unit from approximately 80-100 net BOEPD between June and December 2008 to maintaining 100-120 net BOEPD production through June 30, 2009. While crude oil production continues to increase at Cockrell Ranch, the gains are below Cano's expectations. Based on actual performance of the waterflood through June 30, 2009, Cano reclassified 724 MBOE of PDP reserves back to PUD at June 30, 2009. After this reclassification, the remaining amount of the prior year conversion of PUD to PDP reserves is 674 MBOE. Cano has retained an independent engineering firm to assist it with reservoir analysis and simulation modeling at the Cockrell Ranch unit. Based on this engineering firm's recommendations, Cano established a controlled water injection pattern to gauge the effects of optimizing water injection into the highest remaining crude oil saturation intervals of the Brown Dolomite formation. Cano is essentially performing a "Mini-Flood" in the key target interval at the Cockrell Ranch unit. The result of this field observation, coupled with rigorous reservoir simulation modeling, is expected to demonstrate an optimal pattern for waterflooding the project with an increasingly predictable production profile. Moreover, the field observation and modeling results will improve the planning of future development programs for the remaining leases located within the Panhandle Properties. The controlled injection project caused temporarily shut-in production during most of the quarter ended September 30, 2009. All production that was shut-in for the controlled injection project was restored on September 28, 2009. The results of the controlled injection project and the accompanying reservoir simulation testing should be completed in the second calendar quarter of 2010.

        Cano's original 2009 fiscal year waterflood capital development plan for the Panhandle Properties included six separate mini-floods on reduced well spacing to enable it to accelerate field development. Tighter well-spacing and smaller development patterns should accelerate permitting and response times, allowing a larger development footprint over a greater acreage position. The amended 2009 capital

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development plan provided for the development of only one mini-flood phase through June 2009 (the Harvey Unit). The Harvey Unit had its waterflood permit application approved by the Texas Railroad Commission on October 20, 2008. The Harvey Unit mini-flood consists of six injection wells and 13 producing wells (which required four new wells to be drilled among the existing wells at the field). The drilling of the four replacement injector wells was completed on January 5, 2009, thus completing the mini-flood pattern. Cano initiated injection at the Harvey Unit on March 30, 2009 at a rate of 2,500 barrels per day. During the 2009 fiscal year, Cano received approval of the mini-flood permits at the Pond Lease and at the Olive-Cooper Lease. As a result of the reduction in its capital plan and a focus on its Cato Properties, Cano slowed the filing of its Panhandle Properties mini-flood permits. Net production at the Panhandle Properties for June 2009 was 627 BOEPD.

        Net production at the Panhandle Properties for September 2009 was 588 BOEPD. The controlled injection project caused temporarily shut-in production during most of the quarter ended September 30, 2009 of approximately 25 BOEPD. All production that was shut-in for the controlled injection project was restored on September 28, 2009. Production was further reduced by 15 BOEPD as the primary purchaser, Eagle Rock Field Services, L.P., which we refer to as Eagle Rock, of Cano's natural gas and natural gas liquids, or NGLs, experienced an unplanned plant outage from mid-August 2009 through the end of September 2009. The Eagle Rock gas plant was fully operational on October 1, 2009. During the quarter ended September 30, 2009, Cano constructed gathering lines to redirect natural gas production from Eagle Rock to DCP Midstream, LP, which we refer to as DCP. As of September 30, 2009, Cano had redirected approximately 45% of the natural gas production previously delivered to Eagle Rock to DCP.

        At the Panhandle Properties, the gross cumulative production divided by the sum of gross cumulative production and gross proved reserves is approximately 73%.

        Desdemona Properties.    Proved reserves as of June 30, 2009 attributable to the Desdemona Properties were 1.4 MMBOE, of which 0.1 MMBOE were PDP and 1.3 MMBOE were PDNP. Approximately 1.3 MMBOE of the reserves were attributable to the Duke Sand reservoir. Cano acquired the Desdemona Properties in May 2004. As of June 30, 2009, Cano had no proved reserves associated with its Barnett Shale natural gas wells.

          Desdemona Properties—Waterflood.    Cano drilled and completed 11 required replacement wells to initiate the development of the Duke Sand Waterflood on the Desdemona Properties during the 2008 Fiscal Year having procured and completed infrastructure of the waterflood facilities in September 2007. Water injection commenced in September 2007. Through June 30, 2009, Cano has injected over 1.5 million barrels of water into a pilot location of the Duke Sand reservoir. The primary source of water for the waterflood was from its Barnett Shale natural gas wells. During July 2009, Cano shut-in its remaining Barnett Shale producing wells due to continued low natural gas prices. Accordingly, the source for water injection for its Duke Sand waterflood pilot ceased. Without a known economic source of water, Cano will not continue to defer expenditures associated with this waterflood. Therefore, Cano expensed $11.4 million during June 2009 for the aggregate deferred expenditures spent to implement this waterflood pilot, as discussed in Note 9 to Cano's Consolidated Financial Statements. Cano continues to believe that this reservoir is an excellent secondary and tertiary recovery candidate; however, Cano does not have current plans to recommence injection for the foreseeable future. Cano has no proved reserves for the Duke Sand Waterflood pilot project.

          Desdemona Properties—Barnett Shale.    Cano drilled and completed 15 vertical and 8 horizontal wells in the Barnett Shale during the 2007 and 2008 fiscal years. Due to the decline in natural gas commodity prices and based upon operating performance, there was uncertainty in the likelihood of developing PUDs associated with its Barnett Shale Properties. Therefore, during the quarter ended December 31, 2008, Cano recorded a $22.4 million pre-tax impairment to its

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  Barnett Shale Properties and a $0.7 million pre-tax impairment to the goodwill associated with its subsidiary which holds the equity in our Barnett Shale Properties. During the quarter ended June 30, 2009, Cano recorded an additional $4.3 million pre-tax impairment to its Barnett Shale Properties as the forward outlook for natural gas prices continued to decline, as discussed in Note 9 to Cano's Consolidated Financial Statements.

        Net production for June 2009 at the Desdemona Properties was 54 BOEPD. Based upon the previously discussed shut-in wells, the production rates are estimated to be 30-35 BOEPD for the foreseeable future.

        During July 2009, Cano shut-in our Barnett Shale natural gas wells based upon the current and near-term outlook of natural gas prices and production from the Barnett Shale wells on a per-well basis. Cano has begun a project to return to production previously shut-in gas wells from the Duke Sand formation. The proved reserves associated with these gas wells are currently classified as proved developed non-producing reserves. Cano returned 12 wells to production in December 2009 with another 13 wells scheduled to be returned to production in January 2010. Production from these gas wells, including associated natural gas liquids recovery from its gas plant, is expected to be approximately 10 MCFPD per gas well. Net production at the Desdemona Properties for September 2009 was 30 BOEPD. Cano also anticipates future Duke Sand recompletions and the drilling of a Strawn formation test well.

        Nowata Properties.    Proved reserves as of June 30, 2009 attributable to the Nowata Properties were 1.5 MMBOE, all of which were PDP. Cano's ASP tertiary recovery pilot project has been in full operation since December 2007. Cano acquired the Nowata Properties in September 2004. Through June 30, 2009, Cano has injected approximately 0.40 PVI of ASP and polymer flush. Cano drilled and completed four observation wells in December 2008, to enable it to test flood-front results in the pilot project. Cano completed injecting of its Polymer flush during June 2009. Preliminary results have shown a two to three fold increase in the produced oil (as a percentage of total fluids produced) in its pilot observation wells. While Cano has seen favorable increases in production results from the pilot observation wells, Cano intends to perform several tests on the fluid properties produced from the pilot observation wells to gauge the effectiveness of the ASP chemical formula. Cano anticipates completing the ASP Pilot performance analysis within the next three months. There are currently no proved reserves associated with the ASP Pilot. Net production at the Nowata Properties for June 2009 was 229 BOEPD and 216 BOEPD for September 2009.

        Davenport Properties.    Proved reserves as of June 30, 2009 attributable to the Davenport Properties were 1.3 MMBOE, of which 0.7 MMBOE were PDP and 0.6 MMBOE were PDNP. Net production at the Davenport Properties for June 2009 was 79 BOEPD. Net production for September 2009 was 71 BOEPD. Cano acquired the Davenport Properties in May 2004.

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Combined Company Production, Estimated Proved Reserves and Acreage

        The following table shows selected data concerning our combined production, estimated proved reserve and acreage for the periods indicated on a pro forma combined basis:

Field	September 2009 Average Daily Production (BOE)	Total Est. Proved Reserves MMBOE (As of June 30, 2009)	Percent of Total Est. Proved Reserves MMBOE	PV-10 (As of June 30, 2009) (In Millions)(1)	Gross Acres (As of December 31, 2009)(2)	Net Acres (As of December 31, 2009)(3)
Texas Properties
Panhandle Properties	588	28.9	45.7%	$323.9	22,802	22,802
Penwell Complex	150	1.7	2.7%	19.8	3,120	3,120
Desdemona Properties	30	1.4	2.2%	7.1	11,264	11,264
Grand Clearfork Unit Properties	49	0.5	0.8%	4.6	1,120	1,120
Other Minor Properties	159	2.0%	3.0%	31.4	7,890	7,823
New Mexico Properties
Cato Properties	302	16.0	25.3%	116.5	21,112	20,662
Cooper Jal Unit Properties	286	9.8	15.5%	134.8	2,560	1,855
Other Minor Properties	8	0.2	0.3%	2.6	320	307
Oklahoma Properties
Nowata Properties	216	1.5	2.4%	13.9	4,594	4,594
Davenport Properties	71	1.3	2.1%	9.9	2,178	2,178
Other Locations

Total	1,859	63.3	100.0%	$664.5	76,960	75,725

(1)
PV-10 is a non-GAAP financial measure and generally differs from the standardized measure of discounted future net cash flows, the most directly comparable GAAP financial measure, because it does not include the effects of income taxes on future net revenues. At June 30, 2009, our standardized measure of discounted future net cash flows was $418.2 million on a combined basis as shown below.

The following table shows the combined company's reconciliation of our PV-10 to the standardized measure of discounted future net cash flows. PV-10 is our estimate of the present value of future net revenues from estimated proved gas reserves after deducting estimated production and ad valorem taxes, future capital costs and operating expenses, but before deducting any estimates of future income taxes. The estimated future net revenues are discounted at an annual rate of 10% to determine their "present value." We believe PV-10 to be an important measure for evaluating the relative significance of our oil and gas properties and that the presentation of the non-GAAP financial measure of PV-10 provides useful information to investors because it is widely used by professional analysts and sophisticated investors in evaluating oil and gas companies. Because there are many unique factors that can impact an individual company when estimating the amount of future income taxes to be paid, we believe the use of a pre-tax measure is valuable for evaluating our company. We believe that most other companies in the oil and gas industry calculate PV-10 on the same basis.

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  PV-10 should not be considered as an alternative to the standardized measure of discounted future net cash flows as computed under GAAP.

(in millions)	Pro forma of June 30, 2009
PV-10	$664.5
Less: Undiscounted income taxes	(689.8)
Plus: 10% discount factor	443.5

Discounted income taxes	(246.3)

Standard measure of discounted future net cash flows	$418.2

(2)
"Gross" refers to acreage in which we have a working interest.

(3)
"Net" acreage refers to the aggregate of our percentage working interest in gross acreage before royalties or other payouts, as appropriate.

Resaca's Proved Reserves

        The following table summarizes Resaca's proved reserves as of June 30, 2009 and was prepared according to the rules and regulations of the SEC.

	Cooper Jal	Penwell	Grand Clearfork	Other	Total
Oil—MBbls	8,180	1,428	504	1,856	11,968
Gas—MMcf	9,921	1,748	—	1,630	13,299
Oil Equivalent (MBOE)	9,833	1,719	504	2,128	14,184

        Resaca's proved oil and natural gas reserves as of June 30, 2009 have been prepared by Haas Petroleum Engineering Services, Inc. As defined in the SEC rules, proved reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made). Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions. Reservoirs are considered proved if economic productibility is supported by either actual production or conclusive formation tests. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir. Reserves which can be produced economically through application of improved recovery techniques (such as fluid injections) are included in the "proved" classification when successful testing by a pilot project, or the operations of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based. Due to the inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available. The reserves actually recovered and the timing of production of these reserves may be substantially different from the original estimate. Revisions result primarily from new information obtained from development drilling, production history and from changes in economic factors.

        As of June 30, 2009, Resaca's proved reserves equated to 14.2 MMBOE of proved reserves, consisting of 2.3 MMBOE (16%) of PDP reserves, 5.7 MMBOE (40%) of PDNP reserves and 6.2 MMBOE (44%) of PUD reserves.

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        Reserves were estimated using crude oil and natural gas prices and production and development costs in effect on June 30, 2009. The crude oil and natural gas prices used in estimating Resaca's June 30, 2009 reserves were $69.89 per barrel and $3.84 per MMBtu, respectively. The values reported may not necessarily reflect the fair market value of the reserves.

Cano's Proved Reserves

        The following table summarizes Cano's proved reserves as of June 30, 2009 and was prepared according to the rules and regulations of the SEC.

	Davenport	Desdemona	Cato	Panhandle	Nowata	Total
Oil—MBbls	1,237	366	14,867	20,888	1,413	38,771
Gas—MMcf	425	6,196	6,619	47,913	800	61,953
Oil Equivalent (MBOE)	1,308	1,399	15,970	28,873	1,547	49,097

        Cano's proved oil and natural gas reserves as of June 30, 2009 have been prepared by Miller and Lents, Ltd., international oil and gas consultants.

        Cano has not reported its reserves to any federal authority or agency other than the SEC pursuant to its filings with the SEC.

        At June 30, 2009, Cano's proved reserves equated to 49.1 MMBOE of proved reserves, consisting of 7.7 MMBOE (16%) of PDP reserves, 2.4 MMBOE (5%) of PDNP reserves and 39.0 MMBOE (79%) of PUD reserves.

        Reserves were estimated using crude oil and natural gas prices and production and development costs in effect on June 30, 2009. On June 30, 2009, crude oil and natural gas prices were $69.89 per barrel and $3.71 per MMBtu, respectively. The values reported may not necessarily reflect the fair market value of the reserves.

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Resaca's Operating Revenues

        The following table presents Resaca's sales, unit prices and average unit costs for the years ended June 30, 2009, 2008, and 2007 and for the three months ended September 30, 2009:

		Years Ended June 30,
	Three Months Ended September 30, 2009
		2009	2008	2007
Operating Revenues(1): (000's)	$3,212	$14,567	$21,729	$15,069
Sales:
Oil (MBbls)	45	189	204	221
Gas (MMcf)	61	287	308	360
MBOE	55	237	255	281
Average Price(1):
Oil ($/Bbl)	$64.26	$65.29	$91.77	$57.35
Gas ($/Mcf)	$5.23	$6.55	$9.88	$6.62
$/BOE	$58.22	$61.45	$85.23	$53.59
Average Adjusted Price(2):
Oil ($/Bbl)	$63.18	$60.60	$75.90	$58.72
Gas ($/Mcf)	$8.39	$8.20	$10.08	$6.96
$/BOE	$60.83	$59.70	$72.80	$55.09
Expense (per BOE):
Lease operating	$31.79	$27.94	$27.49	$27.04
Production and ad valorem taxes	$2.75	$5.27	$6.53	$4.86
General and administrative expense, net(3)	$36.62	$29.90	$7.69	$5.53
Depreciation and depletion	$16.57	$14.22	$11.41	$10.08
Total	$87.73	$77.33	$53.12	$47.51

(1)
Excludes the effect of realized gains or losses from commodity price risk management activities.

(2)
Includes the effect of realized gains or losses from commodity price risk management activities.

(3)
Includes share based compensation costs and Cano merger costs for the three months ended September 30, 2009 and the year ended June 30, 2009.

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Cano's Operating Revenues

        The following table presents Cano's sales, unit prices and average unit costs for the years ended June 30, 2009, 2008, and 2007 and for the three months ended September 30, 2009.

	Three Months Ended September 30, 2009	Years Ended June 30,
		2009	2008	2007
Operating Revenues(1): (000's)	$5,264	$25,409	$34,650	$20,651
Sales:
Crude Oil (MBbls)	72	309	249	223
Natural Gas (MMcf)	159	776	908	824
MBOE	99	438	401	360
Average Price(1):
Crude Oil ($/Bbl)	$61.20	$62.17	$94.08	$61.96
Natural Gas ($/Mcf)	$5.24	$7.57	$11.99	$8.29
$/BOE	$53.22	$57.23	$85.72	$57.31
Average Adjusted Price(2)
Crude Oil ($/Bbl)	$71.38	$75.84	$81.92	$62.17
Natural Gas ($/Mcf)	$12.24	$10.23	$12.84	$9.41
$/BOE	$71.94	$71.60	$79.26	$59.98
Expense (per BOE):
Lease operating	$44.65	$42.96	$33.14	$24.24
Production and ad valorem taxes	$4.72	$5.37	$6.13	$4.70
General and administrative expense, net(3)	$36.13	$43.68	$37.10	$35.06
Depreciation and depletion	$12.77	$13.05	$9.74	$8.89
Total	$98.27	$105.06	$86.10	$72.89

(1)
Excludes the effect of realized gains or losses from commodity price risk management activities.

(2)
Includes the effect of realized gains or losses from commodity price risk management activities.

(3)
Includes share-based compensation costs for each period presented and Resaca merger costs for the three months ended September 30, 2009 and the year ended June 30, 2009.

Resaca's Productive Wells and Acreage

        The following table shows Resaca's gross and net interests in productive oil and natural gas working interest wells as of December 1, 2009. Productive wells include wells currently producing or capable of production.

Gross(1)			Net(2)
Oil	Gas	Total	Oil	Gas	Total
425	—	425	404	—	404

(1)
"Gross" refers to wells in which we have a working interest.

(2)
"Net" refers to the aggregate of our percentage working interest in gross wells before royalties or other payout, as appropriate.

        Resaca operates all of the gross producing wells presented above. As of December 1, 2009, Resaca had 33 wells containing multiple completions.

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        As of December 1, 2009, Resaca had total acreage of 15,010 gross acres and 14,225 net acres, all of which was considered developed acreage. The definitions of gross acres and net acres conform to how Resaca determines gross wells and net wells. Developed acreage is assigned to producing wells. Undeveloped acreage is acreage under lease, permit, contract or option that is not in the spacing unit for a producing well, including leasehold interests identified for exploitation drilling.

Cano's Productive Wells and Acreage

        The following table shows Cano's gross and net interests in productive oil and natural gas working interest wells as of December 14, 2009. Productive wells include wells currently producing or capable of production.

Gross(1)			Net(2)
Oil	Gas	Total	Oil	Gas	Total
1,846	88	1,934	1,836	88	1,924

(1)
"Gross" refers to wells in which we have a working interest.

(2)
"Net" refers to the aggregate of our percentage working interest in gross wells before royalties or other payout, as appropriate.

        Cano operates all of the gross producing wells presented above. As of December 31, 2009, Cano had 17 wells containing multiple completions.

        On December 31, 2009, Cano had total acreage of 61,950 gross acres and 61,500 net acres, all of which was considered developed acreage. The definitions of gross acres and net acres conform to how Cano determines gross wells and net wells. Developed acreage is assigned to producing wells. Undeveloped acreage is acreage under lease, permit, contract or option that is not in the spacing unit for a producing well, including leasehold interests identified for exploitation drilling.

Resaca's Drilling Activity

        The following table shows Resaca's drilling activities on a net basis for the years ended June 30, 2009, 2008 and 2007 and for the three months ended September 30, 2009. All of the wells below were productive.

		Years Ended June 30,
	Three Months Ended September 30, 2009
		2009	2008	2007
Exploratory Wells	—	—	—	—
Development Wells	—	4.62	—	6.52

Total Wells Drilled	—	4.62	—	6.52

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Cano's Drilling Activity

        The following table shows Cano's drilling activities on a gross basis for the years ended June 30, 2009, 2008 and 2007 and for the three months ended September 30, 2009. Cano owns 100% working interests in all wells drilled.

	Three Months Ended September 30, 2009	Years Ended June 30,
		2009	2008	2007
	Gross(1)	Gross(1)	Gross(1)	Gross(1)
Exploratory
Oil(3)	—	4	—	22
Development
Gas(2)	—	—	4	19
Oil(3)	—	14	62	39
Abandoned(4)	—	—	2	—

Total	—	18	68	80

(1)
"Gross" is the number of wells in which we have a working interest.

(2)
"Gas" means natural gas wells that are either currently producing or are capable of production.

(3)
"Oil" means producing oil wells.

(4)
"Abandoned" means wells that were dry when drilled or were abandoned without production casing being run.

Planned Development Program

        We believe that our portfolio of oil and natural gas properties provides opportunities to apply our operational strategy. On a pro forma combined basis, as of June 30, 2009, we had estimated proved reserves of 63.3 MMBOE, of which 10.1 MMBOE were on PDP, 8.0 MMBOE were PDNP, and 45.2 MMBOE were PUD.

        Our exploitation plan involves the reactivation of shut-in wells, recompletion of currently producing wells, implementation of new waterfloods, reactivation and optimization of the existing waterfloods, and enhancement of and conduct a significant infill drilling program. We believe our properties represent excellent opportunities for the development of low risk oil and gas reserves and many of our properties are excellent candidates for tertiary recovery by CO2 flooding based on reports and studies performed on these properties. We will also continue to evaluate potential acquisition targets that are consistent with our operational strategy.

        Waterflooding and EOR techniques involve significant capital investment and extended lead times of generally a year or longer from the initial phase of a program until production increases. As our capital budget exceeds expected cash from operations, our ability to successfully convert our PUD reserves to PDP reserves will be contingent upon our ability to obtain future financing. Further, there are inherent uncertainties associated with the production of oil and natural gas as well as price volatility.

  Resaca's Present Development Activities

        Resaca's present development activities primarily involve implementing and enhancing waterflood injection at the Cooper Jal Unit Properties, Penwell Properties, and the Grand Clearfork Unit

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Properties. In addition, as of December 18, 2009, Resaca was implementing a five gross well (3.625 net well) recompletion program at its Cooper Jal Unit Properties.

  Cano's Present Development Activities

        Cano's present development activities primarily involve implementing waterflood injection at the Cato and Panhandle Properties.

Delivery Commitments

        At September 30, 2009, Resaca and Cano have no delivery commitments with their purchasers and currently have no delivery commitments.

Workover Equipment, Yard and Office Acquisition

        In July 2009, Resaca announced that it had reached agreement with PBWS, an affiliate of Resaca, to acquire a number of workover rigs, reversing units and related assets as well as real estate. Pursuant to the terms of the asset transfer agreement between Resaca and PBWS, Resaca acquired three mobile workover rigs, two reversing units and related power swivels, fishing tools, other ancillary tools and equipment, vehicles, trailers, construction equipment and spare parts, which we refer to as the Equipment, together with an office building, a shop and a yard in Odessa, Texas, which we refer to as the Office Space. In December 2009, Resaca vacated its prior offices and moved into the Office Space. Since Resaca's formation in 2006, PBWS had provided approximately 40%-60% of Resaca's workover and reversing unit services. These services were provided to Resaca on a priority basis, and the hourly rates were charged in accordance with industry rates. Resaca concluded, however, that there were economic and operational benefits to be gained from owning and operating the Equipment and owning the Office Space.

        Torch E&P Company, which we refer to as Torch E&P, was issued 3,320,250 shares of Resaca common stock under the terms of the asset transfer agreement entered into by Resaca and PBWS. Torch E&P is a shareholder of Resaca and the parent company of PBWS. Torch E&P is 90%-owned by J.P. Bryan, Resaca's Chairman of the board of directors and 10%-owned by John J. Lendrum, III, Resaca's Chief Executive Officer. At the request of PBWS, the shares issued pursuant to the asset transfer agreement were issued directly to Torch E&P.

        The assets acquired by Resaca pursuant to the asset transfer agreement were valued by two independent appraisers, an equipment specialist and a real estate specialist. The value ascribed to the assets by the independent appraiser was $1,594,000. Resaca paid consideration of $1,594,000 for the assets in the form of 3,320,250 new shares of Resaca common stock issued by Resaca for this purpose and representing 3.5% of the enlarged issued share capital of Resaca. The number of shares of Resaca common stock issued to Torch E&P was determined by dividing the purchase price by $0.48, which reflects the July 6, 2009 closing stock price on the AIM of £0.295 per share, converted at an exchange rate of US $1.627 per British pound. The July 6, 2009 price reflects an approximate 12% premium over the trailing 30 day share price. As a 90% owner of Torch E&P, Mr. Bryan's interest in the consideration paid by Resaca for the rig acquisition is $1,434,600 and as a 10% owner of Torch E&P, Mr. Lendrum's interest in the consideration paid by Resaca for the rig acquisition is $159,400.

        The asset transfer agreement requires the ratification of the Rig Acquisition by Resaca's shareholders at the Resaca annual meeting.

Title/Mortgages

        Our oil and natural gas properties are subject to customary royalty interests, liens incident to operating agreements, liens for current taxes and other burdens, including other mineral encumbrances

III-17

and restrictions as well as mortgage liens in accordance with our credit agreements. We do not believe that any of these burdens materially interferes with the use of our properties in the operation of our business.

        We believe that we have generally satisfactory title to or rights in all of our producing properties. When we make acquisitions, we make title investigations, but may not receive title opinions of local counsel until we commence drilling operations. We believe that we have satisfactory title to all of our other assets. Although title to our properties is subject to encumbrances in certain cases, we believe that none of these burdens will materially detract from the value of our properties or from our interest therein or will materially interfere with our use of them in the operation of our business.

Acquisitions

        We regularly pursue and evaluate acquisition opportunities (including opportunities to acquire oil and natural gas properties and related assets or entities owning oil and natural gas properties or related assets, and opportunities to engage in mergers, consolidations or other business combinations with entities owning oil and natural gas properties or related assets) and at any given time may be in various stages of evaluating such opportunities. Such stages include: internal financial and oil and natural gas property analysis, preliminary due diligence, the submission of an indication of interest, preliminary negotiations and negotiation of a letter of intent or negotiation of a definitive agreement.

Customers

        We sell our crude oil and natural gas production to multiple independent purchasers pursuant to contracts generally terminable by either party upon thirty days' prior written notice to the other party. During the year ended June 30, 2009, 10% or more of Resaca's total revenues were attributable to two customers accounting for 74% of the total. Shell Trading (US) Company accounted for 37% of revenues and ConocoPhillips accounted for 37% of revenues. During the year ended June 30, 2009, 10% or more of Cano's total revenues were attributable to five customers accounting for 32% (Valero Marketing Supply Co.), 18% (Coffeyville Resources Refinery and Marketing, LLC), 15% (Plains Marketing, LP), 13% (Eagle Rock Field Services, LP), and 10% (DCP Midstream, LP) of total operating revenue, respectively. On March 31, 2009, Cano received notice from Eagle Rock Field Services, L.P., which Cano refers to as Eagle Rock, that it would be terminating its gas purchase agreement with Cano due to the decrease in oil and natural gas prices unless Cano agreed to accept Eagle Rock's proposed new pricing terms. Cano was unable to reach a new agreement with Eagle Rock. Beginning on June 2, 2009, Cano began selling natural gas production to Eagle Rock on a sliding scale based upon the volume of fluid it sells per each delivery point for both natural gas and NGLs. On August 4, 2009, Cano entered into a new Gas Purchase Contract, which we refer to as the DCP Agreement, with DCP, effective on July 1, 2009, which supersedes the previous gas purchase contract, as amended, with DCP. Previously, all of Cano's Panhandle Properties' leases and wells were dedicated to DCP and Eagle Rock. The new DCP Agreement dedicates all of Cano's Panhandle Properties' leases and wells to DCP. Subject to certain conditions, the term of the DCP Agreement runs until April 30, 2016 and, unless terminated upon 60 days' prior notice, continues thereafter on a year-to-year basis. Pursuant to the terms of the DCP Agreement, Cano will be paid on a sliding scale based upon the volume of NGLs and natural gas it sells per each delivery point. Cano will continue to sell, on a month-to-month basis, natural gas and NGLs in the Texas Panhandle to Eagle Rock until such time as any given well is added to new delivery points on the DCP pipeline. Revenue enhancements under the DCP Agreement will offset the effect of volumes sold to Eagle Rock.

        Title to the produced commodities transfers to the purchaser at the time the purchaser collects or receives such commodities. Prices for such production are defined in sales contracts and are readily determinable based on certain publicly available indices. The purchasers of such production have historically made payment for crude oil and natural gas purchases within thirty-five days of the end of

III-18

each production month. We periodically review the difference between the dates of production and the dates we collects payment for such production to ensure that receivables from those purchasers are collectible. The point of sale for our oil and natural gas production is at our applicable field gathering systems.

        In the event that one or more of these significant purchasers ceases doing business with us, we believe that there are potential alternative purchasers with whom we could establish new relationships and that those relationships would result in the replacement of one or more lost purchasers. We would not expect the loss of any single purchaser to have a material adverse effect on our operations. However, the loss of a single purchaser could potentially reduce the competition for our crude oil and natural gas production, which could negatively impact the prices we receive.

Competition

        The oil and gas industry is highly competitive. Our competitors include major oil companies as well as independent producers. We face competition from other oil and natural gas companies in all aspects of our business, including in the acquisition of producing properties and oil and natural gas leases, and in obtaining goods, services and labor. Many of our competitors have substantially greater financial and other resources than we do. Factors that affect our ability to acquire producing properties include available funds, available information about the property and our standards established for minimum projected return on investment.

        We believe that our leasehold acreage position, workover rig assets, and technical and operational capabilities generally enable us to compete effectively. However, the natural gas and oil industry is intensely competitive and we face competition in each of our geographical areas. We believe our geographic concentration of operations enable us to compete effectively. We believe the type, age and condition of our workover rigs, the quality of our crews and the responsiveness of our management generally enable us to provide quality services that benefit our oil and gas exploitation activities and provides competitive strength. However, we compete with companies that have greater financial and personnel resources than we do. These companies may be able to pay more for producing properties and undeveloped acreage. In addition, these companies may have a greater ability to continue exploitation activities during periods of low natural gas and oil market prices. Our larger or integrated competitors may be able to absorb the burden of any existing and future federal, state, and local laws and regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for oil and natural gas properties.

Leased Properties

        We pay a monthly fee to Torch for the use of 25,696 square feet of office located in Houston, Texas. We also pay a monthly overhead fee for our use of Torch's office equipment, machinery, certain facilities personnel and shared administrative personnel.

        We also lease 24,303 square feet of office space in Ft. Worth, Texas. Cano has retained a broker to sublease the Ft. Worth office space in order to reduce office space rental expense.

Legal Proceedings

        Both Cano and Resaca are subject to periodic lawsuits, investigations and claims, including environmental claims and employee related matters, arising in the ordinary conduct of their respective businesses. Although we cannot predict with certainty the ultimate resolution of lawsuits, investigations and claims asserted against us, we do not believe that any currently pending legal proceedings to which

III-19

we are a party that are not set forth below will have a material adverse effect on our respective businesses, results of operations, cash flows or financial condition. Managements' position is supported, in part, by the existence of insurance coverage, indemnification and escrow accounts.

  Cano's Legal Proceedings

  Fire Litigation

        On March 23, 2006, the following lawsuit was filed in the 100th Judicial District Court in Carson County, Texas; Cause No. 9840, The Tom L. and Anne Burnett Trust, by Anne Burnett Windfohr, Windi Phillips, Ben Fortson, Jr., George Beggs, III and Ed Hudson, Jr. as Co-Trustees; Anne Burnett Windfohr; and Burnett Ranches, Ltd. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd. and WO Energy, Inc. The plaintiffs claim that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and natural gas operations started a wildfire that began on March 12, 2006 in Carson County, Texas.

        The plaintiffs (i) allege negligence and gross negligence and (ii) seek damages, including, but not limited to, damages for damage to their land and livestock, certain expenses related to fighting the fire and certain remedial expenses totaling approximately $1.7 million to $1.8 million. In addition, the plaintiffs seek (i) termination of certain oil and natural gas leases, (ii) reimbursement for their attorney's fees (in the amount of at least $549,000) and (iii) exemplary damages. The plaintiffs also claim that Cano and its subsidiaries are jointly and severally liable as a single business enterprise and/or a general partnership or de facto partnership. The owner of the remainder of the mineral estate, Texas Christian University, intervened in the suit on August 18, 2006, joining Plaintiffs' request to terminate certain oil and gas leases. On June 21, 2007, the judge of the 100th Judicial District Court issued a Final Judgment (a) granting motions for summary judgment in favor of Cano and certain of its subsidiaries on plaintiffs' claims for (i) breach of contract/termination of an oil and gas lease; and (ii) negligence; and (b) granting the plaintiffs' no-evidence motion for summary judgment on contributory negligence, assumption of risk, repudiation and estoppel affirmative defenses asserted by Cano and certain of its subsidiaries.

        The Final Judgment was appealed and a decision was reached on March 11, 2009, as the Court of Appeals for the Tenth District of Texas in Amarillo affirmed in part and reversed in part the ruling of the 100th Judicial District Court. The Court of Appeals (a) affirmed the trial court's granting of summary judgment in Cano's favor for breach of contract/termination of an oil and gas lease and (b) reversed the trial court's granting of summary judgment in Cano's favor on plaintiffs' claims of Cano's negligence. The Court of Appeals ordered the case remanded to the 100th Judicial District Court. On March 30, 2009, the plaintiffs filed a motion for rehearing with the Court of Appeals and requested a rehearing on the affirmance of the trial court's holding on the plaintiffs' breach of contract/termination of an oil and gas lease claim. On June 30, 2009, the Court of Appeals ruled to deny the plaintiff's motion for rehearing. On August 17, 2009, Cano filed an appeal with the Texas Supreme Court to request the reversal of the Court of Appeals ruling regarding its potential negligence. On December 11, 2009, the Texas Supreme Court declined to hear Cano's appeal. Therefore, this case will be remanded to the district court for trial on the negligence claims.

        Due to the inherent risk of litigation, the ultimate outcome of this case is uncertain and unpredictable. At this time, Cano management continues to believe that this lawsuit is without merit and will continue to vigorously defend itself and its subsidiaries, while seeking cost-effective solutions to resolve this lawsuit. Cano has not yet determined whether to seek further review by the Court of Appeals or the Texas Supreme Court. Based on Cano's knowledge and judgment of the facts, Cano believes its financial statements present fairly the effect of actual and anticipated ultimate costs to resolve these matters as of September 30, 2009.

III-20

        There is no remaining insurance coverage for any claims associated with this fire litigation.

  Securities Litigation

        On October 2, 2008, a lawsuit (08 CV 8462) was filed in the United States District Court for the Southern District of New York, against David W. Wehlmann; Gerald W. Haddock; Randall Boyd; Donald W. Niemiec; Robert L. Gaudin; William O. Powell, III and the underwriters of the June 26, 2008 public offering of Cano common stock, which is referred to as the Secondary Offering, alleging violations of the federal securities laws. Messrs. Wehlmann, Haddock, Boyd, Niemiec, Gaudin and Powell were Cano outside directors on June 26, 2008. At the defendants' request, the case was transferred to the United States District Court for the Northern District of Texas (4:09-CV-308-A).

        On July 2, 2009, the plaintiffs filed an amended complaint that added as defendants Cano, Cano's Chief Executive Officer and Chairman of the Board, Jeff Johnson, Cano's former Senior Vice President and Chief Financial Officer, Morris B. "Sam" Smith, Cano's current Senior Vice President and Chief Financial Officer, Ben Daitch, Cano's Vice President and Principal Accounting Officer, Michael Ricketts and Cano's Senior Vice President of Engineering and Operations, Patrick McKinney, and dismissed Gerald W. Haddock, a former director of Cano, as a defendant. The amended complaint alleges that the prospectus for the Secondary Offering contained statements regarding Cano's proved reserve amounts and standards that were materially false and overstated Cano's proved reserves. The plaintiffs sought to certify the lawsuit as a class action lawsuit; however, the case was dismissed prior to the issue of class certification being addressed. On July 27, 2009, the defendants moved to dismiss the lawsuit. On December 3, 2009, the U.S. District Court for the Northern District of Texas granted motions to dismiss all claims brought by the plaintiffs. On December 18, 2009, the plaintiffs filed a notice of appeal with the United States Court of Appeals for the Fifth Circuit. Due to the inherent risk of litigation, the outcome and the damages, if any of this lawsuit and uncertain and unpredictable; however, Cano, its officers and its outside directors intend to vigorously defend the lawsuit.

        Cano is cooperating with its directors and officers liability insurance carrier regarding the defense of the lawsuit. We believe that the potential amount of losses resulting from this lawsuit in the future, if any, will not exceed the policy limits of Cano's directors' and officers' liability insurance.

  Other

        None of Cano's directors, officers or affiliates, owners of record or beneficial owners of more than five percent of any class of Cano's voting securities, or security holder is involved in a proceeding adverse to Cano or its subsidiaries or has a material interest adverse to Cano or its subsidiaries.

Employees

        We expect to have approximately 85 employees following the completion of the merger.

Resaca Employees

        As of December 31, 2009, Resaca had approximately 32 employees serving in various capacities. None of Resaca's employees is party to a collective bargaining agreement. Resaca considers its relationship with its employees to be good. In addition to our full-time employees, Resaca hires project labor and staff for its drilling operations from time to time and on an as-needed basis. Contract employees may range from 3 to 5 people for any particular project.

Cano Employees

        As of December 31, 2009, Cano and its wholly-owned subsidiaries had 63 employees, all of whom are full-time employees. None of Cano's employees are represented by a union. Cano has never

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experienced an interruption in operations from any kind of labor dispute, and Cano considers the working relationships among the members of its staff to be generally good.

Operating Risks and Insurance

        Our operations involve the handling of hazardous materials and explosives and are conducted in a variety of challenging environments. As a result we could become subject to personal injury or real property damage claims. Although we maintain insurance which we consider to be adequate for our needs, our policies may not cover all claims. In addition, under certain circumstances we could become liable for the claims of the employees and agents of our clients injured while onsite during our drilling activities. Such claims may not be covered under the indemnification provisions in our general service agreements.

        We do not carry insurance against certain risks that we could experience, such as business interruption resulting from equipment maintenance or weather delays. We obtain insurance against certain property and personal casualty risks and other risks when such insurance is available and when our management considers it advisable to do so. Our general service agreements require us to have specific amounts of insurance. There can be no assurance, however, that any insurance obtained by us will be adequate to cover any losses or liabilities, or that this insurance will continue to be available or available on terms which are acceptable to us. Liabilities for which we are not insured, or which exceed the policy limits of our applicable insurance, could have a material adverse effect on us.

Regulation

Governmental Regulation

        Our operations are subject to extensive and continually changing regulation affecting the oil and natural gas industry. Many departments and agencies, both federal and state, are authorized by statute to issue, and have issued, rules and regulations binding on the oil and natural gas industry and its individual participants. The failure to comply with such rules and regulations can result in substantial penalties. The regulatory burden on the oil and natural gas industry increases our cost of doing business and, consequently, affects our profitability. We do not believe that we are affected in a significantly different manner by these regulations than are our competitors.

        The production of crude oil and natural gas is subject to regulation under a wide range of state and federal statutes, rules, orders and regulations. State and federal statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. Texas, Oklahoma and New Mexico, the states in which we own and operate properties, have regulations governing conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum rates of production from oil and natural gas wells, the spacing of wells, and the plugging and abandonment of wells and removal of related production equipment. Texas, Oklahoma and New Mexico also restrict production to the market demand for crude oil and natural gas. These regulations can limit the amount of oil and natural gas we can produce from our wells, limit the number of wells, or limit the locations at which we can conduct drilling operations. Moreover, each state generally imposes a production or severance tax with respect to production and sales of crude oil, natural gas and gas liquids within its jurisdiction.

  Transportation and Sale of Natural Gas

        On a pro forma combined basis, the combined company's natural gas sales revenue were approximately 19% of our total sales revenue during the year ended June 30, 2009 and approximately 14% of our total sales revenue during the three months ended September 30, 2009. The interstate transportation and sale for resale of natural gas is subject to federal regulation, including transportation rates and various other matters, by the Federal Energy Regulatory Commission, which we refer to as

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FERC. Federal wellhead price controls on all domestic natural gas were terminated on January 1, 1993, and none of our natural gas sales prices are currently subject to FERC regulation. We cannot predict the impact of future government regulation on our natural gas operations.

  Insurance

        The combined company anticipates structuring a commercial insurance program for the combined company which resembles the programs that Resaca and Cano have individually maintained, except that limits may be increased as appropriate. The program will include (1) general liability coverage for bodily injury and property damage; (2) automobile liability and physical damage insurance with respect to the combined company's vehicle fleet and for any leased vehicles; (3) workers compensation insurance with respect to the nine individuals employed by Resaca Operating Company, which we refer to as ROC; (4) property insurance with respect to the combined company's equipment; (5) control of well insurance with respect to certain of the combined company's oil and gas producing properties and (6) Directors and Officers Liability and Employer Liability insurance for the combined company which takes into consideration the combined company's profile as a publicly traded entity in both the UK and the US.

  Environmental Regulations

        Our operations are subject to numerous stringent and complex laws and regulations at the federal, state and local levels governing the discharge of materials into the environment or otherwise relating to human health and environmental protection. These laws and regulations may, among other things, require acquisition of a permit before drilling or development commences, restrict the types, quantities and concentrations of various materials that can be released into the environment in connection with development and production activities, and limit or prohibit construction or drilling activities in certain ecologically sensitive and other protected areas. Failure to comply with these laws and regulations or to obtain or comply with permits may result in the assessment of administrative, civil and criminal penalties, imposition of remedial requirements and the imposition of injunctions to force future compliance. Our business and prospects could be adversely affected to the extent laws are enacted or other governmental action is taken that prohibits or restricts our development and production activities or imposes environmental protection requirements that result in increased costs to us or the oil and natural gas industry in general.

        We conduct our development and production activities to comply with all applicable environmental regulations, permits and lease conditions, and we monitor subcontractors for environmental compliance. While we believe our operations conform to those conditions, we remain at risk for inadvertent noncompliance, conditions beyond our control and undetected conditions resulting from activities of prior owners or operators of properties in which we own interests.

        To date, the Resaca and Cano's expenditures to comply with environmental or safety regulations have not been significant and the combined company's are not expected to be significant in the future. However, new regulations, enforcement policies, claims for damages or other events could result in significant future costs.

  Occupational Safety Regulation

        We are subject to various federal and state laws and regulations intended to promote occupational health and safety. Although all of our wells are drilled by independent subcontractors under our "footage" or "day rate" drilling contracts, we have adopted environmental and safety policies and procedures designed to protect the safety of our own supervisory staff and to monitor all subcontracted operations for compliance with applicable regulatory requirements and lease conditions, including environmental and safety compliance. This program includes regular field inspections of our drill sites

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and producing wells by members of our operations staff and internal assessments of our compliance procedures. We consider the cost of compliance a manageable and necessary part of our business.

  Federal, State or Native American Leases

        Our operations on federal, state or Native American oil and natural gas leases are subject to numerous restrictions, including nondiscrimination statutes. Such operations must be conducted pursuant to certain on-site security regulations and other permits and authorizations issued by the Bureau of Land Management, Minerals Management Service and other agencies.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF RESACA

        The following discussion and analysis should be read in conjunction with "Unaudited Pro Forma Combined Financial Data," "Selected Historical Consolidated Financial Data of Resaca," "Selected Historical Consolidated Financial Data of Cano" and the financial statements and related notes included elsewhere in this proxy statement. The following discussion and analysis contains forward-looking statements are dependent upon events, risks and uncertainties that may be outside our control. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the volatility of oil and gas prices, production timing and volumes, estimates of proved reserves, operating costs and capital expenditures, economic and competitive conditions, regulatory changes and other uncertainties, as well as those factors discussed below and elsewhere in this proxy statement, particularly in "Risk Factors" and "Cautionary Statements Concerning Forward-Looking Statements," all of which are difficult to predict. As a result of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur.

Overview

Introduction

        Resaca is an independent oil and gas exploitation company headquartered in Houston, Texas. Resaca exploits known, mature, low-risk to moderate-risk oil and gas reserves, as opposed to generally pursuing exploratory operations. Resaca utilizes existing technology to achieve secondary and tertiary hydrocarbon recovery. Resaca's activities are focused in the Permian Basin of West Texas and southeast New Mexico. In the merger with Cano, Resaca will acquire additional assets in Texas, New Mexico and Oklahoma.

        Resaca was formed in 2006 to exploit a number of oil and gas properties in the Permian Basin of the United States. Resaca's common stock was admitted for trading to the AIM on July 17, 2008.

The Merger

        On September 30, 2009, Cano and Resaca announced that their respective boards of directors had approved the merger agreement that provides for the acquisition of Cano by Resaca. Closing is anticipated before the end of March 2010, however, it is possible that factors outside of either company's control could require us to complete the merger at a later time or not to complete it at all.

        Under the terms of the merger agreement, holders of Cano common stock will receive 2.1 shares (or 0.42 shares after giving effect to the Reverse Stock Split) of Resaca common stock for each share of Cano common stock held, and the existing holders of Cano preferred stock will receive one share of preferred stock of Resaca for each share of Cano preferred stock held. The merger is intended to be a tax-free transaction to the Resaca shareholders and to the Cano stockholders to the extent the Cano common stockholders receive Resaca common stock and the Cano preferred stockholders receive Resaca preferred stock in the merger.

        Consummation of the transactions contemplated by the merger agreement is conditioned upon, among other things, (1) approval of the holders of the Cano common stock and Cano preferred stock, (2) approval of the holders of Resaca common stock, (3) the listing of Resaca common stock on the NYSE Amex, (4) the refinancing of existing bank debt of Resaca and Cano, (5) the receipt of required regulatory approvals, (6) Resaca's application for readmission to the AIM and (7) the effectiveness of a registration statement relating to the shares of Resaca common stock to be issued in the merger. The merger agreement contains certain termination rights for each of Cano and Resaca, including the right to terminate the merger agreement to enter into a Superior Proposal (as such term is defined in the merger agreement). In the event of a termination of the merger agreement under certain specified

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circumstances described in the merger agreement, one party will be required to pay the other party a termination fee of $3.5 million.

        Cano entered into stock voting agreements with 75% of the holders of Cano's preferred stock on various dates between September and November 2009. Each stock voting agreement contains the same terms and provides, among other things, that each of the preferred holders will vote all its shares of stock (a) in favor of an amendment to the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of Cano, which we refer to as the Series D Amendment, (b) in favor of adoption of the merger agreement, and (c) in accordance with the recommendation of our Board of Directors in connection with any Target Acquisition Proposal (as such term is defined in the merger agreement). The Series D Amendment generally provides that the holders of Cano preferred stock shall have no rights arising from the merger with Resaca (including any right to require us to redeem their shares of Cano preferred stock) other than the right to receive the merger consideration specified in the merger agreement. To be effective, the Series D Amendment must be approved by the holders of a majority of the shares of Cano preferred stock, voting as a separate class, and by the holders of a majority of the shares of Cano common stock, voting as a separate class, and then filed by us with the Secretary of State of Delaware.

The Combined Company

        Due to Resaca's and Cano's complementary asset bases and similar strategic focus, Resaca believes that the combined company will benefit from (i) balancing Resaca's near-term growth opportunities with Cano's longer-term development opportunities, (ii) capitalizing on significant cost savings and efficiencies through operational and administrative synergies in the range of $4.5 million to $5.0 million per year, (iii) increasing near-term production by the sharing of engineering expertise among Resaca and Cano management and staff, (iv) optimizing our larger and more diverse portfolio of combined assets, and (v) expanding our access to capital because of the combined company's increased size.

        Resaca and Cano's estimated combined June 30, 2009 proved reserves of 63.3 MMBOE, included 10.1 MMBOE of PDP, 8.0 MMBOE of PDNP, and 45.2 MMBOE of PUD. Reserves were estimated using NYMEX, crude oil and natural gas prices and production and development costs in effect on June 30, 2009. NYMEX crude oil price used in the estimation of Resaca's and Cano's reserves was $69.89 per barrel. NYMEX natural gas prices used in the estimation of Resaca's and Cano's reserves were $3.84 per MMBtu and $3.71 per MMBtu, respectively. The values reported may not necessarily reflect the fair market value of the reserves. For a more detailed description of the combined company's reserves, please read "Business and Properties—Combined Company Production, Estimated Proved Reserves and Acreage" beginning on page III-10 of this proxy statement.

        Resaca and Cano's properties are contained in eight primary field complexes and a group of minor fields in Texas, New Mexico and Oklahoma and consist of approximately 77,000 gross and 76,000 net acres. At December 31, 2009, on a pro forma combined basis, we operated approximately 1,920 active wells, including 1,517 producing wells, 391 waterflood injection wells, and 12 salt water disposal wells. For the month ended September 30, 2009, on a pro forma combined basis, we produced an average of 1,859 net BOE per day from over 25 separate formations, which was composed of approximately 76% oil and approximately 24% natural gas. Nearly all of Resaca and Cano's production is from relatively shallow formations.

        Resaca and Cano's exploitation plan involves the reactivation of shut-in wells, recompletion of currently producing wells, including refracturing, implementation of new waterfloods, reactivation and optimization of existing waterfloods and an infill drilling program. Resaca believes the combined properties contain many opportunities for the development of low risk oil and gas reserves and many of the properties are candidates for tertiary recovery by CO2 flooding based on reports and studies performed on these properties.

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        For the year ended June 30, 2009, Resaca and Cano generated pro forma combined operating revenues of $40.0 million and pro forma combined net income of $28.0 million. For the three months ended September 30, 2009, Resaca and Cano generated pro forma combined operating revenues of $8.5 million and pro forma combined net loss of $6.4 million.

        The following table shows selected data concerning our combined production, estimated proved reserves and acreage for the periods indicated on a proforma combined basis:

Field	September 2009 Average Daily Production (BOE)	Total Est. Proved Reserves MMBOE (As of June 30, 2009)	Percent of Total Est. Proved Reserves MMBOE	PV-10 (As of June 30, 2009) (In Millions)(1)	Gross Acres (As of December 31, 2009)(2)	Net Acres (As of December 31, 2009)(3)
Texas Properties
Panhandle Properties	588	28.9	45.7%	$323.9	22,802	22,802
Penwell Properties	150	1.7	2.7%	19.8	3,120	3,120
Desdemona Properties	30	1.4	2.2%	7.1	11,264	11,264
Grand Clearfork Unit Properties	49	0.5	0.8%	4.6	1,120	1,120
Other Minor Properties	159	2.0	3.1%	31.4	7,890	7,823
New Mexico Properties
Cato Properties	302	16.0	25.3%	116.5	21,112	20,662
Cooper Jal Unit Properties	286	9.8	15.5%	134.8	2,560	1,855
Other Minor Properties	8	0.2	0.3%	2.6	320	307
Oklahoma Properties
Nowata Properties	216	1.5	2.4%	13.9	4,594	4,594
Davenport Properties	71	1.3	2.0%	9.9	2,178	2,178

Total	1,859	63.3	100.0%	$664.5	76,960	75,725

(1)
PV-10 is a non-GAAP financial measure and generally differs from the standardized measure of discounted future net cash flows, the most directly comparable GAAP financial measure, because it does not include the effects of income taxes on future net revenues. At June 30, 2009, our standardized measure of discounted future net cash flows was $418.2 million on a combined basis as shown in "Business and Properties—Combined Company Production, Estimated Proved Reserves and Acreage" beginning on page III-10.

(2)
"Gross" refers to acreage in which we have a working interest.

(3)
"Net" acreage refers to the aggregate of our percentage working interest in gross acreage before royalties or other payouts, as appropriate.

Realized Commodity Prices

  Factors Affecting the Sales Price of Oil, NGLs and Gas:

        Resaca and Cano market oil, NGLs and gas production to a variety of purchasers and the values received are typically based on regional pricing. The relative prices of oil, NGLs and gas are determined by factors impacting global and regional supply and demand dynamics, such as economic conditions, production and storage levels, weather cycles and other events. In addition, relative prices are heavily influenced by product quality and location relative to consuming and refining markets.

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  Oil Prices

        The NYMEX futures price of crude oil is a widely used benchmark in the pricing of domestic and imported oil in the United States. The actual prices realized by us from the sale of oil differ from the quoted NYMEX price as a result of quality and location differentials.

        Quality differentials result from the fact that oils differ from one another due to their different molecular makeup which plays an important part in their refining and subsequent sale as petroleum products. Among other things, there are two characteristics that commonly drive quality differentials: (1) the oil's American Petroleum Institute gravity, which we refer to as API gravity, and (2) the oil's percentage of sulfur content by weight. In general, lighter oil (with higher API gravity) produces more lighter products, such as gasoline, at a lower refining cost than the heavier oil. The higher light product yield at a lower refining cost results in a higher market price for the lighter oils versus the heavier oils. Oil with low sulfur content ("sweet" crude oil) is less expensive to refine and, as a result, normally sells at a higher price than the high sulfur-content oil ("sour" crude oil).

        Location differentials result from variances in transportation costs based on the produced oil's type of transportation (truck or pipeline) and proximity to the major refining centers and consumer markets to which it is ultimately delivered. Oil that is produced closer to these major centers and markets incurs lower transportation costs as compared to oil that is produced further from such centers and markets and, consequently, realizes a higher price (i.e., a lower location differential to NYMEX).

        The oil produced from our properties is generally a mid average API gravity with a sour crude adjustment and approximately half is trucked to pipeline receiving stations and half is delivered directly into crude oil pipelines.

  NGL Prices

        Raw natural gas produced in conjunction with crude oil is infused with NGLs and is typically referred to as "wet gas." Wet gas is generally sold at the wellhead and transported by the purchaser to a gas processing and conditioning plant where the NGLs and other impurities are separated from the wet gas leaving a dry pipeline quality residue gas which is delivered and sold directly into a pipeline at the plant tailgate. The NGLs are typically transported from the gas processing plant by pipeline for further fractionation at Mont Belvieu, Texas which is strategically located near the Houston ship channel petro-chemical and refining complex.

        NGLs are generally composed of five marketable components, which, ordered from lightest to heaviest, are: (1) ethane, (2) propane, (3) isobutane, (4) normal butane and (5) normal gasoline. Once fractionated these components are used as feedstocks in the petro-chemical business and as additives in gasoline blends. The heavier liquid components normally realize higher prices than the lighter components.

        Virtually all of our wellhead gas production is sent through a gas processing plant. The NGLs recovered from the processing of our wet gas are sold at Mont Belvieu posted prices for each fractionated liquid component product. A portion of our NGL and dry gas residue value is retained by the gas processing plants as compensation for gathering and processing our wet gas into the NGL and dry gas residue components, which is commonly referred to as a percent of proceeds arrangement. Our realized NGL price is generally correlated with the NYMEX oil price. Our NGL differential primarily takes into account the relative liquid component mix, the discount that NGLs sell relative to oil and the effects of the NGL value deduction retained by the gas processing plants under our contracts.

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  Gas Prices

        The NYMEX price of gas is a widely used benchmark for the pricing of gas in the United States. Similar to oil, the actual prices realized from the sale of gas differ from the quoted NYMEX price as a result of quality and location differentials.

        Wet gas with a high Btu content typically sells at a premium to low Btu content wet gas because high Btu content wet gas yields a greater quantity of NGLs. Gas with low sulfur content sells at a premium to high sulfur content gas because the cost to extract the sulfur from the gas and render it marketable exceeds the market value of the recovered sulfur.

        Location differentials to NYMEX prices result from variances in transportation costs based on the gas' proximity to major consuming markets to which it is ultimately delivered. Also affecting the differential are the effects of the dry gas value deduction retained by the gas processing plant. The dry gas residue is generally sold based on index prices in the region. Generally, these index prices have historically been at a discount to NYMEX gas prices.

  Hedging Transactions

        Resaca and Cano have entered into and plan to continue entering into derivative instruments to mitigate the impact of commodity price volatility on our cash flow from operations. For an explanation of the derivative instruments we have entered into to manage exposure to volatility of commodity market prices, please read "—The Combined Company's Quantitative and Qualitative Disclosures About Market Risk."

  Production Costs

        Production costs are the costs incurred in the operation of producing and processing our production and are primarily comprised of lease operating expense, workover costs and production and ad valorem taxes. In general, lease operating expense and workover costs represent the components of production costs over which we have management control, while production taxes and ad valorem taxes are directly related to changes in commodity prices. Additionally, certain components of lease operating expense are impacted by energy and field services prices. For example, Resaca and Cano incur power costs in connection with various production related activities such as pumping to recover oil and gas, injecting water in the water floods and separation and treatment of water produced in connection with our production. Although these costs are highly correlated with production volumes, they are influenced not only by production volumes but also by utility rates, inflation of field services costs and volumes of water produced. Certain items, however, such as direct labor and materials and supplies, generally remain relatively fixed across broad production volume ranges, but can fluctuate depending on activities performed during a specific period. For instance, repairs to Resaca and Cano pumping water equipment, injection pumps or surface facilities result in increased expenses in periods during which they are performed.

        Every state regulates the development, production, gathering and sale of oil and gas, including imposing production taxes and requirements for obtaining drilling permits. In general, each state imposes a production tax on the underlying value of the oil, NGLs and gas.

Outlook

        Significant factors that may impact future commodity prices include (i) developments in issues currently impacting Venezuela, Iraq, Iran and the Middle East in general, (ii) the extent to which members of the Organization of Petroleum Exporting Countries and other oil exporting nations are able to continue to manage oil supply through export quotas and (iii) overall North American gas supply and demand fundamentals, including the impact of increasing liquefied natural gas deliveries to

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the United States. Although Resaca cannot predict the occurrence of events that will affect future commodity prices or the degree to which these prices will be affected, the prices for any commodity that we produce will generally approximate market prices in the geographic region of the production.

        In order to address, in part, volatility in commodity prices, Resaca and Cano have implemented a commodity price risk management program that is intended to reduce the volatility in our revenues and support our New Facility. Accordingly, Resaca has have adopted a policy that contemplates hedging oil and gas prices for approximately 75-80% of our PDP production for three to five years. Implementation of this policy will mitigate, but will not eliminate, Resaca's sensitivity to short-term changes in commodity prices.

CO2 Enhanced Oil Recovery

        Resaca's Cooper Jal, Penwell and Grand Clearfork Unit Properties were originally developed in the mid 1950s, with development and waterflood initiation continuing until the mid 1970s, at a time of significantly lower oil and natural gas prices and prior to the availability of current completion and fracturing techniques and the development of technologies which greatly enhance the exploitation of proved reserves. In addition to Resaca's other exploitation opportunities, Resaca believes these properties are excellent candidates for tertiary recovery by CO2 flooding based on reports and studies on these properties. The use of CO2 for this type of enhanced recovery has revitalized many older proven oil producing fields in the Permian Basin. Several major companies are operating CO2 floods in the region and some of our properties were identified in a report dated February 2006 prepared by Advanced Resources International for the US Department of Energy entitled "Basin Oriented Strategies for CO2 Enhanced Oil Recovery: Permian Basin" as being amenable to CO2 enhanced oil recovery. Furthermore, many of our properties are located near existing CO2 pipelines.

Merger Related Cost Savings

        Resaca expects to reduce combined general and administrative expenses and LOE by approximately $4.5 to 5.0 million per year as compared to Resaca's and Cano's combined fiscal year 2009 general and administrative expenses and LOE as a result of the merger, exclusive of share based compensation, transaction, and litigation costs. These reductions in costs include:

  •
  Reduction in redundant overhead;

  •
  Reduction in redundant executive personnel and directors;

  •
  Reduction in redundant third party costs such as accounting and auditing services, legal services, contractor services, and insurance coverage;

  •
  Consolidation of field operating offices;

  •
  Consolidation of IT functions; and

  •
  Reductions in office lease expense.

Resaca Historical Financial Data

Results of Operations

Year Ended June 30, 2009 Compared to Year Ended June 30, 2008

        Income.    Total income increased $19.5 million for the year ended June 30, 2009 when compared to the year ended June 30, 2008. The increase was primarily attributable to a $23.8 million change in the unrealized value of Resaca's oil and gas hedges from a loss of $12.3 million in the prior year to a gain of $11.5 million in the current fiscal year. This increase was offset by a $4.4 million decrease in oil and

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gas revenues to $14.1 million for the year ended June 30, 2009 due primarily to lower oil and gas prices.

        Costs and Expenses.    Total costs and expenses decreased $0.7 million to $23 million for the year ended June 30, 2009 when compared to the year ended June 30, 2008. This $0.7 million decrease was primarily attributable to the following:

  •
  Lease operating expenses decreased $0.4 million to $6.6 million for the year ended June 30, 2009 due to a reduction in the well maintenance projects performed by Resaca;

  •
  Production and ad valorem taxes decreased $0.4 million to $1.3 million for the year ended June 30, 2009 due to the oil and gas revenues;

  •
  General and administrative expenses increased $1.0 million to $3.0 million for the year ended June 30, 2009 primarily attributable to the hiring of key personnel and management to support the growth of the business and also higher administrative costs associated with being a public company;

  •
  Share-based compensation costs of $4.1 million were recognized in the current year versus zero in the previous year. This expense stems from the award of restricted stock and stock options to key members of management to promote the success of Resaca;

  •
  Resaca recognized an inventory writedown of $0.3 million during the year ended June 30, 2009 as the market value of tubular inventory declined significantly at the end of the fiscal year;

  •
  Depletion, depreciation, and amortization increased by $0.4 million to $3.4 million for the year ended June 30, 2009 due to a reduced reserve base as a result of lower oil and gas prices at June 30, 2009 versus June 30, 2008; and

  •
  Net interest expense declined by $5.8 million to $4.0 million for the year ended June 30, 2009. The decrease was mostly due to a $40.7 million reduction in outstanding debt after Resaca initial public offering in July 2008 that was repaid with proceeds from its initial public offering on the AIM.

Year Ended June 30, 2008 Compared to Year Ended June 30, 2007

        Income.    Total income decreased $8.4 million for the year ended June 30, 2008 when compared to the year ended June 30, 2007. The decrease was primarily attributable to a $11.4 million decline in the unrealized value of Resaca oil and gas hedges from a loss of $0.9 million in 2007 to a loss of $12.3 million in the 2008 fiscal year. This decrease was offset by a $3.1 million increase in oil and gas revenues to $18.6 million for the year ended June 30, 2008 due primarily to higher oil and gas prices.

        Costs and Expenses.    Total costs and expenses increased $0.7 million to $23.7 million for the year ended June 30, 2008 when compared to the year ended June 30, 2007. This $0.7 million decrease was primarily attributable to the following:

  •
  Lease operating expenses decreased $0.6 million to $7.0 million for the year ended June 30, 2008 due to a reduction in the well maintenance projects performed by Resaca;

  •
  Production and ad valorem taxes increased $0.3 million to $1.7 million for the year ended June 30, 2008 due to the increase in oil and gas sales;

  •
  General and administrative expenses increased $0.4 million to $2.0 million for the year ended June 30, 2008. The increase was attributable to the hiring of key personnel and management to

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    support the growth of the business and also higher administrative costs associated with preparations to become listed on the AIM; and

  •
  Net interest expense increased by $0.5 million to $9.8 million in the year ended June 30, 2008. The increase was mostly due increased borrowings in outstanding debt during the year ended June 30, 2008.

Three Months Ended September 30, 2009 Compared to Three Months Ended September 30, 2008

        Income.    Total income of $3.4 million for the three months ended September 30, 2009 was $5.5 million lower as compared to total income of $8.9 million for the three months ended September 30, 2008. The decrease was primarily attributable to a $4.1 million decrease in unrealized gain on Resaca's oil and gas hedges. In addition, there was a $1.4 million decrease in oil and gas revenues due primarily to lower oil and gas prices, which lowered oil and gas revenues from $4.8 million for the three months ended September 30, 2008 to $3.4 million for the three months ended September 30, 2009.

        Costs and Expenses.    Total costs and expenses decreased $0.1 million for the three months ended September 30, 2009 when compared to the three months ended September 30, 2008. This $0.1 million decrease was comprised of the following:

  •
  Lease operating expenses decreased $0.1 million to $1.8 million for the three months ended September 30, 2009 due to a reduction in the well maintenance projects performed by Resaca;

  •
  Production and ad valorem taxes decreased $0.3 million to $0.2 million for the three months ended September 30, 2009 due to the decrease in oil and gas revenues and refund of production taxes on exempt wells;

  •
  General and administrative expenses increased $0.1 million to $0.9 million for the three months ended September 30, 2009. The increase was primarily attributable to transaction costs incurred related to the merger;

  •
  Share-based compensation costs of $1.1 million were recognized in the current period versus $0.8 million in the previous year, resulting in a $0.3 million increase. This expense stems from the award of restricted stock and stock options to key members of management to promote the success of Resaca;

  •
  Depletion, depreciation, and amortization increased by $0.2 million to $0.9 million for the three months ended September 30, 2009 due to a reduced reserve base and acquisition of workover rigs, reversing units and related assets; and

  •
  Net interest expense decreased by $0.2 million from $1.0 million to $0.8 million for the three months ended September 30, 2009. The decrease was mostly due to a $63.3 million reduction in outstanding debt during the month of July 2008 and lower interest rates.

Crude Oil and Natural Gas Prices and Derivatives

        The average prices Resaca receives for crude oil sales are generally at market prices received at the wellhead, which are generally based on West Texas Sour, which Resaca refers to as WTS, prices and are adjusted for quality and transportation charges. The average prices Resaca receives for natural gas sales are approximately the market price received at the wellhead, which are generally based on Waha Natural Gas Hub, which Resaca refers to as Waha, prices and are adjusted for the value of natural gas liquids, less transportation and marketing expenses. Resaca has commodity derivatives in place that provide for $58.00 to $60.00 WTS crude oil "floor prices" and $5.50 to $6.30 Waha natural gas "floor prices." If WTS crude oil or Waha natural gas prices are lower than the "floor prices," Resaca will be paid by its counterparty for the difference between the WTS or Waha price, as the case

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may be, and the "floor price." Resaca's derivatives also include $66.30 to $77.00 WTS crude oil "ceiling prices" and $6.10 to $11.50 Waha natural gas "ceiling prices." If WTS crude oil or Waha natural gas prices are higher than the "ceiling prices," Resaca will pay its counterparty for the difference between the WTS or Waha price, as the case may be, and such "ceiling price."

        For the 2009 fiscal year, Resaca recorded an unrealized gain on derivatives of $11.5 million as compared to unrealized losses of $12.3 million and $0.9 million for the 2008 and 2007 fiscal years, respectively. For the three months ended September 30, 2009 and 2008, Resaca recorded unrealized gains of less than $0.1 million and $4.1 million, respectively.

        The unrealized gains for fiscal year 2009 and the three months ended September 30, 2009 reflect the fair value of the commodity derivatives as of June 30, 2009 and September 30, 2009 respectively. By their nature, these commodity derivatives can have a highly volatile impact on our earnings. A five percent change in the prices for Resaca's commodity derivative instruments could impact its pre-tax earnings by approximately $1.0 million.

        Resaca includes realized gains and losses from derivative settlements in oil and gas revenues. Resaca recorded realized losses of $0.4 million and $3.2 million for fiscal years 2009 and 2008, respectively, and a realized gain of $0.4 million for fiscal year 2007. Resaca recorded a $0.1 million realized gain and a $1.8 million realized loss for the three months ended September 30, 2009 and 2008, respectively.

Cash Flow Activity

Year Ended June 30, 2009 Compared to Year Ended June 30, 2008

        Operating Activities.    Cash flows from operating activities decreased $5.7 from $1.7 for the year ended June 30, 2008 to $(4.0) million for the year ended June 30, 2009. Net income adjusted for non cash transactions increased $1.7 million from $(1.6) million in the prior year to $0.1 million in the current period. This increase was offset by a $4.0 million decrease in net working capital.

        Investing Activities.    Cash flows used in investing activities increased by $16.0 million to $20.5 million for the year ended June 30, 2009 from $4.5 million in the prior year. The increase was primarily due to investments of $20.0 million in Resaca's oil and gas properties.

        Financing Activities.    Cash flows provided by financing activities increased $22.2 million to $24.6 million for the year ended June 30, 2009 from $2.4 million during the year ended June 30, 2008. The increase was primarily due to $74.9 million in net proceeds from Resaca's initial public offering, offset by $44.3 million and $15.0 million used to paydown Tranche A and Tranche B, respectively, of Resaca's credit facility.

Year Ended June 30, 2008 Compared to Year Ended June 30, 2007

        Operating Activities.    Cash flows from operating activities increased $4.5 million from $(2.8) million for the year ended June 30, 2007 to $1.7 million for the year ended June 30, 2008. Net income adjusted for non cash transactions increased $2.4 million to $(1.6) million in the current year from $(4.0) million in the prior year. This addition was offset by a $3.3 million increase in net working capital.

        Investing Activities.    Cash flows used in investing activities decreased by $9.2 million to $4.5 million for the year ended June 30, 2008 from $13.7 million in the prior year. The decrease was primarily due to a reduction in investments of $9.3 million in Resaca's oil and gas properties.

        Financing Activities.    Cash flows provided by financing activities decreased $13.8 million to $2.4 million for the year ended June 30, 2008. Cash flows provided by financing activities were

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$16.2 million during the year ended June 30, 2007. The decrease was due to reduced borrowings of $13.8 million on Resaca's credit facility in the 2008 fiscal year.

Three Months Ended September 30, 2009 Compared to Three Months Ended September 30, 2008

        Operating Activities.    Cash flows used in operating activities decreased $1.2 million from $2.5 million for the three months ended September 30, 2008 to $1.3 million for the three months ended September 30, 2009. Net income adjusted for non cash transactions decreased $0.9 million from $0.7 million in the prior period to a loss of $0.2 million in the current period. Working capital decreased by $1.0 million for the three months ended September 30, 2009 as compared to a $3.1 million decrease for the three months ended September 30, 2008.

        Investing Activities.    Cash flows used in investing activities decreased by $9.4 million from $10.4 million for the three months ended September 30, 2008 to $1.0 million for the three months ended September 30, 2009. The decrease was primarily due to a reduction of Resaca's investment in its oil and gas properties.

        Financing Activities.    Cash flows provided by financing activities decreased $12.4 million from $15.6 million for the three months ended September 30, 2008 to $3.2 million during the three months ended September 30, 2009. The decrease was primarily due to $74.9 million being provided by Resaca's initial public offering offset by $44.3 million and $15.0 million used to paydown Tranche A and Tranche B, respectively, of Resaca's credit facility in July 2008.

Cano Historical Financial Data

Results of Operations

Year Ended June 30, 2009 Compared to Year Ended June 30, 2008

  Overall

        For the 2009 fiscal year, Cano had income applicable to Cano common stock of $7.9 million, which was a $29.5 million improvement as compared to the $21.6 million loss applicable to Cano common stock for the 2008 fiscal year. Items that led to the improvement were increased gain on derivatives of $75.7 million, Cano preferred stock repurchased for less than the carrying amount of $10.9 million, higher income from discontinued operations of $8.0 million and lower Cano preferred stock dividend of $1.4 million. These positive factors were partially offset by higher operating expenses of $49.7 million, lower operating revenues of $9.3 million, lower deferred income tax benefit of $7.1 million and goodwill impairment of $0.7 million.

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Operating Revenues

        The table below summarizes Cano's operating revenues for the years ended June 30, 2009 and 2008.

	Year Ended June 30,		Increase (Decrease)
	2009	2008	2009 v. 2008
Operating Revenues (In Thousands)	$25,409	$34,650	$(9,241)
Sales:
Crude Oil (MBbls)	309	249	60
Natural Gas (MMcf)	776	908	(132)
MBOE	438	401	37
Average Realized Price
Crude Oil ($/Bbl)	$62.17	$94.08	$(31.91)
Natural Gas ($/Mcf)	$7.57	$11.99	$(4.42)
Operating Revenues and Commodity
Derivative Settlements (In Thousands)	$32,299	$32,065	$234
Average Adjusted Price (includes Commodity derivative settlements)
Crude Oil ($/Bbl)	$75.84	$81.92	$(6.08)
Natural Gas ($/Mcf)	$10.23	$12.48	$(2.25)

        The 2009 fiscal year operating revenues of $25.4 million were $9.3 million lower as compared to the 2008 fiscal year operating revenues of $34.7 million. The $9.3 million reduction is primarily attributable to lower prices received for crude oil and natural gas sales, which lowered revenues by $8.0 million and $4.0 million, respectively, and by lower natural gas sales volumes, which lowered revenues by $1.0 million. These decreases were partially offset by increased crude oil sales volumes, which increased revenues by $3.7 million.

        The impact of lower prices for crude oil and natural gas sales, as discussed above, is partially mitigated by commodity derivative settlements received during the 2009 fiscal year as presented in the preceding table. As discussed in Note 7 to Cano's Consolidated Financial Statements, if crude oil and natural gas NYMEX prices are lower than derivative floor prices, Cano will be reimbursed by our counterparty for the difference between the NYMEX price and floor price (i.e. realized gain). Conversely, if crude oil and natural gas NYMEX prices are higher than the derivative ceiling prices, Cano will pay its counterparty for the difference between the NYMEX price and ceiling price (i.e. realized loss).

        Crude Oil Sales.    For the 2009 fiscal year, approximately 82% of the increased crude oil sales of 60 MBbls were attributed to development activity at the Cato Properties. Also, Cano had increased crude oil sales from the Panhandle Properties due to development activity.

        Natural Gas Sales.    For the 2009 fiscal year, the overall decrease in natural gas sales of 132 MMcf pertains primarily to reductions with respect to Cano's Barnett Shale project at our Desdemona Properties. During the first half of calendar year 2008, various workovers and re-fracture stimulations were attempted to increase production. Through December 2008, these efforts were met with marginal success. In January 2009, Cano halted its workover program in the Desdemona Properties—Barnett Shale. Once the workover activity ceased, Cano experienced normal Barnett Shale annual production declines of approximately 65-90%. In July 2009, Cano shut-in its Barnett Shale natural gas wells and, based upon the current and near-term outlook of natural gas prices, Cano has no plans to return these wells to production in the foreseeable future.

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        Also, higher gas production from the Cato Properties due to the aforementioned development activity was offset by lower gas production from Cano's Panhandle Properties due to normal field decline of approximately 10% annually and temporary pipeline curtailments of gas deliveries by its gas purchasers.

        Crude Oil and Natural Gas Prices.    The average price Cano receives for crude oil sales is generally at market prices received at the wellhead, except for the Cato Properties, for which Cano receives below market prices due to the levels of impurities in the oil. Differentials gapped briefly as commodity prices rapidly declined between July 2008 and December 2008; however, the differentials have since recovered with the higher crude oil prices. The average price Cano receives for natural gas sales is approximately the market price received at the wellhead, adjusted for the value of natural gas liquids, less transportation and marketing expenses. As discussed in Note 7 to Cano's Consolidated Financial Statements, Cano has commodity derivatives in place that provide for $80.00 to $85.00 crude oil "floor prices" and $7.75 to $8.00 natural gas "floor prices." If crude oil and natural gas NYMEX prices are lower than the "floor prices," Cano will be reimbursed by its counterparty for the difference between the NYMEX price and such "floor price."

        Cano expects to grow sales through its development plans.

Operating Expenses

        For the 2009 fiscal year, Cano's total operating expenses were $84.4 million, or $49.7 million higher than the 2008 fiscal year of $34.7 million. The primary contributors to the increase were an impairment of long-lived assets of $26.7 million and exploration expense of $11.4 million associated with the Desdemona Properties—Duke Sands waterflood project. In addition, Cano experienced increased lease operating expenses of $5.5 million, general and administrative of $4.3 million and higher depletion and depreciation of $1.8 million.

Lease Operating Expenses

        Cano's lease operating expenses, which it refers to as LOE, consist of the costs of producing crude oil and natural gas such as labor, supplies, repairs, maintenance, workovers and utilities.

        For the 2009 fiscal year, our LOE was $18.8 million, which is $5.5 million higher than 2008 fiscal year of $13.3 million. The $5.5 million increase resulted primarily from increased workover activities and general repairs at the Panhandle Properties of $4.2 million and higher operating expenses incurred at the Cato Properties of $2.1 million to support increased crude oil and natural gas sales, as discussed under "—Operating Revenues," partially offset by lower operating expenses of $1.1 million due to lower natural gas sales at the Desdemona Properties, as discussed under "—Operating Revenues." Cano also had higher LOE at the Davenport and Nowata Properties of $0.3 million due to increased electricity expenses, general repairs and workover expenses. The workover activities at the Panhandle Properties pertained to returning wells to production and have increased production, as discussed under "—Operating Revenues," and are expected to result in increased production in future months.

        For the 2009 fiscal year, our LOE per BOE, based on production, was $41.28 as compared to $32.69 for the 2008 fiscal year. In general, secondary and tertiary LOE is higher than the LOE for companies developing primary production because Cano's fields are more mature and typically produce less oil and more water. Cano expects the LOE to decrease during the 2010 fiscal year as Cano realizes the benefit of a full year of lower service rates with vendors, and Cano expects LOE per BOE to decrease as production increases from the waterflood and EOR development activities Cano has implemented and are implementing. Cano did experience decreases in our LOE per BOE during the 2009 fiscal year as the LOE per BOE for the six months ended June 30, 2009 was $37.75, which is lower than the $44.84 LOE per BOE for the six months ended December 31, 2008.

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        For the 2008 fiscal year, Cano's LOE was $13.3 million, which is $4.6 million higher as compared to the 2007 fiscal year LOE of $8.7 million. Cano incurred higher LOE due to the inclusion of the Cato Properties of $0.8 million, increased lifting costs at the Desdemona Properties of $1.7 million, increased workover rig expenses at the Panhandle and Pantwist Properties of $1.6 million and increased electricity expense of $0.7 million. Other factors contributing to higher LOE were increased crude oil and natural gas sales, as discussed under "—Operating Revenues," and generally higher costs for goods and services. Our LOE for the 2008 fiscal year included a full year of Cato Properties' operating results versus three months in the 2007 fiscal year. Our LOE per BOE has increased from $23.47 during the 2007 fiscal year to $32.69 for the 2008 fiscal year, for the reasons previously discussed.

Production and Ad Valorem Taxes

        For the 2009 fiscal year, Cano's production and ad valorem taxes were $2.4 million, which is $0.1 million lower than the 2008 fiscal year of $2.5 million. Cano's production taxes were lower by $0.6 million due to lower operating revenues and were partially offset by increased ad valorem taxes of $0.5 million. The increased ad valorem taxes were due to notification of revisions in tax property valuations by taxing authorities for the 2008 calendar year. Therefore, the 2009 fiscal year includes higher tax rates for the twelve months plus a charge for applying the rates to the first six months of the 2008 calendar year. Cano's production taxes as a percent of operating revenues for the 2009 fiscal year of 6.5% was comparable to the 2008 fiscal years of 6.7%. Cano anticipates the 2010 fiscal year to be subject to similar production tax rates.

        For the 2008 fiscal year, Cano's production and ad valorem taxes were $2.5 million, which is $0.8 million higher than the 2007 fiscal year of $1.7 million. The $0.8 million increase is attributable to higher operating revenues, as previously discussed.

General and Administrative Expenses

        Cano's general and administrative, which it refers to as G&A, expenses consist of support services for its operating activities and investor relations costs.

        For the 2009 fiscal year, Cano's G&A expenses totaled $19.2 million, which is $4.3 million higher than fiscal year 2008 of $14.9 million. The primary contributors to the $4.3 million increase were higher litigation costs of $4.4 million pertaining to the settlement costs and legal fees pertaining of the fire litigation as discussed in Note 17 to Cano's Consolidated Financial Statements and increased stock compensation expense of $0.2 million partially offset by reduced payroll expense of $0.3 million. During the quarter ended March 31, 2009, Cano took steps to reduce its payroll, eliminating 25% of its home office staff. The quarter ended June 30, 2009 was the first time Cano realized these savings.

        Since Cano has settled all fire litigation claims except for one lawsuit, as discussed in Note 17 to Cano's Consolidated Financial Statements, Cano expects significant decreases in future quarters' legal expenses. Also, the previously discussed workforce reductions are expected to reduce payroll and benefits costs by $0.8 million annually.

Impairment of Long-Lived Assets

        During the 2009 fiscal year, Cano recorded a $26.7 million impairment on its Barnett Shale Properties. As discussed in Note 14 to Cano's Consolidated Financial Statements, the decline in commodity prices created an uncertainty in the likelihood of developing its reserves associated with Cano's Barnett Shale natural gas properties within the next five years. Therefore, during the quarter ended December 31, 2008, Cano recorded a $22.4 million pre-tax impairment to its Barnett Shale Properties. During the quarter ended June 30, 2009, Cano recorded an additional $4.3 million pre-tax impairment to its Barnett Shale Properties as the forward outlook for natural gas prices continued to

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decline and Cano shut-in its Barnett Shale natural gas wells. The fair value was determined using estimates of future production volumes, prices and operating expenses, discounted to a present value.

Exploration Expense

        During the 2009 fiscal year, Cano recorded exploration expense of $11.4 million pertaining to the Duke Sands waterflood project. The primary source of water for this waterflood project had been derived from its Barnett Shale wells. Since Cano has shut-in its Barnett Shale natural gas production due to uneconomic natural gas commodity prices, as previously discussed, Cano no longer has an economic source of water to continue flooding the Duke Sands. Therefore, its rate of water injection has been reduced to a point where Cano cannot consider the waterflood active. Cano continues to believe that this reservoir is an excellent secondary and tertiary recovery candidate; however, Cano does not have current plans to recommence injection for the foreseeable future.

Depletion and Depreciation

        For the 2009 fiscal year, Cano's depletion and depreciation expense was $5.7 million, an increase of $1.8 million as compared to the 2008 fiscal year depletion and depreciation expense of $3.9 million. This includes depletion expense pertaining to Cano's oil and natural gas properties, and depreciation expense pertaining to Cano's field operations vehicles and equipment, natural gas plant, office furniture and computers. The increase is due to increased crude oil and natural gas sales volumes (net) as previously discussed under "—Operating Revenues" and higher per BOE depletion rates. For the 2009 fiscal year, Cano's depletion rate pertaining to its oil and gas properties was $11.63 per BOE, as compared to the 2008 fiscal year rate of $8.19 per BOE. The increased depletion rates resulted from higher depletion rates for Cano's Cato and Panhandle Properties based on our reserve redetermination at June 30, 2009 and periodic reassessments of depletion rates during the 2009 fiscal year.

Interest Expense and Other

        For the 2009 and 2008 fiscal years, Cano incurred interest expense of $0.5 million and $0.8 million, as a direct result of the credit agreements Cano entered into, as discussed in Note 6 to Cano's Consolidated Financial Statements. The interest expense for the 2009 and 2008 fiscal years was reduced by $1.4 million and $2.5 million, for interest cost that was capitalized to the waterflood and alkaline?surfactant?polymer ("ASP") projects. Cano incurred higher interest costs during the 2008 fiscal year due to higher outstanding debt balances and higher interest rates.

Gain (Loss) on Commodity Derivatives

        As discussed in Note 7 to Cano's Consolidated Financial Statements, Cano has entered into financial contracts for its commodity derivatives and an interest rate swap arrangement. For the 2009 fiscal year, Cano recorded a gain on derivatives of $43.8 million as compared to losses of $32.0 million and $0.8 million for the 2008 and 2007 fiscal years, respectively. The 2009 fiscal year gain consisted of an unrealized gain of $36.9 million, a realized gain on settlements of commodity derivative contracts of $6.2 million and a $0.7 million realized gain on the sale of floor-priced contracts.

        For the realization of settlements, if crude oil and natural gas NYMEX prices are lower than the floor prices, Cano will be reimbursed by its counterparty for the difference between the NYMEX price and floor price (i.e. realized gain). Conversely, if crude oil and natural gas NYMEX prices are higher than the ceiling prices, Cano will pay its counterparty for the difference between the NYMEX price and such ceiling price (i.e. realized loss).

        The unrealized gain for the 2009 fiscal year reflects the fair value of the commodity derivatives as of June 30, 2009. By their nature, these commodity derivatives can have a highly volatile impact on

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Cano's earnings. A five percent change in the prices for its commodity derivative instruments could impact our pre-tax earnings by approximately $1.8 million.

Income Tax Benefit (Expense)

        For the 2009 fiscal year, Cano had income tax expense of $1.7 million, as compared to an income tax benefit for the 2008 fiscal year of $9.8 million. These tax amounts included taxes related to discontinued operations as shown in Note 8 to Cano's Consolidated Financial Statements. The increased income taxes for the 2009 fiscal year, as compared to the 2008 fiscal year, is due to the increase in taxable income and an increase in the state tax rate and other permanent items, as presented in Note 16 to Cano's Consolidated Financial Statements, resulting in an aggregate rate of 107.4%. The income tax rates for the 2008 fiscal year was 35.9% for such year.

Income from Discontinued Operations

        For the 2009 and 2008 fiscal years, Cano had income from discontinued operations of $11.5 million and $3.5 million, respectively, due to its divestitures of the Pantwist, LLC; Corsicana Properties and Rich Valley Properties, as discussed in Note 8 to Cano's Consolidated Financial Statements.

Cano Preferred Stock Dividend

        The Cano preferred stock dividend for the 2009 fiscal year of $2.7 million was a decrease of $1.4 million from $4.1 million for 2008 fiscal year. This resulted from the November and December 2008 repurchases of Cano preferred stock as discussed in Note 5 to Cano's Consolidated Financial Statements. Due to the repurchases, Cano's quarterly preferred stock dividends will be approximately $0.5 million per quarter of which 59% will be paid in the form of additional Cano preferred stock, with the remaining balance paid in cash. Also, the 2008 fiscal year amount includes $0.5 million of federal tax Cano was required to withhold in accordance with Internal Revenue Service regulations from September 2006 through June 2008. These amounts did not have a material effect to its prior period financial statements. Due to the previously discussed repurchases, Cano no longer has any Cano preferred stock that required withholding taxes.

Year Ended June 30, 2008 Compared to Year Ended June 30, 2007

        For the 2008 fiscal year, Cano had a loss applicable to Cano common stock of $21.6 million, which was $17.6 million greater than the $4.0 million loss applicable to Cano common stock incurred for the year ended June 30, 2007. Increased revenues of $14.0 million, increased deferred tax benefit of $8.8 million and lower interest expense of $0.9 million were more than offset by higher loss on commodity derivatives of $31.1 million, higher operating expenses of $8.3 million, lower income from discontinued operations of $1.0 million and increased Cano preferred stock dividend of $0.9 million.

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Operating Revenues

        The table below summarizes Cano's operating revenues for the years ended June 30, 2008, and 2007.

	Year Ended June 30,		Increase (Decrease)
	2008	2007	2008 v. 2007
Operating Revenues (In Thousands)	$34,650	$20,651	$13,999
Sales:
Crude Oil (MBbls)	249	223	26
Natural Gas (MMcf)	908	824	84
MBOE	401	360	41
Average Realized Price
Crude Oil ($/Bbl)	$94.08	$61.96	$32.12
Natural Gas ($/Mcf)	$11.99	$8.29	$3.70
Operating Revenues and Commodity
Derivative Settlements (In Thousands)	$32,065	$21,614	$10,451
Average Adjusted Price (includes Commodity derivative settlements)
Crude Oil ($/Bbl)	$81.92	$62.17	$19.75
Natural Gas ($/Mcf)	$12.48	$9.41	$3.07

        The 2008 fiscal year operating revenues of $34.7 million represent an improvement of $14.0 million as compared to the 2007 fiscal year operating revenues of $20.7 million. The $14.0 million improvement is primarily attributable to:

  •
  Higher realized prices received for crude oil and natural gas sales, as shown in the above table, which led to increases of $8.0 million and $3.3 million, respectively, and

  •
  A full twelve months of Cato Properties operating revenues versus three months in 2007 fiscal year which contributed an additional $3.2 million to operating revenues.

Operating Expenses

        For the 2008 fiscal year, Cano's total operating expenses were $34.7 million, or $8.3 million higher than the 2007 fiscal year of $26.4 million. The $8.3 million increase is primarily attributed to increased lease operating expenses of $4.6 million, higher general and administrative expenses of $2.2 million, higher production and ad valorem taxes of $0.8 million and increased depletion and depreciation expense of $0.7 million.

General and Administrative Expenses

        For the 2008 fiscal year, Cano's G&A expenses totaled $14.9 million, which is $2.3 million higher than fiscal year 2007 of $12.6 million. The primary contributors to the $2.3 million increase were:

  •
  Increased stock compensation expense of $2.1 million resulting from the issuance of stock options as discussed in Note 10 to Cano's Consolidated Financial Statements and the issuance of restricted shares as discussed in Note 11 to Cano's Consolidated Financial Statements,

  •
  Increased labor and staffing costs of $0.3 million, which includes the accrual of bonuses earned during the 2008 fiscal year and the payment of bonuses during the quarter ended December 31, 2007, and

  •
  Higher legal fees of $0.3 million pertaining to the fire litigation as discussed in Note 17 to Cano's Consolidated Financial Statements.

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        These increases were partially offset by lower fees of $0.3 million for accounting services to achieve full compliance with Section 404 of the Sarbanes-Oxley Act and reductions totaling $0.1 million pertaining to other expenses.

Depletion and Depreciation

        For the 2008 fiscal year, Cano's depletion and depreciation expense was $3.9 million, an increase of $0.7 million as compared to the 2007 fiscal year depletion and depreciation expense of $3.2 million. This includes depletion expense pertaining to Cano's oil and natural gas properties, and depreciation expense pertaining to its field operations vehicles and equipment, natural gas plant, office furniture and computers. The increase is due to increased crude oil and natural gas sales volumes as previously discussed under "—Operating Revenues" and higher per BOE depletion rates. For the 2008 fiscal year, Cano's depletion rate pertaining to its oil and gas properties was $8.19 per BOE, as compared to 2007 fiscal year rate of $6.91 per BOE. The higher depletion rates resulted from a reduction of reserves for the Desdemona—Barnett Shale and Pantwist Properties, as discussed in Note 18 to Cano's Consolidated Financial Statements, and higher depletion rates attributed to the Cato Properties.

Interest Expense and Other

        For the 2008 and 2007 fiscal years, Cano incurred interest expense of $0.8 million and $1.7 million, respectively, as a direct result of the credit agreements Cano entered into, as discussed in Note 6 to Cano's Consolidated Financial Statements. The interest expense for the 2008 and 2007 fiscal years was reduced by $2.5 million and $0.3 million, respectively, for interest cost that was capitalized to the waterflood and ASP projects. Cano incurred higher interest costs during the 2008 fiscal year due to higher outstanding debt balances and higher interest rates.

Gain (Loss) on Commodity Derivatives

        The 2008 fiscal year loss consists of unrealized and realized losses of $29.4 million and $2.6 million, respectively. For the 2007 fiscal year, Cano incurred an unrealized loss of $1.8 million and a realized gain of $1.0 million.

Income Tax Benefit (Expense)

        For the 2008 fiscal year, Cano had income tax expense of $9.8 million, as compared to an income tax benefit for the 2007 fiscal year of $0.4 million. These tax amounts included taxes related to discontinued operations as shown in Note 8 to Cano's Consolidated Financial Statements. The increased income taxes for the 2008 fiscal year, as compared to the 2007 fiscal year, is due to the increase in taxable income and an increase in the state tax rate and other permanent items, as presented in Note 16 to Cano's Consolidated Financial Statements, resulting in an aggregate rate of 107.4%. The income tax rates for the 2007 fiscal year was 35.9% for such year.

Income from Discontinued Operations

        For the 2008 and 2007 fiscal years, Cano had income from discontinued operations of $3.5 million and $4.5 million, respectively, due to its divestitures of the Pantwist, LLC; Corsicana Properties and Rich Valley Properties, as discussed in Note 8 to Cano's Consolidated Financial Statements.

Cano Preferred Stock Dividend

        The Cano preferred stock dividend for the 2008 fiscal year of $4.1 million was $0.9 million higher than the $3.2 million for the 2007 fiscal year. This is primarily due to $0.5 million federal tax withholding previously discussed.

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Three Months Ended September 30, 2009 Compared to Three Months Ended September 30, 2008

        For the quarter ended September 30, 2009 ("current quarter"), Cano had a loss applicable to Cano common stock of $4.0 million, which was a $15.8 million decrease as compared to the $11.8 million income applicable to Cano common stock incurred for the quarter ended September 30, 2008 ("prior year quarter"). Items contributing to the $15.8 million earnings decrease were lower gain on derivatives of $24.2 million and lower operating revenues of $5.7 million. Partially offsetting the earnings decrease were lower operating expenses of $2.5 million, reduced loss on discontinued operations of $0.9 million and lower Cano preferred stock dividends of $0.5 million.

        These items will be addressed in the following discussion.

Operating Revenues

        The table below summarizes Cano's operating revenues for the quarters ended September 30, 2009 and 2008.

	Quarter ended September 30,
			Increase (Decrease)
	2009	2008
Operating Revenues (in thousands)	$5,264	$10,931	$(5,667)
Sales
• Crude Oil (MBbls)	72	72	—
• Natural Gas (MMcf)	159	195	(36)
• Total (MBOE)	99	105	(6)
Average Realized Price
• Crude Oil ($/Bbl)	$61.20	$111.88	$(50.68)
• Natural Gas ($/Mcf)	$5.24	$14.04	$(8.80)
Operating Revenues and Commodity Derivative Settlements (in thousands)	$7,115	$10,379	$(3,264)
Average Adjusted Price (includes commodity derivative settlements)
• Crude Oil ($/Bbl)	$71.38	$106.25	$(34.87)
• Natural Gas ($/Mcf)	$12.24	$13.30	$(1.06)

        The current quarter operating revenues of $5.3 million are $5.6 million lower as compared to the prior year quarter of $10.9 million. The $5.6 million reduction is primarily attributable to lower prices received for crude oil and natural gas sales of $3.7 million and $1.4 million, respectively, and lower natural gas sales volumes which reduced revenues by $0.5 million. The lower natural gas sales occurred at the Panhandle Field (26 MMcf) and the Desdemona Field (10 MMcf).

        The impact of lower prices for crude oil and natural gas sales, as discussed above, is partially mitigated by commodity derivative settlements received during the current quarter as presented in the preceding table. As discussed in Note 5 to Cano's Consolidated Financial Statements, if crude oil and natural gas NYMEX prices are lower than derivative floor prices, Cano will be reimbursed by its counterparty for the difference between the NYMEX price and floor price (i.e. realized gain). Conversely, if crude oil and natural gas NYMEX prices are higher than the derivative ceiling prices, Cano will pay its counterparty for the difference between the NYMEX price and ceiling price (i.e. realized loss).

        Crude Oil Sales.    Cano's current quarter crude oil sales approximated its prior year quarter sales. Increased production from Cano's Cato Properties of 2 MBbls was offset by lower sales from its

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Panhandle Properties as Cano had temporary shut-in production at the Cockrell Ranch waterflood due to the controlled injection project surveillance. All Cockrell Ranch production that had been shut-in for the controlled injection project was restored on September 28, 2009.

        Natural Gas Sales.    The lower natural gas sales during the current quarter occurred at the Panhandle Field (26 MMcf) and the Desdemona Field (10 MMcf). At the Panhandle Field, lower natural gas sales resulted from the controlled production project at Cockrell Ranch waterflood, as previously discussed, and one of Cano's gas purchasers experienced an unplanned plant outage from mid-August 2009 through the end of September 2009, which resulted in reduced natural gas and NGL sales. At the Desdemona Field, during July 2009, Cano shut-in its Barnett Shale natural gas wells based upon the current and near-term outlook of natural gas prices.

        Crude Oil and Natural Gas Prices.    The average price Cano receives for crude oil sales is generally at market prices received at the wellhead, except for the Cato Properties, for which Cano receives below market prices due to the levels of impurities in the oil. The average price Cano receives for natural gas sales is approximately the market price received at the wellhead, adjusted for the value of natural gas liquids, less transportation and marketing expenses. As previously discussed, Cano has commodity derivatives in place that mitigate future price risk.

        Cano expects to grow sales through its development plans.

Operating Expenses

        For the current quarter, Cano's total operating expenses were $9.8 million, which is a decrease of $2.4 million as compared to the prior year quarter of $12.2 million. The $2.4 million improvement resulted from lower general and administrative of $1.3 million, reduced lease operating expenses of $0.7 million and decreased production and ad valorem taxes of $0.6 million.

  Lease Operating Expenses

        Cano's lease operating expenses, which Cano refers to as LOE, consist of the costs of producing crude oil and natural gas such as labor, supplies, repairs, maintenance, workovers and utilities.

        For the current quarter, Cano's LOE was $4.4 million, which is $0.7 million lower than the prior year quarter of $5.1 million. The $0.7 million decrease resulted primarily from reduced service rates negotiated with vendors and the shut-in of our Barnett Shale natural gas wells, as previously discussed under "—Operating Revenues," which reduced LOE by $0.2 million. Partially offsetting these LOE cost reductions were increased LOE at the Cato Properties of $0.3 million to support higher levels of activity, as previously discussed under "—Operating Revenues."

        For the current quarter, our LOE per BOE, based on production, was $38.73, which is an improvement of $6.90 as compared to $45.63 for the prior year quarter. In general, secondary and tertiary LOE is higher than LOE for companies developing primary production because Cano's fields are more mature and typically produce less oil and more water. Cano expects LOE to decrease during the 2010 fiscal year as Cano realizes the continued benefits from lower service rates negotiated with vendors, and Cano expects LOE per BOE to decrease as production increases from the waterflood and EOR development activities we have implemented and are implementing.

  Production and Ad Valorem Taxes

        For the current quarter, Cano's production and ad valorem taxes were $0.5 million, which is $0.6 million lower than the prior year quarter of $1.1 million. The $0.6 million decrease resulted from lower production taxes of $0.4 million due to lower operating revenues and reduced ad valorem taxes of $0.2 million due to lower property tax valuations by taxing authorities for the 2009 calendar year.

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Cano's production taxes as a percent of operating revenues for the current quarter of 6.3% was comparable to the prior year quarter of 7.0%.

  General and Administrative Expenses

        Cano's G&A expenses consist of support services for its operating activities and investor relations costs.

        For the current quarter, Cano's G&A expenses totaled $3.6 million, which is $1.3 million lower than the prior year quarter of $4.9 million. The $1.3 million expense reduction resulted from lower payroll and benefits costs of $0.3 million, reduced stock-based compensation costs of $0.6 million and reduced legal costs of $1.0 million, partially offset by increased costs related to the merger of $0.8 million, as discussed in Note 2 to Cano's Consolidated Financial Statements.

        The reduced payroll and benefits costs resulted from workforce reductions Cano implemented during the quarter ended March 31, 2009, which eliminated 25% of Cano's home office staff and is estimated to reduce payroll and benefits costs by $0.8 million annually. The lower stock-based compensation costs are directly related to reduced issuances of stock options and restricted stock. Legal cost reduction occurred as Cano has settled all but one of its fire litigation claims during the fiscal year ended June 30, 2009 as discussed in Note 11 to Cano's Consolidated Financial Statements, Cano expects significant decreases in future quarters' legal expenses.

  Depletion and Depreciation

        For the current quarter, Cano's depletion and depreciation expense was $1.3 million, an increase of $0.1 million as compared to the prior year quarter expense of $1.2 million. This includes depletion expense pertaining to Cano's oil and natural gas properties, and depreciation expense pertaining to its field operations vehicles and equipment, natural gas plant, office furniture and computers. The increase is due to higher depreciation of non-oil and gas properties assets, partially offset by lower depletion costs due to lower crude oil and natural gas sales volumes (net) as previously discussed under
"—Operating Revenues." For the current quarter, Cano's depletion rate pertaining to its oil and gas properties was $10.60 per BOE, as compared to the prior year quarter rate of $10.36 per BOE.

  Interest Expense and Other

        For the current and prior year quarters, Cano incurred interest expense of $0.2 million and $0.1 million, respectively, as a direct result of the credit agreements Cano entered into, as discussed in Note 4 to Cano's Consolidated Financial Statements. The interest expense for the current and prior year quarters was reduced by $0.5 million and $0.3 million, respectively, for interest cost that was capitalized to the waterflood and ASP projects. Cano incurred higher interest costs during the current year quarter due to higher outstanding debt balances.

  Gain (Loss) on Derivatives

        As discussed in Note 5 to Cano's Consolidated Financial Statements, Cano has entered into financial derivatives contracts for its commodity sales and interest expense. For the current quarter, Cano recorded a loss on derivatives of $0.5 million as compared to a gain of $23.7 million for the prior year quarter. The current quarter loss of $0.5 million consisted of an unrealized loss of $2.3 million and a realized gain on settlements of derivative contracts of $1.8 million.

        The realized gain primarily pertains to the realization of commodity settlements, as crude oil and natural gas NYMEX prices were lower than the floor prices.

        The unrealized loss for the current quarter reflects the fair value of the commodity derivatives as of September 30, 2009 as compared to June 30, 2009. By their nature, these commodity derivatives can

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have a highly volatile impact on our earnings. A five percent change in the prices for Cano's commodity derivative instruments could impact its pre-tax earnings by approximately $0.3 million.

  Income Tax Benefit (Expense)

        For the current quarter, Cano had an income tax benefit of $1.6 million, as compared to an income tax expense for the prior year quarter of $8.1 million. The prior year quarter tax amount included taxes related to discontinued operations as shown in Note 6 to Cano's Consolidated Financial Statements. The decreased income taxes for the current quarter, as compared to the prior year quarter, resulted from the decrease in taxable income. The effective income tax rates for the current and prior year quarters were 31% and 39%, respectively.

  Loss from Discontinued Operations

        For the current quarter, Cano had no income from discontinued operations, as compared to a $0.9 million loss for the prior year quarter. The prior year quarter loss pertains to Cano's divestitures of the Pantwist, LLC and Corsicana Properties, as discussed in Note 6 to Cano's Consolidated Financial Statements.

  Cano Preferred Stock Dividend

        The Cano preferred stock dividend for the current quarter of $0.5 million was a decrease of $0.4 million from $0.9 million for the prior year quarter. The decrease is attributable to Cano's November and December 2008 repurchases of preferred stock. Due to the repurchases, Cano's quarterly preferred stock dividends will be approximately $0.5 million per quarter of which 59% will be paid in the form of additional Cano preferred stock with the balance paid in cash.

Selected Quarterly Financial Data (Unaudited) of Cano

        Cano derived the selected historical financial data in the table below from our unaudited interim consolidated financial statements. The sum of net income per share by quarter may not equal the net income per share for the year due to variations in the weighted average shares outstanding used in computing such amounts. The historical data presented here are only a summary and should be read in conjunction with Cano's consolidated financial statements, related notes and other financial information included elsewhere in this annual report.

In thousands, except per share data Fiscal Year Ended June 30, 2010	Sept. 30
Operating revenues from continuing operations	$5,264
Operating loss from continuing operations	(4,522)
Loss from continuing operations	(3,561)
Income (loss) from discontinued operations, net of tax	—
Net income (loss) applicable to common stock	(4,031)
Net income (loss) per share—basic	(0.09)
Net income (loss) per share—diluted	(0.09)

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Fiscal Year Ended June 30, 2009	Sept. 30(a)	Dec. 31(b)	Mar. 31	Jun. 30(c)
Operating revenues from continuing operations	$10,932	$4,876	$3,928	$5,673
Operating loss from continuing operations	(1,335)	(33,703)	(4,332)	(19,645)
Loss from continuing operations	13,607	(8,628)	(704)	(15,986)
Income (loss) from discontinued operations, net of tax	(853)	12,246	(5)	92
Net income (loss) applicable to common stock	11,818	13,653	(1,179)	(16,363)
Net income (loss) per share—basic	0.26	0.30	(0.03)	(0.36)
Net income (loss) per share—diluted	0.23	0.27	(0.03)	(0.36)

Fiscal Year Ended June 30, 2008	Sept. 30	Dec. 31	Mar. 31	Jun. 30(d)
Operating revenues from continuing operations	$6,586	$7,696	$9,173	$11,195
Operating income (loss) from continuing operations	(1,008)	(155)	613	507
Loss from continuing operations	(931)	(1,412)	(1,995)	(16,654)
Income from discontinued operations, net of tax	652	722	946	1,151
Net loss applicable to common stock	(1,246)	(1,578)	(1,926)	(16,854)
Net loss per share—basic and diluted	(0.04)	(0.04)	(0.05)	(0.47)

(a)
For the quarter ended September 30, 2008, Cano's results of operations were favorably impacted by $24.2 million unrealized gain on commodity derivatives resulting from a significant price decrease for both crude oil and natural gas.

(b)
For the quarter ended December 31, 2008, Cano's results of operations were unfavorably impacted by impairment of long-lived assets of $22.4 million, partially offset by unrealized gain on commodity derivatives.

(c)
For the quarter ended June 30, 2009, Cano's results of operations were unfavorably impacted by exploration expense of $11.4 million and impairment of long-lived assets of $4.3 million.

(d)
For the quarter ended June 30, 2008, Cano's results of operations were unfavorably impacted by $23.8 million unrealized loss on commodity derivatives resulting from a significant price increase for both crude oil and natural gas.

Liquidity and Capital Resources of the Combined Company

        Resaca's and Cano's primary sources of capital and liquidity have been issuances of common equity, borrowings under their respective credit agreements, and cash flows from operating activities. The combined company expects to fund its 2010 budgeted capital expenditures with cash on hand, including cash retained on our balance sheet from a portion of the net proceeds of the offering, cash flow from operations and borrowings under the New Facility. The New Facility and 2010 budgeted capital expenditure plan are discussed in greater detail below.

        Resaca and Cano's cash flows from operations are significantly affected by the market prices for oil and natural gas at the time of sale, our production output, and the success of our exploitation activities. Resaca and Cano's hedge positions reduce our exposure to declines in oil and gas prices. At December 31, 2009, pro forma for the completion of the merger, the offering and the use of proceeds as described herein, we had $       million of cash on hand and $       million of total debt outstanding.

        The current worldwide financial crisis has reduced the availability of liquidity and credit. Continued disruption of the credit markets could adversely affect Resaca's ability to implement its exploitation plan and limit Resaca's ability to expand its asset base, which could materially impact its results of operations, financial position or cash flows. Notwithstanding the current market conditions, Resaca's management believes it is well positioned in this market and intends to leverage the many

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relationships with energy lenders and other capital providers that it has developed over their extensive careers in the oil and gas industry to endure these difficult times.

Contractual Obligations

        The following table sets forth Resaca and Cano's contractual obligations in thousands at June 30, 2009 for the periods shown:

Amounts in thousands	Total	Less than 1 Year	1 To 3 Years	3 to 5 Years	More Than 5 Years
Resaca long-term debt (See Note D to Resaca's Consolidated Financial Statements)	$31,846	$—	$—	$31,846	$—
Cano long-term debt (See Note 6 to Cano's Consolidated Financial Statements)	55,700	—	—	$55,700	—
Cano Series D Preferred Stock	26,987	—	26,987	—	—
Cano Cano's Operating lease obligations (See Note 17 to our Consolidated Financial Statements)	3,048	516	1,233	1,299	—

Total contractual obligations	$117,581	$516	$28,220	$88,845	$—

Off-Balance Sheet Arrangements

        Resaca and Cano do not currently have any off-balance sheet arrangements.

Resaca's Current Credit Facility

        On June 26, 2009, Resaca entered into a new $50.0 million, three-year Senior Secured Revolving Credit Facility, which we refer to as the CIT Facility, with CIT Capital USA Inc. serving as administrative agent, that matures on July 1, 2012. The initial borrowing base of the CIT Facility is $35.0 million. Interest on the CIT Facility is set at LIBOR plus a 5.5% margin subject to a 2.5% LIBOR floor. At June 30, 2009 and September 30, 2009, the interest rate in place was 8.0%. Recourse for the CIT Facility is limited to Resaca, as borrower and the note is secured by all of Resaca's oil and gas properties. As of September 30, 2009, Resaca was not in compliance with its total debt to EBITDA ratio and the interest coverage covenant under the CIT Facility. On December 22, 2009, Resaca received a waiver from CIT for such noncompliance and executed an amendment to the CIT Facility, which amends these and other covenants. Resaca believes it will be in compliance with these amended covenants for the next twelve (12) months. In connection with such amendment, Resaca paid an amendment fee of $87,500. At September 30, 2009, Resaca had borrowed $35.0 million under the CIT Facility. A portion of the net proceeds from the offering will be used to repay, in full, balances outstanding under this facility. Upon repayment of this facility, it will be terminated.

Cano's Current Credit Facilities

        Cano's long-term debt consists of its senior credit facility (current borrowing base of $60.0 million) and its subordinated credit agreement ($15.0 million availability), which are discussed in greater detail below.

        At September 30, 2009 and June 30, 2009, the outstanding amount due under Cano's credit agreements was $61.2 million and $55.7 million, respectively. The $61.2 million at September 30, 2009, consisted of outstanding borrowings under the senior and subordinated credit agreements of $46.2 million and $15.0 million, respectively. At September 30, 2009, the average interest rates under the senior and subordinated credit agreements were 2.69% and 6.30%, respectively.

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Senior Credit Agreement

        On December 17, 2008, Cano finalized a $120.0 million Amended and Restated Credit Agreement, which we refer to as the Union Bank/Natixis Credit Agreement, with UBNA and Natixis Banques Populaires, which we refer to as Natixis. The initial and current borrowing base, based upon Cano's proved reserves, is $60.0 million. Pursuant to the terms of the Union Bank/Natixis Credit Agreement, the borrowing base is to be redetermined semi-annually with one interim, additional redetermination allowed during any six month period between scheduled redeterminations at either the option of our lenders or us. At Cano's option, interest is either (i) the sum of (a) the UBNA reference rate and (b) the applicable margin of (1) 0.875% if less than 50% of the borrowing base is borrowed, (2) 1.125% if at least 50% but less than 75% of the borrowing base is borrowed, (3) 1.375% if at least 75% but less than 90% of the borrowing base is borrowed or (4) 1.625% if at least 90% of the borrowing base is borrowed; or (ii) the sum of (a) the one, two, three, six, nine or twelve month LIBOR rate (at our option) and (b) the applicable margin of (1) 2.0% if less than 50% of the borrowing base is borrowed, (2) 2.25% if at least 50% but less than 75% of the borrowing base is borrowed, (3) 2.50% if at least 75% but less than 90% of the borrowing base is borrowed or (4) 2.75% if at least 90% of the borrowing base is borrowed. Cano owes a commitment fee on the unborrowed portion of the borrowing base of 0.375% per annum if less than 90% of the borrowing base is borrowed and 0.50% per annum if at least 90% of the borrowing base is borrowed. Unless specific events of default occur, the maturity date of the Union Bank/Natixis Credit Agreement is December 17, 2012. On December 30, 2009, Cano entered into Amendment No. 1 to the Union Bank/Natixis Credit Agreement, which specifies (i) Cano's borrowing base was redetermined to be $60.0 million, which will remain in effect until it is redetermined in accordance with the agreement, (ii) advances under the Union Bank/Natixis Credit Agreement for any purpose other than to acquire proved, developed, producing oil and gas properties shall not exceed $52.0 million and (iii) the covenants relating to Cano's leverage ratio and interest coverage ratio were waived for the fiscal quarter ending December 31, 2009. In connection with such amendment, Cano paid an amendment fee of $90,000. A portion of the net proceeds from the offering will be used to repay a portion of the balance outstanding under this facility. The remaining balance under this facility will be repaid with proceeds from the New Facility. Upon repayment of this facility, it will be terminated.

Subordinated Credit Agreement

        On December 17, 2008, Cano finalized a $25.0 million Subordinated Credit Agreement among Cano, the lenders and UnionBanCal Equities, Inc., which we refer to as UBE, as Administrative Agent, which we refer to as the Subordinated Credit Agreement. On March 17, 2009, Cano borrowed the maximum available amount of $15.0 million under this agreement and paid down outstanding senior debt under the Union Bank/Natixis Credit Agreement. An additional $10.0 million could be made available at the lender's sole discretion. The interest rate is the sum of (a) the one, two, three, six, nine or twelve month LIBOR rate (at Cano's option) and (b) 6.0%. Unless specific events of default occur, the maturity date is June 17, 2013. On December 30, 2009, Cano entered into Amendment No. 1 to the Subordinated Credit Agreement, which specifies the covenants relating to its leverage ratio and interest coverage ratio were waived for the fiscal quarter ending December 31, 2009. In connection with such amendment, Cano paid an amendment fee of $22,500. A portion of the net proceeds from the offering will be used to repay, in full, balances outstanding under this facility. Upon repayment of this facility, it will be terminated.

Our New Facility

        Resaca has a firm commitment from UBNA, as administrative agent, to arrange a new revolving senior secured credit facility providing for first priority loan borrowings not to exceed a borrowing base initially determined at $90 million with financial institutions acceptable to Resaca and to the

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administrative agent. The New Facility shall be guaranteed by all of the combined company's existing and future material subsidiaries. Borrowings under the New Facility shall be subject to semi-annual borrowing base redeterminations commencing September 1, 2010. The New Facility shall include provisions for the issuance of letters of credit in the aggregate maximum amount of $5 million. Advances under the New Facility shall be in the form of either base rate loans or LIBOR loans. The interest rate on base rate loans shall be tied to the "UB Reference Rate" plus a margin ranging from 1.5% to 2.25% based on the percentage of the borrowing base utilized at the time of the credit extension. The interest rate on LIBOR loans shall be LIBOR for a 30, 60, or 90 day period plus a margin ranging from 2.50% to 3.25% based on the percentage of the borrowing base utilized at the time of the credit extension.

        Interest shall be payable quarterly with respect to base rate loans and after each 30, 60, or 90 day period, as applicable, for LIBOR loans. The maturity date of the New Facility shall be July 1, 2012 (approximately 3 months prior to the maturity of the Resaca preferred stock). The maturity date of the New Facility shall be extended to the third anniversary of the closing date of the merger once all of the Resaca preferred stock has been converted to common equity or the redemption date thereof has been extended to a date that is at least 91 days after the third anniversary of the closing date of the merger and no default then exists under the facility.

        Proceeds of the New Facility shall be available for the following purposes: (i) to refinance in full Resaca's existing senior secured debt under the CIT Facility; (ii) to refinance in full Cano's existing senior secured debt under Union Bank/Natixis Credit Agreement; (iii) to repay in full Cano's existing second lien debt under the Subordinated Credit Agreement with UBE; (iv) for oil and gas exploration and production; and (v) for general corporate purposes, including working capital and acquisitions.

        The New Facility shall contain, among other terms, provisions for the maintenance of certain financial ratios and certain restrictions related to (i) debt, (ii) liens, (iii) mergers, (iv) asset sales, (v) investments, (vi) change of ownership, (vii) distributions, redemptions and purchase of Resaca preferred stock, and (viii) hedging transactions. The New Facility shall be secured by 80% of the value of the combined company's existing and future oil and gas properties.

        Upon consummation of the New Facility, there will be a novation of all BP Corporation North America Inc., which we call BP, hedges to a new lender. See "—Commodity Risk" on page III-56.

        We intend to use the net proceeds of the offering to repay an aggregate of $         million of existing indebtedness of the combined company. The remaining proceeds of the offering of $         million and the proceeds from any exercise of the underwriters' option to purchase additional shares will be retained as cash for future general corporate purposes, including severance and merger related expenses.

        Resaca intends to draw on the New Facility to fund its capital expenditures, to fund future acquisitions, to repay the remaining balance under the Senior Credit Agreement and to fund a portion of Resaca's working capital needs during the twelve months following the merger with Cano.

Capital Expenditures

        Resaca and Cano have made and will continue to make significant capital expenditures in the development and production of our oil and gas reserves. Resaca's capital expenditures for the year ended June 30, 2009 were $20.0 million, a $15.5 million increase over the year ended June 30, 2008. Resaca's capital expenditures for the three months ended September 30, 2009 were $1.0 million, a $9.3 million decrease from the three months ended September 30, 2008. Cano's capital expenditures for the three months ended September 30, 2009 were $5.1 million, a $15.7 million decrease from the three months ended September 30, 2008.

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        The combined company expects to spend approximately $         million on capital expenditures during the twelve months following the merger with Cano. We plan to fund these capital expenditures with cash on hand (assuming at least $         million in gross proceeds from the offering), cash flow from operations and availability on the New Facility. The estimated capital expenditures are subject to change depending on a number of factors, including the result of our exploitation and development efforts, the availability of sufficient capital resources to us, and economic and industry conditions, including prevailing and anticipated prices for oil and gas and the availability of rigs, crews, and other service providers, our financial results and our ability to obtain permits for drilling locations.

Critical Accounting Policies and Estimates

        The process of preparing financial statements in accordance with GAAP requires Resaca's management to make estimates and judgments. It is possible that materially different amounts could be recorded if these estimates and judgments change or if actual results differ from these estimates and judgments. We have identified the following critical accounting policies that have required a significant amount of estimation and judgment by Resaca and Cano and are considered to be important to the portrayal of the combined company's expected financial position and results of operations.

        Resaca accounts for its oil and gas properties under the full cost method of accounting, whereas Cano follows the successful efforts method of accounting. Following the completion of the merger, the combined company will follow the full cost method of accounting.

        Resaca records gains and losses from the settlement of its commodity derivative instruments in oil and gas revenues, whereas Cano records such settlements as gain or losses on derivatives on other income (loss). Following the completion of the merger, the combined company will record gains and losses from the settlement of its derivative instruments as gains or losses on derivatives on its consolidated statements of operation.

Changes in Critical Accounting Policies and Estimates for Combined Company

        Upon the completion of the merger:

  •
  We will continue to use to full cost method of accounting instead of Cano's successful efforts method of accounting; and

  •
  Changes in the fair market value of our derivative instruments and realized gains and losses from the settlement of derivative instruments will be recorded in Other income/(expense) as Gain (loss) on derivatives.

Resaca's Oil and Gas Properties

        Oil and gas properties are accounted for using the full-cost method of accounting. Under this method, all productive and nonproductive costs incurred in connection with the acquisition, exploration, and development of oil and natural gas reserves are capitalized. This includes any internal costs that are directly related to acquisition, exploration and development activities, including salaries and benefits, but does not include any costs related to production, general corporate overhead or similar activities. During the years ended June 30, 2009 and 2008, Resaca capitalized $638,942 and $0, respectively in overhead relating to these internal costs. During the three months ended September 30, 2009 and 2008, Resaca capitalized $119,664 and $0, respectively in overhead relating to these internal costs.

        No gains or losses are recognized upon the sale or other disposition of oil and natural gas properties except in transactions that would significantly alter the relationship between capitalized costs and proved reserves.

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        Under the full cost method, the net book value of oil and natural gas properties, less related deferred income taxes, may not exceed the estimated after-tax future net revenues from proved oil and natural gas properties, discounted at 10%, which we refer to as the Ceiling Limitation. In arriving at estimated future net revenues, estimated lease operating expenses, development costs, and certain production-related and ad valorem taxes are deducted. In calculating future net revenues, prices and costs in effect at the time of the calculation are held constant indefinitely, except for changes that are fixed and determinable by existing contracts. The excess, if any, of the net book value above the Ceiling Limitation is charged to expense in the period in which it occurs and is not subsequently reinstated. Resaca prepared its ceiling test at September 30, 2009 and June 30, 2009, and no impairment was deemed necessary. Reserve estimates used in determining estimated future net revenues have been prepared by an independent petroleum engineer at year end.

        The costs of unevaluated oil and natural gas properties are excluded from the amortizable base until the time that either proven reserves are found or it has been determined that such properties are impaired. Resaca currently has no material capitalized costs related to unevaluated properties. All capitalized costs are included in the amortization base as of September 30, 2009 and June 30, 2009.

Cano's Oil and Gas Properties and Equipment

        Cano follows the successful efforts method of accounting. Exploration expenses, including geological and geophysical expenses and delay rentals, are charged to expense. The costs of drilling and equipping exploratory wells are deferred until the company has determined whether proved reserves have been found. If proved reserves are found, the deferred costs are capitalized as part of the wells and related equipment and facilities. If no proved reserves are found, the deferred costs are charged to expense. All development activity costs are capitalized. Cano is primarily engaged in the development and acquisition of crude oil and natural gas properties. Its activities are considered development where existing proved reserves are identified prior to commencement of the project and are considered exploration if there are no proved reserves at the beginning of such project. The property costs reflected in the accompanying consolidated balance sheets resulted from acquisition and development activities and deferred exploratory drilling costs. Capitalized overhead costs that directly relate to Cano's drilling and development activities were $1.1 million and $0.8 million, for the years ended June 30, 2009 and 2008, respectively. Cano recorded capitalized interest costs of $1.4 million and $2.5 million for the years ended June 30, 2009 and 2008, respectively.

        Costs for repairs and maintenance to sustain or increase production from existing producing reservoirs are charged to expense. Significant tangible equipment added or replaced that extends the useful or productive life of the property is capitalized. Costs to construct facilities or increase the productive capacity from existing reservoirs are capitalized.

        Depreciation and depletion of producing properties are computed on the unit-of-production method based on estimated proved oil and natural gas reserves. Our unit-of-production amortization rates are revised prospectively on a quarterly basis based on updated engineering information for Cano's proved developed reserves. Cano's development costs and lease and wellhead equipment are depleted based on proved developed reserves. Cano's leasehold costs are depleted based on total proved reserves. Investments in major development projects are not depleted until such project is substantially complete and producing or until impairment occurs. As of June 30, 2009 and 2008, capitalized costs related to waterflood and ASP projects that were in process and not subject to depletion amounted to $49.4 million and $47.6 million, respectively, of which $4.8 million and $13.1 million, respectively, were deferred costs related to drilling and equipping exploratory wells as discussed in Note 9 to Cano's Consolidated Financial Statements.

        If conditions indicate that long-term assets may be impaired, the carrying value of Cano's properties is compared to management's future estimated pre-tax cash flow from the properties. If

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undiscounted cash flows are less than the carrying value, then the asset value is written down to fair value. Impairment of individually significant unproved properties is assessed on a property-by-property basis, and impairment of other unproved properties is assessed and amortized on an aggregate basis. The impairment assessment is affected by factors such as the results of exploration and development activities, commodity price projections, remaining lease terms, and potential shifts in Cano's business strategy.

Resaca's Proved Reserves

        Independent petroleum and geological engineers have prepared estimates of Resaca's oil and natural gas reserves at June 30, 2009, 2008 and 2007. Proved reserves, estimated future net revenues and the present value of Resaca's reserves are estimated based upon a combination of historical data and estimates of future activity. Resaca has based its present value of proved reserves on spot prices on the date of the estimate. The reserve estimates are used in calculating depreciation, depletion and amortization and in the assessment of our Ceiling Limitation. Significant assumptions are required in the valuation of proved oil and natural gas reserves which, as described herein, may affect the amount at which oil and natural gas properties are recorded. Actual results could differ materially from these estimates.

Cano's Proved Reserves

        The term proved reserves is defined by the SEC in Rule 4-10(a) of Regulation S-X adopted under the Securities Act of 1933, as amended. In general, proved reserves are the estimated quantities of crude oil, natural gas and natural gas liquids that geological or engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based on future conditions.

        Cano's estimates of proved reserves materially impact depletion expense. If proved reserves decline, then the rate at which it records depletion expense increases. A decline in estimates of proved reserves may result from lower prices, new information obtained from development drilling and production history; mechanical problems on our wells; and catastrophic events such as explosions, hurricanes and floods. Lower prices also may make it uneconomical to drill wells or produce from fields with high operating costs. In addition, a decline in proved reserves may impact Cano's assessment of its oil and natural gas properties for impairment.

        Cano's proved reserve estimates are a function of many assumptions, all of which could deviate materially from actual results. As such, reserve estimates may vary materially from the ultimate quantities of crude oil and natural gas actually produced.

Revenue Recognition of the Combined Company

        The combined company's revenue recognition is based on the sales method of recording revenue. We do not have imbalances for natural gas sales. We recognize revenue when crude oil and natural gas quantities are delivered to or collected by the respective purchaser. Title to the produced quantities transfers to the purchaser at the time the purchaser receives or collects the quantities. Prices for such production are defined in sales contracts and are readily determinable based on publicly available information. The purchasers of such production have historically made payment for crude oil and natural gas purchases within thirty-five days of the end of each production month. We periodically review the difference between the dates of production and the dates we collect payment for such production to ensure that accounts receivable from the purchasers are collectible. The point of sale for our crude oil and natural gas production is at our applicable field tank batteries and gathering systems;

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therefore, we do not incur transportation costs related to our sales of crude oil and natural gas production.

Resaca's Derivatives

        Resaca periodically enters into certain financial derivative contracts utilized for non-trading purposes to hedge the impact of market price fluctuations on its forecasted oil and gas sales. Resaca follows the provisions of the ASC 815, Accounting for Derivative Instruments and Hedging Activities ("ASC 815"), for the accounting of our hedge transactions. ASC 815 establishes accounting and reporting standards requiring that all derivative instruments be recorded in the consolidated balance sheet as either an asset or liability measured at fair value and requires that the changes in the fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Resaca has entered into certain over-the-counter collar contracts to hedge the cash flows of the forecasted oil and gas sales. Resaca has not chosen to document and designate these contracts as hedges. Thus, the changes in the fair value of these over-the-counter collars are reflected in earnings for the years ended June 30, 2009, 2008 and 2007 and the three months ended September 30, 2009 and 2008. Any gains or losses resulting from the change in fair value of our derivative instruments are recorded to unrealized gain (loss) from price risk management activities, whereas realized gains and losses from the settlement of derivative instruments are recorded in oil and gas revenues.

Cano's Derivatives

        Cano is required to hedge a portion of its production at specified prices for oil and natural gas under its senior and subordinated credit agreements. The purpose of the derivatives is to reduce Cano's exposure to declining commodity prices. By locking in minimum prices, Cano protects its cash flows which support our annual capital expenditure plans. Cano has entered into commodity derivatives that involve "costless collars" for Cano's crude oil and natural gas sales. These derivatives are recorded as derivative assets and liabilities on its consolidated balance sheets based upon their respective fair values. Cano has entered into an interest rate basis swap contract to reduce its exposure to future interest rate increases.

        Cano does not designate its derivatives as cash flow or fair value hedges. Cano does not hold or issue derivatives for speculative or trading purposes. Cano is exposed to credit losses in the event of nonperformance by the counterparties to its commodity and interest rate swap derivatives. Cano anticipates, however, that its counterparties will be able to fully satisfy their respective obligations under its commodity and interest rate swap derivatives contracts. Cano does not obtain collateral or other security to support its commodity derivatives contracts nor is it required to post any collateral. Cano monitors the credit standing of its counterparties to understand its credit risk.

        Changes in the fair values of Cano's derivative instruments and cash flows resulting from the settlement of its derivative instruments are recorded in earnings as gains or losses on derivatives on its consolidated statements of operations.

Asset Retirement Obligations of the Combined Company

        The combined company follows ASC 410 Accounting for Asset Retirement Obligations ("ASC 410"). ASC 410 requires that an asset retirement obligation, which we refer to as ARO, associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which a legal obligation is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset. Our financial statements reflect the fair value for any ARO, consisting of future plugging and abandonment expenditures related to our oil and gas properties, which can be reasonably estimated. The cost of the tangible asset, including the initially recognized ARO, is depreciated such that the cost of the ARO is recognized over the useful life of the asset. The ARO is recorded at fair

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value, and accretion expense will be recognized over time as the discounted liability is accreted to its expected settlement value. The fair value of the ARO is measured using expected future cash outflows discounted at the company's credit-adjusted risk-free interest rate.

        Inherent in the fair value calculation of ARO are numerous assumptions and judgments, including the ultimate settlement amounts, inflation factors, credit adjusted discount rates, timing of settlement, and changes in the legal, regulatory, environmental and political environments. To the extent future revisions to these assumptions impact the fair value of the existing ARO liability, a corresponding adjustment is made to the oil and gas property balance.

Share-Based Compensation and Expense of the Combined Company

        The combined company follows ASC 718, Share-Based Payment ("ASC 718"), for all equity awards granted to employees and directors. ASC 718 requires all companies to expense the fair value of employee stock options and other forms of share-based compensation over the requisite service period. The values of our share-based awards consisting of stock options and restricted stock require significant management assumptions during our computation. The value of stock-based compensation is impacted by its stock price, which has been highly volatile, and items that require management's judgment, such as expected lives and forfeiture rates.

New Accounting Pronouncements

        In June 2009, the Financial Accounting Standards Board, which we refer to as FASB, issued a standard that established the FASB Accounting Standards Codification TM ("ASC") and amended the hierarchy of GAAP such that the ASC became the single source of authoritative nongovernmental GAAP. The ASC did not change current GAAP, but was intended to simplify user access to all authoritative GAAP by providing all the authoritative literature related to a particular topic in one place. All previously existing accounting standard documents were superseded and all other accounting literature not included in the ASC is considered non-authoritative. New accounting standards issued subsequent to June 30, 2009 are communicated by the FASB through Accounting Standards Updates (ASUs). The ASC became effective for both Resaca and Cano on July 1, 2009. This standard did not have an impact on Resaca's and Cano's financial position, results of operations or cash flows. Throughout the notes to the consolidated financial statements, references that were previously made to various former authoritative GAAP pronouncements have been conformed to the appropriate section of the ASC.

ASC 260

        In June 2008, the FASB issued ASC 260 (formerly EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities "ASC 260"). ASC 260 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and need to be included in the calculation of earnings per share under the two-class method. Under ASC 260, share-based payment awards that contain nonforfeitable rights to dividends are "participating securities", and therefore should be included in computing earnings per share using the two-class method. ASC 260 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. Resaca and Cano both adopted ASC 260 on July 1, 2009. The adoption of this statement did not have a material impact on Resaca's and Cano's financial position, results of operations or cash flows.

ASC 805

        In December 2007, the FASB issued ASC 805, Business Combinations ("ASC 805"). Under ASC 805, an entity is required to recognize the assets acquired, liabilities assumed, contractual

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contingencies, and contingent consideration at their fair value on the acquisition date. It further requires that acquisition-related costs be recognized separately from the acquisition and expensed as incurred. ASC 805 is effective for business combinations consummated in fiscal years beginning on or after December 15, 2008. Resaca and Cano both adopted ASC 805 effective July 1, 2009.

ASC 810

        In December 2007, the FASB issued ASC 810, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51 ("ASC 810"). ASC 810 establishes accounting and reporting standards for noncontrolling interests in a subsidiary and for the deconsolidation of a subsidiary. Minority interests will be recharacterized as noncontrolling interests and classified as a component of equity. It also establishes a single method of accounting for changes in a parent's ownership interest in a subsidiary and requires expanded disclosures. This statement is effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited. Resaca and Cano both adopted ASC 810 on July 1, 2009. The adoption of this statement did not have a material impact on Resaca's and Cano's financial position, results of operations and cash flows. This standard will have an impact on the accounting for any acquisition of non-controlling interests after that date.

ASC 815

        In March 2008, the FASB issued ASC 815 (formerly SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—An Amendment of FASB Statement 133). ASC 815 expands the required disclosures to discuss the uses of derivative instruments; the accounting for derivative instruments and related hedged items under ASC 815, and how derivative instruments and related hedged items affect the company's financial position, financial performance and cash flows. Resaca and Cano both adopted ASC 815 on July 1, 2009. The adoption of this statement did not have a material impact on Resaca's or Cano's financial position, results of operations or cash flows.

        In December 2008, the FASB issued ASC 815 (formerly EITF 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock). ASC 815 affects companies that have provisions in their securities purchase agreements (for warrants and convertible instruments) that reset conversion prices based upon new issuances by companies at prices below the current conversion price of said instrument. Warrants and convertible instruments with such provisions will require the embedded derivative instrument to be bifurcated and separately accounted for as a derivative. Subject to certain exceptions, our preferred stock provides for resetting the conversion price if we issue new common stock below a certain level. ASC 815 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. Resaca and Cano both adopted ASC 815 on July 1, 2009. The adoption of this statement did not have a material impact on our financial position, results of operations or cash flows as the reset conversion provision did not meet the definition of a derivative since it was not readily net-cash settled.

ASC 855

        In June 2009, the FASB issued ASC 855, Subsequent Events ("ASC 855") to establish general standards of accounting for and disclosure of events that occur after the balance sheet date, but prior to the issuance of financial statements. Specifically, ASC 855 sets forth: (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. ASC 855 is effective for financial statements issued for interim or annual periods ending after June 15, 2009. Resaca and Cano both adopted ASC 855 on June 30, 2009. The adoption of this statement did not have a material impact on Resaca's or Cano's financial position, results of operations or cash flows.

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Modernization of Oil and Gas Reporting

        In December 2008, the SEC issued the final rule, "Modernization of Oil and Gas Reporting ," which adopts revisions to the SEC's oil and natural gas reporting disclosure requirements and is effective for annual reports on Forms 10-K for years ending on or after December 31, 2009. Early adoption of the new rules is prohibited. The new rules are intended to provide investors with a more meaningful and comprehensive understanding of oil and natural gas reserves to help investors evaluate their investments in oil and natural gas companies. The new rules are also designed to modernize the oil and natural gas disclosure requirements to align them with current practices and changes in technology. The new rules include changes to the pricing used to estimate reserves, the ability to include nontraditional resources in reserves, the use of new technology for determining reserves and permitting disclosure of probable and possible reserves. FASB has also revised its rules to align FASB accounting standards with the new SEC rules. The combined company will begin complying with the disclosure requirements in our annual report for the year ending June 30, 2010. We are currently evaluating the potential impact of these rules.

The Combined Company's Quantitative and Qualitative Disclosures About Market Risk

        The combined company's operations are exposed to market risks primarily as a result of changes in commodity prices and interest rates.

Interest Rate Risk

        The New Facility is subject to risks associated with interest rate fluctuations as described therein. We do not plan to enter into any derivative instruments to mitigate this risk. The New Facility is not subject to a LIBOR floor. If there is an increase in the interest rate of 1%, Resaca's total interest cost will increase by $         million annually.

Commodity Risk

        Resaca's revenues are derived from the sale of our crude oil and natural gas production. The prices for oil and natural gas are extremely volatile and sometimes experience large fluctuations as a result of relatively small changes in supplies, weather conditions, economic conditions and government actions. Pursuant to Resaca's credit agreements discussed in Note D to Resaca's Consolidated Financial Statements, Resaca is required to maintain its existing commodity derivative contracts, all of which have BP as its counterparty. Under the terms of the CIT Facility, Resaca's lenders may require Resaca to enter into additional hedges. Under the CIT Facility, should Resaca choose to enter into commodity derivative contracts to mitigate future price risk, Resaca cannot enter into contracts for greater than 80% of its crude oil and natural gas production volumes attributable to proved producing reserves for a given month. Therefore, for Resaca's hedged production, Resaca will receive at least the floor prices. All of Resaca's oil derivative contracts are based on WTS prices and Resaca's gas derivative contracts are based on Waha prices. All of Resaca's derivatives contracts with BP will be novated to one or more lenders under the New Facility. As of June 30, 2009, Resaca maintained the following commodity derivative contracts:

Time Period	Floor Oil Price	Ceiling Oil Price	Barrels Per Day	Floor Gas Price	Ceiling Gas Price	Mcf per Day	Barrels of Equivalent Oil per Day
7/1/09—12/31/09	$58.00	$66.30	362	$6.30	$11.50	658	471
1/1/10—12/31/10	$58.00	$66.30	329	$6.30	$11.50	658	438
1/1/11—5/31/11	$58.00	$66.30	329	$6.30	$11.00	329	384
6/1/11—12/31/11	$60.00	$77.00	296	$5.50	$6.90	362	356
1/1/12—6/30/12	$60.00	$77.00	197	—	—	—	197

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        In addition, as of June 30, 2009, Resaca maintained two fixed price commodity swap contracts, which are summarized in the table below.

Time Period	Fixed Gas Price	Mcf Per Day	Barrels of Equivalent Oil per Day
1/1/11—5/31/11	$6.10	33	5
1/1/12—6/30/12	$6.30	247	41

        Assuming that the prices that Resaca received for its crude oil and natural gas production are above the floor prices, based on actual fiscal year sales volumes for the year ended June 30, 2009, a 10% decline in the prices Resaca received for its crude oil and natural gas production would have had an approximate $1.6 million negative impact on its revenues.

        Resaca computed its mark-to-market valuations used for its commodity derivatives based on assumptions regarding forward prices, volatility and the time value of money. Resaca compared its valuations to its counterparty's valuations to further validate its mark-to-market valuations. During the year ended June 30, 2009, Resaca recognized an unrealized gain on commodity derivatives in its consolidated statements of operations amounting to $11.5 million. During the years ended June 30, 2008 and 2007, Resaca recognized unrealized losses on commodity derivatives in its consolidated statements of operations amounting to $12.3 million and $0.9 million, respectively.

        If crude oil prices fell $1 below Resaca's hedged crude oil price floor, Resaca would receive approximately $0.1 million annually due to having the crude oil price floor hedge in place. If natural gas prices fell $1 below Resaca's hedged natural gas price floor, Resaca would receive approximately $0.2 million annually due to having the natural gas price floor hedge in place.

        Resaca has not entered into any additional commodity derivative contracts since June 30, 2009.

        Pursuant to the Union Bank/Natixis Credit Agreement and Subordinated Credit Agreement discussed in Note 6 to Cano's Consolidated Financial Statements, Cano is required to maintain its existing commodity derivative contracts, all of which have UBNA as its counterparty. Cano has no obligation to enter into commodity derivative contracts in the future. Should Cano choose to enter into commodity derivative contracts to mitigate future price risk, it cannot enter into contracts for greater than 85% of its crude oil and natural gas production volumes attributable to proved producing reserves for a given month. Therefore, for the hedged production, Cano will receive at least the floor prices. All of Cano's derivative contracts will be novated to one or more lenders in the New Facility. As of June 30, 2009, Cano maintained the following commodity derivative contracts:

Time Period	Floor Oil Price	Ceiling Oil Price	Barrels Per Day	Floor Gas Price	Ceiling Gas Price	Mcf per Day	Barrels of Equivalent Oil per Day
7/1/09 - 12/31/09	$80.00	$110.90	367	$7.75	$10.60	1,667	644
7/1/09 - 12/31/09	$85.00	$104.40	233	$8.00	$10.15	1,133	422
1/1/10 - 12/31/10	$80.00	$108.20	333	$7.75	$9.85	1,567	594
1/1/10 - 12/31/10	$85.00	$101.50	233	$8.00	$9.40	1,033	406
1/1/11 - 3/31/11	$80.00	$107.30	333	$7.75	$11.60	1,467	578
1/1/11 - 3/31/11	$85.00	$100.50	200	$8.00	$11.05	967	361

        Assuming that the prices that Cano receives for its crude oil and natural gas production are above the floor prices, based on Cano's actual fiscal year sales volumes for the year ended June 30, 2009, a 10% decline in the prices Cano receives for its crude oil and natural gas production would have had an approximate $2.5 million negative impact on its revenues.

        Cano computed its mark-to-market valuations used for its commodity derivatives based on assumptions regarding forward prices, volatility and the time value of money. Cano compared its

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valuations to its counterparties' valuations to further validate our mark-to-market valuations. During the year ended June 30, 2009, Cano recognized an unrealized gain on commodity derivatives in its consolidated statements of operations amounting to $36.8 million. During the years ended June 30, 2008 and 2007, Cano recognized an unrealized loss on commodity derivatives in its consolidated statements of operations amounting to $29.4 million and $1.8 million, respectively.

        If crude oil prices fell $1 below Cano's hedged crude oil price floor, Cano would receive approximately $0.2 million annually due to having the crude oil price floor hedge in place. If natural gas prices fell $1 below Cano's hedged natural gas price floor, Cano would receive approximately $1.1 million annually due to having the natural gas price floor hedge in place.

        On September 11, 2009, Cano entered into two fixed price commodity swap contracts with its counterparty—Natixis, which is one of its lenders under the senior credit agreement. The fixed price swaps are based on West Texas Intermediate NYMEX prices and are summarized in the table below.

Time Period	Fixed Oil Price	Barrels Per Day
4/1/11 - 12/31/11	$75.90	700
1/1/12 - 12/31/12	$77.25	700

        Cano has not entered into any additional derivative contracts since September 11, 2009.

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 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CANO

        The following discussion and analysis prepared by Cano should be read in conjunction with "Unaudited Pro Forma Combined Financial Data," "Selected Historical Consolidated Financial Data of Cano" and the financial statements and related notes included elsewhere in this proxy statement. The following discussion and analysis contains forward-looking statements are dependent upon events, risks and uncertainties that may be outside our control. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the volatility of oil and gas prices, production timing and volumes, estimates of proved reserves, operating costs and capital expenditures, economic and competitive conditions, regulatory changes and other uncertainties, as well as those factors discussed below and elsewhere in this proxy statement, particularly in "Risk Factors" and "Cautionary Statements Concerning Forward-Looking Statements," all of which are difficult to predict. As a result of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur.

Overview

Introduction

        Cano is an independent oil and natural gas company. Cano's strategy is to exploit its current undeveloped reserves and acquire, where economically prudent, assets suitable for enhanced oil recovery at a low cost. Cano intends to convert its proved undeveloped and/or unproved reserves into proved producing reserves by applying water, gas and/or chemical flooding and other EOR techniques. Cano's assets are located onshore U.S. in Texas, New Mexico and Oklahoma.

        During Cano's first three years of operations, Cano's primary objective was to achieve growth through acquiring existing, mature crude oil and natural gas fields. The last two years Cano has focused on building the infrastructure and commencing waterflood operations in Cano's two largest properties, Panhandle and Cato. These development activities are more clearly described below under "—Drilling Capital Development and Operating Activities Update."

        Cano believes its portfolio of crude oil and natural gas properties provides opportunities to apply its operational strategy. Additionally, it will continue to evaluate acquisitions that are consistent with its operational strategy.

        Overall estimated proved oil and natural gas reserves decreased by 4.1 MMBOE, or 7.7%, to 49.1 MMBOE as of June 30, 2009, as compared to 53.2 MMBOE as of June 30, 2008. Cano's June 30, 2009 proved reserves of 49.1 MMBOE, were comprised 7.7 MMBOE of PDP, 2.4 MMBOE of PDNP, and 39.0 MMBOE of PUD. Crude oil reserves accounted for 79% of Cano's total reserves at June 30, 2009. Additional detail of Cano's proved reserves is presented in "—Business and Properties—Cano's Proved Reserves."

        At Cano's Cato Properties, Cano added approximately 2,623 MBOE of new reserves in extensions and discoveries due to better than expected initial waterflood response in the Phase I area of the project. Cato's production increased from roughly 200 BOEPD to over 400 BOEPD as injection into the waterflood pattern commenced in the 19 injection wells and direct crude oil production increases occurred in 29 pattern producing wells. Ultimately, this led to the conversion of approximately 1,181 MBOE of PUD to PDP reserves. Approximately 724 MBOE of prior year PUD to PDP reserve conversions at Cano's Panhandle Properties waterflood were reclassified back to PUD based upon actual response realized through June 30, 2009 (which has been slower than originally estimated). Offsetting the positive extensions and discoveries at Cano's Cato Properties (2,623 MBOE) were the divestitures of Cano's Corsicana and Pantwist Properties, as discussed in Note 8 to Cano's Consolidated Financial Statements, totaling 2,554 MBOE, the impairment of 2,269 MBOE at Cano's Desdemona Barnett Shale Properties due to the decline in commodity prices during the year ended June 30, 2009, which we refer to as the 2009 fiscal year, as discussed in Note 14 to Cano's Consolidated Financial

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Statements, and other revisions primarily driven by the decline in commodity prices and forecast changes which changed the estimated economic lives of Cano's assets (1,435 MBOE). A summary of the year-on-year changes to Cano's proved reserves is shown in the following table:

Summary of Changes in Proved Reserves	MBOE
Reserves at June 30, 2008	53,189
Extensions and Discoveries	2,623
Forecast Revisions	(1,435)
Financial Revisions (impairment)	(2,269)
Sales of Assets	(2,554)
Production	(457)

Reserves at June 30, 2009	49,097

        Reserves were estimated using crude oil and natural gas prices and production and development costs in effect on June 30, 2009. On June 30, 2009, crude oil and natural gas prices were $69.89 per barrel and $3.71 per MMBtu, respectively. The values reported may not necessarily reflect the fair market value of the reserves.

Drilling Capital Development and Operating Activities Update

        For the 2009 fiscal year, Cano incurred $52.6 million of capital expenditures ($56.2 million spent) to develop its existing fields. The $3.6 million difference between the $52.6 million incurred and the $56.2 million spent is primarily timing differences related to expenditures incurred during the 2008 fiscal year and the payments for those capital expenditures during the 2008 fiscal year. At June 30, 2009, Cano had accrued capital expenditures of $1.9 million that were paid during the 2010 fiscal year.

        The goal for the 2009 fiscal year was to convert existing PUD reserves to PDP reserves and increase production. Cano drilled and completed 18 wells: four ASP observation wells at the Nowata Field, five wells in the Panhandle Field (four Harvey Unit waterflood development wells and one Cockrell ranch infill well), and nine wells at Cato (six waterflood producers and three waterflood injectors).

        For the year ending June 30, 2010, which we refer to as the 2010 fiscal year, Cano's Board of Directors has approved a capital development budget of $13.9 million as follows:

  •
  $5.4 million at Cano's Cano Properties;

  •
  $7.8 million at Cano's Panhandle Properties; and

  •
  $0.7 million at Cano's remaining Properties.

        Of the $13.9 million budgeted development capital expenditures, Cano has incurred $5.1 million through September 30, 2009. Cano's 2010 fiscal year capital development program does not include the drilling of new wells. The financing of Cano's capital expenditures is discussed below under "—Liquidity and Capital Resources." The following reviews Cano's capital development activity during the 2009 fiscal year and planned activity during the 2010 fiscal year.

        Cato Properties.    Proved reserves as of June 30, 2009 attributable to the Cato Properties were 16.0 MMBOE, of which 1.9 MMBOE were PDP, 0.5 MMBOE were PDNP and 13.6 MMBOE were PUD. These properties include roughly 20,000 acres across three fields in Chavez and Roosevelt Counties, New Mexico. The prime asset is the roughly 15,000 acre Cato Field, which produces from the historically prolific San Andres formation, which has been successfully waterflooded in the Permian Basin for over 30 years. There were two successful waterflood pilots conducted in the field in the 1970's by Shell and Amoco.

        Cano has experienced encouraging initial waterflood response at the Cato Field. The first phase of development (Phase I) includes 19 water injection wells, which we refer to as injectors, and 29

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producing wells, which we refer to as producers. Once the injection permits were received in September 2008, Cano began injecting 7,000 barrels of water per day, which we refer to as BWIPD. As Cano continued injecting water into the field, waterflood production has grown from five producers during December 2008 offsetting a prior Amoco waterflood pilot to 29 producers experiencing production as of June 30, 2009. During January 2009, Cano increased the injection rate to approximately 12,000 BWIPD. During February 2009, Cano expanded the footprint of Phase 1 of the Cato waterflood from 550 to roughly 640 acres and announced an increased capital expenditures budget to $49.8 million, of which $27.0 million was intended for the Cato Properties. Cano currently has ten sub-pumps operating in the field and plan to install additional sub-pumps to support increasing production and corresponding higher levels of fluid production. The sustained production gains at the Cato Properties are the result of an earlier than expected waterflood production response.

        The 2009 fiscal year drilling program at Cato, which comprised drilling nine wells (six waterflood producers and three waterflood injectors), was completed in October 2008. Normal production declines were experienced outside of the Phase I waterflooded area, but these declines were more than offset by increased production from the waterflood.

        At June 30, 2009, Cano booked proved reserves extensions and discoveries at Cato as Phase I results were better than initially expected. Field production increased from roughly 200 BOEPD to over 400 BOEPD after Cano commenced injection into 19 injection wells of the waterflood pattern which led to increased crude oil production in 29 producers. When Cano increased the waterflood footprint from 550 acres to 640 acres, the rate of water injection per acre decreased leading to a temporary decrease in production. Cano added approximately 2.6 MMBOE of new reserves based on the responses experienced through June 30, 2009. Additionally, 1.1 MMBOE of PUD reserves were reclassified to PDP reserves as a result of the responses experienced in Phase I. Cano plans to increase the number of injection wells and enlarge the waterflood footprint in the 2010 fiscal year. Net production at Cato averaged 316 BOEPD in June 2009.

        As a result of increasing production response and corresponding high fluid levels from the waterflood project at the Cato Properties, Cano has added ten submersible pumps and plan to install additional submersible pumps as fluid levels warrant. Cano's 2010 fiscal year development capital plan includes the addition of two or three new injection wells and to enlarge the waterflood footprint from 640 acres to approximately 1,000 acres. Cano recently identified a new source of water located in a non-productive formation, that Cano believes will be able to produce 2,000 to 4,000 barrels of water per day per well. This will allow Cano to increase daily water injection rate and expand the waterflood footprint. This formation has been penetrated in a number of existing wellbores in the Cato Properties. As Cano develops this new water source, Cano will be able to increase the waterflood footprint without decreasing the injection rate at our existing injectors, which should enable Cano to maintain production from existing producing wells. Cano's goal is to add 4,000 to 6,000 barrels of water injection per day to its waterflood footprint to achieve total injection of 21,000 barrels of water per day. Net production at the Cato Properties for September 2009 was 302 BOEPD. Future net production from the Cato Properties is expected to be consistent with the September 2009 production rate until the total injection of 21,000 barrels of water per day is achieved, which is anticipated in the first calendar quarter of 2010.

        Panhandle Properties.    Proved reserves as of June 30, 2009 attributable to the Panhandle Properties were 28.9 MMBOE, of which 3.5 MMBOE were PDP and 25.4 MMBOE were PUD. These properties include roughly 20,000 acres in Carson, Gray and Hutchinson Counties, Texas. They are delineated in thirty-three leases—the largest of which are Cockrell Ranch, Pond, Harvey, Mobil Fee, Cooper, Block and Schafer Ranch.

        During the quarter ended June 30, 2009, Cano maintained its average daily water injection rate at the Cockrell Ranch Unit (our first Panhandle Properties waterflood) at roughly 75,000 barrels per day. This resulted in increasing Cano's average daily production at the Cockrell Ranch Unit from approximately 80-100 net BOEPD between June and December 2008 to maintaining 100-120 net BOEPD production through June 30, 2009. While crude oil production continues to increase at

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Cockrell Ranch, the gains are below Cano's expectations. Based on actual performance of the waterflood through June 30, 2009, Cano reclassified 724 MBOE of PDP reserves back to PUD at June 30, 2009. After this reclassification, the remaining amount of the prior year conversion of PUD to PDP reserves is 674 MBOE. Cano has retained an independent engineering firm to assist with reservoir analysis and simulation modeling at the Cockrell Ranch unit. Based on this engineering firm's recommendations, Cano established a controlled water injection pattern to gauge the effects of optimizing water injection into the highest remaining crude oil saturation intervals of the Brown Dolomite formation. Cano is essentially performing a "Mini-Flood" in the key target interval at the Cockrell Ranch unit. The result of this field observation, coupled with rigorous reservoir simulation modeling, is expected to demonstrate an optimal pattern for waterflooding the project with an increasingly predictable production profile. Moreover, the field observation and modeling results will improve the planning of future development programs for the remaining leases located within the Panhandle Properties. The controlled injection project caused temporarily shut-in production during most of the quarter ended September 30, 2009. All production that was shut-in for the controlled injection project was restored on September 28, 2009. The results of the controlled injection project and the accompanying reservoir simulation testing should be completed in the first calendar quarter of 2010.

        Cano's original 2009 fiscal year waterflood capital development plan for the Panhandle Properties included six separate mini-floods on reduced well spacing to enable Cano to accelerate field development. Tighter well-spacing and smaller development patterns should accelerate permitting and response times, allowing a larger development footprint over a greater acreage position. The amended 2009 capital development plan provided for the development of only one mini-flood phase through June 2009 (the Harvey Unit). The Harvey Unit had its waterflood permit application approved by the Texas Railroad Commission on October 20, 2008. The Harvey Unit mini-flood consists of six injection wells and 13 producing wells (which required four new wells to be drilled among the existing wells at the field). The drilling of the four replacement injector wells was completed on January 5, 2009, thus completing the mini-flood pattern. Cano initiated injection at the Harvey Unit on March 30, 2009 at a rate of 2,500 barrels per day. During the 2009 fiscal year, Cano received approval of the mini-flood permits at the Pond Lease and at the Olive-Cooper Lease. As a result of the reduction in Cano's capital plan and a focus on Cano's Cato Properties, Cano slowed the filing of Panhandle mini-flood permits. Cano now expects to file the appropriate waterflood permits for the remaining three mini-floods by the quarter ending December 31, 2009. Net production at the Panhandle Properties for June 2009 was 627 BOEPD.

        Net production at the Panhandle Properties for September 2009 was 588 BOEPD. The controlled injection project caused temporarily shut-in production during most of the quarter ended September 30, 2009 of approximately 25 BOEPD. All production that was shut-in for the controlled injection project was restored on September 28, 2009. Production was further reduced by 15 BOEPD as the primary purchaser, Eagle Rock Field Services, L.P., or Eagle Rock, of Cano's natural gas and natural gas liquids, or NGLs, experienced an unplanned plant outage from mid-August 2009 through the end of September 2009. The Eagle Rock gas plant was fully operational on October 1, 2009. During the quarter ended September 30, 2009, Cano constructed gathering lines to redirect natural gas production from Eagle Rock to DCP Midstream, LP, or DCP. As of September 30, 2009, Cano had redirected approximately 45% of the natural gas production previously delivered to Eagle Rock, to DCP.

        Desdemona Properties.    Proved reserves as of June 30, 2009 attributable to the Desdemona Properties were 1.4 MMBOE, of which 0.1 MMBOE were PDP and 1.3 MMBOE were PDNP. Approximately 1.3 MMBOE of the reserves were attributable to the Duke Sand reservoir. As of June 30, 2009, Cano had no proved reserves associated with its Barnett Shale natural gas wells.

          Desdemona Properties—Waterflood.    Cano drilled and completed 11 required replacement wells to initiate the development of the Duke Sand Waterflood on the Desdemona Properties

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  during the 2008 fiscal year having procured and completed infrastructure of the waterflood facilities in September 2007. Water injection commenced in September 2007. Through June 30, 2009, Cano has injected over 1.5 million barrels of water into a pilot location of the Duke Sand reservoir. The primary source of water for the waterflood was from Cano's Barnett Shale natural gas wells. During July 2009, Cano shut-in our remaining Barnett Shale producing wells due to continued low natural gas prices. Accordingly, the source for water injection for Cano's Duke Sand waterflood pilot ceased. Without a known economic source of water, Cano will not continue to defer expenditures associated with this waterflood. Therefore, Cano expensed $11.4 million during June 2009 for the aggregate deferred expenditures spent to implement this waterflood pilot, as discussed in Note 9 to Cano's Consolidated Financial Statements. Cano continues to believe that this reservoir is an excellent secondary and tertiary recovery candidate; however, Cano does not have current plans to recommence injection for the foreseeable future. Cano had no proved reserves for the Duke Sand Waterflood pilot project.

          Desdemona Properties—Barnett Shale.    Cano drilled and completed 15 vertical and 8 horizontal wells in the Barnett Shale during the 2007 and 2008 fiscal years. Due to the decline in natural gas commodity prices and based upon operating performance, there was uncertainty in the likelihood of developing PUDs associated with Cano's Barnett Shale Properties. Therefore, during the quarter ended December 31, 2008, Cano recorded a $22.4 million pre-tax impairment to its Barnett Shale Properties and a $0.7 million pre-tax impairment to the goodwill associated with its subsidiary which holds the equity in Cano's Barnett Shale Properties. During the quarter ended June 30, 2009, Cano recorded an additional $4.3 million pre-tax impairment to its Barnett Shale Properties as the forward outlook for natural gas prices continued to decline, as discussed in Note 9 to Cano's Consolidated Financial Statements.

        Net production for June 2009 at the Desdemona Properties was 54 BOEPD. Based upon the previously discussed shut-in wells, the production rates are estimated to be 30-35 BOEPD for the foreseeable future.

        During July 2009, Cano shut-in its Barnett Shale natural gas wells based upon the current and near-term outlook of natural gas prices and production from the Barnett Shale wells on a per-well basis. Cano has begun a project to return to production previously shut-in gas wells from the Duke Sand formation. The proved reserves associated with these gas wells are currently classified as proved developed non-producing reserves. Cano plans to return 25 of these wells to production by December 2009. Production from these gas wells, including associated natural gas liquids recovery from Cano's gas plant, is expected to be approximately 10 MCFPD per gas well. Net production at the Desdemona Properties for September 2009 was 30 BOEPD.

        Nowata Properties.    Proved reserves as of June 30, 2009 attributable to the Nowata Properties were 1.5 MMBOE, all of which were PDP. Cano's ASP tertiary recovery pilot project has been in full operation since December 2007. Through June 30, 2009, Cano has injected approximately .40 PVI of ASP and polymer flush. Cano drilled and completed four observation wells in December 2008, to enable it to test flood-front results in the pilot project. Cano completed injecting of its Polymer flush during June 2009. Preliminary results have shown a two to three fold increase in the produced oil (as a percentage of total fluids produced) in Cano's pilot observation wells. While Cano has seen favorable increases in production results from the pilot observation wells, Cano intends to perform several tests on the fluid properties produced from the pilot observation wells to gauge the effectiveness of the alkaline-surfactant-polymer ("ASP") chemical formula. Cano anticipates completing the ASP Pilot performance analysis within the next three months. There are currently no proved reserves associated with the ASP Pilot. Net production at the Nowata Properties for June 2009 was 229 BOEPD and 216 BOEPD for September 2009.

        Davenport Properties.    Proved reserves as of June 30, 2009 attributable to the Davenport Properties were 1.3 MMBOE, of which 0.7 MMBOE were PDP and 0.6 MMBOE were PDNP. Net

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production at the Davenport Properties for June 2009 was 79 BOEPD. Net production for September 2009 was 71 BOEPD.

Industry Conditions

        Cano operates in a competitive environment for (i) acquiring properties, (ii) marketing oil and natural gas and (iii) attracting trained personnel. Some of Cano's competitors possess and employ financial resources substantially greater than Cano's and some of Cano's competitors employ more technical personnel. Some of Cano's competitors may be able to pay more for productive oil and natural gas properties and exploratory prospects and to evaluate, bid for and purchase a greater number of properties and prospects than what Cano's financial or technical resources permit. Cano's ability to acquire additional properties and to find and develop reserves in the future will depend on Cano's ability to identify, evaluate and obtain capital for investment in the oil and natural gas industry.

        Cano believes significant acquisition opportunities exist and will continue to exist as major energy companies and larger independents continue to focus their attention and resources toward the discovery and development of large fields and smaller companies are faced with decreasing margins and access to capital.

Our Strategy

  •
  Exploit and Develop Existing Properties.  Cano believes it has an attractive portfolio of assets to implement its business plan. Cano intends to add proved reserves to, and increase production from, its existing properties through the application of commonly used EOR technologies, including water, gas and chemical flooding and other techniques.

  •
  Acquire Strategic Assets.  Cano seeks to acquire low-cost assets with reserves suitable for EOR techniques in the onshore U.S. Cano will continue to target acquisitions that meet its engineering and operational standards in a financially prudent manner.

  •
  Drill Known Formations.  Cano's portfolio is composed of mature fields with proved primary and/or secondary reserves, existing infrastructure and abundant technical information. Accordingly, Cano's production growth is not dependent on wildcat exploration drilling of new formations and the high degree of speculation associated with making new discoveries, but the application of commonly used secondary and/or tertiary recovery methods to increase production and reserves.

        EOR techniques involve significant capital investment and an extended period of time, generally a year or longer, until production increases. Generally, surfactant-polymer injection is regarded as more risky as compared to waterflood operations. Cano's ability to successfully convert PUD reserves to PDP reserves will be contingent upon Cano's ability to obtain future financing and/or raise additional capital. Further, there are inherent uncertainties associated with the production of crude oil and natural gas, as well as price volatility.

Merger with Resaca

        On September 30, 2009, Cano and Resaca announced that their respective boards of directors had approved an agreement and plan of merger that provides for the acquisition of Cano by Resaca. Closing is anticipated before the end of March 2010, however, it is possible that factors outside of either company's control could require Resaca or Cano to complete the merger at a later time or not to complete it at all.

        Under the terms of the merger agreement, holders of Cano common stock will receive 2.1 shares (or 0.42 shares after giving effect to the Reverse Stock Split) of Resaca common stock for each share of Cano common stock held, and the existing holders of Cano preferred stock will receive one share of preferred stock of Resaca for each share of Cano preferred stock held. The merger is intended to be a

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tax-free transaction to the Resaca shareholders and to the Cano stockholders to the extent the Cano common stockholders receive Resaca common stock and the Cano preferred stockholders receive Resaca preferred stock in the merger.

        Consummation of the transactions contemplated by the merger agreement is conditioned upon, among other things, (1) approval of the holders of the Cano common stock and Cano preferred stock, (2) approval of the holders of Resaca common stock, (3) the listing of Resaca common stock on the NYSE Amex, (4) the refinancing of existing bank debt of Resaca and Cano, (5) the receipt of required regulatory approvals, (6) Resaca's application for readmission to the AIM and (7) the effectiveness of a registration statement relating to the shares of Resaca common stock to be issued in the merger. The merger agreement contains certain termination rights for each of Cano and Resaca, including the right to terminate the merger agreement to enter into a Superior Proposal (as such term is defined in the merger agreement). In the event of a termination of the merger agreement under certain specified circumstances described in the merger agreement, one party will be required to pay the other party a termination fee of $3.5 million.

        Cano entered into stock voting agreements with 75% of the holders of Cano's Preferred Stock on various dates between September and November 2009. Each stock voting agreement contains the same terms and provides, among other things, that each of the preferred holders will vote all its shares of Cano preferred stock (a) in favor of the Series D Amendment, (b) in favor of adoption of the Merger Agreement, and (c) in accordance with the recommendation of our Board of Directors in connection with any Target Acquisition Proposal (as such term is defined in the merger agreement). The Series D Amendment generally provides that the holders of Cano preferred stock shall have no rights arising from the proposed merger with Resaca (including any right to require us to redeem their shares of Cano preferred stock) other than the right to receive the merger consideration specified in the merger agreement. To be effective, the Series D Amendment must be approved by the holders of a majority of the shares of Cano preferred stock, voting as a separate class, and by the holders of a majority of the shares of Cano common stock, voting as a separate class, and then filed by Cano with the Secretary of State of Delaware.

        On October 20, 2009, Cano entered into a Stock Voting Agreement with S. Jeffrey Johnson, its Chief Executive Officer and Chairman of its board of directors, which provides, among other things, that Mr. Johnson will vote all of his shares of Cano's stock in favor of the Series D Amendment. Mr. Johnson owns approximately 3.7% of the Cano preferred stock. During the quarter ended September 30, 2009, Cano paid Mr. Johnson a cash preferred dividend payment of approximately $20,000.

Liquidity and Capital Resources

        Cano's primary sources of capital and liquidity have been issuance of securities, borrowings under its credit agreements, and cash flows from operating activities. These sources are discussed in greater detail below.

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        For the twelve months ended June 30, 2009, Cano's primary sources of cash were receipts from the sale of crude oil and natural gas production, issuances of common stock, net borrowings under its credit agreements, sales of oil and gas properties, payments for in-the-money commodity derivative contracts, settlements from third parties and the W.O. Settlement pertaining to the Panhandle fire litigation as discussed in Note 17 to Cano's Consolidated Financial Statements. Cano's cash receipts from sales are discussed in greater detail under "Management's Discussion and Analysis of Financial Condition and Results of Operations of Cano—Results of Operations—Operating Revenues." The non-revenue sources of cash are discussed in greater detail below:

  •
  On July 1, 2008, Cano received net proceeds of $53.9 million from the issuance of 7.0 million shares of its common stock. The net proceeds were used to pay down long-term debt due under Cano's senior credit agreement (See Note 4 to Cano's Consolidated Financial Statements).

  •
  On October 1, 2008, Cano sold its wholly-owned subsidiary, Pantwist, LLC, which we refer to as Pantwist, for $42.7 million ($40.0 million net of closing adjustments of $2.1 million of discontinued operating income recorded in the first quarter of the 2009 fiscal year and $0.6 million in advisory fees (See Note 8 to Cano's Consolidated Financial Statements).

  •
  During October 2008, Cano sold certain uncovered "floor price" commodity derivative contracts covering July 2010 to December 2010 for $0.6 million to its counterparty, and during November 2008, Cano sold all remaining uncovered "floor price" commodity derivative contracts covering November 2008 through June 2010 for $2.6 million to its counterparty. Cano recorded a realized gain of $0.7 million and an unrealized gain of $1.3 million as a result of these transactions.

  •
  On October 31, 2008, an independent electrical contractor paid Cano $6.0 million (its full insurance policy limit) in exchange for a full release of any existing or future claims related to wildfires that began on March 12, 2006 in Carson County, Texas. The $6.0 million has been fully expended to cover the settlements discussed in Note 17 to Cano's Consolidated Financial Statements.

  •
  On December 2, 2008, Cano sold its interests in the Corsicana Properties for $0.3 million (See Note 8 to its Consolidated Financial Statements).

  •
  On December 17, 2008, Cano finalized new senior and subordinated credit facilities, as discussed in Note 6 to Cano's Consolidated Financial Statements. For the senior credit facility, the initial and current borrowing base, based upon Cano's proved reserves, is $60.0 million and has an outstanding balance of $46.2 million as of September 28, 2009. Cano has fully drawn the $15.0 million borrowing under the subordinated credit facility. Cano's two credit facilities are discussed in greater detail below.

        During the twelve month period ended June 30, 2009, Cano's cash outlays were primarily for:

  •
  Lease operating expense, general and administrative expenses, and the settlement and legal fees associated with the fire litigation claims, which are discussed in greater detail in Note 17 to Cano's Consolidated Financial Statements and under "Management's Discussion and Analysis of Financial Condition and Results of Operations of Cano—Results of Operations—Operating Expenses."

  •
  Capital expenditures, which are discussed in greater detail under "—Drilling Capital Development and Operating Activities Update."

  •
  The repurchase of 22,948 shares of Cano preferred stock, including accrued and unpaid PIK dividends relating to such shares for approximately $10.4 million, which is discussed in greater detail in Note 5 to Cano's Consolidated Financial Statements.

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        As discussed under "—Drilling Capital Development and Operating Activities," Cano has $52.6 million of capital expenditures during the twelve month period ended June 30, 2009. $4.8 million of the incurred $52.6 million pertains to secondary and tertiary exploration activities (new projects where no secondary or tertiary reserves have previously been recorded). As of June 30, 2009, Cano has implemented one tertiary exploration project that has existing reserves associated with secondary recovery activities—the ASP tertiary recovery pilot project at the Nowata Properties. This project is considered exploratory as it entails more risk compared to Cano's development activities where proved secondary or tertiary reserves exist since this project did not have proved tertiary reserves prior to its implementation. Cano estimates the crude oil price necessary to sustain the long-term economic viability of this project is approximately $45-$50 per barrel. This price could vary based on several factors, including actual recovery rates and chemical costs.

Liquidity

        At September 30, 2009, Cano had cash and cash equivalents of $0.8 million and negative working capital of $1.9 million. For the three-month period ended September 30, 2009, Cano generated cash flow from operations of $0.5 million.

        At June 30, 2009, Cano had cash and cash equivalents of $0.4 million and working capital of $0.3 million. Cano's working capital balance included a $5.0 million derivative current asset and a $1.4 million deferred tax current liability. For the year ended June 30, 2009, Cano had net income applicable to common stock of $7.9 million and a loss from operations of $59.0 million, including a $26.7 million impairment of long-lived assets (see Note 14 to Cano's Consolidated Financial Statements), $11.4 million of exploration expense (see Note 9 to Cano's Consolidated Financial Statements) and $6.6 million of legal and settlement expenses in connection with the Panhandle fire litigation (see Note 17 to Cano's Consolidated Financial Statements). For the year ended June 30, 2009, Cano's cash used in operations of $6.6 million was negatively impacted by $10.7 million of settlement payments, net of reimbursements, related to the resolution of the Panhandle fire litigation.

        Cano depends on its credit agreements, as described in Note 6 to Cano's Consolidated Financial Statements, to fund a portion of its operating and capital needs. Under Cano's senior credit agreement, the initial and current borrowing base, based upon our proved reserves, is $60.0 million. At June 30, 2009, Cano's remaining available borrowing capacity under the senior credit agreement was $19.3 million, at September 30, 2009, Cano's remaining borrowing capacity was $13.8 million and at December 14, 2009, Cano's remaining available borrowing capacity was $8.3 million. Pursuant to the terms of Cano's senior credit agreement, Cano's borrowing base is to be redetermined based upon its June 30, 2009 reserve report. Cano has submitted its reserve report and other financial information to its lenders as part of the redetermination process. Cano has not received formal notification of any changes to our borrowing base.

        At September 30, 2009, Cano was in compliance with the debt covenants contained in each of its credit agreements. The determination for the twelve-month period ending December 31, 2009 will be the first financial covenant tests which exclude the gain from Cano's sale of the Pantwist Properties (see Note 8 to Cano's Consolidated Financial Statements). Based upon Cano's nine month operating results through September 30, 2009, it appears likely that Cano may fall out of compliance with one or more of its financial covenants under its credit agreements as of December 31, 2009. If a combination of increased production, rising commodity prices, changes in capital structure and other actions do not occur by December 31, 2009, Cano anticipates not being in compliance with the covenants. In that event, Cano will seek covenant relief from its lenders, though there can be no assurance that Cano will be successful in obtaining such relief.

        Cano has taken, and are considering taking, actions to ensure the aforementioned covenant compliance and sufficient liquidity to meet its obligations for the twelve months ending June 30, 2010, which includes funding its capital expenditure budget of $13.9 million. Actions Cano has taken during

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the nine-month period ended September 30, 2009 to improve liquidity include: negotiating lower service rates with vendors, employee workforce reductions and shutting-in uneconomic wells. As discussed in Note 7 to its Consolidated Financial Statements, Cano has derivative contracts in place to protect Cano from falling crude oil and natural gas commodity prices on a portion of its production (through December 2012) and rising interest rates related to a portion of its outstanding debt (through January 2012). Cano is also considering credit and capital markets alternatives.

        Cano's credit agreements include change of control provisions which require it to refinance the credit agreements at the close of the merger. Cano is working with Resaca regarding the credit arrangements for the combined company.

        During each year of Cano's prior five years in existence, Cano has successfully accessed the credit and capital markets to fund its operations and capital needs.

        Cano believes the combination of (i) cash on hand, (ii) cash flow generated from the expected success of prior capital development projects, (iii) debt available under its credit agreements and (iv) its ability to access the equity markets, provide sufficient means to conduct its operations, meet its contractual obligations and undertake its capital expenditure program for the twelve months ending June 30, 2010 (as previously discussed in the section titled "—Drilling Capital Development and Operating Activities Update"). To the extent that cash on hand as of June 30, 2009, cash flow generated by operations subsequent to June 30, 2009 and borrowings under its credit agreements are insufficient to fund its operating cash flow requirements and its capital expenditure plans, Cano will need to (i) raise capital through the issuance of debt or equity securities, (ii) refinance its existing credit arrangements, (iii) divest oil and gas property assets, (iv) reduce operating and capital expenditures and (v) pursue strategic alternatives. There can be no assurance that Cano will be successful in refinancing its credit arrangements or raising capital through the issuance of its debt or equity securities.

        On December 28, 2007, Cano's universal shelf registration statement was declared effective by the SEC for the issuance of common stock, preferred stock, warrants, senior debt and subordinated debt up to an aggregate amount of $150.0 million. After the issuance of common stock on July 1, 2008, Cano has $96.0 million of availability under this registration; however, the amount of securities which Cano may offer pursuant to this shelf registration statement during any twelve-month period shall be limited to one-third of the aggregate market value of the common equity of Cano held by Cano's non-affiliates since Cano's public float is not in excess of $75.0 million. Cano may periodically offer one or more of these securities in amounts, prices and on terms to be announced when and if the securities are offered. At the time any of the securities covered by the registration statement are offered for sale, a prospectus supplement will be prepared and filed with the SEC containing specific information about the terms of any such offering.

        Historically, Cano's primary sources of capital and liquidity have been issuance of equity securities, borrowings under its credit agreements, and cash flows from operating activities. Cano's two credit agreements are discussed in greater detail as presented below. For the 2010 fiscal year, Cano expects to fund its operations and capital expenditures from cash from operations, its credit agreements and the capital markets. To develop the reserves as reported in its June 30, 2009 reserve report, Cano will require access to the capital markets in each of the next four years, as its projected capital expenditures are greater than projected cash flow from operations through December 2012.

Credit Agreements

        At September 30, 2009 and June 30, 2009, the outstanding amount due under Cano's credit agreements was $61.2 million and $55.7 million, respectively. The $61.2 million at September 30, 2009, consisted of outstanding borrowings under the senior and subordinated credit agreements of $46.2 million and $15.0 million, respectively. At September 30, 2009, the average interest rates under the senior and subordinated credit agreements were 2.69% and 6.30%, respectively.

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        Cano's long-term debt consists of its senior credit facility (current borrowing base of $60.0 million) and its subordinated credit agreement ($15.0 million availability), which is discussed in greater detail below.

  Senior Credit Agreement

        On December 17, 2008, Cano finalized the $120.0 million Union Bank/Natixis Credit Agreement with UBNA and Natixis. UBNA is the Administrative Agent and Issuing Lender of the Union Bank/Natixis Credit Agreement. The initial and current borrowing base, based upon our proved reserves, is $60.0 million. Pursuant to the terms of the Union Bank/Natixis Credit Agreement, the borrowing base is to be redetermined based upon Cano's reserves at June 30, 2009. Thereafter, there will be a scheduled redetermination every six months with one interim, additional redetermination allowed during any six month period between scheduled redeterminations at either the option of Cano's lenders or Cano.

        At Cano's option, interest is either (i) the sum of (a) the UBNA reference rate and (b) the applicable margin of (1) 0.875% if less than 50% of the borrowing base is borrowed, (2) 1.125% if at least 50% but less than 75% of the borrowing base is borrowed, (3) 1.375% if at least 75% but less than 90% of the borrowing base is borrowed or (4) 1.625% if at least 90% of the borrowing base is borrowed; or (ii) the sum of (a) the one, two, three, six, nine or twelve month LIBOR rate (at Cano's option) and (b) the applicable margin of (1) 2.0% if less than 50% of the borrowing base is borrowed, (2) 2.25% if at least 50% but less than 75% of the borrowing base is borrowed, (3) 2.50% if at least 75% but less than 90% of the borrowing base is borrowed or (4) 2.75% if at least 90% of the borrowing base is borrowed. Cano owes a commitment fee on the unborrowed portion of the borrowing base of 0.375% per annum if less than 90% of the borrowing base is borrowed and 0.50% per annum if at least 90% of the borrowing base is borrowed.

        Unless specific events of default occur, the maturity date of the Union Bank/Natixis Credit Agreement is December 17, 2012. Specific events of default which could cause all outstanding principal and accrued interest to be accelerated, include, but are not limited to, payment defaults, material breaches of representations and warranties, breaches of covenants, certain cross-defaults, insolvency, a change in control or a material adverse change.

        The Union Bank/Natixis Credit Agreement contains certain negative covenants including, subject to certain exceptions, covenants against the following: (i) incurring additional liens, (ii) incurring additional debt or issuing additional equity interests other than common equity interests; (iii) merging or consolidating or selling, leasing, transferring, assigning, farming-out, conveying or otherwise disposing of any property, (iv) making certain payments, including cash dividends to Cano's common stockholders, (v) making any loans, advances or capital contributions to, or making any investment in, or purchasing or committing to purchase any stock or other securities or evidences of indebtedness or interest in any person or oil and gas properties or activities related to oil and gas properties unless (a) with regard to new oil and gas properties, such properties are mortgaged to UBNA, as administrative agent, or (b) with regard to new subsidiaries, such subsidiaries execute a guaranty, pledge agreement, security agreement or mortgage in favor of UBNA, as administrative agent, and (vi) entering into affiliate transactions on terms that are not at least as favorable to Cano as comparable arm's length transactions.

        The Union Bank/Natixis Credit Agreement contains three principal financial covenants with reconciliations to corresponding GAAP amounts (if necessary):

  •
  A current ratio covenant that requires Cano to maintain a ratio of not less than 1.00 to 1.00 for each fiscal quarter. The current ratio is calculated by dividing current assets (as defined in the Union Bank/Natixis Credit Agreement) by current liabilities (as defined in the Union Bank/Natixis Credit Agreement). Current assets include unused borrowing base under the Union Bank/Natixis Credit Agreement and the aggregate availability under the Subordinated Credit

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    Agreement. Current liabilities exclude all current portions of long-term debt other than any current debt relating to the Cano preferred stock and liabilities for asset retirement obligations. Current assets and current liabilities exclude derivative assets and liabilities. At September 30, 2009, Cano's ratio of current assets to current liabilities was 1.73 to 1.00, calculated as follows (in thousands):

	September 30, 2009
Current assets (GAAP)	$9,014
Unused borrowing base at September 30, 2009	13,800	(1)
Less: derivative assets	(4,385)

Modified current assets (non-GAAP)	$18,429	(A)

Current liabilities (GAAP)	$10,914
Less: derivative liabilities	(199)
Less: asset retirement obligation	(88)

Modified current liabilities (non-GAAP)	$10,627	(B)

Modified current ratio (A)/(B)	1.73 to 1.00

(1)
Represents the $60.0 million borrowing base under the Union Bank/Natixis Credit Agreement at September 30, 2009, less $46.2 million long-term debt outstanding under the Union Bank/Natixis Credit Agreement at September 30, 2009.
  •
  A ratio of consolidated Debt (as defined in the Union Bank/Natixis Credit Agreement) to consolidated EBITDA (as defined in the Union Bank/Natixis Credit Agreement) covenant that requires Cano to maintain a ratio for the four fiscal quarter period then ended of not greater than 4.00 to 1.00. For the purposes of this ratio, Debt does not include amounts relating to the Cano preferred stock. At June 30, 2009, Cano's ratio of consolidated Debt to EBITDA was 3.32 to 1.00, calculated as follows (in thousands):

September 30, 2009
Long-term debt (GAAP)	$61,200	(C)

	Four Fiscal Quarter Period Ended June 30, 2009
Net loss (GAAP)	$(16,547	)(2)
Depletion, depreciation and amortization	5,771
Interest expense, net	546
Income tax benefit	(8,028	)(2)
Other adjustments (non-GAAP)	36,708	(3)

EBITDA (non-GAAP)	$18,450	(D)

Debt to EBITDA (C)/(D)	3.32 to 1.00

(2)
Through the quarter ending September 30, 2009, EBITDA includes the $19.2 million pre-tax gain on the sale of Pantwist LLC.

(3)
As defined in the Union Bank/Natixis Credit Agreement, other items are considered in the calculation of EBITDA, including impairment of long-lived assets and goodwill, stock-based compensation, accretion of discount on asset retirement obligations, exploration expense, settlements of fires litigation lawsuits and non-cash items included in the computation of income from discontinued operations.

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  •
  A ratio of consolidated EBITDA (as defined in the Union Bank/Natixis Credit Agreement) to consolidated Interest Expense (as defined in the Union Bank/Natixis Credit Agreement) covenant for the four fiscal quarter period then ended that requires Cano to maintain a ratio of not less than 3.00 to 1.00. At September 30, 2009, Cano's ratio of consolidated EBITDA to consolidated Interest Expense ratio was 7.25 to 1.00, calculated as follows (in thousands):

	Four Fiscal Quarter Period Ended September 30, 2009
EBITDA (non-GAAP) (see reconciliation above)	$18,450	(E)

Interest expense (GAAP)	$546
Capitalized interest	1,425
Cash payment of preferred stock dividends	933
Less: amortization of debt issuance costs	(358)

Interest expense (non-GAAP)	$2,546	(F)

EBITDA to interest expense (E)/(F)	7.25 to 1.00

        The Union Bank/Natixis Credit Agreement also contains customary events of default that would permit Cano's lenders to accelerate the debt under the Union Bank/Natixis Credit Agreement if not cured within applicable grace periods, including, among others, failure to make payments of principal or interest when due, materially incorrect representations and warranties, breach of covenants, failure to make mandatory prepayments in the event of borrowing base deficiencies, events of bankruptcy, dissolution, the occurrence of one or more unstayed judgments in excess of $1,000,000 and defaults upon other obligations, including obligations under the Subordinated Credit Agreement. At September 30, 2009, Cano was in compliance with all of its covenants and had not committed any acts of default under the Union Bank/Natixis Credit Agreement.

        On December 30, 2009, Cano entered into Amendment No. 1 to the Union Bank/Natixis Credit Agreement, which specifies (i) Cano's borrowing base was redetermined to be $60.0 million, which will remain in effect until it is redetermined in accordance with the agreement, (ii) advances under the Union Bank/Natixis Credit Agreement for any purpose other than to acquire proved, developed, producing oil and gas properties shall not exceed $52.0 million and (iii) the covenants relating to Cano's leverage ratio and interest coverage ratio were waived for the fiscal quarter ending December 31, 2009. In connection with such amendment, Cano paid an amendment fee of $90,000. A portion of the net proceeds from the offering will be used to repay a portion of the balance outstanding under this facility. The remaining balance under this facility will be repaid with proceeds from the New Facility. Upon repayment of this facility, it will be terminated.

  Subordinated Credit Agreement

        On September 30, 2008, Cano paid off the entire outstanding $15.0 million principal due under the then existing subordinated credit agreement, interest expense and a prepayment premium of $0.3 million. In conjunction with the payoff, Cano terminated that subordinated credit agreement.

        On December 17, 2008, Cano finalized the $25.0 million Subordinated Credit Agreement among Cano, the lenders and UBE, as Administrative Agent. On March 17, 2009, Cano borrowed the maximum available amount of $15.0 million under this agreement and paid down outstanding senior debt under the Union Bank/Natixis Credit Agreement. An additional $10.0 million could be made available at the lender's sole discretion.

        The interest rate is the sum of (a) the one, two, three, six, nine or twelve month LIBOR rate (at our option) and (b) 6.0%. Through March 17, 2009, we owed a commitment fee of 1.0% on the unborrowed portion of the available borrowing amount. As of March 17, 2009, Cano no longer has a commitment fee since it borrowed the full $15.0 million available amount.

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        Unless specific events of default occur, the maturity date is June 17, 2013. Specific events of default which could cause all outstanding principal and accrued interest to be accelerated, include, but are not limited to, payment defaults, material breaches of representations and warranties, breaches of covenants, certain cross-defaults, insolvency, a change in control or a material adverse change as defined in the Subordinated Credit Agreement.

        The Subordinated Credit Agreement contains certain negative covenants including, subject to certain exceptions, covenants against the following: (i) incurring additional liens, (ii) incurring additional debt or issuing additional equity interests other than common equity interests of Cano; (iii) merging or consolidating or selling, leasing, transferring, assigning, farming-out, conveying or otherwise disposing of any property, (iv) making certain payments, including cash dividends to our common stockholders, (v) making any loans, advances or capital contributions to, or making any investment in, or purchasing or committing to purchase any stock or other securities or evidences of indebtedness or interest in any person or oil and gas properties or activities related to oil and gas properties unless (a) with regard to new oil and gas properties, such properties are mortgaged to UBE, as administrative agent, or (b) with regard to new subsidiaries, such subsidiaries execute a guaranty, pledge agreement, security agreement or mortgage in favor of UBE, as administrative agent, and (vi) entering into affiliate transactions on terms that are not at least as favorable to Cano as comparable arm's length transactions.

        The Subordinated Credit Agreement contains four principal financial covenants:

  •
  A current ratio covenant that requires Cano to maintain a ratio of not less than 1.00 to 1.00 for each fiscal quarter. The current ratio is calculated by dividing current assets (as defined in the Subordinated Credit Agreement) by current liabilities (as defined in the Subordinated Credit Agreement). Current assets include unused borrowing base under the Union Bank/Natixis Credit Agreement and the aggregate availability under the Subordinated Credit Agreement but excluding any cash deposited with or at the request of a party to any commodity derivative transactions and any assets representing a valuation account arising from application of SFAS 133 and 143. Current liabilities exclude current portions of debt other than any current debt relating to the Cano preferred stock and liabilities for asset retirement obligations. At September 30, 2009, Cano's ratio of current assets to current liabilities was 1.73 to 1.00, calculated as follows (in thousands):

	September 30, 2009
Current assets (GAAP)	$9,014
Unused borrowing base at September 30, 2009	13,800	(1)
Less: derivative assets	(4,385)

Modified current assets (non-GAAP)	$18,429	(A)

Current liabilities (GAAP)	$10,914
Less: derivative liabilities	(199)
Less: asset retirement obligation	(88)

Modified current liabilities (non-GAAP)	$10,627	(B)

Modified current ratio (A)/(B)	1.73 to 1.00

(1)
Represents the $60.0 million borrowing base under the ARCA at September 30, 2009, less $46.2 million long-term debt outstanding under the ARCA at September 30, 2009.
  •
  A ratio of consolidated Debt (as defined in the Subordinated Credit Agreement) to consolidated EBITDA (as defined in the Subordinated Credit Agreement) covenant that requires Cano to maintain a ratio for the four fiscal quarter period then ended of not greater than 4.50 to 1.00. For the purposes of this ratio, Debt does not include amounts relating to the Cano preferred

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    stock. At September 30, 2009, Cano's ratio of consolidated Debt to EBITDA was 3.32 to 1.00, calculated as follows (in thousands):

September 30, 2009
Long-term debt (GAAP)	$61,200	(C)

	Four Fiscal Quarter Period Ended September 30, 2009
Net loss (GAAP)	$(16,547	)(2)
Depletion, depreciation and amortization	5,771
Interest expense, net	546
Income tax benefit	(8,028	)(2)
Other adjustments (non-GAAP)	36,708	(3)

EBITDA (non-GAAP)	$18,450	(D)

Debt to EBITDA (C)/(D)	3.32 to 1.00

(2)
Through the quarter ending September 30, 2009, EBITDA includes the $19.2 million pre-tax gain on the sale of Pantwist LLC.

(3)
As defined in the ARCA, other items are considered in the calculation of EBITDA, including impairment of long-lived assets and goodwill, stock-based compensation, accretion of discount on asset retirement obligations, exploration expense, settlements of fires litigation lawsuits and non-cash items included in the computation of income from discontinued operations.
  •
  A ratio of consolidated EBITDA (as defined in the Subordinated Credit Agreement) to consolidated Interest Expense (as defined in the Subordinated Credit Agreement) covenant for the four fiscal quarter period then ended that requires Cano to maintain a ratio of not less than 2.50 to 1.00. At June 30, 2009, Cano's ratio of consolidated EBITDA to consolidated Interest Expense was 7.25 to 1.00, calculated as follows (in thousands):

	Four Fiscal Quarter Period Ended September 30, 2009
EBITDA (non-GAAP) (see reconciliation above)	$18,450	(E)

Interest expense (GAAP)	$546
Capitalized interest	1,425
Cash payment of preferred stock dividends	933
Less: amortization of debt issuance costs	(358)

Interest expense (non-GAAP)	$2,546	(F)

EBITDA to interest expense (E)/(F)	7.25 to 1.00
  •
  A minimum asset coverage ratio covenant that requires Cano to maintain a ratio of not less than 1.50 to 1.00. The minimum asset coverage ratio is calculated by dividing (i) Total Present Value as of the applicable determination date, which is defined as the sum of 100% of the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to (A) PDP reserves, (B) PDNP reserves and (C) PUD reserves, with the total present value of PDP reserves being at least 60% of the aggregate total present value, by (ii) consolidated Debt (as defined in the Subordinated Credit Agreement) as of the applicable determination date, which is

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    semi-annually. At June 30, 2009, Cano's minimum asset coverage ratio was 3.52 to 1.00, calculated as follows (in thousands):

Quarter Ended June 30, 2009
Total present value (non-GAAP)	$196,000	(G)

	June 30, 2009
Long-term debt (GAAP)	$55,700	(H)

Total present value to debt (G)/(H)	3.52 to 1:00

        The Subordinated Credit Agreement also contains customary events of default that would permit Cano's lenders to accelerate the debt under the Subordinated Credit Agreement if not cured within applicable grace periods, including, among others, failure to make payments of principal or interest when due, materially incorrect representations and warranties, breach of covenants, failure to make mandatory prepayments in the event of borrowing base deficiencies, events of bankruptcy, dissolution, the occurrence of one or more unstayed judgments in excess of $1,000,000 and defaults upon other obligations, including obligations under the Union Bank/Natixis Credit Agreement. At September 30, 2009, Cano was in compliance with all of its covenants and had not committed any acts of default under the Subordinated Credit Agreement.

        On December 30, 2009, Cano entered into Amendment No. 1 to the Subordinated Credit Agreement, which specifies the covenants relating to its leverage ratio and interest coverage ratio were waived for the fiscal quarter ending December 31, 2009. In connection with such amendment, Cano paid an amendment fee of $22,500. A portion of the net proceeds from the offering will be used to repay, in full, balances outstanding under this facility. Upon repayment of this facility, it will be terminated.

Results of Operations

Three Months Ended September 30, 2009

        For the quarter ended September 30, 2009 ("current quarter"), Cano had a loss applicable to common stock of $4.0 million, which was a $15.8 million decrease as compared to the $11.8 million income applicable to common stock incurred for the quarter ended September 30, 2008 ("prior year quarter"). Items contributing to the $15.8 million earnings decrease were lower gain on derivatives of $24.2 million and lower operating revenues of $5.7 million. Partially offsetting the earnings decrease were lower operating expenses of $2.5 million, reduced loss on discontinued operations of $0.9 million and lower preferred stock dividends of $0.5 million.

        These items will be addressed in the following discussion.

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Operating Revenues

        The table below summarizes Cano's operating revenues for the quarters ended September 30, 2009 and 2008.

	Quarter ended September 30,
			Increase (Decrease)
	2009	2008
Operating Revenues (in thousands)	$5,264	$10,931	$(5,667)
Sales
• Crude Oil (MBbls)	72	72	—
• Natural Gas (MMcf)	159	195	(36)
• Total (MBOE)	99	105	(6)
Average Realized Price
• Crude Oil ($/Bbl)	$61.20	$111.88	$(50.68)
• Natural Gas ($/Mcf)	$5.24	$14.04	$(8.80)
Operating Revenues and Commodity Derivative Settlements (in thousands)	$7,115	$10,379	$(3,264)
Average Adjusted Price (includes commodity derivative settlements)
• Crude Oil ($/Bbl)	$71.38	$106.25	$(34.87)
• Natural Gas ($/Mcf)	$12.24	$13.30	$(1.06)

        The current quarter operating revenues of $5.3 million are $5.6 million lower as compared to the prior year quarter of $10.9 million. The $5.6 million reduction is primarily attributable to lower prices received for crude oil and natural gas sales of $3.7 million and $1.4 million, respectively, and lower natural gas sales volumes which reduced revenues by $0.5 million. The lower natural gas sales occurred at the Panhandle Field (26 MMcf) and the Desdemona Field (10 MMcf).

        The impact of lower prices for crude oil and natural gas sales, as discussed above, is partially mitigated by commodity derivative settlements received during the current quarter as presented in the preceding table. As discussed in Note 5 to Cano's Consolidated Financial Statements, if crude oil and natural gas NYMEX prices are lower than derivative floor prices, Cano will be reimbursed by its counterparty for the difference between the NYMEX price and floor price (i.e. realized gain). Conversely, if crude oil and natural gas NYMEX prices are higher than the derivative ceiling prices, Cano will pay its counterparty for the difference between the NYMEX price and ceiling price (i.e. realized loss).

        Crude Oil Sales.    Cano's current quarter crude oil sales approximated its prior year quarter sales. Increased production from Cano's Cato Properties of 2 MBbls was offset by lower sales from Cano's Panhandle Properties as we had temporary shut-in production at the Cockrell Ranch waterflood due to the controlled injection project surveillance, as previously discussed under the "Drilling Capital Development and Operating Activities Update." All Cockrell Ranch production that had been shut-in for the controlled injection project was restored on September 28, 2009.

        Natural Gas Sales.    The lower natural gas sales during the current quarter occurred at the Panhandle Field (26 MMcf) and the Desdemona Field (10 MMcf). At the Panhandle Field, lower natural gas sales resulted from the controlled production project at Cockrell Ranch waterflood, as previously discussed, and one of Cano's gas purchasers experienced an unplanned plant outage from mid-August 2009 through the end of September 2009, which resulted in reduced natural gas and NGL sales. At the Desdemona Field, during July 2009, Cano shut-in its Barnett Shale natural gas wells based upon the current and near-term outlook of natural gas prices.

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        Crude Oil and Natural Gas Prices.    The average price Cano receives for crude oil sales is generally at market prices received at the wellhead, except for the Cato Properties, for which Cano receives below market prices due to the levels of impurities in the oil. The average price Cano receives for natural gas sales is approximately the market price received at the wellhead, adjusted for the value of natural gas liquids, less transportation and marketing expenses. As previously discussed, Cano has commodity derivatives in place that mitigate future price risk.

        Cano expects to grow sales through its development plans as previously discussed under "—Development Capital Expenditures and Operating Activities Update."

Operating Expenses

        For the current quarter, Cano's total operating expenses were $9.8 million, which is a decrease of $2.4 million as compared to the prior year quarter of $12.2 million. The $2.4 million improvement resulted from lower general and administrative of $1.3 million, reduced lease operating expenses of $0.7 million and decreased production and ad valorem taxes of $0.6 million.

  Lease Operating Expenses

        Cano's lease operating expenses ("LOE") consist of the costs of producing crude oil and natural gas such as labor, supplies, repairs, maintenance, workovers and utilities.

        For the current quarter, Cano's LOE was $4.4 million, which is $0.7 million lower than the prior year quarter of $5.1 million. The $0.7 million decrease resulted primarily from reduced service rates negotiated with vendors and the shut-in of Cano's Barnett Shale natural gas wells, as previously discussed under "—Operating Revenues," which reduced LOE by $0.2 million. Partially offsetting these LOE cost reductions were increased LOE at the Cato Properties of $0.3 million to support higher levels of activity, as previously discussed under "—Operating Revenue."

        For the current quarter, Cano's LOE per BOE, based on production, was $38.73, which is an improvement of $6.90 as compared to $45.63 for the prior year quarter. In general, secondary and tertiary LOE is higher than LOE for companies developing primary production because Cano's fields are more mature and typically produce less oil and more water. Cano expects LOE to decrease during the 2010 fiscal year as Cano realizes the continued benefits from lower service rates negotiated with vendors, and Cano expects LOE per BOE to decrease as production increases from the waterflood and EOR development activities Cano has implemented and are implementing as discussed under the "Drilling Capital Development and Operating Activities Update."

  Production and Ad Valorem Taxes

        For the current quarter, Cano's production and ad valorem taxes were $0.5 million, which is $0.6 million lower than the prior year quarter of $1.1 million. The $0.6 million decrease resulted from lower production taxes of $0.4 million due to lower operating revenues and reduced ad valorem taxes of $0.2 million due to lower property tax valuations by taxing authorities for the 2009 calendar year. Cano's production taxes as a percent of operating revenues for the current quarter of 6.3% was comparable to the prior year quarter of 7.0%.

  General and Administrative Expenses

        Cano's general and administrative ("G&A") expenses consist of support services for its operating activities and investor relations costs.

        For the current quarter, Cano's G&A expenses totaled $3.6 million, which is $1.3 million lower than the prior year quarter of $4.9 million. The $1.3 million expense reduction resulted from lower payroll and benefits costs of $0.3 million, reduced stock-based compensation costs of $0.6 million and

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reduced legal costs of $1.0 million, partially offset by increased costs related to the Merger of $0.8 million, as discussed in Note 2 to Cano's Consolidated Financial Statements.

        The reduced payroll and benefits costs resulted from workforce reductions Cano implemented during the quarter ended March 31, 2009, which eliminated 25% of Cano's home office staff and is estimated to reduce payroll and benefits costs by $0.8 million annually. The lower stock-based compensation costs are directly related to reduced issuances of stock options and restricted stock. Legal cost reduction occurred as Cano has settled all but one of its fire litigation claims during the fiscal year ended June 30, 2009 as discussed in Note 11 to Cano's Consolidated Financial Statements, Cano expects significant decreases in future quarters' legal expenses.

  Depletion and Depreciation

        For the current quarter, Cano's depletion and depreciation expense was $1.3 million, an increase of $0.1 million as compared to the prior year quarter expense of $1.2 million. This includes depletion expense pertaining to Cano's oil and natural gas properties, and depreciation expense pertaining to Cano's field operations vehicles and equipment, natural gas plant, office furniture and computers. The increase is due to higher depreciation of non-oil and gas properties assets, partially offset by lower depletion costs due to lower crude oil and natural gas sales volumes (net) as previously discussed under "—Operating Revenues." For the current quarter, Cano's depletion rate pertaining to its oil and gas properties was $10.60 per BOE, as compared to the prior year quarter rate of $10.36 per BOE.

  Interest Expense and Other

        For the current and prior year quarters, Cano incurred interest expense of $0.2 million and $0.1 million, respectively, as a direct result of the credit agreements Cano entered into, as discussed in Note 4 to Cano's Consolidated Financial Statements. The interest expense for the current and prior year quarters was reduced by $0.5 million and $0.3 million, respectively, for interest cost that was capitalized to the waterflood and ASP projects discussed under the "—Development Capital Expenditures and Operating Activities Update." Cano incurred higher interest costs during the current year quarter due to higher outstanding debt balances.

  Gain (Loss) on Derivatives

        As discussed in Note 5 to Cano's Consolidated Financial Statements, Cano has entered into financial derivatives contracts for its commodity sales and interest expense. For the current quarter, Cano recorded a loss on derivatives of $0.5 million as compared to a gain of $23.7 million for the prior year quarter. The current quarter loss of $0.5 million consisted of an unrealized loss of $2.3 million and a realized gain on settlements of derivative contracts of $1.8 million.

        The realized gain primarily pertains to the realization of commodity settlements, as crude oil and natural gas NYMEX prices were lower than the floor prices.

        The unrealized loss for the current quarter reflects the fair value of the commodity derivatives as of September 30, 2009 as compared to June 30, 2009. By their nature, these commodity derivatives can have a highly volatile impact on Cano's earnings. A five percent change in the prices for Cano's commodity derivative instruments could impact Cano's pre-tax earnings by approximately $0.3 million.

  Income Tax Benefit (Expense)

        For the current quarter, Cano had an income tax benefit of $1.6 million, as compared to an income tax expense for the prior year quarter of $8.1 million. The prior year quarter tax amount included taxes related to discontinued operations as shown in Note 6 to Cano's Consolidated Financial Statements. The decreased income taxes for the current quarter, as compared to the prior year quarter,

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resulted from the decrease in taxable income. The effective income tax rates for the current and prior year quarters were 31% and 39%, respectively.

  Loss from Discontinued Operations

        For the current quarter, Cano had no income from discontinued operations, as compared to a $0.9 million loss for the prior year quarter. The prior year quarter loss pertains to Cano's divestitures of the Pantwist, LLC and Corsicana Properties, as discussed in Note 6 to Cano's Consolidated Financial Statements.

  Preferred Stock Dividend

        The preferred stock dividend for the current quarter of $0.5 million was a decrease of $0.4 million from $0.9 million for the prior year quarter. The decrease is attributable to Cano's November and December 2008 repurchases of preferred stock. Due to the repurchases, Cano's quarterly preferred stock dividends will be approximately $0.5 million per quarter of which 59% will be PIK, with the balance paid in cash.

Years Ended June 30, 2009, 2008 and 2007

  Overall

        For the 2009 fiscal year, Cano had income applicable to common stock of $7.9 million, which was a $29.5 million improvement as compared to the $21.6 million loss applicable to common stock for the 2008 fiscal year. Items that led to the improvement were increased gain on derivatives of $75.7 million, preferred stock repurchased for less than the carrying amount of $10.9 million, higher income from discontinued operations of $8.0 million and lower preferred stock dividend of $1.4 million. These positive factors were partially offset by higher operating expenses of $49.7 million, lower operating revenues of $9.3 million, lower deferred income tax benefit of $7.1 million and goodwill impairment of $0.7 million.

        For the 2008 fiscal year, Cano had a loss applicable to common stock of $21.6 million, which was $17.6 million greater than the $4.0 million loss applicable to common stock incurred for the year ended June 30, 2007, which we refer to as the 2007 fiscal year. Increased revenues of $14.0 million, increased deferred tax benefit of $8.8 million and lower interest expense of $0.9 million were more than offset by higher loss on commodity derivatives of $31.1 million, higher operating expenses of $8.3 million, lower income from discontinued operations of $1.0 million and increased preferred stock dividend of $0.9 million.

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Operating Revenues

        The table below summarizes Cano's operating revenues for the years ended June 30, 2009, 2008, and 2007.

				Increase (Decrease)
	Year Ended June 30,
				2009 v. 2008	2008 v. 2007
	2009	2008	2007
Operating Revenues (In Thousands)	$25,409	$34,650	$20,651	$(9,241)	$13,999
Sales:
Crude Oil (MBbls)	309	249	223	60	26
Natural Gas (MMcf)	776	908	824	(132)	84
MBOE	438	401	360	37	41
Average Realized Price
Crude Oil ($/Bbl)	$62.17	$94.08	$61.96	$(31.91)	$32.12
Natural Gas ($/Mcf)	$7.57	$11.99	$8.29	$(4.42)	$3.70
Operating Revenues and Commodity
Derivative Settlements (In Thousands)	$32,299	$32,065	$21,614	$234	$10,451
Average Adjusted Price (includes Commodity derivative settlements)
Crude Oil ($/Bbl)	$75.84	$81.92	$62.17	$(6.08)	$19.75
Natural Gas ($/Mcf)	$10.23	$12.48	$9.41	$(2.25)	$3.07

  2009 Fiscal Year v. 2008 Fiscal Year

        Cano's 2009 fiscal year operating revenues of $25.4 million were $9.3 million lower as compared to its 2008 fiscal year operating revenues of $34.7 million. The $9.3 million reduction is primarily attributable to lower prices received for crude oil and natural gas sales, which lowered revenues by $8.0 million and $4.0 million, respectively, and by lower natural gas sales volumes, which lowered revenues by $1.0 million. These decreases were partially offset by increased crude oil sales volumes, which increased revenues by $3.7 million.

        The impact of lower prices for crude oil and natural gas sales, as discussed above, is partially mitigated by commodity derivative settlements received during Cano's 2009 fiscal year as presented in the preceding table. As discussed in Note 7 to Cano's Consolidated Financial Statements, if crude oil and natural gas NYMEX prices are lower than derivative floor prices, Cano will be reimbursed by its counterparty for the difference between the NYMEX price and floor price (i.e. realized gain). Conversely, if crude oil and natural gas NYMEX prices are higher than the derivative ceiling prices, Cano will pay its counterparty for the difference between the NYMEX price and ceiling price (i.e. realized loss).

        Crude Oil Sales.    For Cano's 2009 fiscal year, approximately 82% of the increased crude oil sales of 60 MBbls were attributed to development activity at the Cato Properties, as previously discussed under the "—Drilling Capital Development and Operating Activities Update." Also, Cano increased crude oil sales from its Panhandle Properties due to development activity previously discussed under "—Drilling Capital Development and Operating Activities Update."

        Natural Gas Sales.    For Cano's 2009 fiscal year, the overall decrease in natural gas sales of 132 MMcf pertains primarily to reductions with respect to its Barnett Shale project at its Desdemona Properties. During the first half of calendar year 2008, various workovers and re-fracture stimulations were attempted to increase production. Through December 2008, these efforts were met with marginal success. In January 2009, Cano halted its workover program in the Desdemona Properties—Barnett Shale. Once the workover activity ceased, Cano experienced normal Barnett Shale annual production

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declines of approximately 65-90%. In July 2009, Cano shut-in its Barnett Shale natural gas wells and, based upon the current and near-term outlook of natural gas prices, Cano has no plans to return these wells to production in the foreseeable future.

        Also, higher gas production from the Cato Properties due to the aforementioned development activity was offset by lower gas production from Cano's Panhandle Properties due to normal field decline of approximately 10% annually and temporary pipeline curtailments of gas deliveries by its gas purchasers.

        Crude Oil and Natural Gas Prices.    The average price Cano receives for crude oil sales is generally at market prices received at the wellhead, except for the Cato Properties, for which Cano receives below market prices due to the levels of impurities in the oil. Differentials gapped briefly as commodity prices rapidly declined between July 2008 and December 2008; however, the differentials have since recovered with the higher crude oil prices. The average price Cano receives for natural gas sales is approximately the market price received at the wellhead, adjusted for the value of natural gas liquids, less transportation and marketing expenses. As discussed in Note 7 to Cano's Consolidated Financial Statements, Cano has commodity derivatives in place that provide for $80 to $85 crude oil "floor prices" and $7.75 to $8.00 natural gas "floor prices." If crude oil and natural gas NYMEX prices are lower than the "floor prices," Cano will be reimbursed by its counterparty for the difference between the NYMEX price and "floor price."

        Cano expects to grow sales through its development plans as previously discussed under "—Drilling Capital Development and Operating Activities Update."

  2008 Fiscal Year v. 2007 Fiscal Year

        Cano's 2008 fiscal year operating revenues of $34.7 million represent an improvement of $14.0 million as compared to Cano's 2007 fiscal year operating revenues of $20.7 million. The $14.0 million improvement is primarily attributable to:

  •
  Higher realized prices received for crude oil and natural gas sales, as shown in the above table, which led to increases of $8.0 million and $3.3 million, respectively, and

  •
  A full twelve months of Cato Properties operating revenues versus three months in 2007 fiscal year which contributed an additional $3.2 million to operating revenues.

Operating Expenses

  2009 Fiscal Year v. 2008 Fiscal Year

        For Cano's 2009 fiscal year, its total operating expenses were $84.4 million, or $49.7 million higher than its 2008 fiscal year of $34.7 million. The primary contributors to the increase were an impairment of long-lived assets of $26.7 million and exploration expense of $11.4 million associated with the Desdemona Properties—Duke Sands waterflood project. In addition, Cano experienced increased lease operating expenses of $5.5 million, general and administrative of $4.3 million and higher depletion and depreciation of $1.8 million.

  2008 Fiscal Year v. 2007 Fiscal Year

        For Cano's 2008 fiscal year, its total operating expenses were $34.7 million, or $8.3 million higher than its 2007 fiscal year of $26.4 million. The $8.3 million increase is primarily attributed to increased lease operating expenses of $4.6 million, higher general and administrative expenses of $2.2 million, higher production and ad valorem taxes of $0.8 million and increased depletion and depreciation expense of $0.7 million.

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Lease Operating Expenses

        Cano's lease operating expenses, which we refer to as LOE, consist of the costs of producing crude oil and natural gas such as labor, supplies, repairs, maintenance, workovers and utilities.

        For the 2009 fiscal year, Cano's LOE was $18.8 million, which is $5.5 million higher than 2008 fiscal year of $13.3 million. The $5.5 million increase resulted primarily from increased workover activities and general repairs at the Panhandle Properties of $4.2 million and higher operating expenses incurred at the Cato Properties of $2.1 million to support increased crude oil and natural gas sales, as discussed under "Management's Discussion and Analysis of Financial Condition and Results of Operations of Cano—Results of Operations—Operating Revenues," partially offset by lower operating expenses of $1.1 million due to lower natural gas sales at the Desdemona Properties, as discussed under "Management's Discussion and Analysis of Financial Condition and Results of Operations of Cano—Results of Operations—Operating Revenues." Cano also had higher LOE at the Davenport and Nowata Properties of $0.3 million due to increased electricity expenses, general repairs and workover expenses. The workover activities at the Panhandle Properties pertained to returning wells to production and have increased production, as discussed under "Management's Discussion and Analysis of Financial Condition and Results of Operations of Cano—Results of Operations—Operating Revenues," and are expected to result in increased production in future months.

        For the 2009 fiscal year, Cano's LOE per BOE, based on production, was $41.28 as compared to $32.69 for the 2008 fiscal year. In general, secondary and tertiary LOE is higher than the LOE for companies developing primary production because Cano's fields are more mature and typically produce less oil and more water. Cano expects the LOE to decrease during the 2010 fiscal year as Cano realizes the benefit of a full year of lower service rates with vendors, and Cano expects LOE per BOE to decrease as production increases from the waterflood and EOR development activities Cano has implemented and are implementing as discussed under the "—Drilling Capital Development and Operating Activities Update." Cano did experience decreases in its LOE per BOE during the 2009 fiscal year as the LOE per BOE for the six months ended June 30, 2009 was $37.75, which is lower than the $44.84 LOE per BOE for the six months ended December 31, 2008.

        For the 2008 fiscal year, Cano's LOE was $13.3 million, which is $4.6 million higher as compared to the 2007 fiscal year LOE of $8.7 million. Cano incurred higher LOE due to the inclusion of the Cato Properties of $0.8 million, increased lifting costs at the Desdemona Properties of $1.7 million, increased workover rig expenses at the Panhandle and Pantwist Properties of $1.6 million and increased electricity expense of $0.7 million. Other factors contributing to higher LOE were increased crude oil and natural gas sales, as discussed under "Management's Discussion and Analysis of Financial Condition and Results of Operations of Cano—Results of Operations—Operating Revenues," and generally higher costs for goods and services. Cano's LOE for the 2008 fiscal year included a full year of Cato Properties' operating results versus three months in the 2007 fiscal year. Cano's LOE per BOE has increased from $23.47 during the 2007 fiscal year to $32.69 for the 2008 fiscal year, for the reasons previously discussed.

Production and Ad Valorem Taxes

        For the 2009 fiscal year, Cano's production and ad valorem taxes were $2.4 million, which is $0.1 million lower than the 2008 fiscal year of $2.5 million. Cano's production taxes were lower by $0.6 million due to lower operating revenues and were partially offset by increased ad valorem taxes of $0.5 million. The increased ad valorem taxes were due to notification of revisions in tax property valuations by taxing authorities for the 2008 calendar year. Therefore, the 2009 fiscal year includes higher tax rates for the twelve months plus a charge for applying the rates to the first six months of the 2008 calendar year. Cano's production taxes as a percent of operating revenues for the 2009 fiscal year

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of 6.5% was comparable to the 2008 fiscal years of 6.7%. Cano anticipates the 2010 fiscal year to be subject to similar production tax rates.

        For the 2008 fiscal year, Cano's production and ad valorem taxes were $2.5 million, which is $0.8 million higher than the 2007 fiscal year of $1.7 million. The $0.8 million increase is attributable to higher operating revenues, as previously discussed.

General and Administrative Expenses

        Cano's general and administrative, which Cano refers to as G&A, expenses consist of support services for its operating activities and investor relations costs.

  2009 Fiscal Year v. 2008 Fiscal Year

        For the 2009 fiscal year, Cano's G&A expenses totaled $19.2 million, which is $4.3 million higher than fiscal year 2008 of $14.9 million. The primary contributors to the $4.3 million increase were higher litigation costs of $4.4 million pertaining to the settlement costs and legal fees pertaining of the fire litigation as discussed in Note 17 to Cano's Consolidated Financial Statements and increased stock compensation expense of $0.2 million partially offset by reduced payroll expense of $0.3 million. During the quarter ended March 31, 2009, Cano took steps to reduce its payroll, eliminating 25% of its home office staff. The quarter ended June 30, 2009 was the first time Cano realized these savings.

        Since Cano has settled all fire litigation claims except for one lawsuit, as discussed in Note 17 to Cano's Consolidated Financial Statements, Cano expects significant decreases in future quarters' legal expenses. Also, the previously discussed workforce reductions are expected to reduce payroll and benefits costs by $0.8 million annually.

  2008 Fiscal Year v. 2007 Fiscal Year

        For the 2008 fiscal year, Cano's G&A expenses totaled $14.9 million, which is $2.3 million higher than fiscal year 2007 of $12.6 million. The primary contributors to the $2.3 million increase were:

  •
  Increased stock compensation expense of $2.1 million resulting from the issuance of stock options as discussed in Note 10 to Cano's Consolidated Financial Statements and the issuance of restricted shares as discussed in Note 11 to Cano's Consolidated Financial Statements,

  •
  Increased labor and staffing costs of $0.3 million, which includes the accrual of bonuses earned during the 2008 fiscal year and the payment of bonuses during the quarter ended December 31, 2007, and

  •
  Higher legal fees of $0.3 million pertaining to the fire litigation as discussed in Note 17 to Cano's Consolidated Financial Statements.

        These increases were partially offset by lower fees of $0.3 million for accounting services to achieve full compliance with Section 404 of the Sarbanes-Oxley Act and reductions totaling $0.1 million pertaining to other expenses.

Impairment of Long-Lived Assets

        During the 2009 fiscal year, Cano recorded a $26.7 million impairment on our Barnett Shale Properties. As discussed in Note 14 to Cano's Consolidated Financial Statements, the decline in commodity prices created an uncertainty in the likelihood of developing Cano's reserves associated with its Barnett Shale natural gas properties within the next five years. Therefore, during the quarter ended December 31, 2008, we recorded a $22.4 million pre-tax impairment to Cano's Barnett Shale Properties. During the quarter ended June 30, 2009, Cano recorded an additional $4.3 million pre-tax impairment to its Barnett Shale Properties as the forward outlook for natural gas prices continued to

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decline and Cano shut-in its Barnett Shale natural gas wells. The fair value was determined using estimates of future production volumes, prices and operating expenses, discounted to a present value.

Exploration Expense

        During the 2009 fiscal year, Cano recorded exploration expense of $11.4 million pertaining to the Duke Sands waterflood project. The primary source of water for this waterflood project had been derived from the Barnett Shale wells. Since Cano has shut-in its Barnett Shale natural gas production due to uneconomic natural gas commodity prices, as previously discussed, Cano no longer has an economic source of water to continue flooding the Duke Sands. Therefore, Cano's rate of water injection has been reduced to a point where Cano cannot consider the waterflood active. Cano continues to believe that this reservoir is an excellent secondary and tertiary recovery candidate; however, Cano does not have current plans to recommence injection for the foreseeable future.

Depletion and Depreciation

        For the 2009 fiscal year, Cano's depletion and depreciation expense was $5.7 million, an increase of $1.8 million as compared to the 2008 fiscal year depletion and depreciation expense of $3.9 million. This includes depletion expense pertaining to its oil and natural gas properties, and depreciation expense pertaining to its field operations vehicles and equipment, natural gas plant, office furniture and computers. The increase is due to increased crude oil and natural gas sales volumes (net) as previously discussed under "—Operating Revenues" and higher per BOE depletion rates. For the 2009 fiscal year, Cano's depletion rate pertaining to its oil and gas properties was $11.63 per BOE, as compared to the 2008 fiscal year rate of $8.19 per BOE. The increased depletion rates resulted from higher depletion rates for Cano's Cato and Panhandle Properties based on its reserve redetermination at June 30, 2009 and periodic reassessments of depletion rates during the 2009 fiscal year.

        For the 2008 fiscal year, Cano's depletion and depreciation expense was $3.9 million, an increase of $0.7 million as compared to the 2007 fiscal year depletion and depreciation expense of $3.2 million. This includes depletion expense pertaining to its oil and natural gas properties, and depreciation expense pertaining to its field operations vehicles and equipment, natural gas plant, office furniture and computers. The increase is due to increased crude oil and natural gas sales volumes as previously discussed under "—Operating Revenues" and higher per BOE depletion rates. For the 2008 fiscal year, Cano's depletion rate pertaining to its oil and gas properties was $8.19 per BOE, as compared to 2007 fiscal year rate of $6.91 per BOE. The higher depletion rates resulted from a reduction of reserves for the Desdemona—Barnett Shale and Pantwist Properties, as discussed in Note 18 to Cano's Consolidated Financial Statements, and higher depletion rates attributed to the Cato Properties.

Interest Expense and Other

        For the 2009, 2008 and 2007 fiscal years, Cano incurred interest expense of $0.5 million, $0.8 million and $1.7 million, respectively, as a direct result of the credit agreements Cano entered into, as discussed in Note 6 to Cano's Consolidated Financial Statements. The interest expense for the 2009, 2008 and 2007 fiscal years was reduced by $1.4 million, $2.5 million and $0.3 million, respectively, for interest cost that was capitalized to the waterflood and ASP projects discussed under the "—Drilling Capital Development and Operating Activities Update." Cano incurred higher interest costs during the 2008 fiscal year due to higher outstanding debt balances and higher interest rates.

Gain (Loss) on Commodity Derivatives

        As discussed in Note 7 to Cano's Consolidated Financial Statements, Cano has entered into financial contracts for its commodity derivatives and an interest rate swap arrangement. For the 2009 fiscal year, Cano recorded a gain on derivatives of $43.8 million as compared to losses of $32.0 million

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and $0.8 million for the 2008 and 2007 fiscal years, respectively. The 2009 fiscal year gain consisted of an unrealized gain of $36.9 million, a realized gain on settlements of commodity derivative contracts of $6.2 million and a $0.7 million realized gain on the sale of floor-priced contracts.

        The 2008 fiscal year loss consists of unrealized and realized losses of $29.4 million and $2.6 million, respectively. For the 2007 fiscal year, Cano incurred an unrealized loss of $1.8 million and a realized gain of $1.0 million.

        For the realization of settlements, if crude oil and natural gas NYMEX prices are lower than the floor prices, Cano will be reimbursed by its counterparty for the difference between the NYMEX price and floor price (i.e. realized gain). Conversely, if crude oil and natural gas NYMEX prices are higher than the ceiling prices, Cano will pay its counterparty for the difference between the NYMEX price and ceiling price (i.e. realized loss).

        The unrealized gain for the 2009 fiscal year reflects the fair value of the commodity derivatives as of June 30, 2009. By their nature, these commodity derivatives can have a highly volatile impact on Cano's earnings. A five percent change in the prices for Cano's commodity derivative instruments could impact its pre-tax earnings by approximately $1.8 million.

Income Tax Benefit (Expense)

        For the 2009 fiscal year, Cano had income tax expense of $1.7 million, as compared to an income tax benefit for the 2008 and 2007 fiscal years of $9.8 million and $0.4 million, respectively. These tax amounts included taxes related to discontinued operations as shown in Note 8 to Cano's Consolidated Financial Statements. The increased income taxes for the 2009 fiscal year, as compared to the 2008 and 2007 fiscal years, is due to the increase in taxable income and an increase in the state tax rate and other permanent items, as presented in Note 16 to Cano's Consolidated Financial Statements, resulting in an aggregate rate of 107.4%. The income tax rates for the 2008 and 2007 fiscal years was 35.9% for each year.

Income from Discontinued Operations

        For the 2009, 2008 and 2007 fiscal years, Cano had income from discontinued operations of $11.5 million, $3.5 million and $4.5 million, respectively, due to Cano's divestitures of the Pantwist, LLC; Corsicana Properties and Rich Valley Properties, as discussed in Note 8 to Cano's Consolidated Financial Statements.

Preferred Stock Dividend

        The preferred stock dividend for the 2009 fiscal year of $2.7 million was a decrease of $1.4 million from $4.1 million for 2008 fiscal year. This resulted from the November and December 2008 repurchases of preferred stock as discussed in Note 5 to Cano's Consolidated Financial Statements. Due to the repurchases, Cano's quarterly preferred stock dividends will be approximately $0.5 million per quarter of which 59% will be PIK, with the remaining balance paid in cash. Also, the 2008 fiscal year amount includes $0.5 million of federal tax Cano was required to withhold in accordance with Internal Revenue Service regulations from September 2006 through June 2008. These amounts did not have a material effect to Cano's prior period financial statements. Due to the previously discussed repurchases, Cano no longer has any Preferred Stock that required withholding taxes.

        The preferred stock dividend for the 2008 fiscal year of $4.1 million was $0.9 million higher than the $3.2 million for the 2007 fiscal year. This is primarily due to $0.5 million federal tax withholding previously discussed.

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Contractual Obligations

        The following table sets forth Cano's contractual obligations in thousands at September 30, 2009 for the periods shown:

Amounts in $000s	Total	Less than 1 Year	1 To 3 Years	3 to 5 Years	More Than 5 Years
Long-term debt	$61,200	$—	$—	$61,200	$—
Series D Preferred Stock	27,265	—	27,265	—	—
Operating lease obligations	2,954	576	1,244	1,134	—

Total contractual obligations(a)	$91,419	$576	$28,509	$62,334	$—

(a)
The above table excludes a contractual obligation, in effect at June 30, 2009, that provided a framework for the vendor to invoice Cano for well service costs incurred during the normal course of business at Cano's oil and gas properties located in the Texas Panhandle and New Mexico. Subsequent to September 30, 2009, this contract was amended to terminate the future obligations to this vendor.

Off Balance Sheet Arrangements

        Cano's off balance sheet arrangements are limited to operating leases that have not and are not reasonably likely to have a current or future material effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Selected Quarterly Financial Data (Unaudited)

        Cano derived the selected historical financial data in the table below from its unaudited interim consolidated financial statements. The sum of net income per share by quarter may not equal the net income per share for the year due to variations in the weighted average shares outstanding used in computing such amounts. The historical data presented here are only a summary and should be read in conjunction with the consolidated financial statements, related notes and other financial information included elsewhere in this annual report.

In thousands, except per share data Fiscal Year Ended June 30, 2010	Sept. 30
Operating revenues from continuing operations	$5,264
Operating loss from continuing operations	(4,522)
Loss from continuing operations	(3,561)
Income (loss) from discontinued operations, net of tax	—
Net income (loss) applicable to common stock	(4,031)
Net income (loss) per share—basic	(0.09)
Net income (loss) per share—diluted	(0.09)

Fiscal Year Ended June 30, 2009	Sept. 30(a)	Dec. 31(b)	Mar. 31	Jun. 30(c)
Operating revenues from continuing operations	$10,932	$4,876	$3,928	$5,673
Operating loss from continuing operations	(1,335)	(33,703)	(4,332)	(19,645)
Loss from continuing operations	13,607	(8,628)	(704)	(15,986)
Income (loss) from discontinued operations, net of tax	(853)	12,246	(5)	92
Net income (loss) applicable to common stock	11,818	13,653	(1,179)	(16,363)
Net income (loss) per share—basic	0.26	0.30	(0.03)	(0.36)
Net income (loss) per share—diluted	0.23	0.27	(0.03)	(0.36)

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Fiscal Year Ended June 30, 2008	Sept. 30	Dec. 31	Mar. 31	Jun. 30(d)
Operating revenues from continuing operations	$6,586	$7,696	$9,173	$11,195
Operating income (loss) from continuing operations	(1,008)	(155)	613	507
Loss from continuing operations	(931)	(1,412)	(1,995)	(16,654)
Income from discontinued operations, net of tax	652	722	946	1,151
Net loss applicable to common stock	(1,246)	(1,578)	(1,926)	(16,854)
Net loss per share—basic and diluted	(0.04)	(0.04)	(0.05)	(0.47)

(a)
For the quarter ended September 30, 2008, Cano's results of operations were favorably impacted by $24.2 million unrealized gain on commodity derivatives resulting from a significant price decrease for both crude oil and natural gas.

(b)
For the quarter ended December 31, 2008, Cano's results of operations were unfavorably impacted by impairment of long-lived assets of $22.4 million, partially offset by unrealized gain on commodity derivatives.

(c)
For the quarter ended June 30, 2009, Cano's results of operations were unfavorably impacted by exploration expense of $11.4 million and impairment of long-lived assets of $4.3 million.

(d)
For the quarter ended June 30, 2008, Cano's results of operations were unfavorably impacted by $23.8 million unrealized loss on commodity derivatives resulting from a significant price increase for both crude oil and natural gas.

Critical Accounting Policies

        Cano has identified the critical accounting policies used in the preparation of its financial statements. These are the accounting policies that Cano has determined involve the most complex or subjective decisions or assessments.

        Cano prepared its consolidated financial statements in accordance with GAAP. GAAP requires management to make judgments and estimates, including choices between acceptable GAAP alternatives.

Oil and Gas Properties and Equipment

        Cano follows the successful efforts method of accounting. Exploration expenses, including geological and geophysical expenses and delay rentals, are charged to expense. The costs of drilling and equipping exploratory wells are deferred until the company has determined whether proved reserves have been found. If proved reserves are found, the deferred costs are capitalized as part of the wells and related equipment and facilities. If no proved reserves are found, the deferred costs are charged to expense. All development activity costs are capitalized. Cano is primarily engaged in the development and acquisition of crude oil and natural gas properties. Cano's activities are considered development where existing proved reserves are identified prior to commencement of the project and are considered exploration if there are no proved reserves at the beginning of such project. The property costs reflected in the accompanying consolidated balance sheets resulted from acquisition and development activities and deferred exploratory drilling costs. Capitalized overhead costs that directly relate to Cano's drilling and development activities were $1.1 million and $0.8 million, for the years ended June 30, 2009 and 2008, respectively. Cano recorded capitalized interest costs of $1.4 million and $2.5 million for the years ended June 30, 2009 and 2008, respectively.

        Costs for repairs and maintenance to sustain or increase production from existing producing reservoirs are charged to expense. Significant tangible equipment added or replaced that extends the useful or productive life of the property is capitalized. Costs to construct facilities or increase the

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productive capacity from existing reservoirs are capitalized. Costs to construct facilities or increase the productive capacity from existing reservoirs are capitalized.

        Depreciation and depletion of producing properties are computed on the unit-of-production method based on estimated proved oil and natural gas reserves. Cano's unit-of-production amortization rates are revised prospectively on a quarterly basis based on updated engineering information for its proved developed reserves. Cano's development costs and lease and wellhead equipment are depleted based on proved developed reserves. Cano's leasehold costs are depleted based on total proved reserves. Investments in major development projects are not depleted until such project is substantially complete and producing or until impairment occurs. As of June 30, 2009 and 2008, capitalized costs related to waterflood and ASP projects that were in process and not subject to depletion amounted to $49.4 million and $47.6 million, respectively, of which $4.8 million and $13.1 million, respectively, were deferred costs related to drilling and equipping exploratory wells as discussed in Note 9 to Cano's Consolidated Financial Statements.

        If conditions indicate that long-term assets may be impaired, the carrying value of Cano's properties is compared to management's future estimated pre-tax cash flow from the properties. If undiscounted cash flows are less than the carrying value, then the asset value is written down to fair value. Impairment of individually significant unproved properties is assessed on a property-by-property basis, and impairment of other unproved properties is assessed and amortized on an aggregate basis. The impairment assessment is affected by factors such as the results of exploration and development activities, commodity price projections, remaining lease terms, and potential shifts in Cano's business strategy.

Asset Retirement Obligation

        Cano's financial statements reflect the fair value for any asset retirement obligation, consisting of future plugging and abandonment expenditures related to its oil and gas properties, which can be reasonably estimated. The asset retirement obligation is recorded as a liability at its estimated present value at the asset's inception, with an offsetting increase to producing properties on the consolidated balance sheets. Periodic accretion of the discount of the estimated liability is recorded as an expense in the consolidated statements of operations.

Estimates of Proved Reserves

        The term proved reserves is defined by the SEC in Rule 4-10(a) of Regulation S-X adopted under the Securities Act of 1933, as amended. In general, proved reserves are the estimated quantities of crude oil, natural gas and natural gas liquids that geological or engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based on future conditions.

        Cano's estimates of proved reserves materially impact depletion expense. If proved reserves decline, then the rate at which Cano records depletion expense increases. A decline in estimates of proved reserves may result from lower prices, new information obtained from development drilling and production history; mechanical problems on Cano's wells; and catastrophic events such as explosions, hurricanes and floods. Lower prices also may make it uneconomical to drill wells or produce from fields with high operating costs. In addition, a decline in proved reserves may impact Cano's assessment of its oil and natural gas properties for impairment.

        Cano's proved reserve estimates are a function of many assumptions, all of which could deviate materially from actual results. As such, reserve estimates may vary materially from the ultimate quantities of crude oil and natural gas actually produced.

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Revenue Recognition

        Cano's revenue recognition is based on the sales method of recording revenue. Cano does not have imbalances for natural gas sales. Cano recognizes revenue when crude oil and natural gas quantities are delivered to or collected by the respective purchaser. Title to the produced quantities transfers to the purchaser at the time the purchaser receives or collects the quantities. Prices for such production are defined in sales contracts and are readily determinable based on publicly available information. The purchasers of such production have historically made payment for crude oil and natural gas purchases within thirty-five days of the end of each production month. Cano periodically reviews the difference between the dates of production and the dates Cano collects payment for such production to ensure that accounts receivable from the purchasers are collectible. The point of sale for Cano's crude oil and natural gas production is at its applicable field tank batteries and gathering systems; therefore, Cano does not incur transportation costs related to its sales of crude oil and natural gas production.

        As previously discussed, for the years ended June 30, 2009, 2008 and 2007, Cano sold our crude oil and natural gas production to several independent purchasers. The following table shows purchasers that accounted for 10% or more of its total revenues:

	Year Ended June 30,
	2009	2008	2007
Valero Marketing Supply Co.	32%	33%	36%
Coffeeville Resources Refinery and Marketing, LLC	18%	15%	16%
Plains Marketing, LP	15%	*	*
Eagle Rock Field Services, LP	13%	18%	18%
DCP Midstream, LP	10%	14%	17%

*
Less than 10% of operating revenue

        In the event that one or more of these significant purchasers ceases doing business with Cano, Cano believes that there are potential alternative purchasers with whom it could establish new relationships and that those relationships would result in the replacement of one or more lost purchasers. Cano would not expect the loss of any single purchaser to have a long-term material adverse effect on its operations, though Cano may experience a short-term decrease in its revenues as Cano makes arrangements for alternative purchasers. However, the loss of a single purchaser could potentially reduce the competition for Cano's crude oil and natural gas production, which could negatively impact the prices it receives.

Stock-Based Compensation Expense

        Cano accounts for share-based payment arrangements with employees and directors at their grant-date fair value and record the related expense over their respective vesting periods. The value of stock-based compensation is impacted by Cano's stock price, which has been highly volatile, and items that require management's judgment, such as expected lives and forfeiture rates.

Derivatives

        Cano is required to hedge a portion of its production at specified prices for oil and natural gas under its senior and subordinated credit agreements, as discussed in Note 6 to Cano's Consolidated Financial Statements. The purpose of the derivatives is to reduce Cano's exposure to declining commodity prices. By locking in minimum prices, Cano protects its cash flows which support its annual capital expenditure plans. Cano has entered into commodity derivatives that involve "costless collars" for its crude oil and natural gas sales. These derivatives are recorded as derivative assets and liabilities

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on its consolidated balance sheets based upon their respective fair values. Cano has entered into an interest rate basis swap contract to reduce its exposure to future interest rate increases.

        Cano does not designate its derivatives as cash flow or fair value hedges. Cano does not hold or issue derivatives for speculative or trading purposes. Cano is exposed to credit losses in the event of nonperformance by the counterparties to its commodity and interest rate swap derivatives. Cano anticipates, however, that its counterparties will be able to fully satisfy their respective obligations under Cano's commodity and interest rate swap derivatives contracts. Cano does not obtain collateral or other security to support its commodity derivatives contracts nor is Cano required to post any collateral. Cano monitors the credit standing of its counterparties to understand its credit risk.

        Changes in the fair values of Cano's derivative instruments and cash flows resulting from the settlement of Cano's derivative instruments are recorded in earnings as gains or losses on derivatives on Cano's consolidated statements of operations.

New Accounting Pronouncements

        In June 2009, FASB issued a standard that established the FASB Accounting Standards Codification™, which we refer to as ASC, and amended the hierarchy of GAAP such that the ASC became the single source of authoritative nongovernmental GAAP. The ASC did not change current GAAP, but was intended to simplify user access to all authoritative GAAP by providing all the authoritative literature related to a particular topic in one place. All previously existing accounting standard documents were superseded and all other accounting literature not included in the ASC is considered non-authoritative. New accounting standards issued subsequent to June 30, 2009 are communicated by the FASB through Accounting Standards Updates (ASUs). The ASC became effective for Cano on July 1, 2009. This standard did not have an impact on Cano's financial position, results of operations or cash flows. Throughout the notes to the consolidated financial statements, references that were previously made to various former authoritative GAAP pronouncements have been conformed to the appropriate section of the ASC.

        In December 2007, the FASB issued ASC 805 (formerly SFAS No. 141 (revised 2007), Business Combinations). Among other things, ASC 805 establishes principles and requirements for how the acquirer in a business combination (i) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired business, (ii) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and (iii) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. ASC 805 is effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited. Cano adopted ASC 805 on July 1, 2009. This standard will change Cano's accounting treatment for prospective business combinations.

        In December 2007, the FASB issued ASC 810 (formerly SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51). ASC 810 establishes accounting and reporting standards for noncontrolling interests in a subsidiary and for the deconsolidation of a subsidiary. Minority interests will be recharacterized as noncontrolling interests and classified as a component of equity. It also establishes a single method of accounting for changes in a parent's ownership interest in a subsidiary and requires expanded disclosures. This statement is effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited. Cano adopted SFAS No. 160 on July 1, 2009. The adoption of this statement did not have a material impact on Cano's financial position, results of operations or cash flows.

        In March 2008, the FASB issued ASC 815 (formerly SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—An Amendment of FASB Statement 13). ASC 815 expands the required disclosures to discuss the uses of derivative instruments; the accounting for derivative

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instruments and related hedged items, and how derivative instruments and related hedged items affect the company's financial position, financial performance and cash flows. Cano adopted ASC 815 on July 1, 2009. The adoption of this statement did not have a material impact on Cano's financial position, results of operations or cash flows.

        In June 2008, the FASB issued ASC 260 (formerly EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities). ASC 260 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and need to be included in the calculation of earnings per share under the two-class method. Under ASC 260, share-based payment awards that contain nonforfeitable rights to dividends are "participating securities" and, therefore, should be included in computing earnings per share using the two-class method. ASC 260 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. Cano adopted ASC 260 on July 1, 2009. The effect of adopting ASC 260 increased the number of shares used to compute earnings per share; however, the adoption of ASC 260 did not have a material impact on Cano's financial position, results of operations or cash flows.

        In December 2008, the FASB issued ASC 815 (formerly EITF 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock). ASC 815 affects companies that have provisions in their securities purchase agreements (for warrants and convertible instruments) that reset conversion prices based upon new issuances by companies at prices below the current conversion price of said instrument. Warrants and convertible instruments with such provisions will require the embedded derivative instrument to be bifurcated and separately accounted for as a derivative. Subject to certain exceptions, Cano's preferred stock provides for resetting the conversion price if Cano issues new common stock below $5.75 per share. ASC 815 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. Cano adopted ASC 815 on July 1, 2009. The adoption of this statement did not have a material impact on Cano's financial position, results of operations or cash flows since the reset conversion provision did not meet the definition of a derivative since it was not readily net-cash settled.

        In June 2009, the FASB issued ASC 855 (formerly SFAS 165, Subsequent Events) to establish general standards of accounting for and disclosure of events that occur after the balance sheet date, but prior to the issuance of financial statements. Specifically, ASC 855 sets forth: (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. ASC 855 is effective for financial statements issued for interim or annual periods ending after June 15, 2009. Cano adopted ASC 855 on June 30, 2009 and considered subsequent events through November 13 2009. The adoption of this statement did not have a material impact on Cano's financial position, results of operations or cash flows.

Quantitative and Qualitative Disclosures About Market Risk

        Cano's operations are exposed to market risks primarily as a result of changes in commodity prices and interest rates.

Interest Rate Risk

        Pursuant to Cano's credit agreements, it is subject to risks associated with interest rate fluctuations, as described under "—Credit Agreements." Cano has partially mitigated this risk by implementing an interest rate swap agreement, as discussed in Note 7 to its Consolidated Financial Statements. This agreement is effective through January 12, 2012 and establishes a fixed 1.73% LIBOR rate for $20.0 million in notional exposure. During Cano's fiscal year ended June 30, 2009, if there had

III-90

been an increase in the interest rate of 1%, Cano's total interest cost would have increased by $0.3 million annually.

Commodity Risk

        Cano's revenues are derived from the sale of its crude oil and natural gas production. The prices for oil and natural gas are extremely volatile and sometimes experience large fluctuations as a result of relatively small changes in supplies, weather conditions, economic conditions and government actions. Pursuant to Cano's senior and subordinated credit agreements discussed in Note 6 to Cano's Consolidated Financial Statements, Cano is required to maintain its existing commodity derivative contracts, all of which have UBNA as Cano's counterparty. Cano has no obligation to enter into commodity derivative contracts in the future. Should Cano choose to enter into commodity derivative contracts to mitigate future price risk, Cano cannot enter into contracts for greater than 85% of its crude oil and natural gas production volumes attributable to proved producing reserves for a given month. Therefore, for the hedged production, Cano will receive at least the floor prices. As of June 30, 2009, Cano maintained the following commodity derivative contracts:

Time Period	Floor Oil Price	Ceiling Oil Price	Barrels Per Day	Floor Gas Price	Ceiling Gas Price	Mcf per Day	Barrels of Equivalent Oil per Day
7/1/09 - 12/31/09	$80.00	$110.90	367	$7.75	$10.60	1,667	644
7/1/09 - 12/31/09	$85.00	$104.40	233	$8.00	$10.15	1,133	422
1/1/10 - 12/31/10	$80.00	$108.20	333	$7.75	$9.85	1,567	594
1/1/10 - 12/31/10	$85.00	$101.50	233	$8.00	$9.40	1,033	406
1/1/11 - 3/31/11	$80.00	$107.30	333	$7.75	$11.60	1,467	578
1/1/11 - 3/31/11	$85.00	$100.50	200	$8.00	$11.05	967	361

        Assuming that the prices that Cano receives for its crude oil and natural gas production are above the floor prices, based on Cano's actual fiscal year sales volumes for the year ended June 30, 2009, a 10% decline in the prices Cano receives for its crude oil and natural gas production would have had an approximate $2.5 million negative impact on Cano's revenues.

        Cano computed its mark-to-market valuations used for its commodity derivatives based on assumptions regarding forward prices, volatility and the time value of money. Cano compared its valuations to its counterparties' valuations to further validate its mark-to-market valuations. During the year ended June 30, 2009, Cano recognized an unrealized gain on commodity derivatives in its consolidated statements of operations amounting to $36.8 million. During the years ended June 30, 2008 and 2007, Cano recognized an unrealized loss on commodity derivatives in its consolidated statements of operations amounting to $29.4 million and $1.8 million, respectively.

        If crude oil prices fell $1 below Cano's hedged crude oil price floor, Cano would receive approximately $0.2 million annually due to having the crude oil price floor hedge in place. If natural gas prices fell $1 below Cano's hedged natural gas price floor, Cano would receive approximately $1.1 million annually due to having the natural gas price floor hedge in place.

        On September 11, 2009, Cano entered into two fixed price commodity swap contracts with its counterparty—Natixis, which is one of Cano's lenders under the senior credit agreement. The fixed price swaps are based on West Texas Intermediate NYMEX prices and are summarized in the table below.

Time Period	Fixed Oil Price	Barrels Per Day
4/1/11 - 12/31/11	$75.90	700
1/1/12 - 12/31/12	$77.25	700

III-91

CHAPTER IV—COMPENSATION DISCUSSION & ANALYSIS OF RESACA

Overview of Resaca Relationship with Torch

        Resaca was formed in March of 2006 by a group of independent investors led by Torch. From formation through July 31, 2007, Resaca functioned without employees and relied on the employees of Torch to manage the company and operate its properties under an Agreement for Operational, Accounting & Financial Services, which we refer to as the 2007 Services Agreement. On August 1, 2007, Dennis Hammond joined Torch as the President and Chief Operating Officer of Resaca. From that time until December 31, 2008, Mr. Hammond directed Torch employees in their provision of services to Resaca. Torch employees providing services to Resaca are co-employed by Resaca pursuant to the terms of the Co-Employment Agreement.

        On January 1, 2009, the 2007 Services Agreement was terminated and Torch employees began providing services to Resaca under the Services Agreement. The Services Agreement eliminated Torch's services as operator of Resaca's properties and provided solely for accounting and administrative services and remains in place. On January 1, 2009, the individuals who had been employed by Torch, but focused exclusively on Resaca, became employees of Resaca. These individuals included all the Torch employees based in Odessa, Texas as well as Mr. Hammond and Robert Porter, currently Resaca's Vice President of Engineering.

        After the merger is completed, the combined company may continue to utilize Torch's services under the Services Agreement, but to a lesser degree than prior to the merger. In addition, upon completion of the merger, one or more individuals currently employed by Torch will become employees of the combined company.

        The tables included in this Compensation Discussion & Analysis include information for individuals who served as executives of Resaca in fiscal 2009 as well as individuals who will serve as executive officers of the combined company after the completion of the merger. The executive officers named below are current employees of either Resaca, Torch or Cano and are referred to as the Named Executive Officers.

Named Executive Officers for Resaca Pre-Merger

Name	Current Employer	Current Position	Proposed Post Merger Employer	Post-Merger Position
John J. Lendrum, III	Torch	President and Chief Operating Officer, Torch Chief Executive Officer, Resaca	Torch	President and Chief Operating Officer, Torch Vice Chairman, Resaca
Chris B. Work	Torch	Vice President and Chief Financial Officer, Torch Vice President and Chief Financial Officer, Resaca	Resaca	Senior Vice President and Chief Financial Officer, Resaca
Dennis Hammond	Resaca	President and Chief Operating Officer, Resaca	Resaca	President and Chief Operating Officer, Resaca
Randy Ziebarth	Torch	Vice President—Operations, Torch Vice President—Operations, Resaca	Torch	Vice President—Operations, Torch
Mary Lou Fry	Torch	General Counsel, Vice President and Secretary, Torch General Counsel, Vice President and Secretary, Resaca	Torch	General Counsel, Vice President and Secretary, Torch
Robert Porter	Resaca	Vice President of Engineering, Resaca	Resaca	Vice President of Engineering, Resaca

Named Executive Officers for Resaca Post-Merger

Name	Current Employer	Current Position	Proposed Post Merger Employer	Post-Merger Position
J.P. Bryan	Torch	Chairman and Chief Executive Officer, Torch Chairman, Resaca	Torch and Resaca	Chairman and Chief Executive Officer, Torch Chairman and Chief Executive Officer, Resaca
Chris B. Work	Torch	Vice President and Chief Financial Officer, Torch Vice President and Chief Financial Officer, Resaca	Resaca	Senior Vice President and Chief Financial Officer, Resaca
Dennis Hammond	Resaca	President and Chief Operating Officer, Resaca	Resaca	President and Chief Operating Officer, Resaca
Patrick M. McKinney	Cano	Senior Vice President of Engineering and Operations, Cano	Resaca	Executive Vice President of Corporate Development, Resaca
Michael J. Ricketts	Cano	Vice President and Principal Accounting Officer, Cano	Resaca	Vice President and Chief Accounting Officer, Resaca

Executive Compensation

Compensation Philosophy and Objectives

Through its compensation programs, Resaca seeks to achieve the following general goals:

  •
  attract and retain qualified and productive executive officers and key employees by providing total compensation competitive with that of other executives and key employees employed by companies of similar size, complexity and industry of business;

  •
  encourage its executives and key employees to achieve strong financial and operational performance;

  •
  offer performance-based compensation to create meaningful links between corporate performance, individual performance and financial rewards;

  •
  align the interests of its executives with those of our stockholders by providing a significant portion of total pay in the form of stock-based incentives; and

  •
  encourage long-term commitment to Resaca.

        In order to better accomplish the goals of its compensation program, Resaca established the compensation committee of the Resaca board of directors, which we refer to as the Compensation Committee. The Compensation Committee strives to ensure that Resaca's directors and senior executives are fairly rewarded for their individual contributions to Resaca's overall performance by determining their pay and prerequisites and to demonstrate to all shareholders that the remuneration of the senior executive members of Resaca is set out by a committee of the Resaca board who will give due regard to the interests of the shareholders and to the financial and commercial health of the company.

        In considering compensation levels, the Compensation Committee evaluates both performance and overall compensation. The review of executive officers' performance includes a mix of financial and non-financial measures. In addition to business results, employees are expected to uphold a commitment to integrity, maximize the development of each individual, and continue to improve the environmental quality of Resaca's services and operations.

        Due to the unique nature of Resaca's reliance on certain employees of Torch, the Compensation Committee also reviews data on the amount of time billed by each Torch employee to Resaca and the charges associated with such billings. Resaca re-negotiates its service rates with Torch annually.

        In order to continue to attract and retain the best employees, the Compensation Committee believes the executive compensation packages provided to Resaca's executives, including the Named Executive Officers, should include both cash and stock-based compensation.

        The Compensation Committee has not retained a compensation consultant to review the compensation practices of Resaca's peers or to advise the Compensation Committee on compensation matters.

        Both Resaca's Compensation Committee and Chief Executive Officer consider public information regarding the compensation practices of likely competitors when reviewing and setting the compensation of all Resaca officers, including the Named Executive Officers.

Role of Chief Executive Officer in Compensation Decisions

        Periodically, Resaca's Chief Executive Officer considers the performance of each of the other Named Executive Officers and makes recommendations to the Compensation Committee with respect to the compensation of the Named Executive Officers, excluding himself. When considering a recommendation, Resaca's Chief Executive Officer considers an individual's contribution and performance, competitive pressures and company performance in making his recommendations to the Compensation Committee. The Compensation Committee may accept, reject or adjust such recommendations in its sole discretion. The Compensation Committee has the sole responsibility for evaluating the compensation of our Chief Executive Officer.

Establishing Executive Compensation

        Consistent with its compensation objectives, the Compensation Committee has structured Resaca's annual and long-term incentive-based executive compensation to attract and retain the best talent, reward financial success and closely align executives' interests with the Company's interests. In setting the compensation, the Compensation Committee reviews total direct compensation for the Named Executive Officers, which includes salary, annual cash incentives and long-term equity incentives. The appropriate level and mix of incentive compensation is not based upon a formula, but is a subjective determination made by the Compensation Committee.

Elements of Compensation

        For fiscal 2009 and prior years, the components of compensation for Resaca's Named Executive Officers included the following:

Element	Form of Compensation	Purpose
Base Salary	Cash	Provide competitive, fixed compensation to attract and retain executive talent.
Short-Term Incentive	Cash Bonus	Create a strong financial incentive for achieving financial success and for the competitive retention of executives.
Long-Term Equity Incentive	Stock Option and Restricted Stock Grants	Provide incentives to strengthen alignment of executive team interests with Company interests, reward long-term achievement and promote executive retention.
Health, Retirement and Other Benefits	Eligibility to participate in plans generally available to its employees, including 401(k); health and life insurance and disability plans	Plans are part of broad-based employee benefits.
Executive Benefits and Perquisites	Club memberships and Parking Subsidy	Provide benefits to promote the health and wellness of employees.

Base Salary

        The Compensation Committee believes base salary is a critical element of executive compensation because it provides executives with a base level of monthly income. Resaca does not have a formal salary program with salary grades or salary ranges. Instead, salary increases are awarded periodically based on individual performance, when allowed by economic conditions. The Compensation Committee determines the base salary of each Named Executive Officer based on his or her position and responsibility. For Named Executive Officers other than the Chief Executive Officer, the Compensation Committee also considers the recommendations of the Chief Executive Officer.

Short-Term Incentive Compensation

        Resaca's short-term incentive compensation includes periodic cash bonus payments. Resaca's Compensation Committee has established bonus policy guidelines, which we refer to as the Bonus Policy Guidelines. Under the the Bonus Policy Guidelines, the Compensation Committee would establish an annual bonus policy, the size of which would be determined by management's progress in achieving improved performance in four key areas: production increases, oil and gas reserve increases, operating cost reductions and cash flow increases. Each area for improvement is weighted in importance, with production increases carrying the most weight. The Chief Executive Officer of Resaca would then have the discretion to award bonuses from the pool to the Named Executive Officers and other key employees based on performance reviews. The Chief Executive Officer would not be eligible to participate in the bonus program. No officer or employee is guaranteed bonus compensation. The

Compensation Committee may, at its discretion, reduce the bonus pool in the event of negative safety or environmental incidents.

        Details of bonus payments made to the Named Executive Officers are included in the Summary Compensation table below.

Long-Term Equity Incentive Compensation

        Long-term equity incentives encourage participants to focus on long-term performance and provide an opportunity for executive officers and certain designated key officers and employees to increase their stake in Resaca through grants of restricted common stock and stock options. Resaca has made awards of restricted common stock and stock options pursuant to the Incentive Plan. By using a mix of stock options and restricted stock grants, Resaca is able to compensate its Named Executive Officers and key employees for sustained increases in stock performance as well as long-term growth. The Compensation Committee determines whether to grant stock options or restricted stock by weighing the benefits and drawbacks of each type of award against the financial impact of such award on Resaca. Such determination is made at the time of the grant.

        Long term equity incentive compensation is provided by Resaca in addition to base salary and bonus compensation. There is no pre-established policy or target for the allocation between either cash or non-cash or short-term and long-term incentive compensation; however, long-term incentives comprise a large portion of the total compensation package for executive officers and key employees. As reflected in the Summary Compensation Table, the long-term equity incentive compensation received by each of Resaca's Named Executive Officers as a percentage of their respective total compensation during fiscal 2009 was a follows: Mr. Bryan—52%; Mr. Lendrum—79%; Mr. Work—67%; Mr. McKinney—69%; Mr. Ricketts—43%; Mr. Hammond—83%; Ms. Fry—69%; Mr. Ziebarth—69% and Mr. Porter—0%. It is important to note that total compensation for several of the Named Executive Officers above reflects compensation from Torch. Specifically, base salaries for Mr. Bryan, Mr. Lendrum, Mr. Work, Ms. Fry and Mr. Ziebarth were paid by Torch. Base salaries for Mr. Hammond and Mr. Porter were paid by Torch for the July 1, 2008 to December 31, 2008 period and by Resaca for the January 1, 2009 to June 30, 2009 period. Base salaries for Mr. McKinney and Mr. Ricketts were paid by Cano.

        For fiscal 2009, Resaca granted two forms of long-term incentives to directors, executive officers and key employees: stock options and restricted common stock. Stock options awarded included both incentive stock options and non-statutory stock options. Going forward, the combined company will continue to use both stock options and restricted common stock as forms of incentive compensation and may consider other forms of incentive compensation as well, including stock appreciation rights and restricted stock units, all as provided for in the Incentive Plan. Of all stock option or restricted common stock employee and director awards made by Resaca during fiscal 2009, 29% were in the form of stock options and 71% were in the form of restricted common stock.

        The amounts of the stock option and restricted common stock awards made in fiscal 2009 were determined for all recipients, including Named Executive Officers, based on (1) input from Resaca's financial advisors and (2) senior management's perception of the past and likely future contribution of each individual to the success of Resaca.

        Specifically, Seymour Pierce Limited, Resaca's nominated advisor and principal advisor in its initial public offering on the AIM, advised that directors, officers and key employees should have a "meaningful" share of ownership of Resaca, but an amount that would not exceed 10% of the total shares outstanding. Thus, the total number of shares made available under the Incentive Plan was established at 9,225,874, which was equal to 10% of the shares then expected to be outstanding. Senior management decided to award between 6% and 7% of the equity in Resaca to select directors and officers at the time of the initial public offering so as to meet Seymour Pierce's directive to provide meaningful ownership for management and directors while maintaining the ability to grant additional awards or options in the future and still stay within the suggested 10% limit.

        Having established the target 6% - 7% management and director ownership goal, senior management then established the percentages of ownership to be awarded to specific individuals. The restricted common stock and stock option award decisions were based on past business and individual performance, both qualitative and quantitative. Also, senior management considered the grant recipient's expected future performance when determining individual awards.

        Resaca has utilized restricted common stock awards to focus executives on long-term performance and to help align executive compensation more directly with shareholder value. Vesting of restricted common stock typically occurs ratably over three years, based solely on continued employment of the recipient-employee. In fiscal 2009, restricted common stock awards were made to a total of ten individuals: J.P. Bryan, two outside directors, one executive director and six officers. The awards covered 4,105,515 shares of common stock. In fiscal 2009, the Named Executive Officers received restricted common stock totaling 3,459,703 shares or 84% of the restricted common stock awarded. The remaining restricted common stock awards were made to outside directors and officers who are not Named Executive Officers.

        Under the Incentive Plan, stock options may be granted having exercise prices equal to the closing price of Resaca's stock on the date of the grant. Resaca's stock options generally vest ratably over three years, based on continued employment for the employee-recipient. Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. New option grants normally have a term of ten years, unless the grantee owns more than 10% of the outstanding stock of the combined company. In this case, the term of the award shall not exceed five years from the date of the grant.

        The purpose of stock options is to provide equity compensation with value that has been traditionally treated as entirely at-risk, based on the increase in our stock price and the creation of shareholder value. Stock options also allow Resaca's directors, executive officers and key employees to have equity ownership and to share in the appreciation of the value of Resaca's stock, thereby aligning their compensation directly with increases in stockholder value. Stock options only have value to their holder if the stock price appreciates in value from the date options are granted.

        In fiscal 2009, Resaca awarded 1,706,787 stock options to two individuals: an outside director and an officer. Of the 1,706,787 stock options awarded in fiscal 2009, 81% were awarded to a Named Executive Officer and the remainder were awarded to an outside director.

        Details of all individual restricted common stock and stock option awards made by Resaca in fiscal 2009 follow:

Name	Restricted Common Stock Awarded	Stock Options Awarded	Total Awarded	Awards as % Total Outstanding Shares	Individual Awards as % of Total Awards
J.P. Bryan	230,647	0	230,647	0.25%	3.97%
John J. Lendrum, III	922,587	0	922,587	1.00%	15.87%
Chris B. Work	461,294	0	461,294	0.50%	7.94%
Dennis Hammond	922,587	1,383,881	2,306,468	2.50%	39.68%
Mary Lou Fry	461,294	0	461,294	0.50%	7.94%
Randy Ziebarth	461,294	0	461,294	0.50%	7.94%
Robert Porter	0	0	0	0.00%	0.00%
Other Directors and Officers	645,812	322,906	968,718	1.05%	16.67%

Grand Totals	4,105,515	1,706,787	5,812,302	6.30%	100.00%

        The Compensation Committee of the combined company intends to review both the annual incentive compensation program and the long-term incentive program annually to ensure that the program's key elements continue to meet the objectives described above.

Grants of Plan-Based Awards During Fiscal 2009

        Shown in the table below are the restricted stock and stock option grants to acquire Resaca common stock or Cano common stock made during Resaca's and Cano's fiscal year 2009 to the Named Executive Officers.

Grants of Plan Based Awards During Fiscal 2009
Name	Compensation Committee or Board of Directors Approval Date	Grant Date	All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards(a)	Grant Date Fair Value of Stock and Option Awards
J.P. Bryan	07/11/2008	07/17/2008	230,647	—	—	$618,999
John J. Lendrum, III	07/11/2008	07/17/2008	922,587	—	—	$2,475,995
Chris B. Work	07/11/2008	07/17/2008	461,294	—	—	$1,237,999
Dennis Hammond	07/11/2008	07/17/2008	922,587	—	—	$2,475,995
	07/11/2008	07/17/2008	—	1,383,881	£1.30	$1,477,732
Patrick M. McKinney	—	—	—	—	—	$—
Randy Ziebarth	07/11/2008	07/17/2008	461,294	—	—	$1,237,999
Mary Lou Fry	07/11/2008	07/17/2008	461,294	—	—	$1,237,999
Michael J. Ricketts	—	—	—	—	—	$—
Robert Porter	—	—	—	—	—	$—

(a)
The exercise price is equal to the offering price of Resaca common stock to the public in Resaca's initial public offering on AIM completed on July 17, 2008.

Outstanding Equity Awards at June 30, 2009

        The following table summarizes the total outstanding equity awards as of June 30, 2009 for each Named Executive Officer. The market value of the stock awards was based on the closing price of £0.26 per share for Resaca common stock which is $0.428 per share assuming an exchange rate of USD/GBP of $1.6461 per £1.00, and $0.95 per share for Cano common stock.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(a)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercisable Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have not Vested(b)	Market Value of Shares of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested
J.P. Bryan	—	—	—	—	—	230,647	$98,714	—	—
John J. Lendrum, III	—	—	—	—	—	922,587	$394,854	—	—
Chris B. Work	—	—	—	—	—	461,294	$197,427	—	—
Dennis Hammond	—	1,383,881	—	£1.30	07/17/2016	922,587	$394,854	—	—
Patrick M. McKinney	33,334	16,666	—	$5.42	12/28/2016	156,667	$148,834	—	—
Randy Ziebarth	—	—	—	—	—	461,294	$197,427	—	—
Mary Lou Fry	—	—	—	—	—	461,294	$197,427	—	—
Michael J. Ricketts	26,666	13,334	—	$5.42	12/28/2016	40,000	$38,000	—	—
Robert Porter	—	—	—	—	—	—	$—	—	—

(a)
The following table provides the vesting dates as of June 30, 2009 for unvested stock options:

Vesting Date	Dennis Hammond	Patrick M. McKinney	Michael J. Ricketts
07/17/2009	461,294	—	—
12/28/2009	—	16,667	13,334
07/17/2010	461,294	—	—
07/17/2011	461,293	—	—
(b)
The following table provides the vesting dates as of June 30, 2009 for unvested restricted shares:

Vesting Date	J.P. Bryan	John J. Lendrum, III	Chris B. Work	Dennis Hammond	Patrick M. McKinney	Randy Ziebarth	Mary Lou Fry	Michael J. Ricketts	Robert Porter
07/17/2009	76,882	307,529	153,765	307,529	—	153,765	153,765	—	—
07/02/2009	—	—	—	—	38,333	—	—	10,000	—
05/12/2010	—	—	—	—	40,000	—	—	10,000	—
07/02/2010	—	—	—	—	38,334	—	—	10,000	—
07/17/2010	76,882	307,529	153,765	307,529	—	153,765	153,765	—	—
05/12/2011	—	—	—	—	40,000	—	—	10,000	—
07/17/2011	76,883	307,529	153,764	307,529	—	153,764	153,764	—	—
Total Unvested Stock Awards	230,647	922,587	461,294	922,587	156,667	461,294	461,294	40,000	—

        The Compensation Committee recommends to the board of directors the equity awards to be made to each Named Executive Officer or other officer or employee prior to the grant of such equity awards by the board of directors. Grants of equity may be made at any time during the year. We do not time the release of material non-public information with the purpose of affecting the value of executive compensation.

        Stock Plan.    Resaca adopted the Incentive Plan on July 10, 2008. The Incentive Plan provides 9,225,874 shares of authorized but unissued shares of Resaca common stock to be awarded to Resaca's officers, directors, employees and consultants. These awards can be made in various forms, including stock options, stock appreciation rights or restricted common stock grants. Stock option grant prices awarded under the Incentive Plan may not be less than the fair market value of the common stock subject to such option on the grant date, and the term of stock options may extend no more than ten years after the grant date. The Compensation Committee selects the officers, employees and consultants to whom the awards will be granted and determines the number and type of awards to be granted to such individual. Resaca's board of directors selects the non-employee directors to whom awards will be granted and determines the number and type of award to be granted to such individuals. All of Resaca's employees, non-employee directors and consultants are eligible to receive awards under the Incentive Plan. The Incentive Plan has a term of ten years from the date of stockholder approval such that it expires on July 10, 2018.

Health, Retirement and Other Benefits

        401(k) Plan.    Effective January 1, 2009, Resaca initiated a 401(k) plan as part of its employee benefits package in order to retain quality personnel. This is a tax-qualified retirement savings plan under which all employees, including the Named Executive Officers who are employees of Resaca, are able to contribute to the plan the lesser of 60% of their annual salary and the limits prescribed by the Internal Revenue Service on a before-tax basis. Currently, Resaca matches 50% of employee contributions up to a maximum of 6% of the participant's gross salary, or as much as 3% of the participant's gross salary if the participant is contributing at least 6%. Resaca's matching contributions for all of its employees between January 1, 2009 and June 30, 2009 were approximately $17,736. All employee contributions to the plan are fully vested upon contribution; matching employer contributions vest over a six-year period of continuous service: 20% after two years, 40% after three years, 60% after four years, 80% after five years and 100% after six years.

        Health and Life.    Throughout the period from January 1, 2009 to December 31, 2009, Resaca purchased health insurance and other benefits programs on behalf of employees from The Guardian. Under these programs, Resaca offered major medical, dental, vision, life and accidental death and dismemberment insurance to all employees. Resaca also provided short term and long term disability benefits to employees, as well as up to ten days of sick pay as needed. The life insurance offered by Resaca was in amounts equal to up to two times annual earnings, subject to a $200,000 maximum and with limitations based on age. The short term disability program provided employees with a percentage of their normal earnings based upon tenure for a period of up to 180 days, subject to an elimination period. The long term disability program offered employees a benefit equal to 60% of monthly earnings subject to a maximum of $10,500 per month.

        For the period from January 1, 2010 to December 31, 2010, Resaca employees are offered benefits through Administaff, Inc., a professional employer organization, which we refer to as Administaff. These benefits include major medical, dental, vision, life and accidental death and dismemberment insurance benefits as well as disability benefits. In addition, Resaca offers eleven paid holidays per year and up to ten paid sick days per year. The life insurance benefits offered through the Administaff program are up to $50,000 per person. The disability program offers employees up to 60% of income (subject to a $10,000 per month maximum).

        Administaff does not provide services to well service workers. Therefore, effective January 1, 2010, nine individuals who are well service workers and former employees of Resaca, became employees of ROC. ROC employees are offered major medical, dental, vision, life and accidental death and dismemberment insurance as well as disability insurance. ROC employees are entitled to eleven paid holidays per year and up to ten paid sick days per year. The life insurance benefits offered to ROC employees are for an amount up to $50,000 with limitations based on age. The disability program offers employees up to 60% of income (subject to a $6,000 per month maximum).

Perquisites

        Resaca provides its employees with perquisites that are believed to be reasonable and consistent with the overall compensation program, to better enable Resaca to attract and retain superior employees for key positions, and to promote positive employee morale. The perquisites offered to Houston-based Resaca employees include a $113 per month transportation subsidy to be used to defray the cost of parking or pay for monthly bus fare and a 50% subsidy of the dues for a local club membership.

Director Compensation

        Each Resaca non-employee director receives annual compensation of $50,000, paid on a quarterly basis. In addition, on July 17, 2008, each director received a grant of either restricted common stock or stock options. Those shares and options vest over a three-year period. One third of these restricted shares and options vested on July 17, 2009. See the table below for additional information. We also reimburse the reasonable expenses incurred by our directors in attending meetings and other company business.

        Directors who are also full-time officers of Resaca receive no additional compensation for serving as directors. Currently, one member of the Resaca board of directors, John J. Lendrum, III, is also an executive officer of Resaca. Mr. Lendrum is an employee of Torch providing services to Resaca under the Services Agreement.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Grant Date Fair Market Value	Total ($)
Judy Ley Allen	$50,000	$618,999	—	$618,999	$668,999
John William Sharp Bentley	$50,000	—	$344,805	$344,805	$394,805
J.P. Bryan	$50,000	$618,999	—	$618,999	$668,999
Richard Kelly Plato	$50,000	$618,999	—	$618,999	$668,999

(1)
Aggregate Stock Awards and Option Awards Outstanding at the end of fiscal 2009:

Name	Date of Award	# Shares	# Options	Vesting Date
Judy Ley Allen	07/17/08	76,882		07/17/09
	07/17/08	76,882		07/17/10
	07/17/08	76,883		07/17/11
John William Sharp Bentley	07/17/08		107,635	07/17/09
	07/17/08		107,635	07/17/10
	07/17/08		107,636	07/17/11
J.P. Bryan	07/17/08	76,882		07/17/09
	07/17/08	76,882		07/17/10
	07/17/08	76,883		07/17/11
Richard Kelly Plato	07/17/08	76,882		07/17/09
	07/17/08	76,882		07/17/10
	07/17/08	76,883		07/17/11

COMPENSATION COMMITTEE REPORT

To the Stockholders of Resaca Exploitation, Inc.:

        The Compensation Committee of the board of directors has reviewed and discussed the Compensation Discussion & Analysis, above, with management. Based on this review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion & Analysis be included in this proxy statement for the fiscal year ended June 30, 2009 and the quarter ended September 30, 2009.

February , 2010	Compensation Committee
Judy Ley Allen J.P. Bryan John William Sharp Bentley

EXECUTIVE COMPENSATION

        The following narrative, tables and footnotes describe the "total compensation" earned during fiscal 2009, 2008 and 2007 by the combined company's Named Executive Officers. The individual components of the total compensation reflected in the Summary Compensation Table are broken out below:

        Salary—The table reflects base salary earned during each of the relevant fiscal years. See "Compensation Discussion & Analysis—Elements of Compensation—Base Salary." Please note that several of the Named Executive Officers were employees of either Torch or Cano prior to the merger. Torch provides management services to Resaca under the Services Agreement. See "Compensation Discussion & Analysis—Overview of Resaca Relationship with Torch."

        Bonus—The table reflects cash bonus payments made to the Named Executive Officers in each of the relevant fiscal years. See "Compensation Discussion & Analysis—Elements of Compensation—Short-Term Incentive Compensation." Please note that Resaca has not paid bonus compensation to Named Executive Officers; those Named Executive Officers who received bonus pay were and are Torch employees. See "Compensation Discussion & Analysis—Overview of Resaca Relationship with Torch." Bonus payments made to Mr. McKinney and Mr. Ricketts were paid by Cano.

        Stock Awards—Details of Resaca's stock and option awards can be found in "Compensation Discussion & Analysis—Elements of Compensation—Long-Term Incentive Compensation." As the first vesting date for stock and options awarded did not occur until after the end of fiscal 2009, the Named Executive Officers who were employees of Torch or Reseca did not earn additional compensation from stock options or restricted common stock in fiscal 2007, 2008 or 2009. Stock awards made to Mr. McKinney and Mr. Ricketts were made by Cano.

        All Other Compensation—See "Compensation Discussion & Analysis—Health, Retirement and Other Benefits" and "Compensation Discussion & Analysis—Perquisites."

Summary Compensation Table

        The following table summarizes the total compensation awarded to, earned by or paid to the Named Executive Officers. This table and the accompanying narrative should be read in conjunction with the Compensation Discussion & Analysis, which sets forth the objectives and other information regarding our executive compensation program.

Name and Principal Position (a)	Year	Salary(b)	Bonus	Stock Awards(c)	Option Awards(d)	Non-Equity Incentive Plan Compensation	All Other Compensation(e)	Total
J.P. Bryan,	2009	$178,750	$—	$197,736	$—	$—	$7,194	$383,680
Chairman of the	2008	$250,000	$—	$—	$—	$—	$8,544	$258,544
Board(f)	2007	$250,000	$—	$—	$—	$—	$5,731	$255,731
John J. Lendrum, III	2009	$200,000	$—	$790,943	$—	$—	$6,509	$997,452
Vice Chairman and	2008	$185,417	$—	$—	$—	$—	$6,424	$191,841
Chief Executive	2007	$175,000	$—	$—	$—	$—	$5,225	$180,225
Officer(g)
Chris B. Work,	2009	$190,000	$—	$395,472	$—	$—	$6,817	$592,289
Vice President and	2008	$148,333	$40,000	$—	$—	$—	$5,381	$193,714
Chief Financial Officer(h)	2007	$52,500	$10,000	$—	$—	$—	$2,279	$64,779
Dennis Hammond,	2009	$250,000	$—	$790,943	$472,053	$—	$8,866	$1,521,862
President and Chief	2008	$229,167	$—	$—	$—	$—	$7,493	$236,660
Operating Officer(i)	2007	$—	$—	$—	$—	$—	$—	$—
Patrick M. McKinney,	2009	$250,000	$—	$649,423	$24,036	$50,000	$3,750	$977,209
Senior Vice President of	2008	$250,000	$—	$497,700	$56,344	$16,212	$1,385	$821,641
Engineering and Operations(j)	2007	$194,375	$150,000	$55,237	$38,618	$—	$—	$438,230
Randy Ziebarth,	2009	$175,000	$—	$395,472	$—	$—	$6,821	$577,293
Vice President—	2008	$160,417	$50,000	$—	$—	$—	$8,039	$218,456
Operations(k)	2007	$150,000	$—	$—	$—	$—	$6,459	$156,459
Mary Lou Fry,	2009	$175,000	$—	$395,472	$—	$—	$6,786	$577,258
Vice President,	2008	$154,583	$50,000	$—	$—	$—	$7,851	$212,434
General Counsel, and	2007	$140,000	$—	$—	$—	$—	$6,173	$146,173
Secretary(l)
Michael J. Ricketts,	2009	$187,000	$—	$116,110	$45,075	$25,000	$748	$373,933
Vice President and Principal	2008	$187,000	$—	$116,110	$45,075	$30,000	$748	$378,933
Accounting Officer(m)	2007	$175,000	$93,000	$—	$30,894	$—	$—	$298,894
Robert Porter,	2009	$152,127	$—	$—	$—	$—	$1,017	$153,144
Vice President of	2008	$—	$—	$—	$—	$—	$—	$—
Engineering(n)	2007	$—	$—	$—	$—	$—	$—	$—
(a)
Name and principal position with Resaca or Cano, as applicable, prior to completion of the merger.

(b)
Salary and Bonus information included herein reflects salary and bonus amounts paid to the listed individual by his or her employer for the relevant fiscal year. The employer of Messrs. Bryan, Lendrum, Work, and Ziebarth and Ms. Fry was Torch. The employer of Messrs. Hammond and Porter was Resaca. The employer of Messrs. McKinney and Ricketts was Cano.

(c)
Amounts reported reflect the dollar amount required to be expensed for financial statement reporting purposes in fiscal 2009, 2008 and 2007 in accordance with Statement of Financial Accounting Standards No. 123 (R), "Share Based Payment" and includes awards granted in prior periods. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The restricted stock granted to Messrs. McKinney and Ricketts was granted under the Cano 2005 Long-Term Incentive Plan. The restricted stock granted to Messrs. Bryan, Lendrum, Work, Hammond and Ziebarth and Ms. Fry was granted under the Incentive Plan. In both cases, the ultimate amount realized may be significantly more or less than the amount shown depending on the price of Resaca common stock or Cano common stock as applicable at the time of vesting or the time of sale of the restricted stock. In the case of Resaca restricted shares, the ultimate amount realized may also be significantly more or less than the amount shown due to fluctuations in the exchange rate for the British pound relative to the U.S. dollar.

(d)
Amounts reported reflect the dollar amount required to be expensed for financial statement reporting purposes in fiscal 2009, 2008 and 2007 in accordance with Statement of Financial Accounting Standards No. 123 (R), "Share Based Payment" and includes awards granted in prior periods. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Stock options granted to Messrs. McKinney and Ricketts were granted under the Cano 2005 Long-Term Incentive Plan. Stock options granted to Mr. Hammond were granted under the Incentive Plan. In both cases, the ultimate amount realized may be significantly more or less than the amount shown depending on the price of Resaca's and/or Cano's common stock at the time of exercise. In the case of the Resaca option awards, the ultimate amount realized may also be significantly more or less than the amount shown due to fluctuations in the exchange rate for the British pound relative to the U.S. dollar.

(e)
For Messrs. Bryan, Lendrum, Work, Hammond, Ziebarth and Porter and Ms. Fry, "All Other Compensation" consists of the total of parking allowances and Resaca 401(k) contributions. For Messrs. McKinney and Rickets, "All Other Compensation" consists of Cano 401(k) contributions.

(f)
Following the completion of the merger, Mr. Bryan will serve as Chairman of the Board and Chief Executive Officer of Resaca.

(g)
Following the completion of the merger, Mr. Lendrum will serve as Vice Chairman of the Board of Resaca.

(h)
Mr. Work began employment with Torch in February 2007, so his compensation for fiscal year 2007 reflects a partial year. Following the completion of the merger, Mr. Work will serve as Senior Vice President and Chief Financial Officer of Resaca.

(i)
Mr. Hammond became a Torch employee dedicated to working on Resaca matters in August of 2007, so he did not receive any compensation from either Torch or Resaca in Resaca's fiscal year 2007. His compensation in Resaca's fiscal year 2008 was from Torch. Mr. Hammond became a Resaca employee on January 1, 2009. Therefore, his fiscal 2009 compensation includes amounts paid by Torch (for the period from July 1, 2008 to December 31, 2008) and amounts paid by Resaca (for the period from January 1, 2009 to June 30, 2009). Following the completion of the merger, Mr. Hammond will serve as President and Chief Operating Officer of Resaca.

(j)
Compensation amounts disclosed herein were paid to Mr. McKinney by Cano. Following the completion of the merger, Mr. McKinney will serve as Executive Vice President of Corporate Development of Resaca.

(k)
Following the completion of the merger, Mr. Ziebarth will not serve as an officer of Resaca and Mr. Ziebarth will continue to be co-employed by Torch and Resaca.

(l)
Following the completion of the merger, Ms. Fry will not serve as an officer of Resaca and Ms. Fry will continue to be co-employed by Torch and Resaca.

(m)
Compensation amounts disclosed herein were paid to Mr. Ricketts by Cano. Following the completion of the merger, Mr. Ricketts will be employed by Resaca as Vice President and Chief Accounting Officer.

(n)
Robert Porter joined Torch in 2008 as Vice President of Engineering for Resaca. He became a full time Resaca employee on January 1, 2009. Following the completion of the merger, Mr. Porter will serve as Vice President of Engineering.

Pension Benefits

        Resaca's only retirement plan for employees, including the Named Executive Officers, is Resaca's 401(k) plan. Resaca does not have a pension plan in which the Named Executive Officers, or any other officers or employees, are eligible to participate.

Non-Qualified Deferred Compensation

        Resaca does not have a non-qualified deferred compensation plan.

Potential Payments Upon a Change of Control or Termination

        Resaca has only entered into one employment contract. Resaca entered into an Amended and Restated Employment Agreement with Dennis Hammond, President and Chief Operating Officer of Resaca and Torch, effective as of January 1, 2009, which we refer to as the Hammond Employment Agreement. Under the terms of the Hammond Employment Agreement, Mr. Hammond, Resaca and Torch mutually agree that Mr. Hammond shall serve as President and Chief Operating Officer of Resaca in return for certain compensation, including (1) a base salary of $250,000 per year, (2) benefits in accordance with Resaca's health and other benefits programs and (3) 1,383,881 stock options and 922,587 shares of restricted common stock. In addition, the Hammond Employment Agreement provides that Mr. Hammond shall be eligible to receive additional compensation as determined by the board of the combined company. The Hammond Employment Agreement terminates on August 1, 2010.

        The Hammond Employment Agreement provides that if Resaca terminates the Hammond Employment Agreement for any reason other than for cause or due to Mr. Hammond's death or disability, Resaca is required to pay Mr. Hammond his base salary for the remaining term under the Hammond Employment Agreement, or until August 1, 2010. The Hammond Employment Agreement does not provide for immediate vesting of restricted stock or stock options in the event of termination by Resaca. The table below quantifies the amounts that would be due to Mr. Hammond under the Hammond Employment Agreement in the event of an early termination:

Termination Month	Months Remaining	Gross Pay Due Mr. Hammond
02/01/10	6	$125,000.00
03/01/10	5	$104,166.67
04/01/10	4	$83,333.33
05/01/10	3	$62,500.00
06/01/10	2	$41,666.67
07/01/10	1	$20,833.33
08/01/10 and beyond	0	$—

        The Incentive Plan calls for accelerated vesting of stock or option awards in the event of a change of control or upon termination of employment, as described below. However, the Incentive Plan also provides that the Resaca board of directors may override this provision if it is in the best interest of Resaca. The board of directors has chosen to override the change of control provision of the Incentive Plan with respect to the merger. Since Mr. Plato will no longer serve as a director of Resaca following the completion of the merger, his options to purchase Resaca common stock will vest in full upon the completion of the merger.

        In the event of a "change of control," (a) all of the stock options and stock appreciation rights then outstanding shall become 100% vested and immediately exercisable; (b) all of the restrictions and conditions of any restricted stock awards, restricted stock units and any other stock based awards then outstanding shall be deemed satisfied, and the restriction period with respect thereto shall be deemed to have expired, and thus each incentive award shall become free of all restrictions and fully vested; and (c) all of the performance-based awards shall become fully vested, deemed earned in full, and promptly paid within thirty (30) days to the affected grantees without regard to payment schedules and notwithstanding that the applicable payment cycle, retention cycle, or other restrictions and conditions have not been completed or satisfied.

        The Incentive Plan defines a "change of control" as (a) acquisition of 50% or more of the voting stock of the company; (b) occurring when the current board members no longer constitute a majority on the board; (c) approval by the shareholders of a merger; (d) the sale of substantially all of the assets of the company; or (e) the adoption of a plan or proposal to liquidate the company's assets.

        If a change in control or termination of employment as described above were to have occurred as of June 30, 2009, shares of restricted stock and options held by our Named Executive Officers would have automatically vested, as follows:

  •
  Mr. Bryan held 230,647 shares of restricted stock that would have become fully vested as a result of such change in control. One third of these restricted shares vested in accordance with the vesting schedule on July 17, 2009;

  •
  Mr. Lendrum held 922,587 shares of restricted stock that would have become fully vested as a result of such change in control. One third of these restricted shares vested in accordance with the vesting schedule on July 17, 2009;

  •
  Mr. Work held 461,294 shares of restricted stock that would have become fully vested as a result of such change in control. One third of these restricted shares vested in accordance with the vesting schedule on July 17, 2009;

  •
  Mr. Hammond held 922,587 shares of restricted stock, 116,550 incentive stock options and 1,267,331 non-qualifying stock options that would have become fully vested as a result of such change in control. One third of these restricted shares and options vested in accordance with the vesting schedule on July 17, 2009; and

  •
  Ms. Fry held 461,294 shares of restricted stock that would have become fully vested as a result of such change in control. One third of these restricted shares vested in accordance with the vesting schedule on July 17, 2009.

As of September 25, 2009, Mr. Porter held 320,000 non-qualifying stock options that would have become fully vested as a result of such change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the fiscal year ended June 30, 2009, our Compensation Committee was composed of Messrs. Allen, Bryan and Bentley. No member of the Compensation Committee was an officer or employee of Resaca. None of our executive officers served on the board of directors or the compensation committee of any other entity for which any officers of such other entity served either on our board of directors or our Compensation Committee, with the exception of Mr. Lendrum and Mr. Bryan. Mr. Lendrum is an executive officer of Resaca as its Chief Executive Officer and he sits on the board of directors of Torch. Mr. Bryan is an officer of Torch as its Chief Executive Officer and he sits on the board of directors and the compensation committee of Resaca. In connection with the merger, Mr. Lendrum will resign as Chief Executive Officer of Resaca and will no longer serve Resaca as an executive officer. Mr. Bryan will continue, post merger, to serve as an executive officer of both Torch and Resaca. The combined company will designate the members of its board committees immediately following the completion of the merger and each committee will be reconstituted. As such, it is contemplated that the Compensation Committee of Resaca will be reconstituted post-merger and Mr. Bryan may or may not continue to serve as a member of this committee. While Resaca has not determined which directors will serve on its Board committees at this time, pursuant to the terms of the merger agreement, during the one year period following the consummation of the merger, each committee shall consist of four directors, at least two of whom will be directors who served on Cano's board of directors prior to the consummation of the merger.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Transactions with related persons are reviewed, approved or ratified in accordance with the policies and procedures set forth in Resaca's Employee Handbook, Audit Committee charter, the procedures described below with respect to director and officer questionnaires and the other procedures described below.

        Resaca's code of ethics and business conduct provides that directors, officers, and employees must avoid any action that may involve, or may appear to involve conflicts of interest with regard to the combined company. Exceptions may only be made after review of fully disclosed information and approval of specific or general categories by senior management (in the case of employees) or the board of directors (in the case of officers or directors). Any employee, officer or director who becomes aware of a conflict or potential conflict of interest should bring the matter to the attention of a supervisor or other appropriate personnel.

        A conflict of interest exists when a person's private interest interferes in any way with the interests of the combined company. Conflicts of interest generally interfere with the person's effective and objective performance of his or her duties or responsibilities to the combined company. Our code of business ethics and conduct sets forth several examples of how conflicts of interest may arise, including when:

  •
  Employment by a competitor, or potential competitor, regardless of the nature of the employment, while employed by the combined company;

  •
  Acceptance of gifts, payment, or services from those seeking to do business with the combined company;

  •
  Placement of business with a firm owned or controlled by an officer, director, employee, or his/her family;

  •
  Ownership of, or substantial interest in, a company that is a competitor, client or supplier.

  •
  Acting as a consultant to a customer, client or supplier;

  •
  Seeking the services or advice of an accountant or attorney who has provided services to the combined company;

  •
  Officers, directors and employees are under a continuing obligation to disclose any situation that presents the possibility of a conflict or disparity of interest between the officer, director or employee and the combined company; and

  •
  Disclosure of any potential conflict is the key to remaining in full compliance with this policy.

        Resaca's audit committee also has the responsibility, according to its charter, to review, assess and approve or disapprove conflicts of interest and related-party transactions.

        Each year Resaca requires all directors, nominees for director and executive officers to complete and sign a questionnaire in connection with the solicitation of proxies for use at the annual general meeting of members. The purpose of the questionnaire is to obtain information, including information regarding transactions with related persons, for inclusion in Resaca's proxy statement or annual report.

Workover Equipment, Yard and Office Acquisition

The Transaction

        In July 2009, Resaca announced that it had reached agreement with PBWS to acquire a number of workover rigs, reversing units and related assets as well as real estate. Pursuant to the terms of the asset transfer agreement between Resaca and PBWS, Resaca acquired Equipment and the Office Space. In December 2009, Resaca vacated its prior offices and moved into the Office Space. Since Resaca's formation in 2006, PBWS had provided approximately 40%-60% of Resaca's workover and reversing unit services. These services were provided to Resaca on a priority basis, and the hourly rates were charged in accordance with industry rates. Resaca concluded, however, that there were economic and operational benefits to be gained from owning and operating the Equipment and owning the Office Space.

Related Persons and the Interests of Related Persons in the Transaction

        Torch E&P was issued 3,320,250 shares of Resaca common stock under the terms of the asset transfer agreement entered into by Resaca and PBWS. Torch E&P is a shareholder of Resaca and the parent company of PBWS. Torch E&P is 90%-owned by J.P. Bryan, Resaca's Chairman of the board of directors and 10%-owned by John J. Lendrum, III, Resaca's Chief Executive Officer. At the request of PBWS, the shares issued pursuant to the asset transfer agreement were issued directly to Torch E&P.

Value of the Transaction

        The assets acquired by Resaca pursuant to the asset transfer agreement were valued by two independent appraisers, an equipment specialist and a real estate specialist. The value ascribed to the assets by the independent appraiser was $1,594,000. Resaca paid consideration of $1,594,000 for the assets in the form of 3,320,250 new shares of Resaca common stock issued by Resaca for this purpose and representing 3.5% of the enlarged issued share capital of Resaca. The number of shares of Resaca common stock issued to Torch E&P was determined by dividing the purchase price by $0.48, which reflects the July 6, 2009 closing stock price on the AIM of £0.295 per share, converted at an exchange rate of US $1.627 per British pound. The July 6, 2009 price reflects an approximate 12% premium over the trailing 30 day share price. As a 90% owner of Torch E&P, Mr. Bryan's interest in the consideration paid by Resaca for the Rig Acquisition is $1,434,600 and as a 10% owner of Torch E&P, Mr. Lendrum's interest in the consideration paid by Resaca for the Rig Acquisition is $159,400.

Other Information

        The asset transfer agreement requires the ratification of the Rig Acquisition by Resaca's shareholders. The transaction was approved by an independent committee of the Resaca board of directors on July 6, 2009.

The Services Agreement

The Transaction

        Since its formation Resaca has had the Services Agreement, as amended, with Torch and TES. On January 1, 2009, Resaca entered into the Services Agreement with Torch and TES. Under the Services Agreement, Torch and TES provide a variety of corporate services to Resaca including office administration, risk management, corporate secretarial support, legal services, corporate and litigation legal services, graphic services, tax department services, financial planning and analysis, information management, financial reporting and accounting services, and engineering and technical services as well as office space and office support for Resaca's employees in Houston. In addition, TES makes certain of the vehicles in its fleet available to Resaca. Resaca pays a per mile rate for the use of these vehicles. Resaca pays a monthly fee to Torch and TES for services rendered and for the use of TES vehicles.

Related Persons and the Interests of Related Persons in the Transaction

        Both Torch and TES are owned by J.P Bryan, Resaca's Chairman of the Board and John J. Lendrum, III, Resaca's Chief Executive Officer. Messrs. Bryan and Lendrum own 90% and 10% ownership interests, respectively, in Torch and TES. As such, Messrs. Bryan and Lendrum have a 90% and 10% interest, respectively, in all fees paid to Torch and TES pursuant to the Services Agreement. The shareholders of Resaca approved the Services Agreement, as amended, at a special meeting on June 4, 2008.

Value of the Transaction

        From January 1, 2009 to June 30, 2009, Resaca paid $657,389 to Torch and TES for services and vehicle use provided pursuant to the Services Agreement.

Other

        On October 20, 2009, Cano entered into a Stock Voting Agreement with S. Jeffrey Johnson, its Chief Executive Officer and Chairman of its board of directors, which provides, among other things, that Mr. Johnson will vote all of his shares of Cano stock in favor of the Series D Amendment. Mr. Johnson owns approximately 3.7% of the Cano preferred stock. During the quarter ended September 30, 2009, Cano paid Mr. Johnson a cash preferred dividend payment of approximately $20,000.

Policies Related to Related Party Transactions

        At such time as the combined company becomes subject to SEC rules and regulations or the NYSE Amex Company Guide, the "Approval of Related Party Transactions" section of the Audit

Committee's charter shall become applicable. The combined company shall not enter into a related party transaction unless such transaction is reviewed for potential conflicts of interest by the Audit Committee and is approved by the Audit Committee. Under the Audit Committee charter, a transaction will be considered a "related party transaction" if the transaction would be required to be disclosed under Item 404 of Regulation S-K. The related party transactions described in this section occurred prior to adoption of these policies, and as such, these transactions were not subject to the approval and review procedures described above, although the Rig Acquisition and the Services Agreement were approved by our board in a manner consistent with the Audit Committee's charter.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes certain information regarding securities authorized for issuance under Resaca's equity compensation plans as of December 15, 2009.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted-Average Exercise Price of Outstanding Options(1) (b)	Number of Securities to be Issued Upon Vesting of Outstanding Restricted Shares (c)	Number Of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) and (c))(2) (d)
Equity Compensation Plans Approved By Security Holders	1,956,787	$2.10	4,105,515	3,163,572
Equity Compensation Plans Not Approved By Security Holders	NA	NA	NA	NA
Total	1,956,787	$2.10	4,105,515	3,163,572

(1)
Weighted Average price of outstanding options as of June 30, 2009 is calculated as follows:

Grant Date	Exercise Price (£)	Assumed Exchange Rate as of June 30, 2009	Exercise Price ($)
07/17/2008	£1.30	$1.65872	$2.15
01/21/2009	£0.23	$1.65872	$0.38
Weighted Average Exercise Price Per Share			$2.10
(2)
The Incentive Plan made 9,225,874 shares available for incentive compensation. As of December 15, 2009, 4,105,515 had been awarded in restricted stock and 1,956,787 had been awarded in stock options leaving 3,163,572 shares available in for future issuance.

Indemnification of Directors and Officers

        Resaca's charter provides that Resaca shall indemnify any person who was, is or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (1) is or was a director or officer of Resaca or (2) while a director or officer of Resaca, is or was serving at the request of Resaca as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of any foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent permitted under the TBOC as the same exists or may hereafter be amended. Notwithstanding the foregoing, Resaca shall indemnify any such person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. Such rights shall be contract rights and as such shall run to the benefit of any director or officer who is elected and accepts the position of the director or officer of Resaca or elects to continue to serve as a director or officer of Resaca while this provision of the certificate of formation is in effect. Any repeal or amendment of this provision of the certificate of formation shall be prospective only and shall not limit the rights of any such director or officer or the obligations of Resaca with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment. Such right shall include the right to be paid by Resaca expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the TBOC. If a claim for indemnification or advancement of expenses hereunder is not paid in full by Resaca within sixty (60) days after a written claim has been received by Resaca, the claimant may at any time thereafter bring suit against Resaca to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the TBOC, but the burden of proving such defense shall be on Resaca. Neither the failure of Resaca (including the Board or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant, is permissible in the circumstances nor an actual determination by Resaca (including the Board or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification by Resaca is not permissible. In the event of the death of any person having rights of indemnification, such rights shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. These rights shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise. The Company may additionally indemnify any employee or agent of Resaca to the fullest extent permitted by law. As used herein, the term "proceeding" means any threatened pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

 COMPARISON OF STOCKHOLDER RETURN

        The following graph compares the cumulative total stockholder return on Resaca common stock with the cumulative total return of a peer group consisting of: (i) Cano Petroleum, Inc., listed on NYSE Amex under the symbol "CFW"; (ii) Warren Resources, Inc., listed on NASDAQ under the symbol "WRES"; (iii) Ram Energy Resources, Inc., listed on NASDAQ under the symbol "RAME"; (iv) Parallel Petroleum Corporation, listed on NASDAQ under the symbol "PLLL"; (v) Arena Resources Inc., listed on NYSE under the symbol "ARD"; and (vi) Abraxas Petroleum Corp., listed on NASDAQ under the symbol "(AXAS); and the NYSE Amex Oil Index.

        The graph covers the period from July 17, 2008, the date Resaca common stock started trading, through December 31, 2009, and assumes that $100 was invested on July 17, 2008, and any dividends were reinvested. No dividends have been declared or paid on Resaca's common stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that Resaca specifically incorporates it by reference into such filing.

Comparison of Cumulative Return among
Resaca Exploitation, Inc.,
Peer Group and NYSE Amex Oil Index

ASSUMES $100 INVESTED ON JULY 17, 2008
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING JUNE 30, 2009

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of Resaca common stock on a fully-diluted basis, as of December 31, 2009, the Reverse Stock Split and related transactions (assuming ownership of common stock is unchanged since December 31, 2009), both by:

  •
  each director, director nominee and executive officer;

  •
  all executive officers, director nominees and directors of Resaca as a group; and

  •
  each person known by us to own beneficially more than 5% of the outstanding shares of common stock as of December 31, 2009.

        Beneficial ownership has been determined in accordance with applicable SEC rules, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership within 60 days of December 31, 2009. Percentage of ownership is based on 19,503,285 shares of common stock outstanding on December 31, 2009, after giving effect to the Reverse Stock Split and assuming the exercise of all outstanding stock options of Resaca 113,786. Unless otherwise indicated, to the knowledge of Resaca, the persons listed in the table below have sole voting and investment powers with respect to the shares indicated. The address of Resaca directors and officers is 1331 Lamar, Suite 1450, Houston, Texas 77010.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Ownership
Asset Value Investors Bennett House London SW1A 1JT	1,440,000	7.4%
NGP Capital Resources Company 1221 McKinney Street Suite 2975 Houston Texas Attn. R. Kelly Plato	1,330,220	6.8%
JP Morgan Asset Management Finsbury Dials London EC2Y 9AQ	1,208,667	6.2%
SDG Holdings LLC 1803 E. Pavilion Place Montrose, Colorado 81401	1,024,556	5.3%
Goodman & Company Investment Counsel Scotia Plaza Toronto, Ontario M5H 4A9 Canada	1,000,000	5.1%
Legal & General Investment Management Bucklersbury House London EC4N 8NH	999,422	5.1%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Ownership
J.P. Bryan(1)	3,530,952		18.1%
Chairman of the Board and Director
Dennis Hammond	154,204	**	*
President and Chief Operating Officer
John J. Lendrum, III	113,500		*
Chief Executive Officer and Director
Randy Ziebarth	24,153		*
Vice President
John William Sharp Bentley	21,527	**	*
Director
Chris B. Work	21,033		*
Vice President and Chief Financial Officer
Judy Ley Allen	15,376		*
Director
Mary Lou Fry	7,845		*
Vice President, General Counsel and Secretary
Lisa Cohen	6,151		*
Vice President and Treasurer
Ralph Carthrae	4,133		*
Vice President—Marketing
Richard Kelly Plato(9)	46,129		*
Director of Resaca
All Officers and Directors as a group***	3,945,003		20.23%

*
Less than 1%

**
This amount includes stock options.

***
All titles for the Officers and Directors are presented on a pre-merger basis.

(1)
The beneficial ownership of the following shares of Resaca common stock are attributable to Mr. Bryan: (i) 136,628 shares owned by Mary Jon Bryan, spouse of Mr. Bryan; (ii) an aggregate of 24,000 shares owned collectively by Adeline James, Eloise James, Josephine James, Bryan James, Ava Leigh Bryan and Gwyneth Bryan, all members of Mr. Bryan's family; (iii) 3,173,359 shares owned by Torch E & P Company (including 664,050 shares issued in the Rig Acquisition); (iv) 181,588 shares personally owned by Mr. Bryan; and (v) vested restricted shares totalling 15,377 shares.

(2)
Prior to the closing of the merger, Mr. Plato was issued 46,129 shares of restricted shares of Resaca common stock, of which 15,376 shares vested on July 17, 2009 and 30,753 shares will vest in full upon the completion of the merger. Once the merger is finalized, Mr. Plato will resign from Resaca's board of directors.

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

        The following unaudited pro forma combined financial data is designed to show how the merger of Resaca and Cano might have affected historical financial statements if the merger had been completed at an earlier time and was prepared based on the historical financial results reported by Resaca and Cano. The following should be read in connection with (i) the Resaca audited consolidated balance sheet as of June 30, 2009 and the Resaca audited consolidated statement of operations for the year ended June 30, 2009; (ii) the Resaca unaudited consolidated balance sheet as of September 30, 2009 and the Resaca unaudited consolidated statements of operations for the three months ended September 30, 2009; (iii) the Cano audited consolidated balance sheet as of June 30, 2009 and the Cano audited consolidated statement of operations for the year ended June 30, 2009; and (iv) the Cano unaudited consolidated balance sheet as of September 30, 2009 and the Cano unaudited consolidated statements of operations for the three months ended September 30, 2009, all beginning on page F-13 of this proxy statement.

        The following unaudited pro forma combined financial statements were prepared to present the effect of the merger to be accounted for as an acquisition of Cano by Resaca using the "purchase" method of accounting. In addition, Resaca will continue to use the full cost method of accounting for oil and gas properties. The unaudited pro forma combined financial statements give effect to the following transactions:

  •
  the Reverse Stock Split;

  •
  the issuance of approximately 19,264,854 shares of Resaca common stock to the stockholders of Cano pursuant to the merger with Cano, which includes approximately 125,392 shares of Resaca common stock issuable on the exercise of certain Cano stock options; and

  •
  the issuance of 27,590 shares of Resaca preferred stock (calculated as of January 15, 2010) to the preferred stockholders of Cano.

        The unaudited pro forma as adjusted combined financial information gives additional effect to the issuance of             shares of common stock in the offering, the repayment of $       million of existing indebtedness of the combined company with $         million of net proceeds from the offering, and the refinancing of $       million of the existing indebtedness of the combined company with $         million from the New Facility.

        The unaudited pro forma combined balance sheet as of September 30, 2009 is based on the unaudited consolidated balance sheets of Resaca and Cano as of September 30, 2009 included in this proxy statement and gives effect to the transactions listed above as if they had occurred on September 30, 2009 (other than preferred stock outstanding which is as of January 15, 2010).

        The unaudited pro forma combined statement of operations for the year ended June 30, 2009 is based on the audited consolidated statements of operations of Resaca and Cano for the year ended June 30, 2009 included in this proxy statement and gives effect to the transactions listed above as if they had occurred on July 1, 2008.

        The unaudited pro forma combined statement of operations for the three months ended September 30, 2009 is based on the unaudited consolidated statements of operations of Resaca and Cano for the three months ended September 30, 2009 included in this proxy statement and gives effect to the transactions listed above as if they had occurred on July 1, 2008.

        The unaudited pro forma combined financial statements presented herein are based upon assumptions and include adjustments as explained in the notes to the unaudited pro forma combined financial statements, and the actual recording of the transactions upon closing of the merger could differ. The unaudited pro forma combined financial information is not necessarily indicative of the results of operations or the financial position that would have occurred if the transactions described above had been consummated on the dates indicated, nor is it necessarily indicative of future results of operations or financial position. However, management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the transactions discussed above and that the pro forma adjustments give appropriate effect to those assumptions.

        You should read the unaudited pro forma combined financial data together with the historical financial statements of Resaca and Cano. The unaudited pro forma combined financial statements of Resaca and Cano have been included as required by the rules of the SEC and are provided for comparative purposes only.

UNAUDITED PRO FORMA

COMBINED BALANCE SHEET

September 30, 2009

In Thousands, Except Shares and Per Share Amounts	Resaca Historical Amounts(a)	Cano Historical Amounts	Adjustments for Merger and Reverse Stock Split		Pro Forma Subtotal as of September 30, 2009	Adjustments for Offering and New Facility	Pro Forma as Adjusted as of September 30, 2009
ASSETS
Current assets
Cash and cash equivalents	$1,185	$761	$—		$1,946	$	$
Restricted cash	367	—	—		367
Accounts receivable	1,591	2,474	—		4,065
Deferred tax assets	217	—	—		217
Derivative assets	—	4,385	—		4,385
Inventory and other current assets	904	1,394	—		2,298

Total current assets	4,264	9,014	—		13,278

Oil and gas properties, full cost method	128,093	294,677	(121,777	)(b)	300,993
Less accumulated depletion and depreciation	(10,342)	(41,358)	41,358	(b)	(10,342)

Net oil and gas properties	117,751	253,319	(80,419)		290,651

Fixed assets and other, net	2,640	3,071	—		5,711
Derivative assets	—	1,840	—		1,840
Deferred tax asset	2,994	—	1,432	(c)	4,426
Goodwill	—	101	(101	)(d)	—

TOTAL ASSETS	$127,649	$267,345	$(79,088)		$315,906

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$916	5,837	$—		$6,753	$	$
Accrued liabilities	235	2,653	2,917	(e)	5,805
Due to affiliates, net	432	—	—		432
Deferred tax liabilities	—	1,432	—		1,432
Oil and gas sales payable	1,476	718	—		2,194
Derivative liabilities	511	199	—		710
Current portion of asset retirement obligations	—	88	—		88

Total current liabilities	3,570	10,927	2,917		17,414
Long-term liabilities
Long-term debt	35,000	61,200	—		96,200
Asset retirement obligations	3,983	2,883	—		6,866
Derivative liabilities	1,759	644	—		2,403
Deferred tax liabilities	—	21,200	(21,200	)(c)	—

Total liabilities	44,312	96,854	(18,283)		122,883

Temporary equity
Series D convertible preferred stock	—	25,683	1,907	(f)	27,590

UNAUDITED PRO FORMA

COMBINED BALANCE SHEET

September 30, 2009

In Thousands, Except Shares and Per Share Amounts	Resaca Historical Amounts(a)	Cano Historical Amounts	Adjustments for Merger and Reverse Stock Split		Pro Forma Subtotal as of September 30, 2009	Adjustments for Offering and New Facility	Pro Forma as Adjusted as of September 30, 2009
Commitments and contingencies
Stockholders' equity
Common stock	969	5	(5	)(g)	386
			193	(h)
			(776	)(l)
Additional paid-in capital	91,055	189,906	(189,906	)(g)	149,649
			57,818	(h)
			776	(l)
Retained earnings (accumulated deficit)	(8,687)	(44,406)	44,406	(g)	15,398
			24,085	(b)
Treasury stock, at cost	—	(697)	697	(g)	—

Total stockholders' equity	83,337	144,808	(62,712)		165,433

TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$127,649	$267,345	$(79,088)		$315,906	$	$

See Notes to Unaudited Pro Forma Combined Financial Statements.

UNAUDITED PRO FORMA

COMBINED STATEMENT OF OPERATIONS

For the Three Months Ended September 30, 2009

In Thousands, Except Per Share Data	Resaca Historical Amounts(a)	Cano Historical Amounts	Adjustments for Merger and Reverse Stock Split		Pro Forma Subtotal Three Months Ended September 30, 2009	Adjustments for Offering and New Facility	Pro Forma as adjusted Three Months Ended September 30, 2009
Operating Revenues:
Crude oil sales	$2,894	$4,431	$—		$7,325	$	$
Natural gas sales	317	833	—		1,150

Total operating revenues	3,211	5,264	—		8,475

Operating Expenses:
Lease operating	1,753	4,416	—		6,169
Production and ad valorem taxes	152	467	—		619
General and administrative	2,020	3,573	—		5,593
Depletion and depreciation	914	1,263	(167	)(i)	2,010
Accretion of discount on asset retirement obligations	43	67	—		110

Total operating expenses	4,882	9,786	(167)		14,501

Income (loss) from operations	(1,671)	(4,522)	167		(6,026)
Other income (expense):
Interest expense and other	(778)	(158)	—		(936)
Gain (loss) on derivatives	160	(512)	—		(352)

Total other income (expense)	(618)	(670)	—		(1,288)

Income (loss) before income taxes	(2,289)	(5,192)	167		(7,314)
Deferred income tax benefit (expense)	(223)	1,631	(62	)(k)	1,346

Net income (loss)	(2,512)	(3,561)	105		(5,968)
Preferred stock dividend	—	(470)	—		(470)

Net income (loss) applicable to common stock	$(2,512)	$(4,031)	$105		$(6,438)	$	$

Net income (loss) per share
Basic and diluted	$(0.03)	$(0.09)			$(0.17)		$

Weighted average common shares outstanding
Basic and diluted	96,440	45,571	(45,571	)(g)	38,877

			19,265	(h)
			324	(e)
			(77,152	)(m)

See Notes to Unaudited Pro Forma Combined Financial Statements.

UNAUDITED PRO FORMA

COMBINED STATEMENT OF OPERATIONS

For the Year Ended June 30, 2009

In Thousands, Except Per Share Data	Resaca Historical Amounts(a)	Cano Historical Amounts	Adjustments for Merger and Reverse Stock Split		Pro Forma Subtotal Year Ended June 30, 2009	Adjustments for Offering and New Facility	Pro Forma as adjusted Year Ended June 30, 2009
Operating Revenues:
Crude oil sales	$12,688	$19,222	$—		$31,910	$	$
Natural gas sales	1,879	5,875	—		7,754
Other revenue	—	312	—		312

Total operating revenues	14,567	25,409	—		39,976

Operating Expenses:
Lease operating	6,623	18,842	—		25,465
Production and ad valorem taxes	1,250	2,352	—		3,602
General and administrative	7,087	19,156	—		26,243
Impairment of long-lived assets	—	26,670	(26,670	)(j)	—
Exploration expense	—	11,379	(11,379	)(j)	—
Depletion and depreciation	3,371	5,720	(1,157	)(i)	7,934
Accretion of discount on asset retirement obligations	281	305	—		586
Inventory writedown	318	—	—		318

Total operating expenses	18,930	84,424	(39,206)		64,148

Income (loss) from operations	(4,363)	(59,015)	39,206		(24,172)
Other income (expense):
Interest expense and other	(3,981)	(513)	—		(4,494)
Impairment of goodwill	—	(685)	685	(j)	—
Gain (loss) on derivatives	11,055	43,790	—		54,845

Total other income (expense)	7,074	42,592	685		50,351

Income (loss) before income taxes	2,711	(16,423)	39,891		26,179
Deferred income tax benefit	3,433	4,712	(14,506	)(k)	(6,361)

Net income (loss)	6,144	(11,711)	25,385		19,818
Preferred stock dividend	—	(2,730)	—		(2,730)
Preferred stock repurchased for less than carrying amount	—	10,890	—		10,890

Net income (loss) applicable to common stock	$6,144	$(3,551)	$25,385		$27,978	$	$

Net income (loss) per share
Basic and diluted	$0.07	$(0.08)			$0.74		$

Weighted average common shares outstanding
Basic	92,259	45,361	(45,361	)(g)	38,041

			19,265	(h)
			324	(e)
			(73,807	)(m)
Diluted	92,280	45,361	(45,361	)(g)	38,045

			19,265	(h)
			324	(e)
			(73,824	)(m)

See Notes to Unaudited Pro Forma Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA

COMBINED FINANCIAL STATEMENTS

(a)
The amounts presented in the Resaca historical balance sheet and statement of operations have been reclassified for consistency with the presentation of the Cano historical amounts. Such presentation will be adopted by the combined company post merger.

(b)
The following table summarizes the consideration paid for Cano by Resaca, and the allocation to the assets acquired and liabilities assumed and recognized at the acquisition date.

Consideration
Equity instruments (19,264,854) shares of Resaca common stock per note (h)	$58,011

Recognized amounts of identifiable assets acquired and liabilities assumed
Current assets	$9,014
Oil and gas properties	172,900
Other assets	6,343
Current liabilities	(13,844)
Long-term liabilities	(64,727)
Preferred stock	(27,590)

Total identifiable net assets	82,096

Gain on bargain purchase per note (h)	$24,085

  Under purchase accounting, an acquiring company is required to measure and account for assets acquired, liabilities assumed or incurred, and equity instruments issued in a business combination in accordance with fair value measurements as set forth in ASC 820. The actual purchase price will ultimately be based on the Resaca common share price at the transaction closing date and the allocation of such purchase price is provisional in nature and subject to a fair market valuation of Cano's oil and gas properties on the closing date. We believe the fair value of current assets, other assets, current liabilities and long-term liabilities approximates their respective carrying values. The preferred stock fair value was adjusted to its liquidation value. As of September 30, 2009, the carrying value of Cano's oil and gas properties reflects Cano's historical cost of its oil and gas properties accounted for under the successful efforts method of accounting after the evaluation of impairment based on its estimate of undiscounted cash flows. Under the successful efforts method of accounting, impairment is evaluated if conditions indicate that the carrying value of oil and gas properties may not be recoverable from management's future estimated undiscounted pre-tax cash flow from its oil and gas properties, on a property-by-property basis. At September 30, 2009, Cano determined that no impairment of its oil and gas properties was required. Transaction prices are almost always different than the carrying amounts of assets, or even the cost of initially acquiring and developing a property as prices and costs fluctuate over time. The fair value of Cano's oil and gas properties included in these unaudited pro forma combined financial statements represents the transactional value that an acquirer would pay for the assets, but does not reflect the undiscounted cash flows we expect to recover, which at September 30, 2009 and June 30, 2009, were in excess of the related carrying amounts.

  The provisional fair value of Cano's oil and gas properties is $172.9 million. We analyzed the fair value of Cano's oil and gas properties by reviewing several valuation methods, including valuations based on current production, valuations based on total proved reserves, and risked net asset value ("NAV") using current market risk factors for oil and gas property acquisitions. The $172.9 million value was based on the risked NAV analysis, which we believe is the most appropriate method of valuing Cano's oil and gas properties. Based on the risked NAV analysis, Cano's oil and gas

NOTES TO UNAUDITED PRO FORMA

COMBINED FINANCIAL STATEMENTS (Continued)

  properties will be valued based on the risked value assigned to its reserves. A significant portion of Cano's reserves (approximately 79%) are classified as PUD reserves. The development of PUD reserves, such as implementing waterfloods, requires a large capital outlay and a long lead-time to generate future production. Under current market conditions for oil and gas property acquisitions, significant discounts are applied by acquirers to such PUD reserves. The $121.8 million pro forma reduction applied to Cano's oil and gas properties, as carried under the successful efforts method of accounting, is largely due to the current acquisition market convention of discounting values associated with acquired PUD reserves.

(c)
To adjust Cano's historic deferred tax liabilities based primarily on adjustments to the carrying amount of Cano's oil and gas properties as discussed in note (b), and the establishment of a valuation allowance on Cano's NOL carryforwards. We established the valuation allowance on NOL carryforwards based on our estimation of the combined entity's demonstrated ability to utilize such carryforwards to offset future taxable income. The adjustment results in net deferred tax liability of zero attributable to Cano, reflected as a non-current asset of $1.4 million and a current liability of $1.4 million.

(d)
To eliminate Cano's historical goodwill.

(e)
To record severance liabilities for Cano's change of control provisions for two Cano executives to be terminated at the merger closing in 2010. The pro forma adjustment of $2.9 million consists of anticipated cash payments of $1.9 million and the issuance of $1.0 million in common stock. The actual number of shares to be issued will be determined based on Resaca's share price at the transaction closing date. For purposes of pro forma earnings per share, we have computed the number of shares to be issued based on the Resaca stock price of 37 pence on January 20, 2010 and a foreign currency translation rate of $1.6277 per Pound Sterling, resulting in the issuance of approximately 0.3 million shares (after consideration of the Reverse Stock Split) pursuant to the change of control provisions.

(f)
To increase the carrying value of the preferred stock to its face value to reflect the current market value of the preferred stock, after giving effect to the amendment to the preferred stock certificate of designation contemplated in the merger agreement.

(g)
To eliminate Cano's historical equity balances and weighted average common shares outstanding.

(h)
To record the issuance of 19,264,854 shares of Resaca common stock, which includes approximately 125,392 shares of Resaca common stock issuable on the exercise of certain Cano stock options, based on a translated United States dollar transaction price of $3.0112 per share as of January 20, 2010. Both the issuance of common shares and the translated transaction price were adjusted for the Reverse Stock Split of one-to-five. The stock issuance is valued at $58.0 million, of which $0.2 million is recorded as common stock (par value of $0.01 per share) and $57.8 million is recorded as additional paid-in capital.

  Resaca common stock is not frequently traded. The average volume of shares traded between December 20, 2009 and January 20, 2010 was 6,500 per day as measured against 96.9 million shares outstanding. As a byproduct of infrequent trading activity, small trade volumes have often led to large changes in Resaca's stock price. The recent Resaca stock price of 37 pence on January 20, 2010 represents a 40% reduction as compared to the Resaca stock price of 61.5 pence on September 30, 2009 (day after the merger agreement was approved and announced by both Resaca and Cano). Continued fluctuations in Resaca's stock price will affect the valuation of Resaca's ultimate consideration for Cano common shares. Based on the 37 pence stock price, the

NOTES TO UNAUDITED PRO FORMA

COMBINED FINANCIAL STATEMENTS (Continued)

  consideration would be currently valued at $58.0 million and reflect a bargain purchase gain of $24.1 million. Based on the 61.5 pence stock price, the value of the consideration would be $96.4 million and would reflect goodwill of $14.3 million.

  The actual valuation of the Resaca common stock to be issued and the valuation of the net assets of Cano will be estimated based on facts and circumstances in existence at the transaction closing date. The final amounts assigned to Cano's net assets acquired and the value of the Resaca common shares issued to Cano's shareholders could differ from the amounts included in these unaudited pro forma combined financial statements. The largest component of Cano's net assets are its' oil and gas properties, which will be valued at the closing date based on the value assigned to its reserves. Significant assumptions are required in the valuation of proved crude oil and natural gas reserves. For example, changes in market prices for crude oil and natural gas and market demand for oil and gas properties could affect the valuation of proved reserves, which could affect the fair value assigned to Cano's oil and gas properties. A hypothetical increase or decrease of 10% in Resaca's stock price would result in an increase or decrease in the value of Resaca common stock to be issued of approximately $5.8 million.

(i)
As a result of the merger, Cano will adopt the full cost method of accounting for oil and gas properties to conform with the method employed by Resaca. Based on the depletion calculation for the combined entity, depletion expense for the year ended June 30, 2009 and the three months ended September 30, 2009 would be reduced by $1.1 million and $0.2 million, respectively.

(j)
Based on the combined entity ceiling test and purchase accounting entry discussed in note (b), Cano would not have recognized impairment of long-lived assets of $26.7 million, exploration expense of $11.4 million and impairment of goodwill of $0.7 million during the year ended June 30, 2009. Therefore, the pro forma adjustments include the reversal of these expense amounts during the year ended June 30, 2009.

(k)
The income tax effect of the expense reductions as discussed in notes (i) and (j), excluding the impairment of goodwill, for the year ended June 30, 2009 and three months ended September 30, 2009 is $14.5 million and $0.1 million, respectively. The effective income tax rate used is 37%, based on Resaca's combined federal and state statutory rates. The impairment of goodwill is excluded since it is a permanent difference between book and taxable income.

(l)
To record the effect of Resaca's proposed one-for-five reserve stock split. As of September 30, 2009, Resaca had 96,947,494 shares of its $0.01 par value common shares outstanding. If the Reverse Stock Split had occurred on September 30, 2009, Resaca would have had 19,389,499 shares outstanding, resulting in par value of approximately $193,000. The adjustment represents the difference between Resaca's historical par value of $969,000 and the pro forma par value reflecting the reverse stock split of $193,000.

(m)
To adjust weighted average historical shares outstanding for the Reverse Stock Split, as if such split occurred on July 1, 2008, by dividing Resaca's historical amounts by five.

PRO FORMA SUPPLEMENTARY FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

        The following tables present certain unaudited pro forma information concerning Resaca's and Cano's proved oil and gas reserves at June 30, 2009 and certain pro forma combined information giving effect to the merger as if it had occurred on July 1, 2008. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represent estimates only and reflects prices and costs at June 30, 2009, and should not be construed as being exact.

	Resaca Historical Amounts	Cano Historical Amounts	Resaca Pro Forma Amounts
Reserves—Crude Oil (MBbls)
Reserves at June 30, 2008	14,732	39,116	53,848
Extensions and discoveries	—	2,544	2,544
Sale of minerals in place	—	(1,240)	(1,240)
Purchases	221	—	221
Revisions of prior estimates	(2,796)	(1,338)	(4,134)
Production	(189)	(311)	(500)

Reserves at June 30, 2009	11,968	38,771	50,739

Proved developed reserves at June 30, 2009	6,722	7,027	13,749

	Resaca Historical Amounts	Cano Historical Amounts	Resaca Pro Forma Amounts
Reserves—Natural Gas (MMCF)
Reserves at June 30, 2008	18,941	84,439	103,380
Extensions and discoveries	—	472	472
Sale of minerals in place	—	(7,886)	(7,886)
Purchases	284	—	284
Revisions of prior estimates	(5,639)	(14,191)	(19,830)
Production	(287)	(881)	(1,168)

Reserves at June 30, 2009	13,299	61,953	75,252

Proved developed reserves at June 30, 2009	7,502	18,322	25,824

	Resaca Historical Amounts	Cano Historical Amounts	Resaca Pro Forma Amounts
Standardized Measure of Discounted Cash Flows: ($000s)
Future cash inflows	$861,424	$2,751,854	$3,613,278
Future production costs	(240,966)	(767,743)	(1,008,709)
Future development costs	(97,151)	(332,677)	(429,828)
Future income taxes	(154,507)	(535,300)	(689,807)

Future net cash flows	368,800	1,116,134	1,484,934
10% annual discount	(232,638)	(834,122)	(1,066,760)

Standardized measure of discounted future net cash flows	$136,162	$282,012	$418,174

	Resaca Historical Amounts	Cano Historical Amounts	Resaca Pro Forma Amounts
Changes in Standardized Measure of Discounted Future Cash Flows: ($000s)
Balance at beginning of year	$445,776	$1,412,543	$1,858,319
Net changes in prices and production costs	(422,943)	(1,598,659)	(2,021,602)
Net changes in future development costs	1,582	(36,746)	(35,164)
Sales of oil and gas produced, net	(7,531)	(6,552)	(14,083)
Purchases of reserves	9,746	—	9,746
Sales of reserves	—	(94,357)	(94,357)
Extensions and discoveries	—	38,256	38,256
Revisions of previous quantity estimates	(65,786)	(54,017)	(119,803)
Previously estimated development costs incurred	5,954	47,590	53,544
Net change in income taxes	168,297	349,339	517,636
Accretion of discount	67,887	224,235	292,122
Other	(66,820)	380	(66,440)

Balance at end of year	$136,162	$282,012	$418,174

Resaca Exploitation, Inc. and Subsidiary Consolidated Financial Statements
for the years ended June 30, 2009, 2008 and 2007

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Resaca Exploitation, Inc. and Subsidiary
Houston, Texas

        We have audited the accompanying consolidated balance sheets of Resaca Exploitation, Inc. and Subsidiary (the "Company") (formerly Resaca Exploitation, L.P.) as of June 30, 2009 and 2008, and the related consolidated statements of operations, owners' equity (deficit), and cash flows for each of the three years in the period ended June 30, 2009. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Resaca Exploitation, Inc. and Subsidiary as of June 30, 2009 and 2008, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ UHY LLP

Houston, Texas
September 29, 2009

Resaca Exploitation, Inc.

Consolidated Balance Sheets

	June 30,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$330,281	$188,457
Restricted cash	367,184	—
Accounts receivable	1,668,007	2,636,359
Prepaids and other current assets	777,518	3,107,202
Deferred tax assets	216,444	—

Total current assets	3,359,434	5,932,018
Property and Equipment, at cost
Oil and gas properties—full cost method	127,079,180	106,964,478
Fixed assets	89,659	6,975

	127,168,839	106,971,453
Accumulated, depreciation, depletion and amortization	(9,580,061)	(6,209,302)

	117,588,778	100,762,151
Other property	164,083	79,999

Total property and equipment	117,752,861	100,842,150
Deferred tax asset	3,216,990	—
Deferred finance costs, net	975,953	977,254

Total assets	$125,305,238	$107,751,422

Liabilities and Owners' Equity (Deficit)
Current liabilities
Accounts payable and accrued liabilities	$3,025,786	$4,518,313
Due to affiliates, net	1,023,205	6,567,863
Liabilities from price risk management	266,572	5,329,135
Current portion of senior credit facility	—	18,683,333

Total current liabilities	4,315,563	35,098,644
Senior credit facility, net of current portion	31,846,111	62,616,667
Convertible subordinated debt	—	10,000,000
Liabilities from price risk management	2,019,697	8,425,495
Asset retirement obligations	3,939,246	3,533,577
Commitments and contingencies
Owners' equity (deficit)	83,184,621	(11,922,961)

Total liabilities and owners' equity (deficit)	$125,305,238	$107,751,422

See accompanying notes to consolidated financial statements

Resaca Exploitation, Inc.

Consolidated Statements of Operations

	Years Ended June 30,
	2009	2008	2007
Income
Oil and gas revenues	$14,154,035	$18,559,474	$15,491,419
Unrealized gain (loss) from price risk management activities	11,468,361	(12,348,851)	(900,907)
Interest and other income	51,640	—

Total income	25,674,036	6,210,623	14,590,512
Costs and expenses
Lease operating expenses	6,622,739	7,007,477	7,604,154
Production and ad valorem taxes	1,250,357	1,663,738	1,367,294
Depreciation, depletion and amortization	3,370,759	2,909,577	2,831,521
Accretion expense	281,290	341,254	294,886
General and administrative expenses	2,984,286	1,961,655	1,553,003
Share based compensation costs	4,102,854	—	—
Inventory write down	318,411	—	—
Interest expense	4,024,708	9,829,539	9,348,457
Other expense	8,206	—	—

Total costs and expenses	22,963,610	23,713,240	22,999,315

Income (loss) before taxes	2,710,426	(17,502,617)	(8,408,803)
Income tax benefit	3,433,434	—	—

Net income (loss)	$6,143,860	$(17,502,617)	$(8,408,803)

Earnings per share:
Basic weighted-average shares outstanding	92,258,739	n/a	n/a
Diluted weighted-average shares outstanding	92,279,536	n/a	n/a
Basic earnings per share	$0.07	n/a	n/a
Diluted Earnings per Share	$0.07	n/a	n/a

See accompanying notes to consolidated financial statements

Resaca Exploitation, Inc.

Consolidated Statements of Owners' Equity (Deficit)

Years Ended June 30, 2009, 2008, and 2007

	Common Stock
			Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity	Partners' Capital
	Shares	Par value
Balance at June 30, 2006						$13,988,459
Net loss						(8,408,803)

Balance at June 30, 2007						5,579,656
Net loss						(17,502,617)

Balance at June 30, 2008	—	—	—	—	—	(11,922,961)
Conversion from partnership to corporation	39,625,064	396,251	—	(12,319,212)	(11,922,961)	11,922,961
Conversion of debt to equity	20,320,545	203,205	9,796,795	—	10,000,000	—
Initial public offering, net	32,313,130	323,131	74,537,737	—	74,860,868	—
Share based compensation	—	—	4,102,854	—	4,102,854	—
Net income	—	—	—	6,143,860	6,143,860	—

Balance at June 30, 2009	92,258,739	$922,587	$88,437,386	$(6,175,352)	$83,184,621	$—

See accompanying notes to consolidated financial statements

Resaca Exploitation, Inc.

Consolidated Statements of Cash Flows

	Years Ended June 30,
	2009	2008	2007
Cash flows from operating activities
Net income (loss)	$6,143,860	$(17,502,617)	(8,408,803)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation, depletion and amortization	3,370,759	2,909,577	2,831,521
Accretion expense	281,290	341,254	294,886
Amortization of deferred finance costs	791,515	273,006	396,407
Deferred taxes	(3,433,434)	—	—
Unrealized (gain) loss from price risk management activities	(11,468,361)	12,348,851	900,907
Share based compensation costs	4,102,854	—	—
Settlement of asset retirement obligations	(2,389)	—	—
Inventory write down	318,411	—	—
Changes in operating assets and liabilities:
Accounts receivable	968,352	(872,530)	(293,736)
Prepaids and other current assets	2,011,273	(2,583,712)	(520,429)
Accounts payable and accrued liabilities	(1,492,527)	963,065	1,691,453
Due to affiliates, net	(5,544,658)	5,830,161	310,549

Net cash provided by (used in) operating activities	(3,953,055)	1,707,055	(2,797,245)
Cash flows from investing activities
Restricted cash	(367,184)	—	—
Investment in oil and gas properties	(19,987,934)	(4,442,717)	(13,721,727)
Investment in other property	(84,084)	(79,999)	—
Investment in fixed assets	(82,684)	(3,225)	—

Net cash used in investing activities	(20,521,886)	(4,525,941)	(13,721,727)
Cash flows from financing activities
Proceeds from senior credit facility	10,735,000	2,640,000	16,460,000
Payments on senior credit facility	(60,188,889)	—	—
Proceeds from initial public offering, net of direct expenses	74,860,868	—	—
Deferred finance costs	(790,214)	(240,000)	(260,000)

Net cash provided by financing activities	24,616,765	2,400,000	16,200,000

Net increase (decrease) in cash and cash equivalents	141,824	(418,886)	(318,972)
Cash and cash equivalents, beginning of year	188,457	607,343	926,315

Cash and cash equivalents, end of year	$330,281	$188,457	607,343

Supplemental cash flow information
Cash paid during the year for interest	$3,233,193	$9,556,533	$8,952,050

Non cash investing and financing activities:
Establishment of asset retirement obligations	$126,768	$—	$4,530

Conversion of debt to equity	$10,000,000	$—	—

See accompanying notes to consolidated financial statements

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements

June 30, 2009 and 2008

Note A—Organization and Nature of Business

        Resaca Exploitation, L.P. (the "Partnership") was formed on March 1, 2006 for the purpose of acquiring and exploiting interests in oil and gas properties located in New Mexico and Texas and to conduct, directly and indirectly through third parties, operations on the properties. The Partnership was funded and began operations on May 1, 2006. Resaca Exploitation, G.P. served as the sole general partner (.667%) and various limited partners owned the remaining 99.333%. Under the terms of the Limited Partnership Agreement, profits and losses were allocated to the general partner and limited partners based upon their ownership percentages.

        On July 10, 2008, the Partnership converted from a Delaware partnership to a Texas corporation and became Resaca Exploitation, Inc. ("Resaca"). Following conversion, the Company became subject to federal and certain state income taxes and adopted a June 30 year end for federal income tax and financial reporting purposes. On July 17, 2008, Resaca Exploitation, Inc. completed an initial public offering (the "Offering") on the Alternative Investment Market of the London Stock Exchange. In the initial public offering, the Company raised $83.4 million before expenses (see Note G).

        Resaca Operating Company ("ROC"), a wholly-owned subsidiary, was formed on October 16, 2008 for the purpose of operating the Company's oil and gas properties. Activities for ROC are consolidated in the Company's financial statements. Resaca and ROC are referred to collectively as "the Company".

Note B—Summary of Significant Accounting Policies and Basis of Presentation

        Principles of Consolidation:    The consolidated financial statements include the accounts of Resaca and ROC. All significant intercompany accounts and transactions have been eliminated.

        Cash and Cash Equivalents:    Cash in excess of the Company's daily requirements is generally invested in short-term, highly liquid investments with original maturities of three months or less. Such investments are carried at cost, which approximates fair value and, for the purposes of reporting cash flows, are considered to be cash equivalents. The Company maintains its cash in bank deposits with various major financial institutions. These accounts, at times, exceed federally insured limits. Deposits in the United States of America are currently guaranteed by the Federal Deposit Insurance Corporation up to $250,000. The Company monitors the financial condition of the financial institutions and has not experienced any losses on such accounts.

        Restricted Cash:    The Company collateralizes any open letters of credit with cash (see Note F). At June 30, 2009 and 2008, the Company had outstanding open letters of credit collateralized by cash of $367,184 and $0, respectively.

        Accounts Receivable:    Accounts receivable primarily consists of accrued revenues for oil and gas sales. Management believes that all receivables are fully collectible at June 30, 2009. Therefore, no allowance for doubtful accounts was recorded as of June 30, 2009 and 2008.

        Inventory:    Inventory totaling $732,684 and $312,364 at June 30, 2009 and 2008, respectively, consists of piping and tubulars valued at the lower of cost or market and is included within prepaids and other current assets in the accompanying balance sheets.

        Oil and Gas Properties:    Oil and gas properties are accounted for using the full-cost method of accounting. Under this method, all productive and nonproductive costs incurred in connection with the

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

June 30, 2009 and 2008

Note B—Summary of Significant Accounting Policies and Basis of Presentation (Continued)

acquisition, exploration, and development of oil and natural gas reserves are capitalized. This includes any internal costs that are directly related to acquisition, exploration and development activities, including salaries and benefits, but does not include any costs related to production, general corporate overhead or similar activities. During the years ended June 30, 2009 and 2008, the Company capitalized $638,942 and $0, respectively in overhead relating to these internal costs.

        No gains or losses are recognized upon the sale or other disposition of oil and natural gas properties except in transactions that would significantly alter the relationship between capitalized costs and proved reserves.

        Under the full cost method, the net book value of oil and natural gas properties, less related deferred income taxes, may not exceed the estimated after-tax future net revenues from proved oil and natural gas properties, discounted at 10% (the "Ceiling Limitation"). In arriving at estimated future net revenues, estimated lease operating expenses, development costs, and certain production-related and ad valorem taxes are deducted. In calculating future net revenues, prices and costs in effect at the time of the calculation are held constant indefinitely, except for changes that are fixed and determinable by existing contracts. The excess, if any, of the net book value above the Ceiling Limitation is charged to expense in the period in which it occurs and is not subsequently reinstated. The Company prepared its ceiling test at June 30, 2009 and 2008, and no impairment was deemed necessary. Reserve estimates used in determining estimated future net revenues have been prepared by an independent petroleum engineer at year end.

        The costs of unevaluated oil and natural gas properties are excluded from the amortizable base until the time that either proven reserves are found or it has been determined that such properties are impaired. The Company currently has no material capitalized costs related to unevaluated properties. All capitalized costs are included in the amortization base as of June 30, 2009 and 2008.

        Depreciation and Amortization:    All capitalized costs of oil and natural gas properties and equipment, including the estimated future costs to develop proved reserves, are amortized using the unit-of-production method based on total proved reserves. Depreciation of fixed assets is computed on the straight line method over the estimated useful lives of the assets, typically three years.

        General and Administrative Expenses:    General and administrative expenses are reported net of recoveries from owners in properties operated by the Company.

        Revenue Recognition:    The Company recognizes oil and gas revenues from its interests in oil and natural gas producing activities as the hydrocarbons are produced and sold.

        Accounting for Price Risk Management Activities:    The Company periodically enters into certain financial derivative contracts utilized for non-trading purposes to hedge the impact of market price fluctuations on its forecasted oil and gas sales. The Company follows the provisions of the Statement of Financial Accounting Standards No. 133 ("SFAS 133"), Accounting for Derivative Instruments and Hedging Activities, for the accounting of its hedge transactions. SFAS 133 establishes accounting and reporting standards requiring that all derivative instruments be recorded in the consolidated balance sheet as either an asset or liability measured at fair value and requires that the changes in the fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The Company has certain over-the-counter collar contracts to hedge the cash flow of the forecasted sale of

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

June 30, 2009 and 2008

Note B—Summary of Significant Accounting Policies and Basis of Presentation (Continued)

oil and gas sales. The Company did not elect to document and designate these contracts as hedges. Thus, the changes in the fair value of these over-the-counter collars are reflected in earnings for the years ended June 30, 2009, 2008 and 2007.

        Income Tax:    The Company is subject to federal income tax, Texas state margin tax, and New Mexico state income tax. The Company follows the guidance in Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires the use of the asset and liability method of accounting for deferred income taxes and provides deferred income taxes for all significant temporary differences.

        The Company follows Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB No. 109. The Interpretation prescribes guidance for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. To recognize a tax position, the enterprise determines whether it is more likely than not that the tax position will be sustained upon examination, including resolution of any related appeals or litigation, based solely on the technical merits of the position. A tax position that meets the more likely than not threshold is measured to determine the amount of benefit to be recognized in the financial statements. The amount of tax benefit recognized with respect to any tax position is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement.

        Deferred Finance Costs:    The Company capitalizes all costs directly related to obtaining financing and such costs are amortized to interest expense over the life of the related facility. During the years ended June 30, 2009 and 2008, the Company incurred and capitalized finance costs of $790,214 and $240,000, respectively. At June 30, 2009 and 2008, the deferred finance costs balance is presented net of accumulated amortization of $1,526,261 and $734,746, respectively.

        Use of Estimates:    Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

        Independent petroleum and geological engineers have prepared estimates of the Company's oil and natural gas reserves at June 30, 2009 and 2008. Proved reserves, estimated future net revenues and the present value of our reserves are estimated based upon a combination of historical data and estimates of future activity. We have based our present value of proved reserves on spot prices on the date of the estimate. The reserve estimates are used in calculating depreciation, depletion and amortization and in the assessment of the Company's ceiling limitation. Significant assumptions are required in the valuation of proved oil and natural gas reserves which, as described herein, may affect the amount at which oil and natural gas properties are recorded. Actual results could differ materially from these estimates.

        Asset Retirement Obligations:    The Company follows Statement of Financial Accounting Standards No. 143 ("SFAS 143"), Accounting for Asset Retirement Obligations. SFAS 143 requires that an asset retirement obligation ("ARO") associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which a legal obligation is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset. The cost of the tangible

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

June 30, 2009 and 2008

Note B—Summary of Significant Accounting Policies and Basis of Presentation (Continued)

asset, including the initially recognized ARO, is depreciated such that the cost of the ARO is recognized over the useful life of the asset. The ARO is recorded at fair value, and accretion expense will be recognized over time as the discounted liability is accreted to its expected settlement value. The fair value of the ARO is measured using expected future cash outflows discounted at the company's credit-adjusted risk-free interest rate.

        Inherent in the fair value calculation of ARO are numerous assumptions and judgments, including the ultimate settlement amounts, inflation factors, credit adjusted discount rates, timing of settlement, and changes in the legal, regulatory, environmental and political environments. To the extent future revisions to these assumptions impact the fair value of the existing ARO liability, a corresponding adjustment is made to the oil and gas property balance.

        The following table is a reconciliation of the asset retirement obligation:

	Years Ended June 30,
	2009	2008
Asset retirement obligation, beginning of the period	$3,533,577	$3,192,323
Liabilities incurred	13,193	—
Liabilities settled	(2,389)	—
Accretion expense	281,290	341,254
Revisions in estimated liabilities	113,575	—

Asset retirement obligation, end of the period	$3,939,246	$3,533,577

        Share-Based Compensation:    The Company follows Statement of Financial Accounting Standards No. 123(R) ("SFAS 123(R)"), Share-Based Payment, for all equity awards granted to employees. SFAS 123(R) requires all companies to expense the fair value of employee stock options and other forms of share-based compensation over the requisite service period. The Company's share-based awards consist of stock options and restricted stock.

        Earnings per Share:    Basic earnings per share are computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per share are computed by dividing net income by the sum of the weighted-average number of shares of common stock outstanding during the period and the dilutive effect of restricted stock awards and the assumed exercise of stock options using the treasury stock method. Earnings per share information is only presented for the year ended June 30, 2009 as the Company was organized as a partnership during the years ended June 30, 2008 and 2007.

Accounting Principles Not Yet Adopted

        SFAS 141(R):    In December 2007, the Financial Accounting Standards Board ("the FASB") issued Statement of Financial Accounting Standards No. 141(R), Business Combinations ("SFAS 141(R)". Under SFAS 141(R), an entity is required to recognize the assets acquired, liabilities assumed, contractual contingencies, and contingent consideration at their fair value on the acquisition date. It further requires that acquisition-related costs be recognized separately from the acquisition and expensed as incurred. While SFAS 141(R) is effective for business combinations consummated in fiscal

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

June 30, 2009 and 2008

Note B—Summary of Significant Accounting Policies and Basis of Presentation (Continued)

years beginning on or after December 15, 2008, any deal costs incurred during the current fiscal year have been expensed at June 30, 2009. The Company adopted SFAS 141(R) effective July 1, 2009.

        SFAS 160:    In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51 ("SFAS No. 160"). SFAS No. 160 establishes accounting and reporting standards for noncontrolling interests in a subsidiary and for the deconsolidation of a subsidiary. Minority interests will be recharacterized as noncontrolling interests and classified as a component of equity. It also establishes a single method of accounting for changes in a parent's ownership interest in a subsidiary and requires expanded disclosures. This statement is effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited. We adopted SFAS No. 160 on July 1, 2009 and this standard will have an impact on the accounting for any acquisition of non controlling interests after that date.

        SFAS 161:    In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133 ("SFAS 161"). SFAS 161 requires enhanced disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for, and how such derivative instruments affect an entity's financial position, financial performance and cash flows. SFAS 161 is effective for fiscal years beginning after November 15, 2008. The Company adopted this standard on July 1, 2009 and does not expect SFAS 161 to have a material impact on its financial position, results of operations, cash flows, or related disclosures.

        SFAS 168:    In June 2009, the FASB issued SFAS 168, Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles ("SFAS 168"). SFAS 168 replaces SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principle. SFAS 168 establishes the FASB Accounting Standards Codification as the sole source of the authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with generally acceptable accounting principles. SFAS 168 is effective for financial statements for interim and annual periods ending on or after September 15, 2009. We adopted SFAS 168 on July 1, 2009. We do not expect the adoption of this statement to have a material impact on our financial position, results of operations or cash flows.

        EITF 03-6-1    In June 2008, the FASB issued EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities ("FSP 03-6-1"). FSP 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and need to be included in the calculation of earnings per share under the two-class method described in SFAS No. 128, Earnings per Share. Under FSP 03-6-1, share-based payment awards that contain nonforfeitable rights to dividends are "participating securities" as defined by EITF 03-6, Participating Securities and the Two-Class Method under FASB Statement No. 128, and therefore should be included in computing earnings per share using the two-class method, FSP 03-6-1 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. We adopted FSP 03-6-1 on July 1, 2009. We do not expect the adoption of FSP 03-6-1 to have a material impact on our financial position, results of operations of cash flows.

        MODERNIZATION OF OIL AND GAS REPORTING:    In December 2008, the SEC issued the final rule, "Modernization of Oil and Gas Reporting," which adopts revisions to the SEC's oil and

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

June 30, 2009 and 2008

Note B—Summary of Significant Accounting Policies and Basis of Presentation (Continued)

natural gas reporting disclosure requirements and is effective for annual reports on Forms 10-K for years ending on or after December 31, 2009. Early adoption of the new rules is prohibited. The new rules are intended to provide investors with a more meaningful and comprehensive understanding of oil and natural gas reserves to help investors evaluate their investments in oil and natural gas companies. The new rules are also designed to modernize the oil and natural gas disclosure requirements to align them with current practices and changes in technology. The new rules include changes to the pricing used to estimate reserves, the ability to include nontraditional resources in reserves, the use of new technology for determining reserves and permitting disclosure of probable and possible reserves. The Company is currently evaluating the potential impact of these rules. The SEC is discussing the rules with the FASB staff to align FASB accounting standards with the new SEC rules. These discussions may delay the required compliance date. Absent any change in the effective date, the Company will begin complying with the disclosure requirements in our annual report for the year ending June 30, 2010.

Newly Adopted Accounting Principles

        SFAS 157:    In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements ("SFAS 157"). SFAS 157 applies to all financial assets and financial liabilities recognized or disclosed at fair value in the financial statements. SFAS 157 establishes a framework for measuring fair value and expands disclosures about fair value measurements for financial assets and liabilities, as well as for any other assets and liabilities that are carried at fair value on a recurring basis in financial statements. SFAS 157 was effective for the Company July 1, 2008 and, therefore, the Company adopted SFAS 157 effective on that date. The adoption of SFAS 157 did not have a material impact on the Company's financial position, results of operations, or cash flows (See Note I).

        SFAS 165:    In June 2009, the FASB issued SFAS 165, Subsequent Events ("SFAS 165") to establish general standards of accounting for and disclosure of events that occur after the balance sheet date, but prior to the issuance of financial statements. Specifically, SFAS 165 sets forth: (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. SFAS 165 is effective for financial statements issued for interim or annual periods ending after June 15, 2009. We adopted SFAS 165 on June 30, 2009. The adoption of this statement did not have a material impact on our financial position, results of operations or cash flows.

Note C—Related Party Transactions

        The Company receives support services from Torch Energy Advisors Incorporated ("TEAI") and its subsidiaries, which include office administration, risk management, corporate secretary, legal services, corporate and litigation legal services, graphic services, tax department services, financial planning and analysis, information management, financial reporting and accounting services, and engineering and technical services. The Company paid TEAI and a subsidiary of TEAI $1,998,916, $2,067,659, and $1,859,892 during the years ended June 30, 2009, 2008 and 2007 respectively, for such services. The majority of such fees are included in general and administrative expenses.

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

June 30, 2009 and 2008

Note C—Related Party Transactions (Continued)

        In the ordinary course of business, the Company incurs payable balances with TEAI resulting from the payment of costs and expenses of the Company and from the payment of support services fees. Such amounts are settled on a regular basis, generally monthly.

Note D—Notes Payable

        On May 1, 2006, the Company entered into an $85 million Senior Secured Loan Facility (the "Facility") with third parties. The Facility included two tranches, A and B, of differing amounts and terms. The maximum credit amount under Tranche A was $70 million, $50 million of which was funded at closing. At June 30, 2009 and 2008, the Company had outstanding borrowings of $0 million and $66.3 million, under Tranche A and $0 and $15 million under Tranch B, respectively. The Tranche B maximum credit amount was $15 million. The full amount was funded at closing and no additional borrowings were permitted. Prior to the July 2008 amendment (discussed below), interest accrued on the indebtedness at the one month LIBOR plus 6% (8.5% at June 30, 2008) for Tranche A and interest accrued at the one month LIBOR plus 9% (11.5% at June 30, 2008) for Tranche B. Interest payments were due monthly. Scheduled principal payments under Tranche A began on May 1, 2009 and were scheduled to occur monthly, in even increments. Tranche A was to mature on May 1, 2012. On June 11, 2008, the credit agreement was amended to extend the maturity of Tranche B to August 31, 2008. The Facility contains, among other terms, provisions for the maintenance of certain financial ratios and restrictions on additional debt. On June 26, 2009, the outstanding balance of the Facility was refinanced as described below.

        In July 2008, with the proceeds received from the Offering, the Company paid the $15 million outstanding balance on Tranche B which extinguished that portion of the Facility and also repaid $44.3 million of the $66.3 million outstanding on Tranche A. In conjunction with the partial repayment of Tranche A, the maximum credit amount under Tranche A was lowered to $60 million, a 4% LIBOR floor was added, and certain financial covenants were modified. The interest rate on outstanding borrowings under the facility was 10% at December 31, 2008. Recourse for the Facility is limited to the Company, as borrower, and the note is secured by all of Company's oil and gas properties.

        On May 1, 2006, the Company entered into a $10 million Senior Subordinated Secured Convertible Term Loan Facility ("Convertible Debt") with third parties. The aggregate loan amount under the Convertible Debt was $10 million, all of which was funded at closing. Interest was paid quarterly on the Convertible Debt, at a rate of 6% per annum for cash dividends and 8% per annum in the event the Company chose to pay interest in kind ("PIK"). The lenders could convert their loans, in whole or in part, to ownership interests in the Company at any time at an 18% premium, provided that the minimum conversion loan amount is $500,000. PIK interest was also able to be converted to ownership interests. The Company had the right to redeem the subordinated debt after May 1, 2009, but was required to pay an early redemption premium. Early redemption premium amounts varied in years three, four and five and were designed to ensure the lenders different internal rates of return at those points in time. To the extent the Convertible Debt was neither redeemed by the Company nor converted by the lenders, the full principal amount was to be due on May 1, 2012. The Convertible Debt contained, among other terms, provisions for the maintenance of certain financial ratios and restrictions on additional debt. As of June 30, 2008, the Company was compliant with all of the covenants, as amended, or had obtained a waiver for noncompliance. Recourse for the Convertible Debt was limited to the Company, as borrower, and the note was secured by all of the Company's oil

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

June 30, 2009 and 2008

Note D—Notes Payable (Continued)

and gas properties. In July 2008, holders of the Convertible Debt converted their notes into stock of the Company.

        On June 26, 2009, the Company entered into a $50 million, three-year Senior Secured Revolving Credit Facility ("New Facility") with CIT Capital USA Inc. ("CIT") that matures on July 1, 2012. The New Facility replaced the Facility entered into in 2006 which had converted to a term loan in May 2009 as described above. The initial borrowing base of the New Facility is $35 million and CIT serves as administrative agent. Interest on the New Facility is set at LIBOR plus 5.5% subject to a 2.5% LIBOR floor. Recourse for the New Facility was limited to the Company, as borrower and the note secured by all of the Company's oil and gas properties. At June 30, 2009, the interest rate in place was 8.0%. As a result of this transaction, the Company entered into additional natural gas hedges for January 2011 through June 2012 and additional oil hedges for June 2011 through June 2012. Additionally, the Company wrote off $536,579 in deferred financing costs associated with the Facility entered into in 2006. The New Facility contains, among other terms, provisions for the maintenance of certain financial ratios and restrictions on additional debt. As of June 30, 2009, the Company was compliant with all of the covenants.

        Scheduled maturities as of June 30, 2009 are as follows:

Year Ending June 30,
2010	$—
2011	—
2012	—
2013	31,846,111

$31,846,111

Note E—Price Risk Management and Financial Instruments

        The Company enters into option contracts for the purpose of hedging the impact of market fluctuations on oil and natural gas production. At June 30, 2009, the Company was party to energy commodity derivative contracts extending to June 2012. During the years ended June 30, 2009 and 2008, the average monthly hedged volume of crude oil was 12,000 barrels and 13,500 barrels, respectively. During the years ended June 30, 2009 and 2008, the average monthly hedged volumes of natural gas were 20,000 MMbtus. During the period from July 2009 to June 2012, the monthly hedged volumes of oil ranged from 11,000 barrels to 6,000 barrels. During the period from July 2009 to June 2012, the monthly hedged volumes of natural gas ranged from 20,000 MMbtus to 7,500 MMbtus.

        While notional amounts are used to express the volume of puts and over-the-counter options, the amounts potentially subject to credit risk, in the event of nonperformance by the third parties, are substantially smaller. The Company does not anticipate any material impact to its financial position or results of operations as a result of nonperformance by third parties on financial instruments related to its option contracts.

        The carrying amounts of the Company's cash and cash equivalents, receivables and payables approximate the fair value at June 30, 2009 and 2008 because of their short-term maturities. The

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

June 30, 2009 and 2008

Note E—Price Risk Management and Financial Instruments (Continued)

carrying amounts of the Company's debt instruments at June 30, 2009 and 2008 approximate their fair values due to the interest rates being at market.

Note F—Commitments and Contingencies

        The Company, from time to time, is involved in certain litigation arising out of the normal course of business, none currently outstanding of which, in the opinion of management, will have any material adverse effect on the financial position, results of operations or cash flows of the Company as a whole.

        The Company has open letters of credit of approximately $367,184 at June 30, 2009 which are fully collateralized by restricted cash balances.

Note G—Initial Public Offering

        On July 17, 2008, the Company completed an initial public offering on the Alternative Investment Market of the London Stock Exchange. In the initial public offering, the Company raised $83.4 million before expenses. Proceeds received were used to repay outstanding borrowings on the Facility, extinguish the balance outstanding to its affiliates, and purchase an overriding royalty interest from a third party covering all of its existing oil and gas properties for $7 million. In conjunction with the initial public offering, certain officers and directors were granted restricted stock awards for an aggregate 4.1 million shares of our common stock that vest ratably over three years, and, 1.7 million stock options, each option to purchase one share of our common stock at an exercise price of 1.34 British pounds per share. The options vest ratably over three years and will expire on July 17, 2016.

Note H—Share-Based Compensation

        The Company has adopted a Share Incentive Plan ("The Plan") to foster and promote the long-term financial success of the Company and to increase shareholder value by attracting, motivating and retaining key personnel. The Plan is considered an important component of total compensation offered to key employees and outside directors. The Plan consists of stock option and restricted stock awards. The Company expenses the fair-value of the share-based payments over the requisite service period of the awards. At June 30, 2009, there was $8,744,330 in unrecognized compensation expense to be recognized over the next 2.56 years. The stock options and restricted stock both vest over a 3 year period. At June 30, 2009 there were 1,756,787 stock options and 4,105,515 shares of restricted stock outstanding. Additionally, the Board of Directors has the ability to authorize the issuance of another combined 3,363,572 shares in stock options and restricted stock to key personnel.

        The following summary represents restricted stock awards outstanding at June 30, 2009:

	Shares	Grant Date Fair Value
Awards outstanding at June 30, 2008	—	—
Restricted Shares granted	4,105,515	$11,018,184
Restricted Shares sold or forfeited	—	—

Awards outstanding at June 30, 2009	4,105,515	$11,018,184

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

June 30, 2009 and 2008

Note H—Share-Based Compensation (Continued)

        For stock options, the Company determines the fair value of each stock option at the grant date using a Black-Scholes model, with the following assumptions used for the grants made on July 17, 2008 and January 21, 2009:

Risk-free interest rate	3.35%
Volatility factor	50%
Expected dividend yield percentage	0%
Weighted average expected life	3.5	years

        All stock option awards have a 3 year vesting period and expire 5 years after the vesting date. A summary of stock options awarded during the 12 months ended June 30, 2009 is as follows:

	Shares	Average Exercise Price	Grant Date Fair Value
Options outstanding at June 30, 2008	—	—
Shares awarded	1,756,787	$2.10	$1,829,000
Shares exercised or forfeited	—	—
Options outstanding at June 30, 2009	1,756,787	$2.10	$1,829,000

        A summary of stock options outstanding at June 30, 2009 is as follows:

Grant Date	Exercise Price	Converted Exercise Price*	Option Awards Outstanding	Remaining Option Life	Option Awards Exercisable
07/17/08	£1.30	$2.15	1,706,787	7.05	—
01/21/09	£0.23	0.38	50,000	7.56	—

		$2.10	1,756,787	7.06	—

*
Exercise prices are denominated in British pounds and have been converted at a rate of $1.652 USD/GBP.

Note I—Fair Value Measurements

        SFAS 157 requires enhanced disclosures regarding the assets and liabilities carried at fair value. The pronouncement establishes a fair value hierarchy such that "Level 1" measurements include unadjusted quoted market prices for identical assets or liabilities in an active market, "Level 2" measurements include quoted market prices for identical assets or liabilities in an active market which have been adjusted for items such as effects of restrictions for transferability and those that are not quoted but observable through corroboration with observable market data, including quoted market prices for similar assets, and "Level 3" measurements include those that are unobservable and of a highly subjective measure.

        The Company utilizes the market approach for recurring fair value measurements of its oil and gas hedges. The following table sets forth, by level within the fair value hierarchy, the Company's financial assets and liabilities that are accounted for at fair value on a recurring basis as of June 30, 2009. As

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

June 30, 2009 and 2008

Note I—Fair Value Measurements (Continued)

required by SFAS 157, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement:

	Market Prices for Identical Items (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets:
Oil and Gas Hedges	—	$—	—	$—

Total Assets	—	—	—	—

Liabilities:
Oil and Gas Hedges	—	2,286,269	—	2,286,269

Total Liabilities	—	2,286,269	—	2,286,269

Total Net Liabilities	—	$2,286,269	—	$2,286,269

Note J—Income Taxes

        Upon conversion from a partnership to a corporation on July 10, 2008, the Company recorded a $4.4 million deferred income tax asset for the difference between the book basis and the tax basis of the assets and liabilities on that date. Based upon the Company's generation of book income in the current period and the anticipated future sources of taxable income from the reversal of existing temporary differences and the Company's current reserve analyses for projected future book earnings, the Company believes that it will more likely than not realize the benefit of its deferred tax assets during their respective carryforward period. Accordingly, the income tax benefit was recorded to earnings for the twelve months ended June 30, 2009.

        The Company's income tax benefit is composed of the following:

Year Ended June 30, 2009
Current income tax benefit
Federal	$—
State	—

Total current tax benefit	—
Deferred income tax benefit
Federal	3,147,909
State	285,525

Total deferred tax benefit	3,433,434

Total income tax benefit	$3,433,434

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

June 30, 2009 and 2008

Note J—Income Taxes (Continued)

        Significant components of net deferred tax assets at June 30, 2009 are as follows:

Year Ended June 30, 2009
Current
Deferred tax assets:
Unrealized loss on commodity derivatives	$98,632
Inventory impairment	117,812

Net current deferred tax asset (liability)	$216,444

Long-Term
Deferred tax assets:
Deferred Compensation Expense	$1,518,055
Net operating loss carryovers	5,774,952
Unrealized loss on commodity derivatives	747,288
Amortization of loan costs	198,534

Total long-term deferred tax assets	8,238,829
Deferred tax liabilities:
Depreciation, depletion and amortization	(5,021,839)

Total long-term deferred tax liabilities	(5,021,839)

Net long-term deferred tax asset	$3,216,990

        The following reconciles our income tax expense to the amount calculated at the statutory federal income tax rate:

Year ended June 30, 2009
Income tax expense at statutory rate	$948,649
State taxes, less federal benefit	52,868
Deferred tax benefit recorded on conversion to corporation	(4,411,495)
Income attributable to period as a partnership	(26,204)
Permanent and other	2,748

Income tax benefit	$(3,433,434)

        At June 30, 2009, the Company has a net operating loss ("NOL") carryforward for federal income tax purposes of approximately $15.6 million. The NOL will expire on June 30, 2029.

        The Company and its subsidiaries file federal income tax returns with the United States Internal Revenue Service ("IRS") and state income tax returns in Texas and New Mexico. The Company's tax returns are subject to examination by appropriate taxing authorities, however, none are under examination at this time.

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

June 30, 2009 and 2008

Note J—Income Taxes (Continued)

        The Company adopted FIN 48 for the twelve months ended June 30, 2009 as described in Note B. The adoption did not have an impact on the financial statements of the Company as there are no uncertain income tax positions required to be recorded pursuant to FIN 48. The Company files income tax returns in the U.S. (federal and state jurisdictions). Tax years 2006 to 2008 remain open for all jurisdictions. However, for the 2006 tax year, the 2007 tax year, and the tax period from January 1, 2008 to July 10, 2008, the Company was a partnership for federal and New Mexico income tax purposes. Therefore, for those tax periods, any adjustments to the Company's taxable income would flow through to Resaca's partners in those jurisdictions. The Company's accounting policy is to recognize interest and penalties, if any, related to unrecognized tax benefits as income tax expense. The Company does not have an accrued liability for interest and penalties at June 30, 2009.

        There were no changes in unrecognized tax benefits during the 12 months ended June 30, 2009. All tax benefits recognized relate to tax positions for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductions.

Note K—Stockholders' Equity

        As described in Note A, the Company converted from a partnership to a corporation on July 10, 2008. As such, partners' capital was converted to stockholders' equity. At June 30, 2009, stockholders' equity was composed of the following:

Common Stock ($.01 par value)	$922,587
Additional Paid-in Capital	88,437,386
Accumulated Deficit	(6,175,352)

Total Stockholders' Equity	$83,184,621

        At June 30, 2009, the Company had 230,000,000 common shares authorized and 92,258,739 shares issued and outstanding.

Note L—Employee Benefit Plans

        Under the Resaca Exploitation, Inc 401(k) Plan (the "Plan") established in fiscal year 2009, contributions are made to the Plan by qualified employees at their election and our matching contributions to the Plan are made at specified rates. Our contribution to the Plan in fiscal year 2009 was $16,043.

Note M—Liquidity

        As of June 30, 2009, the Company has an accumulated deficit of $6,175,352 and a working capital deficit of $956,129. Management believes that borrowings currently available to the Company under the Company's New Facility ($3,153,889 at June 30, 2009) and anticipated cash flows from operations will be sufficient to satisfy its currently expected capital expenditures and working capital obligations through fiscal year 2010.

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

June 30, 2009 and 2008

Note N—Subsequent Events

        The Company evaluates events and transactions that occur after the balance sheet date but before the financial statements are issued. The Company evaluated such events and transactions through September 29, 2009 when the financial statements were issued.

        On July 1, 2009, the Company acquired certain workover rigs, reversing units and related assets from Permian Basin Well Services, LLC ("PBWS") in exchange for 3,320,250 newly issued shares of the Company's common stock, valued at $1,594,000. PBWS is a wholly-owned subsidiary of TEAI.

Note O—Supplementary Financial Information for Oil and Gas Producing Activities (unaudited)

Costs Incurred in Oil and Gas Property Acquisition, Exploration, and Development Activities

	Years ended June 30,
	2009	2008	2007
Acquisition of proved properties	$7,000,000	—	—
Acquisition of unproved properties	—	—	—
Development costs	12,987,934	4,442,717	13,721,727
Exploration costs	—	—	—

Total costs incurred	$19,987,934	$4,442,717	$13,721,727

Oil and Gas Reserve Information

        The estimate of reserves disclosed in this report were obtained from an independent reserve report received from Haas Petroleum Engineering Services, Inc. The tests and procedures used within the independent reserve report were prepared using standard engineering practices generally accepted by the petroleum industry and conform to guidelines developed and adopted by the United States Securities and Exchange Commission ("SEC").

        Proved reserves are the estimated quantities that geologic and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are the quantities expected to be recovered through existing wells with existing equipment and operating methods. Due to the inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available. The reserves actually recovered and the timing of production of these reserves may be substantially different from the original estimate. Revisions result primarily from new information obtained from development drilling and production history, acquisitions of crude oil and natural gas properties and changes in economic factors.

        The term proved reserves is defined by the SEC in Rule 4-10(a) of Regulation S-X adopted under the Securities Act of 1933, as amended. In general, proved reserves are the estimated quantities of crude oil, natural gas and natural gas liquids that geological or engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based on future conditions.

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

June 30, 2009 and 2008

Note O—Supplementary Financial Information for Oil and Gas Producing Activities (unaudited) (Continued)

        The following reserves data only represent estimates and should not be construed as being exact.

Proved Reserves	Oil (bbl)	Natural Gas (mcf)	Total Reserves BOE
June 30, 2006(1)	17,644,724	17,167,135	20,505,913
Revision of prior estimates	(2,915,402)	1,636,954	(2,642,576)
Extensions, discoveries and other additions	—	—	—
Production	(217,992)	(326,729)	(272,447)
Improved recovery	—	—	—
Purchases	—	—	—
Sales	—	—	—

June 30, 2007	14,511,330	18,477,360	17,590,890
Revision of prior estimates	432,254	784,432	562,993
Extensions, discoveries and other additions	—	—	—
Improved recovery	—	—	—
Production	(212,004)	(320,952)	(265,496)
Purchases	—	—	—
Sales	—	—	—

June 30, 2008	14,731,580	18,940,840	17,888,387
Revision of prior estimates	(2,795,448)	(5,639,312)	(3,735,333)
Extensions, discoveries and other additions	—	—	—
Improved recovery	—	—	—
Production	(189,276)	(286,790)	(237,074)
Purchases	220,974	284,113	268,326
Sales	—	—	—

June 30, 2009	11,967,830	13,298,851	14,184,306
Proved developed reserves, June 30, 2007	9,075,400	12,406,330	11,143,122
Proved developed reserves, June 30, 2008	9,211,610	12,825,430	11,349,182
Proved developed reserves, June 30, 2009	6,722,220	7,501,841	7,972,527

(1)
June 30, 2006 reserve estimates were prepared internally based on the January 1, 2007 third party reserve report upon Resaca changing its fiscal year end.

Resaca Reserve Explanation:

        For the reserves at June 30, 2007, the net reduction of 2,643 MBOE for revisions of prior estimates was comprised of:

  •
  At the Cooper Jal Complex, due to production performance, PDNP reserves increased 110 MBOE and PUD reserves decreased 2,397 MBOE.

  •
  At the Penwell Complex, due to production performance, PDNP reserves decreased 166 MBOE and PUD reserves decreased 190 MBOE.

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

June 30, 2009 and 2008

Note O—Supplementary Financial Information for Oil and Gas Producing Activities (unaudited) (Continued)

        For the reserves at June 30, 2009, the reduction for revisions of prior estimates pertain to reductions in estimated recoverable PDNP reserves at our Cooper Jal Complex Unit of 1,274 MBOE and other revisions of 2,461 MBOE related to the decline of commodity prices and forecast changes which reduce the economic life of our assets, as compared to proved reserves as of June 30, 2009. The specific field changes are as follows:

  •
  At the Cooper Jal Complex, PDP reserves decreased 652 MBOE due to commodity related price effects and production performance and was offset by a shift of 272 MBOE of reserves from the PUD category (net reduction of 380 MBOE). PDNP reserves decreased 1,274 MBOE due to a decrease in expected production rate based on performance. PUD reserves decreased 272 MBOE due to the drilling of 4 wells now contained in the PDP category and commodity related price effects.

  •
  At the Penwell Complex, PDP reserves decreased 264 MBOE, PDNP reserves decreased 880 MBOE, and PUD reserves decreased by 11 MBOE due to commodity related price effects.

  •
  At the Grand Clearfork Unit, PDP reserves decreased 110 MBOE, PDNP reserves decreased by 6 MBOE, and PUD reserves decreased by 12 MBOE due to commodity related price effects.

  •
  At Resaca's Minor Properties, PDP reserves decreased 416 MBOE, PDNP reserves decreased by 77 MBOE, and PUD reserves decreased by 33 MBOE due to commodity related price effects.

Future Net Cash Flows

        The following table sets forth unaudited information concerning future net cash flows for oil and gas reserves, net of income tax expense. Income tax expense has been computed using expected future tax rates and giving effect to tax deductions and credits available, under current laws, and which relate to oil and gas producing activities.

	2009	2008	2007
Future cash inflows	$861,425,080	$2,241,462,860	$1,052,025,510
Future production costs	240,965,980	439,477,990	251,493,350
Future development costs	97,151,200	115,869,740	100,983,590
Future income tax expenses	154,507,384	578,932,022	218,835,228
Future net cash flows	368,800,516	1,107,183,108	480,713,342
10% annual discount for estimating timing of cash flows	232,638,214	661,406,827	294,245,784
Standarized measure of discounted future net cash flows	$136,162,302	$445,776,281	$186,467,558

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

June 30, 2009 and 2008

Note O—Supplementary Financial Information for Oil and Gas Producing Activities (unaudited) (Continued)

Changes in Standardized Measure of Discounted Future Net Cash Flows

	2009	2008	2007
Balance, beginning of year	$445,776,281	$186,467,558	$192,116,360
Net changes in prices and production costs	(422,942,878)	371,126,029	52,306,417
Net changes in future development costs	1,582,866	(10,217,019)	(9,444,866)
Sales of oil and gas produced, net	(7,531,296)	(11,551,997)	(7,887,265)
Purchases of reserves	9,746,378	—	—
Sales of reserves	—	—	—
Extensions and discoveries	—	—	—
Revisions of previous quantity estimates	(65,785,772)	21,998,842	(49,441,138)
Previously estimated development costs incurred	5,953,630	4,442,717	13,721,727
Net change in income taxes	168,296,809	(143,294,423)	(5,624,615)
Accretion of discount	67,886,705	27,135,322	27,891,407
Timing differences and other	(66,820,421)	(330,748)	(27,170,469)
Balance, end of year	$136,162,302	$445,776,281	$186,467,558

Resaca Exploitation, Inc. and Subsidiary Consolidated Financial Statements
for the quarters ended September 30, 2009 and 2008

Resaca Exploitation, Inc.

Consolidated Balance Sheets

	September 30, 2009	June 30, 2009
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$1,185,407	$330,281
Restricted cash	367,184	367,184
Accounts receivable	1,590,988	1,668,007
Prepaids and other current assets	903,698	777,518
Deferred tax assets	216,444	216,444

Total current assets	4,263,721	3,359,434
Property and Equipment, at cost
Oil and gas properties—full cost method	128,092,516	127,079,180
Fixed assets	1,631,643	89,659

	129,724,159	127,168,839
Accumulated, depreciation, depletion and amortization	(10,494,127)	(9,580,061)

	119,230,032	117,588,778
Other property	266,283	164,083

Total property and equipment	119,496,315	117,752,861
Deferred tax asset	2,994,352	3,216,990
Deferred finance costs, net	894,168	975,953

Total assets	$127,648,556	$125,305,238

Liabilities and Owners' Equity
Current liabilities
Accounts payable and accrued liabilities	$2,626,506	$3,025,786
Due to affiliates, net	431,839	1,023,205
Liabilities from price risk management	511,214	266,572

Total current liabilities	3,569,559	4,315,563
Senior credit facility	35,000,000	31,846,111
Liabilities from price risk management	1,759,387	2,019,697
Asset retirement obligations	3,982,666	3,939,246
Commitments and contingencies
Stockholders' equity	83,336,944	83,184,621

Total liabilities and owners' equity	$127,648,556	$125,305,238

See accompanying notes to consolidated financial statements

Resaca Exploitation, Inc.

Consolidated Statements of Operations

	Three Months Ended September 30,
	2009	2008
	(unaudited)	(unaudited)
Income
Oil and gas revenues	$3,355,332	$4,782,850
Unrealized gain from price risk management activities	15,668	4,058,404
Interest and other income	4,156	18,535

Total income	3,375,156	8,859,789
Costs and expenses
Lease operating expenses	1,753,568	1,921,878
Production and ad valorem taxes	151,905	483,661
Depreciation, depletion and amortization	914,066	697,065
Accretion expense	43,420	91,431
General and administrative expenses	948,532	772,027
Share based compensation costs	1,070,600	779,319
Interest expense	782,424	1,009,360

Total costs and expenses	5,664,515	5,754,741

Income (loss) before income taxes	(2,289,359)	3,105,048
Income tax expense	(222,638)	(1,133,343)

Net income (loss)	$(2,511,997)	$1,971,705

Earnings (loss) per share:
Basic weighted-average shares outstanding	96,439,794	92,258,739
Diluted weighted-average shares outstanding	96,439,794	92,258,739
Basic earnings (loss) per share	$(0.03)	$0.02
Diluted earnings (loss) per Share	$(0.03)	$0.02

See accompanying notes to consolidated financial statements

Resaca Exploitation, Inc.

Consolidated Statements of Stockholders' Equity

July 1, 2009 Through September 30, 2009

(unaudited)

	Common Stock
			Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity
	Shares	Par value
Balance at July 1, 2009	92,258,739	922,587	88,437,386	(6,175,352)	83,184,621
Stock issued upon vesting of restricted stock	1,368,505	13,685	(13,685)	—	—
Stock issued for the acquisition of assets	3,320,250	33,203	1,560,517	—	1,593,720
Share based compensation	—	—	1,070,600	—	1,070,600
Net loss	—	—	—	(2,511,997)	(2,511,997)

Balance at September 30, 2009	96,947,494	$969,475	$91,054,818	$(8,687,349)	$83,336,944

See accompanying notes to consolidated financial statements

Resaca Exploitation, Inc.

Consolidated Statements of Cash Flows

	Three Months Ended September 30,
	2009	2008
	(unaudited)	(unaudited)
Cash flows from operating activities
Net income (loss)	$(2,511,997)	$1,971,705
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation, depletion and amortization	914,066	697,065
Accretion expense	43,420	91,431
Amortization of deferred finance costs	81,785	63,734
Deferred taxes	222,638	1,133,343
Unrealized (gain) from price risk management activities	(15,668)	(4,058,404)
Share based compensation costs	1,070,600	779,319
Settlement of asset retirement obligations	—	(10,560)
Changes in operating assets and liabilities:
Accounts receivable	77,019	486,853
Prepaids and other current assets	(126,180)	1,743,346
Accounts payable and accrued liabilities	(410,555)	603,451
Due to affiliates, net	(603,616)	(5,976,737)

Net cash used in operating activities	(1,258,488)	(2,475,454)
Cash flows from investing activities
Investment in oil and gas properties	(1,013,336)	(10,311,405)
Investment in other property	—	(84,084)
Investment in fixed assets	(26,939)	—

Net cash used in investing activities	(1,040,275)	(10,395,489)
Cash flows from financing activities
Proceeds from senior debt	3,153,889	—
Payments on senior credit facility	—	(59,300,000)
Proceeds from initial public offering, net of direct expenses	—	74,910,979

Net cash provided by financing activities	3,153,889	15,610,979

Net increase in cash and cash equivalents	855,126	2,740,036
Cash and cash equivalents, beginning of period	330,281	188,457

Cash and cash equivalents, end of period	$1,185,407	$2,928,493

Supplemental cash flow information
Cash paid during the year for interest	$692,861	$945,626

Non cash investing and financing activities:
Conversion of debt to equity	$—	$10,000,000

Common stock issued for acquisition of assets	$1,593,720	$—

See accompanying notes to consolidated financial statements

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements

September 30, 2009 and 2008

Note A—Organization and Nature of Business

        Resaca Exploitation, L.P. (the "Partnership") was formed on March 1, 2006 for the purpose of acquiring and exploiting interests in oil and gas properties located in New Mexico and Texas and to conduct, directly and indirectly through third parties, operations on the properties. The Partnership was funded and began operations on May 1, 2006. Resaca Exploitation GP, LLC served as the sole general partner (.667%) and various limited partners owned the remaining 99.333%. Under the terms of the Limited Partnership Agreement, profits and losses were allocated to the general partner and limited partners based upon their ownership percentages.

        On July 10, 2008, the Partnership converted from a Delaware partnership to a Texas corporation and became Resaca Exploitation, Inc. ("Resaca"). Following conversion, Resaca became subject to federal and certain state income taxes and adopted a June 30 year end for federal income tax and financial reporting purposes. On July 17, 2008, Resaca Exploitation, Inc. completed an initial public offering (the "Offering") on the AIM Market of the London Stock Exchange (the "AIM"). In the initial public offering, the Company raised $83.4 million before expenses (see Note G).

        Resaca Operating Company ("ROC"), a wholly-owned subsidiary, was formed on October 16, 2008 for the purpose of operating the Company's oil and gas properties. Activities for ROC are consolidated in the Company's financial statements. Resaca and ROC are referred to collectively as "the Company".

        On September 29, 2009, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among us and Cano Petroleum, Inc. ("Cano"). Cano will become a wholly-owned subsidiary of the Company following the merger. Upon consummation of the merger, each share of Cano common stock will be converted into the right to receive 2.1 shares of common stock of the Company, or .42 as adjusted for the proposed reverse split of one new common share for each five common shares currently held by Company shareholders. Each share of Cano Series D Convertible Preferred Stock ("Preferred Stock") will be converted into the right to receive one share of Series A Convertible Preferred Stock of the Company. Based on the closing price of the company common stock on December 11, 2009, the shares to be issued in respect of Cano's common stock would be valued at approximately $59 million. Consummation of the transactions contemplated by the Merger Agreement is conditioned upon, among other things, (1) approval by Cano holders of the common stock and preferred stock, (2) approval of the holders of the common stock of the Company, (3) the listing of the Company common stock on the NYSE Amex, (4) the refinancing of existing bank debt of the Company and Cano, (5) the receipt of required regulatory approvals and (6) the effectiveness of a registration statement relating to the shares of the Company common stock to be issued in the merger. The Merger Agreement contains certain termination rights for both Cano and the Company, including the right to terminate the Merger Agreement to enter into a Superior Proposal (as such term is defined in the Merger Agreement). In the event of a termination of the Merger Agreement under certain specified circumstances described in the Merger Agreement, one party will be required to pay the other party a termination fee of $3,500,000. On October 23, 2009, the Company filed a Form S-4 with the Securities and Exchange Commission ("SEC"). The Company received comments from the SEC on the Form S-4 filing on November 19, 2009. Once approved by the SEC, the Form S-4 will serve as a prospectus for Company shareholders as well as a joint proxy statement for both Company shareholders and Cano stockholders to vote on the merger of the two companies, in addition to other matters to be voted on as discussed therein. One such matter to be voted upon by Company shareholders is a five for one reverse split of its common shares. The reverse split is being

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

September 30, 2009 and 2008

Note A—Organization and Nature of Business (Continued)

undertaken to achieve a minimum stock price listing requirement of the NYSE Amex of $2.00 per share. At December 11, 2009, each Company common share was worth 37.6 pence or $0.612 per share after giving consideration of a $1.6277 dollar/pound sterling exchange ratio.

        The accompanying unaudited consolidated financial statements present the financial position at September 30, 2009 and June 30, 2009 and the results of operations and cash flows for the three months ended September 30, 2009 and 2008 of the Company. These consolidated financial statements include all adjustments, consisting of normal and recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of the financial position and the results of operations for the indicated periods. The results of operations for the three months ended September 30, 2009 are not necessarily indicative of the results to be expected for the full year ending June 30, 2010. Reference is made to the Company's consolidated financial statements for the year ended June 30, 2009.

Note B—Summary of Significant Accounting Policies

        Principles of Consolidation:    The consolidated financial statements include the accounts of Resaca and ROC. All significant intercompany accounts and transactions have been eliminated.

        Cash and Cash Equivalents:    Cash in excess of the Company's daily requirements is generally invested in short-term, highly liquid investments with original maturities of three months or less. Such investments are carried at cost, which approximates fair value and, for the purposes of reporting cash flows, are considered to be cash equivalents. The Company maintains its cash in bank deposits with various major financial institutions. These accounts, at times, exceed federally insured limits. Deposits in the United States of America are currently guaranteed by the Federal Deposit Insurance Corporation up to $250,000. The Company monitors the financial condition of the financial institutions and has not experienced any losses on such accounts.

        Restricted Cash:    The Company collateralizes any open letters of credit with cash (see Note F). At September 30, 2009 and June 30, 2009, the Company had outstanding open letters of credit collateralized by cash of $367,184.

        Accounts Receivable:    Accounts receivable primarily consists of accrued revenues for oil and gas sales. Management believes that all receivables are fully collectible at September 30, 2009. Therefore, no allowance for doubtful accounts was recorded as of September 30, 2009 and June 30, 2009.

        Inventory:    Inventory totaling $721,753 and $732,684 at September 30, 2009 and June 30, 2009, respectively, consists of piping and tubulars valued at the lower of cost or market and is included within prepaids and other current assets in the accompanying balance sheets.

        Oil and Gas Properties:    Oil and gas properties are accounted for using the full-cost method of accounting. Under this method, all productive and nonproductive costs incurred in connection with the acquisition, exploration, and development of oil and natural gas reserves are capitalized. This includes any internal costs that are directly related to acquisition, exploration and development activities, including salaries and benefits, but does not include any costs related to production, general corporate overhead or similar activities. During the three months ended September 30, 2009 and 2008, the Company capitalized $119,664 and $0, respectively in overhead relating to these internal costs.

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

September 30, 2009 and 2008

Note B—Summary of Significant Accounting Policies (Continued)

        No gains or losses are recognized upon the sale or other disposition of oil and natural gas properties except in transactions that would significantly alter the relationship between capitalized costs and proved reserves.

        Under the full cost method, the net book value of oil and natural gas properties, less related deferred income taxes, may not exceed the estimated after-tax future net revenues from proved oil and natural gas properties, discounted at 10% (the "Ceiling Limitation"). In arriving at estimated future net revenues, estimated lease operating expenses, development costs, and certain production-related and ad valorem taxes are deducted. In calculating future net revenues, prices and costs in effect at the time of the calculation are held constant indefinitely, except for changes that are fixed and determinable by existing contracts. The excess, if any, of the net book value above the Ceiling Limitation is charged to expense in the period in which it occurs and is not subsequently reinstated. The Company prepared its ceiling test at September 30, 2009 and June 30, 2009, and no impairment was deemed necessary. Reserve estimates used in determining estimated future net revenues have been prepared by an independent petroleum engineer at year end.

        The costs of unevaluated oil and natural gas properties are excluded from the amortizable base until the time that either proven reserves are found or it has been determined that such properties are impaired. The Company currently has no material capitalized costs related to unevaluated properties. All capitalized costs are included in the amortization base as of September 30, 2009 and June 30, 2009.

        Depreciation and Amortization:    All capitalized costs of oil and natural gas properties and equipment, including the estimated future costs to develop proved reserves, are amortized using the unit-of-production method based on total proved reserves. Depreciation of fixed assets is computed on the straight line method over the estimated useful lives of the assets, typically two to five years.

        General and Administrative Expenses:    General and administrative expenses are reported net of recoveries from owners in properties operated by the Company.

        Revenue Recognition:    The Company recognizes oil and gas revenues from its interests in oil and natural gas producing activities as the hydrocarbons are produced and sold.

        Accounting for Price Risk Management Activities:    The Company periodically enters into certain financial derivative contracts utilized for non-trading purposes to hedge the impact of market price fluctuations on its forecasted oil and gas sales. The Company follows the provisions of ASC 815, Accounting for Derivative Instruments and Hedging Activities ("ASC 815"), for the accounting of its hedge transactions. ASC 815 establishes accounting and reporting standards requiring that all derivative instruments be recorded in the consolidated balance sheet as either an asset or liability measured at fair value and requires that the changes in the fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The Company has certain over-the-counter collar contracts to hedge the cash flow of the forecasted sale of oil and gas sales. The Company did not elect to document and designate these contracts as hedges. Thus, the changes in the fair value of these over-the-counter collars are reflected in earnings for the three months ended September 30, 2009 and 2008.

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

September 30, 2009 and 2008

Note B—Summary of Significant Accounting Policies (Continued)

        Income Tax:    The Company is subject to federal income tax, Texas state margin tax, and New Mexico state income tax. The Company follows the guidance in ASC 740, Accounting for Income Taxes, which requires the use of the asset and liability method of accounting for deferred income taxes and provides deferred income taxes for all significant temporary differences.

        The Company follows ASC 740-10, Accounting for Uncertainty in Income Taxes. The Interpretation prescribes guidance for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. To recognize a tax position, the enterprise determines whether it is more likely than not that the tax position will be sustained upon examination, including resolution of any related appeals or litigation, based solely on the technical merits of the position. A tax position that meets the more likely than not threshold is measured to determine the amount of benefit to be recognized in the financial statements. The amount of tax benefit recognized with respect to any tax position is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement.

        Deferred Finance Costs:    The Company capitalizes all costs directly related to obtaining financing and such costs are amortized to interest expense over the life of the related facility. During the three months ended September 30, 2009 and 2008, the Company did not incur any finance costs. At September 30, 2009 and June 30, 2009, the deferred finance costs balance is presented net of accumulated amortization of $1,608,046 and $1,526,261, respectively.

        Use of Estimates:    Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

        Independent petroleum and geological engineers have prepared estimates of the Company's oil and natural gas reserves at June 30, 2009 and 2008. Proved reserves, estimated future net revenues and the present value of our reserves are estimated based upon a combination of historical data and estimates of future activity. We have based our value of proved reserves on spot prices on the date of the estimate. The reserve estimates are used in calculating depreciation, depletion and amortization and in the assessment of the Company's ceiling limitation. Significant assumptions are required in the valuation of proved oil and natural gas reserves which, as described herein, may affect the amount at which oil and natural gas properties are recorded. Actual results could differ materially from these estimates.

        Asset Retirement Obligations:    The Company follows ASC 410 ("ASC 410"), Asset Retirement and Environmental Obligations. ASC 410 requires that an asset retirement obligation ("ARO") associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which a legal obligation is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset. The cost of the tangible asset, including the initially recognized ARO, is depreciated such that the cost of the ARO is recognized over the useful life of the asset. The ARO is recorded at fair value, and accretion expense will be recognized over time as the discounted liability is accreted to its expected settlement value. The fair value of the ARO is measured using expected future cash outflows discounted at the company's credit-adjusted risk-free interest rate.

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

September 30, 2009 and 2008

Note B—Summary of Significant Accounting Policies (Continued)

        Inherent in the fair value calculation of ARO are numerous assumptions and judgments, including the ultimate settlement amounts, inflation factors, credit adjusted discount rates, timing of settlement, and changes in the legal, regulatory, environmental and political environments. To the extent future revisions to these assumptions impact the fair value of the existing ARO liability, a corresponding adjustment is made to the oil and gas property balance.

        The following table is a reconciliation of the asset retirement obligation:

	Three Months Ended September 30,
	2009	2008
Asset retirement obligation, beginning of the period	$3,939,246	$3,533,577
Liabilities incurred	—	—
Liabilities settled	—	(10,560)
Accretion expense	43,420	91,431
Revisions in estimated liabilities	—	—

Asset retirement obligation, end of the period	$3,982,666	$3,614,448

        Share-Based Compensation:    The Company follows ASC 718 ("ASC 718"), Compensation—Stock Compensation, for all equity awards granted to employees. ASC 718 requires all companies to expense the fair value of employee stock options and other forms of share-based compensation over the requisite service period. The Company's share-based awards consist of stock options and restricted stock.

        Earnings per Share:    Basic earnings per share are computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per share are computed by dividing net income by the sum of the weighted-average number of shares of common stock outstanding during the period and the dilutive effect of restricted stock awards and the assumed exercise of stock options using the treasury stock method.

        Subsequent Events:    The Company evaluates events and transactions that occur after the balance sheet date but before the financial statements are issued. The Company evaluated such events and transactions through December 22, 2009 when the financial statements were issued.

Accounting Principles Not Yet Adopted:

        Modernization of Oil and Gas Reporting:    In December 2008, the SEC issued the final rule, "Modernization of Oil and Gas Reporting," which adopts revisions to the SEC's oil and natural gas reporting disclosure requirements and is effective for annual reports on Forms 10-K for years ending on or after December 31, 2009. Early adoption of the new rules is prohibited. The new rules are intended to provide investors with a more meaningful and comprehensive understanding of oil and natural gas reserves to help investors evaluate their investments in oil and natural gas companies. The new rules are also designed to modernize the oil and natural gas disclosure requirements to align them with current practices and changes in technology. The new rules include changes to the pricing used to estimate reserves, the ability to include nontraditional resources in reserves, the use of new technology

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

September 30, 2009 and 2008

Note B—Summary of Significant Accounting Policies (Continued)

for determining reserves and permitting disclosure of probable and possible reserves. The Company is currently evaluating the potential impact of these rules. The SEC is discussing the rules with the FASB staff to align FASB accounting standards with the new SEC rules. These discussions may delay the required compliance date. Absent any change in the effective date, the Company will begin complying with the disclosure requirements in our annual report for the year ending June 30, 2010.

Newly Adopted Accounting Principles:

        In June 2009, the FASB issued a standard that established the FASB Accounting Standards Codification TM ("ASC") and amended the hierarchy of Generally Accepted Accounting Principles ("GAAP") such that the ASC became the single source of authoritative nongovernmental GAAP. The ASC did not change current GAAP, but was intended to simplify user access to all authoritative GAAP by providing all the authoritative literature related to a particular topic in one place. All previously existing accounting standard documents were superseded and all other accounting literature not included in the ASC is considered non-authoritative. New accounting standards issued subsequent to June 30, 2009 are communicated by the FASB through Accounting Standards Updates (ASUs). The ASC became effective for us on July 1, 2009. This standard did not have an impact on our financial position, results of operations or cash flows. Throughout the notes to the consolidated financial statements, references that were previously made to various former authoritative GAAP pronouncements have been conformed to the appropriate section of the ASC.

        ASC 260:    In June 2008, the FASB issued ASC 260 (formerly EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities). ASC 260 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and need to be included in the calculation of earnings per share under the two-class method. Under ASC 260, share-based payment awards that contain nonforfeitable rights to dividends are "participating securities", and therefore should be included in computing earnings per share using the two-class method. ASC 260 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. We adopted ASC 260 on July 1, 2009. The adoption of this statement did not have a material impact on our financial position, results of operations or cash flows.

        ASC 805:    In December 2007, the FASB issued ASC 805, Business Combinations ("ASC 805"). Under ASC 805, an entity is required to recognize the assets acquired, liabilities assumed, contractual contingencies, and contingent consideration at their fair value on the acquisition date. It further requires that acquisition-related costs be recognized separately from the acquisition and expensed as incurred. ASC 805 is effective for business combinations consummated in fiscal years beginning on or after December 15, 2008. The Company adopted ASC 805 effective July 1, 2009. This statement will change our accounting treatment for prospective business combinations.

        ASC 810:    In December 2007, the FASB issued ASC 810, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51 ("ASC 810"). ASC 810 establishes accounting and reporting standards for noncontrolling interests in a subsidiary and for the deconsolidation of a subsidiary. Minority interests will be recharacterized as noncontrolling interests and classified as a component of equity. It also establishes a single method of accounting for changes in a parent's ownership interest in a subsidiary and requires expanded disclosures. This statement is effective for

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

September 30, 2009 and 2008

Note B—Summary of Significant Accounting Policies (Continued)

fiscal years beginning on or after December 15, 2008, with early adoption prohibited. We adopted ASC 810 on July 1, 2009 and this standard will have an impact on the accounting for any acquisition of non controlling interests after that date.

        ASC 815:    In March 2008, the FASB issued ASC 815 (formerly SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—An Amendment of FASB Statement 133). ASC 815 expands the required disclosures to discuss the uses of derivative instruments; the accounting for derivative instruments and related hedged items under ASC 815, and how derivative instruments and related hedged items affect the company's financial position, financial performance and cash flows. We adopted ASC 815 on July 1, 2009. The adoption of this statement did not have a material impact on our financial position, results of operations or cash flows

        ASC 855:    In June 2009, the FASB issued ASC 855, Subsequent Events ("ASC 855") to establish general standards of accounting for and disclosure of events that occur after the balance sheet date, but prior to the issuance of financial statements. Specifically, ASC 855 sets forth: (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. ASC 855 is effective for financial statements issued for interim or annual periods ending after June 15, 2009. We adopted ASC 855 on June 30, 2009. The adoption of this statement did not have a material impact on our financial position, results of operations or cash flows.

Note C—Related Party Transactions

        The Company receives support services from Torch Energy Advisors Incorporated ("TEAI") and its subsidiaries, which include office administration, risk management, corporate secretary, legal services, corporate and litigation legal services, graphic services, tax department services, financial planning and analysis, information management, financial reporting and accounting services, and engineering and technical services. The Company paid TEAI and a subsidiary of TEAI $327,770 and $558,577 during the three months ended September 30, 2009 and 2008 respectively, for such services. The majority of such fees are included in general and administrative expenses.

        In the ordinary course of business, the Company incurs payable balances with TEAI resulting from the payment of costs and expenses of the Company and from the payment of support services fees. Such amounts are settled on a regular basis, generally monthly.

        On July 1, 2009, the Company acquired certain workover rigs, reversing units and related assets from Permian Basin Well Services, LLC ("PBWS") in exchange for 3,320,250 newly issued shares of the Company's common stock, valued at $1,594,000. PBWS is a wholly-owned subsidiary of TEAI.

Note D—Notes Payable

        On May 1, 2006, the Company entered into an $85 million Senior Secured Loan Facility (the "Facility") with third parties. The Facility included two tranches, A and B, of differing amounts and

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

September 30, 2009 and 2008

Note D—Notes Payable (Continued)

terms. The maximum credit amount under Tranche A was $70 million, $50 million of which was funded at closing. The Tranche B maximum credit amount was $15 million. The full amount was funded at closing and no additional borrowings were permitted. At September 30, 2009 and 2008, the Company had outstanding borrowings of $0 million and $22.0 million under Tranche A, respectively, and zero borrowings under Tranche B for each of the two periods. Prior to the July 2008 amendment (discussed below), interest accrued on the indebtedness at the one month LIBOR plus 6% for Tranche A and interest accrued at the one month LIBOR plus 9% for Tranche B. Interest payments were due monthly. Scheduled principal payments under Tranche A began on May 1, 2009 and were scheduled to occur monthly, in even increments. Tranche A was to mature on May 1, 2012. On June 11, 2008, the credit agreement was amended to extend the maturity of Tranche B to August 31, 2008. The Facility contained, among other terms, provisions for the maintenance of certain financial ratios and restrictions on additional debt. On June 26, 2009, the outstanding balance of the Facility was refinanced as described below.

        On May 1, 2006, the Company entered into a $10 million Senior Subordinated Secured Convertible Term Loan Facility ("Convertible Debt") with third parties. The aggregate loan amount under the Convertible Debt was $10 million, all of which was funded at closing. Interest was paid quarterly on the Convertible Debt, at a rate of 6% per annum for cash dividends and 8% per annum in the event the Company chose to pay interest in kind ("PIK"). The lenders could convert their loans, in whole or in part, to ownership interests in the Company at any time at an 18% premium, provided that the minimum conversion loan amount is $500,000. PIK interest was also able to be converted to ownership interests. The Company had the right to redeem the subordinated debt after May 1, 2009, but was required to pay an early redemption premium. Early redemption premium amounts varied in years three, four and five and were designed to ensure the lenders different internal rates of return at those points in time. To the extent the Convertible Debt was neither redeemed by the Company nor converted by the lenders, the full principal amount was to be due on May 1, 2012. The Convertible Debt contained, among other terms, provisions for the maintenance of certain financial ratios and restrictions on additional debt. Recourse for the Convertible Debt was limited to the Company, as borrower, and the note was secured by all of the Company's oil and gas properties. In July 2008, holders of the Convertible Debt converted their notes into stock of the Company.

        In July 2008, with the proceeds received from the Offering, the Company paid the $15 million outstanding balance on Tranche B which extinguished that portion of the Facility and also repaid $44.3 million of the $66.3 million outstanding on Tranche A. In conjunction with the partial repayment of Tranche A, the maximum credit amount under Tranche A was lowered to $60 million, a 4% LIBOR floor was added, and certain financial covenants were modified. The interest rate on outstanding borrowings under the facility was 10% at June 25, 2008. Recourse for the Facility is limited to the Company, as borrower, and the note is secured by all of Company's oil and gas properties.

        On June 26, 2009, the Company entered into a $50 million, three-year Senior Secured Revolving Credit Facility ("New Facility") with CIT Capital USA Inc. ("CIT") that matures on July 1, 2012. The New Facility replaced the Facility entered into in 2006 which had converted to a term loan in May 2009 as described above. The initial borrowing base of the New Facility is $35 million and CIT serves as administrative agent. Interest on the New Facility is set at LIBOR plus 5.5% subject to a 2.5% LIBOR floor. Recourse for the New Facility was limited to the Company, as borrower and the note secured by

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

September 30, 2009 and 2008

Note D—Notes Payable (Continued)

all of the Company's oil and gas properties. At September 30, 2009, the interest rate was 8.0%. As a result of this transaction, the Company entered into additional natural gas hedges for January 2011 through June 2012 and additional oil hedges for June 2011 through June 2012. Additionally, the Company wrote off $536,579 in deferred financing costs associated with the Facility entered into in 2006. The New Facility contains, among other terms, provisions for the maintenance of certain financial ratios and restrictions on additional debt. As of September 30, 2009, the Company was not in compliance with all of the covenants. Subsequent to September 30, 2009, the Company obtained a waiver for such noncompliance and also executed an amendment to the New Facility, which amends certain covenant requirements for which management believes the Company will comply with for the next twelve months.

        Scheduled maturities as of September 30, 2009 are as follows:

Period Ending September 30,
2010	$—
2011	—
2012	35,000,000

Total	$35,000,000

Note E—Derivative Financial Instruments

        The Company enters into hedging transactions with a major counterparty to reduce exposure to fluctuations in the price of crude oil and natural gas. We use financially settled crude oil and natural gas zero-cost collars. Any gains or losses resulting from the change in fair value are recorded to unrealized gain (loss) from price risk management activities, whereas gains and losses from the settlement of hedging contracts are recorded in oil and gas revenues.

        With a zero-cost collar, the counterparty is required to make a payment to us if the settlement price for any settlement period is below the floor price of the collar, and we are required to make a payment to the counterparty if the settlement price for any settlement period is above the cap price for the collar.

        Cash settlements for the three months ended September 30, 2009 and 2008 resulted in an increase in crude oil and natural gas sales in the amount of $143,756 and a decrease in crude oil and natural gas sales in the amount of $1,780,951, respectively. For the three months ended September 30, 2009 and 2008, we recognized an unrealized gain of $15,668 and $4,058,404, respectively, on derivative financial transactions that did not qualify for hedge accounting.

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

September 30, 2009 and 2008

Note E—Derivative Financial Instruments (Continued)

        As of September 30, 2009, we had the following contracts outstanding:

	Crude Oil				Natural Gas
			Total				Total		Total
Period	Volume (Bbls)	Contract Price (1)	Asset (Liability)	Fair Value (Loss)(2)	Volume (MMBtus)	Contract Price(1)	Asset (Liability)	Fair Value (Loss)(2)	Asset (Liability)	Fair Value (Loss)(2)
Collars
10/09 - 12/09	11,000	58.00/66.30	(111,875)	(70,481)	20,000	6.30/11.50	112,351	70,781	476	300
1/10 - 12/10	10,000	58.00/66.30	(1,017,222)	(640,850)	20,000	6.30/11.50	243,621	153,481	(773,601)	(487,369)
1/11 - 5/11	10,000	58.00/66.30	(589,771)	(371,556)	10,000	6.30/11.00	32,250	20,318	(557,521)	(351,238)
6/11 - 12/11	9,000	60.00/77.00	(514,258)	(323,983)	11,000	5.50/6.90	(36,335)	(22,891)	(550,593)	(346,874)
1/12 - 6/12	6,000	60.00/77.00	(375,091)	(236,307)					(375,091)	(236,307)
Swaps
1/11 - 5/11					1,000	6.10	(2,330)	(1,468)	(2,330)	(1,468)
1/12 - 6/12					7,500	6.30	(11,941)	(7,523)	(11,941)	(7,523)
Total			$(2,608,217)	$(1,643,177)			$337,616	$212,698	$(2,270,601)	$(1,430,479)

(1)
The contract price is weighted-averaged by contract volume.

(2)
The gain (loss) on derivative contracts is net of applicable income taxes.

        The following table quantifies the fair values, on a gross basis, of all our derivative contracts and identifies its balance sheet location as of September 30, 2009:

	Asset Derivatives		(Liability) Derivatives
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value	Total Asset (Liability)
Derivatives not designated as hedging instruments under ASC 815
Commodity Contracts	Derivative financial instruments		Derivative financial instruments
	Current Liability	643,569	Current Liability	(1,154,783)	(511,214)
	Non-current Liability	1,089,538	Non-current Liability	(2,848,925)	(1,759,387)
Total derivatives not designated as hedging instruments under ASC 815		1,733,107		(4,003,708)	(2,270,601)

Total derivatives		$1,733,107		$(4,003,708)	$(2,270,601)

        While notional amounts are used to express the volume of puts and over-the-counter options, the amounts potentially subject to credit risk, in the event of nonperformance by the third parties, are substantially smaller. The Company does not anticipate any material impact to its financial position or results of operations as a result of nonperformance by third parties on financial instruments related to its option contracts.

Note F—Commitments and Contingencies

        The Company, from time to time, is involved in certain claims arising out of the normal course of business, none currently outstanding of which, in the opinion of management, will have any material adverse effect on the financial position, results of operations or cash flows of the Company as a whole.

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

September 30, 2009 and 2008

Note F—Commitments and Contingencies (Continued)

        The Company has open letters of credit of approximately $367,184 at September 30, 2009 which are fully collateralized by restricted cash balances.

Note G—Initial Public Offering

        On July 17, 2008, the Company completed an initial public offering on the AIM. In the initial public offering, the Company raised $83.4 million before expenses. Proceeds received were used to repay outstanding borrowings on the Facility, extinguish the balance outstanding to its affiliates, and purchase an overriding royalty interest from a third party covering all of its existing oil and gas properties for $7 million. In conjunction with the initial public offering, certain officers and directors were granted restricted stock awards for an aggregate 4.1 million shares of our common stock that vest ratably over three years, and, 1.7 million stock options, each option to purchase one share of our common stock at an exercise price of 1.34 British pounds per share. The options vest ratably over three years and will expire on July 17, 2016.

Note H—Share-Based Compensation

        The Company has adopted a Share Incentive Plan ("The Plan") to foster and promote the long-term financial success of the Company and to increase shareholder value by attracting, motivating and retaining key personnel. The Plan is considered an important component of total compensation offered to key employees and outside directors. The Plan consists of stock option and restricted stock awards. The Company expenses the fair-value of the share-based payments over the requisite service period of the awards. At September 30, 2009, there was $7,797,723 in unrecognized compensation expense to be recognized over the next 2.83 years. The stock options and restricted stock both vest over a three year period. At September 30, 2009 there were 2,151,787 stock options and 2,737,010 shares of restricted stock outstanding. Additionally, the Board of Directors has the ability to authorize the issuance of another combined 2,968,572 shares in stock options and restricted stock to key personnel.

        The following summary represents restricted stock awards outstanding at September 30, 2009:

	Shares	Grant Date Fair Value
Awards outstanding at June 30, 2009	4,105,515	11,018,184
Restricted shares vested	(1,368,505)	$(3,672,728)
Restricted shares forfeited	—	—

Awards outstanding at September 30, 2009	2,737,010	$7,345,456

        A rollforward of stock options awards outstanding at September 30, 2009 is as follows:

	Shares	Average Exercise Price	Grant Date Fair Value
Options outstanding at June 30, 2009	1,756,787	2.08	1,829,000
Grants	395,000	$0.80	$123,993
Exercised or forfeited	—	—	—

Options outstanding at September 30, 2009	2,151,787	$1.85	$1,952,993

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

September 30, 2009 and 2008

Note H—Share-Based Compensation (Continued)

        A summary of stock options outstanding at September 30, 2009 is as follows:

Grant Date	Exercise Price	Converted Exercise Price*	Option Awards Outstanding	Remaining Option Life	Option Awards Exercisable
07/17/08	£1.34	$2.13	1,706,787	6.80	568,929
01/21/09	£0.23	0.37	50,000	7.31	—
9/25/09	£0.50	0.80	395,000	7.99	—

		$1.85	2,151,787	7.03	568,929

*
Exercise prices are denominated in British pounds and have been converted at a rate of $1.5922 USD/GBP.

Note I—Fair Vale Measurements

        SFAS 157 requires enhanced disclosures regarding the assets and liabilities carried at fair value. The pronouncement establishes a fair value hierarchy such that "Level 1" measurements include unadjusted quoted market prices for identical assets or liabilities in an active market, "Level 2" measurements include quoted market prices for identical assets or liabilities in an active market which have been adjusted for items such as effects of restrictions for transferability and those that are not quoted but observable through corroboration with observable market data, including quoted market prices for similar assets, and "Level 3" measurements include those that are unobservable and of a highly subjective measure.

        The Company utilizes the market approach for recurring fair value measurements of its oil and gas hedges. The following table sets forth, by level within the fair value hierarchy, the Company's financial assets and liabilities that are accounted for at fair value on a recurring basis as of September 30, 2009. As required by SFAS 157, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement:

	Market Prices for Identical Items (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets:
Oil and Gas Hedges	—	$—	—	$—

Total Assets	—	—	—	—

Liabilities:
Oil and Gas Hedges	—	2,270,601	—	2,270,601

Total Liabilities	—	2,270,601	—	2,270,601

Total Net Liabilities	—	$2,270,601	—	$2,270,601

        The carrying amounts of the Company's cash and cash equivalents, receivables and payables approximate the fair value at September 30, 2009 and June 30, 2009 because of their short-term

Resaca Exploitation, Inc.

Notes to Consolidated Financial Statements (Continued)

September 30, 2009 and 2008

Note I—Fair Vale Measurements (Continued)

maturities. The carrying amounts of the Company's debt instruments at September 30, 2009 and June 30, 2009 approximate their fair values due to the interest rates being at market.

Note J—Stockholders' Equity

        As described in Note A, the Company converted from a partnership to a corporation on July 10, 2008. As such, partners' capital was converted to stockholders' equity. At September 30, 2009, stockholders' equity was composed of the following:

Common Stock ($.01 par value)	$969,475
Additional Paid-in Capital	91,054,818
Accumulated Deficit	(8,687,349)

Total Stockholders' Equity	$83,336,944

        At September 30, 2009, the Company had 230,000,000 common shares authorized and 96,947,494 shares issued and outstanding.

Note K—Employee Benefit Plans

        Under the Resaca Exploitation, Inc 401(k) Plan (the "Plan") established in fiscal year 2009, contributions are made to the Plan by qualified employees at their election and our matching contributions to the Plan are made at specified rates. Our contribution to the Plan for the three months ended September 30, 2009 and 2008 was $9,152 and $0, respectively.

Note L—Liquidity

        As of September 30, 2009, the Company had cash and cash equivalents of approximately $1.2 million and positive working capital of $0.7 million. The Company had fully drawn on the amounts available under the Company's New Facility at September 30, 2009. The Company anticipates cash flows from operations will be sufficient to satisfy its currently expected working capital requirements for the next twelve months. The Company will also have the flexibility to modify its capital expenditure program based on actual operating cash flows. If the Company's cash flows from operations are not sufficient, the Company would need to consider credit and capital market alternatives to fund our operations and capital needs.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Cano Petroleum, Inc.
Fort Worth, Texas

We have audited the accompanying consolidated balance sheets of Cano Petroleum, Inc. and subsidiaries (collectively, the "Company") as of June 30, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended June 30, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cano Petroleum, Inc. and subsidiaries as of June 30, 2009 and 2008, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 2009, in conformity with U.S. generally accepted accounting principles.

We have also audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the Company's internal control over financial reporting as of June 30, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated September 28, 2009 expressed an unqualified opinion on the effectiveness of the Company's internal control over financial reporting.

/s/ HEIN & ASSOCIATES LLP
Dallas, Texas
September 28, 2009

CANO PETROLEUM, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,
In Thousands, Except Shares and Per Share Amounts
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$392	$697
Accounts receivable	2,999	3,916
Deferred tax assets	—	3,592
Derivative assets	4,955	—
Inventory and other current assets	810	642
Assets held for sale (Note 8)	—	25,912

Total current assets	9,156	34,759

Oil and gas properties, successful efforts method	288,857	247,930
Less accumulated depletion and depreciation	(40,208)	(7,962)

Net oil and gas properties	248,649	239,968

Fixed assets and other, net	3,240	2,096
Derivative assets	2,882	125
Goodwill	101	786

TOTAL ASSETS	$264,028	$277,734

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$4,434	$8,679
Accrued liabilities	2,003	2,840
Deferred tax liabilities	1,431	—
Liabilities associated with discontinued operations (Note 8)	—	1,324
Oil and gas sales payable	702	815
Derivative liabilities	159	9,978
Current portion of asset retirement obligations	86	345

Total current liabilities	8,815	23,981
Long-term liabilities
Long-term debt (Note 6)	55,700	73,500
Asset retirement obligations	2,818	2,865
Deferred litigation credit (Note 17)	—	6,000
Derivative liabilities	—	16,390
Deferred tax liabilities	22,831	26,062

Total liabilities	90,164	148,798

Temporary equity
Series D convertible preferred stock and cumulative paid-in-kind dividends; par value $.0001 per share, stated value $1,000 per share; 49,116 shares authorized; 23,849 and 44,474 shares issued at June 30, 2009 and 2008, respectively; liquidation preference at June 30, 2009 and 2008 of $26,987 and $48,353, respectively	25,405	45,086

Commitments and contingencies (Note 17)
Stockholders' equity
Common stock, par value $.0001 per share; 100,000,000 authorized; 47,297,910 and 45,594,833 shares issued and outstanding, respectively, at June 30, 2009; and 40,523,168 and 39,254,874 shares issued and outstanding, respectively, at June 30, 2008	5	4
Additional paid-in capital	189,526	121,831
Accumulated deficit	(40,375)	(37,414)
Treasury stock, at cost; 1,703,077 and 1,268,294 shares at June 30, 2009 and 2008, respectively	(697)	(571)

Total stockholders' equity	148,459	83,850

TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$264,028	$277,734

See accompanying notes to these consolidated financial statements.

CANO PETROLEUM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended June 30,
In Thousands, Except Per Share Data	2009	2008	2007

Operating Revenues:
Crude oil sales	$19,222	$23,447	$13,818
Natural gas sales	5,875	10,886	6,833
Other revenue	312	317	—

Total operating revenues	25,409	34,650	20,651

Operating Expenses:
Lease operating	18,842	13,273	8,733
Production and ad valorem taxes	2,352	2,454	1,695
General and administrative	19,156	14,859	12,635
Impairment of long-lived assets (Note 14)	26,670	—	—
Exploration expense (Note 9)	11,379	—	—
Depletion and depreciation	5,720	3,903	3,202
Accretion of discount on asset retirement obligations	305	204	131

Total operating expenses	84,424	34,693	26,396

Loss from operations	(59,015)	(43)	(5,745)
Other income (expense):
Interest expense and other	(513)	(761)	(1,681)
Impairment of goodwill	(685)	—	—
Gain (loss) on derivatives (Notes 7 and 13)	43,790	(31,955)	(847)

Total other income (expense)	42,592	(32,716)	(2,528)

Loss from continuing operations before income taxes	(16,423)	(32,759)	(8,273)
Deferred income tax benefit (Note 16)	4,712	11,767	2,970

Loss from continuing operations	(11,711)	(20,992)	(5,303)
Income from discontinued operations, net of related taxes of $6,441 in 2009, $1,953 in 2008 and $2,539 in 2007 (Note 8)	11,480	3,471	4,513

Net loss	(231)	(17,521)	(790)
Preferred stock dividend	(2,730)	(4,083)	(3,169)
Preferred stock repurchased for less than carrying amount	10,890	—	—

Net income (loss) applicable to common stock	$7,929	$(21,604)	$(3,959)

Net income (loss) per share—basic and diluted
Continuing operations	$(0.08)	$(0.70)	$(0.28)
Discontinued operations	0.25	0.10	0.15

Net income (loss) per share—basic and diluted	$0.17	$(0.60)	$(0.13)

Weighted average common shares outstanding
Basic and Diluted	45,361	35,829	30,758

See accompanying notes to these consolidated financial statements.

CANO PETROLEUM, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock				Treasury Stock
			Additional Paid-in Capital	Accumulated Deficit
Dollar Amounts in Thousands	Shares	Amount			Shares	Amount	Total
Balance at July 1, 2006	26,987,941	$2	$53,055	$(11,851)	1,268,294	$(571)	$40,635
Net proceeds from issuance of common shares and warrants	6,584,247	1	29,683	—	—	—	29,684
Issuance of common shares for acquisition of oil and gas properties	404,204	—	1,854	—	—	—	1,854
Stock-based compensation expense	(20,000)	—	830	—	—	—	830
Forfeiture settlements	—	—	(183)	—	—	—	(183)
Preferred stock dividend	—	—	—	(3,169)	—	—	(3,169)
Net loss	—	—	—	(790)	—	—	(790)

Balance at June 30, 2007	33,956,392	3	85,239	(15,810)	1,268,294	(571)	68,861
Issuance of restricted stock	949,000	—	—	—	—	—	—
Stock-based compensation expense	—	—	2,905	—	—	—	2,905
Net proceeds from issuance of common shares from private placement and other	3,575,000	1	23,851	—	—	—	23,852
Net proceeds from issuance of common shares for warrants exercised	1,228,851	—	5,194	—	—	—	5,194
Common stock issued for preferred stock conversion	813,925	—	4,642	—	—	—	4,642
Preferred stock dividend	—	—	—	(4,083)	—	—	(4,083)
Net loss	—	—	—	(17,521)	—	—	(17,521)

Balance at June 30, 2008	40,523,168	4	121,831	(37,414)	1,268,294	(571)	83,850
Net proceeds from issuance of common shares on July 1, 2008	7,000,000	1	53,907	—	—	—	53,908
Forfeiture and surrender of restricted stock	(225,258)	—	(261)	—	—	—	(261)
Stock-based compensation expense	—	—	3,159	—	—	—	3,159
Preferred stock dividend	—	—	—	(2,730)	—	—	(2,730)
Preferred stock repurchased for less than carrying amount	—	—	10,890	—	—	—	10,890
Shares returned to treasury stock from escrow related to acquisition of W.O. Energy of Nevada, Inc. (Note 17)	—	—	—	—	434,783	(126)	(126)
Net loss	—	—	—	(231)	—	—	(231)

Balance at June 30, 2009	47,297,910	$5	$189,526	$(40,375)	1,703,077	$(697)	$148,459

See accompanying notes to these consolidated financial statements.

CANO PETROLEUM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended June 30,
In Thousands	2009	2008	2007
Cash flow from operating activities:
Net loss	$(231)	$(17,521)	$(790)
Adjustments needed to reconcile net loss to net cash provided by (used in) operations:
Unrealized loss (gain) on derivatives	(36,900)	29,370	1,810
Gain on sale of oil and gas properties	(19,246)	—	(3,811)
Exploration expense	11,379	—	—
Accretion of discount on asset retirement obligations	308	219	154
Depletion and depreciation	5,735	5,009	4,425
Impairment of oil and gas properties	30,186	—	—
Impairment of goodwill	685	—	—
Stock-based compensation expense	3,159	2,905	647
Deferred income tax expense (benefit)	1,731	(9,901)	(484)
Amortization of debt issuance costs and prepaid expenses	1,457	1,312	2,231
Treasury stock	(126)	—	—
Changes in assets and liabilities relating to operations:
Restricted cash	—	6,000	(6,000)
Accounts receivable	1,408	(844)	(521)
Derivative assets	2,423	(291)	(1,619)
Inventory and other current assets and liabilities	(1,244)	(1,077)	(794)
Accounts payable	(833)	405	510
Accrued liabilities	(6,271)	1,139	1,132
Oil and gas sales payable	(229)	303	(232)
Deferred litigation credit	—	—	6,000

Net cash provided by (used in) operations	(6,609)	17,028	2,658

Cash flow from investing activities:
Additions to oil and gas properties	(56,202)	(87,393)	(46,324)
Proceeds from sale of equipment used in oil and gas activities	—	3,000	—
Additions to fixed assets and other	(1,333)	(358)	(347)
Proceeds from sale of oil and gas properties	40,186	—	6,817

Net cash used in investing activities	(17,349)	(84,751)	(39,854)

Cash flow from financing activities:
Repayments of long-term debt	(128,500)	(23,000)	(68,750)
Borrowings of long-term debt	110,700	63,000	33,500
Payments for debt issuance costs	(933)	(507)	(190)
Proceeds from issuance of common stock, net	53,908	29,046	29,684
Proceeds from issuance of preferred stock, net	—	—	45,849
Repurchases of preferred stock	(10,377)	—	—
Payment of deferred offering costs	—	(287)	—
Payment of preferred stock dividend	(1,145)	(1,951)	(1,423)

Net cash provided by financing activities	23,653	66,301	38,670

Net decrease in cash and cash equivalents	(305)	(1,422)	1,474
Cash and cash equivalents at beginning of period	697	2,119	645

Cash and cash equivalents at end of period	$392	$697	$2,119

Supplemental disclosure of noncash transactions:
Payments of preferred stock dividend in kind	$1,585	$2,132	$1,747
Preferred stock repurchased for less than carrying amount	$10,890	$—	$—
Common stock issued for preferred stock conversion	$—	$4,642	$—
Common stock issued for acquisition of oil and gas properties	$—	$—	$1,854
Supplemental disclosure of cash transactions:
Cash paid during the period for interest	$1,852	$3,298	$3,074

See accompanying notes to these consolidated financial statements.

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION

        Cano Petroleum, Inc. (together with its direct and indirect wholly-owned subsidiaries, "Cano," "we," "us," or the "Company") is an independent crude oil and natural gas company based in Fort Worth, Texas. Our strategy is to exploit our current undeveloped reserves and acquire, where economically prudent, assets suitable for enhanced oil recovery ("EOR") techniques at a low cost. We intend to convert these proved undeveloped and/or unproved reserves into proved producing reserves by applying water, gas and/or chemical flooding and other EOR techniques. Our assets are located onshore U.S. in Texas, New Mexico and Oklahoma.

2. LIQUIDITY

        At June 30, 2009, we had cash and cash equivalents of $0.4 million and working capital of $0.3 million. Our working capital balance included a $5.0 million derivative current asset and a $1.4 million deferred tax current liability. For the year ended June 30, 2009, we had net income applicable to common stock of $7.9 million and a loss from operations of $59.0 million, including a $26.7 million impairment of long-lived assets (see Note 14), $11.4 million of exploration expense (see Note 9) and $6.6 million of legal and settlement expenses in connection with the Panhandle fire litigation (see Note 17). For the year ended June 30, 2009, our cash used in operations of $6.6 million was negatively impacted by $10.7 million of settlement payments, net of reimbursements, related to the resolution of the Panhandle fire litigation.

        We depend on our credit agreements, as described in Note 6, to fund a portion of our operating and capital needs. Under our senior credit agreement, the initial and current borrowing base, based upon our proved reserves, is $60.0 million. At June 30, 2009, our remaining available borrowing capacity under the senior credit agreement was $19.3 million, and at September 28, 2009, our remaining borrowing capacity was $13.8 million. Pursuant to the terms of our senior credit agreement, our borrowing base is to be redetermined based upon our June 30, 2009 reserve report. We have submitted our reserve report and other financial information to our lenders.

        At June 30, 2009, we were in compliance with the debt covenants contained in each of our credit agreements. The determination for the twelve-month period ending December 31, 2009 will be the first financial covenant tests which exclude the gain from our sale of the Pantwist Properties (see Note 8). Based upon our six month operating results through June 30, 2009, we may not be in compliance with all of our financial covenants when we reach the twelve-month period ending December 31, 2009. If a combination of increased production, rising commodity prices, changes in our capital structure and other actions do not occur by December 31, 2009, we anticipate not being in compliance with the covenants. In that event, we will seek covenant relief from our lenders, though there can be no assurance that we will be successful in obtaining such relief.

        We have taken, and are considering taking, actions to ensure the aforementioned covenant compliance and sufficient liquidity to meet our obligations for the twelve months ending June 30, 2010, which includes funding our capital expenditure budget of $13.9 million. Actions we have taken during the six-month period ended June 30, 2009 to improve liquidity include: negotiating lower service rates with vendors, employee workforce reductions and shutting-in uneconomic wells. As discussed in Note 7, we have derivative contracts in place to protect us from falling crude oil and natural gas commodity prices on a portion of our production (through December 2012) and rising interest rates related to a portion of our outstanding debt (through January 2012). We are also considering credit and capital markets alternatives.

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. LIQUIDITY (Continued)

        During each year of our prior five years in existence, we have successfully accessed the credit and capital markets to fund our operations and capital needs.

        We believe the combination of (i) cash on hand, (ii) cash flow generated from the expected success of prior capital development projects, (iii) debt available under our credit agreements and (iv) our ability to access the equity markets, provide sufficient means to conduct our operations, meet our contractual obligations and undertake our capital expenditure program for the twelve months ending June 30, 2010. To the extent that cash on hand as of June 30, 2009, cash flow generated by operations subsequent to June 30, 2009 and borrowings under our credit agreements are insufficient to fund our operating cash flow requirements and our capital expenditure plans, we will need to (i) raise capital through the issuance of debt or equity securities (ii) refinance our existing credit arrangements, (iii) divest oil and gas property assets, (iv) reduce operating and capital expenditures, and (v) pursue strategic alternatives. There can be no assurance that we will be successful in refinancing our credit arrangements or raising capital through the issuance of our debt or equity securities.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidation and Use of Estimates

        The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include the accounts of Cano and its wholly-owned subsidiaries. Intercompany accounts and transactions are eliminated. In preparing the accompanying financial statements, management has made certain estimates and assumptions that affect reported amounts in the financial statements and disclosures of contingencies. Actual results may differ from those estimates. Significant assumptions are required in the valuation of proved crude oil and natural gas reserves, which may affect the amount at which crude oil and natural gas properties are recorded. The computation of stock-based compensation expense requires assumptions such as volatility, expected life and the risk-free interest rate. Our liabilities and assets associated with commodity derivatives involve significant assumptions related to volatility and future prices for crude oil and natural gas. It is at least reasonably possible these estimates could be revised in the near term, and these revisions could be material.

        Our estimates of proved reserves materially impact depletion expense. If proved reserves decline, then the rate at which we record depletion expense increases. A decline in estimated proved reserves could result from lower prices, adverse operating results, mechanical problems at our wells and catastrophic events such as explosions, hurricanes and floods. Lower prices also may make it uneconomical to drill wells or produce from fields with high operating costs. In addition, a decline in proved reserves may impact our assessment of our oil and natural gas properties for impairment.

        Our proved reserves estimates are a function of many assumptions, all of which could deviate materially from actual results. As such, reserves estimates may vary materially from the ultimate quantities of crude oil and natural gas actually produced.

Oil and Gas Properties and Equipment

        We follow the successful efforts method of accounting. Exploration expenses, including geological and geophysical expenses and delay rentals, are charged to expense. The costs of drilling and equipping exploratory wells are deferred until the Company has determined whether proved reserves have been

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

found. If proved reserves are found, the deferred costs are capitalized as part of the wells and related equipment and facilities. If no proved reserves are found, the deferred costs are charged to expense. All development activity costs are capitalized. We are primarily engaged in the development and acquisition of crude oil and natural gas properties. Our activities are considered development where existing proved reserves are identified prior to commencement of the project and are considered exploration if there are no proved reserves at the beginning of such project. The property costs reflected in the accompanying consolidated balance sheets resulted from acquisition and development activities and deferred exploratory drilling costs. Capitalized overhead costs that directly relate to our drilling and development activities were $1.1 million and $0.8 million, for the years ended June 30, 2009 and 2008, respectively. We recorded capitalized interest costs of $1.4 million and $2.5 million for the years ended June 30, 2009 and 2008, respectively.

        Costs for repairs and maintenance to sustain or increase production from existing producing reservoirs are charged to expense. Significant tangible equipment added or replaced that extends the useful or productive life of the property is capitalized. Costs to construct facilities or increase the productive capacity from existing reservoirs are capitalized.

        Depreciation and depletion of producing properties are computed on the unit-of-production method based on estimated proved oil and natural gas reserves. Our unit-of-production amortization rates are revised prospectively on a quarterly basis based on updated engineering information for our proved developed reserves. Our development costs and lease and wellhead equipment are depleted based on proved developed reserves. Our leasehold costs are depleted based on total proved reserves. Investments in major development projects are not depleted until such project is substantially complete and producing or until impairment occurs. As of June 30, 2009 and 2008, capitalized costs related to waterflood and alkaline-surfactant-polymer ("ASP") projects that were in process and not subject to depletion amounted to $49.4 million and $47.6 million, respectively, of which $4.8 million and $13.3 million, respectively, were deferred costs related to drilling and equipping exploratory wells as discussed in Note 9 below.

        If conditions indicate that long-term assets may be impaired, the carrying value of our properties is compared to management's future estimated pre-tax cash flow from the properties. If undiscounted cash flows are less than the carrying value, then the asset value is written down to fair value. Impairment of individually significant unproved properties is assessed on a property-by-property basis, and impairment of other unproved properties is assessed and amortized on an aggregate basis. The impairment assessment is affected by factors such as the results of exploration and development activities, commodity price projections, remaining lease terms, and potential shifts in our business strategy.

Asset Retirement Obligation

        Our financial statements reflect the fair value for any asset retirement obligation, consisting of future plugging and abandonment expenditures related to our oil and gas properties, which can be reasonably estimated. The asset retirement obligation is recorded as a liability at its estimated present value at the asset's inception, with an offsetting increase to producing properties on the consolidated balance sheets. Periodic accretion of the discount of the estimated liability is recorded as an expense in the consolidated statements of operations.

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill

        The amount paid for certain acquisitions in excess of the fair value of the net assets acquired has been recorded as goodwill in the consolidated balance sheets. Goodwill is not amortized, but is assessed for impairment annually or whenever conditions would indicate impairment may exist. The goodwill impairment analysis is evaluated at the subsidiary level as part of the impairment analysis performed on oil and gas properties, as previously discussed.

Cash and Cash Equivalents

        Cash equivalents are considered to be all highly liquid investments having an original maturity of three months or less. Excess cash funds are generally invested in U.S. government-backed securities. At times, we maintain deposit balances in excess of Federal Deposit Insurance Corporation insurance limits.

Accounts Receivable

        Accounts receivable principally consist of crude oil and natural gas sales proceeds receivable and are typically collected within 35 days from the end of the month in which the related quantities are produced. We require no collateral for such receivables, nor do we charge interest on past due balances. We periodically review accounts receivable for collectability and reduce the carrying amount of the accounts receivable by an allowance. No such allowance was recorded at June 30, 2009 or 2008. As of June 30, 2009, our accounts receivable were primarily with independent purchasers of our crude oil and natural gas production. At June 30, 2009, we had balances due from three customers which were greater than 10% of our accounts receivable related to crude oil and natural gas production. These three customers accounted for 41% (Valero Marketing Supply Co.), 19% (Coffeyville Resources Refinery and Marketing, LLC) and 18% (Plains Marketing, LP) of our accounts receivable, respectively.

        At June 30, 2008, we had balances due from five customers which were greater than 10% of our accounts receivable related to crude oil and natural gas production. These five customers accounted for 29% (Valero Marketing Supply Co.), 17% (Coffeyville Resources Refinery and Marketing, LLC), 15% (Eagle Rock Field Services, LP), 14% (DCP Midstream, LP) and 13% (Plains Marketing, LP) of our accounts receivable, respectively.

        In the event that one or more of these significant customers ceases doing business with us, we believe that there are potential alternative purchasers with whom we could establish new relationships and that those relationships will result in the replacement of one or more lost purchasers. We would not expect the loss of any single purchaser to have a long-term material adverse effect on our operations, though we may experience a short-term decrease in our revenues as we make arrangements for alternative purchasers. However, the loss of a single purchaser could potentially reduce the competition for our crude oil and natural gas production, which could negatively impact the prices we receive.

Revenue Recognition

        Our revenue recognition is based on the sales method. We do not have imbalances for natural gas sales. We recognize revenue when crude oil and natural gas quantities are delivered to or collected by

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

the respective purchaser. Title to the produced quantities transfers to the purchaser at the time the purchaser receives or collects the quantities. Prices for such production are defined in sales contracts and are readily determinable based on publicly available information. The purchasers of such production have historically made payment for crude oil and natural gas purchases within thirty-five days of the end of each production month. We periodically review the difference between the dates of production and the dates we collect payment for such production to ensure that accounts receivable from the purchasers are collectible. The point of sale for our crude oil and natural gas production is at our applicable field tank batteries and gathering systems; therefore, we do not incur transportation costs related to our sales of crude oil and natural gas production.

        As previously discussed, for the years ended June 30, 2009, 2008 and 2007, we sold our crude oil and natural gas production to several independent purchasers. The following table shows purchasers that accounted for 10% or more of our total operating revenues:

	Year Ended June 30,
	2009	2008	2007
Valero Marketing Supply Co.	32%	33%	36%
Coffeeville Resources Refinery and Marketing, LLC	18%	15%	16%
Plains Marketing, LP	15%	*	*
Eagle Rock Field Services, LP	13%	18%	18%
DCP Midstream, LP	10%	14%	17%

*
Less than 10% of operating revenue

Oil and Gas Sales Payable

        Our accounts receivable includes amounts that we collect from the purchasers of our crude oil and natural gas sales on behalf of us, and certain working interest and royalty owners. The portion of accounts receivable that pertains to us is recognized as operating revenue. The portion that pertains to certain working interest and royalty owners are recorded as oil and gas sales payable.

Inventory

        Our inventory consists of unsold barrels of crude oil remaining in our storage tanks at the end of the period. We value these crude oil barrels based on the lower of market or our average production cost.

Income Taxes

        Deferred tax assets or liabilities are recognized for the anticipated future tax effects of temporary differences between the financial statement basis and the tax basis of our assets and liabilities. These balances are measured using tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance for deferred tax assets is recorded when it is more likely than not that the benefit from the deferred tax asset will not be realized.

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        As of June 30, 2008, the adoption of FIN 48, "Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement 109" ("FIN 48") did not materially affect our operating results, financial position, or cash flows. As of June 30, 2009, we have not recorded any accruals for uncertain tax positions. We are not involved in any examinations by the Internal Revenue Service. For Texas, Oklahoma, New Mexico and U.S. federal purposes, the review of our income tax returns is open for examination by the related taxing authorities for the tax years of 2004 through 2008.

Financial Instruments

        The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value, unless otherwise stated, as of June 30, 2009 and 2008. The carrying amount of long-term debt approximates market value due to the use of market interest rates.

Net Income (Loss) per Common Share

        Diluted net income (loss) per common share is computed in the same manner as basic net income (loss) per common share, but also considers the effect of common stock shares underlying the following:

	Year Ended June 30,
	2009	2008	2007
Stock options (Note 10)	1,400,002	1,084,051	801,513
Warrants	—	—	1,646,061
Preferred Stock (Note 5)	4,147,652	7,734,609	8,541,913
Paid-in-kind dividends ("PIK") (Note 5)	545,773	674,569	303,813
Non-vested restricted shares (Note 11)	480,000	1,005,000	95,000

        The shares of common stock underlying the stock options, warrants, Preferred Stock, PIK dividends and non-vested restricted shares, as shown in the preceding table, are not included in weighted average shares outstanding for the years ended June 30, 2009, 2008 or 2007 as their effects would be anti-dilutive.

Stock-Based Compensation Expense

        We account for share-based payment arrangements with employees and directors at their grant-date fair value and record the related expense over their respective service periods. The value of stock-based compensation is impacted by our stock price, which has been highly volatile, and items that require management's judgment, such as expected lives and forfeiture rates.

Derivatives

        We are required to hedge a portion of our production at specified prices for oil and natural gas under our senior and subordinated credit agreements, as discussed in Note 6. The purpose of the derivatives is to reduce our exposure to declining commodity prices. By locking in minimum prices, we protect our cash flows which support our annual capital expenditure plans. We have entered into commodity derivatives that involve "costless collars" for our crude oil and natural gas sales. These

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

derivatives are recorded as derivative assets and liabilities on our consolidated balance sheets based upon their respective fair values. We have entered into an interest rate basis swap contract to reduce our exposure to future interest rate increases.

        We do not designate our derivatives as cash flow or fair value hedges. We do not hold or issue derivatives for speculative or trading purposes. We are exposed to credit losses in the event of nonperformance by the counterparties to our commodity and interest rate swap derivatives. We anticipate, however, that our counterparties will be able to fully satisfy their respective obligations under our commodity and interest rate swap derivatives contracts. We do not obtain collateral or other security to support our commodity derivatives contracts nor are we required to post any collateral. We monitor the credit standing of our counterparties to understand our credit risk.

        Changes in the fair values of our derivative instruments and cash flows resulting from the settlement of our derivative instruments are recorded in earnings as gains or losses on derivatives on our consolidated statements of operations.

Comprehensive Income

        We had no elements of comprehensive income other than net loss for the years ended June 30, 2009, 2008 and 2007.

New Accounting Pronouncements

        In December 2007, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141 (revised 2007), Business Combinations ("SFAS No. 141R"). Among other things, SFAS No. 141R establishes principles and requirements for how the acquirer in a business combination (i) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired business, (ii) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and (iii) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141R is effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited. We adopted SFAS No. 141R on July 1, 2009. This standard will change our accounting treatment for prospective business combinations.

        In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51 ("SFAS No. 160"). SFAS No. 160 establishes accounting and reporting standards for noncontrolling interests in a subsidiary and for the deconsolidation of a subsidiary. Minority interests will be recharacterized as noncontrolling interests and classified as a component of equity. It also establishes a single method of accounting for changes in a parent's ownership interest in a subsidiary and requires expanded disclosures. This statement is effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited. We adopted SFAS No. 160 on July 1, 2009. We do not expect the adoption of this statement will have a material impact on our financial position, results of operations or cash flows.

        In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—An Amendment of FASB Statement 133 ("SFAS No. 161"). SFAS No. 161 amends and expands SFAS No. 133 to expand required disclosures to discuss the uses of derivative instruments;

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

the accounting for derivative instruments and related hedged items under SFAS No. 133; and how derivative instruments and related hedged items affect the company's financial position, financial performance and cash flows. We adopted SFAS No. 161 on July 1, 2009. We do not expect the adoption of this statement to have a material impact on our financial position, results of operations or cash flows.

        In June 2008, the FASB issued EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities ("FSP 03-6-1"). FSP 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and need to be included in the calculation of earnings per share under the two-class method described in SFAS No. 128, Earnings per Share. Under FSP 03-6-1, share-based payment awards that contain nonforfeitable rights to dividends are "participating securities" as defined by EITF 03-6, Participating Securities and the Two-Class Method under FASB Statement No. 128, and therefore should be included in computing earnings per share using the two-class method. FSP 03-6-1 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. We adopted FSP 03-6-1 on July 1, 2009. The effect of adopting FSP 03-6-1 will increase the number of shares used to compute earnings per share; however, we do not expect the adoption of FSP 03-6-1 to have a material impact on our financial position, results of operations or cash flows.

        In December 2008, the FASB issued EITF 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock ("EITF 07-5"). EITF 07-5 affects companies that have provisions in their securities purchase agreements (for warrants and convertible instruments) that reset issuance/conversion prices based upon new issuances by companies at prices below the exercise price of said instrument. Warrants and convertible instruments with such provisions will require the embedded derivative instrument to be bifurcated and separately accounted for as a derivative under SFAS No. 133. Subject to certain exceptions, our Preferred Stock provides for resetting the conversion price if we issue new common stock below $5.75 per share. EITF is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. We adopted EITF 07-5 on July 1, 2009. We do not expect the adoption of this statement to have a material impact on our financial position, results of operations or cash flows. Had we adopted EITF 07-5 on June 30, 2009, we estimate that we would have reduced our temporary equity by approximately $0.7 million to $1.0 million and recorded a derivative liability for the same $0.7 million to $1.0 million amount, which would be marked-to-market for future reporting periods.

        In June 2009, the FASB issued SFAS 165, Subsequent Events ("SFAS 165") to establish general standards of accounting for and disclosure of events that occur after the balance sheet date, but prior to the issuance of financial statements. Specifically, SFAS 165 sets forth: (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. SFAS 165 is effective for financial statements issued for interim or annual periods ending after June 15, 2009. We adopted SFAS 165 on June 30, 2009 and considered subsequent events through September 28, 2009. The adoption of this statement did not have a material impact on our financial position, results of operations or cash flows.

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In June 2009, the FASB issued SFAS 168, Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles ("SFAS 168"). SFAS 168 replaces SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principle. SFAS 168 establishes the FASB Accounting Standards Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with generally acceptable accounting principles. SFAS 168 is effective for financial statements for interim and annual periods ending on or after September 15, 2009. We adopted SFAS 168 on July 1, 2009. We do not expect the adoption of this statement to have a material impact on our financial position, results of operations or cash flows.

4. COMMON STOCK FINANCINGS

Common Stock Issuance Completed July 1, 2008

        On July 1, 2008, we completed the sale of 7.0 million shares of our common stock through an underwritten offering at a price of $8.00 per share ($7.75 net to us) resulting in net proceeds of approximately $53.9 million after underwriting discounts, commissions and expenses. We used the net proceeds from the offering to pay down debt. We subsequently made borrowings against our borrowing base in order to finance our development activities in certain core areas such as the Panhandle and Cato Properties and general corporate purposes.

Private Placement

        On November 7, 2007, we sold 3.5 million shares of our common stock in a private placement at a price of $7.15 per share for net proceeds of $23.4 million after deducting issuance costs of $1.6 million. The net proceeds were used to pay down long-term debt due under our senior credit agreement.

        In connection with the private placement, we entered into a registration rights agreement with the purchasers in such private placement which required us to file a registration statement within a certain period of time and have it declared effective within a certain period of time. We met both of these deadlines. However, if we are not able to maintain the effectiveness of the registration statement, subject to certain limitations, we will have to pay 1.0% of the aggregate purchase price of the securities purchased in the private placement on the first day of such initial maintenance failure and on each 30th day after the day of such initial maintenance failure (prorated for periods totaling less than 30 days), with the maximum aggregate registration delay payments being 10% of the aggregate purchase price. We do not believe it is probable we will incur any penalties under this provision and accordingly have not accrued any loss.

5. PREFERRED STOCK

        On September 6, 2006, we sold $49.1 million of Preferred Stock. We were required to file a registration statement on Form S-1 with the Securities and Exchange Commission (the "SEC") registering the resale of the common shares underlying the Preferred Stock, which was filed on October 13, 2006 and was declared effective on January 4, 2007. On April 9, 2007, we also filed to register these same common shares on a registration statement on Form S-3, which was declared effective on April 19, 2007. We are required to maintain the effectiveness of the registration statement until such common shares may be resold pursuant to Rule 144(k) under the Securities Act of 1933, as amended, or all such common shares have been resold subject to certain exceptions, and if the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. PREFERRED STOCK (Continued)

effectiveness is not maintained, then we must pay 1.5% of the gross proceeds and an additional 1.5% for every 30 days it is not maintained. The maximum aggregate of all registration delay payments is 10% of the gross proceeds from the September 2006 offering. We do not believe it is probable we will incur any penalties under this provision and accordingly have not accrued any loss.

        The Preferred Stock has a 7.875% dividend and features a paid-in-kind ("PIK") provision that allows the investor, at its option, to receive additional shares of common stock upon conversion for the dividend in lieu of a cash dividend payment. Once the investor has chosen the PIK or cash distribution, all future distribution will follow the same choice. As of June 30, 2009, approximately 59% of the Preferred Stock dividends were PIK. The Preferred Stock is convertible at the holder's option to common stock at a price of $5.75 per share. If any Preferred Stock remains outstanding on September 6, 2011, we are required to redeem the Preferred Stock for a redemption amount in cash equal to the stated value of the Preferred Stock, plus accrued dividends and PIK dividends. The issuance of Preferred Stock is accounted for as temporary equity since the holder can request redemption for cash under certain circumstances.

        Pursuant to the terms of the Preferred Stock and subject to certain exceptions, if we issue or sell common stock at a price less than the conversion price (currently $5.75 per share) in effect immediately prior to such issuance or sale, the conversion price shall be reduced. If such an issuance is made, the conversion price will be lowered to the weighted average price of (x) the total common shares outstanding prior to said issuance multiplied by $5.75 and (y) the new shares issued at the new issuance price. The above described adjustment is not triggered by issuances or sales involving the following: (i) shares issued in connection with an employee benefit plan; (ii) shares issued upon conversion of our Preferred Stock; (iii) shares issued in connection with a firm commitment underwritten public offering with gross proceeds in excess of $50,000,000; (iv) shares issued in connection with any strategic acquisition or transaction; (v) shares issued in connection with any options or convertible securities that were outstanding on August 25, 2006; or (vi) shares issued in connection with any stock split, stock dividend, recapitalization or similar transaction.

        Each holder of Preferred Stock is entitled to the whole number of votes equal to the number of shares of common stock issuable upon conversion. The Preferred Stock shall vote as a class with the holders of the common stock as if they were a single class of securities upon any matter submitted to the vote of the stockholders except those matters required by law or the terms of the Preferred Stock to be submitted to a class vote of the holders of the Preferred Stock, in which case the holders of the Preferred Stock only shall vote as a separate class.

        Upon a voluntary or involuntary liquidation, dissolution or winding up of Cano or such subsidiaries of Cano the assets of which constitute all or substantially all of the assets of the business of Cano and its subsidiaries taken as a whole, the holders of our Preferred Stock shall be entitled to receive an amount per share equal to $1,000 plus dividends owed on such share prior to any payments being made to any class of capital stock ranking junior on liquidation to the Preferred Stock.

        At June 30, 2009, 26,987 shares of Series D Convertible Preferred Stock remain outstanding (including 3,138 shares from PIK dividends). At June 30, 2008, there were 48,353 shares of our Preferred Stock outstanding, including 3,879 shares from PIK dividends. During November and December 2008, we repurchased 22,948 shares of Series D Convertible Preferred Stock, including accrued dividends and 2,323 shares from PIK dividends for approximately $10.4 million.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. PREFERRED STOCK (Continued)

        For the year ended June 30, 2009, the preferred dividend was $2.7 million, of which $1.6 million were PIK dividends. For the twelve months ended June 30, 2008, the preferred dividend was $4.1 million, of which $2.1 million were PIK dividends.

        At June 30, 2009, the Preferred Stock and cumulative PIK dividends were convertible into 4,147,652 and 545,773 shares, respectively, of our common stock at a conversion price of $5.75 per share.

6. LONG-TERM DEBT

        At June 30, 2009 and 2008, the outstanding amount due under our credit agreements was $55.7 million and $73.5 million, respectively. The $55.7 million at June 30, 2009, consisted of outstanding borrowings under the senior and subordinated credit agreements of $40.7 million and $15.0 million, respectively. At June 30, 2009, the average interest rates under the senior and subordinated credit agreements were 2.88% and 6.62%, respectively.

        Our long-term debt consists of our senior credit facility (current borrowing base of $60.0 million) and our subordinated credit agreement ($15.0 million availability), which are discussed in greater detail below.

Senior Credit Agreement

        On December 17, 2008, we finalized a new $120.0 million Amended and Restated Credit Agreement (the "ARCA") with Union Bank of North America, N.A. ("UBNA", f/k/a Union Bank of California, N.A.) and Natixis. UBNA is the Administrative Agent and Issuing Lender of the ARCA. The initial and current borrowing base, based upon our proved reserves, is $60.0 million. Pursuant to the terms of the ARCA, the borrowing base is to be redetermined based upon our reserves at June 30, 2009. Thereafter, there will be a scheduled redetermination every six months with one interim, additional redetermination allowed during any six month period between scheduled redeterminations at either the option of our lenders or us.

        At our option, interest is either (i) the sum of (a) the UBNA reference rate and (b) the applicable margin of (1) 0.875% if less than 50% of the borrowing base is borrowed, (2) 1.125% if at least 50% but less than 75% of the borrowing base is borrowed, (3) 1.375% if at least 75% but less than 90% of the borrowing base is borrowed or (4) 1.625% if at least 90% of the borrowing base is borrowed; or (ii) the sum of (a) the one, two, three, six, nine or twelve month LIBOR rate (at our option) and (b) the applicable margin of (1) 2.0% if less than 50% of the borrowing base is borrowed, (2) 2.25% if at least 50% but less than 75% of the borrowing base is borrowed, (3) 2.50% if at least 75% but less than 90% of the borrowing base is borrowed or (4) 2.75% if at least 90% of the borrowing base is borrowed. We owe a commitment fee on the unborrowed portion of the borrowing base of 0.375% per annum if less than 90% of the borrowing base is borrowed and 0.50% per annum if at least 90% of the borrowing base is borrowed.

        Unless specific events of default occur, the maturity date of the ARCA is December 17, 2012. Specific events of default which could cause all outstanding principal and accrued interest to be accelerated, include, but are not limited to, payment defaults, material breaches of representations and warranties, breaches of covenants, certain cross-defaults, insolvency, a change in control or a material adverse change.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. LONG-TERM DEBT (Continued)

        The ARCA contains certain negative covenants including, subject to certain exceptions, covenants against the following: (i) incurring additional liens, (ii) incurring additional debt or issuing additional equity interests other than common equity interests; (iii) merging or consolidating or selling, leasing, transferring, assigning, farming-out, conveying or otherwise disposing of any property, (iv) making certain payments, including cash dividends to our common stockholders, (v) making any loans, advances or capital contributions to, or making any investment in, or purchasing or committing to purchase any stock or other securities or evidences of indebtedness or interest in any person or oil and gas properties or activities related to oil and gas properties unless (a) with regard to new oil and gas properties, such properties are mortgaged to UBNA, as administrative agent, or (b) with regard to new subsidiaries, such subsidiaries execute a guaranty, pledge agreement, security agreement or mortgage in favor of UBNA, as administrative agent, and (vi) entering into affiliate transactions on terms that are not at least as favorable to us as comparable arm's length transactions.

Subordinated Credit Agreement

        On September 30, 2008, we paid off the entire outstanding $15.0 million principal due under the then existing subordinated credit agreement, interest expense and a prepayment premium of $0.3 million. In conjunction with the payoff, we terminated that subordinated credit agreement.

        On December 17, 2008, we finalized a new $25.0 million Subordinated Credit Agreement among Cano, the lenders and UnionBanCal Equities, Inc ("UBE") as Administrative Agent (the "Subordinated Credit Agreement"). On March 17, 2009, we borrowed the maximum available amount of $15.0 million under this agreement and paid down outstanding senior debt under the ARCA. An additional $10.0 million could be made available at the lender's sole discretion.

        The interest rate is the sum of (a) the one, two, three, six, nine or twelve month LIBOR rate (at our option) and (b) 6.0%. Through March 17, 2009, we owed a commitment fee of 1.0% on the unborrowed portion of the available borrowing amount. As of March 17, 2009, we no longer have a commitment fee since we borrowed the full $15.0 million available amount.

        Unless specific events of default occur, the maturity date is June 17, 2013. Specific events of default which could cause all outstanding principal and accrued interest to be accelerated, include, but are not limited to, payment defaults, material breaches of representations and warranties, breaches of covenants, certain cross-defaults, insolvency, a change in control or a material adverse change as defined in the Subordinated Credit Agreement.

        The Subordinated Credit Agreement contains certain negative covenants including, subject to certain exceptions, covenants against the following: (i) incurring additional liens, (ii) incurring additional debt or issuing additional equity interests other than common equity interests of Cano; (iii) merging or consolidating or selling, leasing, transferring, assigning, farming-out, conveying or otherwise disposing of any property, (iv) making certain payments, including cash dividends to our common stockholders, (v) making any loans, advances or capital contributions to, or making any investment in, or purchasing or committing to purchase any stock or other securities or evidences of indebtedness or interest in any person or oil and gas properties or activities related to oil and gas properties unless (a) with regard to new oil and gas properties, such properties are mortgaged to UBE, as administrative agent, or (b) with regard to new subsidiaries, such subsidiaries execute a guaranty, pledge agreement, security agreement or mortgage in favor of UBE, as administrative agent, and

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. LONG-TERM DEBT (Continued)

(vi) entering into affiliate transactions on terms that are not at least as favorable to us as comparable arm's length transactions.

7. DERIVATIVES

        Our derivatives consist of commodity derivatives and an interest rate swap arrangement, which are discussed in greater detail below.

Commodity Derivatives

        Pursuant to our senior and subordinated credit agreements discussed in Note 6, we are required to maintain our existing commodity derivative contracts, all of which have UBNA as our counterparty. We have no obligation to enter into commodity derivative contracts in the future. Should we choose to enter into commodity derivative contracts to mitigate future price risk, we cannot enter into contracts for greater than 85% of our crude oil and natural gas production volumes attributable to proved producing reserves for a given month. As of June 30, 2009, we maintained the following commodity derivative contracts:

Time Period	Floor Oil Price	Ceiling Oil Price	Barrels Per Day	Floor Gas Price	Ceiling Gas Price	Mcf per Day	Barrels of Equivalent Oil per Day(a)
7/1/09 - 12/31/09	$80.00	$110.90	367	$7.75	$10.60	1,667	644
7/1/09 - 12/31/09	$85.00	$104.40	233	$8.00	$10.15	1,133	422
1/1/10 - 12/31/10	$80.00	$108.20	333	$7.75	$9.85	1,567	594
1/1/10 - 12/31/10	$85.00	$101.50	233	$8.00	$9.40	1,033	406
1/1/11 - 3/31/11	$80.00	$107.30	333	$7.75	$11.60	1,467	578
1/1/11 - 3/31/11	$85.00	$100.50	200	$8.00	$11.05	967	361

(a)
This column is computed by dividing the "Mcf per Day" by 6 and adding "Barrels per Day."

        During October 2008, we sold certain uncovered "floor price" commodity derivative contracts for the period July 2010 to December 2010 for $0.6 million to our counterparty and realized a gain of $0.1 million. During November 2008, we sold all remaining uncovered "floor price" commodity derivative contracts for the period November 2008 through June 2010 for $2.6 million to our counterparty and realized a gain of $0.6 million.

        On September 11, 2009, we entered into two fixed price commodity swap contracts with our counterparty—Natixis, which is one of our lenders under the senior credit agreement. The fixed price swaps are based on West Texas Intermediate NYMEX prices and are summarized in the table below.

Time Period	Fixed Oil Price	Barrels Per Day
4/1/11 - 12/31/11	$75.90	700
1/1/12 - 12/31/12	$77.25	700

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. DERIVATIVES (Continued)

        Many reference sources are available to gauge market terms for derivative contracts. Cano considers market terms from various sources prior to entering into a derivative contract. Cano believes that the terms of the above commodity derivatives are similar to terms they could have reached with unrelated third party companies. As of September 11, 2009, Cano had commodity derivatives with UBNA and Natixis, as presented above. As these counterparties are also lenders under Cano's senior credit facility, Cano is not required to post collateral to secure the commodity derivatives commitments.

Interest Rate Swap Agreement

        On January 12, 2009, we entered into a three-year LIBOR interest rate basis swap contract with Natixis Financial Products, Inc. ("Natixis FPI") for $20.0 million in notional exposure. Under the terms of the transaction, we will pay Natixis FPI, in three-month intervals, a fixed rate of 1.73% and Natixis FPI will pay Cano the prevailing three-month LIBOR rate. We do not designate this interest rate swap contract as either a cash flow or fair value hedge.

Financial Statement Impact

        During the years ended June 30, 2009, 2008 and 2007, respectively, the gain (loss) on derivatives reported in our consolidated statements of operations is summarized as follows:

	Year Ended June 30,
	2009	2008	2007
Settlements received/accrued	$6,840	$504	$963
Settlements received—sale of "floor price" contracts	653	—	—
Settlements paid/accrued	(603)	(3,089)	—

Realized gain (loss) on derivatives	6,890	(2,585)	963
Unrealized gain (loss) on commodity derivatives	36,849	(29,370)	(1,810)
Unrealized gain on interest rate swap	51	—	—

Gain (loss) on derivatives	$43,790	$(31,955)	$(847)

        The realized gain (loss) on derivatives consists of actual cash settlements under our commodity collars and interest rate swap derivatives during the respective periods, and the sale of "floor price" commodity derivative contracts during October and November 2008. The cash settlements received/accrued by us under commodity derivatives were cumulative monthly payments due to us since the NYMEX natural gas and crude oil prices were lower than the "floor prices" set for the respective time periods and realized gains from the sale of uncovered "floor price" contracts as previously discussed. The cash settlements paid/accrued by us under commodity derivatives were cumulative monthly payments due to our counterparty since the NYMEX crude oil and natural gas prices were higher than the "ceiling prices" set for the respective time periods. The cash settlements paid/accrued by us under the interest rate swap were quarterly payments to our counterparty since the actual three-month LIBOR interest rate was lower than the fixed 1.73% rate we pay to the counterparty. The cash flows relating to the derivative instrument settlements that are due, but not cash settled are reflected in operating activities on our consolidated statements of cash flows as changes to current liabilities. At June 30, 2009, we had recorded a $0.6 million receivable from our counterparty included in accounts

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. DERIVATIVES (Continued)

receivable on our consolidated balance sheet. At June 30, 2008, we had recorded a $1.2 million payable to our counterparty included in accounts payable on our consolidated balance sheet.

        The unrealized gain (loss) on commodity derivatives represents estimated future settlements under our commodity derivatives and is based on mark-to-market valuation based on assumptions of forward prices, volatility and the time value of money as discussed in Note 13. We compared our valuation to our counterparties' independently derived valuation to further validate our mark-to-market valuation. During the year ended June 30, 2009, we recognized an unrealized gain on commodity derivatives in our consolidated statements of operations amounting to $36.8 million. During the years ended June 30, 2008 and 2007, we recognized an unrealized loss on commodity derivatives in our consolidated statements of operations amounting to $29.4 million and $1.8 million, respectively.

        The unrealized gain on interest rate swap represents estimated future settlements under our aforementioned interest rate swap agreement and is based on a mark-to-market valuation based on assumptions of interest rates, volatility and the time value of money as discussed in Note 13. We compared our valuation to our counterparties' independently derived valuation to further validate our mark-to-market valuation. During the year ended June 30, 2009, we recognized an unrealized gain on interest rate swaps in our consolidated statements of operations amounting to $0.1 million. Since we did not implement the interest rate swap until January 2009, we did not have unrealized gain or loss on the interest rate swap during the years ended June 30, 2008 and 2007.

        As of June 30, 2009, we had aggregate derivative commodity assets of $7.6 million and a net derivative asset for the interest rate swap of $0.1 million. These amounts are based on our mark-to-market valuation of these derivatives at June 30, 2009 and may not be indicative of actual future cash settlements.

8. DISCONTINUED OPERATIONS

        On October 1, 2008, we completed the sale of our wholly-owned subsidiary, Pantwist, LLC, for a net purchase price of $40.0 million consisting of a $42.7 million purchase price adjusted for $2.1 million of net cash received from discontinued operations during the three months ended September 30, 2008 and $0.6 million of advisory fees. The sale had an effective date of July 1, 2008. At October 1, 2008, we recorded a pre-tax gain associated with the sale, exclusive of discontinued operating income, of approximately $19.2 million ($12.2 million after-tax). All current tax liabilities associated with such gain were offset by existing net operating losses. We used the entire $42.1 million net cash proceeds received from the transaction and cash on hand to pay down amounts outstanding under our senior credit agreement on October 1, 2008.

        On December 2, 2008, we sold our interests in our Corsicana oil and gas properties (the "Corsicana Properties") for $0.3 million. In the quarter ended September 30, 2008, we recorded a $3.5 million ($2.3 million after-tax) impairment of the Corsicana Properties, as we determined that we would not be developing its proved undeveloped reserves within the next five years.

        On June 11, 2007, pursuant to the terms of an Agreement for Purchase and Sale, we sold our interests in the Rich Valley Properties located in Oklahoma and Kansas to Anadarko Minerals, Inc. for net proceeds of $6.8 million. The agreement had an effective date of April 1, 2007. The funds received were used to reduce long-term debt.

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. DISCONTINUED OPERATIONS (Continued)

        The operating results of Pantwist, LLC, Corsicana Properties and the Rich Valley Properties for the years ended June 30, 2009, 2008 and 2007 have been reclassified as discontinued operations in the consolidated statements of operations as detailed in the table below.

	For the Year Ended June 30,
In Thousands	2009	2008	2007
Operating Revenues:
Crude oil sales	$1,321	$4,461	$3,715
Natural gas sales	1,757	5,552	5,397

Total operating revenues	3,078	10,013	9,112

Operating Expenses:
Lease operating	638	2,248	2,700
Production and ad valorem taxes	197	900	869
General and administrative	—	24	280
Impairment of long-lived assets	3,516	—	—
Depletion and depreciation	15	1,106	1,223
Accretion of discount on asset retirement obligations	3	15	23
Interest expense, net	34	220	776

Total operating expenses	4,403	4,513	5,871

Gain (loss) on sale of properties	19,246	(76)	3,811

Income before income taxes	17,921	5,424	7,052
Income tax provision	(6,441)	(1,953)	(2,539)

Income from discontinued operations	$11,480	$3,471	$4,513

        Interest expense, net of interest income, was allocated to discontinued operations based on the percent of operating revenues applicable to discontinued operations to the total operating revenues.

        At June 30, 2008, on our consolidated balance sheet, the assets of Pantwist, LLC and assets relating to the Corsicana Properties are classified as assets held for sale and the liabilities are classified as liabilities associated with discontinued operations.

9. COSTS INCURRED FOR DRILLING AND EQUIPPING EXPLORATORY WELLS USING SECONDARY AND TERTIARY TECHNOLOGY

        As part of our growth strategy, we incur costs associated with secondary and tertiary techniques that involve drilling and equipping exploratory wells. This occurs within reservoirs for which we already have proved developed reserves recorded from existing primary or secondary development; however, there are no proved reserves for subsequent secondary or tertiary activities. Secondary and tertiary costs for drilling and equipping wells include converting primary production wells to injection wells, installation of injection facilities, and injecting materials. When conducting secondary and tertiary drilling and equipping activities, we defer drilling and equipping costs associated with these exploratory wells pending a determination of whether proved reserves are found. If proved reserves are not found, all of the costs associated with the project are recorded as exploration expense in the period in which such determination is made. If proved reserves are found, the drilling and equipping costs incurred in

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. COSTS INCURRED FOR DRILLING AND EQUIPPING EXPLORATORY WELLS USING SECONDARY AND TERTIARY TECHNOLOGY (Continued)

the project are added to the depletion base and depreciated using the units of production method based over the production life of the associated proved developed reserves.

        At June 30, 2009, there is one tertiary project (the Nowata ASP flood), that is pending the determination of whether proved reserves have been found. Secondary and tertiary projects typically take longer to complete than drilling primary production wells, and as a result, the period during which exploratory drilling costs are deferred is longer. The table below summarizes the drilling and equipping costs incurred and deferred related to secondary and tertiary projects at June 30, 2009, 2008 and 2007, that are pending the determination of whether proved reserves have been found.

	June 30,
In Thousands	2009	2008	2007
Secondary—Duke Sands	$—	$9,857	$5,824
Tertiary—Nowata ASP Pilot	4,849	3,216	814

Total Costs	$4,849	$13,073	$6,638

        The following table provides an aging of deferred exploratory well costs based on the date the project was initiated (prior to determination of success).

	June 30,
In Thousands	2009	2008	2007
Capitalized exploratory well costs that have been capitalized period of one year or less	$1,633	$6,435	$5,420
Capitalized exploratory well costs that have been capitalized period of one to three years	3,216	6,638	1,218

Balance at June 30	$4,849	$13,073	$6,638

Number of projects that have exploratory well costs that have been capitalized for a period of one to three years	1	2	2

        Our secondary and tertiary projects are evaluated to determine whether they have found proved reserves when the project is substantially complete. We consider a secondary or tertiary project to be substantially complete when the amount of material injected reaches our target pore volume injection ("PVI") percentage determined necessary to stimulate response. Our two projects are the Duke Sands waterflood at our Desdemona Properties and the ASP tertiary recovery pilot project at the Nowata Properties. As of June 30, 2009, the Nowata ASP project was not complete, and as such, all of the associated drilling and equipping costs to date have been deferred. The Nowata ASP project is expected to take an additional three to six months before the final polymer flush is complete and the response can be evaluated. It is anticipated that an additional $0.3 million will be required to complete this project.

        Regarding the Duke Sands project, the primary source of water for this waterflood project had been derived from our Barnett Shale production. Since we have shut-in our Barnett Shale natural gas production due to uneconomic natural gas commodity prices, as previously discussed, we no longer have an economic source of water to continue flooding the Duke Sands. Therefore, our rate of water

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. COSTS INCURRED FOR DRILLING AND EQUIPPING EXPLORATORY WELLS USING SECONDARY AND TERTIARY TECHNOLOGY (Continued)

injection has been reduced to a point where we cannot consider the waterflood active. We have recorded exploration expense of $11.4 million for the year ended June 30, 2009. For the years ended June 30, 2009 and 2008, we incurred no costs associated with exploration expenses such as geological and geophysical expenses and delay rentals.

        The following table reflects the net change in deferred exploratory project costs during fiscal years 2009, 2008 and 2007:

	Year ended June 30,
In Thousands	2009	2008	2007
Balance at July 1	$13,073	$6,638	$1,218
Additions pending the determination of proved reserves	3,155	6,435	5,420
Deferred exploratory well costs charged to expense	(11,379)	—	—

Balance at June 30	$4,849	$13,073	$6,638

10. STOCK OPTIONS

        We have granted stock options to our employees and outside directors as discussed below.

Prior to our 2005 Long-Term Incentive Plan

        On December 16, 2004, we issued stock options for 50,000 shares of our common stock to Gerald Haddock, a former member of our board of directors, in exchange for certain financial and management consulting services at an exercise price of $4.00 per share. The options are exercisable at any time, in whole or in part, during the life of the option which expires on June 15, 2015.

        On April 1, 2005, we adopted the 2005 Directors' Stock Option Plan ("Plan"). On April 1, 2005, pursuant to the Plan, we granted stock options to our five non-employee directors to each purchase 25,000 shares of common stock at an exercise price of $4.13 per share. The options vested on April 1, 2006, and expire on April 1, 2015. During the year ended June 30, 2008, 50,000 options shares were exercised, 25,000 option shares were forfeited and the outstanding vested options totaled 50,000 shares.

2005 Long-Term Incentive Plan

        Our 2005 Long-Term Incentive Plan (the "2005 LTIP"), as approved by our stockholders, authorized the issuance of up to 3,500,000 shares of our common stock to key employees, consultants and outside directors of our company and subsidiaries. The 2005 LTIP stipulates that for any calendar year (i) the maximum number of stock options or stock appreciation rights that any Executive Officer (as defined in the Plan) can receive is 300,000 shares of common stock, (ii) the maximum number of shares relating to restricted stock, restricted stock units, performance awards or other awards that are subject to the attainment of performance goals that any Executive Officer can receive is 300,000 shares of common stock; and (iii) the maximum number of shares relating to all awards that an Executive Officer can receive is 300,000 shares. The 2005 LTIP permits the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights and other awards, whether granted singly, in

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. STOCK OPTIONS (Continued)

combination or in tandem. The 2005 LTIP terminates on December 7, 2015; however, awards granted before that date will continue to be effective in accordance with their terms and conditions.

        Stock option awards are generally granted with an exercise price equal to our market price at the date of grant and have 10-year contractual terms. Stock option awards to employees generally vest over three years of continuous service. Stock option awards to directors generally vest immediately or in one year. On June 28, 2007, we resolved that upon the resignation of any current member of the Board of Directors who is in good standing on the date of resignation, such member's unvested stock options shall be vested and shall have the exercise period for all options extended to twenty-four months after the date of resignation. The grant-date fair value of director options for which vesting was accelerated during the year ended June 30, 2008 amounted to approximately $31,000. Such amount is included in general and administrative expense on our consolidated statements of operations. There were no options for which vesting was accelerated during the years ended June 30, 2009 or 2007.

        A summary of options we granted during the years ended June 30, 2009, 2008 and 2007 are as follows:

	Shares	Weighted Average Exercise Price
Outstanding at July 1, 2006	577,185	$5.66
Options granted	564,303	$5.37
Options forfeited or expired	(314,975)	$6.21
Options exercised	(25,000)	$4.13

Outstanding at June 30, 2007	801,513	$5.29
Options granted	398,941	$6.48
Options forfeited or expired	(41,403)	$5.76
Options exercised	(75,000)	$5.28

Outstanding at June 30, 2008	1,084,051	$5.71
Options granted	577,900	$1.87
Options forfeited or expired	(261,949)	$3.93

Outstanding at June 30, 2009	1,400,002	$4.42

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. STOCK OPTIONS (Continued)

        The following is a summary of stock options outstanding at June 30, 2009:

Exercise Price	Options Outstanding	Remaining Contractual Lives (Years)	Options Exercisable
$0.43	276,346	9.41	200,675
$0.60	7,600	9.34	—
$0.70	3,500	9.86	—
$3.19	6,100	9.20	—
$3.27	3,000	9.15	—
$3.98	161,646	9.08	62,175
$4.00	50,000	5.47	50,000
$4.13	25,000	5.76	25,000
$4.73	61,803	7.77	61,803
$5.15	81,435	6.98	81,435
$5.42	276,667	7.50	213,333
$5.75	163,400	8.65	23,999
$5.95	10,000	8.21	—
$6.15	32,800	8.01	—
$6.30	75,000	6.46	75,000
$7.25	150,000	8.46	150,000
$7.47	15,705	8.42	—

$4.42	1,400,002	8.17	943,420

        Based on our $0.95 stock price at June 30, 2009, the intrinsic value of the "in-the-money" options was $0.1 million for each of the outstanding options and the exercisable options.

        Total options exercisable at June 30, 2009 amounted to 943,420 shares and had a weighted average exercise price of $4.46. Upon exercise, we issue the full amount of shares exercisable per the terms of the options from new shares. We have no plans to repurchase those shares in the future.

        The following is a summary of options exercisable at June 30, 2009, 2008 and 2007:

	Shares	Weighted Average Exercise Price
June 30, 2009	943,420	$4.46
June 30, 2008	561,803	$5.75
June 30, 2007	250,000	$5.19

        The fair value of each stock option is estimated on the date of grant using the Black-Scholes option-pricing model. Expected volatilities are based on historical volatility of our common stock. We use historical data to estimate option exercise and employee termination within the valuation model. The expected lives of options granted represent the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the five-year U.S. Treasury yield curve in effect at the time of grant. The expected dividend yield reflects our intent not to pay dividends on our common stock during the contractual periods.

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. STOCK OPTIONS (Continued)

        The fair values of options granted along with the factors used to calculate the fair values of those options are summarized in the table below:

	Years Ended June 30,
	2009	2008	2007
No. of shares	577,900	398,941	564,303
Risk free interest rate	2.15-3.39%	2.93-4.07%	4.56-4.91%
Expected life	5 years	5 years	4 years
Expected volatility	56.3-90.1%	49.1-49.7%	50.5-53.4%
Expected dividend yield	0%	0%	0%
Weighted average grant date fair value—exercise prices equal to market value on grant date	$0.99	$3.18	$2.64
Weighted average grant date fair value—exercise prices greater than market value on grant date	—	$—	$2.44
Weighted average grant date fair value—exercise prices less than market value on grant date	$—	$—	$—

        For the years ended June 30, 2009, 2008 and 2007, we have recorded a charge to stock compensation expense of $0.7 million, $1.2 million and $0.6 million, respectively, for the estimated fair value of the options granted to our directors and employees. As of June 30, 2009, total compensation cost related to non-vested options awards not yet recognized amounted to $0.5 million, and we expect to recognize that amount over the remaining requisite service periods of the related awards of up to three years.

11. DEFERRED COMPENSATION

        During June 2006, 140,000 restricted shares were issued to key employees from our 2005 LTIP, previously discussed in Note 10. On July 2, 2007, we granted our executive officers restricted stock for services provided during the year ended June 30, 2007 totaling 395,000 shares with the restrictions on transfer lapsing for one-third of the shares on the first, second and third anniversaries of July 2, 2007.

        On May 12, 2008, we granted our executive officers restricted stock for services provided during the year ended June 30, 2008 totaling 460,000 shares with the restrictions on transfer lapsing for one-third of the shares on the first, second and third anniversaries of May 12, 2008. On June 23, 2008, in connection with his hiring, we granted an executive officer restricted stock totaling 100,000 shares with the restrictions on transfer lapsing for one-third of the shares on the first, second and third anniversaries of June 23, 2008.

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. DEFERRED COMPENSATION (Continued)

        A summary of non-vested restricted share activity for the three years ended June 30, 2009, 2008 and 2007 is as follows:

	Shares	Weighted Average Grant- Date Fair Value	Fair Value $000s
Non-vested restricted shares at July 1, 2006	140,000	$5.62	$787
Shares granted	5,000	5.03	25
Shares forfeited and surrendered	(50,000)	5.62	(281)

Non-vested restricted shares at June 30, 2007	95,000	5.59	531
Shares granted	955,000	6.86	6,552
Shares vested	(45,000)	5.55	(250)
Shares forfeited and surrendered	—	—	—

Non-vested restricted shares at June 30, 2008	1,005,000	6.80	6,833
Shares granted	—	—	—
Shares vested	(394,376)	6.61	(2,605)
Shares forfeited and surrendered	(130,624)	6.76	(884)

Non-vested restricted shares at June 30, 2009	480,000	$6.97	$3,344

        The restricted shares will vest to the individual employees based on future years of service ranging from one to three years depending on the life of the award agreement. The fair value is based on our actual stock price on the date of grant multiplied by the number of restricted shares granted. As of June 30, 2009, the value of non-vested restricted shares amounted to $3.3 million. In accordance with SFAS No. 123(R), for the years ended June 30, 2009, 2008 and 2007, we have expensed $2.4 million, $1.7 million and $0.2 million, respectively, to stock compensation expense based on amortizing the fair value over the appropriate service period.

12. RELATED PARTY TRANSACTIONS

        Pursuant to an agreement dated December 16, 2004, as amended, we agreed with R.C. Boyd Enterprises, a Delaware corporation, to become the lead sponsor of a television production called Honey Hole ("Honey Hole Production"). As part of our sponsorship, we provided fishing and outdoor opportunities for children with cancer, children from abusive family situations and children of military veterans. We were entitled to receive two thirty-second commercials during all broadcasts of the Honey Hole Production and received opening and closing credits on each episode. Randall Boyd is the sole shareholder of R.C. Boyd Enterprises and is a member of our Board of Directors. Pursuant to an agreement dated as of December 5, 2007, as of December 31, 2008, we are no longer a Honey Hole Production sponsor. We paid no money to R.C. Boyd Enterprises after December 31, 2008. During the years ended June 30, 2009, 2008 and 2007, we paid $75,000, $150,000 and $150,000, respectively, for sponsorship activities.

13. FAIR VALUE MEASUREMENTS

        SFAS No. 157, Fair Value Measurements, was issued by the FASB in September 2006. SFAS No. 157 defines fair value, establishes a framework for measuring fair value under GAAP and expands disclosures about fair value measurements. SFAS No. 157 applies to other accounting pronouncements

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. FAIR VALUE MEASUREMENTS (Continued)

that require or permit fair value measurement. We adopted SFAS No. 157 on July 1, 2008. The initial adoption of SFAS 157 had no material impact to our financial position, results of operations or cash flows.

        Fair value is the price that would be received to sell an asset or the amount paid to transfer a liability in an orderly transaction between market participants (an exit price) at the measurement date. Fair value is a market based measurement considered from the perspective of a market participant. We use market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation. These inputs can be readily observable, market corroborated, or unobservable. If observable prices or inputs are not available, unobservable prices or inputs are used to estimate the current fair value, often using an internal valuation model. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the item being valued. We primarily apply a market approach for recurring fair value measurements using the best available information while utilizing valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Our valuation includes the effect of potential non-performance by the counterparties.

        Beginning July 1, 2008, assets and liabilities recorded at fair value are categorized based upon the level of judgment associated with the inputs used to measure their fair value. SFAS 157 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). We classify fair value balances based on the observability of those inputs. The three levels of the fair value hierarchy are as follows:

        Level 1—Quoted prices in active markets for identical assets or liabilities that we have the ability to access. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

        Level 2—Inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable. These inputs are either directly observable in the marketplace or indirectly observable through corroboration with market data for substantially the full contractual term of the asset or liability being measured.

        Level 3—Inputs reflect management's best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

        In valuing certain contracts, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. For disclosure purposes, assets and liabilities are classified in their entirety in the fair value hierarchy level based on the lowest level of input that is significant to the overall fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the placement within the fair value hierarchy levels.

        The fair value of our commodity derivative contracts and interest rate swap are measured using Level 2 inputs based on the hierarchies previously discussed.

        Our asset retirement obligation is measured using primarily Level 3 inputs. The significant unobservable inputs to this fair value measurement include estimates of plugging, abandonment and

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. FAIR VALUE MEASUREMENTS (Continued)

remediation costs, inflation rate and well life. The inputs are calculated based on historical data as well as current estimated costs.

        The estimated fair values of derivatives included in the consolidated balance sheet at June 30, 2009 are summarized below.

In thousands
Derivative assets (Level 2):
Crude oil collars and price floors—current	$2,507
Crude oil collars and price floors—noncurrent	1,569
Natural gas collars and price floors—current	2,448
Natural gas collars and price floors—noncurrent	1,101
Interest rate swap—noncurrent	212
Derivative liability (Level 2)
Interest rate swap—current	(159)

Net derivative assets (Level 2)	$7,678

Asset retirement obligation (Level 3)	$(2,904)

        At September 30, 2008, our net derivative liability was classified as Level 3 due to the subjectivity of our valuation for the effect of our own credit risk. At June 30, 2009, the subjective valuation of our own credit risk has an immaterial impact to our derivative valuation. Therefore, we have reclassified our derivative assets as Level 2 at June 30, 2009. The following is a reconciliation of Level 3 measurements for the year ended June 30, 2009.

	Unrealized Losses For Level 3 Assets/Liabilities Outstanding at June 30, 2008	Total Gains or Losses(a)	Purchases, Sales, Issuances, and Settlements, net	Transfers out of Level 3	Ending balance	Unrealized Gains for Level 3 Assets/Liabilities Outstanding at June 30, 2009
Derivatives	$(2,152)	$17,565	$(1,282)	$(14,131)	$—	$—

(a)
Total realized and unrealized gains are included in gain (loss) on commodity derivatives in the consolidated statements of operations.

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. FAIR VALUE MEASUREMENTS (Continued)

        The following table shows the reconciliation of changes in the fair value of the net derivative assets and asset retirement obligation classified as Level 2 and 3, respectively, in the fair value hierarchy for the 12 months ended June 30, 2009.

In thousands	Total Net Derivative Assets	Asset Retirement Obligation
Balance at June 30, 2008	$(26,243)	$3,403
Unrealized gain on derivatives	36,900	—
Sale of "price floor" contracts	(1,169)	—
Settlements, net	(1,810)	—
Accretion of discount	—	305
Change in assumptions	—	(626)
Liabilities incurred for properties acquired	—	18
Liabilities incurred for properties drilled	—	21
Sale of Pantwist, LLC (Note 8)	—	(90)
Sale of Corsicana Properties (Note 8)	—	(102)
Liabilities settled	—	(25)

Balance at June 30, 2009	$7,678	$2,904

        The change from net derivative liabilities of $26.2 million at June 30, 2008 to net derivative assets of $7.7 million at June 30, 2009 is primarily attributable to the steep decline in crude oil and natural gas prices.

14. IMPAIRMENT OF LONG-LIVED ASSETS AND GOODWILL

        The decline in commodity prices created an uncertainty in the likelihood of developing our reserves associated with our Barnett Shale natural gas properties (the "Barnett Shale Properties") within the next five years. Therefore, during the quarter ended December 31, 2008, we recorded a $22.4 million pre-tax impairment to our Barnett Shale Properties and a $0.7 million pre-tax impairment to the goodwill associated with our subsidiary which holds the equity in our Barnett Shale Properties. During the quarter ended June 30, 2009, we recorded an additional $4.3 million pre-tax impairment to our Barnett Shale Properties as the forward outlook for natural gas prices continued to decline.

        During the quarter ended September 30, 2008, we recorded a $3.5 million pre-tax impairment on our Corsicana Properties as it became unlikely that we would develop this asset within the next five years. During the quarter ended December 31, 2008, this $3.5 million charge was reclassified as part of income from discontinued operations as shown on our consolidated statements of operations. As previously discussed in Note 8, on December 2, 2008, we sold our interest in the Corsicana Properties for $0.3 million.

        The fair values for our Barnett Shale and Corsicana Properties were determined using estimates of future net cash flows, discounted to a present value, which is considered "Level 3" inputs as previously discussed in Note 13.

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. ASSET RETIREMENT OBLIGATION

        Our asset retirement obligation ("ARO") primarily represents the estimated present value of the amount we will incur to plug and abandon our producing properties at the end of their productive lives, in accordance with applicable state laws. We determine our ARO by calculating the present value of estimated cash flows related to the liability. At June 30, 2009, our liability for ARO was $2.9 million, of which $2.8 million was considered long term. At June 30, 2008, our liability for ARO was $3.4 million, of which $2.1 was considered long term and included $0.2 million reclassified to discontinued operations as previously discussed in Note 8. Our ARO is recorded as current or non-current liabilities based on the estimated timing of the related cash flows. For the years ended June 30, 2009, 2008 and 2007, we have recognized accretion expense, net of discontinued operations, of $0.3 million, $0.1 million and $0.1 million, respectively.

        The following table describes the changes in our ARO for the years ended June 30, 2009 and 2008 (in thousands):

Asset retirement obligation at June 30, 2007	$2,415
Accretion of discount	219
Change in estimate	740
Liability incurred for properties drilled	93
Liabilities settled	(64)

Asset retirement obligation at June 30, 2008	3,403
Accretion of discount	305
Change in estimate	(626)
Liabilities incurred for properties acquired	18
Liability incurred for properties drilled	21
Sale of Pantwist, LLC (Note 8)	(90)
Sale of Corsicana Properties (Note 8)	(102)
Liabilities settled	(25)

Asset retirement obligation at June 30, 2009	$2,904

        For the year ended June 30, 2009, the change in estimate resulted primarily from a change in estimated timing to plug and abandon wells. For the year ended June 30, 2008, the change in estimate resulted primarily from an increase in estimated costs to plug and abandon wells.

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. INCOME TAXES

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax provisions. Our income tax expense (benefit) is as follows:

	Years Ended June 30,
In Thousands	2009	2008	2007
Current income tax expense (benefit)
Federal	$—	$—	$—
State	(61)	114	53

Total current tax expense (benefit)	(61)	114	53
Deferred income tax benefit
Federal	(4,952)	(11,551)	(2,847)
State	301	(330)	(176)

Total deferred tax benefit	(4,651)	(11,881)	(3,023)

Total income tax benefit	$(4,712)	$(11,767)	$(2,970)

        A reconciliation of the differences between our applicable statutory tax rate and our effective income tax rate for the years ended June 30, 2009, 2008 and 2007 is as follows:

	Years Ended June 30,
In Thousands, except %	2009	2008	2007
Rate	35%	35%	35%
Tax at statutory rate	$(5,748)	$(11,466)	$(2,896)
State taxes	240	(161)	—
Increase (decrease) resulting from:
Change in Texas tax law	—	—	(84)
Permanent and other	77	(140)	(12)
Differences in stock-based compensation expense	472	—	—
Goodwill Impairment	247	—	—
Change in valuation allowance	—	—	22

Income tax benefit	$(4,712)	$(11,767)	$(2,970)

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. INCOME TAXES (Continued)

        A schedule showing the significant components of the net deferred tax liability as of June 30, 2009 and 2008 are as follows:

	Years Ended June 30,
In Thousands	2009	2008
Current
Deferred tax assets:
Unrealized loss on commodity derivatives	$—	$3,592
Other	305	—

Total current deferred tax assets	305	3,592

Deferred tax liabilities:
Unrealized gain on commodity derivatives	(1,736)	—

Total current deferred tax liabilities	(1,736)	—

Net current deferred tax asset (liability)	$(1,431)	$3,592

Long-Term
Deferred tax assets:
Deferred compensation expense	$2,327	$2,072
Net operating loss carryovers	12,463	6,415
Unrealized loss on commodity derivatives	—	7,356
Other	415	260

	15,205	16,103
Less: valuation allowance	(770)	(770)

Total long-term deferred tax assets	14,435	15,333
Deferred tax liabilities:
Difference in book and tax bases:
Acquired oil and gas properties	(36,122)	(41,789)
Other properties	—	394
Unrealized gain on commodity derivatives	(1,144)	—

Total long-term deferred tax liabilities	(37,266)	(41,395)

Net long-term deferred tax liability	$(22,831)	$(26,062)

        In May 2006, the State of Texas enacted legislation for a Texas margin tax which restructured the state business tax by replacing the taxable capital and earned surplus components of the current franchise tax with a new "taxable margin" component. As the tax base for computing Texas margin tax is derived from an income-based measure, we have determined the margin tax is an income tax and the effect on deferred tax assets and liabilities of a change in tax law should be included in tax expense attributable to continuing operations in the period that includes the enactment date.

        At June 30, 2009 and 2008, we had net operating loss ("NOL") carryforwards for tax purposes of approximately $34.6 million and $17.8 million, respectively. The remaining net operating losses principally expire between 2024 and 2029. $2.2 million of these NOL carryforwards will be unavailable to offset any future taxable income due to limitations from change in ownership, which occurred at our

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. INCOME TAXES (Continued)

merger in May 2004, as defined in Section 382 of the Internal Revenue Service code. The tax effect of this limitation is recorded as a valuation allowance of $770,000 at both June 30, 2009 and 2008.

17. COMMITMENTS AND CONTINGENCIES

Burnett Case

        On March 23, 2006, the following lawsuit was filed in the 100th Judicial District Court in Carson County, Texas: Cause No. 9840, The Tom L. and Anne Burnett Trust, by Anne Burnett Windfohr, Windi Phillips, Ben Fortson, Jr., George Beggs, III and Ed Hudson, Jr. as Co-Trustees; Anne Burnett Windfohr; and Burnett Ranches, Ltd. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd. and WO Energy, Inc. The plaintiffs claim that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and natural gas operations started a wildfire that began on March 12, 2006 in Carson County, Texas.

        The plaintiffs (i) allege negligence and gross negligence and (ii) seek damages, including, but not limited to, damages for damage to their land and livestock, certain expenses related to fighting the fire and certain remedial expenses totaling approximately $1.7 million to $1.8 million. In addition, the plaintiffs seek (i) termination of certain oil and natural gas leases, (ii) reimbursement for their attorney's fees (in the amount of at least $549,000) and (iii) exemplary damages. The plaintiffs also claim that Cano and its subsidiaries are jointly and severally liable as a single business enterprise and/or a general partnership or de facto partnership. The owner of the remainder of the mineral estate, Texas Christian University, intervened in the suit on August 18, 2006, joining Plaintiffs' request to terminate certain oil and gas leases. On June 21, 2007, the judge of the 100th Judicial District Court issued a Final Judgment (a) granting motions for summary judgment in favor of Cano and certain of its subsidiaries on plaintiffs' claims for (i) breach of contract/termination of an oil and gas lease; and (ii) negligence; and (b) granting the plaintiffs' no-evidence motion for summary judgment on contributory negligence, assumption of risk, repudiation and estoppel affirmative defenses asserted by Cano and certain of its subsidiaries.

        The Final Judgment was appealed and a decision was reached on March 11, 2009, as the Court of Appeals for the Tenth District of Texas in Amarillo affirmed in part and reversed in part the ruling of the 100th Judicial District Court. The Court of Appeals (a) affirmed the trial court's granting of summary judgment in Cano's favor for breach of contract/termination of an oil and gas lease and (b) reversed the trial court's granting of summary judgment in Cano's favor on plaintiffs' claims of Cano's negligence. The Court of Appeals ordered the case remanded to the 100th Judicial District Court. On March 30, 2009, the plaintiffs filed a motion for rehearing with the Court of Appeals and requested a rehearing on the affirmance of the trial court's holding on the plaintiffs' breach of contract/termination of an oil and gas lease claim. On June 30, 2009, the Court of Appeals ruled to deny the plaintiff's motion for rehearing. On August 17, 2009 we filed an appeal with the Texas Supreme Court to request the reversal of the Court of Appeals ruling regarding our potential negligence.

        Due to the inherent risk of litigation, the ultimate outcome of this case is uncertain and unpredictable. At this time, Cano management continues to believe that this lawsuit is without merit and will continue to vigorously defend itself and its subsidiaries, while seeking cost-effective solutions to resolve this lawsuit. We have not yet determined whether to seek further review by the Court of Appeals or the Texas Supreme Court. Based on our knowledge and judgment of the facts as of

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. COMMITMENTS AND CONTINGENCIES (Continued)

June 30, 2009, we believe our financial statements present fairly the effect of actual and anticipated ultimate costs to resolve these matters as of June 30, 2009.

Settled Cases

        On April 28, 2006, the following lawsuit was filed in the 31st Judicial District Court of Roberts County, Texas: Cause No. 1922, Robert and Glenda Adcock, et al. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd. and WO Energy, Inc. (the "Adcock case"). The plaintiffs claimed that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County, Texas. The plaintiffs (i) alleged negligence, res ipsa loquitor, trespass and nuisance and (ii) sought damages, including, but not limited to, damages to their land, buildings and livestock and certain remedial expenses totaling $5,439,958. In addition, the plaintiffs sought (i) reimbursement for their attorneys' fees and (ii) exemplary damages. The plaintiffs also claimed that Cano and its subsidiaries were jointly and severally liable as a single business enterprise and/or a general partnership or de facto partnership. The claims of all plaintiffs in this suit were resolved through a Settlement and Release Agreement effective November 5, 2008 and were dismissed with prejudice.

        On July 6, 2006, Anna McMordie Henry and Joni McMordie Middleton intervened in the Adcock case. The intervenors (i) alleged negligence and (ii) sought damages totaling $64,357 as well as exemplary damages. The claims of these intervenors were resolved through a Settlement and Release Agreement effective December 9, 2008 and were dismissed with prejudice.

        On July 20, 2006, Abraham Brothers, LP, Edward C. Abraham, Salem A. and Ruth Ann Abraham and Jason M. Abraham intervened in the Adcock case. The intervenors (i) alleged negligence, nuisance, and trespass and (ii) sought damages, including, but not limited to, damages to their land, buildings and livestock and certain remedial expenses totaling $3,252,862. In addition, the intervenors sought (i) reimbursement for their attorneys' fees and (ii) exemplary damages. The intervenors also claimed that Cano and its subsidiaries were jointly and severally liable as a single business enterprise and/or a general partnership or de facto partnership. The claims of Abraham Brothers, LP, Edward C. Abraham, Salem A. and Ruth Ann Abraham and Jason M. Abraham (along with those asserted by Abraham Equine, Inc. discussed below) were resolved through a Settlement Agreement and Release effective October 12, 2008 and were dismissed with prejudice.

        On August 9, 2006, Riley Middleton intervened in the Adcock case. The intervenor (i) alleged negligence and (ii) sought damages totaling $233,386 as well as exemplary damages. The claims of this intervenor were resolved through a Settlement and Release Agreement effective December 9, 2008 and were dismissed with prejudice.

        On April 10, 2006, the following lawsuit was filed in the 31st Judicial District Court of Roberts County, Texas, Cause No. 1920, Joseph Craig Hutchison and Judy Hutchison v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd, and WO Energy, Inc. (the "Hutchinson case"). The plaintiffs claimed that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County, Texas. The plaintiffs (i) alleged negligence and trespass and (ii) sought damages of $621,058, including, but not limited to, damages to their land and certain remedial expenses. In addition, the plaintiffs sought exemplary damages. The claims of all plaintiffs were resolved through a Settlement and Release Agreement effective December 9, 2008 and were dismissed with prejudice.

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. COMMITMENTS AND CONTINGENCIES (Continued)

        On May 1, 2006, the following lawsuit was filed in the 31st Judicial District Court of Roberts County, Texas: Cause No. 1923, Chisum Family Partnership, Ltd. v. Cano, W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd. and WO Energy, Inc. (the "Chisum" case). The plaintiff claimed that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County, Texas. The plaintiff (i) alleged negligence and trespass and (ii) sought damages of $53,738.82, including, but not limited to, damages to their land and certain remedial expenses. In addition, the plaintiffs sought exemplary damages. The claims of all plaintiffs and intervenor were resolved through a Settlement and Release Agreement effective December 9, 2008 and were dismissed with prejudice.

        On August 9, 2006, the following lawsuit was filed in the 233rd Judicial District Court of Gray County, Texas, Cause No. 34,423, Yolanda Villarreal, Individually and on behalf of the Estate of Gerardo Villarreal v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd., and WO Energy, Inc. (the "Villarreal case"). The plaintiffs claimed that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County, Texas. The plaintiffs (i) alleged negligence and (ii) sought damages for past and future financial support in the amount of $586,334, in addition to undisclosed damages for wrongful death and survival damages, as well as exemplary damages, for the wrongful death of Gerardo Villarreal who they claimed died as a result of the fire. The plaintiffs also claimed that Cano and its subsidiaries were jointly and severally liable under vicarious liability theories. On August 22, 2006, relatives of Roberto Chavira intervened in the case alleging similar claims and sought damages for lost economic support and lost household services in the amount of $894,078, in addition to undisclosed damages for wrongful death and survival damages, as well as exemplary damages regarding the death of Roberto Chavira. The claims of all plaintiffs and intervenors were resolved through Settlement and Release Agreements effective December 8, 2008 and were dismissed with prejudice.

        On March 14, 2007, the following lawsuit was filed in 100th Judicial District Court in Carson County, Texas; Cause No. 9994, Southwestern Public Service Company d/b/a Xcel Energy v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd, and WO Energy, Inc. (the "SPS case"). The plaintiff claimed that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County, Texas. The plaintiff (i) alleged negligence and breach of contract and (ii) sought $1,876,000 in damages for loss and damage to transmission and distribution equipment, utility poles, lines and other equipment. In addition, the plaintiff sought reimbursement of its attorney's fees. The claims of plaintiff were resolved through a Settlement and Release Agreement effective January 8, 2009 and were dismissed with prejudice.

        On May 2, 2007, the following lawsuit was filed in the 84th Judicial District Court of Hutchinson County, Texas, Cause No. 37,619, Gary and Genia Burgess, et al. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W.O. Operating, Ltd. and WO Energy, Inc. (the "Burgess case"). Eleven plaintiffs claimed that electrical wiring and equipment relating to oil and gas operations of the Company or certain of its subsidiaries started a wildfire that began on March 12, 2006 in Carson County, Texas. Five of the plaintiffs were former plaintiffs in the Adcock matter. The plaintiffs (i) alleged negligence, res ipsa loquitor, nuisance, and trespass and (ii) sought damages, including, but not limited to, damages to their land, buildings and livestock and certain remedial expenses totaling approximately $1,997,217.86. In addition, the plaintiffs sought (i) reimbursement for their attorneys' fees and (ii) exemplary damages.

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. COMMITMENTS AND CONTINGENCIES (Continued)

The plaintiffs also claimed that Cano and its subsidiaries were jointly and severally liable as a single business enterprise and/or as a partnership or de facto partnership. The claims of all plaintiffs were resolved through a Settlement and Release Agreement effective November 5, 2008 and were dismissed with prejudice.

        On May 15, 2007, William L. Arrington, William M. Arrington and Mark and Le'Ann Mitchell intervened in the SPS case. The intervenors (i) alleged negligence, res ipsa loquitor, nuisance, and trespass and (ii) sought damages, including, but not limited to, damages to their land, buildings and livestock and certain remedial expenses totaling approximately $118,320. In addition, the intervenors sought (i) reimbursement for their attorney's fees and (ii) exemplary damages. The intervenors also claimed that Cano and its subsidiaries were jointly and severally liable as a single business enterprise and/or a general partnership or de facto partnership. The claims of these intervenors were resolved through a Settlement and Release Agreement effective November 5, 2008 and were dismissed with prejudice.

        On September 25, 2007, the Texas Judicial Panel on Multidistrict Litigation granted Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd, and WO Energy, Inc.'s Motion to Transfer Related Cases to Pretrial Court pursuant to Texas Rule of Judicial Administration 13. The panel transferred all pending cases (Adcock, Chisum, Hutchison, Villarreal, SPS, and Burgess, identified above, and Valenzuela, Abraham Equine, Pfeffer, and Ayers, identified below) that assert claims against the Company and its subsidiaries related to wildfires beginning on March 12, 2006 to a single pretrial court for consideration of pretrial matters. The panel transferred all then-pending cases to the Honorable Paul Davis, retired judge of the 200th District Court of Travis County, Texas, as Cause No. D-1-GN-07-003353.

        On October 3, 2007, Firstbank Southwest, as Trustee for the John and Eddalee Haggard Trust (the "Trust") filed a Petition in intervention as part of the Hutchison case. The Trust claimed that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County, Texas. The Trust (i) alleged negligence and trespass and (ii) sought damages of $46,362.50, including, but not limited to, damages to land and certain remedial expenses. In addition, the Trust sought exemplary damages. The claims of this intervenor were resolved through a Settlement and Release Agreement effective December 9, 2008 and were dismissed with prejudice.

        On January 10, 2008, Philip L. Fletcher intervened in the consolidated case in the 200th District Court of Travis County, Texas as part of the SPS case. The intervenor (i) alleged negligence, trespass and nuisance and (ii) sought damages of $120,408, including, but not limited to, damages to his livestock, attorneys' fees and exemplary damages. The intervenor also claimed that Cano and its subsidiaries were jointly and severally liable as a single business enterprise and/or as a partnership or de facto partnership. The claims of this intervenor were resolved through a Settlement and Release Agreement effective December 9, 2008 and were dismissed with prejudice.

        On January 15, 2008, the Jones and McMordie Ranch Partnership intervened in the consolidated case in the 200th District Court of Travis County, Texas as part of the SPS case. The intervenor (i) alleged negligence, trespass and nuisance and (ii) sought damages of $86,250.71, including, but not limited to, damages to his livestock, attorneys' fees and exemplary damages. The intervenor also claimed that Cano and its subsidiaries were jointly and severally liable as a single business enterprise

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. COMMITMENTS AND CONTINGENCIES (Continued)

and/or as a partnership or de facto partnership. The claims of this intervenor were resolved through a Settlement and Release Agreement effective December 9, 2008 and were dismissed with prejudice.

        On February 11, 2008, the following lawsuit was filed in the 48th Judicial District Court of Tarrant County, Texas: Cause No. 048-228763-08, Abraham Equine, Inc. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W.O. Operating, Ltd. and WO Energy, Inc. (the "Abraham Equine case"). The plaintiff claimed that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County. The plaintiff (i) alleged negligence, trespass and nuisance and (ii) sought damages of $1,608,000, including, but not limited to, damages to its land, livestock and lost profits. In addition, the plaintiff sought (i) reimbursement for its attorneys' fees and (ii) exemplary damages. The plaintiff also claimed that Cano and its subsidiaries were jointly and severally liable as a single business enterprise and/or a general partnership or de facto partnership. Cano and its subsidiaries filed a Motion to Dismiss or, in the Alternative, to Transfer Venue and a Notice of Tag Along transferring the case to the Multidistrict Litigation Case in the 200th Judicial District Court of Travis County, Texas. On May 2, 2008, the Court heard Cano's Motion to Dismiss or, in the Alternative, to Transfer Venue and took the motion under advisement. This suit (along with the claims of Abraham Brothers, LP, Edward C. Abraham, Salem A. and Ruth Ann Abraham and Jason M. Abraham, discussed above) was resolved through a Settlement and Release Agreement effective October 12, 2008 and were dismissed with prejudice.

        On March 10, 2008, the following lawsuit was filed in the 352nd Judicial District Court of Tarrant County, Texas, Cause No. 352-229256-08, Gary Pfeffer v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W.O. Operating, Ltd. and WO Energy, Inc. (the "Pfeffer case"). The plaintiff claimed that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County. The plaintiff (i) alleged negligence, trespass and nuisance, (ii) sought undisclosed damages for the wrongful death of his father, Bill W. Pfeffer, who he claimed died as a result of the fire and (iii) sought actual damages of $1,023,572.37 for damages to his parents' home and property. In addition, the plaintiff sought exemplary damages. The plaintiff also claimed that Cano and its subsidiaries were jointly and severally liable as a general partnership or de facto partnership. Cano and its subsidiaries filed a Motion to Dismiss or, in the Alternative, to Transfer Venue and a Notice of Tag Along transferring the case to the Multidistrict Litigation Case in the 200th Judicial District Court of Travis County, Texas. On May 2, 2008, the Court heard Cano's Motion to Dismiss or, in the Alternative, to Transfer Venue and took the motion under advisement. The claims of plaintiff were resolved through a Settlement and Release Agreement effective December 10, 2008 and were dismissed with prejudice.

        On March 11, 2008, the following lawsuit was filed in the 141st Judicial District Court of Tarrant County, Texas, Cause No. 141-229281-08, Pamela Ayers, et al. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W.O. Operating, Ltd. and WO Energy, Inc. (the "Ayers case"). The plaintiffs claimed that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County. The plaintiffs (i) alleged negligence and (ii) sought undisclosed damages for the wrongful death of their mother, Kathy Ryan, who they claimed died as a result of the fire. In addition, the plaintiffs sought exemplary damages. The plaintiffs also claimed that Cano and its subsidiaries were jointly and severally liable as a single business enterprise and/or general partnership or de facto partnership. Cano and its subsidiaries filed a Motion to Dismiss or, in the Alternative, to Transfer Venue and a Notice of Tag Along transferring the case to the Multidistrict Litigation Case in the 200th Judicial District Court of Travis County, Texas. On

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. COMMITMENTS AND CONTINGENCIES (Continued)

May 2, 2008, the Court heard Cano's Motion to Dismiss or, in the Alternative, to Transfer Venue and took the motion under advisement. The claims of plaintiffs were resolved through a Settlement and Release Agreement effective December 10, 2008 and were dismissed with prejudice.

        On March 12, 2008, the following lawsuit was filed in the 17th Judicial District Court of Tarrant County, Texas, Cause No. 017-229316-08, The Travelers Lloyds Insurance Company and Travelers Lloyds of Texas Insurance Company v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W.O. Operating, Ltd. and WO Energy, Inc. (the "Travelers case"). The plaintiffs claimed that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County. The plaintiffs (i) alleged negligence, res ipsa loquitor, and trespass and (ii) claimed they are subrogated to the rights of their insureds for damages to their buildings and building contents totaling $447,764.60. The plaintiffs also claimed that Cano and its subsidiaries were jointly and severally liable as a single business enterprise and/or general partnership or de facto partnership. The claims of plaintiffs were resolved through a Settlement and Release Agreement effective November 18, 2008 and were dismissed with prejudice.

        On December 18, 2007, the following lawsuit was filed in the 348th Judicial District Court of Tarrant County, Texas, Cause No. 348-227907-07, Norma Valenzuela, et al. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W.O. Operating, Ltd. and WO Energy, Inc. (the "Valenzuela case"). Six plaintiffs, including the two plaintiffs and intervenor from the nonsuited Martinez case, claimed that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and gas operations started a wildfire that began on March 12, 2006 in Carson County, Texas. The plaintiffs (i) alleged negligence and (ii) sought actual damages in the minimal amount of $4,413,707 for the wrongful death of four relatives, Manuel Dominguez, Roberto Chavira, Gerardo Villarreal and Medardo Garcia, who they claimed died as a result of the fire. In addition, plaintiffs sought (i) reimbursement for their attorneys' fees and (ii) exemplary damages. The plaintiffs also claimed that Cano and its subsidiaries are jointly and severally liable as a single business enterprise and/or as a partnership or de facto partnership. Cano and its subsidiaries filed a Motion to Dismiss or, in the Alternative, to Transfer Venue and a Notice of Tag Along transferring the case to the Multidistrict Litigation Case in the 200th Judicial District Court of Travis County, Texas. On May 2, 2008, the Court heard Cano's Motion to Dismiss or, in the Alternative, to Transfer Venue and took the motion under advisement. The claims of plaintiffs were resolved through a Settlement and Release Agreement effective April 9, 2009 and were dismissed with prejudice.

  Insurance and Other Settlements Related to the Fire Litigation

        On June 20, 2006, the following lawsuit was filed in the United States District Court for the Northern District of Texas, Fort Worth Division, C.A. No. 4-06cv-434-A, Mid-Continent Casualty Company ("Mid-Con") v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W.O. Operating Company, Ltd. and W.O. Energy, Inc. seeking a declaration that the plaintiff is not responsible for pre-tender defense costs and that the plaintiff has the sole and exclusive right to select defense counsel and to defend, investigate, negotiate and settle the litigation described above. On September 18, 2006, the First Amended Complaint for Declaratory Judgment was filed with regard to the cases described above.

        On February 9, 2007, Cano and its subsidiaries entered into a Settlement Agreement and Release with Mid-Con pursuant to which in exchange for mutual releases, in addition to the approximately

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. COMMITMENTS AND CONTINGENCIES (Continued)

$923,000 that we have been reimbursed by Mid-Con, Mid-Con agreed to pay to Cano within 20 business days of February 9, 2007 the amount of $6,699,827 comprising the following: (a) the $1,000,000 policy limits of the primary policy; (b) the $5,000,000 policy limits of the excess policy; (c) $500,000 for future defense costs; (d) $144,000 as partial payment for certain unpaid invoices for litigation related expenses; (e) all approved reasonable and necessary litigation related expenses through December 21, 2006 that are not part of the above-referenced $144,000; and (f) certain specified attorneys' fees. During February 2007, we received the $6,699,827 payment from Mid-Con. Of this $6,699,827 amount, the payments for policy limits amounting to $6,000,000 were recorded as a liability under deferred litigation credit as presented on our consolidated balance sheet.

        On March 11, 2008, one of Cano's subsidiaries entered into a tolling agreement with an independent electrical contractor that was identified as a potentially responsible third party in connection with the claims related to the pending wildfire litigation against Cano and its subsidiaries. In accordance with the terms of a Settlement and Release Agreement effective October 11, 2008, the independent electrical contractor paid Cano its full insurance policy limits totaling $6.0 million in exchange for a full release of any existing or future claims related to wildfires that began on March 12, 2006 in Carson County, Texas. The $6.0 million was received on October 31, 2008.

        The $12.0 million of insurance proceeds (from Mid-Con and the independent electrical contractor) have been expended directly or indirectly to pay the settlements described above. Accordingly, we no longer have a deferred litigation credit balance. During the year ended June 30, 2009, we incurred expense of $6.6 million for legal and settlement expenses in connection with the fire litigation lawsuits.

        On March 6, 2009, the Amended and Restated Escrow Agreement ("Escrow Agreement") terminated in accordance with its terms that was entered into on June 18, 2007 by and among Cano, the Estate of Miles O'Loughlin and Scott White (the "W.O. Sellers") and The Bank of New York Trust Company, N.A. (the "Trustee") related to the November 2005 purchase of W.O. Energy of Nevada, Inc., and its subsidiaries, W.O. Operating Company, Ltd., W.O. Production Company, Ltd., and WO Energy, Inc. (collectively "W.O."). Pursuant to the terms of the Escrow Agreement, the Trustee returned to us 434,783 shares of Cano common stock owned by the W.O. Sellers which had been held in trust for our benefit. The shares are held by us as treasury stock. In addition, the W.O. Sellers provided additional consideration (collectively, the 434,783 shares and the additional consideration being the "W.O. Settlement").

  Securities Litigation against Outside Directors

        On October 2, 2008, a lawsuit (08 CV 8462) was filed in the United States District Court for the Southern District of New York, against David W. Wehlmann; Gerald W. Haddock; Randall Boyd; Donald W. Niemiec; Robert L. Gaudin; William O. Powell, III and the underwriters of the June 26, 2008 public offering of Cano common stock ("Secondary Offering") alleging violations of the federal securities laws. Messrs. Wehlmann, Haddock, Boyd, Niemiec, Gaudin and Powell were Cano outside directors on June 26, 2008. At the defendants' request, the case was transferred to the United States District Court for the Northern District of Texas.

        On July 2, 2009, the plaintiffs filed an amended complaint that added as defendants Cano, Cano's Chief Executive Officer and Chairman of the Board, Jeff Johnson, Cano's former Senior Vice President and Chief Financial Officer, Morris B. "Sam" Smith, Cano's current Senior Vice President and Chief Financial Officer, Ben Daitch, Cano's Vice President and Principal Accounting Officer, Michael

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. COMMITMENTS AND CONTINGENCIES (Continued)

Ricketts and Cano's Senior Vice President of Engineering and Operations, Patrick McKinney, and dismissed Gerald W. Haddock, a former director of Cano, as a defendant. The amended complaint alleges that the prospectus for the Secondary Offering contained statements regarding Cano's proved reserve amounts and standards that were materially false and overstated Cano's proved reserves. The plaintiff is seeking to certify the lawsuit as a class action lawsuit and is seeking an unspecified amount of damages. On July 27, 2009, the defendants moved to dismiss the lawsuit. Due to the inherent risk of litigation, the outcome of this lawsuit is uncertain and unpredictable; however, Cano, its officers and its outside directors intend to vigorously defend the lawsuit. Cano is cooperating with its directors and officers liability insurance carrier regarding the defense of the lawsuit. We believe that the potential amount of losses resulting from this lawsuit in the future, if any, will not exceed the policy limits of Cano's directors' and officers' insurance.

  Other

        Occasionally, we are involved in other various claims and lawsuits and certain governmental proceedings arising in the ordinary course of business. Our management does not believe that the ultimate resolution of any current matters that are not set forth above will have a material effect on our financial position or results of operations. Management's position is supported, in part, by the existence of insurance coverage, indemnification and escrow accounts. None of our directors, officers or affiliates, owners of record or beneficial owners of more than five percent of any class of our voting securities, or security holder is involved in a proceeding adverse to us or our subsidiaries or has a material interest adverse to us or our subsidiaries.

  Environmental

        To date, our expenditures to comply with environmental or safety regulations have not been significant and are not expected to be significant in the future. However, new regulations, enforcement policies, claims for damages or other events could result in significant future costs.

  Leases

        Effective June 1, 2009, we entered into a non-cancelable operating lease for our principal executive offices in Fort Worth, Texas. The lease expires on May 31, 2014. Our remaining obligation for the life of the lease is $3.0 million. In addition, during October 2005 we entered into a five-year operating lease for our field offices in Pampa, Texas expiring on October 1, 2010. Future minimum rentals due under our non-cancellable operating leases were as follows on June 30, 2009:

In Thousands	2010	2011	2012	2013	2014	Total
Total operating lease obligations	$516	$603	$630	$664	$635	$3,048

        Rent expense amounted to $0.3 million, $0.4 million, and $0.3 million for the years ended June 30, 2009, 2008 and 2007, respectively.

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. COMMITMENTS AND CONTINGENCIES (Continued)

  Employment Contracts

        We have employment contracts with our executives that specify annual compensation, and provide for potential payments up to three times the annual salary and bonuses and immediate vesting of unexercised stock options and restricted stock under termination or change in control circumstances. The annual salaries and contract termination dates for each executive are as follows:

	Annual Compensation	Contract Termination Date
Chief Executive Officer	$545,144	May 31, 2011
Senior Vice President and Chief Financial Officer	250,000	June 23, 2011
Senior Vice President of Operations	250,000	May 31, 2011
Vice President and Principal Accounting Officer	187,000	May 31, 2011
Vice President, General Counsel and Corporate Secretary	170,000	May 31, 2011

18. SUPPLEMENTARY FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES

        All of our operations are directly related to oil and natural gas producing activities located in Texas, Oklahoma and New Mexico.

Capitalized Costs Relating to Oil and Gas Producing Activities

	June 30,
In Thousands	2009	2008
Mineral interests in oil and gas properties:
Proved	$78,777	$87,307
Unproved	—	—
Wells and related equipment and facilities	157,202	137,734
Support equipment and facilities used in oil and gas producing activities	3,592	2,566
Uncompleted wells, equipment and facilities	49,286	47,568

Total capitalized costs	288,857	275,175
Less accumulated depletion and depreciation	(40,208)	(10,281)

Net capitalized costs	$248,649	$264,894

        At June 30, 2009, accumulated depletion and depreciation expense of $40.2 million includes impairment of our Barnett Shale Properties totaling $26.7 million, as previously discussed in Note 14.

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. SUPPLEMENTARY FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (Continued)

Costs Incurred in Oil and Gas Producing Activities

	Years Ended June 30,
In Thousands	2009	2008	2007
Acquisition of proved properties	$77	$899	$9,874
Acquisition of unproved properties	—	—	—
Development costs	48,657	77,868	40,052
Exploration costs	2,967	6,629	5,395

Total costs incurred, net of sale of oil and gas properties	$51,701	$85,396	$55,321

Proved Reserves (Unaudited)

        Our proved oil and natural gas reserves have been estimated by independent petroleum engineers, Miller and Lents, LTD for the years ended June 30, 2009 and 2008, and Forrest A. Garb & Associates, Inc. for the year ended June 30, 2007. Proved reserves are the estimated quantities that geologic and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are the quantities expected to be recovered through existing wells with existing equipment and operating methods. Due to the inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available. The reserves actually recovered and the timing of production of these reserves may be substantially different from the original estimate. Revisions result primarily from new information obtained from development drilling and production history, acquisitions of crude oil and natural gas properties and changes in economic factors.

        The term proved reserves is defined by the SEC in Rule 4-10(a) of Regulation S-X adopted under the Securities Act of 1933, as amended. In general, proved reserves are the estimated quantities of crude oil, natural gas and natural gas liquids that geological or engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based on future conditions.

        Our estimates of proved reserves materially impact depletion expense. If proved reserves decline, then the rate at which we record depletion expense increases, reducing net income. A decline in estimated proved reserves may result from lower prices, adverse operating history, mechanical problems on our wells and catastrophic events such as explosions, hurricanes and floods. Lower prices also may make it uneconomic to drill wells or produce from fields with high operating costs. In addition, a decline in proved reserves may impact our assessment of our crude oil and natural gas properties for impairment. Seventy-nine percent of our proved reserves are classified as proved undeveloped reserves. Capital expenditures forecasted in our reserve report amount to approximately $332.7 million throughout the life of our reserves. Further, capital expenditures exceed our expected operating cash flows in our reserve report for the four-year period succeeding June 30, 2009. We are dependent upon our cash flow from operations and the credit and capital markets to fund the development of these

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. SUPPLEMENTARY FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (Continued)

reserves. As we have done during each year of our existence, to develop our reserves as reported in our June 30, 2009 reserve report, we will require access to the capital markets in each of the next four years, as our projected capital expenditures are greater than projected cash flow from operations through December 2012.

        Our proved reserves are summarized in the table below.

	Crude Oil Mbbls	Natural Gas MMCF	Total Reserves MBOE
Reserves at July 1, 2006	33,868	69,102	45,385
Purchases of minerals in place	7,757	8,159	9,117
Extensions and discoveries	—	64,940	10,823
Sale of minerals in place	(216)	(2,132)	(571)
Revisions of prior estimates	1,204	7,712	2,489
Production	(283)	(1,441)	(523)

Reserves at June 30, 2007	42,330	146,340	66,720
Purchases of minerals in place	1,592	1,680	1,872
Extensions and discoveries	3,894	10,861	5,704
Revisions of prior estimates	(8,403)	(73,097)	(20,586)
Production	(297)	(1,345)	(521)

Reserves at June 30, 2008	39,116	84,439	53,189
Extensions and discoveries	2,544	472	2,623
Sale of minerals in place	(1,240)	(7,886)	(2,554)
Revisions of prior estimates	(1,338)	(14,191)	(3,703)
Production	(311)	(881)	(458)

Reserves at June 30, 2009	38,771	61,953	49,097

Proved developed reserves at June 30, 2007	6,555	28,450	11,297
Proved developed reserves at June 30, 2008	8,118	29,886	13,099
Proved developed reserves at June 30, 2009	7,027	18,322	10,081

        The base prices used to compute the crude oil and natural gas reserves represent the NYMEX oil and natural gas prices at June 30, 2009, 2008 and 2007, respectively. For the reserves at June 30, 2009, the crude oil and natural gas prices were $69.89 per barrel and $3.71 per MMbtu, respectively. For the reserves at June 30, 2008, the crude oil and natural gas prices were $140.00 per barrel and $13.15 per MMbtu, respectively. For the reserves at June 30, 2007, the crude oil and natural gas prices were $70.47 per barrel and $6.40 per MMbtu, respectively.

        Effective July 1, 2009 (for our next fiscal year ending June 30, 2010), the base prices used to compute reserves will conform to recent SEC regulations that specify an average price should be used during the company's fiscal year based on NYMEX commodity prices on the first day of each of the 12 months.

        For the reserves at June 30, 2009, the extensions and discoveries pertain to our drilling and completing wells, and results of the waterflood project in the San Andres formation at our Cato Properties.

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. SUPPLEMENTARY FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (Continued)

        For the reserves at June 30, 2009 and 2007, the sales of minerals in place pertain to our divestitures of oil and natural gas properties located in Texas and Oklahoma, respectively.

        For the reserves at June 30, 2009, the reduction for revisions of prior estimates pertain to the impairments of our Barnett Shale Properties (Note 14) of 2,269 MBOE and other revisions of 1,434 MBOE driven primarily from the decline in commodity prices and forecast changes which reduced the economic life of our assets, as compared to proved reserves as of June 30, 2008. The specific field changes are as follows:

  •
  At the Desdemona-Barnett Shale, production performance due to price accounted for 422 MBOE of negative revisions in PDP, partially offset by a positive 83 MBOE (43 MBOE PDP and 40 MBOE PDNP) at the Desdemona Duke Sands projects due to improved recoveries.

  •
  At the Davenport Properties, commodity price-related effects reduced PDP reserves by 211 MBOE.

  •
  At the Nowata Properties, improved recoveries increased PDP reserves by 115 MBOE.

  •
  At the Panhandle Properties, PDP reserves decreased 1,324 MBOE largely as a result of transferring 700 MBOE to PUD reserves, commodity price-related effects and production, which was partially offset by increased PUD reserves of 324 MBOE—a net reduction of 1,000 MBOE.

        For the reserves at June 30, 2008 and 2007, the purchases of minerals in place pertain to our acquisitions of oil and natural gas properties located in the Texas Panhandle ("Panhandle Properties") and southwestern New Mexico ("Cato Properties").

        For the reserves at June 30, 2008, the extensions and discoveries pertain to our drilling and completing wells at the Cato Properties and the Panhandle Properties, and results of the waterflood project at the Panhandle Properties.

        For the reserves at June 30, 2008, the reduction for revisions of prior estimates primarily pertains to our Desdemona, Panhandle and Pantwist Properties.

  •
  For the Desdemona—Barnett Shale, we considered the lower production performance from the existing wells and current industry practice that limited the number of horizontal offset PUD locations that could be booked against existing wells from eight to two locations. Therefore, PUD reserves were reduced by approximately 3.0 MMBOE due to lower performance results from the existing wells and further reduced by another 4.6 MMBOE as the number of PUD drilling locations decreased from 76 to 40. Also, as a result of production performance, PDP and PDNP reserves were decreased by 0.4 MMBOE.

  •
  For the Panhandle Properties, we reclassified 5.6 MMBOE from PUD to probable reserves as there were insufficient analogs to the Granite Wash formation to justify PUD classification. In addition, we could not commit to developing the Granite Wash within five years.

  •
  For the Pantwist Properties, based on current industry practice, we reclassified 4.4 MMBOE of PUD reserves to probable reserves as we could not commit to developing Pantwist's PUD reserves within five years.

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. SUPPLEMENTARY FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (Continued)

  •
  The reductions in crude oil and natural gas reserves also included the following less significant reductions as a result of production performance: (i) at the Corsicana Field, PDNP reserves were reduced by 0.1 MMBOE; (ii) at Desdemona, PDP reserves were reduced by 0.1 MMBOE; and (iii) at Nowata, PDP reserves were reduced by 0.2 MMBOE.

        The reductions in crude oil and natural gas reserves were partially offset by a proved reserve increases of 4.4 MMBOE at the Cato Field, where third-party engineering and geologic studies confirmed increases to original oil in place estimates and PUD reserves, and an infill drilling program resulted in an increase in PDP and PDNP reserves. There were also the following proved reserve increases for positive performance due to price increases: (i) at Panhandle, PDP reserves were increased by 0.2 MMBOE; (ii) at Davenport, PDP reserves were increased by 0.05 MMBOE; (iii) at Desdemona, PDNP reserves were increased by 0.3 MMBOE; (iv) at Corsicana, PDP and PDNP reserves, in the aggregate, were increased by 0.02 MMBOE; and (v) at Pantwist, PDP reserves were increased by 0.01 MMBOE. We also transferred reserves of 0.4 MMBOE from PDNP to PDP at Davenport and reserves of 1.4 MMBOE from PUD to PDP at the Panhandle Properties.

        For the reserves at June 30, 2007, the extensions and discoveries pertain to our drilling and completing wells in the Barnett Shale formation at our Desdemona Properties.

Standardized Measure (Unaudited)

        The standardized measure of discounted future net cash flows ("standardized measure") and changes in such cash flows are prepared using assumptions including the use of year-end prices for oil and natural gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves. Discounted future net cash flows are calculated using a 10% annual discount rate.

        Estimated well abandonment costs, net of salvage, are deducted from the standardized measure using year-end costs. Such abandonment costs are recorded as a liability on the consolidated balance sheets, using estimated values of the projected abandonment date and discounted using a risk-adjusted rate at the time the well is drilled or acquired.

        The standardized measure does not represent management's estimate of our future cash flows or the value of proved oil and natural gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, year-end prices used to determine the standardized measure of discounted cash flows, are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

        Price and cost revisions are primarily the net result of changes in year-end prices, based on beginning of year reserve estimates. Quantity estimate revisions are primarily the result of the extended economic life of proved reserves, proved undeveloped reserve additions attributable to increased development activity, reduced reserves due to lower performance from the existing wells, reduced reserves to comply with current industry practice that limited the number of PUD locations that could be booked against existing wells and lower reserves if a company is unable to commit to developing PUD reserves within five years.

CANO PETROLEUM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. SUPPLEMENTARY FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (Continued)

Standardized Measure of Discounted Future Cash Flows (Unaudited)

        The standardized measure of discounted estimated future net cash flows related to proved crude oil and natural gas reserves for the years ended June 30, 2009, 2008 and 2007 is as follows:

In Thousands	2009	2008	2007
Future cash inflows	$2,751,854	$6,695,248	$3,902,164
Future production costs	(767,743)	(1,251,161)	(933,538)
Future development costs	(332,677)	(392,248)	(324,787)
Future income taxes	(535,300)	(1,759,461)	(920,000)

Future net cash flows	1,116,134	3,292,378	1,723,839
10% annual discount	(834,122)	(1,879,835)	(1,022,808)

Standardized measure of discounted future net cash flows	$282,012	$1,412,543	$701,031

Changes in Standardized Measure of Discounted Future Cash Flows: (Unaudited)

        The primary changes in the standardized measure of discounted estimated future net cash flows for the years ended June 30, 2009, 2008 and 2007 are as follows:

In Thousands	2009	2008	2007
Balance at beginning of year	$1,412,543	$701,031	$342,464
Net changes in prices and production costs	(1,598,659)	1,700,142	(7,186)
Net changes in future development costs	(36,746)	(111,830)	(91,588)
Sales of oil and gas produced, net	(6,552)	(25,788)	(15,765)
Purchases of reserves	—	85,048	174,645
Sales of reserves	(94,357)	—	(10,953)
Extensions and discoveries	38,256	322,754	207,340
Revisions of previous quantity estimates	(54,017)	(935,281)	47,699
Previously estimated development costs incurred	47,590	89,171	43,802
Net change in income taxes	349,339	(392,541)	(97,089)
Accretion of discount	224,235	113,830	57,043
Other	380	(133,993)	50,619

Balance at end of year	$282,012	$1,412,543	$701,031

CANO PETROLEUM, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

In Thousands, Except Shares and Per Share Amounts	September 30, 2009	June 30, 2009
ASSETS
Current assets
Cash and cash equivalents	$761	$392
Accounts receivable	2,474	2,999
Derivative assets	4,385	4,955
Inventory and other current assets	1,394	810

Total current assets	9,014	9,156

Oil and gas properties, successful efforts method	294,677	288,857
Less accumulated depletion and depreciation	(41,358)	(40,208)

Net oil and gas properties	253,319	248,649

Fixed assets and other, net	3,071	3,240
Derivative assets	1,840	2,882
Goodwill	101	101

TOTAL ASSETS	$267,345	$264,028

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$5,837	$4,434
Accrued liabilities	2,653	2,003
Deferred tax liabilities	1,432	1,431
Oil and gas sales payable	718	702
Derivative liabilities	199	159
Current portion of asset retirement obligations	88	86

Total current liabilities	10,927	8,815
Long-term liabilities
Long-term debt	61,200	55,700
Asset retirement obligations	2,883	2,818
Derivative liabilities	644	—
Deferred tax liabilities	21,200	22,831

Total liabilities	96,854	90,164

Temporary equity
Series D convertible preferred stock and cumulative paid-in-kind dividends; par value $.0001 per share, stated value $1,000 per share; 49,116 shares authorized; 23,849 issued at September 30, 2009 and June 30, 2009, respectively; liquidation preference at September 30, 2009 and June 30, 2009 of $27,265 and $26,987, respectively	25,683	25,405

Commitments and contingencies (Note 12)
Stockholders' equity
Common stock, par value $.0001 per share; 100,000,000 authorized; 47,273,224 and 45,570,147 shares issued and outstanding, respectively, at September 30, 2009; and 47,297,910 and 45,594,833 shares issued and outstanding, respectively, at June 30, 2009	5	5
Additional paid-in capital	189,906	189,526
Accumulated deficit	(44,406)	(40,375)
Treasury stock, at cost; 1,703,077 shares held in escrow at September 30, 2009 and June 30, 2009, respectively	(697)	(697)

Total stockholders' equity	144,808	148,459

TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$267,345	$264,028

See accompanying notes to these unaudited financial statements.

CANO PETROLEUM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,
In Thousands, Except Per Share Data	2009	2008
Operating Revenues:
Crude oil sales	$4,431	$8,118
Natural gas sales	833	2,734
Other revenue	—	79

Total operating revenues	5,264	10,931

Operating Expenses:
Lease operating	4,416	5,071
Production and ad valorem taxes	467	1,052
General and administrative	3,573	4,860
Depletion and depreciation	1,263	1,211
Accretion of discount on asset retirement obligations	67	75

Total operating expenses	9,786	12,269

Loss from operations	(4,522)	(1,338)
Other income (expense):
Interest expense and other	(158)	(132)
Gain (loss) on derivatives	(512)	23,695

Total other income (expense)	(670)	23,563

Income (loss) from continuing operations before income taxes	(5,192)	22,225
Deferred income tax benefit (expense)	1,631	(8,619)

Income (loss) from continuing operations	(3,561)	13,606
Loss from discontinued operations, net of related taxes of $491 in 2008 (Note 6)	—	(852)

Net income (loss)	(3,561)	12,754
Preferred stock dividend	(470)	(936)

Net income (loss) applicable to common stock	$(4,031)	$11,818

Net income (loss) per share—basic
Continuing operations	$(0.09)	$0.28
Discontinued operations	—	(0.02)

Net income (loss) per share—basic	$(0.09)	$0.26

Net income (loss) per share—diluted
Continuing operations	$(0.09)	$0.25
Discontinued operations	—	(0.02)

Net income (loss) per share—diluted	$(0.09)	$0.23

Weighted average common shares outstanding
Basic	45,571	46,230

Diluted	45,571	54,739

See accompanying notes to these unaudited financial statements.

CANO PETROLEUM, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

JULY 1, 2009 THROUGH SEPTEMBER 30, 2009

(Unaudited)

	Common Stock				Treasury Stock
			Additional Paid-in Capital	Accumulated Deficit			Total Stockholders' Equity
Dollar Amounts in Thousands	Shares	Amount			Shares	Amount
Balance at July 1, 2009	47,297,910	$5	$189,526	$(40,375)	1,703,077	$(697)	$148,459
Forfeiture and surrender of restricted stock	(24,686)	—	(28)	—	—	—	(28)
Stock-based compensation expense	—	—	408	—	—	—	408
Preferred stock dividend	—	—	—	(470)	—	—	(470)
Net loss	—	—	—	(3,561)	—	—	(3,561)

Balance at September 30, 2009	47,273,224	$5	$189,906	$(44,406)	1,703,077	$(697)	$144,808

See accompanying notes to these unaudited financial statements.

CANO PETROLEUM, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended September 30,
In Thousands	2009	2008
Cash flow from operating activities:
Net income (loss)	$(3,562)	$12,754
Adjustments needed to reconcile net income (loss) to net cash provided by operations:
Unrealized loss (gain) on derivatives	2,307	(24,247)
Accretion of discount on asset retirement obligations	68	77
Depletion and depreciation	1,262	1,219
Impairment of oil and gas properties	—	3,516
Stock-based compensation expense	408	958
Deferred income tax expense (benefit)	(1,631)	8,128
Amortization of debt issuance costs and prepaid expenses	402	362
Changes in assets and liabilities relating to operations:
Accounts receivable	1,063	562
Derivative assets	(549)	—
Inventory and other current assets and liabilities	(894)	(956)
Accounts payable	994	(107)
Accrued liabilities	621	483
Oil and gas sales payable	16	(234)
Derivative liability	—	144

Net cash provided by operations	505	2,659

Cash flow from investing activities:
Additions to oil and gas properties, fixed assets and other	(5,445)	(16,510)
Proceeds from sale of equipment used in oil and gas activities	—	2,135

Net cash used in investing activities	(5,445)	(14,375)

Cash flow from financing activities:
Repayments of long-term debt	—	(54,500)
Borrowings of long-term debt	5,500	23,700
Payments for debt issuance costs	—	(305)
Proceeds from issuance of common stock, net	—	53,908
Payment of preferred stock dividend	(191)	(403)

Net cash provided by financing activities	5,309	22,400

Net increase in cash and cash equivalents	369	10,684
Cash and cash equivalents at beginning of period	392	771

Cash and cash equivalents at end of period	$761	$11,455

Supplemental disclosure of noncash transactions:
Payments of preferred stock dividend in kind	$278	$533
Supplemental disclosure of cash transactions:
Cash paid during the period for interest	$666	$605

See accompanying notes to these unaudited financial statements.

CANO PETROLEUM, INC.

NOTES TO FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION AND USE OF ESTIMATES

Consolidation and Use of Estimates

        The interim consolidated financial statements are unaudited and contain all adjustments (consisting primarily of normal recurring accruals) necessary for a fair statement of the results for the interim periods presented. Results for interim periods are not necessarily indicative of results to be expected for a full year due in part, but not limited to, the volatility in prices for crude oil and natural gas, future prices for commodity derivatives, interest rates, estimates of reserves, drilling risks, geological risks, transportation restrictions, the timing of acquisitions, product demand, market competition, interruption in production, our ability to obtain additional capital, and the success of waterflooding and enhanced oil recovery techniques. You should read these consolidated interim financial statements in conjunction with the audited consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended June 30, 2009.

        The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include the accounts of Cano and its wholly-owned subsidiaries. Intercompany accounts and transactions are eliminated. In preparing the accompanying financial statements, management has made certain estimates and assumptions that affect reported amounts in the financial statements and disclosures of contingencies. Actual results may differ from those estimates. The computation of stock-based compensation expense requires assumptions such as volatility, expected life and the risk-free interest rate. The computation of mark-to-market valuation of our commodity derivatives includes the observability of quoted market prices and an assessment of potential non-performance of the counterparties. It is at least reasonably possible these estimates could be revised in the near term, and these revisions could be material.

        Significant assumptions are required in the valuation of proved crude oil and natural gas reserves, which may affect the amount at which crude oil and natural gas properties are recorded. Our estimates of proved reserves materially impact depletion expense. If proved reserves decline, then the rate at which we record depletion expense increases. A decline in estimated proved reserves could result from lower prices, adverse operating results, mechanical problems at our wells and catastrophic events such as explosions, hurricanes and floods. Lower prices also may make it uneconomical to drill wells or produce from fields with high operating costs. In addition, a decline in proved reserves may impact our assessment of our oil and natural gas properties for impairment. Our proved reserves estimates are a function of many assumptions, all of which could deviate materially from actual results. As such, reserves estimates may vary materially from the ultimate quantities of crude oil and natural gas actually produced.

New Accounting Pronouncements

        In June 2009, the Financial Accounting Standards Board ("FASB") issued a standard that established the FASB Accounting Standards CodificationTM ("ASC") and amended the hierarchy of GAAP such that the ASC became the single source of authoritative nongovernmental GAAP. The ASC did not change current GAAP, but was intended to simplify user access to all authoritative GAAP by providing all the authoritative literature related to a particular topic in one place. All previously existing accounting standard documents were superseded and all other accounting literature not included in the ASC is considered non-authoritative. New accounting standards issued subsequent to June 30, 2009 are communicated by the FASB through Accounting Standards Updates (ASUs). The ASC became effective for us on July 1, 2009. This standard did not have an impact on our financial position, results of operations or cash flows. Throughout the notes to the consolidated financial

CANO PETROLEUM, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

1. BASIS OF PRESENTATION AND USE OF ESTIMATES (Continued)

statements, references that were previously made to various former authoritative GAAP pronouncements have been conformed to the appropriate section of the ASC.

        In December 2007, the FASB issued ASC 805 (formerly Statement of Financial Accounting Standards ("SFAS") No. 141 (revised 2007), Business Combinations). Among other things, ASC 805 establishes principles and requirements for how the acquirer in a business combination (i) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired business; (ii) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (iii) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. ASC 805 is effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited. We adopted ASC 805 on July 1, 2009. This standard will change our accounting treatment for prospective business combinations.

        In December 2007, the FASB issued ACS 810 (formerly SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, An Amendment of ARB No. 51). ASC 810 establishes accounting and reporting standards for noncontrolling interests in a subsidiary and for the deconsolidation of a subsidiary. Minority interests will be recharacterized as noncontrolling interests and classified as a component of equity. It also establishes a single method of accounting for changes in a parent's ownership interest in a subsidiary and requires expanded disclosures. This statement is effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited. We adopted ASC 810 on July 1, 2009. The adoption of this statement did not have a material impact on our financial position, results of operations or cash flows.

        In March 2008, the FASB issued ASC 815 (formerly SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—An Amendment of FASB Statement 133). ASC 815 expands the required disclosures to discuss the uses of derivative instruments; the accounting for derivative instruments and related hedged items under ASC 815, and how derivative instruments and related hedged items affect the company's financial position, financial performance and cash flows. We adopted ASC 815 on July 1, 2009. The adoption of this statement did not have a material impact on our financial position, results of operations or cash flows.

        In June 2008, the FASB issued ASC 260 (formerly EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities). ASC 260 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and need to be included in the calculation of earnings per share under the two-class method. Under ASC 260, share-based payment awards that contain nonforfeitable rights to dividends are "participating securities", and therefore should be included in computing earnings per share using the two-class method. ASC 260 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. We adopted ASC 260 on July 1, 2009. The effect of adopting ASC 260 increased the number of shares used to compute earnings per share; however, the adoption of ASC 260 did not have a material impact on our financial position, results of operations or cash flows.

        In December 2008, the FASB issued ASC 815 (formerly EITF 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock). ASC 815 affects companies that have provisions in their securities purchase agreements (for warrants and convertible instruments) that reset conversion prices based upon new issuances by companies at prices below the current conversion price of said instrument. Warrants and convertible instruments with such provisions will require the

CANO PETROLEUM, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

1. BASIS OF PRESENTATION AND USE OF ESTIMATES (Continued)

embedded derivative instrument to be bifurcated and separately accounted for as a derivative. Subject to certain exceptions, our preferred stock provides for resetting the conversion price if we issue new common stock below $5.75 per share. ASC 815 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. We adopted ASC 815 on July 1, 2009. The adoption of this statement did not have a material impact on our financial position, results of operations or cash flows as the reset conversion provision did not meet the definition of a derivative since it was not readily net-cash settled.

        In June 2009, the FASB issued ASC 855 (formerly SFAS 165, Subsequent Events) to establish general standards of accounting for and disclosure of events that occur after the balance sheet date, but prior to the issuance of financial statements. Specifically, ASC 855 sets forth: (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. ASC 855 is effective for financial statements issued for interim or annual periods ending after June 15, 2009. We adopted ASC 855 on June 30, 2009 and considered subsequent events through February 1, 2010. The adoption of this statement did not have a material impact on our financial position, results of operations or cash flows.

2. MERGER WITH RESACA

        On September 29, 2009, the boards of directors of Cano and Resaca Exploitation, Inc. approved an Agreement and Plan of Merger (the "Merger Agreement") by and among Cano, Resaca and Resaca Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Resaca ("Merger Sub"), pursuant to which Merger Sub will be merged with and into Cano (the "Merger") and Cano will become a wholly-owned subsidiary of Resaca.

        Under the terms of the Merger, each share of Cano common stock will be converted into the right to receive 2.10 shares of common stock of Resaca (or 0.42 shares of Resaca common stock if the proposed one-to-five reverse stock split is approved by the Resaca shareholders prior to the Merger) and each share of Cano Series D Convertible Preferred Stock (the "Preferred Stock") will be converted into the right to receive one share of Resaca Series A Convertible Preferred Stock. The Merger is intended to be a tax-free transaction to the Resaca shareholders and to the Cano stockholders to the extent the Cano common stockholders receive Resaca common stock and the Cano preferred stockholders receive Resaca preferred stock in the Merger.

        Consummation of the transactions contemplated by the Merger Agreement is conditioned upon, among other things, (1) approval of the holders of the common stock and preferred stock of Cano, (2) approval of the holders of the common stock of Resaca, (3) the listing of Resaca common stock on the NYSE Amex, (4) the refinancing of existing bank debt of Resaca and Cano, (5) the receipt of required regulatory approvals, (6) Resaca's application for readmission to the Alternative Investment Market of the London Stock Exchange and (7) the effectiveness of a registration statement relating to the shares of Resaca common stock to be issued in the Merger. The Merger Agreement contains certain termination rights for each of Cano and Resaca, including the right to terminate the Merger Agreement to enter into a Superior Proposal (as such term is defined in the Merger Agreement). In the event of a termination of the Merger Agreement under certain specified circumstances described in

CANO PETROLEUM, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

2. MERGER WITH RESACA (Continued)

the Merger Agreement, one party will be required to pay the other party a termination fee of $3,500,000.

        We entered into stock voting agreements with 75% of the holders of Cano's Preferred Stock on various dates between September and November 2009. Each stock voting agreement contains the same terms and provides, among other things, that each of the preferred holders will vote all its shares of our stock (a) in favor of an amendment to the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of Cano (the "Series D Amendment"), (b) in favor of adoption of the Merger Agreement, and (c) in accordance with the recommendation of our Board of Directors in connection with any Target Acquisition Proposal (as such term is defined in the Merger Agreement). The Series D Amendment generally provides that the holders of Preferred Stock shall have no rights arising from the Merger with Resaca (including any right to require us to redeem their shares of Preferred Stock) other than the right to receive the merger consideration specified in the Merger Agreement. To be effective, the Series D Amendment must be approved by the holders of a majority of the shares of Preferred Stock, voting as a separate class, and by the holders of a majority of the shares of our common stock, voting as a separate class, and then filed by us with the Secretary of State of Delaware.

        On October 20, 2009, we entered into a Stock Voting Agreement with S. Jeffrey Johnson, our Chief Executive Officer and Chairman of our board of directors, which provides, among other things, that Mr. Johnson will vote all of his shares of our stock in favor of the Series D Amendment. Mr. Johnson owns approximately 3.7% of the Preferred Stock. During the quarter ended September 30, 2009, we paid Mr. Johnson a cash preferred dividend payment of approximately $20,000.

        Forward-looking statements in this Quarterly Report on Form 10-Q reflect Cano's current plans as a stand-alone entity and do not take into account the impact of the Merger with Resaca, except where such statements specifically relate to the Merger.

        Resaca is an independent oil and gas exploitation company headquartered in Houston, Texas, with operations focused on properties in the United States, specifically in the Permian Basin of West Texas and southeast New Mexico.

3. LIQUIDITY

        At September 30, 2009, we had cash and cash equivalents of $0.8 million and negative working capital of $1.9 million. For the three-month period ended September 30, 2009, we generated cash flow from operations of $0.5 million.

        We depend on our credit agreements, as described in Note 4, to fund a portion of our operating and capital needs. Under our amended and restated credit agreement (the "ARCA"), the initial and current borrowing base, based upon our proved reserves, is $60.0 million. At September 30, 2009, our remaining available borrowing capacity under the ARCA was $13.8 million. At November 13, 2009, our remaining available borrowing capacity was $10.0 million. Pursuant to the terms of the ARCA, our borrowing base is to be redetermined based upon our June 30, 2009 reserve report. We have submitted our reserve report and other financial information to our lenders. We have not received formal notification of any changes to our borrowing base.

        At September 30, 2009, we were in compliance with the debt covenants contained in each of our credit agreements. The compliance determination for the twelve-month period ending December 31,

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NOTES TO FINANCIAL STATEMENTS (Continued)

3. LIQUIDITY (Continued)

2009 will be the first financial covenant tests which will exclude the gain from our sale of the Pantwist Properties (see Note 6). Based upon our nine month operating results through September 30, 2009, it appears likely that we may fall out of compliance with one or more of our financial covenants under our credit agreements as of December 31, 2009. If a combination of increased production, rising commodity prices, changes in our capital structure, the closing of our pending Merger and other actions do not occur by December 31, 2009, we anticipate not being in compliance with the covenants. In that event, we will seek covenant relief from our lenders, though there can be no assurance that we will be successful in obtaining such relief.

        Our credit agreements, discussed in Note 4, include change of control provisions which require us to refinance the credit agreements at the close of the Merger. We are working with Resaca regarding the credit arrangements for the combined company.

4. LONG-TERM DEBT

        At September 30, 2009 and June 30, 2009, the aggregate outstanding amounts under our credit agreements were $61.2 million and $55.7 million, respectively. The $61.2 million consisted of outstanding borrowings under the ARCA and the subordinated credit agreement of $46.2 million and $15.0 million, respectively. At September 30, 2009, the average interest rates under the ARCA and subordinated credit agreements were 2.69% and 6.30%, respectively.

        Our long-term debt consists of the ARCA (current borrowing base of $60.0 million) and our subordinated credit agreement (borrowing availability of $15.0 million). As discussed under Note 3, the $60.0 million borrowing base under the ARCA is to be redetermined based on our June 30, 2009 reserve report. Our lenders are Union Bank of North America, N.A. ("UBNA"), acting as administrative agent, and Natixis.

5. COMMODITY DERIVATIVES

        Our derivatives consist of commodity derivatives and an interest rate swap arrangement.

Commodity Derivatives

        Pursuant to our ARCA and subordinated credit agreements, discussed in Note 4, we are required to maintain our "collar" commodity derivative contracts. We have commodity derivatives to partially mitigate the risk associated with extreme fluctuations of prices for crude oil and natural gas sales. We have no obligation to enter into commodity derivative contracts in the future. Should we choose to enter into commodity derivative contracts to mitigate future price risk, we cannot enter into contracts for greater than 85% of our crude oil and natural gas production volumes attributable to proved producing reserves for a given month. As of September 30, 2009, we maintained the following "collar"

CANO PETROLEUM, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

5. COMMODITY DERIVATIVES (Continued)

commodity derivative contracts with UBNA as our counterparty, which is one of the senior lenders under the ARCA:

Time Period	Floor Oil Price	Ceiling Oil Price	Barrels Per Day	Floor Gas Price	Ceiling Gas Price	Mcf per Day	Barrels of Equivalent Oil per Day(a)
10/1/09 - 12/31/09	$80.00	$110.90	367	$7.75	$10.60	1,667	644
10/1/09 - 12/31/09	$85.00	$104.40	233	$8.00	$10.15	1,133	422
1/1/10 - 12/31/10	$80.00	$108.20	333	$7.75	$9.85	1,567	594
1/1/10 - 12/31/10	$85.00	$101.50	233	$8.00	$9.40	1,033	406
1/1/11 - 3/31/11	$80.00	$107.30	333	$7.75	$11.60	1,467	578
1/1/11 - 3/31/11	$85.00	$100.50	200	$8.00	$11.05	967	361

(a)
This column is computed by dividing the "Mcf per Day" by 6 and adding "Barrels per Day."

        On September 11, 2009, we entered into two fixed price commodity swap contracts with Natixis as our counterparty, which is one of our lenders under the ARCA. The fixed price swaps are based on West Texas Intermediate NYMEX prices and are summarized in the table below.

Time Period	Fixed Oil Price	Barrels Per Day
4/1/11 - 12/31/11	$75.90	700
1/1/12 - 12/31/12	$77.25	700
Interest Rate Swap Agreement

        On January 12, 2009, we entered into a three-year LIBOR interest rate basis swap contract with Natixis Financial Products, Inc. ("Natixis FPI") for $20.0 million in notional exposure. We have the interest rate swap agreement to partially mitigate the risk associated with interest rate fluctuations on our interest expense. Under the terms of the transaction, we will pay Natixis FPI, in three-month intervals, a fixed rate of 1.73% and Natixis FPI will pay Cano the prevailing three-month LIBOR rate.

Financial Statement Impact

        During the quarters ended September 30, 2009 and 2008, respectively, the gain (loss) on derivatives reported in our consolidated statements of operations is summarized as follows:

		Three Months Ended September 30,
	Location of Gain (Loss) On Derivatives
		2009	2008
Settlements received/accrued on commodity derivatives	Other income (expense)	$1,851	$—
Settlements paid/accrued on commodity derivatives	Other income (expense)	—	(552)
Settlements paid/accrued on interest rate swap	Other income (expense)	(56)	—

Realized gain (loss) on derivatives	Other income (expense)	1,795	(552)
Unrealized gain (loss) on commodity derivatives	Other income (expense)	(2,204)	24,247
Unrealized loss on interest rate swap	Other income (expense)	(103)	—

Gain (loss) on derivatives	Other income (expense)	$(512)	$23,695

CANO PETROLEUM, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

5. COMMODITY DERIVATIVES (Continued)

        The realized gain (loss) on derivatives consists of actual cash settlements under our commodity collars and interest rate swap derivatives during the respective periods. The cash settlements received/accrued by us under commodity derivatives were cumulative monthly payments due to us since the NYMEX natural gas and crude oil prices were lower than the "floor prices" set for the respective time periods and realized gains from the sale of uncovered "floor price" contracts as previously discussed. The cash settlements paid/accrued by us under commodity derivatives were cumulative monthly payments due to our counterparty since the NYMEX crude oil and natural gas prices were higher than the "ceiling prices" set for the respective time periods. The cash settlements paid/accrued by us under the interest rate swap related to quarterly payments to our counterparty since the actual three- month LIBOR interest rate was lower than the fixed 1.73% rate we pay to the counterparty. The cash flows relating to the derivative instrument settlements that are due, but not cash settled are reflected in operating activities on our consolidated statements of cash flows as changes to current liabilities. At both September 30, 2009 and June 30, 2009, we had recorded a $0.6 million receivable from our counterparty included in accounts receivable on our consolidated balance sheet at both dates.

        The unrealized gain (loss) on commodity derivatives represents estimated future settlements under our commodity derivatives and is based on mark-to-market valuation based on assumptions of forward prices, volatility and the time value of money as discussed below. We compared our valuation to our counterparties' independently derived valuation to further validate our mark-to-market valuation. During the three-month period ended September 30, 2009, we recognized an unrealized loss on commodity derivatives in our consolidated statements of operations amounting to $2.2 million. During the three-month period ended September 30, 2008, we recognized an unrealized gain on commodity derivatives in our consolidated statements of operations amounting to $24.2 million.

        The unrealized loss on interest rate swap represents estimated future settlements under our aforementioned interest rate swap agreement and is based on a mark-to-market valuation based on assumptions of interest rates, volatility and the time value of money as discussed below. During the three-month period ended September 30, 2009, we recognized realized and unrealized losses on interest rate swaps in our consolidated statements of operations amounting to $0.1 million each. Since we did not implement the interest rate swap until January 2009, we did not have realized/unrealized gain or loss on the interest rate swap during the three-month period ended September 30, 2008.

Fair Value Measurements

        Our assets and liabilities recorded at fair value are categorized based upon the level of judgment associated with the inputs used to measure their fair value. A fair value hierarchy has been established that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). We classify fair value balances based on the observability of those inputs. The three levels of the fair value hierarchy are as follows:

  Level 1—Quoted prices in active markets for identical assets or liabilities that we have the ability to access. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

  Level 2—Inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable. These inputs are either directly observable in the

CANO PETROLEUM, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

5. COMMODITY DERIVATIVES (Continued)

  marketplace or indirectly observable through corroboration with market data for substantially the full contractual term of the asset or liability being measured.

  Level 3—Inputs reflect management's best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

        In valuing certain contracts, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. For disclosure purposes, assets and liabilities are classified in their entirety in the fair value hierarchy level based on the lowest level of input that is significant to the overall fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the placement within the fair value hierarchy levels.

        The fair value of our derivative contracts are measured using Level 2 and Level 3 inputs. The Level 3 input pertained to the subjective valuation for the effect of our own credit risk, which was insignificant to the fair value of the derivative contracts. The fair value of our commodity derivative contracts and interest rate swap are measured using Level 2 inputs based on the hierarchies previously discussed.

        Our asset retirement obligation is measured using primarily Level 3 inputs. The significant unobservable inputs to this fair value measurement include estimates of plugging, abandonment and remediation costs, inflation rate and well life. The inputs are calculated based on historical data as well as current estimated costs.

        The estimated fair value of derivatives included in the consolidated balance sheet at September 30, 2009 is summarized below.

In thousands
Derivative assets (Level 2):
Crude oil collars and price floors—current	$2,560
Crude oil collars and price floors—noncurrent	1,097
Natural gas collars and price floors—current	1,825
Natural gas collars and price floors—noncurrent	595
Interest rate swap—noncurrent	148
Derivative liability (Level 2)
Interest rate swap—current	(199)
Crude oil swap—noncurrent	(644)

Net derivative assets (Level 2)	$5,382

Asset retirement obligation (Level 3)	$(2,971)

CANO PETROLEUM, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

5. COMMODITY DERIVATIVES (Continued)

        The following table shows the reconciliation of changes in the fair value of the net derivative assets and asset retirement obligation classified as Level 2 and 3, respectively, in the fair value hierarchy for the three-month period ended September 30, 2009.

In thousands	Total Net Derivative Assets	Asset Retirement Obligation
Balance at June 30, 2009	$7,678	$2,904
Unrealized loss on derivatives	(2,307)	—
Settlements, net	11	—
Accretion of discount	—	67

Balance at September 30, 2009	$5,382	$2,971

        The change from net derivative assets of $7.7 million at June 30, 2009 to net derivative assets of $5.4 million at September 30, 2009 is attributable to the increases in crude oil and natural gas futures prices. These amounts are based on our mark-to-market valuation of these derivatives at September 30, 2009 and may not be indicative of actual future cash settlements.

        The following table summarizes the fair value of our derivative contracts as of the dates indicated (in thousands):

	Asset Derivatives				Liability Derivatives
	September 30, 2009		June 30, 2009		September 30, 2009		June 30, 2009
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives not designated as hedging instruments
Commodity derivative contracts	Derivatives—current	$4,385	Derivatives—current	$4,955	Derivatives—current	$—	Derivatives—current	$—
Commodity derivative contracts	Derivatives—noncurrent	1,692	Derivatives—noncurrent	2,670	Derivatives—noncurrent	(644)	Derivatives—noncurrent	—
Interest rate swaps	Derivatives—noncurrent	148	Derivatives—noncurrent	212	Derivatives—current	(199)	Derivatives—current	(159)

Total derivatives not designated as hedging instruments		$6,225		$7,837		$(843)		$(159)

Total derivatives designated as hedging instruments		$—		$—		$—		$—

Total derivatives		$6,225		$7,837		$(843)		$(159)

6. DISCONTINUED OPERATIONS

        On October 1, 2008, we completed the sale of our wholly-owned subsidiary, Pantwist, LLC, for a net purchase price of $40.0 million consisting of a $42.7 million purchase price adjusted for $2.1 million of net cash received from discontinued operations during the three months ended September 30, 2008 and $0.6 million of advisory fees. The sale had an effective date of July 1, 2008.

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NOTES TO FINANCIAL STATEMENTS (Continued)

6. DISCONTINUED OPERATIONS (Continued)

        On December 2, 2008, we sold our interests in our Corsicana oil and gas properties (the "Corsicana Properties") for $0.3 million. In the quarter ended September 30, 2008, we recorded a $3.5 million ($2.3 million after-tax) impairment of the Corsicana Properties, as we determined that we would not be developing its proved undeveloped reserves within the next five years.

        The operating results of Pantwist, LLC and the Corsicana Properties for the three months ended September 30, 2008 have been reclassified as discontinued operations in the consolidated statements of operations as detailed in the table below.

Operating Revenues:
Crude oil sales	$1,311
Natural gas sales	1,696

Total operating revenues	3,007

Operating Expenses:
Lease operating	601
Production and ad valorem taxes	197
Impairment of long-lived assets	3,516
Depletion and depreciation	8
Accretion of discount on asset retirement obligations	2
Interest expense, net	26

Total operating expenses	4,350

Income before income taxes	(1,343)
Income tax provision	491

Income from discontinued operations	$(852)

        Interest expense, net of interest income, was allocated to discontinued operations based on the percentage of operating revenues applicable to discontinued operations to the total operating revenues.

7. DEFERRED COMPENSATION

        As of September 30, 2009, we had non-vested restricted shares totaling 386,667 shares to key employees pursuant to our 2005 Long-Term Incentive Plan, as summarized below:

	Shares	Weighted Average Grant-date Fair Value	Fair Value $000s
Non-vested restricted shares at June 30, 2009	480,000	$6.97	$3,344
Shares vested	(68,647)	5.84	(401)
Shares forfeited	(24,686)	5.84	(144)

Non-vested restricted shares at September 30, 2009	386,667	$7.24	$2,799

        The restricted share grants will vest to the employees based on future years of service ranging from one to three years depending on the life of the award agreement. Pursuant to the Merger discussed in Note 2, the non-vested restricted shares would vest upon the completion of the Merger.

CANO PETROLEUM, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

7. DEFERRED COMPENSATION (Continued)

The fair value of the grants is based on our actual stock price on the date of grant multiplied by the number of restricted shares granted. As of September 30, 2009, the value of non-vested restricted shares amounted to $2.8 million. For the quarters ended September 30, 2009 and 2008, we have expensed $0.3 million and $0.8 million, respectively, to stock compensation expense based on amortizing the fair value over the appropriate service period. The forfeitures resulted from shares used to satisfy employees' tax withholding obligations related to the vesting of their restricted shares.

8. STOCK OPTIONS

        During the three-month period ended September 30, 2009, we did not grant additional stock options. A summary of outstanding options as of September 30, 2009 is as follows:

	Shares	Weighted Average Exercise Price
Outstanding at June 30, 2009	1,400,002	$4.42
Options forfeited	(15,541)	$4.87

Outstanding at September 30, 2009	1,384,461	$4.41

        Based on our $1.27 stock price at September 30, 2009, the intrinsic value of both the options outstanding and exercisable was approximately $0.2 million.

        Total options exercisable at September 30, 2009 amounted to 1,008,705 shares and had a weighted average exercise price of $4.41. Upon exercise, we issue the full amount of shares exercisable per the term of the options from new shares. We have no plans to repurchase those shares in the future.

        For each of the quarters ended September 30, 2009 and 2008, we recorded charges to stock compensation expense of $0.1 million and $0.2 million, respectively, for the estimated fair value of the options granted to our directors and employees. As of September 30, 2009, total compensation cost related to non-vested option awards not yet recognized was $0.4 million. We expect to recognize the remaining unrecognized amount over the related requisite service periods of one to three years. Pursuant to the Merger, discussed in Note 2, the outstanding stock options would vest upon completion of the Merger.

9. NET INCOME (LOSS) PER COMMON SHARE

        Basic net income (loss) per common share is computed by dividing the net income (loss) attributable to common shareholders by the weighted average number of shares of common stock outstanding. Diluted net income (loss) per common share is computed in the same manner, but also considers the effect of common stock shares underlying stock options, the preferred stock and paid-in-kind ("PIK") dividends on an "as-converted" basis.

CANO PETROLEUM, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

9. NET INCOME (LOSS) PER COMMON SHARE (Continued)

        Shares of common stock underlying the following items summarized below were not included in dilutive weighted average shares outstanding for the three-month period ended September 30, 2009 as their effects would have been anti-dilutive.

Stock options	1,384,461
Preferred stock	4,147,652
PIK dividends	594,167

        The following table reconciles earnings and shares used in the computation of basic and diluted earnings per share for the three months ended September 30, 2008:

In thousands, except per share data	Earnings	Shares	Earnings per Share
Basic	$11,818	46,230	$0.26

Effect of dilutive securities:
Conversion of preferred stock and PIK dividends	936	8,502
Stock options		7

Diluted	$12,754	54,739	$0.23

10. INCOME TAXES

        The effective income tax rate for the quarter ended September 30, 2009 was 31% as compared to 107% for our year ended June 30, 2009. The income tax rate was higher for our year-end June 30, 2009 because of an increase in the state tax rate and other permanent items.

11. COMMITMENTS AND CONTINGENCIES

Burnett Case

        On March 23, 2006, the following lawsuit was filed in the 100th Judicial District Court in Carson County, Texas: Cause No. 9840, The Tom L. and Anne Burnett Trust, by Anne Burnett Windfohr, Windi Phillips, Ben Fortson, Jr., George Beggs, III and Ed Hudson, Jr. as Co-Trustees; Anne Burnett Windfohr; and Burnett Ranches, Ltd. v. Cano Petroleum, Inc., W.O. Energy of Nevada, Inc., W. O. Operating Company, Ltd. and WO Energy, Inc. The plaintiffs claim that the electrical wiring and equipment of Cano or certain of its subsidiaries relating to oil and natural gas operations started a wildfire that began on March 12, 2006 in Carson County, Texas.

        The plaintiffs (i) allege negligence and gross negligence and (ii) seek damages, including, but not limited to, damages for damage to their land and livestock, certain expenses related to fighting the fire and certain remedial expenses totaling approximately $1.7 million to $1.8 million. In addition, the plaintiffs seek (i) termination of certain oil and natural gas leases, (ii) reimbursement for their attorney's fees (in the amount of at least $549,000) and (iii) exemplary damages. The plaintiffs also claim that Cano and its subsidiaries are jointly and severally liable as a single business enterprise and/or a general partnership or de facto partnership. The owner of the remainder of the mineral estate, Texas Christian University, intervened in the suit on August 18, 2006, joining Plaintiffs' request to terminate certain oil and gas leases. On June 21, 2007, the judge of the 100th Judicial District Court issued a

CANO PETROLEUM, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

11. COMMITMENTS AND CONTINGENCIES (Continued)

Final Judgment (a) granting motions for summary judgment in favor of Cano and certain of its subsidiaries on plaintiffs' claims for (i) breach of contract/termination of an oil and gas lease; and (ii) negligence; and (b) granting the plaintiffs' no-evidence motion for summary judgment on contributory negligence, assumption of risk, repudiation and estoppel affirmative defenses asserted by Cano and certain of its subsidiaries.

        The Final Judgment was appealed and a decision was reached on March 11, 2009, as the Court of Appeals for the Tenth District of Texas in Amarillo affirmed in part and reversed in part the ruling of the 100th Judicial District Court. The Court of Appeals (a) affirmed the trial court's granting of summary judgment in Cano's favor for breach of contract/termination of an oil and gas lease and (b) reversed the trial court's granting of summary judgment in Cano's favor on plaintiffs' claims of Cano's negligence. The Court of Appeals ordered the case remanded to the 100th Judicial District Court. On March 30, 2009, the plaintiffs filed a motion for rehearing with the Court of Appeals and requested a rehearing on the trial court's ruling in favor of the defendants on the plaintiffs' breach of contract/termination of an oil and gas lease claim. On June 30, 2009, the Court of Appeals ruled to deny the plaintiff's motion for rehearing. On August 17, 2009 we filed an appeal with the Texas Supreme Court to request the reversal of the Court of Appeals ruling regarding our potential negligence.

        Due to the inherent risk of litigation, the ultimate outcome of this case is uncertain and unpredictable. At this time, Cano management continues to believe that this lawsuit is without merit and will continue to vigorously defend itself and its subsidiaries, while seeking cost-effective solutions to resolve this lawsuit. Based on our knowledge and judgment of the facts as of November 13, 2009, we believe our financial statements present fairly the effect of actual and anticipated ultimate costs to resolve these matters as of September 30, 2009.

Securities Litigation

        On October 2, 2008, a lawsuit (08 CV 8462) was filed in the United States District Court for the Southern District of New York against David W. Wehlmann; Gerald W. Haddock; Randall Boyd; Donald W. Niemiec; Robert L. Gaudin; William O. Powell, III and the underwriters of the June 26, 2008 public offering of Cano common stock ("Secondary Offering") alleging violations of the federal securities laws. Messrs. Wehlmann, Haddock, Boyd, Niemiec, Gaudin and Powell were Cano outside directors on June 26, 2008. At the defendants' request, the case was transferred to the United States District Court for the Northern District of Texas (4:09-CV-308-A).

        On July 2, 2009, the plaintiffs filed an amended complaint that added as defendants Cano, Cano's Chief Executive Officer and Chairman of the Board, Jeff Johnson, Cano's former Senior Vice President and Chief Financial Officer, Morris B. "Sam" Smith, Cano's current Senior Vice President and Chief Financial Officer, Ben Daitch, Cano's Vice President and Principal Accounting Officer, Michael Ricketts and Cano's Senior Vice President of Engineering and Operations, Patrick McKinney, and dismissed Gerald W. Haddock, a former director of Cano, as a defendant. The amended complaint alleges that the prospectus for the Secondary Offering contained statements regarding Cano's proved reserve amounts and standards that were materially false and overstated Cano's proved reserves. The plaintiff is seeking to certify the lawsuit as a class action lawsuit and is seeking an unspecified amount of damages. On July 27, 2009, the defendants moved to dismiss the lawsuit. On December 3, 2009, the U.S. District Court for the Northern District of Texas granted motions to dismiss all claims brought by

CANO PETROLEUM, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

11. COMMITMENTS AND CONTINGENCIES (Continued)

the plaintiffs. On December 18, 2009, the plaintiffs filed a notice of appeal with the United States Court of Appeals for the Fifth Circuit. Due to the inherent risk of litigation, the outcome of this lawsuit is uncertain and unpredictable; however, Cano, its officers and its outside directors intend to vigorously defend the lawsuit. Cano is cooperating with its directors and officers liability insurance carrier regarding the defense of the lawsuit. We believe that the potential amount of losses resulting from this lawsuit in the future, if any, will not exceed the policy limits of Cano's directors' and officers' insurance.

Other

        Occasionally, we are involved in other various claims and lawsuits and certain governmental proceedings arising in the ordinary course of business. Our management does not believe that the ultimate resolution of any current matters that are not set forth above will have a material effect on our financial position or results of operations. Management's position is supported, in part, by the existence of insurance coverage, indemnification and escrow accounts. None of our directors, officers or affiliates, owners of record or beneficial owners of more than five percent of any class of our voting securities, or security holder is involved in a proceeding adverse to us or our subsidiaries or has a material interest adverse to us or our subsidiaries.

ANNEX A

AGREEMENT AND PLAN OF MERGER
By and Among
RESACA EXPLOITATION, INC.
RESACA ACQUISITION SUB, INC.
and
CANO PETROLEUM, INC.

Dated September 29, 2009

A-ii

A-iii

A-iv

INDEX OF DEFINED TERMS

Term	Section
Administaff Agreement	4.11(a)
Administaff Plans	4.11(b)
Affiliated Group	4.24
Agreement	Preamble
AIM	3.4
AIM Rules	5.5(b)
Ancillary Agreements	4.3
Assessment	7.19
Audit	4.9(f)
Average Closing Price	3.4
Book-Entry Shares	3.3(a)
Business Day	3.3(b)
Business Employees	7.17(b)
Closing	3.6
Closing Date	3.6
COBRA	4.11(g)
Code	Preamble
Common Conversion Consideration	3.1(b)
Confidentiality Agreement	7.1
Corporate Records	4.1(b)
Customary Post-Closing Consents	4.4(b)
D&O Insurance	7.4(a)(ii)
DGCL	1.1
Director Nominees	7.13(a)
Effective Time	1.2
Enforceability Exception	4.3
Environmental Laws	4.12(a)
ERISA	4.11(b)
Exchange Act	4.4(b)
Exchange Agent	3.3(a)
Exchange Fund	3.3(a)
Exchange Ratio	3.1(b)
Expenses	7.6(b)
Foreign Plan	4.11(k)
GAAP	4.6
Governmental Authority	3.3(c)
Hazardous Substances	4.12(b)
Hein	7.15(b)
HSR Act	4.4(b)
Hydrocarbons	4.16(a)
Inspected Party	7.19
Inspecting Party	7.19
Intellectual Property	4.21
Knowledge of Parent	5.2(c)
Knowledge of Target	4.2(c)
Liens	4.2(b)
Merger	Preamble
Merger Consideration	3.1(b)
Merger Sub	Preamble
Nomad	5.2(c)
Oil and Gas Interests	4.16(a)
Parent	Preamble
Parent Acquisition Agreement	7.3(c)(iii)
Parent Acquisition Proposal	7.3(b)(i)
Parent Acquisition Proposal Recommendation	7.3(c)(ii)
Parent Adverse Recommendation Change	7.3(c)(i)
Parent AIM Reports	5.11(a)
Parent Benefit Plans	5.11(a)
Parent Breach	10.1(c)
Parent Common Shares	3.1(b)
Parent Disclosure Schedule	5.1(a)
Parent Employees	5.11(a)
Parent Engagement Letters	5.23
Parent ERISA Affiliate	5.11(a)
Parent Indemnified Liabilities	7.4(b)(i)
Parent Indemnified Party	7.4(b)(i)
Parent Material Adverse Effect	5.1(f)
Parent Material Contracts	5.18(a)
Parent Meeting	7.14(b)
Parent Options	5.11(a)
Parent Parties	Preamble
Parent Preferred Shares	5.11(a)
Parent Reserve Report	5.16(a)
Parent Revised Offer	7.2(e)(ii)
Parent Restricted Shares	3.2(d)
Parent Series A Shares	5.2(a)
Parent Stockholders' Approval	5.19
Parent Superior Proposal	7.3(b)(ii)
Parent Takeover	10.3(b)(i)
Parent Termination Fee	10.3(a)(iii)
Parties	Preamble
Party	Preamble
PBGC	4.11(e)(v)
PBCs	4.12(e)
Permits	4.17
Person	3.3(c)
Post-Closing Plans	7.17(c)
Pre-Closing Plans	7.17(d)
Preferred Conversion Consideration	3.1(d)
Proceeding	7.4(a)(i)
Proxy/Prospectus	4.20
Readmission Document	7.15(a)

A-v

Term	Section
Registration Statement	4.20
Sarbanes-Oxley Act	4.5(b)
SEC	4.5(a)
Securities Act	4.4(b)
Series D Certificate	4.19
Series D CD Amendment	4.19
Series D Stock	3.1(d)
Stock Certificates	3.3(a)
Subsidiary	4.1(f)
Surviving Corporation	1.1
Target	Preamble
Target Acquisition Agreement	7.2(c)(iii)
Target Acquisition Proposal	7.2(b)(i)
Target Acquisition Proposal Recommendation	7.2(c)(ii)
Target Adverse Recommendation Change	7.2(c)(i)
Target Benefit Plans	4.11(b)
Target Breach	10.1(d)
Target Common Shares	3.1(a)
Target Disclosure Schedule	4.1(a)
Target Dissenting Shareholders	3.5
Target Dissenting Shares	3.5
Target Employees	7.17(a)
Target Engagement Letters	4.23
Target ERISA Affiliate	4.11(b)
Target Financial Statements	4.6
Target Indemnified Liabilities	7.4(a)(i)
Target Indemnified Party	7.4(a)(i)
Target Material Adverse Effect	4.1(f)
Target Material Contracts	4.18(a)
Target Meeting	7.14(a)
Target Option	3.2(a)
Target Permits	4.12(d)
Target Preferred Shares	4.2(a)
Target Reserve Report	4.16(a)
Target Restricted Shares	3.2(b)
Target Revised Offer	7.3(e)(ii)
Target SEC Reports	4.5(a)
Target Shares	4.2(a)
Target Stockholders' Approval	4.19
Target Stock Plans	3.2(a)
Target Superior Proposal	7.2(b)(ii)
Target Takeover	10.3(a)(ii)
Target Termination Fee	10.3(a)(i)
Tax Authority	4.9(f)
Tax Returns	4.9(f)
Taxes	4.9(f)
TBOC	7.4(b)(i)
Termination Date	10.1(b)
Transactions	3.6
UHY	7.15(c)
WARN Act	4.15(b)

EXHIBITS

Certificate of Incorporation of Surviving Corporation	Exhibit 2.1
Bylaws of Surviving Corporation	Exhibit 2.2
Directors and Officers of Surviving Corporation	Exhibit 2.3
Form of Orderly Marketing Deed	Exhibit 3.2(b)
Certificate of Designations of Parent Series A Shares	Exhibit 5.2
Form of Target Tax Certificate	Exhibit 8.2(c)
Form of Separation Agreement	Exhibit 8.2(h)(i)
Form of Parent Tax Certificate	Exhibit 8.3(c)

A-vi

AGREEMENT AND PLAN OF MERGER

        This Agreement and Plan of Merger (this "Agreement"), dated September 29, 2009, by and among Resaca Exploitation, Inc., a Texas corporation ("Parent"), Resaca Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub," and, together with Parent, the "Parent Parties"), and Cano Petroleum, Inc., a Delaware corporation ("Target"). Parent, Merger Sub and Target are each a "party" and together are "parties" to this Agreement.

        WHEREAS, the respective Boards of Directors of Parent, Merger Sub and Target deem it advisable and in the best interests of their respective corporations and stockholders that Merger Sub merge with and into Target (the "Merger"), upon the terms and subject to the conditions set forth herein; and

        WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

        NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE MERGER

        1.1    The Merger.     Upon the terms and subject to the conditions hereof, at the Effective Time, Merger Sub shall merge with and into Target, and the separate corporate existence of Merger Sub shall thereupon cease and Target shall be the surviving corporation in the Merger (sometimes referred to herein as the "Surviving Corporation"). The Merger shall have the effects set forth in Section 259 of the General Corporation Law of the State of Delaware (the "DGCL"), including the Surviving Corporation's succession to and assumption of all rights and obligations of Merger Sub.

        1.2    Effective Time of the Merger.     The Merger shall become effective (the "Effective Time") upon the later of (i) the date of filing of a properly executed Certificate of Merger relating to the Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, and (ii) at such later time as the parties shall agree and set forth in such Certificate of Merger. The filing of the Certificate of Merger referred to above shall be made as soon as practicable on the Closing Date set forth in Section 3.6.

        1.3    Tax Treatment.     It is intended that the Merger shall constitute a reorganization under Section 368(a) of the Code.

ARTICLE II

THE SURVIVING CORPORATION

        2.1    Certificate of Incorporation.     The Certificate of Incorporation of Target in effect immediately prior to the Effective Time shall be amended to read in its entirety as set forth in the form attached hereto as Exhibit 2.1, which shall be annexed to the Certificate of Merger at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware, until thereafter amended in accordance with the terms thereof and the DGCL.

        2.2    Bylaws.     The Bylaws of Target as in effect immediately prior to the Effective Time shall be amended to read in their entirety as set forth in the form attached hereto as Exhibit 2.2, until thereafter amended in accordance with their terms and as provided by the Surviving Corporation's Certificate of Incorporation and such Bylaws and the DGCL.

        2.3    Directors and Officers.     At and after the Effective Time, the individuals listed on Exhibit 2.3 shall be the directors and officers of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws and the DGCL. This Section 2.3 shall not alter Parent's obligations under Section 7.13.

ARTICLE III

CONVERSION OF SHARES

        3.1    Conversion of Capital Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any capital stock described below:

        (a)   All shares of Common Stock of Target, par value $0.0001 per share ("Target Common Shares"), that are held by Target as treasury shares shall be canceled and cease to be outstanding and no cash, Parent capital stock or other consideration shall be delivered in exchange therefor.

        (b)   Subject to Sections 3.2(b) and 3.3(f), each issued and outstanding Target Common Share (other than Target Common Shares treated in accordance with Section 3.1(a)) shall be converted into the right to receive 2.100 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of Parent (the "Parent Common Shares") (the" Common Conversion Consideration"). All such Target Common Shares, when so converted, shall be retired, shall cease to be outstanding and shall automatically be cancelled, and each holder of any such Target Common Share shall cease to have any rights with respect thereto, except the right to receive, without interest, upon the surrender of such Target Common Shares in accordance with Section 3.3: (x) certificates representing whole Parent Common Shares or whole Parent Common Shares represented by book-entry in accordance with Section 3.3(a), (y) any unpaid dividends and other distributions under Section 3.3(f), and (z) cash in lieu of fractional Parent Common Shares under Section 3.4. Notwithstanding the foregoing, if between the date hereof and the Effective Time, the Parent Common Shares or Target Common Shares are changed into a different number of shares or a different class, because of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio above shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

        (c)   The Merger shall not affect any Parent Common Shares issued and outstanding immediately prior to the Effective Time.

        (d)   Subject to Section 3.3(f), each issued and outstanding share of Target's Series D Convertible Preferred Stock, no par value per share (the "Series D Stock"), shall be converted into the right to receive one (1) validly issued, fully paid and nonassessable Parent Series A Share (the "Preferred Conversion Consideration", and collectively with the Common Conversion Consideration, the "Merger Consideration"). All such shares of Series D Stock, when so converted, shall be retired, shall cease to be outstanding and shall automatically be cancelled, and each holder of any such shares of Series D Stock shall cease to have any rights with respect thereto, except the right to receive, without interest, upon the surrender of such shares of Series D Stock in accordance with Section 3.3: (x) certificates representing whole Parent Series A Shares or whole Parent Series A Shares represented by book-entry in accordance with Section 3.3(a) and (y) any unpaid dividends and other distributions under Section 3.3(f). Notwithstanding the foregoing, if between the date hereof and the Effective Time, the shares of the Series D Stock are changed into a different number of shares or a different class, because of any stock dividend (other than a payment-in-kind distribution in accordance with the Series D Certificate), subdivision, reclassification, recapitalization, split, combination or exchange of shares, the exchange ratio related to the Preferred Conversion Consideration above shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

        (e)   All Parent Common Shares issued upon the surrender of Target Common Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Target Common Shares, and from and after the Effective Time there shall be no further registration of transfers effected on the stock transfer books of the Surviving Corporation of Target Common Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Target Common Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

        (f)    All Parent Series A Shares issued upon the surrender of shares of Series D Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Series D Stock, and from and after the Effective Time there shall be no further registration of transfers effected on the stock transfer books of the Surviving Corporation of shares of Series D Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, shares of Series D Stock are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

        3.2    Stock Options; Restricted Stock.

        (a)   Each option to purchase Target Common Shares (each, a "Target Option") granted under the employee and director stock plans and agreements of Target (the "Target Stock Plans"), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time and in accordance with its terms, automatically and without any action on the part of the holders thereof, be converted into a vested Parent Option, on the same terms and conditions (except as provided in this Section 3.2) as were applicable under such Target Option immediately prior to the Effective Time, to purchase that number of Parent Common Shares equal to the product of (i) the total number of Target Common Shares subject to such Target Option and (ii) the Exchange Ratio, rounded down to the nearest whole number of Parent Common Shares; provided that, in the event of rounding down of any fractional Parent Common Shares, Parent shall pay an amount in cash (without interest) in accordance with Section 3.2(a). The per-share exercise price for the Parent Common Shares issuable upon exercise of such Parent Options will be equal to the quotient determined by dividing (A) the exercise price per share of the Target Common Shares at which the Target Options were exercisable immediately prior to the Effective Time by (B) the Exchange Ratio, and rounding to the resulting per-share exercise price up to the nearest whole cent. Notwithstanding the foregoing, (x) in no event shall the per-share exercise price be less than the par value of Parent Common Shares, and (y) in any event the exercise price, the number of Parent Common Shares purchasable pursuant to such Target Option and the terms and conditions of exercise of such Target Option shall be determined in accordance with the requirements of Section 424(a) of the Code and in a manner that does not cause any Target Option to be deferred compensation subject to Section 409A of the Code. Prior to Closing, (1) Parent will take all corporate actions necessary to reserve for issuance a sufficient number of Parent Common Shares for delivery upon exercise of Target Options assumed by Parent under this Section 3.2(a) and (2) Target shall pass such resolutions as necessary to approve the terms of this Section 3.2(a).

        (b)   Each award of restricted Target Common Shares granted under a Target Stock Plan that is outstanding immediately prior to the Effective Time (the "Target Restricted Shares") shall, as of the Effective Time and in accordance with its terms, automatically and without any action on the part of the holders thereof, vest and be converted, on the same terms and conditions (except as provided in this Section 3.2(b)) as were applicable under such Target Restricted Shares immediately prior to the Effective Time, into a number of Parent Common Shares equal to the product of (i) the total number of Target Common Shares subject to such grant of Target Restricted Shares and (ii) the Exchange

Ratio; provided that, in lieu of any fractional Parent Common Shares, Parent shall pay an amount in cash (without interest) in accordance with Section 3.4. Prior to the Closing Date, Target shall take all action necessary to ensure that each holder of Target Restricted Shares that will be converted into the right to receive Parent Common Shares executes an Orderly Marketing Deed, substantially in the form attached hereto as Exhibit 3.2(b).

        (c)   As soon as practicable after the Effective Time, Parent will file with the Securities and Exchange Commission a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the Parent Common Shares subject to stock options and the restricted Parent Common Shares and will use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for as long as such options remain outstanding.

        (d)   Prior to the Closing Date, Parent's Board of Directors shall take all action necessary to declare that the Transactions shall not constitute a "change in control" with respect to (i) the options to purchase Parent Common Shares (the "Parent Options") and (ii) the outstanding awards of restricted stock issued by Parent pursuant to Parent's stock incentive or other equity award plans (the "Parent Restricted Shares"). In connection with the Transactions, Parent's Board of Directors shall not exercise any suspension or other remedial measures that may be available to it under Section 8 of the Bylaws of Parent.

        3.3    Surrender and Payment.

        (a)   Prior to the Effective Time, Parent shall authorize one (1) or more transfer agent(s) reasonably acceptable to Target to act as Exchange Agent hereunder (the "Exchange Agent") with respect to the Merger. At or prior to the Effective Time, Parent shall deposit with the Exchange Agent in trust for the benefit of the holders of Target Shares, for exchange in accordance with this Section 3.3 through the Exchange Agent, (i) certificates representing the Parent Common Shares and Parent Series A Shares issuable pursuant to Section 3.1 in exchange for outstanding Target Common Shares and shares of Series D Stock, respectively; (ii) cash, Parent Common Shares and Parent Series A Shares sufficient to pay any unpaid dividends and other distributions due under Section 3.3(f); and (iii) cash funds sufficient to pay cash in lieu of fractional Parent Common Shares in accordance with Section 3.4 (such Parent Common Shares, Parent Series A Shares, together with any dividends or distributions with respect thereto and such cash in lieu of fractional Parent Common Shares, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the appropriate Merger Consideration in exchange for surrendered certificates that immediately prior to the Effective Time represented Target Common Shares and shares of Series D Stock (the "Stock Certificates") or Target Common Shares and shares of Series D Stock represented by book-entry ("Book-Entry Shares") pursuant to Section 3.1 out of the Exchange Fund. Except as contemplated by Section 3.3(d), the Exchange Fund shall not be used for any other purpose.

        (b)   Promptly but in any event within five (5) Business Days after the Effective Time, Parent shall cause the Exchange Agent to send to each holder of record of Stock Certificates or Book-Entry Shares a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title with respect to the Stock Certificates shall pass, only upon proper delivery of the Stock Certificates to the Exchange Agent or, in the case of Book-Entry Shares, upon adherence to the procedures set forth therein, and which shall be in a form reasonably acceptable to Target), and instructions for use in effecting the surrender of Stock Certificates or, in the case of Book-Entry Shares, the surrender of such shares, for payment therefor in accordance herewith. The Exchange Agent shall also provide for holders of Stock Certificates to procure in person immediately after the Effective Time a letter of transmittal and instructions and to deliver in person immediately after the Effective Time such letter of transmittal and Stock Certificates in exchange for the applicable Merger Consideration. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Stock Certificate or Book-Entry Shares for the benefit of the holder of such Stock Certificate or Book-Entry Shares. "Business Day" means any day other than a Saturday, Sunday or legal holiday under the laws of the United States or the State of Texas.

        (c)   If any portion of the Merger Consideration is to be issued or paid to a Person other than the registered holder of Target Common Shares or shares of Series D Stock represented by the Stock Certificate(s) surrendered in exchange therefor, no such issuance or payment shall be made unless (i) the Stock Certificate(s) so surrendered have been properly endorsed or otherwise be in proper form for transfer and (ii) the Person requesting such issuance has paid to the Exchange Agent any transfer or other taxes required as a result of such issuance to a Person other than the registered holder or establish to the Exchange Agent's satisfaction that such tax has been paid or is not applicable. For purposes of this Agreement, "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including any governmental or regulatory authority or agency (a "Governmental Authority").

        (d)   Any portion of the Exchange Fund that remains unclaimed by the holders of Target Common Shares and Series D Stock one (1) year after the Effective Time shall be returned to Parent and any such holder who has not exchanged such holder's Stock Certificates or Book-Entry Shares in accordance with this Section 3.3 prior to that time shall thereafter look only to Parent (subject to abandoned property, escheat and other similar laws), as a general creditor thereof, to exchange such Stock Certificates or Book-Entry Shares or to pay amounts to which such holder is entitled pursuant to Section 3.1. Notwithstanding the foregoing, none of Parent, Target or the Surviving Corporation shall be liable to any holder of Stock Certificates or Book-Entry Shares for any amount paid, or Merger Consideration delivered, to a public official pursuant to applicable abandoned property, escheat or similar laws.

        (e)   If any Stock Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Stock Certificate is lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Stock Certificate the Merger Consideration in respect thereof pursuant to this Agreement.

        (f)    No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Shares or Parent Series A Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Stock Certificate or Book-Entry Shares with respect to the Parent Common Shares or Parent Series A Shares that such holder has the right to receive and no cash payment in lieu of fractional shares shall be paid to a holder pursuant to Section 3.4 until the holder of record of such Stock Certificate or Book-Entry Shares has surrendered such Stock Certificate or Book-Entry Shares in accordance with Section 3.3. Subject to the effect of applicable laws (including escheat and abandoned property laws), following surrender of any such Stock Certificate or Book-Entry Shares, the record holder of the certificate or certificates representing the Parent Common Shares or Parent Series A Shares issued in exchange therefor shall be paid, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to Parent Common Shares or Parent Series A Shares; and (ii) if the payment date for any dividend or distribution with a record date after the Effective Time with respect to Parent Common Shares or Parent Series A Shares has not occurred prior to the surrender of such Stock Certificate or Book-Entry Shares, at the appropriate payment date therefor, the amount of dividends or other distributions with respect to Parent Common Shares or Parent Series A Shares with a record date after the Effective Time but prior to the surrender of such Stock Certificate or Book-Entry Shares and a payment date subsequent to the surrender of such Stock Certificate or Book-Entry Shares.

        3.4    No Fractional Shares.     No fractional Parent Common Shares shall be issued in the Merger and fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of any fractional interest, each holder of Target Common Shares immediately prior to the Effective Time who would otherwise have been entitled to a fraction of a Parent Common Share upon surrender of Stock Certificates or Book-Entry Shares for exchange pursuant to Section 3.3 shall be paid an amount in cash (without interest) equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all Target Common Shares held at the Effective Time by such holder) would otherwise be entitled by (B) the Average Closing Price. The "Average Closing Price" shall mean the average (rounded to the nearest second decimal place) of the daily closing prices for the Parent Common Shares for the fifteen (15) consecutive full trading days on which such shares are actually traded on the AIM Market of the London Stock Exchange (the "AIM") (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Parent) ending at the close of trading on the trading day prior to the Closing Date.

        3.5    Target Dissenting Shares.     Target Dissenting Shares shall not be converted into or represent the right to receive any Merger Consideration, but instead shall represent only the right to receive the amount determined pursuant to the provisions of Section 262 of the DGCL. At the Effective Time, any Target Dissenting Stockholder shall not thereafter be entitled to vote or exercise any other rights of a stockholder except the right to receive payment for such Target Dissenting Stockholder's Target Dissenting Shares in accordance with Section 262 of the DGCL. If a Target Dissenting Stockholder has so failed to perfect or lost his right to receive, or has effectively withdrawn his demand for, the amount determined under Section 262 of the DGCL, the Target Common Shares and/or shares of Series D Stock held by such holder shall cease to be Target Dissenting Shares and shall entitle such holder to receive the Merger Consideration in respect of such shares as provided in Section 3.1(b), and promptly following the occurrence of such event and upon the surrender of the Stock Certificate(s) representing such shares or as proper for Book Entry Shares, the Exchange Agent and the Surviving Corporation (as applicable) shall deliver to such holder the Merger Consideration in respect of such shares. Target shall comply with those provisions of Section 262 of the DGCL which are required to be performed by Target prior to the Effective Time to the reasonable satisfaction of Parent. Target shall give Parent (i) prompt notice of any written demands to exercise dissenter's rights and (ii) an opportunity to participate at its own expense in all negotiations and proceedings with respect to demands for fair value under the DGCL. Target shall not, except with the prior written consent of Parent (such consent not to be unreasonably withheld or delayed), voluntarily make any payment with respect to demands for fair value under the DGCL or offer to settle or settle any such claims. For purposes of this Agreement, (i) "Target Dissenting Shares" means any Target Common Shares and shares of Series D Stock held by a Target Dissenting Stockholder as of the Effective Time and (ii) "Target Dissenting Stockholders" means any holder of Target Common Shares and/or shares of Series D Stock who does not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands a judicial appraisal of the fair value of such stockholder's shares pursuant to, and otherwise complies in all respects with, the provisions of Section 262 of the DGCL.

        3.6    Closing.     The closing (the "Closing") of the transactions contemplated by this Agreement (the "Transactions") shall take place at 12:00 noon, local time, on the second Business Day following the date on which all of the conditions set forth in Article VIII are satisfied or waived, at the offices of Haynes and Boone, LLP, located at One Houston Center, 1221 McKinney Street, Suite 2100, Houston, Texas 77010, or at such other date and time as Parent and Target shall agree (the "Closing Date").

 ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF TARGET

        Target represents and warrants to the Parent Parties as follows:

        4.1    Organization and Qualification.

        (a)   Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth in Section 4.1(a) of the disclosure schedule delivered by Target to Parent contemporaneously with the execution hereof (the "Target Disclosure Schedule"), which include each jurisdiction in which the character of Target's properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not result in a Target Material Adverse Effect (as defined below). Target has all requisite corporate power and authority to own, use or lease its properties and to carry on its business as it is now being conducted. Target has made available to Parent a complete and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, and Target's Certificate of Incorporation and Bylaws as made available are in full force and effect. Target is not in default in any respect in the performance, observation or fulfillment of any provision of its Certificate of Incorporation or Bylaws.

        (b)   The minute books of Target contain true, complete and accurate records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof) and stockholders ("Corporate Records"). Copies of such Corporate Records of Target have been heretofore made available to Parent or Parent's counsel.

        (c)   The stock, warrant and option ownership and transfer records of Target contain true, complete and accurate records of the securities ownership as of the date of such records and the transfers involving the capital stock and other securities of Target. Copies of such records of Target have been heretofore made available to Parent or Parent's counsel.

        (d)   Section 4.1(d) of the Target Disclosure Schedule lists the name and jurisdiction of organization of each Subsidiary of Target and the jurisdictions in which each such Subsidiary is qualified or holds licenses to do business as a foreign corporation or other organization as of the date hereof. Except for Target's Subsidiaries, Target does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person, other than equity interests held for investment that are not, in the aggregate, material to Target (other than joint operating and other ownership arrangements and tax partnerships entered into in the ordinary course of business that, individually or in the aggregate, are not material to the operations or business of Target and Target's Subsidiaries, taken as a whole, and that do not entail any material liabilities). Each of Target's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions listed in Section 4.1(d) of the Target Disclosure Schedule, which includes each jurisdiction in which the character of such Subsidiary's properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not result in a Target Material Adverse Effect. Each of Target's Subsidiaries has the requisite corporate power and authority to own, use or lease its properties and to carry on its business as it is now being conducted and as it is now proposed to be conducted. Target has made available to Parent a complete and correct copy of the Certificate of Incorporation and Bylaws (or similar organizational documents) of each of Target's Subsidiaries, each as amended to date, and the Certificate of Incorporation and Bylaws (or similar organizational documents) as made available are in full force and effect. No Subsidiary of Target is in default in any respect in the performance, observation or fulfillment of any provision of its certificate of incorporation or bylaws (or similar organizational documents). Other than Target's Subsidiaries, Target does not beneficially own or control, directly or indirectly, five percent (5%) or more of any class of equity or similar securities of any corporation or other organization, whether incorporated or unincorporated.

        (e)   Complete and correct copies of the corporate, partnership or limited liability company records of each of Target's Subsidiaries have been heretofore made available to Parent or Parent's counsel.

        (f)    For purposes of this Agreement, (i) a "Target Material Adverse Effect" means any event, circumstance, condition, development or occurrence causing, resulting in or having (or with the passage of time likely to cause, result in or have) a material adverse effect on the financial condition, business, assets, properties or results of operations of Target and its Subsidiaries, taken as a whole; provided that, in no event shall any of the following alone or in combination be deemed, in and of itself, to constitute or be taken into account in determining a Target Material Adverse Effect: any event, circumstance, change or effect that results from (a) changes affecting the national or regional economy generally or the oil and gas industry generally (provided that Target is not disproportionately affected by such changes), (b) changes in the market price of oil or natural gas, (c) the public announcement or pending nature of the Transactions, (d) compliance with the terms of, or taking any action required by, this Agreement, (e) change in the price or trading volume of the Target Common Shares or the Parent Common Shares, (f) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism or (g) any change in the accounting requirements or principles imposed on Target or its business by GAAP or any change in applicable law after the date hereof; and (ii) "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (x) at least a majority of the securities or other interests having by their terms voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one (1) or more of its subsidiaries, or by such party and one (1) or more of its subsidiaries, or (y) such party or any Subsidiary of such party is a general partner of a partnership or a manager of a limited liability company.

        4.2    Capitalization.

        (a)   The authorized capital stock of Target consists of 100,000,000 Target Common Shares, and 5,000,000 preferred shares (the "Target Preferred Shares" and together with the Target Common Shares, the "Target Shares") of which (i) 600 shares have been designated as Target Series A Convertible Preferred Stock, no par value per share; (b) 8,000 shares have been designated as Target Series B Convertible Preferred Stock, no par value per share; (c) 8,000 shares have been designated as Target Series C Convertible Preferred Stock, no par value per share; and (d) 49,116 have been designated as the Series D Stock. As of the date hereof, Target has (i) 47,273,224 Target Common Shares issued (of which 45,570,147 are outstanding and 1,703,077 are held by Target in treasury), (ii) 23,849 shares of the Series D Stock issued and outstanding (which number does not include 3,416 additional shares of Series D Stock to be issued as of September 28, 2009 in accordance with the terms of the Series D Certificate as a paid-in-kind distribution), (iii) 386,669 Target Restricted Shares issued and outstanding, and (iv) outstanding Target Options to acquire 1,395,463 Target Common Shares under stock option plans or agreements of Target (of which Target Options to purchase an aggregate of 1,020,372 shares of Target Common Shares are exercisable). There are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote with Target's stockholders, whether together or as a separate class, on any matters on which Target's stockholders may vote. All the outstanding Target Common Shares are validly issued, fully paid and nonassessable, and free of preemptive rights. Except as set forth above or in Section 4.2(a) of the Target Disclosure Schedule, and other than this Agreement, there are no outstanding subscriptions, options, rights, warrants, convertible securities, stock appreciation rights, phantom equity, or other agreements or commitments (including "rights plans" or "poison pills") obligating Target to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock of any class. There are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement, arrangement or other understanding to which Target is a party or by which Target is bound with respect to any equity security of any class of Target.

        (b)   Except as set forth in Section 4.2(b) of the Target Disclosure Schedule, Target is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each Target Subsidiary, there are no irrevocable proxies with respect to any such shares, and no equity securities of any Target Subsidiary are or may become required to be issued because of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of any Target Subsidiary, and there are no contracts, commitments, understandings or arrangements by which Target or any Target Subsidiary is or may be bound to issue additional shares of capital stock of any Target Subsidiary or securities convertible into or exchangeable or exercisable for any such shares. Except as set forth in Section 4.2(b) of the Target Disclosure Schedule, all of such shares Target owns are validly issued, fully paid and nonassessable and are owned by it free and clear of all liens, mortgages, pledges, security interests, encumbrances, claims or charges of any kind (collectively, "Liens").

        (c)   Target Common Shares are listed on the NYSE Amex under the symbol "CFW." No action or proceeding is pending or, to the knowledge of Target, threatened against Target by the NYSE Amex or any other Governmental Authority regulating issuers on NYSE Amex with respect to Target or Target Common Shares. For purposes of this Agreement, phrases such as "knowledge of Target" and similar terms mean the current knowledge, after due inquiry, of any Vice President (including the corporate officer with responsibility for human resources and employee benefits) or the President, Chief Executive Officer or Chairman of Target.

        4.3    Authority.     Target has full corporate power and authority to execute and deliver this Agreement and any ancillary agreements (the "Ancillary Agreements") to which Target is or will be a party and, subject to obtaining the Target Stockholders' Approval, to consummate the Transactions. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which Target is or will be a party and the consummation of the Transactions have been duly and validly authorized by Target's Board of Directors, and no other corporate proceedings on the part of Target are necessary to authorize this Agreement and the Ancillary Agreements to which Target is or will be a party or to consummate the Transactions, other than the Target Stockholders' Approval. This Agreement has been, and the Ancillary Agreements to which Target is or will be a party are, or upon execution will be, duly and validly executed and delivered by Target and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitutes, or upon execution will constitute, valid and binding obligations of Target enforceable against Target in accordance with their respective terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors and of general principles of equity (the "Enforceability Exception").

        4.4    Consents and Approvals; No Violation.     The execution and delivery of this Agreement, the consummation of the Transactions and the performance by Target of its obligations hereunder will not:

        (a)   subject to receipt of the Target Stockholders' Approval, conflict with any provision of Target's Certificate of Incorporation or Bylaws, as amended, or the Certificate of Incorporation or Bylaws (or other similar organizational documents) of any of Target's Subsidiaries;

        (b)   subject to obtaining the Target Stockholders' Approval and the filing of the Certificate of Merger with the Secretary of State of Delaware, require any consent, waiver, approval, order, authorization or permit of, or registration, filing with or notification to, (i) any Governmental Authority, except for applicable requirements of the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the

Securities Exchange Act of 1934 (the "Exchange Act"), state laws relating to takeovers, if applicable, state securities or blue sky laws, except for approvals that are ministerial in nature and are customarily obtained from Governmental Authorities after the Effective Time in connection with transactions of the same nature as are contemplated hereby ("Customary Post-Closing Consents") or (ii) except as set forth in Section 4.4(b) of the Target Disclosure Schedule, any third party other than a Governmental Authority, other than such non-Governmental Authority third party consents, waivers, approvals, orders, authorizations and permits that would not (i) result in a Target Material Adverse Effect, (ii) materially impair the ability of Target or any of its Subsidiaries, as the case may be, to perform its obligations under this Agreement or any Ancillary Agreement or (iii) prevent the consummation of any of the Transactions;

        (c)   except as set forth in Section 4.4(c) of the Target Disclosure Schedule, result in any violation of or the breach of or constitute a default (with notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or guaranteed payments or a loss of a material benefit under, any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligation to which Target, or any of its Subsidiaries, is a party or by which Target or any of its Subsidiaries or any of their respective properties or assets may be bound, except for such violations, breaches, defaults, or rights of termination, cancellation or acceleration, or losses as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not (A) result in a Target Material Adverse Effect, (B) materially impair the ability of Target or any of its Subsidiaries to perform their obligations under this Agreement or any Ancillary Agreement or (C) prevent the consummation of any of the Transactions;

        (d)   except as set forth in Section 4.4(d) of the Target Disclosure Schedule, violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Target or any of its Subsidiaries;

        (e)   except as set forth in Section 4.4(e) of the Target Disclosure Schedule, result in the creation of any Liens upon any shares of capital stock or material properties or assets of Target or any of its Subsidiaries under any agreement or instrument to which Target or any of its Subsidiaries is a party or by which Target or any of its Subsidiaries or any of their properties or assets is bound; or

        (f)    except as set forth in Section 4.4(f) of the Target Disclosure Schedule, result in any holder of any securities of Target being entitled to appraisal, dissenters' or similar rights.

        4.5    Target SEC Reports.

        (a)   Target has filed with the Securities and Exchange Commission (the "SEC"), and has heretofore made available to Parent, true and complete copies of, each form, registration statement, report, schedule, proxy, announcement or information statement and other document (including exhibits and amendments thereto), including its annual reports to stockholders incorporated by reference in certain of such reports, required to be filed by it with the SEC since January 1, 2004 under the Securities Act or the Exchange Act (collectively, the "Target SEC Reports"). As of the respective dates the Target SEC Reports were filed or, if any Target SEC Reports were amended, as of the date such amendment was filed, each Target SEC Report, including any financial statements or schedules included therein, (a) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No event since the date of the last Target SEC Report has occurred that would require Target to file a Current Report on Form 8-K other than the execution of this Agreement.

        (b)   The Chief Executive Officer and Chief Financial Officer of Target have made all certifications (without qualification or exceptions to the matters certified) required by, and would be able to make such certifications (without qualification or exception to the matters certified) as of the date hereof and as of the Closing Date as if required to be made as of such dates pursuant to, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as amended, and any related rules and regulations promulgated by the SEC, and the statements contained in any such certifications are complete and correct; neither Target nor its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification. Except as set forth in Section 4.6 of the Target Disclosure Schedule, Target maintains "disclosure controls and procedures" (as defined in Rule 13a-14(c) under the Exchange Act); such disclosure controls and procedures are effective to ensure that all material information concerning Target and its Subsidiaries is made known on a timely basis to the individuals responsible for preparing Target's SEC filings and other public disclosures, and Target is otherwise in substantial compliance with all applicable provisions of the Sarbanes-Oxley Act and the applicable listing standards of the NYSE Amex.

        4.6    Financial Statements.     Each of the audited consolidated financial statements and unaudited consolidated interim financial statements of Target (including any related notes and schedules) included (or incorporated by reference) in its Annual Reports on Form 10-K for each of the three (3) fiscal years ended June 30, 2007, 2008 and 2009 and its Quarterly Reports on Form 10-Q for its fiscal quarters ended September 30, 2008, December 31, 2008 and March 31, 2009 (collectively, the "Target Financial Statements") have been prepared from, and are in accordance with, the books and records of Target and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year-end adjustments) and fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Target and its Subsidiaries as of the date thereof and the consolidated results of operations and cash flows (and changes in financial position, if any) of Target and its Subsidiaries for the periods presented therein (subject to normal year-end adjustments and the absence of financial footnotes in the case of any unaudited interim financial statements).

        4.7    Absence of Undisclosed Liabilities; Liabilities as of Year End.     Except (a) as set forth in Section 4.7 of the Target Disclosure Schedule and (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since June 30, 2009, neither Target nor any of its Subsidiaries has incurred any liabilities or obligations of any nature (contingent or otherwise) that would have a Target Material Adverse Effect or would be required by GAAP to be reflected on a consolidated balance sheet of Target and its Subsidiaries or the notes thereto which are not reflected.

        4.8    Absence of Certain Changes.     Except as set forth in Section 4.8 of the Target Disclosure Schedule or as contemplated by this Agreement, since June 30, 2009 (a) Target and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practices, (b) there has not been any change or development, or combination of changes or developments that, individually or in the aggregate, would have a Target Material Adverse Effect, (c) there has not been any declaration, setting aside for payment of any dividend or other distribution with respect to any shares of capital stock of Target, or any repurchase, redemption or other acquisition by Target or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Target or any of its Subsidiaries, (d) there has not been any amendment of any term of any outstanding security of Target or any of its Subsidiaries, and (e) there has not been any change in any method of accounting or accounting practice by Target or any of its Subsidiaries, except for any such change required because of a concurrent change in GAAP or to conform a Subsidiary's accounting policies and practices to those of Target.

        4.9    Taxes.     Except as otherwise disclosed in Section 4.9 of the Target Disclosure Schedule and for matters that would not have a Target Material Adverse Effect:

        (a)   Target and each of its Subsidiaries have timely filed (or have had timely filed on their behalf) or will file or cause to be timely filed, all material Tax Returns (as defined below) required by applicable law to be filed by any of them prior to or as of the Closing Date. As of the time of filing, the foregoing Tax Returns correctly reflected the material facts regarding the income, business, assets, operations, activities, status, or other matters of Target or any other information required to be shown thereon. In particular, the foregoing tax returns are not subject to penalties under Section 6662 of the Code, relating to accuracy related penalties (or any corresponding provision of the state, local or foregoing Tax law) or any predecessor provision of law. An extension of time within which to file a Tax Return has not been requested or granted.

        (b)   Target and each of its Subsidiaries have paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Closing Date, an adequate accrual for the payment of all material Taxes (as defined below) due with respect to any period ending prior to or as of the Closing Date. Target and each of its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

        (c)   No Audit (as defined below) by a Tax Authority (as defined below) is pending or to the knowledge of Target, threatened, with respect to any Tax Returns filed by, or Taxes due from, Target or any Subsidiary. No issue has been raised by any Tax Authority in any Audit of Target or any of its Subsidiaries that if raised with respect to any other period not so audited could be expected to result in a material proposed deficiency for any period not so audited. No material deficiency or adjustment for any Taxes has been proposed, asserted, assessed or, to the knowledge of Target, threatened, against Target or any of its Subsidiaries. There are no liens for Taxes upon the assets of Target or any of its Subsidiaries, except liens for current Taxes not yet delinquent.

        (d)   Neither Target nor any of its Subsidiaries has given or been requested to give any waiver of statutes of limitations relating to the payment of Taxes or have executed powers of attorney with respect to Tax matters, which will be outstanding as of the Closing Date.

        (e)   Prior to the date hereof, Target and its Subsidiaries have disclosed and provided or made available to Parent true and complete copies of, all material Tax sharing, Tax indemnity, or similar agreements to which Target or any of its Subsidiaries is a party to, is bound by, or has any obligation or liability for Taxes.

        (f)    In this Agreement, (i) "Audit" means any audit, assessment of Taxes, other examination by any Tax Authority, proceeding or appeal of such proceeding relating to Taxes; (ii) "Taxes" means all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto; (iii) "Tax Authority" means the Internal Revenue Service and any other domestic or foreign Governmental Authority responsible for the administration of any Taxes; and (iv) "Tax Returns" means all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

        (g)   Except for the group of which Target is currently a member, Target has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code.

        (h)   Target has not agreed to make nor is it required to make any adjustment under Section 481(a) of the Code by reason of change in accounting method or otherwise.

        (i)    None of the Target or any of its Subsidiaries has a liability for Taxes of any Person (other than Target and its Subsidiaries) under Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

        (j)    Neither Target nor any of its subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or 361.

        4.10    Litigation.     Except as disclosed in Section 4.10 of the Target Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to Target's knowledge, threatened against or directly affecting Target, any Subsidiaries of Target or any of the directors or officers of Target or any of its Subsidiaries in their capacity as such, nor is there any reasonable basis therefor that could reasonably be expected to have a Target Material Adverse Effect, if adversely determined. Except as disclosed in Section 4.10 of the Target Disclosure Schedule, neither Target nor any of its Subsidiaries, nor any officer, director or employee of Target or any of its Subsidiaries has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Authority from engaging in or continuing any conduct or practice in connection with the business, assets or properties of Target or such Subsidiary nor, to the knowledge of Target, is Target, any Subsidiary or any officer, director or employee of Target or any of its Subsidiaries under investigation by any Governmental Authority. Except as disclosed in Section 4.10 of the Target Disclosure Schedule, there is no order, judgment or decree of any court or other tribunal or other agency extant enjoining or requiring Target or any of its Subsidiaries to take any action of any kind with respect to its business, assets, properties, employees or former employees. Notwithstanding the foregoing, no representation or warranty in this Section 4.10 is made with respect to Environmental Laws, which are covered exclusively by the provisions set forth in Section 4.12.

        4.11    Employee Benefit Plans; ERISA.

        (a)   Target has entered into a Client Service Agreement with Administaff Companies II, L.P. or its affiliate (the "Administaff Agreement") under which Administaff Companies II, L.P. (or its affiliate) and Target are co-employers of the individuals performing services for Target and its Subsidiaries. Pursuant to the Administaff Agreement, Administaff Companies II, L.P. or its affiliate is responsible for, among other things, paying salaries and wages, complying with reporting and payment of federal and state payroll taxes, and providing benefits to the individuals performing services for Target and its Subsidiaries. Target has complied in all material respects with its responsibilities under the Administaff Agreement.

        (b)   Section 4.11(b) of the Target Disclosure Schedule lists as of the date of this Agreement all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other material employee compensation and benefit plans, agreements, programs, policies or other arrangements, including, without limitation, any employment or service agreements (except for offer letters providing for at will employment that do not provide for severance, acceleration or post termination benefits and other at will arrangements that may be terminated without notice by and at no expense or liability to Target, any Target Subsidiary, or any Target ERISA Affiliate), severance, short-term and long-term disability, paid leave, vacation pay, consulting or other compensation agreements, deferred compensation, bonus, long-term incentive programs in the form of restricted stock grants, stock option grants or other equity or phantom equity, supplemental unemployment, medical insurance including medical, dental, vision, and prescription coverage, life and accidental death and dismemberment insurance, tuition aid reimbursement, relocation assistance, employee or former employee loans in excess of $10,000, expatriate benefits, retiree medical and life insurance (1) maintained or sponsored by Administaff Companies II, L.P. or an affiliate thereof for the benefit of one (1) or more employees (or their eligible dependents) of Target, any of its Subsidiaries or any Target ERISA Affiliate (the "Administaff Plans") or (2) maintained or sponsored by Target or any of its Subsidiaries or any Target ERISA Affiliate or to which Target or any of its Subsidiaries or any Target ERISA Affiliate contributes or is obligated to contribute, other than the Administaff Plans (the "Target Benefit Plans"). A "Target ERISA Affiliate" is any trade or business, whether or not incorporated, which together with Target would be deemed a "single employer" within the meaning of Section 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA.

        (c)   Target has not, since July 30, 2002, extended credit, arranged for the extension of credit, or renewed, modified or forgiven an extension of credit made prior to such date, in the form of a personal loan to or for any Person who was, at any time since such date, an officer or director of the Target.

        (d)   Prior to the date of this Agreement, Target has made available to Parent a true, correct and complete copy of each of the Target Benefit Plans (and all amendments thereto) and any related plan documents (including adoption agreements, vendor Contracts and administrative services agreements, trust documents, insurance policies or contracts including policies relating to fiduciary liability insurance, bonds required by ERISA, other authorizing documents, employee booklets, summary plan descriptions, registration statements and prospectuses, investment policy statements, and summaries of material modifications and any material employee communications relating thereto) and has, with respect to each Target Benefit Plan that is subject to ERISA reporting requirements, made available to Parent true, correct and complete copies of the Form 5500 reports filed for the last three (3) plan years (including all audits, financial statements, schedules and attachments thereto) and all notices that were given to Target or a Target Benefit Plan by the Internal Revenue Service, Department of Labor, or other Governmental Authority or entity concerning any Target Benefit Plan.

        Each of Target and each Target Subsidiary has made available to Parent a true, correct and complete list of the names of all current officers, directors, and consultants of Target and each Target Subsidiary showing each such Person's name, position, location, and rate of annual remuneration.

        Each of Target and each Target Subsidiary has made available to Parent true, correct and complete copies of each of the following:

            (i)  all forms of employment offer letters,

           (ii)  all forms of employment agreements and severance agreements,

          (iii)  all forms of services agreements and forms of agreements with current and former consultants and/or advisory board members,

          (iv)  all forms of confidentiality, non-competition, non-solicitation and/or invention or similar agreements by and between current and former employees, consultants and/or others (and a true, correct and complete list of employees, consultants and/or others not subject thereto),

           (v)  all management organization chart(s),

          (vi)  all agreements and/or insurance policies providing for the indemnification of any officers or directors,

         (vii)  Target's standard severance policy,

        (viii)  a summary of outstanding liability for termination payments and benefits to current and former directors, officers, employees and consultants,

          (ix)  a schedule of bonus commitments made to employees, and

           (x)  all written personnel policies.

        (e)   With respect to each Target Benefit Plan and, and to the knowledge of Target, with respect to each Administaff Plan:

            (i)  if intended to qualify under Section 401(a) or 401(k) of the Code, such plan satisfies the requirements of such sections, has received a favorable determination letter from the Internal Revenue Service with respect to its qualification (or has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer), and its related trust has been determined to be exempt from tax under Section 501(a) of the Code and, to the knowledge of Target, nothing has occurred since the date of such letter to adversely affect such qualification or exemption;

           (ii)  each such plan has been administered in all material respects in compliance with its terms and applicable law (including ERISA and the Code);

          (iii)  neither Target nor any Target ERISA Affiliate has engaged in, and Target and each Target ERISA Affiliate do not have any knowledge of any Person that has engaged in, any transaction or acted or failed to act in any manner that would subject Target or any Target ERISA Affiliate to any liability for a breach of fiduciary duty under ERISA;

          (iv)  no suit, administrative proceeding, action or other litigation is pending or, to the knowledge of Target or any Target ERISA Affiliate, threatened against Target or any Target ERISA Affiliate, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor;

           (v)  there have been no "reportable events" within the meaning of Section 4043 of ERISA for which the thirty (30) day notice requirement of ERISA has not been waived by the Pension Benefit Guaranty Corporation (the "PBGC");

          (vi)  all contributions due have been made on a timely basis (within, where applicable, the time limit established under Section 302 of ERISA or Section 412 of the Code) with respect to individuals performing services for Target and its Subsidiaries and, to the extent required by GAAP, all amounts have been accrued for the current plan year and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued in the ordinary course of business, consistent with past practice;

         (vii)  no notice of intent to terminate any Target Benefit Plan, or any Administaff Plan, has been given under Section 4041 of ERISA and no proceeding has been instituted under Section 4042 of ERISA to terminate any Target Benefit Plan or any Administaff Plan;

        (viii)  Target has made available to Parent a true, correct and complete copy of the most recent Internal Revenue Service determination letter, advisory letter or opinion letter issued with respect to each Target Benefit Plan and Administaff Plan;

          (ix)  Target, each Target Subsidiary and each Target ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any material default or in violation by any other party to, such plan;

           (x)  with respect to each such plan intended to include a Code Section 401(k) arrangement, Target and each Target Subsidiary and Target ERISA Affiliate have at all times made timely deposits of employee salary reduction contributions and participant loan repayments, as determined pursuant to regulations issued by the United States Department of Labor;

          (xi)  each Target Benefit Plan may be terminated on a prospective basis with any notice required by such plan without any continuing liability for benefits other than benefits accrued to the date of such termination and each Administaff Plan may be terminated with respect to individuals performing services for Target and its Subsidiaries on a prospective basis with any notice required by such plan without any continuing liability for benefits other than benefits accrued to the date of such termination;

         (xii)  all contributions made or required to be made by Target or any Target ERISA Affiliate under any Target Benefit Plan or any Administaff Plan, meet the requirements (if any) for deductibility under the Code; and

        (xiii)  all individuals (i) who, pursuant to the terms of any Target Benefit Plan, are entitled to participate in any Target Benefit Plan, are currently participating in such Target Benefit Plan or have been offered an opportunity to do so; and (ii) performing services for Target and its Subsidiaries who, pursuant to the terms of any Administaff Plan, are entitled to participate in any Administaff Plan, are currently participating in such Administaff Plan or have been offered an opportunity to do so.

With respect to the Target Benefit Plans and the Administaff Plans, neither Target nor any Target ERISA Affiliate has engaged in, and Target and each Target ERISA Affiliate do not have any knowledge of any Person that has engaged in, any "prohibited transaction" (within the meaning of Section 406 of ERISA and Section 4975 of the Code) for which no exemption exists under Section 408 of ERISA or Section 4975(c) of the Code or Section 4975(d) of the Code.

        (f)    Neither Target nor any Target Subsidiary or Target ERISA Affiliate is a party to, or has ever made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as such term is defined in Section 3(37) of ERISA or any "multiple employer plan" as such term is defined in Section 413(c) of the Code. There has been no termination or partial termination of any Target Benefit Plan within the meaning of Section 411(d)(3) of the Code. Neither Target nor any Target ERISA Affiliate has ever established, maintained or contributed to, or had an obligation to maintain or contribute to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA that is subject to Title IV of ERISA or Section 412 of the Code.

        No event has occurred with respect to Target or a Target ERISA Affiliate in connection with which Target or any Target Subsidiary could be subject to any liability, lien or encumbrance with respect to any Target Benefit Plan or, to the knowledge of Target, any Administaff Plan or any employee benefit plan described in Section 3(3) of ERISA maintained, sponsored or contributed to by a Target ERISA Affiliate under ERISA or the Code, except for regular contributions and benefit payments in the ordinary course of plan business.

        Except as provided in Section 4.11(f) of the Target Disclosure Schedule, neither Target nor any Target Subsidiary nor any Target ERISA Affiliate sponsors or maintains any self-funded employee benefit plan, including any plan to which a stop-loss policy applies.

        (g)   Except as set forth in Section 4.11(g) of the Target Disclosure Schedule, no present or former employees of Target or any Target Subsidiary are covered by any agreements or plans that provide or will provide severance pay, post-termination health or life insurance benefits (other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") or applicable state law) or any similar benefits.

        (h)   Except as set forth in Section 4.11(h) of the Target Disclosure Schedule, the consummation of the Transactions shall not cause any payments or benefits to any employee to be either subject to an excise tax under Sections 4999 of the Code or non-deductible to Target under Section 280G or 162(m) of the Code. Section 4.11(h) of the Target Disclosure Schedule lists each Person who Target reasonably believes is, with respect to Target, any Target Subsidiary and/or any Target ERISA Affiliate, a "disqualified individual" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) determined as of the date hereof.

        (i)    Except as disclosed in Section 4.11(i) of the Target Disclosure Schedule, none of the execution and delivery of this Agreement, the consummation of the Merger or any other transaction contemplated hereby or any termination of employment or service in connection therewith or subsequent thereto will:

            (i)  result in any payment (including severance, supplemental unemployment compensation, golden parachute, bonus or otherwise) becoming due to any current or former employee, officer, director, independent contractor, or consultant of Target or any Target Subsidiary other than accrued payments;

           (ii)  materially increase or otherwise enhance any benefits otherwise payable to any current or former employee, officer, director, independent contractor, or consultant of Target or any Target Subsidiary by Target or any Target Subsidiary;

          (iii)  result in the acceleration of the time of payment or vesting of any such benefits, except as required under Section 411(d)(3) of the Code;

          (iv)  increase the amount of compensation due to any current or former employee, officer, director, independent contractor, or consultant of Target or any Target Subsidiary; or

           (v)  result in the forgiveness in whole or in part of any outstanding loans made by Target or any Target Subsidiary to any current or former employee, officer, director, independent contractor, or consultant of Target or any Target Subsidiary.

        (j)    With respect to each Target Benefit Plan subject to ERISA as either an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA or an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true, correct and complete as of the date filed), including any required audit reports, and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Benefit Plan and, with respect to each Administaff Plan subject to ERISA as either an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA or an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, to the knowledge of Target, there has been prepared in good faith and timely filed all requisite governmental reports (which were true, correct and complete as of the date filed), including any required audit reports, and there has been properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Administaff Plan.

        (k)   Each compensation and benefit plan required to be maintained or contributed to by the law or applicable custom or rule of the relevant jurisdiction outside of the United States (each such plan, a "Foreign Plan") is listed in Section 4.11(k) of the Target Disclosure Schedule except for plans maintained by Governmental Authorities. As regards each Foreign Plan: (i) such Foreign Plan is in compliance with the provisions of the laws of each jurisdiction in which such Foreign Plan is maintained, to the extent those laws are applicable to such Foreign Plan; (ii) the Target, each Target Subsidiary, and each Target ERISA Affiliate has complied with all applicable reporting and notice requirements, and such Foreign Plan has obtained from the Governmental Authority having jurisdiction with respect to such Foreign Plan any required determinations, if any, that such Foreign Plan is in compliance with the laws of the relevant jurisdiction if such determinations are required in order to give effect to such Foreign Plan; and (iii) such Foreign Plan has been administered in accordance with its terms and applicable law and regulations.

        (l)    Section 4.11(l) of the Company Disclosure Schedule lists as of the date of this Agreement each employee of Target or any Target Subsidiary who is absent from work or not fully available to perform work according to his or her regular schedule because of a physical or mental impairment or other approved leave and also lists, with respect to each such employee, the basis of such leave and the anticipated date of return to full service. Section 4.11(l) of the Company Disclosure Schedule also lists as of the date of this Agreement each employee or former employee of Target or any Target Subsidiary who has applied for within the previous six (6) months or who is receiving short-term-disability, long-term-disability or similar benefits.

        (m)  Each Target Benefit Plan and, to the knowledge of Target, each Administaff Plan that is a "nonqualified deferred compensation plan" (as defined in Section 409A(d)(1) of the Code) (i) was operated from January 1, 2005 through December 31, 2008 in good faith compliance with Section 409A of the Code, IRS Notice 2005-1, and the Treasury Regulations issued pursuant to Section 409A of the Code, (ii) has been operated since January 1, 2009 in compliance with Section 409A of the Code and the final Treasury Regulations issued pursuant to Section 409A of the Code, and (iii) no nonqualified deferred compensation plan that is grandfathered pursuant to Section 409A of the Code has been "materially modified" (within the meaning of the applicable guidance issued pursuant to Section 409A of the Code) at any time after October 3, 2004.

        (n)   Attached as Section 4.11(n) of the Target Disclosure Schedule is (i) a summary or copy of Target's severance policy, (ii) a severance package table which lists the maximum amount of all cash amounts that may be paid to Target's employees as a result of or in connection with a severance from employment, and (iii) a list of employees of Target with written employment agreements, written letter agreements or agreements covered by resolution of the Target's Board of Directors addressing specific employees.

        (o)   Except as set forth in Section 4.11(o) of the Target Disclosure Schedule, no employee, independent contractor, or director of Target, any Target Subsidiary, or any Target ERISA Affiliate is eligible to receive, based on the actions of Target, any Target Subsidiary, or any Target ERISA Affiliate prior to the Effective Time, any bonus or other payment that is calculated by reference to, or otherwise based upon, the financial results or performance of Target, any Target Subsidiary, or any Target ERISA Affiliate for all or any portion of the fiscal year ending June 30, 2010.

        4.12    Environmental Liability.     Except as set forth in Section 4.12 of the Target Disclosure Schedule or as could not reasonably be expected to result in liabilities that have a Target Material Adverse Effect:

        (a)   The businesses of Target and its Subsidiaries have been and are operated in material compliance with all applicable federal, state and local statutes, ordinances, restrictions, licenses, rules, orders, regulations, permit conditions, injunctive obligations, standards, and legal requirements relating to the protection of the environment and human health, including the common law and the Federal Clean Water Act, Safe Drinking Water Act, Resource Conservation & Recovery Act, Clean Air Act, Outer Continental Shelf Lands Act, Comprehensive Environmental Response, Compensation and Liability Act, and Emergency Planning and Community Right to Know Act, and their respective state statute counterparts each as amended and currently in effect (together, "Environmental Laws").

        (b)   Neither Target nor any of its Subsidiaries has caused or allowed the generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum, petroleum products or any substance regulated under any Environmental Law (together, "Hazardous Substances"), except in material compliance with all Environmental Laws, and, to Target's knowledge, no generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any Hazardous Substances has occurred at any property or facility owned, leased or operated by Target for any of its Subsidiaries except in material compliance with all Environmental Laws.

        (c)   Neither Target nor any of its Subsidiaries has received any written notice from any Governmental Authority or third party or, to the knowledge of Target, any other communication alleging or concerning any material violation by Target or any of its Subsidiaries of, or responsibility or liability of Target or any of its Subsidiaries under any Environmental Law. There are no pending, or to the knowledge of Target, threatened, claims, suits, actions, proceedings or investigations with respect to the businesses or operations of Target or any of its Subsidiaries alleging or concerning any material violation of, or responsibility or liability under, any Environmental Law, nor does Target have any knowledge of any fact or condition that could give rise to such a claim, suit, action, proceeding or investigation.

        (d)   Target and its Subsidiaries have obtained and are in compliance with all material approvals, permits, licenses, registrations and similar authorizations from all Governmental Authorities under all Environmental Laws required for the operation of the businesses of Target and its Subsidiaries as currently conducted ("Target Permits"); there are no pending or, to the knowledge of Target, threatened, actions, proceedings or investigations alleging violations of or seeking to modify, revoke or deny renewal of any of such approvals, permits, licenses, registrations and authorizations; and Target does not have knowledge of any fact or condition that is reasonably likely to give rise to any action, proceeding or investigation regarding the violation of or seeking to modify, revoke or deny renewal of any of such approvals, permits, licenses, registrations and authorizations.

        (e)   Without in any way limiting the generality of the foregoing, (i) to Target's knowledge, all offsite locations where Target or any of its Subsidiaries has transported, released, discharged, stored, disposed or arranged for the disposal of Hazardous Substances are licensed and operating as required by law and (ii) to Target's knowledge, no polychlorinated biphenyls ("PCBs"), PCB-containing items, asbestos-containing materials, or radioactive materials are used or stored at any property owned, leased or operated by Target or any of its Subsidiaries except in material compliance with Environmental Laws.

        (f)    No claims have been asserted or, to Target's knowledge, threatened to be asserted against Target or its Subsidiaries for any personal injury (including wrongful death) or property damage (real or personal) arising out of alleged exposure or otherwise related to Hazardous Substances used, handled, generated, transported or disposed by Target or its Subsidiaries.

        4.13    Compliance with Applicable Laws.

        (a)   Target and each of its Subsidiaries hold all material approvals, licenses, permits, registrations and similar authorizations necessary for the lawful conduct of their respective businesses, as now conducted, and such businesses are not being, and neither Target nor any of its Subsidiaries have received any notice from any Person that any such business has been or is being, conducted in violation of any law, ordinance or regulation, including any law, ordinance or regulation relating to occupational health and safety, except for possible violations that either individually or in the aggregate have not resulted and would not result in a Target Material Adverse Effect; provided, however, no representation or warranty in this Section 4.13 is made with respect to Environmental Laws, which are covered exclusively in Section 4.12.

        (b)   Neither Target, any Subsidiary of Target, nor, to the knowledge of Target, any director, officer, agent, employee or other person acting on behalf of Target or any of its Subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others, or established or maintained any unlawful or unrecorded funds in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other domestic or foreign law.

        4.14    Insurance. Section 4.14     of the Target Disclosure Schedule lists each insurance policy of Target and its Subsidiaries currently in effect. Target has made available to Parent a true, complete and correct copy of each such policy and the binder therefor. With respect to each such insurance policy or binder none of Target, any of its Subsidiaries or, to Target's knowledge, any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and Target does not know of any occurrence or any event which (with notice or the lapse of time or both) would constitute such a breach or default or permit termination, modification or acceleration under the policy, except for such breaches or defaults which, individually or in the aggregate, would not result in a Target Material Adverse Effect. Section 4.14 of the Target Disclosure Schedule describes any self-insurance arrangements affecting Target or its Subsidiaries. To Target's knowledge, the insurance policies listed in Section 4.14 of the Target Disclosure Schedule include all policies which are required in connection with the operation of the businesses of Target and its Subsidiaries as currently conducted by applicable laws and all agreements relating to Target and its Subsidiaries.

        4.15    Labor Matters; Employees.

        (a)   Except as set forth in Section 4.15 of the Target Disclosure Schedule, (i) there is no labor strike, dispute, slowdown, work stoppage, lockout or other similar labor controversy actually pending or, to the knowledge of Target, threatened against or affecting Target or any of its Subsidiaries and, during the past five (5) years, there has not been any such action, (ii) none of Target or any of its Subsidiaries is a party to, bound by, or negotiating any collective bargaining or similar agreement with any labor organization (as that term is defined in the National Labor Relations Act, as amended), or work rules or practices with any labor organization or employee association applicable to employees of Target or any of its Subsidiaries, (iii) none of the employees of Target or any of its Subsidiaries are represented by any labor organization, none of Target or any of its Subsidiaries have any knowledge of any current union organizing activities among the employees of Target or any of its Subsidiaries nor does any question concerning representation exist concerning such employees, and neither Target nor any of its Subsidiaries have experienced any union organizational campaigns, petitions, or other unionization activities within the past three (3) years, (iv) Target and its Subsidiaries have each at all times within the past three (3) years been in material compliance with all applicable laws respecting employment and employment practices, equal employment opportunity, wages, labor relations, hours of work and overtime, worker classification, employment-related immigration and authorization to work in the United States, occupational safety and health, and privacy of health information, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation, (v) there is no unfair labor practice charge or complaint or any union representation question or certification petition against Target or any of its Subsidiaries pending or, to the knowledge of Target, threatened before the National Labor Relations Board or any similar state or foreign agency and there have been no such charges, complaints, questions or petitions within the past three (3) years, (vi) there are no pending or, to the knowledge of Target, threatened legal, arbitral or administrative suits, actions, investigations, charges, complaints, demands or other proceedings of any kind and in any forum by or on behalf of any current or former employee of Target or any of its Subsidiaries, applicant, person claiming to be an employee, or any classes of the foregoing, alleging or concerning a violation of, or compliance with, any applicable law respecting employment and employment practices, equal employment opportunity, wages, labor relations, hours of work and overtime, worker classification, employment-related immigration and authorization to work in the United States, occupational safety and health, and privacy of health information, there have been no such proceedings within the past three (3) years, nor are there any grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure concerning Target or any of its Subsidiaries, (vii) there is no current or, to the knowledge of Target, threatened legal, arbitral or administrative suits, actions, investigations or other proceedings of any kind and in any forum in which any current or former director, officer, employee or agent of Target or any of its Subsidiaries is or may be entitled to indemnification, (viii) Target and all of its Subsidiaries have timely paid or made provision for payment of, and has properly accrued for in its or their financial statements, all accrued salaries, wages, commissions, bonuses, severance pay, vacation, sick, and other paid leave with respect to any current or former employee or on account of employment, (ix) no current or former employee or person claiming to be or have been an employee of Target or any of its Subsidiaries has a right to be recalled, reinstated, or restored to employment under any agreement, law, or policy or practice of Target or any of its Subsidiaries, (x) neither Target nor any of its Subsidiaries is a party to, or otherwise bound by, any order, judgment, decree or settlement with respect to any current or former employee, the terms and conditions of employment, or the working conditions of any employee, (xi) neither Target nor any of its Subsidiaries has, and none are required by applicable law to have, an affirmative action plan, (xii) Target and its Subsidiaries have complied with the Older Workers' Benefit Protection Act with respect to any waivers of liability under the Age Discrimination in Employment Act obtained by it in the last 300 days, (xiii) neither the Occupational Safety and Health Administration nor any other federal or state agency has threatened to file any citation, and there are no pending citations, relating to Target or any of its Subsidiaries, and (xiv) there is no employee or governmental claim or investigation, including any charges to the Equal Employment Opportunity Commission or state employment practice agency, investigations regarding Fair Labor Standards Act compliance, audits by the Office of Federal Contractor Compliance Programs, Workers' Compensation claims, sexual or other workplace harassment complaints or demand letters or threatened claims.

        (b)   Within the past four (4) years, under the Worker Adjustment and Retraining Notification Act of 1988, as amended ("WARN Act"), none of Target or any of its Subsidiaries has effectuated or experienced (i) a "plant closing" (as defined in the WARN Act), or (ii) a "mass layoff" (as defined in the WARN Act), nor has Target or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any state or local law similar to the WARN Act.

        4.16    Reserve Reports.

        (a)   All information (including the statement of the percentage of reserves from the oil and gas wells and other interests evaluated therein to which Target or its Subsidiaries are entitled and the percentage of the costs and expenses related to such wells or interests to be borne by Target or its Subsidiaries) supplied to Miller and Lents, Ltd. by or on behalf of Target and its Subsidiaries that was material to such firm's estimates of proved oil and gas reserves attributable to the Oil and Gas Interests (as hereinafter defined) of Target in connection with the preparation of the proved oil and gas reserve reports concerning the Oil and Gas Interests of Target and its Subsidiaries as of July 1, 2009 and prepared by such engineering firms (the "Target Reserve Report") was (at the time supplied or as modified or amended prior to the issuance of the Target Reserve Report) true and correct in all material respects and Target has no knowledge of any material errors in such information that existed at the time of such issuance, except as set forth in Section 4.16(a) of the Target Disclosure Schedule. For this Agreement "Oil and Gas Interests" means direct and indirect interests in and rights with respect to oil, gas, mineral, and related properties and assets of any kind and nature, direct or indirect, including working, leasehold and mineral interests and operating rights and royalties, overriding royalties, production payments, net profit interests and other non-working interests and non-operating interests; all interests in rights with respect to oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons (collectively, "Hydrocarbons") and other minerals or revenues therefrom, all contracts in connection therewith and claims and rights thereto (including all oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations, and concessions; all easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and all interests in equipment and machinery (including wells, well equipment and machinery), oil and gas production, gathering, transmission, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing. Except for changes generally affecting the oil and gas industry (including changes in commodity prices), there has been no change in respect of the matters addressed in the Target Reserve Report that would have a Target Material Adverse Effect.

        (b)   Set forth in Section 4.16(b) of the Target Disclosure Schedule is a list of all material Oil and Gas Interests that were included in the Target Reserve Report that have been disposed of prior to the date hereof.

        4.17    Permits.     Target and its Subsidiaries hold all of the permits, licenses, certificates, consents, approvals, entitlements, plans, surveys, relocation plans, environmental impact reports and other authorizations of Governmental Authorities ("Permits") required or necessary to construct, own, operate, use and/or maintain their respective properties and conduct their operations as presently conducted, except for such Permits, the lack of which, individually or in the aggregate, would not have a Target Material Adverse Effect; provided, however, that no representation or warranty in this Section 4.17 is made with respect to Permits issued pursuant to Environmental Laws, which are covered exclusively in Section 4.12(a).

        4.18    Material Contracts.

        (a)   Set forth in Section 4.18(a) of the Target Disclosure Schedule or the Target SEC Reports filed and publicly available prior to the date hereof is a list of each contract, lease, indenture, agreement, arrangement or understanding to which Target or any of its Subsidiaries is subject that is currently in effect and is of a type that would be required to be included as an exhibit to a Form S-1 Registration Statement pursuant to the rules and regulations of the SEC if such a registration statement were filed by Target (collectively, the "Target Material Contracts").

        (b)   Except as set forth in Section 4.18(a) or 4.18(b) of the Target Disclosure Schedule or the Target SEC Reports, the Oil and Gas Interests of Target and its Subsidiaries are not subject to (i) any instrument or agreement evidencing or related to indebtedness for borrowed money, whether directly or indirectly, or (ii) any agreement not entered into in the ordinary course of business in which the amount involved is in excess of $200,000 in the aggregate. In addition, (A) all Target Material Contracts are the valid and legally binding obligations of Target and, to the knowledge of Target, each of the other parties thereto and are enforceable in accordance with their respective terms; (B) Target is not in material breach or default with respect to, and to the knowledge of Target, no other party to any Target Material Contract is in material breach or default with respect to, its obligations thereunder, including with respect to payments or otherwise; (C) no party to any Target Material Contract has given notice of any action to terminate, cancel, rescind or procure a judicial reformation thereof; and (D) no Target Material Contract contains any provision that prevents Target or any of its Subsidiaries from owning, managing and operating the Oil and Gas Interests of Target and its Subsidiaries in accordance with historical practices.

        (c)   As of the date hereof, except as set forth in Section 4.18(c) of the Target Disclosure Schedule, with respect to authorizations for expenditure executed after December 31, 2008, (i) there are no outstanding calls for payments in excess of $200,000 that are due or that Target or its Subsidiaries are committed to make that have not been made; (ii) there are no material operations with respect to which Target or its Subsidiaries have become a non-consenting party; and (iii) there are no commitments for the material expenditure of funds for drilling or other capital projects other than projects with respect to which the operator is not required under the applicable operating agreement to seek consent.

        (d)   Except as set forth in Section 4.18(d) of the Target Disclosure Schedule, (i) there are no provisions applicable to the Oil and Gas Interests of Target and its Subsidiaries which increase the royalty percentage of the lessor thereunder; and (ii) none of the Oil and Gas Interests of Target and its Subsidiaries are limited by terms fixed by a certain number of years (other than primary terms under oil and gas leases).

        (e)   Except as set forth in Section 4.18(e) of the Target Disclosure Schedule, neither Target nor any of its Subsidiaries is a party to any contract or agreement of employment or to provide consulting, contractor or personal services that cannot be terminated at will without notice by and at no expense or liability to the Target and its Subsidiaries.

        4.19    Required Stockholder Vote.     The only votes of the holders of any class or series of Target's capital stock that shall be necessary to consummate the Transactions are the affirmative vote (in person or by proxy, or, in the case of the Target Preferred Shares, by written consent) of (a) the holders of a majority of the Target Preferred Shares, voting as a single class, in favor of an amendment (the "Series D CD Amendment") to the Certificate of Designations, Rights and Preferences of the Series D Convertible Preferred Stock of Cano Petroleum, Inc., dated August 31, 2006, as amended (the "Series D Certificate"), in form and substance reasonably satisfactory to Parent and Target (which approval of the Series D CD Amendment shall not be unreasonably withheld by either Parent or Target) and in favor of the adoption of the Agreement; and (b) the holders of a majority of the Target Common Shares, voting as a single class, in favor of the Series D CD Amendment and in favor of the adoption of this Agreement (collectively, the "Target Stockholders' Approval").

        4.20    Proxy/Prospectus; Registration Statement.     None of the information to be supplied by Target for inclusion in (a) the joint proxy statement relating to the Target Meeting and the Parent Meeting (in each case, as defined below) (also constituting the prospectus in respect of Parent Common Shares into which Target Common Shares will be converted) (the "Proxy/Prospectus") to be filed by Target and Parent with the SEC, and any amendments or supplements thereto, or (b) the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Parent with the SEC in connection with the Merger, and any amendments or supplements thereto, will, at the respective times such documents are filed, and, in the case of the Proxy/Prospectus, at the time the Proxy/Prospectus or any amendment or supplement thereto is first mailed to the Target and Parent stockholders, at the time of the Target Meeting and the Parent Meeting and at the Effective Time, and, in the case of the Registration Statement, when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be made therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        4.21    Intellectual Property.     Target or its Subsidiaries own, or are licensed or otherwise have the right to use, all patents, patent rights, trademarks, rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs ("Intellectual Property") currently used in the conduct of the business of Target and its Subsidiaries, except where the failure to so own or otherwise have the right to use such Intellectual Property would not, individually or in the aggregate, have a Target Material Adverse Effect. No Person has notified either Target or any of its Subsidiaries in writing and Target does not have any knowledge that their use of the Intellectual Property infringes on the rights of any Person, subject to such claims and infringements as do not, individually or in the aggregate, give rise to any liability on the part of Target and its Subsidiaries that could have a Target Material Adverse Effect, and, to Target's knowledge, no Person is infringing on any right of Target or any of its Subsidiaries with respect to any such Intellectual Property. No claims are pending or, to Target's knowledge, threatened that Target or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property.

        4.22    Hedging.     Section 4.22 of the Target Disclosure Schedule sets forth for the periods shown obligations of Target and each of its Subsidiaries (and their respective counterparties) for the delivery of Hydrocarbons attributable to any of the properties of Target or any of its Subsidiaries in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefor. Except as set forth in Section 4.22 of the Target Disclosure Schedule, as of the date hereof, neither Target nor any of its Subsidiaries is bound by futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, or securities.

        4.23    Brokers.     No broker, finder or investment banker (other than RBC Capital Markets Corporation, the fees and expenses of which will be paid by Target) is entitled to any brokerage, finder's fee or other fee or commission payable by Target or any of its Subsidiaries in connection with the Transactions based upon arrangements made by and on behalf of Target or any of its Subsidiaries. True and correct copies of all agreements and engagement letters currently in effect with RBC Capital Markets Corporation (the "Target Engagement Letters") have been provided to Target.

        4.24    Tax-Free Reorganization.     Neither Target nor, to the knowledge of Target, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

        4.25    Fairness Opinion.     Target's Board of Directors has received an opinion from RBC Capital Markets Corporation to the effect that, as of the date of such opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of Target Common Shares.

        4.26    Takeover Laws.     No "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (with the exception of Section 203 of the DGCL) applicable to Target is applicable to the Merger or the other transactions contemplated hereby. The action of the Board of Directors of Target in approving this Agreement (and the Transactions provided for herein) is sufficient to render inapplicable to this Agreement (and the Transactions provided for herein) the restrictions on "business combinations" (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub hereby jointly and severally represent and warrant to Target as follows:

        5.1    Organization and Qualification.

        (a)   Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth in Section 5.1(a) of the disclosure letter delivered by Parent to Target contemporaneously with the execution hereof (the "Parent Disclosure Schedule"), which include each jurisdiction in which the character of Parent's properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not result in a Parent Material Adverse Effect (as defined below). Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth in Section 5.1(a) of the Parent Disclosure Schedule, which include each jurisdiction in which the character of Merger Sub's properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not result in a Parent Material Adverse Effect (as defined below). Each Parent Party has all requisite corporate power and authority to own, use or lease its properties and to carry on its business as it is now being conducted. Each Parent Party has made available to Target a complete and correct copy of its Certificate of Incorporation and Bylaws (or other similar organizational documents), each as amended to date, and Parent's and Merger Sub's Certificate of Incorporation and Bylaws (or other similar organizational documents) as made available are in full force and effect. Neither Parent nor Merger Sub is in default in any respect in the performance, observation or fulfillment of any provision of its Certificate of Incorporation or Bylaws (or other similar organizational documents). Merger Sub is a direct, wholly owned subsidiary of Parent formed solely for the purpose of effecting the Merger and has conducted no activity and has incurred no liability or obligation other than as contemplated by this Agreement.

        (b)   The minute books of Parent and Merger Sub contain true, complete and accurate Corporate Records. Copies of such Corporate Records of Parent and Merger Sub have been heretofore made available to Target or Target's counsel.

        (c)   The stock, warrant and option ownership and transfer records of Parent and Merger Sub contain true, complete and accurate records of the securities ownership as of the date of such records and the transfers involving the capital stock and other securities of Parent and Merger Sub. Copies of such records of Parent and Merger Sub have been heretofore made available to Target or Target's counsel.

        (d)   Section 5.1(d) of the Parent Disclosure Schedule lists the name and jurisdiction of organization of each Subsidiary of Parent (other than Merger Sub) and the jurisdictions in which each such Subsidiary is qualified or holds licenses to do business as a foreign corporation or other organization as of the date hereof. Except for Parent's Subsidiaries, Parent does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person, other than equity interests held for investment that are not, in the aggregate, material to Parent (other than joint operating and other ownership arrangements and tax partnerships entered into in the ordinary course of business that, individually or in the aggregate, are not material to the operations or business of Parent and Parent's Subsidiaries, taken as a whole, and that do not entail any material liabilities). Each of Parent's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions listed in Section 5.1(d) of the Parent Disclosure Schedule, which includes each jurisdiction in which the character of such Subsidiary's properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified would not result in a Parent Material Adverse Effect. Each of Parent's Subsidiaries has the requisite corporate power and authority to own, use or lease its properties and to carry on its business as it is now being conducted and as it is now proposed to be conducted. Parent has made available to Target a complete and correct copy of the Certificate of Incorporation and Bylaws (or similar organizational documents) of each of Parent's Subsidiaries, each as amended to date, and the Certificate of Incorporation and Bylaws (or similar organizational documents) as made available are in full force and effect. No Subsidiary of Parent is in default in any respect in the performance, observation or fulfillment of any provision of its Certificate of Incorporation or Bylaws (or similar organizational documents). Other than Parent's Subsidiaries, Parent does not beneficially own or control, directly or indirectly, five percent (5%) or more of any class of equity or similar securities of any corporation or other organization, whether incorporated or unincorporated.

        (e)   Complete and correct copies of the corporate, partnership or limited liability company records of each of Parent's Subsidiaries have been heretofore made available to Target or Target's counsel.

        (f)    For purposes of this Agreement, a "Parent Material Adverse Effect" means any event, circumstance, condition, development or occurrence causing, resulting in or having (or with the passage of time likely to cause, result in or have) a material adverse effect on the financial condition, business, assets, properties or results of operations of Parent and its Subsidiaries, taken as a whole; provided that, in no event shall any of the following alone or in combination be deemed, in and of itself, to constitute or be taken into account in determining a Parent Material Adverse Effect: any event, circumstance, change or effect that results from (i) changes affecting the national or regional economy generally or the oil and gas industry generally (provided that Parent is not disproportionately affected by such changes), (ii) changes in the market price of oil or natural gas, (iii) the public announcement or pending nature of the Transactions, (iv) compliance with the terms of, or taking any action required by, this Agreement, (v) change in the price or trading volume of the Target Common Shares or the

Parent Common Shares, (vi) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism or (vii) any change in the accounting requirements or principles imposed on Parent or its business by GAAP or any change in applicable law after the date hereof.

        5.2    Capitalization.

        (a)   The authorized capital stock of Parent consists of 230,000,000 Parent Common Shares, and 20,000,000 shares of preferred stock of Parent, par value $0.01 per share ("Parent Preferred Shares"). A Certificate of Designations, Rights and Preferences of the Series A Convertible Preferred Stock, par value $0.01 per share, of Parent (the "Parent Series A Shares") will be filed with the Secretary of State of the State of Texas prior to the Closing and will be substantially in the form attached as Exhibit 5.2 unless otherwise agreed by the Parent and Target. As of the date hereof, Parent has (i) 96,947,494 Parent Common Shares issued and outstanding, (ii) no Parent Common Shares in treasury, (iii) no Parent Preferred Shares outstanding, (iv) outstanding Parent Options to acquire 2,151,787 Parent Common Shares under stock option plans or agreements of Parent (of which Parent Options to purchase an aggregate of 568,929 shares of Parent Common Shares are exercisable as of the date hereof) and (v) 2,737,010 Parent Restricted Shares issued and outstanding. There are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote with Parent's stockholders, whether together or as a separate class, on any matters on which Parent's stockholders may vote. All of the outstanding Parent Common Shares are validly issued, fully paid and nonassessable, and free of preemptive rights. Except as set forth above or in Section 5.2(a)(i) of the Parent Disclosure Schedule, and other than this Agreement, there are no outstanding subscriptions, options, rights, warrants, convertible securities, stock appreciation rights, phantom equity, or other agreements or commitments (including "rights plans" or "poison pills") obligating Parent to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock of any class. Except as set forth in Section 5.2(a)(ii) of the Parent Disclosure Schedule there are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement, arrangement or other understanding to which Parent is a party or by which Parent is bound with respect to any equity security of any class of Parent.

        (b)   Except as set forth in Section 5.2(b) of the Parent Disclosure Schedule, Parent is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each Parent Subsidiary, there are no irrevocable proxies with respect to any such shares, and no equity securities of any Parent Subsidiary are or may become required to be issued because of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of any Parent Subsidiary, and there are no contracts, commitments, understandings or arrangements by which Parent or any Parent Subsidiary is or may be bound to issue additional shares of capital stock of any Parent Subsidiary or securities convertible into or exchangeable or exercisable for any such shares. Except as set forth in Section 5.2(b) of the Parent Disclosure Schedule, all of such shares Parent owns are validly issued, fully paid and nonassessable and are owned by it free and clear of all Liens.

        (c)   Parent Common Shares are listed on the AIM under the symbols "RSOX" and "RSX." No action or proceeding is pending or, to the knowledge of Parent, threatened against Parent by the AIM or any other Governmental Authority regulating issuers on AIM with respect to Parent, the Parent Common Shares or, solely with respect to the Nomad's engagement with Parent as its nominated advisor, the Nomad. For purposes of this Agreement, phrases such as "knowledge of Parent" and similar terms mean the current knowledge, after due inquiry, of any Vice President (including the corporate officer with responsibility for human resources and employee benefits) or the President, Chief Executive Officer or Chairman of Parent. For purposes of this Agreement, the "Nomad" means the Parent's nominated advisor Seymour Pierce Limited.

        5.3    Authority.     Each of Parent and, solely with respect to this Agreement, Merger Sub, has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is or will be a party, subject to obtaining the Parent Stockholders' Approval to consummate the Transactions. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is or will be a party and the consummation of the Transactions have been duly and validly authorized by each Parent Party's Board of Directors, and no other corporate proceedings on the part of either Parent Party are necessary to authorize this Agreement or the Ancillary Agreements to which any of them are or will be a party or to consummate the Transactions, other than the Parent Stockholders' Approval and approval of the sole stockholder of Merger Sub. This Agreement has been, and the Ancillary Agreements to which Parent or Merger Sub is or will be a party are, or upon execution will be, duly and validly executed and delivered by each Parent Party and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitutes or upon execution will constitute, valid and binding obligations of each Parent Party enforceable against such Persons in accordance with their respective terms, except for the Enforceability Exception.

        5.4    Consents and Approvals; No Violation.     The execution and delivery of this Agreement, the consummation of the Transactions and the performance by each Parent Party of its obligations hereunder will not:

        (a)   subject to receipt of the Parent Stockholders' Approval, conflict with any provision of the Certificate of Formation or Bylaws, as amended, of Parent or the Certificates of Incorporation or Bylaws (or other similar organizational documents) of any of Parent's Subsidiaries;

        (b)   subject to obtaining the Parent Stockholders' Approval and the filing of the Certificate of Merger with the Secretary of State of Delaware, require any consent, waiver, approval, order, authorization or permit of, or registration, filing with or notification to, (i) any Governmental Authority, except for applicable requirements of the HSR Act, the Securities Act, the Exchange Act, state laws relating to takeovers, if applicable, state securities or blue sky laws, the publication of the Readmission Document to be compiled in accordance with the provisions of the AIM Rules and the notification of the Merger in accordance with the AIM Rules and Customary Post-Closing Consents or (ii) except as set forth in Section 5.4(b) of the Parent Disclosure Schedule, any third party other than a Governmental Authority, other than such non-Governmental Authority third party consents, waivers, approvals, orders, authorizations and permits that would not (i) result in a Parent Material Adverse Effect, (ii) materially impair the ability of Parent or any of its Subsidiaries to perform its obligations under this Agreement or any Ancillary Agreement or (iii) prevent the consummation of any of the Transactions;

        (c)   except as set forth in Section 5.4(c) of the Parent Disclosure Schedule, result in any violation of or the breach of or constitute a default (with notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or guaranteed payments or a loss of a material benefit under, any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective properties or assets may be bound, except for such violations, breaches, defaults, or rights of termination, cancellation or acceleration, or losses as to which requisite waivers or consents have been obtained or which, individually or in the aggregate, would not (A) result in a Parent Material Adverse Effect, (B) materially impair the ability of Parent or any of its Subsidiaries to perform its obligations under this Agreement or any Ancillary Agreement or (C) prevent the consummation of any of the Transactions;

        (d)   violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Parent or any of its Subsidiaries;

        (e)   result in the creation of any Lien upon any material properties or assets or on any shares of capital stock of Parent or its Subsidiaries (other than Target and its Subsidiaries after the Effective Time) under any agreement or instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their properties or assets is bound; or

        (f)    result in any holder of any securities of Parent being entitled to appraisal, dissenters' or similar rights.

        5.5    Parent AIM Reports.

        (a)   Parent has filed with the AIM, and has heretofore made available to Target, true and complete copies of, each form, admission document, report, schedule, proxy, announcement or information statement and other document (including exhibits and amendments thereto), including its annual reports to stockholders incorporated by reference in certain of such reports, required to be filed by it or publicly announced with the AIM in connection with and since its admission to the AIM on July 17, 2008 (collectively, the "Parent AIM Reports"). As of the respective dates the Parent AIM Reports were filed or, if any such Parent AIM Reports were amended, as of the date such amendment was filed, each Parent AIM Report, including any financial statements or schedules included therein, (i) complied in all material respects with the applicable rules and regulations of the AIM, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No event since the date of the last Parent AIM Report has occurred that would require Parent to file a report with the AIM other than the execution of this Agreement.

        (b)   The Chief Executive Officer and Chief Financial Officer of Parent will make in the Registration Statement to be filed by Parent with the SEC in connection with Merger, all certifications (without qualification or exceptions to the matters certified) required by, and will be able to make such certifications (without qualification or exception to the matters certified) as of the Closing Date as if required to be made as of such date pursuant to, the Sarbanes Oxley Act and any related rules and regulations promulgated by the SEC, and the statements contained in any such certifications are complete and correct. Parent has in place sufficient procedures, resources and controls to enable it to comply with the AIM Rules. Parent seeks the advice and guidance from the Nomad regarding the compliance by Parent with the AIM Rules whenever it considers it appropriate and it takes any such advice and guidance into account. As used herein, "AIM Rules" means the rules issued by the London Stock Exchange governing companies applying for or with a class of shares admitted to AIM.

        5.6    Parent Financial Statements.     Each of the audited consolidated financial statements for Parent for the years ended June 30, 2007 and 2008, and when issued the audited consolidated financial statements for Parent for the year ended June 30, 2009, and the unaudited consolidated interim financial statements of Parent (including any related notes and schedules) included (or incorporated by reference) for the six (6) month period ended December 31, 2008 have been prepared from, and are in accordance with, the books and records of Parent and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of quarterly financial statements, to normal and recurring year-end adjustments) and fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its Subsidiaries as of the date thereof and the consolidated results of operations and cash flows (and changes in financial position, if any) of Parent and its Subsidiaries for the periods presented therein (subject to normal year-end adjustments and the absence of financial footnotes in the case of any unaudited interim financial statements).

        5.7    Absence of Undisclosed Liabilities.     Except (a) as set forth in Section 5.7 of the Parent Disclosure Schedule and (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since June 30, 2009, neither Parent nor any of its Subsidiaries has incurred any liabilities or obligations of any nature (contingent or otherwise) that would have a Parent Material Adverse Effect or would be required by GAAP to be reflected on a consolidated balance sheet of Parent and its Subsidiaries or the notes thereto which are not reflected.

        5.8    Absence of Certain Changes.     Except as set forth in Section 5.8 of the Parent Disclosure Schedule or as contemplated by this Agreement, since June 30, 2009 (a) Parent and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practices, (b) there has not been any change or development, or combination of changes or developments that, individually or in the aggregate, would have a Parent Material Adverse Effect, (c) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Parent, or any repurchase, redemption or other acquisition by Parent or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Parent or any of its Subsidiaries, (d) there has not been any amendment of any term of any outstanding security of Parent or any of its Subsidiaries, and (e) there has not been any change in any method of accounting or accounting practice by Parent or any of its Subsidiaries, except for any such change required because of a concurrent change in GAAP or to conform a Subsidiary's accounting policies and practices to those of Parent.

        5.9    Taxes.     Except as otherwise disclosed in Section 5.9 of the Parent Disclosure Schedule and for matters that would not have a Parent Material Adverse Effect:

        (a)   Parent and each of its Subsidiaries have timely filed (or have had timely filed on their behalf) or will file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by any of them prior to or as of the Closing Date. As of the time of filing, the foregoing Tax Returns correctly reflected the material facts regarding the income, business, assets, operations, activities, status, or other matters of Parent or any other information required to be shown thereon. In particular, the foregoing tax returns are not subject to penalties under Section 6662 of the Code, relating to accuracy related penalties (or any corresponding provision of the state, local or foregoing Tax law) or any predecessor provision of law. An extension of time within which to file a Tax Return has not been requested or granted.

        (b)   Parent and each of its Subsidiaries have paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Closing Date, an adequate accrual for the payment of all material Taxes (as defined below) due with respect to any period ending prior to or as of the Closing Date. Parent and each of its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

        (c)   No Audit by a Tax Authority is pending or, to the knowledge of Parent, threatened with respect to any Tax Returns filed by, or Taxes due from, Parent or any Subsidiary. No issue has been raised by any Tax Authority in any Audit of Parent or any of its Subsidiaries that if raised with respect to any other period not so audited could be expected to result in a material proposed deficiency for any period not so audited. No material deficiency or adjustment for any Taxes has been proposed, asserted, assessed or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries. There are no liens for Taxes upon the assets of Parent or any of its Subsidiaries, except liens for current Taxes not yet delinquent.

        (d)   Neither Parent nor any of its Subsidiaries has given or been requested to give any waiver of statutes of limitations relating to the payment of Taxes or have executed powers of attorney with respect to Tax matters, which will be outstanding as of the Closing Date.

        (e)   Prior to the date hereof, Parent and its Subsidiaries have disclosed, and provided or made available to Target true and complete copies of, all material Tax sharing, Tax indemnity, or similar agreements to which Parent or any of its Subsidiaries are a party to, is bound by, or has any obligation or liability for Taxes.

        (f)    Except as set forth in Section 5.9 of the Parent Disclosure Schedule, and except for the group of which Parent is currently a member and any group affiliated with Resaca Exploitation, Inc., Parent has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code.

        (g)   Parent has not agreed to make nor is it required to make any adjustment under Section 481(a) of the Code by reason of change in accounting method or otherwise.

        (h)   None of the Parent or any of its Subsidiaries has a liability for Taxes of any Person under Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

        (i)    None of the Parent or any of its Subsidiaries has a liability for Taxes of any Person (other than Parent or any of its Subsidiaries) under Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by control or otherwise.

        (j)    Neither Parent nor any of its subsidiaries has distributed stock of another person, or has had its stock distributed by another Person, in a transaction that also purported or intended to be governed in whole or in part by Code Sections 355 and 361. Any transaction described in Section 5.9 of the Parent Disclosure Schedule that were purported or intended to be governed by Code Section 355 and 361 will not result in the recognition of a gain by the Parent as a result of the Merger.

        5.10    Litigation.     Except as otherwise disclosed in Section 5.10 of the Parent Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to Parent's knowledge, threatened against or directly affecting Parent, any Subsidiaries of Parent or any of the directors or officers of Parent or any of its Subsidiaries in their capacity as such, nor is there any reasonable basis therefor that could reasonably be expected to have a Parent Material Adverse Effect, if adversely determined. Neither Parent nor any of its Subsidiaries, nor any officer, director or employee of Parent or any of its Subsidiaries, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Authority from engaging in or continuing any conduct or practice in connection with the business, assets or properties of Parent or such Subsidiary, nor, to the knowledge of Parent, is Parent, any Subsidiary or any officer, director or employee of Parent or any of its Subsidiaries under investigation by any Governmental Authority. Except as disclosed in Section 5.10 of the Parent Disclosure Schedule, there is no order, judgment or decree of any court or other tribunal or other agency extant enjoining or requiring Parent or any of its Subsidiaries to take any action of any kind with respect to its business, assets, properties, employees or former employees. Notwithstanding the foregoing, no representation or warranty in this Section 5.10 is made with respect to Environmental Laws, which are covered exclusively by the provisions set forth in Section 5.12.

        5.11    Employee Benefit Plans; ERISA.

        (a)   Section 5.11(a) of the Parent Disclosure Schedule lists as of the date of this Agreement all "employee benefit plans," as defined in Section 3(3) ERISA, and all other material employee compensation and benefit plans, agreements, programs, policies or other arrangements, including, without limitation, any employment or service agreements (except for offer letters providing for at will employment that do not provide for severance, acceleration or post termination benefits and other at will arrangements that may be terminated without notice by and at no expense or liability to Parent, any Parent Subsidiary, or any Parent ERISA Affiliate), severance, short-term and long-term disability, paid leave, vacation pay, consulting or other compensation agreements, deferred compensation, bonus, long-term incentive programs in the form of restricted stock grants, stock option grants or other equity or phantom equity, supplemental unemployment, medical insurance including medical, dental, vision, and prescription coverage, life and accidental death and dismemberment insurance, tuition aid reimbursement, relocation assistance, employee or former employee loans in excess of $10,000, expatriate benefits, retiree medical and life insurance maintained by Parent or any of its Subsidiaries or any Parent ERISA Affiliate or to which Parent or any of its Subsidiaries or any Parent ERISA Affiliate contributes or is obligated to contribute (all of the foregoing described, collectively, but exclusive of any Foreign Plan, the "Parent Benefit Plans"). A "Parent ERISA Affiliate" is any trade or business, whether or not incorporated, which together with Parent would be deemed a "single employer" within the meaning of Section 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA.

        (b)   Parent has not, since July 30, 2002, extended credit, arranged for the extension of credit, or renewed, modified or forgiven an extension of credit made prior to such date, in the form of a personal loan to or for any Person who was, at any time since such date, an officer or director of the Parent.

        (c)   Prior to the date of this Agreement, Parent has made available to Target a true, correct and complete copy of each of the Parent Benefit Plans (and all amendments thereto) and any related plan documents (including adoption agreements, vendor Contracts and administrative services agreements, trust documents, insurance policies or contracts including policies relating to fiduciary liability insurance, bonds required by ERISA, other authorizing documents, employee booklets, summary plan descriptions, registration statements and prospectuses, investment policy statements, and summaries of material modifications and any material employee communications relating thereto) and has, with respect to each Parent Benefit Plan that is subject to ERISA reporting requirements, made available to Target true, correct and complete copies of the Form 5500 reports filed for the last three (3) plan years (including all audits, financial statements, schedules and attachments thereto) and all notices that were given to Parent or a Parent Benefit Plan by the Internal Revenue Service, Department of Labor, or other Governmental Authority concerning any Parent Benefit Plan.

        Each of Parent and each Parent Subsidiary has made available to Target a true, correct and complete list of the names of all current officers, directors and consultants of Parent and each Parent Subsidiary showing each such Person's name, position, location and rate of annual remuneration.

        Each of Parent and each Parent Subsidiary has made available to Target true, correct and complete copies of each of the following:

            (i)  all forms of employment offer letters,

           (ii)  all forms of employment agreements and severance agreements,

          (iii)  all forms of services agreements and forms of agreements with current and former consultants and/or advisory board members,

          (iv)  all forms of confidentiality, non-competition, non-solicitation and/or invention or similar agreements by and between current and former employees, consultants and/or others (and a true, correct and complete list of employees, consultants and/or others not subject thereto),

           (v)  all management organization chart(s),

          (vi)  all agreements and/or insurance policies providing for the indemnification of any officers or directors,

         (vii)  Parent's standard severance policy,

        (viii)  a summary of outstanding liability for termination payments and benefits to current and former directors, officers, employees and consultants,

          (ix)  a schedule of bonus commitments made to employees, and

           (x)  all written personnel policies.

        (d)   With respect to each Parent Benefit Plan:

            (i)  if intended to qualify under Section 401(a) or 401(k) of the Code, such plan satisfies the requirements of such sections, has received a favorable determination letter from the Internal Revenue Service with respect to its qualification (or has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer), and its related trust has been determined to be exempt from tax under Section 501(a) of the Code and, to the knowledge of Parent, nothing has occurred since the date of such letter to adversely affect such qualification or exemption;

           (ii)  each such plan has been administered in all material respects in compliance with its terms and applicable law (including ERISA and the Code);

          (iii)  neither Parent nor any Parent ERISA Affiliate has engaged in, and Parent and each Parent ERISA Affiliate do not have knowledge of any Person that has engaged in, any transaction or acted or failed to act in any manner that would subject Parent or any Parent ERISA Affiliate to any liability for a breach of fiduciary duty under ERISA;

          (iv)  no suit, administrative proceeding, action or other litigation is pending or, to the knowledge of Parent or any Parent ERISA Affiliate, threatened against Parent or any Parent ERISA Affiliate, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor;

           (v)  there have been no "reportable events" within the meaning of Section 4043 of ERISA for which the thirty (30) day notice requirement of ERISA has not been waived by the PBGC;

          (vi)  all contributions due have been made on a timely basis (within, where applicable, the time limit established under Section 302 of ERISA or Section 412 of the Code) and, to the extent required by GAAP, all amounts have been accrued for the current plan year and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued in the ordinary course of business, consistent with past practice;

         (vii)  no notice of intent to terminate such plan has been given under Section 4041 of ERISA and no proceeding has been instituted under Section 4042 of ERISA to terminate such plan;

        (viii)  Parent has made available to Target a true, correct and complete copy of the most recent Internal Revenue Service determination letter, advisory letter or opinion letter issued with respect to such Parent Benefit Plan;

          (ix)  Parent, each Parent Subsidiary and each Parent ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any material default or in violation by any other party to, such Parent Benefit Plan;

           (x)  with respect to each such plan intended to include a Code Section 401(k) arrangement, Parent and each Parent Subsidiary and Parent ERISA Affiliate have at all times made timely deposits of employee salary reduction contributions and participant loan repayments, as determined pursuant to regulations issued by the United States Department of Labor;

          (xi)  such plan may be terminated on a prospective basis with any notice required by such plan without any continuing liability for benefits other than benefits accrued to the date of such termination;

         (xii)  all contributions made or required to be made under any Parent Benefit Plan meet the requirements (if any) for deductibility under the Code; and

        (xiii)  all individuals who, pursuant to the terms of any Parent Benefit Plan, are entitled to participate in any Parent Benefit Plan, are currently participating in such Parent Benefit Plan or have been offered an opportunity to do so.

With respect to the Parent Benefit Plans, neither Parent nor any Parent ERISA Affiliate has engaged in, and Parent and each Parent ERISA Affiliate do not have any knowledge of any Person that has engaged in, any "prohibited transaction" (within the meaning of Section 406 of ERISA and Section 4975 of the Code) for which no exemption exists under Section 408 of ERISA or Section 4975(c) of the Code or Section 4975(d) of the Code.

        (e)   Neither Parent nor any Parent Subsidiary or Parent ERISA Affiliate is a party to, or has ever made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as such term is defined in Section 3(37) of ERISA or any "multiple employer plan" as such term is defined in Section 413(c) of the Code. There has been no termination or partial termination of any Parent Benefit Plan within the meaning of Section 411(d)(3) of the Code. Neither Parent nor any Parent ERISA Affiliate has ever established, maintained or contributed to, or had an obligation to maintain or contribute to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA that is subject to Title IV of ERISA or Section 412 of the Code.

        No event has occurred with respect to Parent or a Parent ERISA Affiliate in connection with which Parent or any Parent Subsidiary could be subject to any liability, lien or encumbrance with respect to any Parent Benefit Plan or any employee benefit plan described in Section 3(3) of ERISA maintained, sponsored or contributed to by a Parent ERISA Affiliate under ERISA or the Code, except for regular contributions and benefit payments in the ordinary course of plan business.

        Except as provided in Section 5.11(e) of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary nor any Parent ERISA Affiliate sponsors or maintains any self-funded employee benefit plan, including any plan to which a stop-loss policy applies.

        (f)    Except as set forth in Section 5.11(f) of the Parent Disclosure Schedule, no present or former employees of Parent or any Parent Subsidiary are covered by any agreements or plans that provide or will provide severance pay, post-termination health or life insurance benefits (other than as required under COBRA or applicable state law) or any similar benefits.

        (g)   Except as set forth in Section 5.11(g) of the Parent Disclosure Schedule, the consummation of the Transactions shall not cause any payments or benefits to any employee to be either subject to an excise tax under Sections 4999 of the Code or non-deductible to Parent under Section 280G or 162(m) of the Code. Section 5.11(g) of the Parent Disclosure Schedule lists each Person who Parent reasonably believes is, with respect to Parent, any Parent Subsidiary and/or any Parent ERISA Affiliate, a "disqualified individual" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) determined as of the date hereof.

        (h)   Except as disclosed in Section 5.11(h) of the Parent Disclosure Schedule, none of the execution and delivery of this Agreement, the consummation of the Merger or any other transaction contemplated hereby or any termination of employment or service in connection therewith or subsequent thereto will:

            (i)  result in any payment (including severance, supplemental unemployment compensation, golden parachute, bonus or otherwise) becoming due to any current or former employee, officer, director, independent contractor, or consultant of Parent or any Parent Subsidiary other than accrued payments;

           (ii)  materially increase or otherwise enhance any benefits otherwise payable to any current or former employee, officer, director, independent contractor, or consultant of Parent or any Parent Subsidiary by Parent or any Parent Subsidiary;

          (iii)  result in the acceleration of the time of payment or vesting of any such benefits, except as required under Section 411(d)(3) of the Code;

          (iv)  increase the amount of compensation due to any current or former employee, officer, director, independent contractor, or consultant of Parent or any Parent Subsidiary; or

           (v)  result in the forgiveness in whole or in part of any outstanding loans made by Parent or any Parent Subsidiary to any current or former employee, officer, director, independent contractor, or consultant of Parent or any Parent Subsidiary.

        (i)    With respect to each Parent Benefit Plan subject to ERISA as either an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA or an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, Parent has prepared in good faith and timely filed all requisite governmental reports (which were true, correct and complete as of the date filed), including any required audit reports, and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Parent Benefit Plan.

        (j)    Each Foreign Plan is listed in Section 5.11(j) of the Parent Disclosure Schedule except for plans maintained by Governmental Authorities. As regards each Foreign Plan: (i) such Foreign Plan is in compliance with the provisions of the laws of each jurisdiction in which such Foreign Plan is maintained, to the extent those laws are applicable to such Foreign Plan; (ii) the Parent, each Parent Subsidiary, and each Parent ERISA Affiliate has complied with all applicable reporting and notice requirements, and such Foreign Plan has obtained from the Governmental Authority having jurisdiction with respect to such Foreign Plan any required determinations, if any, that such Foreign Plan is in compliance with the laws of the relevant jurisdiction if such determinations are required in order to give effect to such Foreign Plan; and (iii) such Foreign Plan has been administered in accordance with its terms and applicable law and regulations.

        (k)   Section 5.11(k) of the Parent Disclosure Schedule lists as of the date of this Agreement each employee of Parent or any Parent Subsidiary who is absent from work or not fully available to perform work according to his or her regular schedule because of a physical or mental impairment or other approved leave and also lists, with respect to each such employee, the basis of such leave and the anticipated date of return to full service. Section 5.11(k) of the Parent Disclosure Schedule also lists as of the date of this Agreement each employee or former employee of Parent or any Parent Subsidiary who has applied for within the previous six (6) months, who has indicated an intent to apply for, or who is receiving short-term-disability, long-term-disability, or similar benefits.

        (l)    Each Parent Benefit Plan that is a "nonqualified deferred compensation plan" (as defined in Section 409A(d)(1) of the Code) (i) was operated from January 1, 2005 through December 31, 2008 in good faith compliance with Section 409A of the Code, IRS Notice 2005-1, and the Treasury Regulations issued pursuant to Section 409A of the Code, (ii) has been operated since January 1, 2009 in compliance with Section 409A of the Code and the final Treasury Regulations issued pursuant to Section 409A of the Code, and (iii) no nonqualified deferred compensation plan that is grandfathered pursuant to Section 409A of the Code has been "materially modified" (within the meaning of the applicable guidance issued pursuant to Section 409A of the Code) at any time after October 3, 2004.

        (m)  Attached as Section 5.11(m) of the Parent Disclosure Schedule is (i) a summary or copy of Parent's severance policy, (ii) a severance package table which lists the maximum amount of all cash amounts that may be paid to Parent's employees as a result of or in connection with a severance from employment, and (iii) a list of employees of Parent with written employment agreements, written letter agreements or agreements covered by resolution of the Parent's Board of Directors addressing specific employees.

        5.12    Environmental Liability.     Except as set forth in Section 5.12 of the Parent Disclosure Schedule or as could not reasonably be expected to result in liabilities that have a Parent Material Adverse Effect:

        (a)   The businesses of Parent and its Subsidiaries have been and are operated in material compliance with all Environmental Laws.

        (b)   Neither Parent nor any of its Subsidiaries has caused or allowed the generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any Hazardous Substances, except in material compliance with all Environmental Laws, and, to Parent's knowledge, no generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any Hazardous Substances has occurred at any property or facility owned, leased or operated by Parent for any of its Subsidiaries except in material compliance with all Environmental Laws.

        (c)   Neither Parent nor any of its Subsidiaries has received any written notice from any Governmental Authority or third party or, to the knowledge of Parent, any other communication alleging or concerning any material violation by Parent or any of its Subsidiaries of, or responsibility or liability of Parent or any of its Subsidiaries under any Environmental Law. There are no pending, or to the knowledge of Parent, threatened, claims, suits, actions, proceedings or investigations with respect to the businesses or operations of Parent or any of its Subsidiaries alleging or concerning any material violation of, or responsibility or liability under, any Environmental Law, nor does Parent have any knowledge of any fact or condition that could give rise to such a claim, suit, action, proceeding or investigation.

        (d)   Parent and its Subsidiaries have obtained and are in compliance with all material approvals, permits, licenses, registrations and similar authorizations from all Governmental Authorities under all Environmental Laws required for the operation of the businesses of Parent and its Subsidiaries as currently conducted; there are no pending or, to the knowledge of Parent, threatened, actions, proceedings or investigations alleging violations of or seeking to modify, revoke or deny renewal of any of such approvals, permits, licenses, registrations and authorizations; and Parent does not have knowledge of any fact or condition that is reasonably likely to give rise to any action, proceeding or investigation regarding the violation of or seeking to modify, revoke or deny renewal of any of such approvals, permits, licenses, registrations and authorizations.

        (e)   Without in any way limiting the generality of the foregoing, (i) to Parent's knowledge, all offsite locations where Parent or any of its Subsidiaries has transported, released, discharged, stored, disposed or arranged for the disposal of Hazardous Substances are licensed and operating as required by law and (ii) to Parent's knowledge, no PCBs, PCB-containing items, asbestos-containing materials, or radioactive materials are used or stored at any property owned, leased or operated by Parent or any of its Subsidiaries except in material compliance with Environmental Laws.

        (f)    No claims have been asserted or, to Parent's knowledge, threatened to be asserted against Parent or its Subsidiaries for any personal injury (including wrongful death) or property damage (real or personal) arising out of alleged exposure or otherwise related to Hazardous Substances used, handled, generated, transported or disposed by Parent or its Subsidiaries.

        5.13    Compliance with Applicable Laws.

        (a)   Parent and each of its Subsidiaries hold all material approvals, licenses, permits, registrations and similar authorizations necessary for the lawful conduct of their respective businesses, as now conducted, and such businesses are not being, and neither Parent nor any of its Subsidiaries have received any notice from any Person that any such business has been or is being, conducted in violation of any law, ordinance or regulation, including any law, ordinance or regulation relating to occupational health and safety, except for possible violations that either individually or in the aggregate have not resulted and would not result in a Parent Material Adverse Effect; provided, however, no representation or warranty in this Section 5.13 is made with respect to Environmental Laws, which are covered exclusively in Section 5.12.

        (b)   Neither Parent, any Subsidiary of Parent, nor, to the knowledge of Parent, any director, officer, agent, employee or other person acting on behalf of Parent or any of its Subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others, or established or maintained any unlawful or unrecorded funds in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other domestic or foreign law.

        5.14    Insurance.     Section 5.14 of the Parent Disclosure Schedule lists each insurance policy of Parent and its Subsidiaries currently in effect. Parent has made available to Target a true, complete and correct copy of each such policy or the binder therefor. With respect to each such insurance policy or binder none of Parent, any of its Subsidiaries or, to Parent's knowledge, any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and Parent does not know of any occurrence or any event which (with notice or the lapse of time or both) would constitute such a breach or default or permit termination, modification or acceleration under the policy, except for such breaches or defaults which, individually or in the aggregate, would not result in a Parent Material Adverse Effect. Section 5.14 of the Parent Disclosure Schedule describes any self-insurance arrangements affecting Parent or its Subsidiaries. To Parent's knowledge, the insurance policies listed in Section 5.14 of the Parent Disclosure Schedule include all policies which are required in connection with the operation of the businesses of Parent and its Subsidiaries as currently conducted by applicable laws and all agreements relating to Parent and its Subsidiaries.

        5.15    Labor Matters; Employees.

        (a)   Except as set forth in Section 5.15 of the Parent Disclosure Schedule, (i) there is no labor strike, dispute, slowdown, work stoppage, lockout or other similar labor controversy actually pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries and, during the past five (5) years, there has not been any such action, (ii) none of Parent or any of its Subsidiaries is a party to, bound by, or negotiating any collective bargaining or similar agreement with any labor organization (as that term is defined in the National Labor Relations Act, as amended), or work rules or practices with any labor organization or employee association applicable to employees of Parent or any of its Subsidiaries, (iii) none of the employees of Parent or any of its Subsidiaries are represented by any labor organization, none of Parent or any of its Subsidiaries have any knowledge of any current union organizing activities among the employees of Parent or any of its Subsidiaries nor does any question concerning representation exist concerning such employees, and neither Parent nor any of its Subsidiaries have experienced any union organizational campaigns, petitions, or other unionization activities within the past three (3) years, (iv) Parent and its Subsidiaries have each at all times within the past three (3) years been in material compliance with all applicable laws respecting employment and employment practices, equal employment opportunity, wages, labor relations, hours of work and overtime, worker classification, employment-related immigration and authorization to work in the United States, occupational safety and health, and privacy of health information, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation, (v) there is no unfair labor practice charge or complaint or any union representation question or certification petition against Parent or any of its Subsidiaries pending or, to the knowledge of Parent, threatened before the National Labor Relations Board or any similar state or foreign agency and there have been no such charges, complaints, questions or petitions within the past three (3) years, (vi) there are no pending or, to the knowledge of Parent, threatened legal, arbitral or administrative suits, actions, investigations, charges, complaints, demands or other proceedings of any kind and in any forum by or on behalf of any current or former employee of Parent or any of its

Subsidiaries, applicant, person claiming to be an employee, or any classes of the foregoing, alleging or concerning a violation of, or compliance with, any applicable law respecting employment and employment practices, equal employment opportunity, wages, labor relations, hours of work and overtime, worker classification, employment-related immigration and authorization to work in the United States, occupational safety and health, and privacy of health information, there have been no such proceedings within the past three (3) years, nor are there any grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure concerning Parent or any of its Subsidiaries, (vii) there is no current or, to the knowledge of Parent, threatened legal, arbitral or administrative suits, actions, investigations or other proceedings of any kind and in any forum in which any current or former director, officer, employee or agent of Parent or any of its Subsidiaries is or may be entitled to indemnification, (viii) Parent and all of its Subsidiaries have timely paid or made provision for payment of, and has properly accrued for in its or their financial statements, all accrued salaries, wages, commissions, bonuses, severance pay, vacation, sick, and other paid leave with respect to any current or former employee or on account of employment, (ix) no current or former employee or person claiming to be or have been an employee of Parent or any of its Subsidiaries has a right to be recalled, reinstated, or restored to employment under any agreement, law, or policy or practice of Parent or any of its Subsidiaries, (x) neither Parent nor any of its Subsidiaries is a party to, or otherwise bound by, any order, judgment, decree or settlement with respect to any current or former employee, the terms and conditions of employment, or the working conditions of any employee, (xi) neither Parent nor any of its Subsidiaries has, and none are required by applicable law to have, an affirmative action plan, (xii) Parent and its Subsidiaries have complied with the Older Workers' Benefit Protection Act with respect to any waivers of liability under the Age Discrimination in Employment Act obtained by it in the last 300 days, (xiii) neither the Occupational Safety and Health Administration nor any other federal or state agency has threatened to file any citation, and there are no pending citations, relating to Parent or any of its Subsidiaries, and (xiv) there is no employee or governmental claim or investigation, including any charges to the Equal Employment Opportunity Commission or state employment practice agency, investigations regarding Fair Labor Standards Act compliance, audits by the Office of Federal Contractor Compliance Programs, Workers' Compensation claims, sexual or other workplace harassment complaints or demand letters or threatened claims.

        (b)   Within the past four (4) years, under the WARN Act, none of Parent or any of its Subsidiaries has effectuated or experienced (i) a "plant closing" (as defined in the WARN Act), or (ii) a "mass layoff" (as defined in the WARN Act), nor has Parent or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any state or local law similar to the WARN Act.

        5.16    Reserve Reports.

        (a)   All information (including the statement of the percentage of reserves from the oil and gas wells and other interests evaluated therein to which Parent or its Subsidiaries are entitled and the percentage of the costs and expenses related to such wells or interests to be borne by Parent or its Subsidiaries) supplied to Williamson Petroleum Consultants, Inc. and Haas Petroleum Engineering Services, Inc. by or on behalf of Parent and its Subsidiaries that was material to such firm's estimates of proved oil and gas reserves attributable to the Oil and Gas Interests (as hereinafter defined) of Parent in connection with the preparation of the proved oil and gas reserve reports concerning the Oil and Gas Interests of Parent and its Subsidiaries as of July 1, 2009 and prepared by such engineering firm (the "Parent Reserve Report") was (at the time supplied or as modified or amended prior to the issuance of the Parent Reserve Report) true and correct in all material respects and Parent has no knowledge of any material errors in such information that existed at the time of such issuance except as set forth in Section 5.16(a) of the Parent Disclosure Schedule. Except for changes generally affecting the oil and gas industry (including changes in commodity prices), there has been no change in respect of the matters addressed in the Parent Reserve Report that would have a Parent Material Adverse Effect.

        (b)   Set forth in Section 5.16(b) of the Parent Disclosure Schedule or the Parent AIM Reports is a list of all material Oil and Gas Interests that were included in the Parent Reserve Report that have been disposed of prior to the date hereof.

        5.17    Permits.     Parent and its Subsidiaries hold all of the Permits required or necessary to construct, own, operate, use and/or maintain their respective properties and conduct their operations as presently conducted, except for such Permits, the lack of which, individually or in the aggregate, would not have a Parent Material Adverse Effect; provided, however, that no representation or warranty in this Section 5.17 is made with respect to Permits issued pursuant to Environmental Laws, which are covered exclusively in Section 5.11(a).

        5.18    Material Contracts.

        (a)   Set forth in Section 5.18(a) of the Parent Disclosure Schedule or the Parent AIM Reports is a list of each contract, lease, indenture, agreement, arrangement or understanding to which Parent or any of its Subsidiaries is subject that is currently in effect and is of a type that would be required to be included as an exhibit to a Form S-1 Registration Statement pursuant to the rules and regulations of the SEC if such a registration statement were filed by Parent (collectively, the "Parent Material Contracts").

        (b)   Except as set forth in Section 5.18(a) or 5.18(b) of the Parent Disclosure Schedule or the Parent AIM Reports filed and publicly available prior to the date hereof, the Oil and Gas Interests of Parent and its Subsidiaries are not subject to (i) any instrument or agreement evidencing or related to indebtedness for borrowed money, whether directly or indirectly, or (ii) any agreement not entered into in the ordinary course of business in which the amount involved is in excess of $200,000 in the aggregate. In addition, (A) all Parent Material Contracts are the valid and legally binding obligations of Parent and, to the knowledge of Parent, each of the other parties thereto and are enforceable in accordance with their respective terms; (B) Parent is not in material breach or default with respect to, and to the knowledge of Parent, no other party to any Parent Material Contract is in material breach or default with respect to, its obligations thereunder, including with respect to payments or otherwise; (C) no party to any Parent Material Contract has given notice of any action to terminate, cancel, rescind or procure a judicial reformation thereof; and (D) except as set forth in the Parent AIM Reports filed and publicly available prior to the date hereof no Parent Material Contract contains any provision that prevents Parent or any of its Subsidiaries from owning, managing and operating the Oil and Gas Interests of Parent and its Subsidiaries in accordance with historical practices.

        (c)   As of the date hereof, except as set forth in Section 5.18(c) of the Parent Disclosure Schedule, with respect to authorizations for expenditure executed after December 31, 2008, (i) there are no outstanding calls for payments in excess of $200,000 that are due or that Parent or its Subsidiaries are committed to make that have not been made; (ii) there are no material operations with respect to which Parent or its Subsidiaries have become a non-consenting party; and (iii) there are no commitments for the material expenditure of funds for drilling or other capital projects other than projects with respect to which the operator is not required under the applicable operating agreement to seek consent.

        (d)   Except as set forth in Section 5.18(d) of the Parent Disclosure Schedule, (i) there are no provisions applicable to the Oil and Gas Interests of Parent and its Subsidiaries which increase the royalty percentage of the lessor thereunder; and (ii) none of the Oil and Gas Interests of Parent and its Subsidiaries are limited by terms fixed by a certain number of years (other than primary terms under oil and gas leases or unit agreements).

        5.19    Required Stockholder Vote.     The only vote of the holders of any class or series of Parent's capital stock that shall be necessary to consummate the Transactions is the approval by a majority of the votes cast by the holders of the Parent Common Shares (the "Parent Stockholders' Approval").

        5.20    Proxy/Prospectus; Registration Statement.     None of the information to be supplied by Parent and, with respect to clause (c) only, its directors for inclusion in (a) the Proxy/Prospectus to be filed by Target and Parent with the SEC, and any amendments or supplements thereto, (b) the Registration Statement to be filed by Parent with the SEC in connection with the Merger, or (c) the Readmission Document to be compiled in accordance with the AIM Rules, and any amendments or supplements thereto, will, at the respective times such documents are filed, and, in the case of the Proxy/Prospectus, at the time the Proxy/Prospectus or any amendment or supplement thereto is first mailed to the Target and Parent stockholders, at the time of the Target Meeting and the Parent Meeting and at the Effective Time, and, in the case of the Registration Statement, when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be made therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        5.21    Intellectual Property.     Parent or its Subsidiaries own, or are licensed or otherwise have the right to use, all Intellectual Property currently used in the conduct of the business of Parent and its Subsidiaries, except where the failure to so own or otherwise have the right to use such Intellectual Property would not, individually or in the aggregate, have a Parent Material Adverse Effect. No Person has notified either Parent or any of its Subsidiaries in writing and Parent does not have any knowledge that their use of the Intellectual Property infringes on the rights of any Person, subject to such claims and infringements as do not, individually or in the aggregate, give rise to any liability on the part of Parent and its Subsidiaries that could have a Parent Material Adverse Effect, and, to Parent's knowledge, no Person is infringing on any right of Parent or any of its Subsidiaries with respect to any such Intellectual Property. No claims are pending or, to Parent's knowledge, threatened that Parent or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property.

        5.22    Hedging.     Section 5.22 of the Parent Disclosure Schedule sets forth for the periods shown obligations of Parent and each of its Subsidiaries (and their respective counterparties) for the delivery of Hydrocarbons attributable to any of the properties of Parent or any of its Subsidiaries in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefor. Except as set forth in Section 5.22 of the Parent Disclosure Schedule, as of the date hereof, neither Parent nor any of its Subsidiaries is bound by futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, or securities.

        5.23    Brokers.     No broker, finder or investment banker (other than SMH Capital, the fees and expenses of which will be paid by Parent) is entitled to any brokerage, finder's fee or other fee or commission payable by Parent or any of its Subsidiaries in connection with the Transactions based upon arrangements made by and on behalf of Parent or any of its Subsidiaries. True and correct copies of all agreements and engagement letters currently in effect with SMH Capital (the "Parent Engagement Letters") have been provided to Target.

        5.24    Tax Matters.     Neither Parent nor, to the knowledge of Parent, any of its affiliates has taken or agreed to take any action that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

        5.25    Takeover Laws.     No "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (with the exception of Section 203 of the DGCL) applicable to Parent is applicable to the Merger or the other transactions contemplated hereby. The action of the Board of Directors of Parent in approving this Agreement (and the Transactions provided for herein) is sufficient to render inapplicable to this Agreement (and the Transactions provided for herein) the restrictions on "business combinations" (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER

        6.1    Conduct of Business by Target Pending the Merger.     From the date hereof until the Effective Time, except as Parent otherwise agrees in writing, as set forth in Section 6.1 of the Target Disclosure Schedule, or as otherwise contemplated by this Agreement, Target shall conduct its business in the ordinary course consistent with past practice and shall use all commercially reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and key employees, subject to the terms of this Agreement. Except as otherwise provided in this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time, without Parent's prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned):

        (a)   Target shall not adopt or propose any change to its Certificate of Incorporation or Bylaws (or similar organizational documents);

        (b)   Target shall not, and shall not permit any of its Subsidiaries to, (i) declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of Target or its Subsidiaries (except for intercompany dividends from direct or indirect wholly owned Subsidiaries and regular quarterly dividends with respect to the Series D Stock) or (ii) repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other securities of, or other ownership interests in, Target or any of its Subsidiaries, other than intercompany acquisitions of stock;

        (c)   Target shall not, and shall not permit any of its Subsidiaries to, merge or consolidate with any other Person or acquire assets of any other Person for aggregate consideration in excess of $2,500,000 in any single transaction (or series of related transactions) or $5,000,000 in the aggregate, or enter a new line of business or commence business operations in any country in which Target is not operating as of the date hereof;

        (d)   Except as set forth in Section 6.1(d) of the Target Disclosure Schedule, Target shall not, and shall not permit any of its Subsidiaries to, sell, lease, license or otherwise surrender, relinquish or dispose of any assets or properties (other than to Parent and its direct and indirect wholly owned Subsidiaries) with an aggregate fair market value exceeding $2,500,000 in any single transaction (or series of related transactions) or $5,000,000 in the aggregate (other than sales of Hydrocarbons in the ordinary course of business);

        (e)   Target shall not settle any material Audit, make or change any material Tax election or file any material amended Tax Return except as set forth in Section 4.9 of the Target Disclosure Schedule;

        (f)    Except as otherwise permitted by this Agreement and the terms of any refinancing of indebtedness in connection with the Transactions, or as set forth in Section 6.1(f) of the Target Disclosure Schedule, Target shall not, and shall not permit any of its Subsidiaries to, (i) issue any securities (whether through the issuance or granting of options, warrants, rights or otherwise and except pursuant to existing obligations disclosed in the Target Disclosure Schedule), (ii) enter into any amendment of any term of any outstanding security of Target or of any of its Subsidiaries, (iii) incur any indebtedness except trade debt in the ordinary course of business and debt pursuant to existing credit facilities or arrangements or any refinancing thereof (except as set forth in Section 6.1(f) of the Target Disclosure Schedule), (iv) fail to make any required contribution to any Target Benefit Plan, (v) increase compensation or bonuses (except for compensation or bonuses as set forth in Section 6.1(f) of the Target Disclosure Schedule) or increase other benefits payable to (except for payments pursuant to 401(k) plans), or, except as required by applicable law, modify or amend any employment agreements or severance agreements with, any executive officer or former employee or (vi) enter into any settlement or consent with respect to any pending litigation other than settlements in the ordinary course of business;

        (g)   Target shall not, and shall not permit any of its Subsidiaries to, change any method of accounting or accounting practice by Target or any of its Subsidiaries except for any such change required by GAAP;

        (h)   Target shall not, and shall not permit any of its Subsidiaries to, take any action that would give rise to a claim under the WARN Act or any similar state law or regulation because of a "plant closing" or "mass layoff" (each as defined in the WARN Act) or other layoff without in good faith attempting to comply with the WARN Act and any similar state law or regulation requiring notice to employees before layoffs;

        (i)    Target shall not amend or otherwise change the terms of the Target Engagement Letters, except to the extent that any such amendment or change would result in terms more favorable to Target;

        (j)    Except for expenditures set forth in Section 6.1(j) of the Target Disclosure Schedule, neither Target nor any of its Subsidiaries shall become bound or obligated to participate in any operation, or consent to participate in any operation, with respect to any Oil and Gas Interests that will, in the aggregate, cost in excess of $1,000,000 in any single transaction (or series of related transactions) or $5,000,000 in the aggregate;

        (k)   Target and its Subsidiaries shall timely meet their royalty payment obligations in connection with their respective oil and gas leases;

        (l)    Target shall not, and shall not permit any of its Subsidiaries to, (i) enter into any futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons or securities, other than in the ordinary course of business in accordance with Target's current policies or (ii) enter into any fixed price commodity sales agreements with a duration of more than three (3) months;

        (m)  Target shall not, and shall not permit any of its Subsidiaries to, (i) adopt, amend (other than amendments that reduce the amounts payable by Target or any Subsidiary, or amendments required by law to preserve the qualified status of a Target Benefit Plan or otherwise comply with ERISA, the Code or other applicable law) or assume an obligation to contribute to any pension, profit-sharing or other retirement, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, long- or short-term disability, supplemental unemployment benefit, fringe benefit, sick pay, vacation pay, employment or retention agreement, consulting agreement, or other similar plan, program, agreement, or arrangement of any type or collective bargaining agreement or enter into any employment, severance or similar contract with any Person (including contracts with management of Target or any Subsidiary that might require that payments be made upon consummation of the Transactions) or amend any such existing contracts to increase any amounts payable thereunder or benefits provided thereunder, except for employment offers to "at-will" employees whose aggregate annual compensation is less than $100,000, (ii) engage in any transaction (either acting alone or in conjunction with any Target Benefit Plan or trust created thereunder) in connection with which Target or any Subsidiary could be subjected (directly or indirectly) to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code, (iii) terminate any Target Benefit Plan in a manner, or take any other action with respect to any Target Benefit Plan, that could result in the liability of Target or any Subsidiary to any person, (iv) take any action that could adversely affect the qualification of any Target Benefit Plan or its compliance with the applicable requirements of ERISA, (v) fail to make full payment when due of all amounts which, under the provisions of any Target Benefit Plan, any agreement relating thereto or applicable law, Target or any Subsidiary is required to pay as contributions thereto, (vi) take any action which would result in the inclusion in gross income of deferred compensation under Section 409A of the Code or (vii) fail to file, on a timely basis, all reports and forms required by federal regulations with respect to any Target Benefit Plan;

        (n)   Target shall not, and shall not permit any of its Subsidiaries to, (i) approve an increase in salary for any Target Employees or (ii) without Parent's prior written consent (which consent shall not be unreasonably withheld), terminate any Target Employee entitled to any severance payment upon such termination;

        (o)   Target shall not, and shall not permit any of its Subsidiaries to, organize or acquire any Person that could become a Subsidiary;

        (p)   Target shall not, and shall not permit any of its Subsidiaries to, enter into any commitment or agreement to license or purchase seismic data that will cost in excess of $500,000, other than pursuant to agreements or commitments existing on the date hereof;

        (q)   Target shall not adopt a plan of complete or partial liquidation, dissolution, or reorganization; and

        (r)   Target shall not, and shall not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

        6.2    Conduct of Business by Parent Pending the Merger.     From the date hereof until the Effective Time, except as Target otherwise agrees in writing, as set forth in Section 6.2 of the Parent Disclosure Schedule, or as otherwise contemplated by this Agreement, Parent shall conduct its business in the ordinary course consistent with past practice and shall use commercially reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and key employees, subject to the terms of this Agreement. Except as otherwise provided in this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time, without Target's prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned):

        (a)   Parent shall not adopt or propose any change to its Certificate of Formation or Bylaws (or similar organizational documents);

        (b)   Parent shall not, and shall not permit any of its Subsidiaries to (i) declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of Parent or its subsidiaries (except for intercompany dividends from direct or indirect wholly owned subsidiaries), or (ii) repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other securities of, or other ownership interests in, Parent or any of its Subsidiaries, other than intercompany acquisitions of stock;

        (c)   Parent shall not, and shall not permit any of its Subsidiaries to, merge or consolidate with any other Person or acquire assets of any other Person for aggregate consideration in excess of $2,500,000 in any single transaction (or series of related transactions) or $5,000,000 in the aggregate, or enter a new line of business or commence business operations in any country in which Parent is not operating as of the date hereof;

        (d)   Except as set forth in Section 6.2 of the Parent Disclosure Schedule, Parent shall not, and shall not permit any of its Subsidiaries to, sell, lease, license or otherwise surrender, relinquish or dispose of any assets or properties (other than to Target and its direct and indirect wholly owned Subsidiaries) with an aggregate fair market value exceeding $2,500,000 in any single transaction (or series of related transactions) or $5,000,000 in the aggregate (other than sales of Hydrocarbons in the ordinary course of business);

        (e)   Parent shall not settle any material Audit, make or change any material Tax election or file any material amended Tax Return except as set forth in Section 5.9 of the Parent Disclosure Schedule;

        (f)    Except as otherwise permitted by this Agreement and the terms of any refinancing of indebtedness in connection with the Transactions, Parent shall not, and shall not permit any of its Subsidiaries to, (i) issue any securities (whether through the issuance or granting of options, warrants, rights or otherwise), (ii) enter into any amendment of any term of any outstanding security of Parent or of any of its Subsidiaries, (iii) incur any indebtedness except trade debt in the ordinary course of business and debt pursuant to existing credit facilities or arrangements or any refinancing thereof (except as set forth in Section 6.2 of the Parent Disclosure Schedule), (iv) fail to make any required contribution to any Parent Benefit Plan, (v) increase compensation or bonuses (except for compensation or bonuses as set forth in Section 6.2 of the Parent Disclosure Schedule) or increase other benefits payable to (except for payments pursuant to 401(k) plans), or, except as required by applicable law, modify or amend any employment agreements or severance agreements with, any executive officer or former employee or (vi) enter into any settlement or consent with respect to any pending litigation other than settlements in the ordinary course of business;

        (g)   Parent shall not, and shall not permit any of its Subsidiaries to, change any method of accounting or accounting practice by Parent or any of its Subsidiaries, except for any such change required by GAAP;

        (h)   Parent shall not, and shall not permit any of its Subsidiaries to, take any action that would give rise to a claim under the WARN Act or any similar state law or regulation because of a "plant closing" or "mass layoff" (each as defined in the WARN Act) or other layoff without in good faith attempting to comply with the WARN Act and any similar state law or regulation requiring notice to employees before layoffs;

        (i)    Parent shall not amend or otherwise change the terms of the Parent Engagement Letters, except to the extent that any such amendment or change would result in terms more favorable to Parent;

        (j)    Except as set forth in Section 6.2 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries shall become bound or obligated to participate in any operation, or consent to participate in any operation, with respect to any Oil and Gas Interests that will, in the aggregate, cost in excess of $1,000,000 in any single transaction (or series of related transactions) or $5,000,000 in the aggregate;

        (k)   Parent and its Subsidiaries shall timely meet their royalty payment obligations in connection with their respective oil and gas leases;

        (l)    Parent shall not, and shall not permit any of its Subsidiaries to, (i) enter into any futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons or securities, other than in the ordinary course of business in accordance with Parent's current policies, or (ii) enter into any fixed price commodity sales agreements with a duration of more than three (3) months;

        (m)  Parent shall not, and shall not permit any of its Subsidiaries to, (i) adopt, amend (other than amendments that reduce the amounts payable by Parent or any Subsidiary, or amendments required by law to preserve the qualified status of a Parent Benefit Plan or otherwise comply with ERISA, the Code or other applicable law) or assume an obligation to contribute to any pension, profit-sharing or other retirement, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, long- or short-term disability, supplemental unemployment benefit, fringe benefit, sick pay, vacation pay, employment or retention agreement, consulting agreement, or other similar plan, program, agreement, or arrangement of any type or collective bargaining agreement or enter into any employment, severance or similar contract with any Person (including contracts with management of Parent or any Subsidiary that might require that payments be made upon consummation of the Transactions) or amend any such existing contracts to increase any amounts payable thereunder or benefits provided thereunder, except for employment offers to "at-will" employees whose aggregate annual compensation is less than $100,000, (ii) engage in any transaction (either acting alone or in conjunction with any Parent Benefit Plan or trust created thereunder) in connection with which Parent or any Subsidiary could be subjected (directly or indirectly) to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code, (iii) terminate any Parent Benefit Plan in a manner, or take any other action with respect to any Parent Benefit Plan, that could result in the liability of Parent or any Subsidiary to any person, (iv) take any action that could adversely affect the qualification of any Parent Benefit Plan or its compliance with the applicable requirements of ERISA, (v) fail to make full payment when due of all amounts which, under the provisions of any Parent Benefit Plan, any agreement relating thereto or applicable law, Parent or any Subsidiary is required to pay as contributions thereto, (vi) take any action which would result in the inclusion in gross income of deferred compensation under Section 409A of the Code or (vii) fail to file, on a timely basis, all reports and forms required by federal regulations with respect to any Parent Benefit Plan provided;

        (n)   Parent shall not, and shall not permit any of its Subsidiaries to, (i) approve an increase in salary for any Parent Employees or (ii) without Target's prior written consent (which consent shall not be unreasonably withheld), terminate any Parent Employee entitled to any severance payment upon such termination;

        (o)   Parent shall not, and shall not permit any of its Subsidiaries to, organize or acquire any Person that could become a Subsidiary;

        (p)   Parent shall not, and shall not permit any of its Subsidiaries to, enter into any commitment or agreement to license or purchase seismic data that will cost in excess of $500,000, other than pursuant to agreements or commitments existing on the date hereof;

        (q)   Parent shall not adopt a plan of complete or partial liquidation, dissolution, or reorganization; and

        (r)   Parent shall not, and shall not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

ARTICLE VII

ADDITIONAL AGREEMENTS

        7.1    Access and Information.     Unless otherwise prohibited by applicable law, the parties shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants, financing sources and other authorized representatives access during normal business hours throughout the period prior to the Effective Time to all of its books, records, properties, contracts, leases, plants and personnel and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (b) all other information as such other party reasonably may request, provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Each party shall hold in confidence all nonpublic information until such time as such information is otherwise publicly available and, if this Agreement is terminated, each party will deliver to the other all documents, work papers and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof. Notwithstanding the foregoing, the Confidentiality Agreement, dated March 13, 2009, by and between Parent and Target (the "Confidentiality Agreement") shall survive the execution and delivery of this Agreement.

  7.2    Target Acquisition Proposals.

        (a)   From the date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, Target and its Subsidiaries shall not, and shall cause their respective officers, directors, employees, investment bankers, attorneys or other agents not to, directly or indirectly,

            (i)  take any action to solicit, initiate or encourage any Target Acquisition Proposal or any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to a Target Acquisition Proposal,

           (ii)  approve or recommend entry into any agreement with respect to a Target Acquisition Proposal, or

          (iii)  engage or participate in discussions or negotiations with, or disclose any nonpublic information relating to Target or its Subsidiaries, respectively, or furnish to any Person any information with respect to, or otherwise take any action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, a Target Acquisition Proposal, or cooperate in any way with a Target Acquisition Proposal.

Nothing contained in this Section 7.2 shall prohibit Target and its Board of Directors from (x) taking and disclosing a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) under the Exchange Act, (y) waiving, or agreeing to waive, any provision of any stand-still or similar agreement in effect on the date hereof to allow a Person to make a Target Acquisition Proposal, so long as simultaneously with such waiver, such parties become subject to stand-still provisions at least as restrictive as those in the Confidentiality Agreement, or (z) prior to obtaining the Target Stockholders' Approval, furnishing information, including nonpublic information to, or entering into negotiations with, any Person that has submitted an unsolicited bona fide written Target Acquisition Proposal made not in violation of this Agreement or any standstill agreement if, and only to the extent that (with respect to this Section 7.2 only):

            (i)  such unsolicited bona fide written Target Acquisition Proposal is made by a third party that Target's Board of Directors determines in good faith has the good faith intent to proceed with negotiations to consider, and the financial and legal capability to consummate, such Target Acquisition Proposal;

           (ii)  Target's Board of Directors, after duly consulting with Target's outside legal counsel, determines in good faith that such action is necessary for Target's Board of Directors to comply with its fiduciary duties imposed by applicable law;

          (iii)  contemporaneously with furnishing such information to, or entering into discussions with, such Person, Target enters into a confidentiality agreement with such Person on terms no less restrictive than those in the Confidentiality Agreement (and containing additional provisions that expressly permit Target to comply with the provisions of this Section 7.2); and

          (iv)  Target's Board of Directors determines in good faith after consultation with its financial advisors and outside legal counsel that such Target Acquisition Proposal is reasonably likely to result in a Target Superior Proposal.

        (b)   For purposes of this Agreement:

            (i)  The term "Target Acquisition Proposal" means any inquiry, offer or proposal for, or any indication of interest from any Person relating to, or that is reasonably likely to lead to, any direct or indirect acquisition, in one (1) transaction or a series of transactions, including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (A) assets or businesses that constitute or represent ten percent (10%) or more of the total revenue, operating income, EBITDA or assets of Target and the Target Subsidiaries, taken as a whole, or (B) ten percent (10%) or more of the outstanding shares of Target Common Shares or capital stock of, or other equity or voting interests in, any of the Target Subsidiaries directly or indirectly holding, individually or taken together, the assets or business referred to in clause (A) above, in each case other than the transactions contemplated by this Agreement. Other than as provided in this Section 7.2, Target shall not waive any provisions of a confidentiality agreement entered into with a Person who has indicated a willingness to make an unsolicited bona fide Target Acquisition Proposal without Parent's prior written consent.

           (ii)  The term "Target Superior Proposal" means a bona fide written Target Acquisition Proposal made by a third party that if consummated would result in such third party (or in the case of a direct merger between such third party and Target, the stockholders of such third party) acquiring, directly or indirectly, more than fifty percent (50%) of the voting power of Target Common Shares or all or substantially all the assets of Target and the Target Subsidiaries, taken as a whole, (by merger or otherwise) for consideration consisting of cash, securities and/or other property that Target's Board of Directors in good faith determines, after consultation with its financial advisors and its outside legal counsel, is reasonably likely to be consummated taking into account the Person making such Target Acquisition Proposal and all legal, financial, regulatory and other relevant aspects of such Target Acquisition Proposal, and Target's Board of Directors in good faith determines, after consultation with its financial advisors and its outside legal counsel, that such Target Acquisition Proposal would, if consummated, result in a transaction that is more favorable from a financial point of view to the holders of Target Common Shares than the Transactions.

        (c)   Notwithstanding anything in this Agreement to the contrary, prior to obtaining the Target Stockholders' Approval, nothing in this Agreement shall prevent Target or the Target Board of Directors from, subject to compliance by Target with this Section 7.2:

            (i)  withdrawing, amending or modifying in a manner adverse to Parent, or publicly proposing to withdraw, amend or modify in a manner adverse to Parent, the approval, recommendation or declaration of advisability by the Target Board of Directors or any committee thereof (as the case may be) of this Agreement, the Merger or the Transactions (the actions referred to in this clause (i) collectively referred to herein as a "Target Adverse Recommendation Change"),

           (ii)  recommending, adopting or approving, or proposing publicly to recommend, adopt or approve, any Target Acquisition Proposal (the actions referred to in this clause (ii) being collectively referred to herein as a "Target Acquisition Proposal Recommendation"), or

          (iii)  entering into any agreement, including any agreement in principle, letter of intent or understanding, acquisition or merger agreement, option agreement, joint venture agreement, partnership agreement or similar agreement, arrangement or understanding which constitutes, relates to, is intended to lead to or could reasonably be expected to lead to a Target Acquisition Proposal (other than a confidentiality agreement contemplated by Section 7.2(a)(iii)) (each, a "Target Acquisition Agreement");

provided, however, that

          (iv)  in the case of a Target Adverse Recommendation Change not involving a Target Acquisition Proposal, the Target Board of Directors, acting in good faith, has previously determined, after consultation with its outside legal counsel, that the failure to take such action is reasonably likely to be inconsistent with its fiduciary obligations to the stockholders of Target under applicable law;

           (v)  in the case of a Target Adverse Recommendation Change involving a Target Acquisition Proposal, a Target Acquisition Proposal Recommendation or any entry into a Target Acquisition Agreement, the Target Board of Directors, acting in good faith, has previously determined, after consultation with its outside legal counsel and financial advisors and based on such other matters as it deems relevant, that such Target Acquisition Proposal or Target Acquisition Agreement constitutes a Target Superior Proposal; and

          (vi)  in the case of entry into a Target Acquisition Agreement, Target concurrently terminates this Agreement pursuant to and after complying with the provisions of Article X and Section 7.2.

For the avoidance of doubt, the parties acknowledge and agree that a Target Adverse Recommendation Change may or may not involve a Target Acquisition Proposal.

        (d)   If Target or any officer, director, employee, attorney, investment banker or other agent of Target or any Target Subsidiary receives a request for information from a Person who has made an unsolicited bona fide written Target Acquisition Proposal, and Target is permitted to provide such Person with information pursuant to this Section 7.2, Target will provide written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person, and Target will use commercially reasonable efforts to keep Parent informed in all material respects of the status and terms of any such negotiations or discussions (including the identity of the Person with whom such negotiations or discussions are being held) and provide Parent copies of such written proposals and any amendments or revisions thereto or correspondence related thereto; provided, that Parent agrees to execute a confidentiality agreement, in form reasonably acceptable to it, with respect to any such information delivered to Parent pursuant to this clause (d), which confidentiality agreement shall be subject to Parent's disclosure obligations arising under applicable law or securities exchange regulations.

        (e)   Notwithstanding anything herein to the contrary, the Target Board of Directors shall not (1) make a Target Acquisition Recommendation Change, (2) make a Target Acquisition Proposal Recommendation or (3) enter into any Target Acquisition Agreement relating to a Target Acquisition Proposal, unless:

            (i)  Target complies with Section 7.2(c) and Section 7.2(d); and

           (ii)  in the case of a Target Acquisition Proposal, promptly upon a determination by the Target Board of Directors that a Target Acquisition Proposal constitutes a Target Superior Proposal, Target immediately notifies, in writing, Parent of such determination and describes in reasonable detail the material terms and conditions of such Target Superior Proposal and the identity of the Person making such Target Superior Proposal. Parent shall have five (5) Business Days after delivery of such written notice to submit an offer to engage in an alternative transaction or to modify the terms and conditions of this Agreement such that Target may proceed with this Agreement (a "Parent Revised Offer"). During such five (5) Business Day period, Target and its financial and legal advisors shall negotiate in good faith with Parent to enable Parent to submit a Parent Revised Proposal and may not terminate this Agreement in accordance with Article X. Any amendment to the price or any other material term of a Target Superior Proposal shall require a new written notice from Target to Parent and an additional three (3) Business Day period within which Parent may negotiate a Parent Revised Offer.

        (f)    All notices to be given by the Parties under this Section 7.2 shall be given by facsimile in accordance with Section 11.1 (which notice shall be considered delivered effective as of the day of transmission if transmitted on or before 5:00 p.m. U.S. Central Standard Time on the date of transmission, otherwise the next day after transmission).

        (g)   Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 7.2 by any officer, director, employee, attorney, investment banker or other agent of Target or any Target Subsidiary, whether or not such person is purporting to act on behalf of Target or any Target Subsidiary or otherwise, shall be a breach of this Section 7.2 by Target.

        7.3    Parent Acquisition Proposals.     From the date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, Parent and its Subsidiaries shall not, and shall cause their respective officers, directors, employees, investment bankers, attorneys or other agents not to, directly or indirectly,

            (i)  take any action to solicit, initiate or encourage any Parent Acquisition Proposal or any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to a Parent Acquisition Proposal,

           (ii)  approve or recommend entry into any agreement with respect to a Parent Acquisition Proposal, or

          (iii)  engage or participate in discussions or negotiations with, or disclose any nonpublic information relating to Parent or its Subsidiaries, respectively, or furnish to any Person any information with respect to, or otherwise take any action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, a Parent Acquisition Proposal, or cooperate in any way with a Parent Acquisition Proposal.

Nothing contained in this Section 7.3 shall prohibit Parent and its Board of Directors from (x) taking and disclosing a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) under the Exchange Act, (y) waiving, or agreeing to waive, any provision of any stand-still or similar agreement in effect on the date hereof to allow a Person to make a Parent Acquisition Proposal, so long as simultaneously with such waiver, such parties become subject to stand-still provisions at least as restrictive as those in the Confidentiality Agreement, or (z) prior to obtaining the Parent Stockholders' Approval, furnishing information, including nonpublic information to, or entering into negotiations with, any Person that has submitted an unsolicited bona fide written Parent Acquisition Proposal made not in violation of this Agreement or any standstill agreement if, and only to the extent that (with respect to this Section 7.3 only):

          (iv)  such unsolicited bona fide written Parent Acquisition Proposal is made by a third party that Parent's Board of Directors determines in good faith has the good faith intent to proceed with negotiations to consider, and the financial and legal capability to consummate, such Parent Acquisition Proposal;

           (v)  Parent's Board of Directors, after duly consulting with Parent's outside legal counsel, determines in good faith that such action is necessary for Parent's Board of Directors to comply with its fiduciary duties imposed by applicable law;

          (vi)  contemporaneously with furnishing such information to, or entering into discussions with, such Person, Parent enters into a confidentiality agreement with such Person on terms no less restrictive than those in the Confidentiality Agreement (and containing additional provisions that expressly permit Parent to comply with the provisions of this Section 7.3); and

         (vii)  Parent's Board of Directors determines in good faith after consultation with its financial advisors and outside legal counsel that such Parent Acquisition Proposal is reasonably likely to result in a Parent Superior Proposal.

        (b)   For purposes of this Agreement:

            (i)  The term "Parent Acquisition Proposal" means any inquiry, offer or proposal for, or any indication of interest from any Person relating to, or that is reasonably likely to lead to, any direct or indirect acquisition, in one (1) transaction or a series of transactions, including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (A) assets or businesses that constitute or represent ten percent (10%) or more of the total revenue, operating income, EBITDA or assets of Parent and the Parent Subsidiaries, taken as a whole, or (B) ten percent (10%) or more of the outstanding shares of Parent Common Shares or capital stock of, or other equity or voting interests in, any of the Parent Subsidiaries directly or indirectly holding, individually or taken together, the assets or business referred to in clause (A) above, in each case other than the transactions contemplated by this Agreement. Other than as provided in this Section 7.3, Parent shall not waive any provisions of a confidentiality agreement entered into with a Person who has indicated a willingness to make an unsolicited bona fide Parent Acquisition Proposal without Parent's prior written consent.

           (ii)  The term "Parent Superior Proposal" means a bona fide written Parent Acquisition Proposal made by a third party that if consummated would result in such third party (or in the case of a direct merger between such third party and Parent, the stockholders of such third party) acquiring, directly or indirectly, more than fifty percent (50%) of the voting power of Parent Common Shares or all or substantially all the assets of Parent and the Parent Subsidiaries, taken as a whole, (by merger or otherwise) for consideration consisting of cash, securities and/or other property that Parent's Board of Directors in good faith determines, after consultation with its financial advisors and its outside legal counsel, is reasonably likely to be consummated taking into account the Person making such Parent Acquisition Proposal and all legal, financial, regulatory and other relevant aspects of such Parent Acquisition Proposal, and Parent's Board of Directors in good faith determines, after consultation with its financial advisors and its outside legal counsel, that such Parent Acquisition Proposal would, if consummated, result in a transaction that is more favorable from a financial point of view to the holders of Parent Common Shares than the Transactions.

        (c)   Notwithstanding anything in this Agreement to the contrary, prior to obtaining the Parent Stockholders' Approval, nothing in this Agreement shall prevent Parent or the Parent Board of Directors from, subject to compliance by Parent with this Section 7.3:

            (i)  withdrawing, amending or modifying in a manner adverse to Target, or publicly proposing to withdraw, amend or modify in a manner adverse to Target, the approval, recommendation or declaration of advisability by the Parent Board or any committee thereof (as the case may be) of this Agreement, the Merger or the transactions contemplated thereby (the actions referred to in this clause (i) collectively referred to herein as a "Parent Adverse Recommendation Change"),

           (ii)  recommending, adopting or approving, or proposing publicly to recommend, adopt or approve, any Parent Acquisition Proposal (the actions referred to in this clause (ii) being collectively referred to herein as a "Parent Acquisition Proposal Recommendation"), or

          (iii)  entering into any agreement, including any agreement in principle, letter of intent or understanding, acquisition or merger agreement, option agreement, joint venture agreement, partnership agreement or similar agreement, arrangement or understanding which constitutes, relates to, is intended to lead to or could reasonably be expected to lead to a Parent Acquisition Proposal (other than a confidentiality agreement contemplated by Section 7.3(a)(iii)) (each, a "Parent Acquisition Agreement");

provided, however, that

          (iv)  in the case of a Parent Adverse Recommendation Change not involving a Parent Acquisition Proposal, the Parent Board, acting in good faith, has previously determined, after consultation with its outside legal counsel, that the failure to take such action is reasonably likely to be inconsistent with its fiduciary obligations to the stockholders of Parent under applicable law;

           (v)  in the case of a Parent Adverse Recommendation Change involving a Parent Acquisition Proposal, a Parent Acquisition Proposal Recommendation or any entry into a Parent Acquisition Agreement, the Parent Board, acting in good faith, has previously determined, after consultation with its outside legal counsel and financial advisors and based on such other matters as it deems relevant, that such Parent Acquisition Proposal or Parent Acquisition Agreement constitutes a Parent Superior Proposal; and

          (vi)  in the case of entry into a Parent Acquisition Agreement, Parent concurrently terminates this Agreement pursuant to and after complying with the provisions of Article X and Section 7.3.

For the avoidance of doubt, the Parties acknowledge and agree that a Parent Adverse Recommendation Change may or may not involve a Parent Acquisition Proposal.

        (d)   If Parent or any officer, director, employee, attorney, investment banker or other agent of Parent or any Parent Subsidiary receives a request for information from a Person who has made an unsolicited bona fide written Parent Acquisition Proposal, and Parent is permitted to provide such Person with information pursuant to this Section 7.3, Parent will provide written notice to Target to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person, and Parent will use commercially reasonable efforts to keep Target informed in all material respects of the status and terms of any such negotiations or discussions (including the identity of the Person with whom such negotiations or discussions are being held) and provide Target copies of such written proposals and any amendments or revisions thereto or correspondence related thereto; provided, that Target agrees to execute a confidentiality agreement, in form reasonably acceptable to it, with respect to any such information delivered to Target pursuant to this clause (d), which confidentiality agreement shall be subject to Target's disclosure obligations arising under applicable law or securities exchange regulations.

        (e)   Notwithstanding anything herein to the contrary, the Parent Board of Directors shall not (1) make a Parent Acquisition Recommendation Change, (2) make a Parent Acquisition Proposal Recommendation or (3) enter into any Parent Acquisition Agreement relating to a Parent Acquisition Proposal, unless:

            (i)  Parent complies with Section 7.3(c) and Section 7.3(d); and

           (ii)  in the case of a Parent Acquisition Proposal, promptly upon a determination by the Parent Board that a Parent Acquisition Proposal constitutes a Parent Superior Proposal, Parent immediately notifies, in writing, Target of such determination and describes in reasonable detail the material terms and conditions of such Parent Superior Proposal and the identity of the Person making such Parent Superior Proposal. Target shall have five (5) Business Days after delivery of such written notice to submit an offer to engage in an alternative transaction or to modify the terms and conditions of this Agreement such that Parent may proceed with this Agreement (a "Target Revised Offer"). During such five (5) Business Day period, Parent and its financial and legal advisors shall negotiate in good faith with Target to enable Target to submit a Target Revised Proposal and may not terminate this Agreement in accordance with Article X. Any amendment to the price or any other material term of a Parent Superior Proposal shall require a new written notice from Parent to Target and an additional three (3) Business Day period within which Target may negotiate a Target Revised Offer.

        (f)    All notices to be given by the Parties under this Section 7.3 shall be given by facsimile in accordance with Section 11.1 (which notice shall be considered delivered effective as of the day of transmission if transmitted on or before 5:00 p.m. U.S. Central Standard Time on the date of transmission, otherwise the next day after transmission).

        (g)   Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 7.3 by any officer, director, employee, attorney, investment banker or other agent of Parent or any Parent Subsidiary, whether or not such person is purporting to act on behalf of Parent or any Parent Subsidiary or otherwise, shall be a breach of this Section 7.3 by Parent.

        7.4    Directors' and Officers' Indemnification and Insurance.

        (a)   Directors and Officers of Target.

          (i)    For six (6) years after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of Target or, any Subsidiary (each a "Target Indemnified Party"), who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, or investigative (a "proceeding") against all losses, damages, liabilities, fees and expenses (including reasonable fees and disbursements of counsel and experts and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the prior written consent of Parent, which will not be unreasonably withheld)) actually and reasonably incurred by the Target Indemnified Party because the Target Indemnified Party is or was a director or officer of Target pertaining to any act or omission existing or occurring at or prior to the Effective Time including any act or omission relating to this Agreement or the Transactions (the "Target Indemnified Liabilities") to the full extent permitted under Delaware law or the Surviving Corporation's Certificate of Incorporation and Bylaws. If a Target Indemnified Party makes or asserts any claim for Target Indemnified Liabilities, any determination required to be made with respect to whether a Target Indemnified Party's conduct complies with the standards set forth under the DGCL shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Target Indemnified Party; and provided, further, that nothing herein shall impair any rights or obligations of any Target Indemnified Party. If any claim or claims are brought against any Target Indemnified Party (whether arising before or after the Effective Time), such Target Indemnified Party may select counsel for the defense of such claim, which counsel shall be reasonably acceptable to Target (if selected before the Effective Time) and the Surviving Corporation (if selected after the Effective Time).

          (ii)   The Surviving Corporation shall promptly advance all reasonable out-of-pocket expenses of each Target Indemnified Party in connection with any such action or proceeding described above, as such expenses are incurred, to the fullest extent permitted by the DGCL, subject to the receipt by the Surviving Corporation of an undertaking by or on behalf of such Target Indemnified Party to repay such amount if it shall ultimately be determined that such Target Indemnified Party is not entitled to be indemnified by the Surviving Corporation.

          (iii)  The Surviving Corporation shall maintain Target's existing traditional and Side A officers' and directors' liability insurance policies ("D&O Insurance"), including existing excess layers, with the purchase of tail coverage for a period of at least six (6) years after the Effective Time for the purpose of providing coverage for claims made during the six (6) year period for wrongful acts (as defined by the existing D&O Insurance policies) committed prior to the Effective Time; provided, that, if possible, the Surviving Corporation may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to the insureds under the existing D&O Insurance policies so long as any such substitution does not result in gaps or lapses in coverage; provided further, that the aggregate amount of premiums to be paid with respect to the maintenance of such tail coverage for six (6) years shall not exceed $2,000,000, and in the event that the cost of such coverage exceeds that amount, the Surviving Corporation shall purchase only as much tail coverage for six (6) years as possible for the amount of $2,000,000.

          (iv)  In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving company or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.4(a).

          (v)   The obligations of the Surviving Corporation under this Section 7.4(a) shall survive the consummation of this Merger and shall not be terminated or modified in such a manner as to adversely affect any Target Indemnified Party to whom this Section 7.4(a) applies for a period of six (6) years from the Effective Time without the consent of each affected Target Indemnified Party (it being expressly agreed that the Target Indemnified Parties to whom this Section 7.4(a) applies shall be third-party beneficiaries of this Section 7.4(a).

        (b)   Directors and Officers of Parent.

          (i)    For six (6) years after the Effective Time, Parent shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of Parent or, any Subsidiary (each an "Parent Indemnified Party"), who was or is made or is threatened to be made a party or is otherwise involved in any proceeding against all losses, damages, liabilities, fees and expenses (including reasonable fees and disbursements of counsel and experts and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the prior written consent of Parent, which will not be unreasonably withheld)) actually and reasonably incurred by the Parent Indemnified Party because the Parent Indemnified Party is or was a director or officer of Parent pertaining to any act or omission existing or occurring at or prior to the Effective Time including any act or omission relating to this Agreement or the Transactions (the "Parent Indemnified Liabilities") to the full extent permitted under Texas law or Parent's Certificate of Formation and Bylaws. If a Parent Indemnified Party makes or asserts any claim for Parent Indemnified Liabilities, any determination required to be made with respect to whether a Parent Indemnified Party's conduct complies with the standards set forth under the Texas Business Organizations Code (the "TBOC") shall be made by independent counsel mutually acceptable to Parent and the Parent Indemnified Party; and provided, further, that nothing herein shall impair any rights or obligations of any Parent Indemnified Party. If any claim or claims are brought against any Parent Indemnified Party (whether arising before or after the Effective Time), such Parent Indemnified Party may select counsel for the defense of such claim, which counsel shall be reasonably acceptable to Parent.

          (ii)   Parent shall promptly advance all reasonable out-of-pocket expenses of each Parent Indemnified Party in connection with any such action or proceeding described above, as such expenses are incurred, to the fullest extent permitted by the TBOC, subject to the receipt by Parent of an undertaking by or on behalf of such Parent Indemnified Party to repay such amount if it shall ultimately be determined that such Parent Indemnified Party is not entitled to be indemnified by Parent.

          (iii)  Parent shall maintain its existing traditional and Side A D&O Insurance policies, including existing excess layers, with the purchase of tail coverage for a period of at least six (6) years after the Effective Time for the purpose of providing coverage for claims made during the six (6) year period for wrongful acts (as defined by the existing D&O Insurance policies) committed prior to the Effective Time; provided, that , if possible, Parent may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to the insureds under the existing D&O Insurance policies so long as any such substitution does not result in gaps or lapses in coverage; provided further, that the aggregate amount of premiums to be paid with respect to the maintenance of such tail coverage for six (6) years shall not exceed $2,000,000, and in the event that the cost of such coverage exceeds that amount, Parent shall purchase only as much tail coverage for six (6) years as possible for the amount of $2,000,000.

          (iv)  In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving company or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 7.4(b).

           (v)  The obligations of Parent under this Section 7.4(b) shall survive the consummation of this Merger and shall not be terminated or modified in such a manner as to adversely affect any Parent Indemnified Party to whom this Section 7.4(b) applies for a period of six (6) years from the Effective Time without the consent of each affected Parent Indemnified Party (it being expressly agreed that the Parent Indemnified Parties to whom this Section 7.4(b) applies shall be third-party beneficiaries of this Section 7.4(b).

        7.5    Further Assurances.     Each party shall use commercially reasonable efforts to obtain all consents and approvals and to do all other things necessary for the consummation of the Transactions. The parties shall take such further action to deliver or cause to be delivered to each other at the Closing and at such other times thereafter as shall be reasonably agreed by such parties such additional agreements or instruments as any of them may reasonably request for the purpose of carrying out this Agreement and the Transactions. The parties shall afford each other access to all information, documents, records and personnel who may be necessary for any party to comply with laws or regulations (including the filing and payment of taxes and handling tax audits), to fulfill its obligations with respect to indemnification hereunder or to defend itself against suits or claims of others. Parent and Target shall duly preserve all files, records or any similar items of Parent or Target received or obtained as a result of the Transactions with the same care and for the same period of time as it would preserve its own similar assets.

        7.6    Expenses.

        (a)   Except as provided in Sections 7.19 and 10.3(a), the parties shall bear, pro rata, all Expenses (as defined below) that they incur, such that Target pays an aggregate of fifty percent (50%) of such Expenses, and Parent pays an aggregate of fifty percent (50%) of such Expenses. In no event will Parent pay any expenses of Target shareholders.

        (b)   "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses incurred by a party or on its behalf in connection with or related to the preparation, printing, filing and mailing of the Registration Statement, the Proxy/Prospectus, the solicitation of stockholder approvals and requisite HSR filings (subject to reasonable documentation). Expenses shall exclude all fees and expenses of outside counsel, accountants, financing sources, investment bankers, experts and consultants to any party hereto and its affiliates incurred by such party or on its behalf in connection with or related to the due diligence, authorization, preparation, negotiation, execution or performance of this Agreement.

        7.7    Cooperation.     Subject to compliance with applicable law, from the date hereof until the Effective Time, each party shall confer on a regular and frequent basis with one (1) or more representatives of the other parties to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Authority in connection with this Agreement and the Transactions.

        7.8    Publicity.     Neither Target, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Transactions without the prior consent of the other party, except as may be required by law or by any listing agreement with the NYSE Amex and the AIM, and each party shall use reasonable efforts to provide copies of such release or other announcement to the other party hereto, and give due consideration to such comments as each such other party may have, prior to any release or other announcement.

        7.9    Additional Actions.     Subject to the terms and conditions of this Agreement, each party agrees to use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, to consummate and make effective the Transactions, subject, however, to the Target Stockholders' Approval and the Parent Stockholders' Approval. Parent shall cause the Merger Sub to perform its covenants and agreements under this Agreement and any Ancillary Agreement to which Merger Sub is a party.

        7.10    Filings.     Each party shall make all filings such party is required to make in connection herewith or desirable to achieve the purposes contemplated hereby, and shall cooperate as needed with respect to any such filing by any other party.

        7.11    Consents.     Each of Parent and Target shall use commercially reasonable efforts to obtain all consents necessary or advisable in connection with its obligations hereunder.

        7.12    Certain Parent Board Approvals.     Prior to the Closing Date, Parent and Target, and their respective Boards of Directors, shall adopt resolutions consistent with the interpretive guidance of the SEC and take any other actions as may be required to cause any dispositions of Target Shares (including derivative securities with respect to Target Common Shares) or acquisitions of Parent Common Shares (including derivative securities with respect to Parent Common Shares) resulting from the transactions contemplated hereby by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt from Section 16(b) of the Exchange Act under Rule 16b-3 promulgated under the Exchange Act.

        7.13    Parent Board of Directors.

        (a)   Parent shall use its best efforts to cause (i) three (3) members of Target's Board of Directors to be elected as members of Parent's Board of Directors by Parent's existing Board of Directors simultaneous with Closing, subject to applicable law, which directors shall be acceptable to Parent's Board of Directors in its sole discretion (collectively, "Director Nominees"); and (ii) Richard Kelly Plato of Parent's Board of Directors to tender his letter of resignation to be effective simultaneous with the Closing. One of the Director Nominees will become a Class I Director of Parent, one of the Director Nominees will fill the vacancy created by the resignation of R. Kelly Plato as a Class II Director of Parent, and one of the Director Nominees will become a Class III Director of Parent, in each case as designated by Target. Subject to applicable law, each Director Nominee shall serve as a Class I, Class II or Class III Director for a term expiring as follows: (i) for Class I Directors, at Parent's 2012 annual meeting of stockholders, (ii) for Class II Directors, at Parent's 2010 annual meeting of stockholders and (iii) for Class III Directors, at Parent's 2011 annual meeting of stockholders, each as following the Effective Time and until his successor is duly elected and qualified. If at any time prior to the Effective Time, any Director Nominee shall be unable to serve as a director at the Effective Time, Target's Board of Directors or nominating committee shall nominate another individual who is a member of Target's Board of Directors and is reasonably acceptable to Parent to serve in such individual's place. Parent shall take such action, including amending its Certificate of Formation and/or Bylaws, as required to cause the number of directors constituting Parent's Board of Directors immediately after the Effective Time to be increased as necessary to reflect the addition of the Director Nominees.

        (b)   The composition of the committees of Parent's Board of Directors immediately following the Effective Time (including the respective chairmen thereof) shall be as designated at or immediately following the Effective Time in the sole discretion of Parent's Board of Directors, provided that during the one (1) year period following the Closing, each committee shall consist of four (4) directors, at least two (2) of whom will be directors who served on Target's Board of Directors before the Closing.

        7.14    Stockholders' Meetings.

        (a)   Target shall, as promptly as reasonably practicable after the date hereof (i) take all steps reasonably necessary to call, give notice of, convene and hold a special or annual meeting of its stockholders (the "Target Meeting") for the purpose of securing the Target Stockholders' Approval, (ii) distribute to its stockholders the Proxy/Prospectus in accordance with applicable federal and state law and its Certificate of Incorporation and Bylaws, which Proxy/Prospectus shall contain the recommendation of the Target Board of Directors that its stockholders approve this Agreement, (iii) subject to Section 7.2 and Article X, recommend approval of the Merger and this Agreement through its board of directors, (iv) subject to Section 7.2 and Article X, use commercially reasonable efforts to solicit from its stockholders proxies in favor of approval of this Agreement and to secure the Target Stockholders' Approval, and (v) cooperate and consult with Parent with respect to each of the foregoing matters.

        (b)   Parent shall, as promptly as reasonably practicable after the date hereof (i) take all steps reasonably necessary to call, give notice of, convene and hold a special or annual meeting of its stockholders (the "Parent Meeting") for the purpose of securing the Parent Stockholders' Approval, (ii) distribute to its stockholders the Proxy/Prospectus in accordance with applicable federal and state law and its Certificate of Incorporation and Bylaws, which Proxy/Prospectus shall contain the recommendation of the Parent Board of Directors that its stockholders approve this Agreement, (iii) subject to Section 7.3 and Article X, recommend approval of the Merger and this Agreement through its board of directors, (iv) subject to Section 7.3 and Article X, use commercially reasonable efforts to solicit from its stockholders proxies to secure the Parent Stockholders' Approval, and (v) cooperate and consult with Target with respect to each of the foregoing matters.

        7.15    Preparation of the Proxy/Prospectus and Registration Statement.

        (a)   Parent and Target shall promptly (i) prepare and file with the SEC a preliminary version of the Proxy/Prospectus and will use commercially reasonable efforts to respond to the comments of the SEC in connection therewith and to furnish all information required to prepare the definitive Proxy/Prospectus and (ii) prepare and publish an admission document in relation to Parent and Target (the "Readmission Document") which shall be compiled in accordance with the AIM Rules and Parent and Target shall furnish all relevant information required to publish the Readmission Document, procure the acceptance of responsibility of any director or proposed director of Parent in connection with the Readmission Document, the engagement of any competent person in accordance with the AIM Rules and the engagement of any other adviser that may be required so that Parent may be approved and re-admitted to the AIM. At any time from (and including) the initial filing with the SEC of the Proxy/Prospectus, Parent shall file with the SEC the Registration Statement containing the Proxy/Prospectus so long as Parent shall have provided to Target a copy of the Registration Statement containing the Proxy/Prospectus at least ten (10) days prior to any filing thereof and any supplement or amendment at least two (2) days prior to any filing thereof. Subject to the foregoing sentence, Parent and Target shall jointly determine the date that the Registration Statement is filed with the SEC and the date that Parent shall be re-admitted to listing on AIM. Parent and Target shall use commercially reasonable efforts (i) to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and (ii) use commercially reasonable efforts to achieve the intended date for re-admission to listing on AIM including instructing Parent's nominated adviser to file such necessary notices with AIM as may be required to effect Parent's listing on AIM. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process in any jurisdiction) required to be taken under any applicable state securities laws or AIM Rules in connection with the issuance of Parent Common

Shares in the Merger and Target shall furnish all information concerning Target and the holders of shares of Target capital stock as may be reasonably requested in connection with any such action. Promptly after the effectiveness of the Registration Statement and the completion of the Readmission Document, Parent and Target shall cause the Proxy/Prospectus and the Readmission Document to be mailed to their respective stockholders, and if necessary, after the definitive Proxy/Prospectus and Readmission Document have been mailed, promptly circulate amended, supplemented or supplemental proxy materials and, if required in connection therewith, re-solicit proxies or written consents, as applicable. If at any time prior to the Effective Time, the officers and directors of Parent or Target discover any statement which, in light of the circumstances to which it is made, is false or misleading with respect to a material fact or omits to state a material fact necessary to make the statement made in the Proxy/Prospectus or the Readmission Document not misleading, then such party shall immediately notify the other party of such misstatements or omissions. Parent shall advise Target and Target shall advise Parent, as applicable, promptly after it receives notice thereof, of the time when the Registration Statement becomes effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Shares for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy/Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

        (b)   Following receipt by UHY LLP ("UHY"), Parent's independent auditors, of an appropriate request from Target pursuant to SAS No. 72, Parent shall use commercially reasonable efforts to cause to be delivered to Target a letter of Hein, dated a date within two (2) Business Days before the effective date of the Registration Statement and the date of the publication of the Readmission Document, and addressed to Target, in form and substance reasonably satisfactory to Target and customary in scope and substance for "cold comfort" and "working capital" and other required letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Proxy/Prospectus and the Readmission Document.

        (c)   Following receipt by Hein & Associates, L.L.P. ("Hein"), Target's independent auditors, of an appropriate request from Parent pursuant to SAS No. 72, Target shall use commercially reasonable efforts to cause to be delivered to Parent a letter of UHY, dated a date within two (2) Business Days before the effective date of the Registration Statement and the date of the publication of the Readmission Document, and addressed to Parent, in form and substance satisfactory to Parent and customary in scope and substance for "cold comfort" and "working capital" and other required letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Proxy/Prospectus and the Readmission Document.

        7.16    Stock Exchange Listing.     Parent shall use commercially reasonable efforts to cause the Parent Common Shares to be issued in the Merger and to be issued upon the exercise of options to purchase Parent Common Shares to be approved and admitted for listing on the NYSE Amex and the AIM.

        7.17    Employee Matters.

        (a)   Target has heretofore furnished to Parent a listing of all current employees co-employed by Target, its Subsidiaries and Administaff, Inc. or its affiliates, including each employee's (i) name, (ii) title, position or written job description, (iii) current rate of annual remuneration and any incentive compensation arrangements, commissions, or fringe or other material benefits, whether payable in cash or in kind, and accrued but unused vacation, sick, or other paid leave and the rate at which paid leave is accrued, (iv) the location where such employee generally performs services, (v) the date such employee was employed by Target or a Subsidiary of Target, (vi) status as exempt/non-exempt, (vii) initial date of hire, seniority or service credit date if different from initial date of hire, (viii) status

(whether active or on leave of absence and, if on a leave, the type of leave), and (ix) bonuses for the current fiscal year and the most recently completed fiscal year (the "Target Employees").

        (b)   Parent has heretofore furnished to Target a listing of all current employees of Parent and its Subsidiaries, including each employee's (i) name, (ii) title, position or written job description, (iii) current rate of annual remuneration and any incentive compensation arrangements, commissions, or fringe or other material benefits, whether payable in cash or in kind, and accrued but unused vacation, sick, or other paid leave and the rate at which paid leave is accrued, (iv) the location where such employee generally performs services, (v) the date such employee was employed by Parent or a Subsidiary of Parent, (vi) status as exempt/non-exempt, (vii) initial date of hire, sendsiority or service credit date if different from initial date of hire, (viii) status (whether active or on leave of absence and, if on a leave, the type of leave), and (ix) bonuses for the current fiscal year and the most recently completed fiscal year (the "Parent Employees"). The Target Employees and the Parent Employees are referred to herein collectively as the "Business Employees."

        (c)   After the Effective Time, Parent shall (or shall cause the Surviving Corporation to) (i) continue in effect the Target Benefit Plans (except as provided in this Section 7.17) and the Administaff Plans as in effect immediately prior to the Effective Time, and the Administaff Agreement (or a substantially similar agreement with Administaff Companies II, L.P. or its affiliate) or (ii) provide or cause to be provided substantially similar benefit plans and arrangements to those benefit plans and arrangements provided to the Business Employees immediately prior to the Effective Time either through an agreement with a professional employer organization other than Administaff Companies II, L.P. or through benefit plans and arrangements sponsored and maintained by Parent or a Subsidiary (the plans described in (i) and (ii) are referred to herein as the "Post-Closing Plans").

        (d)   For all purposes (including for purposes of vesting, eligibility, accrual of benefits and level of benefits) under the Post-Closing Plans providing benefits to any Target Employees after the Effective Time, each Target Employee shall be credited for his or her years of service with Target and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Target Employee was entitled, before the Effective Time, to credit for such service under any similar Target Benefit Plan or Administaff Plan; provided, however, that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan. In addition, and without limiting the generality of the foregoing, Parent shall take commercially reasonable efforts to provide that (x) each Target Employee shall be immediately eligible to participate, without any waiting time, in any and all Post-Closing Plans to the extent coverage under such Post-Closing Plan is comparable to a Target Benefit Plan or Administaff Plan in which such Target Employee participated immediately before the Effective Time (such plans, collectively, the "Pre-Closing Plans") and (y) for purposes of each Post-Closing Plan providing medical, dental, pharmaceutical and/or vision benefits to any Target Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such Post-Closing Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under comparable plans of Target or its Subsidiaries or the Administaff Plan in which such employee participated immediately prior to the Effective time, and Parent shall cause any eligible expenses incurred by such employee and his or her dependents during the portion of the plan year of the Pre-Closing Plans ending on the date of such employee's participation in the corresponding Post-Closing Plan begins to be taken into account under such Post-Closing Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Post-Closing Plan.

        (e)   Notwithstanding anything to the contrary in this Section 7.17(e), the parties expressly acknowledge and agree that (i) the Business Employees are not intended beneficiaries of this Agreement and this Agreement is not intended to create a contract between Parent (or any of its subsidiaries), the Surviving Corporation, Target, or any Target Subsidiary, on the one hand, and any

Business Employee, on the other hand, and no Business Employee may rely on this Agreement as a basis for any breach of contract claim against Parent (or any of its subsidiaries), the Surviving Corporation, Target, or any of the Target Subsidiaries; (ii) nothing in this Agreement shall be deemed or construed to require Parent (or any of its subsidiaries), the Surviving Corporation, Target, or any of the Target Subsidiaries to continue to employ any particular Business Employee for any period after Closing; (iii) nothing in this Agreement shall be deemed or construed to limit Parent's (or any of its subsidiary's), or the Surviving Corporation's right to terminate the employment of any Business Employee during any period after Closing; (iv) nothing in this Agreement shall be deemed or construed to limit Parent's (or any of its subsidiary's), or the Surviving Corporation's right to terminate or amend any benefit plan or arrangement covering any Business Employee on or after the Closing Date or to provide any benefit other than through agreement with a professional employer organization; and (v) nothing in this Agreement shall modify or amend any Target Benefit Plan, Administaff Plan, Parent Benefit Plan or other agreement, plan, program, or document unless this Agreement explicitly states that the provision "amends" such plan or other agreement, plan, program, or document.

        (f)    Parent shall (or shall cause the Surviving Corporation to) recognize accrued but unused paid vacation, earned time off, and sick leave accrued by a Business Employee as of the Closing Date. Prior to the Closing Date, Target shall confirm in writing to Parent and Parent shall confirm in writing to Target and Parent and Target shall confirm to their respective Business Employees the amount of accrued and unpaid days of vacation, earned time off, and sick leave applicable to such Business Employees.

        (g)   Target and Parent shall cooperate with each other in all reasonable respects relating to any actions to be taken pursuant to this Section 7.17.

        7.18    Notice of Certain Events.     Each party to this Agreement shall promptly as reasonably practicable notify the other parties of:

        (a)   any notice or other communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the Transactions;

        (b)   any notice or other communication from any Governmental Authority in connection with the Transactions;

        (c)   any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting it or any of its Subsidiaries which, if pending on the date hereof, would have been required to have been disclosed pursuant to Sections 4.10, 4.12, 5.10 or 5.12, or which relate to the consummation of the Transactions;

        (d)   any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date hereof, under any material agreement; and

        (e)   any Target Material Adverse Effect or Parent Material Adverse Effect or the occurrence of any event which is reasonably likely to result in a Target Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.

        7.19    Site Inspections.     Target and its Subsidiaries shall deliver to Parent at least thirty (30) days prior to the Closing all environmental documents, reports, assessments and Target Permits regarding the properties owned, used or leased by Target and its Subsidiaries. Subject to compliance with applicable law, from the date hereof until the Effective Time, each party may undertake (at that party's sole cost and expense) a reasonable environmental and operational assessment or assessments (an "Assessment") of the other party's operations, business and/or properties that are the subject of this Agreement. An Assessment may include a review of permits, files and records including, but not limited to, environmental investigations, audits, assessments, studies, testing and management plans and systems, as well as visual and physical inspections and testing. An Assessment will not include any soil borings, groundwater or any other "Phase II" testing without the consent of the party whose operations, business or property is the subject of such Assessment (the "Inspected Party") (such consent not to be unreasonably withheld, conditioned or delayed). Before conducting an Assessment, the party intending to conduct such Assessment (the "Inspecting Party") shall confer with the Inspected Party regarding the nature, scope and scheduling of such Assessment, and shall comply with such conditions as the Inspected Party may reasonably impose to (i) avoid interference with the Inspected Party's operations or business; (ii) require Inspecting Party's representatives responsible for performing the Assessment to maintain insurance coverage as required by the Inspected Party; (iii) keep the Inspected Party's property free and clear of any liens arising out of any entry onto or inspection of the subject property; and (iv) provide indemnification by the Inspecting Party in favor of the Inspected Party to indemnify the Inspected Party from the Inspecting Party's negligence in conducting such Assessment. The Inspected Party shall cooperate in good faith with the Inspecting Party's effort to conduct an Assessment.

        7.20    Tax Treatment.     Each party shall use commercially reasonable efforts to cause the Merger to qualify, and shall not take, and shall use commercially reasonable efforts to prevent any subsidiary of such party from taking, any actions which would prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

        7.21    Stockholder Litigation.     Each of Parent and Target shall give the other the reasonable opportunity to participate in the defense of any litigation against Parent or Target, as applicable, and its directors relating to the Transactions.

        7.22    Parent Restructure.     Not less than one (1) day prior to the Closing, Parent shall take any and all actions necessary (including filing with the Secretary of State of the State of Texas a Certificate of Amendment to the Certificate of Formation of Parent) to increase the authorized number of Parent Common Shares to a sufficient amount of Parent Common Shares to (i) accomplish the Transactions, (ii) fulfill contractual obligations of Parent and (iii) provide for additional issuances of capital stock of Parent as approved by its Board of Directors, which amount shall not be less than 250,000,000 shares.

ARTICLE VIII

CONDITIONS TO CONSUMMATION OF THE MERGER

        8.1    Conditions to the Obligation of Each Party.     The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

        (a)   The Target Stockholders' Approval and the Parent Stockholders' Approval must have been obtained.

        (b)   No action, suit or proceeding instituted by any Governmental Authority may be pending and no statute, rule, order, decree or regulation and no injunction, order, decree or judgment of any court or Governmental Authority of competent jurisdiction may be in effect, in each case which would prohibit, restrain, enjoin or restrict the consummation of the Transactions; provided, however, that the party seeking to terminate this Agreement pursuant to this subsection (b) must have used all reasonable best efforts to prevent the entry of such injunction or other order.

        (c)   The Registration Statement must have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Registration Statement may be in effect and no proceeding for such purpose may be pending before or threatened by the SEC.

        (d)   Each of Target and Parent must have obtained all material permits, authorizations, consents, or approvals required to consummate the Transactions.

        (e)   The Parent Common Shares to be issued in the Merger and to be issued upon the exercise of options to purchase Parent Common Shares must have been approved and admitted for listing on the NYSE Amex.

        (f)    Any applicable waiting period under the HSR Act must have expired or been terminated.

        (g)   Prior to or simultaneous with the Effective Time, all indebtedness under Parent's credit facilities shall have been repaid or refinanced, or Parent shall have received consent under such credit facilities to enter into this Agreement.

        (h)   Prior to or simultaneous with the Effective Time, all indebtedness under Target's credit facility shall have been repaid or refinanced, or Target shall have received consent under such credit facility to enter into this Agreement.

        8.2    Conditions to the Obligations of Parent.     The obligation of Parent to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a)   Target must have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Target contained in this Agreement, to the extent qualified with respect to materiality must be true and correct in all respects, and to the extent not so qualified must be true and correct in all material respects, in each case as of the date hereof and at and as of the Effective Time as if made at and as of such time, except as expressly contemplated by the Target Disclosure Schedule or this Agreement and except that the accuracy of representations and warranties that by their terms speak as of the date hereof or some other date shall be determined as of such date, and Parent must have received a certificate of the Chief Executive Officer and Chief Financial Officer of Target as to the satisfaction of this condition.

        (b)   From the date hereof through the Effective Time, there must not have occurred any change, event, circumstance, condition, development or occurrence with respect to Target or its financial condition, business or operations that would constitute a Target Material Adverse Effect.

        (c)   Target must have delivered to its counsel, Parent and Parent's counsel a certificate, signed on behalf of Target by a duly authorized officer of Target, substantially in the form attached hereto as Exhibit 8.2(c), certifying the representations necessary for counsel to Target to opine that the Merger will qualify as a reorganization under Section 368(a) of the Code.

        (d)   Each consent, waiver and approval set forth in Sections 4.4(b) and 4.4(c) of the Target Disclosure Schedule must have been obtained, and Target must have provided Parent and Parent's counsel with copies thereof.

        (e)   Parent must have received a "cold comfort" letter from Hein in the form contemplated by Section 7.15(b).

        (f)    The aggregate number of Target Dissenting Shares shall not exceed one percent (1%) of the total number of shares of Target Common Shares issued and outstanding as of the record date for the Target Meeting and entitled to vote on the proposed Merger as such meeting.

        (g)   Target must have terminated any and all performance bonus plans.

        (h)   (i) Each of S. Jeffrey Johnson and Benjamin Daitch must have (A) resigned their positions as directors and/or officers of Target and its Subsidiaries, (B) executed and not revoked in any way separation agreements and releases with Target in the form attached hereto as Exhibit 8.2(h)(i), and (C) executed and not revoked in any way any additional documents required to be executed by them on or before Closing under the terms of such separation agreements and releases; and (ii) Parent must have received the resignations of all of the directors and officers of Target and its Subsidiaries except for such officers of the Surviving Corporation listed on Exhibit 2.3.

        (i)    Parent must have been approved and re-admitted for listing on AIM.

        8.3    Conditions to the Obligations of Target.     The obligation of Target to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a)   Parent must have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Parent contained in this Agreement, to the extent qualified with respect to materiality must be true and correct in all respects, and to the extent not so qualified must be true and correct in all material respects, in each case as of the date hereof and at and as of the Effective Time as if made at and as of such time, except as expressly contemplated by the Parent Disclosure Schedule or this Agreement and except that the accuracy of representations and warranties that by their terms speak as of the date hereof or some other date shall be determined as of such date, and Target must have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent as to the satisfaction of this condition.

        (b)   From the date hereof through the Effective Time, there must not have occurred any change, event, circumstance, condition, development or occurrence with respect to Parent or its financial condition, business or operations that would constitute a Parent Material Adverse Effect.

        (c)   Parent must have delivered to its counsel, Target and Target's counsel a certificate, substantially in the form attached hereto as Exhibit 8.3(c), signed on behalf of Parent by a duly authorized officer of Parent, certifying the representations necessary for counsel to opine that the Merger will qualify as a reorganization under Section 368(a) of the Code.

        (d)   Target shall have received an opinion from Thompson & Knight LLP, tax counsel to Target, on the basis of representations and warranties set forth or referred to in such opinion, dated as of the Closing Date, to the effect that (i) the Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) Target and Parent will each be a "party to the reorganization" within the meaning of Section 368 of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations, warranties and covenants of officers of Parent, Merger Sub, Target or others reasonably requested by such counsel.

        (e)   Each consent, waiver and approval set forth in Sections 5.4(b) and 5.4(c) of the Parent Disclosure Schedule must have been obtained, and Parent must have provided Target and Target's counsel with copies thereof.

        (f)    Target must have received a "cold comfort" letter from UHY in the form contemplated by Section 7.15(c).

        (g)   The D&O Insurance tail coverage as described in Section 7.4(a)(iii) shall have been obtained and will be in effect upon Closing.

ARTICLE IX

SURVIVAL

        9.1    Survival of Representations and Warranties.     The representations and warranties of the parties contained in this Agreement shall not survive the Effective Time.

        9.2    Survival of Covenants and Agreements.     The covenants and agreements of the parties to be performed after the Effective Time contained in this Agreement shall survive the Effective Time.

 ARTICLE X

TERMINATION, AMENDMENT AND WAIVER

        10.1    Termination.     This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Target or Parent:

        (a)   by the mutual written consent of Parent and Target;

        (b)   by either Parent or Target if the Effective Time has not occurred on or before February 28, 2010 (the "Termination Date"), provided that the party seeking to terminate this Agreement pursuant to this Section 10.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before the Termination Date;

        (c)   by Target, if there has been a material breach by Parent of any representation, warranty, covenant or agreement set forth in this Agreement which breach (if susceptible to cure) has not been cured in all material respects within twenty (20) Business Days following receipt by Parent of written notice of such breach (a "Parent Breach");

        (d)   by Parent, if there has been a material breach by Target of any representation, warranty, covenant or agreement set forth in this Agreement which breach (if susceptible to cure) has not been cured in all material respects within twenty (20) Business Days following receipt by Target of written notice of such breach (a "Target Breach");

        (e)   by either Target or Parent, if any applicable law, rule or regulation that makes consummation of the Merger illegal is extant or if any judgment, injunction, order or decree of a court or other Governmental Authority of competent jurisdiction restrains or prohibits the consummation of the Merger, and such judgment, injunction, order or decree becomes final and nonappealable;

        (f)    by either Target or Parent, if either the Target Stockholders' Approval or the Parent Stockholders' Approval is not obtained upon a vote at a duly held meeting of stockholders or at any adjournment or postponement thereof; provided that the party seeking to terminate this Agreement pursuant to this Section 10.1(b) shall not have breached in any material respect its obligations under this Agreement, including but not limited to Section 7.14, in any manner that shall have contributed to the failure to receive the Target Stockholders' Approval and/or the Parent Stockholders' Approval;

        (g)   by Parent, if (i) Target's Board of Directors shall have made a Target Adverse Recommendation Change or resolves to do the foregoing, Target's Board of Directors shall have made a Target Acquisition Proposal Recommendation or resolves to do so, Target accepts a Target Acquisition Proposal or Target executes a Target Acquisition Agreement; (ii) a tender offer or exchange offer for outstanding shares of Target's capital stock then representing thirty percent (30%) or more of the combined power to vote generally for the election of directors is commenced and Target's Board of Directors does not, within the applicable period required by law, recommend that stockholders not tender their shares into such tender or exchange offer; or (iii) Target shall have breached any of its obligations under or restrictions of Section 7.2;

        (h)   by Target, if Target accepts a Target Superior Proposal; provided, however, that Target may not terminate this Agreement under this Section 10.1(h) unless (i) it pays the Target Termination Fee to Parent no later than one (1) Business Day after termination of this Agreement; and (ii) it has used commercially reasonable efforts to provide Parent with five (5) Business Days prior written notice of its intent to so terminate this Agreement together with a detailed summary of the terms and conditions of such Target Superior Proposal; provided further, that prior to any such termination, Target shall, and shall direct its respective financial and legal advisors to, negotiate in good faith with Parent to make such adjustments in the terms and conditions of this Agreement as would result, in the opinion of Target's Board of Directors, after consultation with its financial advisors and outside legal counsel, in a revised Parent proposal that is reasonably capable of being completed, and, if consummated, may reasonably be expected to result in a transaction that is at least as favorable from a financial point of view to the holders of Target Common Shares as the Target Superior Proposal; and provided that a Target Superior Proposal accepted by Target shall not be subject to any financing contingencies;

        (i)    by Target, if (i) Parent's Board of Directors shall have made a Parent Adverse Recommendation Change or resolves to do the foregoing, Parent's Board of Directors shall have made a Parent Acquisition Proposal Recommendation or resolves to do so, Parent accepts a Parent Acquisition Proposal or Parent executes a Parent Acquisition Agreement; (ii) a tender offer or exchange offer for outstanding shares of Parent's capital stock then representing thirty percent (30%) or more of the combined power to vote generally for the election of directors is commenced, and Parent's Board of Directors does not, within the applicable period required by law, recommend that stockholders not tender their shares into such tender or exchange offer; or (iii) Parent shall have breached any of its obligations under or restrictions of Section 7.3;

        (j)    by Parent, if Parent accepts a Parent Superior Proposal; provided, however, that Parent may not terminate this Agreement under this Section 10.1(j) unless (i) it pays the Parent Termination Fee to Target no later than one (1) Business Day after termination of this Agreement; and (ii) it has used commercially reasonable efforts to provide Target with five (5) Business Days prior written notice of its intent to so terminate this Agreement together with a detailed summary of the terms and conditions of such Parent Superior Proposal; provided further, that prior to any such termination, Parent shall, and shall direct its respective financial and legal advisors to, negotiate in good faith with Target to make such adjustments in the terms and conditions of this Agreement as would result, in the opinion of Parent's Board of Directors, after consultation with its financial advisors and outside legal counsel, in a revised Target proposal that is reasonably capable of being completed, and, if consummated, may reasonably be expected to result in a transaction that is at least as favorable from a financial point of view to the holders of Parent Common Shares as the Parent Superior Proposal; and provided that a Parent Superior Proposal accepted by Parent shall not be subject to any financing contingencies;

        (k)   by Parent, if Target accepts a Target Superior Proposal;

        (l)    by Target, if Parent accepts a Parent Superior Proposal;

        (m)  by Target or Parent, at any time during the period starting on October 15, 2009 through and including October 31, 2009, if the holders of a majority of the outstanding shares of Series D Stock have not approved the Series D CD Amendment in a form and substance satisfactory to Parent and Target, which approval of Parent and Target shall not be unreasonably withheld;

        (n)   by Parent if, in the good faith determination of Parent's Board of Directors, it becomes reasonably apparent that (i) all indebtedness under Parent's credit facilities will not be repaid or refinanced prior to or at Closing or Parent will not receive consent under such credit facilities to enter into this Agreement; or (ii) all indebtedness under Target's credit facilities will not be repaid or refinanced prior to or at Closing or Target will not receive consent under such credit facilities to enter into this Agreement (other than through the failure of Parent to comply with its obligations under this Agreement); or

        (o)   by Target if, in the good faith determination of Target's Board of Directors, it becomes reasonably apparent that (i) all indebtedness under Parent's credit facilities will not be repaid or refinanced prior to or at Closing or Parent will not receive consent under such credit facilities to enter into this Agreement; or (ii) all indebtedness under Target's credit facilities will not be repaid or refinanced prior to or at Closing or Target will not receive consent under such credit facilities to enter into this Agreement (other than through the failure of Target to comply with its obligations under this Agreement).

        10.2    Effect of Termination.

        (a)   If this Agreement is terminated and the Merger is abandoned under this Article X, all obligations of the parties shall terminate, except the parties' obligations pursuant to this Article X and except for Sections 7.6, 7.8, Article XI and the last two (2) sentences of Section 7.1; provided however, that nothing herein shall relieve any party from liability for any breaches hereof.

        (b)   In the event the termination of this Agreement results from the willful and material breach of any agreement or covenant herein, then Parent or Target, as the case may be, shall be entitled to all remedies available at law or in equity and shall be entitled to recover court costs and reasonable attorneys' fees in addition to any other relief to which it may be entitled. However, no party hereto shall be entitled to recover from another party or its affiliates any indirect, consequential, punitive or exemplary damages or damages for lost profits of any kind arising under or in connection with this Agreement or the Transactions contemplated hereby. Each party on its own behalf and on behalf of its affiliates waives any right to recover punitive, special, exemplary and consequential damages, including damages for lost profits, arising in connection with or with respect to this Agreement or the Transactions contemplated hereby.

        10.3    Termination Fees.

        (a)   Termination by Parent.

            (i)  If Parent terminates this Agreement under (x) Section 10.1(b) (i.e., Effective Time has not occurred on or prior to Termination Date) at a time that a Target Breach exists; or (y) Section 10.1(d) (i.e., a Target Breach) and, in each case, within six (6) months after such termination of this Agreement:

            (A)  transaction is consummated, which transaction, if offered or proposed, would constitute a Target Takeover; or

            (B)  a definitive agreement (the execution and delivery of which has been authorized by the boards of directors, or comparable bodies) that would, if consummated, constitute a Target Takeover is entered into;

  then Target shall promptly (and no later than one (1) Business Day after the first to occur of any of clauses (A), (B) or (C) above) pay to Parent a termination fee of $3,500,000 in immediately available funds (the "Target Termination Fee"). As used herein, "Target Takeover" means any direct or indirect acquisition by any Person or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated hereunder), in one (1) transaction or a series of transactions, including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (A) assets or businesses that constitute or represent fifty percent (50%) or more of the total revenue, operating income, EBITDA or assets of Target and the Target Subsidiaries, taken as a whole; (B) fifty percent (50%) or more of the outstanding Target Common Shares or capital stock of, or other equity or voting interests in, any of the Target Subsidiaries directly or indirectly holding, individually or taken together, the assets or businesses referred to in clause (A) above; or (C) fifty percent (50%) or more of the outstanding shares of capital stock of Target then representing fifty (50%) or more of the combined power to vote generally for the election of directors; provided, however, that any offering or sale by Target of additional Target Common Shares in one or more public offerings shall not be considered a "Target Takeover."

           (ii)  If (x) Parent terminates this Agreement under Section 10.1(g) (i.e., a Target Adverse Recommendation Change, Target Acquisition Proposal Recommendation, failure to reject a tender or exchange offer or breach of Section 7.2) and, as of the date of termination, Target does not have the right to terminate this Agreement under Section 10.1(b), (c), (e) or (f) (provided Target shall not be considered to have the right to terminate the Agreement under Section 10.1(f) if Target Stockholders' Approval is not obtained after Target makes a Target Adverse Recommendation Change or Target Acquisition Proposal Recommendation); or (y) Parent terminates this Agreement pursuant to Section 10.1(k) (i.e., a Target Superior Proposal), Target shall promptly (and in any event no later than one (1) Business Day after such termination) pay to Parent the Target Termination Fee.

          (iii)  If Parent terminates this Agreement under Section 10.1(j) (i.e., a Parent Superior Proposal), Parent shall promptly (and in any event no later than one (1) Business Day after such termination) pay to Target a termination fee of $3,500,000 in immediately available funds (the "Parent Termination Fee").

        (b)   Termination by Target.

            (i)  If Target terminates this Agreement under (x) Section 10.1(b) (i.e., Effective Time has not occurred on or prior to Termination Date) at a time that a Parent Breach exists; or (y) Section 10.1(c) (i.e., a Parent Breach), and in each case, within six (6) months after such termination of this Agreement:

            (A)  a transaction is consummated, which transaction, if offered or proposed, would constitute a Parent Takeover; or

            (B)  a definitive agreement (the execution and delivery of which has been authorized by the boards of directors, or comparable bodies) that would, if consummated, constitute a Parent Takeover is entered into;

  then Parent shall promptly (and no later than one (1) Business Day after the first to occur of any of clauses (A), (B) or (C) above) pay to Target the Parent Termination Fee. As used herein, "Parent Takeover" means any direct or indirect acquisition by any Person or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated hereunder), in one (1) transaction or a series of transactions, including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (A) assets or businesses that constitute or represent fifty percent (50%) or more of the total revenue, operating income, EBITDA or assets of Parent and the Parent Subsidiaries, taken as a whole; (B) fifty percent (50%) or more of the outstanding Parent Common Shares or capital stock of, or other equity or voting interests in, any of the Parent Subsidiaries directly or indirectly holding, individually or taken together, the assets or business referred to in clause (A) above; or (C) fifty percent (50%) or more of the outstanding shares of capital stock of Parent then representing fifty (50%) or more of the combined power to vote generally for the election of directors; provided, however, that any offering or sale by Parent of additional Parent Common Shares in one or more public offerings shall not be considered a "Parent Takeover."

           (ii)  If (x) Target terminates this Agreement under Section 10.1(i) (i.e., a Parent Adverse Recommendation Change, Parent Acquisition Proposal Recommendation, failure to reject a tender or exchange offer or breach of Section 7.3) and, as of the date of termination, Parent does not have the right to terminate this Agreement under Section 10.1(b), (d), (e) or (f) (provided Parent shall not be considered to have the right to terminate the Agreement under Section 10.1(b)(f) if Parent Stockholders' Approval is not obtained after Parent makes a Parent Adverse Recommendation Change or Parent Acquisition Proposal Recommendation); or (y) Target terminates this Agreement pursuant to Section 10.1(l) (i.e., Parent Superior Proposal), Parent shall promptly (and in any event no later than one (1) Business Day after such termination) pay to Target the Parent Termination Fee.

          (iii)  If Target terminates this Agreement under Section 10.1(h) (i.e., a Target Superior Proposal), Target shall promptly (and in any event no later than one (1) Business Day after such termination) pay to Parent the Target Termination Fee.

        (c)   The parties acknowledge and agree that the agreements contained in this Section 10.3 are an integral part of the Transactions, and that, without these agreements, the parties would not enter into this Agreement. Each of the parties hereto further acknowledges that neither the payment of the amounts by Parent specified in Section 10.3 nor the payment of the amounts by Target specified in Section 10.3 is a penalty, but in each case is liquidated damages in a reasonable amount that will compensate Target or Parent, as the case may be, in the circumstances in which such fees are payable and that do not involve a willful and material breach as described in Section 10.2 for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision. Notwithstanding anything to the contrary in this Agreement, the parties agree that the monetary remedies set forth in this Section 10.3 and the specific performance remedies set forth in Section 11.14 shall be the sole and exclusive remedies of (A) Target and its Subsidiaries against Parent and Merger Sub and any of their respective former, current or future general or limited partners, stockholders, managers, employees, representatives, members, directors, officers, Affiliates or agents for any loss suffered as a result of the failure of the Merger to be consummated except, with respect to Parent and Merger Sub only, in the case of a willful and material breach as described in Section 10.2, and upon payment of such amount, none of Parent or Merger Sub or any of their respective former, current or future general or limited partners, stockholders, managers, employees, representatives, members, directors, officers, Affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions except, with respect to Parent and Merger Sub only, in the case of a willful and material breach as described in Section 10.2; and (B) Parent and Merger Sub against Target and its Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, managers, employees, representatives, members, directors, officers, Affiliates or agents for any loss suffered as a result of the failure of the Merger to be consummated except, with respect to Target and its Subsidiaries only, in the case of a willful and material breach as described in Section 10.2, and upon payment of such amount, none of Target and its Subsidiaries or any of their respective former, current or future general or limited partners, stockholders, managers, employees, representatives, members, directors, officers, Affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions except, with respect to Target and its Subsidiaries only, a willful and material breach as described in Section 10.2.

ARTICLE XI

MISCELLANEOUS

        11.1    Notices.     All notices or communications hereunder shall be in writing (including facsimile or similar writing) addressed as follows:

        To Parent or Merger Sub:

    Resaca Exploitation, Inc.
    1331 Lamar, Suite 1450
    Houston, Texas 77010
    Telephone: (713) 650-1246
    Facsimile: (713) 655-1866
    Attention: Mary Lou Fry, Esq., General Counsel

        With a copy (which shall not constitute notice) to:

    Haynes and Boone, LLP
    One Houston Center
    1221 McKinney Street, Suite 2100
    Houston, Texas 77010
    Telephone: (713) 547-2007
    Facsimile: (713) 236-5540
    Attention: Bryce D. Linsenmayer, Esq. and Amy Moss, Esq.

        To Target:

    Cano Petroleum, Inc.
    Burnett Plaza
    801 Cherry St., Suite 3200
    Fort Worth, Texas 76102
    Telephone: (817) 698-0900
    Facsimile: (817) 334-0222
    Attention: Phillip B. Feiner, Esq., General Counsel

        With a copy (which shall not constitute notice) to:

    Thompson & Knight LLP
    1722 Routh Street
    Suite 1500
    Dallas, Texas 75201-2533
    Telephone: (214) 969-1303
    Facsimile: (214) 999-1695
    Attention: Arthur J. Wright, Esq.

Any such notice or communication shall be deemed given (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by facsimile, (ii) one (1) Business Day after being deposited with a next-day courier, postage prepaid, or (iii) three (3) Business Days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as above (or to such other address as such party may designate in writing from time to time).

        11.2    Severability.     If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

        11.3    Assignment.     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns; provided, however, that neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation and any assignment in violation hereof shall be null and void.

        11.4    Interpretation.     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        11.5    Counterparts.     This Agreement may be executed in one (1) or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one (1) or more such counterparts have been signed by each of the parties and delivered to each party.

        11.6    Entire Agreement.     This Agreement, all documents contemplated herein or required hereby, and the Confidentiality Agreement represents the entire Agreement of the parties with respect to the subject matter hereof and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the subject matter hereof.

        11.7    Governing Law.     This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Delaware, without reference to rules relating to conflicts of law.

        11.8    Submission to Jurisdiction.     Each party to this Agreement submits to the exclusive jurisdiction of the courts of the State of Texas in any dispute or action arising out of or relating to this Agreement and agrees that all claims in respect of such dispute or action may be heard and determined in any such court. Each party also agrees not to bring any dispute or action arising out of or relating to this Agreement in any other court. Each party agrees that a final judgment in any dispute or action so brought will be conclusive and may be enforced by dispute or action on the judgment or in any other manner provided at law (common, statutory or other) or in equity. Each party waives any defense of inconvenient forum to the maintenance of any dispute or action so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

        11.9    Attorneys' Fees.     If any action at law or equity, including an action for declaratory relief, is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

        11.10    No Third Party Beneficiaries.     Except as provided in Section 7.4, no Person other than the parties is an intended beneficiary of this Agreement or any portion hereof.

        11.11    Disclosure Schedules.     The disclosures made on any disclosure schedule, including the Target Disclosure Schedule and the Parent Disclosure Schedule, with respect to any representation or warranty shall be deemed to be made with respect to any other representation or warranty requiring the same or similar disclosure to the extent that the relevance of such disclosure to other representations and warranties is reasonably evident from the face of the disclosure schedule. The inclusion of any matter on any disclosure schedule will not be deemed an admission by any party that such listed matter is material or that such listed matter has or would have a Target Material Adverse Effect or a Parent Material Adverse Effect, as applicable.

        11.12    Amendments and Supplements.     At any time before or after approval of the matters presented in connection with the Merger by the respective stockholders of Parent and Target and prior to the Effective Time, this Agreement may be amended or supplemented in writing by Parent and Target with respect to any of the terms contained in this Agreement, except as otherwise provided by law; provided, however, that following approval of this Agreement by the stockholders of Parent, or Target, as applicable, there shall be no amendment or change to the provisions hereof unless permitted by the DGCL without further approval by the stockholders of Parent, or Target, as applicable.

        11.13    Extensions, Waivers, Etc.     At any time prior to the Effective Time, either party may (a) extend the time for the performance of any of the obligations or acts of the other party;

        (b)   waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

        (c)   subject to the proviso of Section 11.12, waive compliance with any of the agreements or conditions of the other party contained herein.

        Notwithstanding the foregoing, no failure or delay by Parent or Target in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        11.14    Specific Performance.     The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. No party shall object to the other parties' right to specific performance as a remedy for breach of this Agreement.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

RESACA EXPLOITATION, INC.
By:	/s/ DENNIS HAMMOND Dennis Hammond President

RESACA ACQUISITION SUB, INC.
By:	/s/ CHRIS WORK Chris Work Senior Vice President and Chief Financial Officer

CANO PETROLEUM, INC.
By:	/s/ S. JEFFREY JOHNSON S. Jeffrey Johnson Title: Chairman and Chief Executive Officer

Annex B

September 29, 2009

The Board of Directors
Cano Petroleum, Inc.
Burnett Plaza
801 Cherry Street, Suite 3200
Fort Worth, Texas 76102

Members of the Board:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of Common Stock, par value $0.0001 per share (the "Target Common Stock"), of Cano Petroleum, Inc., a Delaware corporation ("Target" or the "Company"), of the Exchange Ratio (as defined below) provided for under the terms of the proposed Agreement and Plan of Merger, to be dated on or about the date hereof (the "Agreement"), by and among Resaca Exploitation, Inc., a Texas corporation ("Parent"), Resaca Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company.

        We understand that the Agreement provides that Merger Sub will merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation in the Merger as a wholly-owned subsidiary of Parent, and, at the effective time of the Merger (the "Effective Time"), each share of Target Common Stock issued and outstanding immediately prior to the Effective Time (other than (A) any share of Target Common Stock held by the Company as treasury shares, and (B) any share of Target Common Stock held by any holder of Target Common Stock who does not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands a judicial appraisal of the fair value of such holder's shares pursuant to, and who complies in all respects with, the provisions of Section 262 of General Corporation Law of the State of Delaware (any such shares, "Dissenting Shares" and the shares contemplated by clause (A) or clause (B) collectively, the "Excluded Shares")) will be converted into the right to receive 2.100 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of Common Stock, par value $0.01 per share, of Parent ("Parent Common Stock"). The Agreement also provides that each share of Series D Convertible Preferred Stock, no par value, of the Company (the "Target Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than any share of Target Preferred Stock held by any holder of Target Preferred Stock who does not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands a judicial appraisal of the fair value of such holder's shares pursuant to, and who complies in all respects with, the provisions of Section 262 of General Corporation Law of the State of Delaware) will be converted into the right to receive one validly issued, fully paid and nonassessable share of Series A Convertible Preferred Stock, par value $0.01 per share, of Parent ("Parent Preferred Stock"). The terms and conditions of the Merger are more fully set forth in the Agreement.

        RBC Capital Markets Corporation ("RBC"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes.

        We are acting as a financial advisor to the Company in connection with the Merger and we will receive a fee for our services upon delivery of this opinion, which is not contingent upon the successful completion of the Merger. In addition, for our services as financial advisor to the Company in connection with the Merger, if the Merger is successfully completed we will receive an additional larger fee, against which the fee we received for delivery of this opinion will be credited. In addition, if, in connection with the Merger not being completed, the Company receives a termination fee, we will be entitled to a specified percentage of that fee in cash, when it is received by the Company. In addition, the Company has agreed to pay us an exchange fee equal to a specified percentage of the gross face amount of any securities extinguished in an exchange of certain securities of the Company for new securities, including in connection with the Merger, half of which exchange fee shall be credited against the fee payable if the Merger is successfully completed. The Company has also agreed to indemnify us for certain liabilities that may arise out of our engagement and to reimburse us for our reasonable out-of-pocket expenses incurred in connection with our services.

        In the ordinary course of business, RBC or one or more of its affiliates may act as a market maker and broker in the publicly traded securities of Parent and/or the Company and receive customary compensation and may also actively trade securities of Parent and/or the Company for our or its own account and the accounts of our or its customers, and, accordingly, RBC and its affiliates, may hold a long or short position in such securities. In addition, RBC and/or one or more of its affiliates have in the past provided investment banking services to each of the Company and Parent, for which we have received customary fees. In particular, in December 2008, RBC was retained by the Company as a financial advisor to advise the Board of Directors of the Company on various strategic matters not specifically related to Parent. In July 2008, RBC or one or more of its affiliates represented Parent as the joint broker and in other related capacities for the initial public offering and admittance for trading to the AIM market of the London Stock Exchange of shares of Parent Common Stock, and RBC or one or more of its affiliates has continued to serve as a joint broker for Parent since the initial public offering. In October 2008, RBC or one or more of its affiliates represented Parent as a financial advisor in connection with Parent's consideration of a possible acquisition transaction and a related equity offering in connection with the acquisition transaction. Neither the acquisition transaction nor the offering was consummated.

        In light of RBC's prior services to the Company and Parent, RBC anticipates that it may be selected by the Company and/or Parent to provide investment banking and financial advisory and/or financing services that may be required by the Company and/or Parent in the future, regardless of whether the Merger is successfully completed, for which RBC would expect to receive customary fees.

        For the purposes of rendering our opinion, we have undertaken such review and inquiries as we deemed necessary or appropriate under the circumstances, including the following: (i) we reviewed the financial terms of the latest draft of the Agreement provided to us on September 29, 2009 (the "Latest Draft Agreement"); (ii) we reviewed and analyzed certain publicly available financial and other data with respect to the Company and Parent and certain other relevant historical operating data relating to the Company and Parent made available to us from published sources and from the internal records of the Company and Parent, respectively; (iii) we reviewed financial projections and forecasts of the Company prepared by the Company's management and financial projections and forecasts of Parent, including the combined post-Merger company after giving effect to certain potential benefits of the Merger expected to be realized from the Merger, prepared by Parent's management (collectively, the "Forecasts"); (iv) we conducted discussions with members of the senior managements of the Company and Parent with respect to the business prospects and financial outlook of the Company and Parent as standalone entities as well as the strategic rationale and potential benefits of the Merger; (v) we reviewed the reported prices and trading activity for Target Common Stock and Parent Common Stock; and (vi) we performed other studies and analyses as we deemed appropriate.

        In arriving at our opinion, we performed the following analyses in addition to the review, inquiries, and analyses referred to in the preceding paragraph: (i) we performed a valuation analysis of the Company as a standalone entity, using trading price, comparable company, precedent transaction and net asset value with respect to the Company; (ii) we performed a valuation analysis of Parent as a standalone entity, using trading price, comparable company and net asset value with respect to Parent; (iii) we performed a relative valuation analysis of the Company as a standalone entity relative to the most recent trading price of Parent Common Stock as a standalone entity as of September 28, 2009, using comparable company, precedent transaction and net asset value with respect to the Company; (iv) we performed a historical exchange ratio analysis of Target Common Stock relative to Parent Common Stock, using historical trading price; (v) we performed a relative contribution analysis; and (vi) we reviewed the pro forma transaction impact of each of Parent and the Company on the pro forma company after the Merger.

        Several analytical methodologies have been employed and no one method of analysis should be regarded as critical to the overall conclusion we have reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions we have reached are based on all the analysis and factors presented, taken as a whole, and also on application of our own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. We therefore give no opinion as to the value or merit standing alone of any one or more parts of the analyses.

        In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all the information that was reviewed by us, including all of the financial, legal, tax, operating and other information provided to or discussed with us by or on behalf of the Company or Parent (including, without limitation, the financial statements and related notes thereto of each of the Company and Parent), and we have not assumed responsibility for independently verifying, and have not independently verified, such information. We have assumed that all Forecasts prepared by or on behalf of the Company or Parent, as the case may be (including Forecasts prepared Parent with respect to certain potential benefits of the Merger expected to be realized from the Merger and the timing of their occurrence), were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of the Company or Parent (as the case may be), respectively, as standalone entities (or, in the case of the benefits of the Merger, as a combined company). We express no opinion as to any such Forecasts or the assumptions upon which they were based. Without limiting the foregoing, we have also assumed that the Parent Preferred Stock will remain outstanding from and after the Effective Time on the same terms and conditions as those of the Target Preferred Stock as of the date hereof.

        In rendering our opinion, we have not assumed any responsibility to perform, and have not performed, an independent evaluation or appraisal of any of the assets or liabilities of the Company or Parent, and we have not been furnished with any such valuations or appraisals (except that a reserve report of the Company's reserves and a reserve report of Parent's reserves, each as of June 30, 2009, were provided to Parent and the Company, respectively, and us as part of the Merger due diligence process). We have not assumed any obligation to conduct, and have not conducted, any physical inspection of the property or facilities of the Company or Parent. We have not investigated, and make no assumption regarding, any litigation or other claims affecting the Company or Parent.

        In rendering our opinion, we have also assumed that the Merger will be consummated in accordance with the terms of the Agreement, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or Parent or the contemplated benefits of the Merger. We have further assumed that all representations and warranties set forth in the Agreement are and will be true and correct as of the date or the dates made or deemed made and that all parties to the Agreement will comply with all covenants of such party thereunder. We have further assumed that the executed version of the Agreement will not differ, in any respect material to our opinion, from the Latest Draft Agreement.

        We note that the Agreement also provides, among other things, that (i) each of the holders of any restricted shares of Target Common Stock shall execute an Orderly Market Deed (as such term is defined in the Agreement), which Orderly Market Deed shall, among other things, restrict the right of such holder to sell shares of Parent Common Stock received in the Merger; and (ii) certain directors of the Company shall be elected as members of the Board of Directors of Parent as of the closing of the Merger. In rendering our opinion, we have not given any special consideration to any of the factors noted in the immediately preceding sentence. In addition, in rendering our opinion, we have not considered any effects of any Excluded Shares or any shares of Target Common Stock held by Parent or any of its affiliates, if any.

        Our opinion speaks only as of the date hereof, is based on the conditions as they exist and information which we have been supplied as of the date hereof, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may exist or occur after such date. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon events occurring after the date hereof and do not undertake any obligation to update, revise or reaffirm this opinion. We are not expressing any opinion herein as to the prices at which Target Common Stock or Parent Common Stock have traded or will trade at any time, including following the announcement or consummation of the Merger, regardless of whether or not the Merger is consummated.

        The opinion expressed herein is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Merger. We express no opinion and make no recommendation to any stockholder of the Company or Parent or any other person as to how such stockholder or other person should vote or act with respect to any matter related to the Merger. All advice and opinions (written and oral) rendered by RBC are intended for the use and benefit of the Board of Directors of the Company, and they may not be used for any other purpose without the prior written consent of RBC except as required by law. Such advice or opinions may not be reproduced, summarized, excerpted from or referred to in any public document or given to any other person without the prior written consent of RBC. If required by applicable law, this opinion may be included in any disclosure document filed by the Company with the Securities and Exchange Commission with respect to the Merger; provided however, that such opinion must be reproduced in full and that any description of or reference to RBC or this opinion must be in a form acceptable to RBC and its counsel. RBC shall have no responsibility for the form or content of any such disclosure document, other than the opinion itself.

        Our opinion does not address the underlying business decision by the Company to engage in the Merger or any other transaction related thereto or the relative merits of the Merger compared to any alternative business strategy or transaction in which the Company might engage. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to a merger or other business combination transaction involving the Company or any of its assets.

        Our opinion addresses solely the fairness of the Exchange Ratio, from a financial point of view, to the holders of Target Common Stock. Our opinion does not in any way address other terms or conditions of the Merger or the Agreement, including, without limitation, the financial or other terms of any other agreement contemplated by, or to be entered into in connection with, the Agreement, nor does it address, and we express no opinion with respect to, the solvency of the Company or Parent or the impact thereon of the Merger. We do not express any opinion as to any tax or other consequences that might result from the Merger, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals. Further, in rendering our opinion, we express no opinion about the fairness of the amount or nature of the compensation (if any) to any of the officers, directors or employees of any party of the Merger, or class of such persons, relative to the Exchange Ratio or otherwise.

        Our opinion has been approved by RBC's Fairness Opinion Committee.

        Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Target Common Stock.

Very truly yours,
/s/ RBC Capital Markets Corporation
RBC CAPITAL MARKETS CORPORATION

Annex C

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF FORMATION
OF
RESACA EXPLOITATION, INC.

        Pursuant to the provisions of Section 3.054 of the Texas Business Organizations Code, the undersigned Corporation adopts the following Certificate of Amendment to its Certificate of Formation:

ARTICLE ONE

        The name of the Corporation is Resaca Exploitation, Inc.

ARTICLE TWO

        The Certificate of Formation is amended by adding a new subsection, subsection (d), to Article IV:

          (d)   Simultaneously with the effective time of this amendment to the Certificate of Formation (such amendment to Certificate of Formation being effective on                        , 2010, with the time of such effectiveness being hereinafter referred to as the "Effective Time"), each five (5) shares of the Company's Common Stock issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split, into one share of Common Stock, $0.01 par value per share (the "New Common Stock"), such action hereinafter referred to as (the "Reverse Stock Split").

          Each stock certificate held in electronic form that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.

          Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates", whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's transfer agent for cancellation, a certificate or certificates (the "New Certificates", whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by the Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof.

          Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. Instead, any fractional share that results from the Reverse Stock Split will be exchanged for cash in an amount equal to the closing price on the effective date of the merger.

          If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's transfer agent determines that a

C-1

  holder of Old Certificates has not tendered all his certificates for exchange, the transfer agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share.

          From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

ARTICLE THREE

        These Certificate of Amendment have been duly authorized, approved and adopted by a majority of the Corporation's shareholders on                        , 2010 and by unanimous written consent of the Corporation's Board of Directors on October 16, 2009.

ARTICLE FOUR

        This Certificate of Amendment have been approved in the manner required by the TBOC and by the constituent documents of the Corporation and shall become effective on 12:01 a.m. on                         , 2010.

        IN WITNESS WHEREOF, the Corporation has caused these Certificate of Amendment to be signed as of the        day of                        , 2010.

RESACA EXPLOITATION, INC.

By:
John J. Lendrum, III Chief Executive Officer

C-2

ANNEX D

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RIGHTS OF SERIES D CONVERTIBLE PREFERRED STOCK
OF
CANO PETROLEUM, INC.

        Cano Petroleum, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), DOES HEREBY CERTIFY as follows:

        FIRST: That the Board of Directors of the Company, at a duly convened meeting on September 29, 2009, duly adopted resolutions approving and adopting the amendments set forth below to the Certificate of Designations of Series D Convertible Preferred Stock of the Company (the "Certificate of Designations"), and that such amendments have been approved and adopted by the requisite number of existing holders of the Common Stock and the Series D Convertible Preferred Stock of the Company.

        SECOND: That the amendments set forth below have been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

        THIRD: That the Certificate of Designations is hereby amended as follows:

  A.
  The following is added as Section (23) of the Certificate of Designations:

    Notwithstanding anything to the contrary contained in the Transaction Documents, the holders of the Preferred Shares shall have none of the preferences, rights, privileges or powers of, or restrictions provided for the benefit of, the Preferred Shares contained in the Transaction Documents relating to, arising out of or caused by the execution and delivery of that certain Agreement and Plan of Merger dated September 29, 2009, by and among Resaca Exploitation, Inc., a Texas corporation ("Resaca"), Resaca Acquisition Sub, Inc., a Delaware corporation and the Company (the "Merger Agreement") and the consummation of the transactions contemplated thereby (the "Merger") (including, without limitation, any rights to require the Company to redeem any of the Preferred Shares or notice, voting or consent rights), except to receive the Preferred Conversion Consideration (as such term is defined in the Merger Agreement) pursuant to the terms of the Merger Agreement and such other rights (including registration rights and preemptive rights having terms consistent with those presently contained in the Transaction Documents) not inconsistent with the foregoing as shall be reasonably acceptable to the Company, Resaca and the Required Holders. In the event that (i) the Merger Agreement is terminated in accordance with its terms, (ii) the Merger Agreement is amended, modified or supplemented or any waiver is given by any party thereto that is individually or in the aggregate adverse to the interests of the holders of the Preferred Shares without the prior written consent of the Required Holders or (iii) Parent fails to assume the Company's obligations under the Transaction Documents to the extent not otherwise eliminated pursuant to this Section (23) with respect to the Merger, this Section (23) shall be inoperative and of no force or effect.

D-1

        IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by S. Jeffrey Johnson, its Chairman of the Board of Directors and Chief Executive Officer, as of the             day of                                    , 2010.

CANO PETROLEUM, INC.
By:
Name:	S. Jeffrey Johnson,
Title:	Chairman of the Board of Directors and Chief Executive Officer

D-2

ANNEX E

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

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          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give

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  either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the

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fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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ANNEX F

PROPOSED INVESTOR RIGHTS AGREEMENT

        to be filed by amendment

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ANNEX G

GLOSSARY OF OIL AND GAS TERMS

"bbl"	a barrel which is equivalent to 42 US gallons
"behind pipe"	reserves which are expected to be recovered from zones in existing wells that will require additional completion work or future recompletion prior to the start of production
"boe"	one barrel of oil equivalent, determined using a ratio of six Mcf of natural gas to one bbl of crude oil, condensate or natural gas liquids
"CO2"	carbon dioxide
"CO2 flooding"
an enhanced oil recovery technique where CO2 is injected into the oil formation. The CO2 acts as a solvent that releases the oil from porous rock and causes it to flow more freely to the well head, increasing recovery rates
"development well"	a well drilled within the proved area of an oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive
"exploitation"	a drilling or other project which may target proven or unproven reserves (such as probable or possible reserves), but which generally has a lower risk than that associated with exploration projects
"field"	an area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition
"fishing tool"	a general term for special mechanical devices used to aid the recovery of equipment lost downhole
"fracturing" or "frac"
an operation in which a specially blended liquid is pumped down a well and into a formation under pressure high enough to cause the formation to crack open, forming passages through which oil can flow into the wellbore, also referred to as hydraulic fracturing
"gross acres or gross wells"	the total acres or wells, as the case may be, in which a working interest is owned
"infill well"	a well drilled into the same pool as known producing wells so that oil or gas does not have to travel as far through the formation
"injection well"	a well in which fluids are injected rather than produced, the primary objective typically being to maintain reservoir pressure
"MBbls"	one thousand barrels of crude oil or other liquid hydrocarbons
"MBoe"	one thousand barrels of crude oil equivalent, using a ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids
"Mcf"	one thousand cubic feet

"MMBoe"	one million barrels of crude oil equivalent, using a ratio of six Mcf of natural gas to one bbl of crude oil, condensate or natural gas liquids
"MMBTU"	one million British Thermal Units
"MMcf"	one million cubic feet
"Net acres" or "net wells"	the sum of the fractional working interests owned in gross acres or gross wells, as the case may be
"NYMEX"	New York Mercantile Exchange
"NGL" or "NGLs"	natural gas liquids
"oil"	crude oil, condensate and natural gas liquids
"original oil in place"	the total oil resource base without regard to recoverability
"PDP"	proved developed producing
"possible reserves"	additional reserves which analysis of geoscience and engineering data indicate are less likely to be recoverable that probable reserves
"probable reserves"	additional reserves which analysis of geoscience and engineering data indicate are less likely to be recovered than proved reserves but more certain to be recovered than possible reserves
"proved developed reserves"
reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and natural gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery are included in "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved
"proved developed non-producing" or "PDNP"
proved oil and natural gas reserves that are developed behind pipe, shut-in or can be recovered through improved recovery only after the necessary equipment has been installed, and when the costs to do so are relatively minor. Shut-in reserves are expected to be recovered from (1) completion intervals which are open at the time of the estimate but which have not started producing, (2) wells that were shut-in for market conditions or pipeline connections, or (3) wells not capable of production for mechanical reasons
"proved reserves"
those quantities of petroleum, which by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be commercially recoverable, from a given date forward, from known reservoirs and under defined economic conditions, operating methods and government regulations

"proved undeveloped reserves" or "PUD"	proved oil and natural gas reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir
"recompletion"	the completion for production of an existing wellbore in another formation from that which the well has been previously completed
"re-fracturing" or "re-frac"
an operation in which a formation that had previously been fractured using a fracturing operation is fractured again, typically using different techniques or specifications than the original fracturing operation
"reservoir"
a porous and permeable underground formation containing a natural accumulation of producible oil and/or natural gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs
"secondary recovery"
the second stage of hydrocarbon production during which an external fluid such as water or gas is injected into the reservoir through injection wells located in rock that has fluid communication with production wells. The purpose of secondary recovery is to maintain reservoir pressure and to displace hydrocarbons toward the wellbore
"shut-in well"	a well which is capable of producing but is shut so that it is not currently producing
"swivel"
a mechanical device that must simultaneously suspend the weight of the drillstring, provide for rotation of the drillstring beneath it while keeping the upper portion stationary, and permit high-volume flow of high-pressure drilling mud from the fixed portion to the rotating portion without leaking
"tertiary recovery"
the third stage of hydrocarbon production during which sophisticated techniques that alter the original properties of the oil are used. Tertiary oil recovery can begin after a secondary recovery process or at any time during the productive life of an oil reservoir. Its purpose is not only to restore formation pressure, but also to improve oil displacement or fluid flow in the reservoir

"waterflood"	a method of secondary recovery in which water is injected into the reservoir formation to displace residual oil. The water from injection wells physically sweeps the displaced oil to adjacent production wells
"working interest"	the operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and a share of production
"workover"	operations on a producing well to restore or increase production

Annex H

ASSET TRANSFER AGREEMENT

by and between

PERMIAN BASIN WELL SERVICES, LLC
(TRANSFEROR)

and

RESACA EXPLOITATION, INC.
(TRANSFEREE)

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 EXHIBITS

Exhibit "A"	Personal Property
Exhibit "B"	Real Property
Exhibit "C"	Allocated Values
Exhibit "D"	Warranty Deed
Exhibit "E"	Bill of Sale

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ASSET TRANSFER AGREEMENT

        This Asset Transfer Agreement (the "Agreement") is entered into on this the 6th day of July, 2009, by and between Permian Basin Well Services, LLC, a Texas limited liability company ("Permian Basin"), and Resaca Exploitation, Inc., a Texas corporation ("Resaca"). Permian Basin is sometimes hereinafter referred to as "Transferor" and Resaca is sometimes hereinafter referred to as "Transferee." Permian Basin and Resaca are sometimes together referred to herein individually as a "Party" or collectively as "Parties."

 R E C I T A L S

        WHEREAS, Permian Basin owns certain real property, mobile workover rigs and related assets more fully described on the exhibits attached hereto; and

        WHEREAS, Permian Basin desires to transfer and Resaca desires to acquire Permian Basin's real property, mobile workover rigs and related assets on the terms and conditions hereinafter provided;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, Permian Basin and Resaca do hereby agree as follows:

ARTICLE 1—DEFINITIONS

        As used in this Agreement, certain defined and capitalized terms shall have the meaning as set forth in this Article 1 or provided elsewhere in this Agreement.

        1.1   "Act" shall be as defined in Article 4(l).

        1.2   "Agreement" shall mean this Asset Transfer Agreement between the Parties first set forth above.

        1.3   "Allocated Value" shall mean the dollar amount allocated to the Assets as set forth on Exhibit "C."

        1.4   "Assets" shall mean all of Permian Basin's legal and beneficial right, title and interest in and to the Personal Property and Real Property (except as may constitute Excluded Assets) as described herein.

        1.5   "Assumed Obligations" shall mean with respect to the Assets, all liabilities, duties, and obligations that arise out of the ownership, operation or use of the Assets after the Effective Time. The Assumed Obligations shall expressly not include the Retained Obligations, including the Huerta Litigation, or any other liabilities or obligations of Permian Basin described in Section 2.2.

        1.6   "Bill of Sale" shall be as defined in Section 7.2(b).

        1.7   "Claims" means any and all claims, demands, suits, causes of action, losses, damages, liabilities, fines, penalties and costs (including attorneys' fees and costs of litigation).

        1.8   "Closing" shall be as defined in Section 9.1.

        1.9   "Closing Date" shall be as defined in Section 9.1.

        1.10 "Common Stock" means common stock, par value $0.01, per share, of Resaca.

        1.11 "Effective Time" shall mean 7:00 a.m., Central Standard Time, on the first day of July, 2009.

        1.12 "Environmental Obligations" shall mean all liabilities, obligations, expenses (including, without limitation, all attorneys' fees), fines, penalties, costs, claims, suits or damages (including natural resource damages) of any nature, associated with the Assets, and attributable to or resulting from: (a) pollution or contamination of soil, surface water, groundwater or air, on, in, by, from or under the Assets or lands in the vicinity thereof, and any other contamination of or adverse effect upon the environment; (b) clean-up responses, remedial, control or compliance costs, including the required cleanup or remediation of spills, pits, lakes, ponds, or lagoons, including any subsurface or surface pollution caused by such spills, pits, lakes, ponds, or lagoons; (c) noncompliance with applicable land use, permitting, surface disturbance, licensing or notification requirements, including those in a surface or mineral lease, whether an express or implied obligation; (d) violation of any federal, state or local environmental law or land use law; and (e); any and all indemnity obligations of Transferor with respect to the above, along with any and all Claims against Transferor for indemnity with respect to the foregoing.

        1.13 "Equitable Limitations" shall be as defined in Article 4(c).

        1.14 "Exchange Act" shall be as defined in Article 4(x).

        1.15 "Excluded Assets" shall mean the following:

        (a)   all corporate, financial, and tax records of Permian Basin, and those records subject to attorney/client privilege; however, Transferee shall be entitled to receive copies of any tax records which directly relate to any Assumed Obligations, or which are necessary for Resaca's ownership, administration, or operation of the Assets;

        (b)   all Claims and causes of action of Permian Basin arising from acts, omissions or events, or damage to or destruction of the Assets, occurring prior to the Effective Time;

        (c)   all rights, titles, claims and interests of Permian Basin relating to the Assets prior to the Effective Time (i) under any policy or agreement of insurance or indemnity; (ii) under any bond; or (iii) to any insurance or condemnation proceeds or awards; and

        (d)   all of Permian Basin's intellectual property, including, but not limited to, proprietary computer software, patents, trade secrets, copyrights, names, marks and logos.

        1.16 "Huerta Litigation" means (i) the lawsuit styled Maryuri Castilla, individually and as representative of the Estate of Erineo G. Huerta, deceased and as next friend of Bridgette Huerta, a minor child, Beronica Lujan as next friend of Alexandra M. Huerta, a minor child, Zoila Galindo as next friend of Priscila Huerta, a minor child, Eugenia C. Rodriguez as next friend of Erika Huerta and Clarissa Huerta, minor children, and Antonio Huerta and Marina Huerta vs. Permian Basin Well Services LLC, Permian Basin Well Services, LP and Torch Energy Services, Inc. Defendants, Cause No. 5881 in the District Court, 109th Judicial District, Crane County, Texas; and (ii) any Claims related to the lawsuit listed in subsection (i) or the events which are the subject or basis of the lawsuit listed in subsection (i).

        1.17 "Indemnity Claim Notice" shall be as defined in Section 10.4.

        1.18 "Lock-in Agreement" means that certain Lock-in and Orderly Marketing Deed, dated July 16, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Torch E&P.

        1.19 "Notice Period" shall be as defined in Section 10.4.

        1.20 "Permian Basin" shall be as defined in the opening paragraph of this Agreement.

        1.21 "Personal Property" shall mean all legal and beneficial right, title and interest of Permian in and to the following, insofar as the same do not constitute Excluded Assets:

        (a)   the workover rigs, reverse units/tank, power swivels, vehicles (trucks, trailers, construction equipment), shop equipment, and related equipment, all of which is more fully described in Exhibit "A," including without limitation, fishing tools, machinery, spare parts, tools, fire equipment, supplies, other ancillary tools and equipment, and all other equipment and tangible personal property that as of the date of this Agreement relate to or are used in connection with the workover rigs, reverse units/tank, power swivels, vehicles, (trucks, trailers and construction equipment), shop equipment, and related equipment identified on Exhibit "A"; and

        (b)   originals of all books and files relating to the workover rigs, reverse units/tank, power swivels, vehicles, (trucks, trailers and construction equipment), shop equipment, and related equipment including, without limitation, all instruction, maintenance and repair manuals, maintenance and repair logs, mileage records or logs, all warranties from the various manufacturers of the component parts of the workover rigs, reverse units/tank, power swivels, vehicles (trucks, trailers and construction equipment), shop equipment, and related equipment.

        1.22 "Party" and "Parties" shall be as defined in the opening paragraph of this Agreement.

        1.23 "Real Property" shall mean all legal and beneficial right, title and interest of Permian Basin in and to the following, insofar as the same do not constitute Excluded Assets:

        (a)   All real property, land, buildings, structures, fixtures, stations, facilities, improvements, easements, rights-of-way, and other rights and interests in and to real property and appurtenances owned by Transferor as more described in Exhibit "B".

        1.24 "Resaca" shall be as defined in the opening paragraph of this Agreement.

        1.25 "Retained Obligations" shall mean:

        (a)   Claims of any nature or kind including, without limitation, personal injury or wrongful death relating to or arising from the Assets occurring prior to the Effective Time;

        (b)   all Environmental Obligations whether attributed to, or arising from, events occurring before the Effective Time;

        (c)   except as otherwise provided in this Agreement, all other liabilities, duties, and obligations that arise out of the ownership, operation or use of the Assets prior to the Effective Time; and

        (d)   the Huerta Litigation.

        1.26 "SEC" shall be as defined in Article 4(l).

        1.27 "Shares" shall be as defined in Section 3.1.

        1.28 "Torch E&P" means Torch E & P Company, a Delaware corporation.

        1.29 "Torch Share Transfer" shall be as defined in Article 8.

        1.30 "Transferee" shall be as defined in the opening paragraph of this Agreement.

        1.31 "Transferor" shall be as defined in the opening paragraph of this Agreement.

        1.32 "Transfer Price" shall be as defined in Section 3.1.

        1.33 "Warranty Deed'' shall be as defined in Section 7.2(a).

ARTICLE 2—AGREEMENT TO CONVEY

        2.1   Purchase of Assets and Assumption of Assumed Obligations.

        Subject to the terms and conditions of this Agreement, Permian Basin agrees to assign, transfer and convey to Resaca and Resaca agrees to acquire and pay for the Assets and to assume the Assumed Obligations.

        2.2   Retained Obligations.

        Except for the Assumed Obligations, Resaca does not assume and is not in any way liable or responsible for any liabilities or obligations of Permian Basin or its affiliates; it being expressly acknowledged that it is the intention of the Parties hereto that the Retained Obligations and any other liabilities that Permian Basin has as of the date hereof or may have in the future, whether fixed or contingent, whether known or unknown, and not expressly described in the definition of Assumed Obligations shall remain the liabilities of Permian Basin.

        2.3   Shareholder Approval.

        The obligation of Resaca to acquire and pay for the Assets is expressly subject to and condition upon Resaca obtaining shareholder approval of the transactions contemplated herein at its next annual shareholders meeting which shall occur after the Closing. In the event that Resaca's shareholders do not approve the transactions contemplated herein, Resaca shall promptly re-convey the Assets to Permian Basin free and clear of any and all liens and encumbrances and Resaca shall reasonably compensate Permian Basin for the use of the Assets during the time period in which Resaca has ownership thereof. The compensation to be paid to Permian Basin shall be an amount mutually agreeable between the Parties, but in no event shall such compensation be greater than the industry accepted price for any such services during the time period in which Resaca has use of the Assets. Simultaneous with the re-conveyance of the Assets to Permian Basin by Resaca, Permian Basin shall transfer and deliver to Resaca all of the Shares free and clear of any and all liens and encumbrances.

ARTICLE 3—TRANSFER PRICE AND PAYMENT

        3.1  Transfer Price.

        In consideration for the transfer, assignment and conveyance of the Assets to Resaca, subject to the terms and conditions hereof, Resaca agrees to tender and deliver to Permian Basin, in the manner hereinafter provided, a number of shares of Common Stock, which is equal to the aggregate value of the Assets, which the Parties agree is equal to One Million Six Hundred Four Thousand Nine Hundred Ninety-Five Dollars and 00/100 ($1,604,995) minus $11,275.00 for state, local and federal property and ad valorem taxes associated with the Real Property (the "Transfer Price"). Resaca will issue and deliver to Permian Basin at Closing 3,320,250 shares of Common Stock (the "Shares"), which number was determined by dividing the Transfer Price by the July 6, 2007 closing stock price on the AIM market of the London Stock Exchange for Common Stock of .295 British pounds and an assumed exchange rate of 1.627 for a price per United States dollar of 48 cents per share.

        3.2  Allocation of Transfer Price.

        Concurrent with the execution of this Agreement, Transferor and Transferee will agree upon an allocation of the Transfer Price among the Assets, in compliance with the principles of the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder. Such allocation of value shall be attached to and incorporated in this Agreement as Exhibit "C." After Transferor and Transferee have agreed on the Allocated Values for the Assets, Transferor will be deemed to have accepted such Allocated Values for purposes of this Agreement and the transactions contemplated hereby, but otherwise makes no representation or warranty as to the accuracy of such values. Transferor and Transferee agree (i) that the Allocated Values shall be used by Transferor and Transferee as the basis for reporting asset values and other items for purposes of all federal, state, and local tax returns, including without limitation Internal Revenue Service Form 8594 and (ii) that neither they nor their affiliates will take positions inconsistent with the Allocated Values in notices to government authorities or in audit or other proceedings with respect to taxes.

 ARTICLE 4—TRANSFEROR'S REPRESENTATIONS AND WARRANTIES

        Permian Basin represents and warrants to Resaca as of the date hereof, and the Closing Date that:

        (a)   Permian Basin is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Texas.

        (b)   Permian Basin has full power and authority to carry on its business as presently conducted, to enter into this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement has been, and the performance of this Agreement and the transactions contemplated hereby shall be, at the time required to be performed hereunder, duly and validly authorized by all requisite action on the part of Permian Basin.

        (c)   This Agreement has been duly executed and delivered on behalf of Permian Basin, and constitutes the legal, valid and binding obligation of Permian Basin enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization or moratorium statues, or other similar laws affecting the rights of creditors generally or equitable principles (collectively, "Equitable Limitations"). At the Closing, all documents and instruments required hereunder to be executed and delivered by Permian Basin shall be duly executed and delivered and shall constitute the legal, valid and binding obligations of Permian Basin enforceable in accordance with their terms, except as enforceability may be limited by Equitable Limitations.

        (d)   The execution and delivery of this Agreement by Permian Basin does not, and the consummation of the transactions contemplated by this Agreement shall not, (a) violate or be in conflict with, or require the consent of any person or entity under, any provisions of Permian Basin's organizational or governing documents, (b) conflict with, result in a breach of, constitute a default (or an event that with the lapse of time or notice, or both would constitute a default) under any agreement or instrument to which Permian Basin is a party or by which any of the Assets owned by Permian Basin is bound, (c) violate any provision of or require any consent, authorization, or approval under any judgment, decree, judicial or administrative order, award, write, injunction, statute, rule or regulation applicable to Permian Basin, or (d) result in the creation of any lien, charge or encumbrance of any of the Assets owned by Permian Basin.

        (e)   Permian Basin has good and marketable title to the Assets free and clear of any and all liens, Claims, and encumbrances of any nature and kind.

        (f)    Transferor has caused the Assets to be operated and maintained in a good and workmanlike manner consistent with good oilfield practices, has maintained insurance in force with respect to the Assets, has paid or caused to be paid all costs and expenses in connection therewith.

        (g)   There are no underground storage tanks of any nature or kind located on any of the Real Property.

        (h)   The Personal Property is in good repair, working order and operating condition.

        (i)    There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or to the actual knowledge of Transferor threatened against Transferor;

        (j)    The execution, delivery and performance of this Agreement, and the transaction contemplated hereunder has been duly and validly authorized by all requisite authorizing action, corporate, partnership or otherwise, on the part of Transferor;

        (k)   Transferor has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in connection with this Agreement and the transaction provided herein.

        (l)    Transferor understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold except pursuant to an effective registration statement or pursuant to a duly available exemption from such registration requirements. Transferor acknowledges that the Shares have not been registered with the Securities and Exchange Commission (the "SEC"), nor with the blue sky authority of any state, and Transferor must bear the economic risk of the Shares indefinitely unless such securities are subsequently registered under the Act and the appropriate state blue sky laws or an exemption from such registration is available. Transferor understands that neither the SEC nor the securities administrator of any state has made any finding or determination relating to the fairness of an investment in the Shares and that no such government agency has or will recommend or endorse Transferor's purchase of the Shares.

        (m)  Except for the Torch Share Transfer, an affiliate of Transferor, Transferor is acquiring the Shares for its own account for investment and not with a view to dividing the Shares with others or with a view to or in connection with an offering or any distribution, and that Transferor has no present intention of selling or otherwise disposing of the Shares. Except for Torch Share Transfer, it is the present intention of Transferor to receive and hold the Shares for its own account. Any sale or exchange offer of any of the Shares will not be made in any manner that will violate the Act or any applicable blue sky law. Except for the Torch Share Transfer, Transferor has no contract, understanding, agreement, or arrangement with any person or entity to sell or transfer to any such persons or entities, or to anyone, or to have any such person or entity sell for Transferor any of the Shares and Transferor is not engaged, and does not plan to engage, within the foreseeable future, in any discussion with any person or entity relating to the sale or transfer of the Shares. Except for the Torch Share Transfer, Transferor is not aware of any occurrence, event, or circumstance upon the happening of which it intends to transfer or sell the Shares, or any part thereof, and Transferor does not have any present intention to sell the Shares, or any part thereof, after the lapse of any particular period of time.

        (n)   Transferor acknowledges that it has been furnished all information that it has requested to the extent that it considers necessary and advisable in connection with the acquisition of the Shares. Transferor understands that any financial projections provided by Resaca are based on estimates and assumptions that are inherently uncertain and, though based on assumptions Resaca believes to be reasonable, are subject to significant business, economic and competitive factors and contingencies, all of which are difficult to predict and most of which are beyond the control of Resaca. There can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected.

        (o)   Transferor has had an opportunity to ask questions and to receive answers from Resaca regarding the business, properties, and financial condition of Resaca and to obtain additional information (to the extent Resaca possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Transferor or to which Transferor had access.

        (p)   Transferor has adequate means of providing for its current needs and contingencies, is able to bear the substantial economic risks of the Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment. Transferor has such knowledge and experience in financial, tax, and business matters so as to enable it to utilize the information made available to it in connection with the sale of the Shares to it by Resaca in order to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

        (q)   Transferor is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Act.

        (r)   The address of Transferor's principal office is 1331 Lamar, Suite 1450, Houston, Texas 77010.

        (s)   Transferor is not acquiring the Shares as a result of, or subsequent to, any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or meeting, or any solicitation of a subscription by a person or entity not previously known to it in connection with investments in securities generally.

        (t)    Transferor is not relying on Resaca with respect to the tax and other economic considerations of it relating to its acquisition of the Shares. In regard to such considerations, Transferor has relied on the advice of, or has consulted with, only its own advisors.

        (u)   Transferor will not sell or otherwise transfer any of the Shares without registration under the Act or an exemption therefrom and fully understands and agree that Transferor must bear the economic risk of its purchase for an indefinite period of time because, among other reasons, the Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned, or otherwise disposed of unless the Shares are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available. Transferor acknowledges that if any transfer of the Shares is to be made in reliance on an exemption under the Act, the issuer of the Shares may require an opinion of counsel satisfactory to it that such transfer may be made pursuant to an exemption under the Act.

        (v)   To the best knowledge of Transferor, the sale and purchase of the Shares hereunder does not violate any law or regulation applicable to Transferor.

        (w)  Transferor acknowledges that, so long as appropriate, a legend similar to the following may appear on the certificate representing the Shares: "THE SECURITIRES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER T HE SECURTIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURTIES UNDER SAID ACT OR (II) AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

        (x)   Transferor is purchasing the Shares in good faith and not as part of a plan or scheme to evade the prohibitions of Section 10(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in compliance with the requirements of Rule 10b5-1 promulgated under the Exchange Act, and at a time when Transferor is not aware of or in possession of material nonpublic information about the Shares or Resaca. Transferor is not aware of any "material nonpublic information" about the Shares or Resaca, as such term is defined under Rule 10b5-1 and the judicial opinions construing Rule 10b5-1. Transferor has consulted with legal counsel and other advisors in connection with the decision of Transferor to purchase the Shares and has confirmed that its purchase of the Shares meets the criteria set forth in Rule 10b5-1. Transferor has not received or relied on any representation by Resaca regarding its compliance with Rule 10b5-1. Transferor understands and agrees that, if Transferor is an affiliate or control person for purposes of the Act or the Exchange Act, then the purchase of the Shares shall be made in accordance with Rule 10b-18 promulgated under the Exchange Act.

ARTICLE 5—TRANSFEREE'S REPRESENTATIONS AND WARRANTIES

        Resaca represents and warrants to Transferor as of the date hereof, and the Closing Date that:

        (a)   Resaca is a corporation duly organized, validly existing, and in good standing under the laws of the state of Texas;

        (b)   Resaca has full power and authority to carry on its business as presently conducted, to enter into this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement has been, and the performance of this Agreement and the transactions contemplated hereby shall be, at the time required to be performed hereunder, duly and validly authorized by all requisite action on the part of Resaca.

        (c)   This Agreement has been duly executed and delivered on behalf of Resaca, and constitutes the legal, valid and binding obligation of Resaca enforceable in accordance with its terms, except as enforceability may be limited by Equitable Limitations. At the Closing, all documents and instruments required hereunder to be executed and delivered by Resaca shall be duly executed and delivered and shall constitute the legal, valid and binding obligations of Resaca enforceable in accordance with their terms, except as enforceability may be limited by Equitable Limitations.

        (d)   The execution and delivery of this Agreement by Resaca does not, and the consummation of the transactions contemplated by this Agreement shall not, (a) violate or be in conflict with, or require the consent of any person or entity under, any provisions of Resaca's organizational or governing documents, (b) conflict with, result in a breach of, constitute a default (or an event that with the lapse of time or notice, or both would constitute a default) under any agreement or instrument to which Resaca is a party or by which any of the Assets owned by Resaca is bound, (c) violate any provision of or require any consent, authorization, or approval under any judgment, decree, judicial or administrative order, award, write, injunction, statute, rule or regulation applicable to Resaca, or (d) result in the creation of any lien, charge or encumbrance of any of the Assets owned by Resaca.

        (e)   There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or to the actual knowledge of Transferee threatened against Transferee;

        (f)    Resaca has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in connection with this Agreement and the transaction provided herein;

        (g)   The Shares to be issued and delivered to Transferor (i) have been duly authorized, (ii) at the time of their issuance, will be validly issued, fully paid, nonassessable, and were not issued in violation of any preemptive rights, and (iii) at the time of their issuance, were issued in compliance with the registration or qualification provisions of the Act and any applicable state securities laws or pursuant to valid exemptions therefrom. The Shares will, upon delivery thereof, be free and clear of all liens, charges, pledges, encumbrances, equities and claims whatsoever, other than (x) those created by Transferee, (y) as set forth herein or in the Lock-in Agreement or (y) restrictions on transfer set forth in state and federal securities laws.

ARTICLE 6—ACCESS TO INFORMATION AND INSPECTIONS

        6.1  Title Files.

        Prior to the execution of this Agreement, Transferor has permitted Transferee and its representatives, at reasonable times during normal business hours, the opportunity to examine and copy, in Transferor's offices at their actual location, all abstracts of title, title opinions, title files, title commitments, title insurance policies, title curative, and other title materials pertaining to the Real Property. No warranty of any kind is made by Transferor as to the information so supplied, and Transferee agrees that any conclusions drawn therefrom are the result of its own independent review and judgment.

        6.2  Personal Property Files.

        Prior to the execution of this Agreement, Transferor has permitted Transferee and its representatives, at reasonable times during normal business hours, the opportunity to examine and copy, in Transferor's offices at their actual location, all title files, regulatory information, inspections and reports, maintenance records, mileage logs/records and other information, files, books, records, and data pertaining to the Personal Property. No warranty of any kind is made by Transferor as to the information so supplied, and Transferee agrees that any conclusions drawn therefrom are the result of its own independent review and judgment.

        6.3  Inspections.

        Prior to the execution of this Agreement, Transferor has permitted Transferee and its representatives, at reasonable times and at their sole risk, cost and expense, to conduct reasonable inspections of the Assets for all purposes.

ARTICLE 7—TITLE

        7.1  Title to Assets.

        Transferor has good and marketable title to the Assets, free and clear of any and all liens, claims or encumbrances of any kind or character as of the Closing.

        7.2  Conveyance.

        (a)   Transferor shall convey the Real Property to the Transferee as provided in the warranty deed, substantially in the form attached hereto as Exhibit "D" (the "Warranty Deed"). In addition to the general warranty set forth in the Warranty Deed, the Warranty Deed shall be made with full substitute and subrogation to Transferee in and to the covenants and warranties by others heretofore given or made to Transferor with respect to the Real Property.

        (b)   Transferor shall convey the Personal Property to the Transferee as provided in the bill of sale, substantially in the form attached hereto as Exhibit "E" (the "Bill of Sale"). The Bill of Sale shall be made without warranty of title, either express, implied, statutory or otherwise, except that Transferor shall warrant title to the Personal Property against all claims, liens, burdens and encumbrances arising by, through or under Transferor, but not otherwise.

        (c)   THE PERSONAL PROPERTY, AND THE IMPROVEMENTS, FIXTURES AND APPURTENANCES CONVEYED AS PART OF THE REAL PROPERTY ARE SOLD HEREUNDER "AS IS, WHERE IS, AND WITH ALL FAULTS" AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONDITION, ARE GIVEN BY OR ON BEHALF OF TRANSFEROR. IT IS UNDERSTOOD AND AGREED THAT PRIOR TO CLOSING TRANSFEREE SHALL HAVE INSPECTED THE PERSONAL PROPERTY FOR ALL PURPOSES AND HAS SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, AND THAT TRANSFEREE ACCEPTS SAME IN ITS "AS IS, WHERE IS AND WITH ALL FAULTS" CONDITION. TRANSFEREE HEREBY WAIVES ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONDITION, OR CONFORMITY TO SAMPLES.

ARTICLE 8—TRANSFER OF SHARES TO TORCH E&P

        The Parties acknowledge that Permian Basin intends to transfer all of the Shares to Torch E&P, an affiliate of Permian Basin, following the Closing (the "Torch Share Transfer"). Until the Torch Share Transfer is complete, Permian Basin agrees that it shall be bound by all of the terms and conditions of the Lock-in Agreement as if it were Torch E&P and a signatory thereto and Permian Basin will not effect any Disposal (as defined in the Lock-in Agreement) of its interest in all or any Shares except in accordance with the terms and conditions of the Lock-in Agreement.

 ARTICLE 9—CLOSING

        9.1  Closing.

        The closing of the transactions contemplated herein (the "Closing") shall be held at the offices of Transferee, located at 1331 Lamar, Suite 1450, Houston, Texas 77010, on the date hereof or at such later date or place as the Parties may agree in writing (herein called "Closing Date"). Time is of the essence and the Closing Date shall not be extended unless by written agreement of the Parties. The Closing may, with the consent of the Parties, take place by delivering an exchange of documents by facsimile transmission or electronic mail with originals to follow by overnight mail service or courier.

        9.2  Transferor's Closing Obligations.

        At the Closing, except to the extent comprising the Excluded Assets, Transferor shall deliver to Transferee the following:

        (a)   the Warranty Deed, the Bill of Sale and such other documents as may be reasonably necessary to convey all of Transferor's interest in the Assets to Transferee in accordance with the provisions hereof, executed and notarized by Transferor;

        (b)   all necessary and appropriate title transfer documentation (including original vehicle title certificates) for all vehicles, (trucks, trailers and construction equipment) identified in Exhibit "A";

        (c)   originals of all records and files relating to the Assets; and

        (d)   exclusive possession of the Assets.

        9.3  Transferee's Closing Obligations.

        At the Closing, Transferee shall deliver to Transferor the following:

        (a)   the Shares; and

        (b)   the Bill of Sale.

ARTICLE 10—ASSUMPTION AND INDEMNITY

        10.1  Transferor's Indemnity Obligation.

        If Closing shall occur, then effective from and after the Closing Date (unless otherwise provided for herein), Transferor hereby agrees to defend, indemnify and hold Transferee harmless from and against any and all Claims arising out of, resulting from or relating to: (a) any breach by Transferor of Transferor's representations, warranties or covenants set forth in this Agreement; and (b) fees, commissions or other remuneration of brokers or finders acting on behalf of Transferor in connection with the transactions contemplated by this Agreement.

        10.2  Transferee's Indemnity Obligation.

        If Closing shall occur, from and after the Closing Date (unless otherwise provided for herein), Transferee hereby agrees to defend, indemnify and hold Transferor harmless from and against any and all Claims arising out of, resulting from, or relating to: (a) any breach by Transferee of Transferee's representations, warranties or covenants set forth in this Agreement; and (b) fees, commissions or other remuneration of brokers or finders acting on behalf of Transferee in connection with the transactions contemplated by this Agreement.

        10.3  Extent of Indemnification.

        Without limiting or enlarging the scope of the indemnification, disclaimer and assumption obligations set forth in this Agreement, to the fullest extent permitted by Law, an Indemnitee shall be entitled to indemnification hereunder in accordance with the terms hereof, regardless of whether the indemnifiable loss giving rise to any such indemnification obligation is the result of the sole, active, passive, concurrent or comparative negligence, strict liability or other legal fault or violation of any Law of or by any such Indemnitee. Transferee and Transferor acknowledge that this statement complies with the express negligence rule and is conspicuous.

        10.4  Indemnity Procedures.

        From and after Closing, any demand for indemnity hereunder shall be made by written notice, together with a written description of any Claims asserted stating the nature and basis of such Claim and, if ascertainable, the amount thereof ("Indemnity Claim Notice"). The Party upon whom notice is served shall have a period of twenty (20) days after receipt of such notice within which to respond thereto or, in the case of an underlying demand which requires a shorter time for response, then within such shorter period as specified in such notice (the "Notice Period"). If the Party upon whom notice is served denies liability or fails to provide the defense for any Claim, the other Party may defend or compromise the Claim as it deems appropriate. If the Party upon whom notice is served accepts liability and responsibility for the defense of any Claim, it shall so notify the other Party as soon as is practicable prior to the expiration of the Notice Period and undertake the defense or compromise of such Claim with counsel selected by the Party accepting such liability. If the Party on whom notice is served undertakes the defense or compromise of such Claim, the other Party shall be entitled, at its own expense, to participate in such defense. No compromise or settlement of any Claim shall be made without reasonable notice to the other Party, and without the prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed. No such approval shall be withheld if such compromise or settlement includes a general and complete release of the other Party, its successors, assigns, Affiliates and their respective Representatives in respect of the matter, with prejudice, and with no express or written admission of liability on the part of the other Party, its Affiliates and their respective Representatives, and is without cost or liability and has no constraints on the future conduct of its or their respective businesses. Purchaser and Transferor acknowledge that their obligations to indemnify, defend and hold the other Party and its Affiliates harmless under this Agreement include obligations to pay the attorneys' fees and court and arbitral costs incurred by the other Party and its Affiliates in defending said Claims, regardless of the merits of said Claims, where the Party to whom notice is served hereunder denies liability or fails to provide the defense for any said Claim. Transferor and Transferee shall have the right at all times to participate, at their sole cost, in the preparation for any defense, hearing or trial related to the indemnities set forth in this Agreement, as well as the right to appear on their own behalf or to retain separate counsel to represent them at any such hearing or trial.

ARTICLE 11—MISCELLANEOUS

        11.1  Public Announcements.

        The Parties hereto agree that prior to Closing, each may publicly disclose the principal terms of this Agreement following its execution, provided that prior to making any public announcement or statement with respect to the transaction contemplated by this Agreement, the Party desiring to make such public announcement or statement shall consult with the other Party hereto and exercise its best efforts to (i) agree upon the text of a joint public announcement or statement to be made by both of such Parties; or (ii) obtain written approval of the other Party hereto to the text of a public announcement or statement to be made solely by Transferor or Transferee, as the case may be. Nothing contained in this paragraph shall be construed to require either Party to obtain approval of the other Party hereto to disclose information with respect to the transaction contemplated by this Agreement to any state or federal governmental authority or agency to the extent (i) required by applicable law or by any applicable rules, regulations or orders of any governmental authority or agency having jurisdiction; or (ii) necessary to comply with disclosure requirements of the London Stock Exchange or other recognized exchange or over the counter, and applicable securities laws.

        11.2  Filing and Recording of Assignments, etc.

        Transferee shall be solely responsible for all filings and the prompt recording of assignments and other documents related to the transfer of the Assets as contemplated hereunder and for all fees connected therewith, and Transferee shall furnish certified copies of all such filed and/or recorded documents to Transferor. Transferor shall not be responsible for any loss to Transferee because of Transferee's failure to file or record documents correctly or promptly.

        11.3  Further Assurances and Records.

        After the Closing, each of the Parties will execute, acknowledge and deliver to the other such further instruments, and take such other action, as may be reasonably requested in order to more effectively assure to said Party all of the respective properties, rights, titles, interests, estates, and privileges intended to be assigned, delivered or inuring to the benefit of such Party in consummation of the transactions contemplated hereby.

        11.4  Notices.

        Except as otherwise expressly provided herein, all communications required or permitted under this Agreement shall be in writing and may be given by personal delivery, facsimile, US mail (postage prepaid), or commercial delivery service, and any communication hereunder shall be deemed to have been duly given and received when actually delivered to the address of the Parties to be notified as set forth below and addressed as follows:

        If to Transferor, as follows:

  Permian Basin Well Services, LLC
  1331 Lamar, Suite 1450
  Houston, Texas 77010
  Fax: (713) 655-1711
  Attention: Dennis Hammond

  With a copy to:

  Permian Basin Well Services, LLC
  1331 Lamar, Suite 1450
  Houston, Texas 77010
  Fax: (713) 655-1711
  Attention: General Counsel

  If to Transferee, as follows:

  Resaca Exploitation, Inc.
  1331 Lamar, Suite 1450
  Houston, Texas 77010
  Fax: (713) 655-1711
  Attention: John J. Lendrum, III

  With a copy to:

  Resaca Exploitation, Inc.
  1331 Lamar, Suite 1450
  Houston, Texas 77010
  Attention: General Counsel

  and

  Haynes and Boone, LLP
  One Houston Center
  1221 McKinney, Suite 2100
  Houston, Texas 77010
  Fax: (713) 236-5540
  Attention: Bryce D. Linsenmayer, Esq.

Provided, however, that any notice required or permitted under this Agreement will be effective if given verbally within the time provided, so long as such verbal notice is followed by written notice thereof in the manner provided herein within twenty-four (24) hours following the end of such time period. Any Party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made.

        11.5  Incidental Expenses.

        Transferee shall bear and pay (i) all state or local government sales, transfer, gross proceeds, or similar taxes incident to or caused by the transfer of the Assets to Transferee, (ii) all documentary, transfer and other state and local government taxes incident to the transfer of the Assets to Transferee; and (iii) all filing, recording or registration fees for any assignment or conveyance delivered hereunder. Each Party shall bear its own respective expenses incurred in connection with the negotiation and Closing of this transaction, including its own consultants' fees, attorneys' fees, accountants' fees, and other similar costs and expenses.

        11.6  Waiver

        Any of the terms, provisions, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by the Party waiving compliance. Except as otherwise expressly provided in this Agreement, the failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect such Party's right to enforce the same. No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty.

        11.7  Binding Effect.

        All the terms, provisions, covenants, obligations, indemnities, representations, warranties and conditions of this Agreement shall inure to the benefit of, and be binding upon, and shall be enforceable by, the Parties hereto and their respective successors and assigns.

        11.8  Taxes.

        (a)   Transferor and Transferee agree that this transaction may be subject to the reporting requirement of Section 1060 of the Internal Revenue Code of 1986, as amended, and that, therefore, IRS Form 8594, Asset Acquisition Statement, will be filed for this transaction. The Parties will confer and cooperate in the preparation and filing of their respective forms to reflect a consistent reporting of the agreed upon allocation.

        (b)   Transferor shall be responsible for all state, local and federal property, ad valorem, excise, and severance taxes attributable to or arising from the ownership or operation of the Assets prior to the Effective Time. Transferee shall be responsible for all property and severance taxes attributable to or arising from the ownership or operation of the Assets after the Effective Time. Any Party which pays such taxes for the other Party shall be entitled to prompt reimbursement upon evidence of such payment. Each Party shall be responsible for its own federal and state income taxes, if any, as may result from this transaction. The Parties acknowledge and agree that the Transfer Price has been adjusted to reflect the proper allocation between the Parties of all state, local and federal property and ad valorem taxes on the Real Property for 2009 and neither Party shall be entitled to reimbursement from the other for such taxes.

        (c)   If this transaction is determined to result in state sales or transfer taxes, Transferee shall be solely responsible for any and all such taxes due on the Assets acquired by Transferee by virtue of this transaction. If Transferee is assessed such taxes, Transferee shall promptly remit same to the taxing authority. If Transferor is assessed such taxes, Transferee shall reimburse Transferor for any such taxes paid by Transferor to the taxing authority.

        11.9  Governing Law.

        THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHERWISE APPLICABLE TO SUCH DETERMINATIONS. JURISDICTION AND VENUE WITH RESPECT TO ANY DISPUTES ARISING HEREUNDER SHALL BE PROPER ONLY IN HARRIS COUNTY, TEXAS.

        11.10  Entire Agreement.

        This Agreement embodies the entire agreement between the Parties and replaces and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof, whether written or oral. No other agreement, statement, or promise made by any Party, or to any employee, officer or agent of any Party which is not contained in this Agreement shall be binding or valid. This Agreement may be supplemented, altered, amended, modified or revoked by a writing only, signed by the Parties hereto. The headings herein are for convenience only and shall have no significance in the interpretation hereof. The Parties stipulate and agree that this Agreement shall be deemed and considered for all purposes, as prepared through the joint efforts of the Parties, and shall not be construed against one Party or the other as a result of the preparation, submittal or other event of negotiation, drafting or execution thereof. It is understood and agreed that there shall be no third-party beneficiary of this Agreement, and the provisions hereof do not impart enforceable rights in anyone who is not a direct, initial Party hereto.

        11.11  Severability.

        If any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, that provision will be deemed modified to the extent necessary to make it valid and enforceable, and if it cannot be so modified, it shall be deemed deleted and the remainder of the Agreement shall continue and remain in full force and effect.

        11.12  Exhibits.

        All Exhibits attached to this Agreement, and the terms of those Exhibits which are referred to in this Agreement, are made a part hereof and incorporated herein by reference.

        11.13  Survival.

        Unless otherwise specifically provided in this Agreement, all of the representations, warranties, indemnities, covenants and agreements of or by the Parties hereto shall survive the execution and delivery of the Warranty Deed and Bill of Sale.

        11.14  Counterparts.

        This Agreement may be executed in any number of counterparts, and each and every counterpart shall be deemed for all purposes one (1) agreement.

        11.15  Subrogation.

        To the fullest extent allowed by law and the applicable agreements with third parties, Transferor grants Transferee a right of subrogation in all claims or rights Transferor may have against third parties to the extent they relate to the Assumed Obligations.

        11.16  No Third-Party Beneficiaries.

        Nothing in this Agreement shall entitle any Person other than Transferee and Transferor to any Claims, remedy or right of any kind, except as to those rights expressly provided to Transferor Indemnitees and Transferee Indemnitees (provided, however, any claim for indemnity hereunder on behalf of a Transferor Indemnitee or a Transferee Indemnitee must be made and administered by a Party to this Agreement).

[Signature page to follow]

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

TRANSFEROR:
PERMIAN BASIN WELL SERVICES, LLC
By:	/s/ MARY LOU FRY
Name:	Mary Lou Fry
Title:	Vice President and Secretary
TRANSFEREE:
RESACA EXPLOITATION, INC.
By:	/s/ DENNIS HAMMOND
Name:	Dennis Hammond
Title:	President and Chief Operating Officer

Signature Page Asset Transfer Agreement

TORCH E & P COMPANY

AGREEMENT AND ACKNOWLEDGEMENT

        The undersigned, Torch E&P, acknowledges and agrees as follows:

        (a)   Torch E&P has reviewed the Agreement and understands the terms and conditions thereof.

        (b)   Permian Basin, an affiliate of Torch E&P, shall transfer the Shares to Torch E&P following the Closing and Torch E&P shall acquire the Shares from Permian Basin.

        (c)   The obligation of Resaca to acquire and pay for the Assets is expressly subject to and conditioned upon Resaca obtaining shareholder approval of the transactions contemplated in the Agreement at its next annual shareholders meeting which shall occur after the Closing. In the event that Resaca's shareholders do not approve the transactions contemplated in the Agreement and Permian Basin has already transferred the Shares to Torch E&P, simultaneous with the re-conveyance of the Assets to Permian Basin by Resaca, Torch E&P shall transfer and deliver to Resaca all of the Shares free and clear of any and all liens and encumbrances.

        (d)   Following the completion of the Torch Share Transfer, the Shares shall be subject to the terms and conditions of the Lock-in Agreement.

        All capitalized terms not defined above shall have the meanings set forth in the Agreement.

TORCH E & P COMPANY
By:	/s/ MARY LOU FRY
Name:	Mary Lou Fry
Title:	Vice President and Secretary

Torch E&P Company Agreement and Acknowledgement

EXHIBIT "A"

        Attached to and made a part of that certain Asset Transfer Agreement by and between Permian Basin Well Services, Inc., as Transferor, and Resaca Exploitation, Inc., as Transferee, dated and effective as of the 1st day of July, 2009

Personal Property

I.
WORKOVER RIGS

A.
Well Service Rig No. 101

  1983 CARDWELL Double Drum Back-In Well Service Rig w/LEE Drawworks, S/N-N/A, 1" Tubing Line, 9/16" Sandline, PARKERSBURG 15" Double Hydromatic Brake, PEMCO 96'H 180,000# Static Hook Load Telescoping Mast, Hydraulically Raised & Scoped, Single Raising Ram, Rod Basket, Tubing Board, Anti-Fall Device, Mounted on 4-Axle Carrier p/b DETROIT Series 60 Diesel Engine, ALLISON 5860 Transmission, (4) Hydraulic Leveling Jacks, Hydraulic Utility Winch, Folding Walkways w/Stairs, Fuel, Air & Hydraulic Tanks, Adjustable Work Platform, 425/65R22.5 Front & 11.00R24.5 Rear Tires, Budd Wheels, Lic. # 28P-463.

  Well Service Tools for Well Service Rig No. 101

  1.
  McKISSICK 24-NT-6 3-Sheave Tubing Block w/Duplex Hook

  2.
  1 3/4" × Approximately 84"L Elevator Links

  3.
  BJ BTS Power Tongs w/Backup

  4.
  TB Mark IV 3/4" to 1" Rod Tongs w/Heads & Backup

  5.
  CAVINS TC-101 Tubing Slips

  6.
  GUIBERSON Oil Saver

  7.
  BV & AOT 2 3/8" & 2 7/8" 100-Ton Center Latch Tubing Elevators

  8.
  BJ R-40 Rod Hook

  9.
  (6) O'BANNON Rod Elevators

  10.
  (3) Rod Wrenches

  11.
  PETE'S Pad-Type Weight Indicator

  12.
  Assorted Spare Parts, Rod Fishing Tools, Fire Extinguishers. Hand Tools, Rod & Tubing Subs, Misc. Fittings

  13.
  2007 PACE AMERICAN 7'6"W × 14'L Tandem Axle Well Service Trailer, VIN-47ZUB14217X048979 w/Lockers, Bench Storage, Lic. # O3Z-CYB

B.
Well Service Rig No 103

  HOPPER GXXTA Double Drum Back-In Well Service Rig, S/N-228, LEBUS Grooved f/1" Tubing Line, 9/16" Sand Line, PARKERSBURG 15" Double Hydromatic Brake, p/b DETROIT Series 60 Diesel Engine, ALLISON 4460 Transmission, WILSON 96H 180,000# Telescoping Mast, Hydraulically Raised & Scoped, Single Raising Ram, Rod Basket, Tubing Board, Anti-Fall Device, Mounted on HOPPER 5-Axle Carrier, w/(4) Hydraulic Leveling Jacks, Hydraulic Utility Winch, Folding Walkways w/Stairs, Fuel, Air & Hydraulic Tanks, Adjustable Work Platform, 385/65R22.5 Front & 11R22.5 Rear Tires, Lic. # 69M-882

  Well Service Tools for Well Service Rig No. 103

  1.
  MCKISSICK 100-Ton Tubing Block w/(3) Sheaves f/1" Line

  2.
  (2) 1 3/4" × 96" Elevator Links

  3.
  BJ Hydraulic Tubing Tongs, w/Backup

  4.
  BJ Hydraulic Rod Tongs

  5.
  CAVINS Type C Air Tubing Slips

  6.
  GUIBERSON-Type Oil Saver

  7.
  BV 2 3/8" & 2 7/8" Center-Latch Tubing Elevators

  8.
  40-Ton Rod I look

  9.
  DOUBLE E Rod Stripper

  10.
  (4) Rod Elevators

  11.
  PETE'S Weight Indicator

  12.
  Assorted Spare Parts, Rod Fishing Tools, Fire Extinguishers. Hand Tools, Rod & Tubing Subs, Misc. Fittings

  13.
  2006 PACE AMERICAN 7'6" W × 14'L Crew Trailer, VIN-47ZUB14227X048747, w/Lockers, Bench, LPG Heater w/Bottle, Lic. # 87Z-DST

C.
Well Service Rig No. 104

  1972 HOOPER GXXTA Double Drum Back-In Well Service Rig, S/N-N/A, 1" Tubing Line, 9/16" Sandline, PARKERSBURG 15" Double Hydraulic Brake, PEMCO 99'H 180,000# Telescoping Mast, Hydraulically Raised & Scoped, Single Rising Ram, Rod Basket, Tubing Board, Anti-Fall Device, Mounted on 4-Axle carrier p/b DETROIT 60 Series Diesel Engine, ALLISON 4460 Transmission, (4) Hydraulic Leveling Jacks, Hydraulic Utility Winch, Folding Walkways s/Stairs, Fuel, Air & Hydraulic Tanks, Adjustable Work Platform, 385/65R22.5 Front & 11R22.5 Rent: tires, Budd Wheels, Lic. # 28P-468.

  Well Service Tools

  1.
  McKISSICK 24-NT-6 100-Ton 3-Sheave Tubing Block w/Duplex Hook

  2.
  1 3/4" × 96L" Elevators Links

  3.
  CARTER TOOLS Model RS Tubing Tong w/Backup

  4.
  BJ Mark IV Rod Tongs w/Backup

  5.
  CAVINS TC-101 Tubing Slips

  6.
  GUIBERSON-Type Oil Saver

  7.
  BV 2 3/8" & 2 7/8" 100-Ton Center Latch Tubing Elevators

  8.
  BJ R-40 Rod Hook

  9.
  DOUBLE E Rod Stripper

  10.
  (4) O'BANNON Rod Elevators

  11.
  (4) Rod Wrenches

  12.
  PETE'S Pad-Type Weight Indicator

  13.
  Assorted Spare Parts, Rod Fishing Tools, Fire Extinguishers, Hand Tools, Rod & Tubing Subs, Misc. Fittings

  14.
  2006 PACE AMERICAN 7'6"W × 14'L Crew Trailer, VIN-47ZUB142X6X045576 w/Lockers, Bench Storage, 265x1s Tires, Lic. #92Y-XVR.

II.
REVERSE UNITS/TANK

1.
GARDNER-DENVER PE-5 RJM Triplex Pump, S/N-653366, p/b DETROIT 6V-71 Diesel Engine w/EATON-FULLER Manual Transmission, Mounted on Shopbuilt Single Axle Lowboy Trailer w/4'H × 8'W × 12'L Reverse Circulating Tank, 2" Manifold w/(4) Plug Valves, Type D Pressure Gauge, 10.00x20 Tires, Budd Wheels, Lic #693-M36, Unit # 402

2.
GARDNER-DENVER PE-5 Triplex Pump, S/N-4622224, p/b CUMMINS M-11 V-6 Diesel Engine w/ALLISON 524 Transmission, 8'W × 5'11 × 3'H × 17'L 2-Level Reverse Circulating Tank, 2" Manifold w/(4) Plug Valves, Type D Pressure Gauge, Mounted on 8'W × 40'L Tandem Axle Lowboy Trailer, 10.00Rx15 tires, Budd Wheels, Lic #694-M36, Unit # 401

3.
7'6"W × 4'H × 20'L Mud Tank, Skidded

III.
POWER SWIVELS

1.
BOWEN S-2.5 Power Swivel, S/N-N/A, on 2006 PARKER Tandem Axle Gooseneck Trailer, VIN-13ZGN142061004094, w/Hydraulic Power Unit p/b DETROIT 6V-92T Diesel Engine w/Electric Starter, Radiator, Gauges, Operator's Control Panel, Hose Reels, Hoses, Fuel & Hydraulic Tanks, Tubing Stripper, Lic. #70Y-XVP

2.
BOWEN S-2.5 Power Swivel, S/N-N/A, on Tandem Axle Gooseneck Trailer, VIN-N/A, w/Hydraulic Power Unit p/b DETROIT 6V-92 Diesel Engine w/Electric Starter, Radiator, Gauges, Operator's Control Panel, Hose Reels, Hoses, Fuel & Hydraulic Tanks, Tubing Stripper, Lic #69M-885

IV.
VEHICLES

A.
Trucks

1.
2006 CHEVROLET 2500HD Crew Cab Pickup, VIN-1GCHC23U56F140328, p/b Gas Engine, Automatic Transmission, Auxiliary Fuel Tanks w/Pump, Grille Guard, Lic #94MXC3 (Unit #302)

2.
2006 FORD F-250 XL Crew Cab Pickup, VIN-1FTSW20596EC94556, p/b Gas Engine, Auxiliary Fuel Tank w/Pump, Grille Guard, 76,773 Miles on Odometer, Lic #53Z-PY4 (Unit #305)

3.
2006 FORD F-250 XL Extended Cab Pickup, VIN-1FTSX20586EO61676, p/b Gas Engine, Automatic Transmission, Auxiliary Fuel Tank w/Pump, Grille Guard, Lic #77L-MT7 (Unit #206)

4.
2006 CHEVROLET 2500HD 4x4 Crew Cab Pickup, VIN-1GCHK23U36F201050, p/b Gas Engine, Automatic Transmission, Lic #09Z-KB3 (Unit #202)

5.
2007 FORD F-150 XLT Super Crew Pickup, VIN-1FTRW12W57FA19132, 114,000 Miles on Odometer, Lic. # 57Z-RB4 (Unit #200)

B.
Trailers

1.
Shopbuilt 38'L Tandem Axle Pipe-Frame Collar Trailer, Lic #83Z-NJJ, OA(G)

2.
2006 DISCOUNT TRAILER 14'L Tandem Axle Utility Trailer, VIN-D9FS142261131128, Lic #29Y-TPB, OA(G) Appearance

3.
Tandem Axle Utility Trailer w/CASTER 2 × 3 Centrifugal Pump p/b DEUTZ 3-Cylinder Diesel Engine, CURTIS Air Compressor p/b Gas Engine

  C.
  Construction Equipment

  1.
  GALION 550 Articulated Motor Grader, S/N-N/A, p/b Diesel Engine, 4676 Hours on Meter w/Moldboard, Scarifer, 17.5x25 Tires OA(F)

V.
RELATED EQUIPMENT

1.
(6) 3 1/8"OD × 28'L to 30'L Drill Collars (G)

2.
(6) 3 3/8"OD × 28'L to 30'L Drill Collars (F)

3.
558' (18 Joints) 2 7/8" EUE Range 2 Tubing

4.
(2) 42"H × 28'L Triangular Pipe Racks

5.
(2) 42"H × Approximately 14'L Triangular Pipe Racks

6.
15" DR Hydromatic Brake (Rebuilt)

7.
15" DR Hydromatic Brake (Salvage)

8.
3 1/2" EUE Tubing Elevator

9.
Line Scale Weight Indicator

10.
McKISSICK 75-Ton Tubing Block (Refurbished)

11.
Spare BJ Tubing longs

12.
Spare BJ Rod Tongs

13.
SPICER Dropbox

14.
2 3/8" Tubing Elevator

15.
BV 2 3/8" Tubing Elevator

16.
GUIBERSON Air Slips

VI.
SHOP EQUIPMENT

1.
POLAR-COOL Shop Cooler

2.
DURAPRESS Force 25DA H-Frame Press, S/N-72869, Hydraulic Cylinder

3.
CENTRAL MACHINERY Floor Model Drill Press, S/N-05202Q0009

4.
DAYTON 8" Dual-Arbor Bench Grinder w/Pedestal

5.
(2) LINCOLN E300 Welders

6.
MILLER Millermatic 251 Welder w/Wire Feeder

7.
MAKITA Chop Saw

8.
4' × 8' Steel Shop Table w/WILTON Vise

9.
CHICAGO ELECTRIC Battery Charger

10.
Oil-Fired Electric Shop Heater

11.
HUSKY PRO 60-Gallon Vertical Shop Air Compressor

12.
HOIST-A-FRAME w/JET L-90 1 1/2-Ton Chain Hoist

EXHIBIT "B"

        Attached to and made a part of that certain Asset Transfer Agreement by and between Permian Basin Well Services, Inc., as Transferor, and Resaca Exploitation, Inc., as Transferee, dated and effective as of the 1st day of July, 2009

Real Property

The East Five (5) acres of a 10 Acre Tract of land in the South part of Section 32, Block 42, T-2-S, T & P Ry. Company Survey, Ector County, Texas, described by metes and bounds as follows, to-wit:

BEGINNING at a.1/2" iron pipe in the South boundary of Section 32, Block 42, T-2-S, T & P Ry. Company Survey, Ector County, Texas for the Southeast corner of a 10-Acre tract and this tract, from which point a 4" galvanized iron pipe in the East boundary of State Farm Road 2227 and at the Southeast corner of Section 32, bears N75°18'E, 2732.55 feet;

THENCE N15°23'W, with the East boundary of 10-Acre tract, 982.6 feet to a 1/2" iron pipe for the Northeast corner of 10-Acre tract and this tract;

THENCE S74°47'W, with the North boundary of 10-Acre, tract, 222.0 feet to a 60 d nail for the Northwest corner of this tract, from which point a 5.5" iron rod at the Northwest corner of said 10-Acre tract bears S74°17'W, 222.0 feet;

THENCE S15°22-1/2' E, 980.6 feet to an iron bolt in the South boundary of 10-Acre tract for the Southwest corner of this tract, from which point a 60 d nail at the Southwest corner of 10-Acre tract bears S75°18'W, 222.15 feet;

THENCE N75°18'E, with South boundary of 10-Acre tract, 222.15 feet to the PLACE OF BEGINNING, containing 5.0 acres of land, and being the East 5.0 acres of said 10-acre tract.

Part II

Information Not Required In Prospectus

Item 20.    Indemnification of Directors and Officers

TBOC

        Resaca is a corporation formed under the TBOC.

Mandatory Indemnification

        Section 8.051 of the TBOC provides as follows:

  (a)
  An enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding.

  (b)
  A court that determines, in a suit for indemnification, that a governing person, former governing person, or delegate is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.

Court-Ordered Indemnification

        Section 8.052 of the TBOC states as follows:

  (a)
  On application of a governing person, former governing person, or delegate and after notice is provided as required by the court, a court may order an enterprise to indemnify the person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

  (b)
  This section applies without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 or has been found liable:

  (1)
  to the enterprise; or

  (2)
  because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person's official capacity.

  (c)
  The indemnification ordered by the court under this section is limited to reasonable expenses if the governing person, former governing person, or delegate is found liable:

  (1)
  to the enterprise; or

  (2)
  because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person's official capacity.

Permissive Indemnification

        Section 8.101 of the TBOC states as follows:

  (a)
  An enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 if it is determined in accordance with Section 8.103 that:

  (1)
  the person:

  (A)
  acted in good faith;

Part II-1

      (B)
      reasonably believed:

      (i)
      in the case of conduct in the person's official capacity, that the person's conduct was in the enterprise's best interests; and

      (ii)
      in any other case, that the person's conduct was not opposed to the enterprise's best interests; and

      (C)
      in the case of a criminal proceeding, did not have a reasonable cause to believe the person's conduct was unlawful;

    (2)
    with respect to expenses, the amount of expenses other than a judgment is reasonable; and

    (3)
    indemnification should be paid.

  (b)
  Action taken or omitted by a governing person or delegate with respect to an employee benefit plan in the performance of the person's duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the enterprise.

  (c)
  Action taken or omitted by a delegate to another enterprise for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members is for a purpose that is not opposed to the best interests of the enterprise.

  (d)
  A person does not fail to meet the standard under Subsection (a)(1) solely because of the termination of a proceeding by:

  (1)
  judgment;

  (2)
  order;

  (3)
  settlement;

  (4)
  conviction; or

  (5)
  a plea of nolo contendere or its equivalent.

        Section 8.102 of the TBOC states as follows:

  (a)
  Subject to Subsection (b), an enterprise may indemnify a governing person, former governing person, or delegate against:

  (1)
  a judgment; and

  (2)
  expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding.

  (b)
  Indemnification under this subchapter of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit:

  (1)
  is limited to reasonable expenses actually incurred by the person in connection with the proceeding;

  (2)
  does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and

  (3)
  may not be made in relation to a proceeding in which the person has been found liable for:

  (A)
  willful or intentional misconduct in the performance of the person's duty to the enterprise;

Part II-2

      (B)
      breach of the person's duty of loyalty owed to the enterprise; or (C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise.

  (c)
  A governing person, former governing person, or delegate is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

Certificate of Formation of Resaca

        Article XII of the certificate of formation of Resaca provides as follows:

        A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for any act or omission in the director's capacity as a director, except that this provision does not eliminate or limit the liability of a director to the extent the director is found liable under applicable law for:

  (i)
  a breach of the director's duty of loyalty to the Corporation or its stockholders;

  (ii)
  an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or that involves intentional misconduct or a knowing violation of the law;

  (iii)
  a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director's duties; or

  (iv)
  an act or omission for which the liability of the director is expressly provided for by an applicable statute.

        If the TBOC is amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the TBOC as so amended. Any repeal or modification of this Article X shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification.

Bylaws of Resaca

        Article VIII of the bylaws of Resaca provides as follows:

  •
  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil or criminal, administrative or investigative, which we collectively refer to as a Proceeding, by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, which we refer to as an Indemnitee whether the basis of such Proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Texas law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VIII with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection

Part II-3

    with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

  •
  In addition to the right to indemnification conferred in Section 1 of this Article VIII, an Indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such Proceeding in advance of its final disposition, which we refer to as an advancement of expenses; provided, however, that, if the TBOC requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, which we refer to as an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal, which we refer to as a final adjudication, that such Indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

  •
  If a claim under Section 1 or 2 of this Article VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the TBOC. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the TBOC, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its shareholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article VIII or otherwise shall be on the Corporation.

  •
  The rights to indemnification and to the Advancement of Expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Formation, Bylaws, agreement, vote of shareholders or directors or otherwise.

  •
  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation

Part II-4

    would have the power to indemnify such person against such expense, liability or loss under the TBOC.

  •
  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Corporation, which we also refer to as an Indemnitee, to the fullest extent of the provisions of this Article with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

  •
  The rights conferred upon Indemnitees in this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. Any amendment, alteration or repeal of this Article VIII that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Certain Other Arrangements

        In addition to indemnification by Resaca pursuant to its certificate of formation and its bylaws, the directors, officers, managers, members, employees, agents and similar functionaries of the registrant are generally also entitled to indemnification and exculpation for certain monetary damages to the extent provided in the registrant's organizational documents or under the statutes under which the registrant is organized.

        Resaca maintains a directors' and officers' liability insurance policy that covers the directors and officers of the registrant in amounts that Resaca believes are customary for companies similarly situated, including for liabilities in connection with the registration and offering of the notes.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Number	Description
2.1	Agreement and Plan of Merger dated September 29, 2009, by and among Resaca, Cano and Merger Sub, included as Annex A to the joint proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference.
2.2
Agreement and Plan of Merger dated May 26, 2004, by and among Huron Ventures, Inc., Davenport Acquisition Corp., Davenport Field Unit Inc., the shareholders of Davenport Field Unit Inc., Cano Energy Corporation and Big Sky Management Ltd., incorporated herein by reference to Exhibit 99.1 to Cano's Current Report on Form 8-K filed with the SEC on June 8, 2004.
2.3
Management Stock Pool Agreement dated May 28, 2004, by and among Huron Ventures Inc. and the shareholders of Davenport Field Unit Inc., incorporated herein by reference to Exhibit 2.2 to the Amendment to Cano's Current Report on Form 8-K/A filed with the SEC on August 11, 2004.
2.4+
Investment Escrow Agreement dated May 28, 2004, by and among Cano Energy Corporation, Huron Ventures Inc. and Phillip A. Wylie, incorporated herein by reference to Exhibit 2.3 to the Amendment to Cano's Current Report on Form 8-K/A filed with the SEC on August 11, 2004.
2.5
Stock Purchase Agreement dated June 30, 2004, between Cano, as Buyer, and Jerry D. Downey and Karen S. Downey, as Sellers, incorporated herein by reference to Exhibit 99.1 to Cano's Current Report on Form 8-K filed with the SEC on July 15, 2004.

Part II-5

Number	Description
2.6	Purchase and Sale Agreement dated August 16, 2004, between Cano Energy Corporation and Cano, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on August 25, 2004.
2.7
Purchase and Sale Agreement dated September 2, 2004, between Nowata Oil Properties LLC and Cano, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on September 20, 2004.
2.8
Purchase and Sale Agreement dated February 6, 2005, between Square One Energy, Inc. and Cano, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on March 7, 2005.
2.9++
Stock Purchase Agreement dated November 29, 2005, by and among Cano, W. O. Energy of Nevada, Inc., Miles O'Loughlin and Scott White, incorporated herein by reference to Exhibit 2.1 to Cano's Current Report on Form 8-K filed with the SEC on December 5, 2005.
2.10++
Asset Purchase and Sale Agreement dated April 25, 2006, between Myriad Resources Corporation, Westland Energy Company and PAMTEX, a Texas general partnership composed of PAMTEX GP1 Ltd. and PAMTEX GP2 Ltd., as Sellers, and Cano, as Buyer, incorporated herein by reference to Exhibit 2.1 to Cano's Quarterly Report on Form 10-QSB filed with the SEC on May 15, 2006. All schedules and exhibits, except for Schedule 1.1, have been omitted from this filing.
2.11++
Purchase and Sale Agreement dated March 30, 2007, between UHC New Mexico Corporation, as Seller, Cano Petro of New Mexico, Inc., as Buyer, and Cano, for Certain Limited Purposes, incorporated herein by reference to Exhibit 2.1 to Cano's Current Report on Form 8-K filed with the SEC on April 4, 2007. All schedules and exhibits, except for Schedule 1.1, have been omitted from this filing.
2.12++
Agreement for Purchase and Sale dated June 1, 2007, between Ladder Companies, Inc. and Tri-Flow, Inc., as Seller, and Anadarko Minerals, Inc., as Buyer, incorporated herein by reference to Exhibit 2.1 to the Cano's Current Report on Form 8-K filed with the SEC on June 12, 2007. All annexes and exhibits, except for Annexes I and II, have been omitted from this filing.
2.13++
Purchase and Sale Agreement dated September 5, 2008, between Cano, as Seller, and Legacy Reserves Operating LP, as Buyer, and Pantwist, LLC, incorporated herein by reference to Exhibit 2.1 to Cano's Current Report on Form 8-K filed with the SEC on October 6, 2008.
2.14++
First Amendment, dated September 30, 2008, to the Purchase and Sale Agreement dated September 5, 2008, between Cano, as Seller, and Legacy Reserves Operating LP, as Buyer, and Pantwist, LLC, incorporated herein by reference to Exhibit 2.2 to Cano's Current Report on Form 8-K filed with the SEC on October 6, 2008.
3.1#	Certificate of Formation of Resaca.
3.2#	Bylaws of Resaca.
3.3#
Form of Proposed Certificate of Amendment to the Certificate of Formation of Resaca, included as Annex C to the joint proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference.

Part II-6

Number	Description
3.4#	Form of Proposed Certificate of Amendment to the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of Cano Petroleum, Inc., included as Annex D to the joint proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference.
4.1***	Form of Common Stock Certificate of Resaca.
4.2
Registration Rights Agreement, dated August 25, 2006, by and among Cano and the Buyers listed therein, incorporated herein by reference to Exhibit 4.1 to the Amendment to Cano's Current Report on Form 8-K/A filed with the SEC on August 31, 2006.
4.3
Registration Rights Agreement, dated November 2, 2007, by and among Cano and the Buyers listed therein, incorporated herein by reference to Exhibit 4.1 to Cano's Current Report on Form 8-K filed with the SEC on November 6, 2007.
4.4***	Form of Certificate of Designation for Series A Convertible Preferred Stock of Resaca.
5.1***	Legal Opinion of Haynes and Boone, L.L.P. regarding legality of securities being registered.
8.1***	Legal Opinion of Thompson & Knight LLP regarding certain U.S. income tax aspects of the merger.
10.1#	Agreement for Purchase and Sale dated March 10, 2006, by and among SDG, Innovative Oil and Gas Development and Trading Company, Inc., Arkios Partners, L.P. and Resaca.
10.2#
Asset Transfer Agreement dated July 6, 2009, between PBWS and Resaca, included as Annex H to the joint proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference.
10.3#	Second Amended and Restated Credit Agreement dated June 26, 2009, by and among Resaca, as Borrower, CIT Capital USA Inc., as Administrative Agent, and the Lenders party thereto.
10.4#	Promissory Note dated June 26, 2009, made by Resaca in favor of NGP Capital Resources Company in the original principal amount of $14,285,714.29.
10.5#	Promissory Note dated June 26, 2009, made by Resaca in favor of CIT Capital USA Inc. in the original principal amount of $35,714,285.71.
10.6#	Amended and Restated Security Agreement dated June 26, 2009, from Resaca to Brian Kerrigan, as Trustee for the benefit of CIT Capital USA Inc. as Collateral Agent.
10.7#
Second Amendment to Deed of Trust, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated June 26, 2009, from Resaca to Brian Kerrigan, as Trustee for the benefit of CIT Capital USA Inc. as Collateral Agent.
10.8#	Guaranty dated as of June 26, 2009, made by Resaca Operating Company in favor of CIT Capital USA Inc., as Agent.
10.9***
First Amendment to Intercreditor and Collateral Agency Agreement dated June 26, 2009, by and among Resaca, the Guarantors named therein, BP Corporation North America Inc., CIT Capital USA Inc., as Administrative Agent, and Collateral Agent.
10.10#
Assignment of Deeds of Trust, Line of Credit Mortgages, Assignments, Security Agreements, Fixture Filings and Financing Statements dated June 26, 2009, by NGP Capital Resources Company, as Agent and Assignor to CIT Capital USA Inc., as Successor Agent.

Part II-7

Number	Description
10.11#	Ratification of ISDA Master Agreement dated July 11, 2008, between BP Corporation North America Inc. and Resaca.
10.12#	Restated Amendment Agreement to ISDA Master Agreement dated July 1, 2008, between BP Corporation North America Inc. and Resaca.
10.13#	Amended and Restated Schedule to the ISDA Master Agreement dated June 26, 2009, between BP Corporation North America Inc. and Resaca.
10.14***	Amendment to Standby Letter of Credit dated January 29, 2007, to Railroad Commission of Texas, Oil and Gas Division.
10.15*	Amended and Restated Employment Agreement dated January 1, 2009, by and among Torch Energy Advisors Incorporated, Resaca and Dennis Hammond.
10.16#	Amended and Restated Co-Employer Agreement dated January 1, 2009, between Torch Energy Advisors Incorporated and Resaca.
10.17#	Power Supply Coordination Agreement dated February 13, 2009, between Resaca and Direct Energy Business, LLC.
10.18#+	Resaca Nonqualified Stock Option Agreement dated July 17, 2008, between Resaca and John William Sharp Bentley.
10.19#+	Resaca Nonqualified Stock Option Agreement dated July 17, 2008, between Resaca and Dennis Hammond.
10.20#+	Resaca Incentive Stock Option Agreement dated July 17, 2008, between Resaca and Dennis Hammond.
10.21#+	Resaca Stock Option Agreement dated January 21, 2009, between Resaca and Kevin Andis.
10.22#+	Resaca Stock Option Agreement dated September 25, 2009, between Resaca and Robert Porter.
10.23#+	Resaca Stock Option Agreement dated September 25, 2009, between Resaca Exploitation, Inc. and Marc Neatherlin.
10.24#+	Resaca Restricted Stock Agreement dated July 17, 2008, between Resaca and Judy Ley Allen.
10.25#+	Resaca Restricted Stock Agreement dated July 17, 2008, between Resaca and J.P. Bryan.
10.26#+	Resaca Restricted Stock Agreement dated July 17, 2008, between Resaca and Ralph Carthrae.
10.27#+	Resaca Restricted Stock Agreement dated July 17, 2008, between Resaca and Lisa Cohen.
10.28#+	Resaca Restricted Stock Agreement dated July 17, 2008, between Resaca and Mary Lou Fry.
10.29#+	Resaca Restricted Stock Agreement dated July 17, 2008, between Resaca and Dennis Hammond.
10.30#+	Resaca Restricted Stock Agreement dated July 17, 2008, between Resaca and Jay Lendrum.

Part II-8

Number	Description
10.31#+	Resaca Restricted Stock Agreement dated July 17, 2008, between Resaca and Chris Work.
10.32#+	Resaca Restricted Stock Agreement dated July 17, 2008, between Resaca Randy Ziebarth.
10.33#+	Resaca Restricted Stock Agreement dated July 17, 2008, between Resaca and Richard Kelly Plato.
10.34#	Unit Operating Agreement Cooper Jal Unit, Lea County, New Mexico, filed of record September 30, 1970, by and among parties including, without limitation, Reserve Oil and Gas Company.
10.35#	Unit Agreement for the Development and Operation of Cooper Jal Unit Lea County, New Mexico, dated January 15, 1970, by and among parties including, without limitation, Reserve Oil and Gas Company.
10.36#
Amegy Bank N.A. Irrevocable Documentary Blanket Letter of Credit dated December 30, 2008 and extending to March 1, 2010, in favor of Railroad Commission of Texas, Austin, Texas for the account of Resaca Operating Company.
10.37#	Operating Agreement (Iatan North, Howard Co., TX) dated June 22, 1987, between D. L. Ray, as Operator, and Enron Oil and Gas Company, as Non-Operator.
10.38#	Office Lease Agreement (Odessa Field Office) dated January 1, 2009, between Rowe Management Corp. and Resaca, regarding the real property located at 2600 West I-20, Odessa, Texas.
10.39#	Nominated Adviser and Joint Broker Agreement dated July 14, 2008, between Resaca and Seymour Pierce Limited.
10.40#	Placing Agreement dated July 14, 2008, by and among Resaca, Resaca Board of Directors, NGP Capital Resources Company, Seymour Pierce Limited and Royal Bank of Canada Europe.
10.41#	Registrar Agreement dated July 11, 2008, between Resaca and Computershare Investor Services (Channel Islands) Limited.
10.42#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and NGP Capital Resources Company.
10.43#
Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Resaca Exploitation GP, LLC, general partner of Resaca Exploitation, L.P.
10.44#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Torch E&P Company.
10.45#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Rockport Resources LP.
10.46#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and J.P. Bryan.

Part II-9

Number	Description
10.47#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Mary Jon Bryan.
10.48#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Dennis Hammond.
10.49#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Judy Ley Allen.
10.50#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and John William Sharp Bentley.
10.51#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Jay Lendrum.
10.52#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Richard Kelly Plato.
10.53#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Gwyneth Bryan.
10.54#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Sue Ann Craddock.
10.55#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Tony Nixon.
10.56#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Josephine James.
10.57#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Bryan James.
10.58#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Adeline James.
10.59#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Joe Lewis.
10.60#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Eloise James.
10.61#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Ava Leigh Bryan.
10.62#	Engagement Letter dated April 13, 2007, between Resaca and Seymour Pierce Limited.
10.63***	Form of Underwriting Agreement
10.64**	Oil Sales Contract # RES-0015LS dated effective May 1, 2006, between Resaca and Shell Trading Co.
10.65**	Oil Sales Contract # RES-0016LS dated effective May 1, 2006, between Resaca and Shell Trading Co.
10.66**	Gas Sales Contract #RES-0004S dated effective December 1, 1993, between Resaca and DCP Midstream, LLC.

Part II-10

Number	Description
10.67**	Gas Sales Contract #RES-0002S dated effective January 1, 2002, between Resaca and Versado Gas Processors.
10.68#	Second Amended and Restated Agreement for Administrative Services dated January 1, 2009, by and among Resaca, Torch Energy Advisors Incorporated and Torch Energy Services.
10.69#+	Parent Directors' Letter of Appointment dated July 14, 2008 with J.P. Bryan.
10.70#+	Parent Directors' Letter of Appointment dated July 14, 2008 with Jay Lendrum.
10.71#+	Parent Directors' Letter of Appointment dated July 14, 2008 with John William Sharp Bentley.
10.72#+	Parent Directors' Letter of Appointment dated July 14, 2008 with Judy Ley Allen.
10.73#+	Parent Directors' Letter of Appointment dated July 14, 2008 with Richard Kelly Plato.
10.74+
Stock Option Agreement dated December 16, 2004, between Cano and Gerald W. Haddock, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on December 16, 2004.
10.75+	2005 Directors' Stock Option Plan, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on June 28, 2005.
10.76
$100,000,000 Credit Agreement dated November 29, 2005, by and among Cano, as Borrower, the Lender Parties thereto from time to time, as Lenders, and Union Bank of California, N.A., as Administrative Agent and as issuing Lender, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on December 5, 2005.
10.77
Guaranty Agreement dated November 29, 2005, by and among Ladder Companies, Inc., Square One Energy, Inc., W.O. Energy of Nevada, Inc., W.O. Energy, Inc., W.O. Operating Company, Ltd. and W.O. Production Company, Ltd. in favor of Union Bank of California, N.A., as Administrative Agent, incorporated herein by reference to Exhibit 10.3 to Cano's Current Report on Form 8-K filed with the SEC on December 5, 2005.
10.78
Escrow Agreement dated November 29, 2005, by and among Cano, Miles O'Loughlin, Scott White and The Bank of New York Trust Company, N.A., as Escrow Agent, incorporated herein by reference to Exhibit 10.5 to Cano's Current Report on Form 8-K filed with the SEC on December 5, 2005.
10.79
Amended and Restated Escrow Agreement dated June 18, 2007, by and among Cano, the Estate of Miles O'Loughlin and Scott White, and The Bank of New York Trust Company, N.A., incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on June 21, 2007.
10.80
Pledge Agreement dated November 29, 2005, by and among Cano, W. O. Energy of Nevada, Inc. and WO Energy, Inc. in favor of Union Bank of California, N.A., as Administrative Agent, incorporated herein by reference to Exhibit 10.6 to Cano's Current Report on Form 8-K dated on December 5, 2005.

Part II-11

Number	Description
10.81	Security Agreement dated November 29, 2005, by and among Cano, Ladder Companies Inc., Square One Energy, Inc., W. O. Energy of Nevada, Inc., WO Energy, Inc., W. O. Operating Company, Ltd. and W. O. Production Company, Ltd., in favor of Union Bank of California N.A., as Collateral Trustee, incorporated herein by reference to Exhibit 10.7 to Cano's Current Report on Form 8-K filed with the SEC on December 5, 2005.
10.82+	Cano 2005 Long-Term Incentive Plan dated December 7, 2005, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on December 9, 2005.
10.83+
Form of Non-Qualified Stock Option Agreement under the Cano 2005 Long-Term Incentive Plan, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on December 19, 2005.
10.84+
Employment Agreement dated effective January 1, 2006 between Cano and S. Jeffrey Johnson, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on January 19, 2006.
10.85
Amendment No. 1 dated February 24, 2006 to the $100,000,000 Credit Agreement dated November 29, 2005 among Cano, as Borrower, the Lenders Parties thereto from time to time as Lenders and Union Bank of California, N.A., as Administrative Agent and as Issuing Lender, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on March 1, 2006.
10.86
Amendment No. 2, Assignment and Agreement dated April 28, 2006 among Cano, Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., W.O. Operating Company, Ltd., W.O. Production Company, Ltd., Pantwist, LLC, Union Bank of California, N.A., as Administrative Agent, Issuing Lender and Assignee, and Natexis Banques Populaires, as a Lender and as the Assignor, incorporated herein by reference to Exhibit 10.7 to Cano's Quarterly Report on Form 10-QSB filed with the SEC on May 15, 2006.
10.87
Supplement No. 1 dated April 28, 2006 to the Pledge Agreement dated November 29, 2005, by and among Cano, W.O. Energy of Nevada, Inc. and WO Energy, Inc. in favor of Union Bank of California, N.A., as Collateral Trustee, incorporated herein by reference to Exhibit 10.11 to Cano's Quarterly Report on Form 10-QSB filed with the SEC on May 15, 2006.
10.88
Amendment No. 3 to Credit Agreement dated May 12, 2006 and effective as of March 31, 2006, by and among Cano, a Borrower, Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc. Pantwist, LLC, W.O. Operating Company, Ltd., W.O. Production Company, Ltd., Union Bank of California, N.A. and Natexis Banques Populaires, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on May 15, 2006.
10.89+	Employment Agreement of Morris B. Smith effective June 1, 2006, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on June 6, 2006.
10.90+
Employee Restricted Stock Award Agreement of Morris B. Smith effective June 1, 2006, incorporated herein by reference to Exhibit 10.5 to Cano's Current Report on Form 8-K filed with the SEC on June 6, 2006.

Part II-12

Number	Description
10.91+	Employment Agreement of Patrick M. McKinney effective June 1, 2006, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on November 9, 2006.
10.92+
First Amendment to Employment Agreement of Patrick M. McKinney dated November 9, 2006, incorporated herein by reference to Exhibit 10.2 to Cano's Current Report on Form 8-K filed with the SEC on November 9, 2006.
10.93+
Restricted Stock Award Agreement of Patrick M. McKinney dated June 1, 2006, incorporated herein by reference to Exhibit 10.3 to Cano's Current Report on Form 8-K filed with the SEC on November 9, 2006.
10.94
Amendment No. 4 to Credit Agreement dated June 30, 2006, by and among Cano, as Borrower, Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., Pantwist, LLC, W.O. Operating Company, Ltd., W.O. Production Company, Ltd., Union Bank of California, N.A. and Natexis Banques Populaires, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on July 7, 2006.
10.95+	Employment Agreement of Michael J. Ricketts effective July 1, 2006, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on August 17, 2006.
10.96+
Employee Restricted Stock Award Agreement of Morris B Smith dated August 11, 2006, incorporated herein by reference to Exhibit 10.2 to Cano's Current Report on Form 8-K filed with the SEC on August 17, 2006.
10.97
Securities Purchase Agreement dated August 25, 2006, by and among Cano and the Buyers listed therein, incorporated herein by reference to Exhibit 10.1 to the Amendment to Cano's Current Report on Form 8-K/A filed with the SEC on August 31, 2006.
10.98+
Amendment No. 1 to the Cano 2005 Long-Term Incentive Plan dated December 28, 2006, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on January 4, 2007.
10.99+
Nonqualified Stock Option Agreement dated December 28, 2006, between Cano and S. Jeffrey Johnson, incorporated herein by reference to Exhibit 10.2 to Cano's Current Report on Form 8-K filed with the SEC on January 4, 2007.
10.100+
Nonqualified Stock Option Agreement dated December 28, 2006, between Cano and Morris B. Smith, incorporated herein by reference to Exhibit 10.3 to Cano's Current Report on Form 8-K filed with the SEC on January 4, 2007.
10.101+
Nonqualified Stock Option Agreement dated December 28, 2006, between Cano and Patrick M. McKinney, incorporated herein by reference to Exhibit 10.4 to Cano's Current Report on Form 8-K filed with the SEC on January 4, 2007.
10.102+
Nonqualified Stock Option Agreement dated December 28, 2006, between Cano and James K. Teringo, Jr., incorporated herein by reference to Exhibit 10.5 to Cano's Current Report on Form 8-K filed with the SEC on January 4, 2007.
10.103+
Nonqualified Stock Option Agreement dated December 28, 2006, between Cano and Michael J. Ricketts, incorporated herein by reference to Exhibit 10.6 to Cano's Current Report on Form 8-K filed with the SEC on January 4, 2007.

Part II-13

Number	Description
10.104+	Nonqualified Stock Option Agreement dated December 28, 2006, between Cano and Gerald Haddock, incorporated herein by reference to Exhibit 10.75 to Cano's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-126167) filed with the SEC on January 23, 2007.
10.105+
Nonqualified Stock Option Agreement of Donnie Dale Dent dated December 28, 2006, incorporated herein by reference to Exhibit 10.76 to Cano's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-126167) filed with the SEC on January 23, 2007.
10.106+
Nonqualified Stock Option Agreement of Randall C. Boyd dated December 28, 2006, incorporated herein by reference to Exhibit 10.77 to Cano's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-126167) filed with the SEC on January 23, 2007.
10.107+
Nonqualified Stock Option Agreement of James Dale Underwood dated December 28, 2006, incorporated herein by reference to Exhibit 10.78 to Cano's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-126167) filed with the SEC on January 23, 2007.
10.108+
Nonqualified Stock Option Agreement of Patrick W. Tolbert dated December 28, 2006, incorporated herein by reference to Exhibit 10.79 to Cano's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-126167) filed with the SEC on January 23, 2007.
10.109+
Nonqualified Stock Option Agreement of Dennis McCuistion dated December 28, 2006, incorporated herein by reference to Exhibit 10.80 to Cano's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-126167) filed with the SEC on January 23, 2007.
10.110
Amendment No. 5 and Agreement dated March 6, 2007, by and among Cano, Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., Pantwist, LLC, Cano Petro of New Mexico, Inc., W.O. Operating Company, Ltd. and W.O. Production Company, Ltd., Union Bank of California, N.A., as Administrative Agent, Issuing Lender and Lender, and Natixis, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on March 12, 2007.
10.111
Supplement No. 2 dated March 6, 2007 to the Security Agreement dated November 29, 2005, by and among Cano Petro of New Mexico, Inc. in favor of Union Bank of California, as Collateral Trustee, incorporated herein by reference to Exhibit 10.3 to Cano's Current Report on Form 8-K filed with the SEC on March 12, 2007.
10.112
Supplement No. 2 dated March 6, 2007 to the Guaranty Agreement dated November 29, 2005, by and among Cano Petro of New Mexico, Inc. in favor of Union Bank of California, as Administrative Agent, incorporated herein by reference to Exhibit 10.2 to Cano's Current Report on Form 8-K filed with the SEC on March 12, 2007.
10.113
Supplement No. 2 dated March 6, 2007 to the Pledge Agreement dated November 29, 2005, by and among Cano, W.O. Energy of Nevada, Inc., and WO Energy, Inc. in favor of Union Bank of California, as Collateral Trustee, incorporated herein by reference to Exhibit 10.4 to Cano's Current Report on Form 8-K filed with the SEC on March 12, 2007.

Part II-14

Number	Description
10.114	Assignment and Agreement dated March 7, 2007, by and among Cano, Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., Pantwist, LLC, Cano Petro of New Mexico, Inc., W.O. Operating Company, Ltd. and W.O. Production Company, Ltd., Union Bank of California, N.A., as Administrative Agent, Issuing Lender and Lender, and Natixis, incorporated herein by reference to Exhibit 10.5 to Cano's Current Report on Form 8-K filed with the SEC on March 12, 2007.
10.115+
Nonqualified Stock Option Agreement of William O. Powell III dated April 4, 2007, incorporated herein by reference to Exhibit 10.7 to Cano's Quarterly Report on Form 10-Q filed with the SEC on May 9, 2007.
10.116+	Nonqualified Stock Option Agreement of Robert L. Gaudin dated April 4, 2007, incorporated herein by reference to Exhibit 10.8 to Cano's Quarterly Report on Form 10-Q filed with the SEC on May 9, 2007.
10.117+
Nonqualified Stock Option Agreement of Donald W. Niemiec dated April 4, 2007, incorporated herein by reference to Exhibit 10.9 to Cano's Quarterly Report on Form 10-Q filed with the SEC on May 9, 2007.
10.118
Settlement Agreement and Release dated February 9, 2007, by and among Mid-Continent Casualty Company, Cano, W.O. Energy of Nevada, Inc., W.O. Operating Company, Ltd., W.O. Energy, Inc., Ladder Energy Companies, Inc., and Square One Energy, Inc., incorporated herein by reference to Exhibit 10.1 to Cano's Post-Effective Amendment No. 1 on Form S-3 (File No. 333-138003) filed with the SEC on April 9, 2007.
10.119+
Separation Agreement, General Release and Covenant Not to Sue dated May 22, 2007, between Cano and James K. Teringo, Jr., incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on May 25, 2007.
10.120+	Form of Restricted Stock Award under the Cano 2005 Long-Term Incentive Plan, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on July 2, 2007.
10.121+
Form of Nonqualified Stock Option Agreement under the Cano 2005 Long-Term Incentive Plan, incorporated herein by reference to Exhibit 10.2 to Cano's Current Report on Form 8-K filed with the SEC on July 2, 2007.
10.122+
First Amendment to Employment Agreement of Morris B. Smith dated June 29, 2007, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on July 3, 2007.
10.123+
Second Amendment to Employment Agreement of Patrick M. McKinney dated June 29, 2007, incorporated herein by reference to Exhibit 10.2 to Cano's Current Report on Form 8-K filed with the SEC on July 3, 2007.
10.124+
First Amendment to Employment Agreement of Michael J. Ricketts dated June 29, 2007, incorporated herein by reference to Exhibit 10.3 to Cano's Current Report on Form 8-K filed with the SEC on July 3, 2007.
10.125+
Form of the First Amendment to the Cano Employee Restricted Stock Award Agreement, incorporated herein by reference to Exhibit 10.96 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2007.

Part II-15

Number	Description
10.126+	Form of Restricted Stock Award under the Cano 2005 Long-Term Incentive Plan, incorporated herein by reference to Exhibit 10.97 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2007.
10.127
Amendment No. 6 dated August 13, 2007, by and among Cano, Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., Pantwist, LLC, Cano Petro of New Mexico, Inc., W.O. Operating Company, Ltd. and W.O. Production Company, Ltd., Union Bank of California, N.A., as Administrative Agent, Issuing Lender and Lender, and Natixis, incorporated herein by reference to Exhibit 10.98 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2007.
10.128
First Amendment to the Security Agreement dated July 9, 2007, by and among Cano, Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., Pantwist, LLC, Cano Petro of New Mexico, Inc., W.O. Operating Company, Ltd. and W.O. Production Company, Ltd. and Union Bank of California, N.A., as Senior Agent, incorporated herein by reference to Exhibit 10.99 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2007.
10.129
First Amendment to the Pledge Agreement dated July 9, 2007, by and among Cano, W.O. Energy of Nevada, Inc. and WO Energy, Inc. and Union Bank of California, N.A., as Senior Agent, incorporated herein by reference to Exhibit 10.100 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2007.
10.130+	Audit Committee Chairman Compensation (June 2007), incorporated herein by reference to Exhibit 10.101 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2007.
10.131
Summary of Acceleration of Vesting and Extension of Exercise Period for Stock Options for Resigning Directors (June 2007), incorporated herein by reference to Exhibit 10.102 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2007.
10.132+
First Amendment dated June 28, 2007 to the Cano Nonqualified Stock Option Agreement of James Dale Underwood dated December 13, 2005, incorporated herein by reference to Exhibit 10.103 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2007.
10.133+
First Amendment dated June 28, 2007 to the Cano Nonqualified Stock Option Agreement of James Underwood dated December 28, 2006, incorporated herein by reference to Exhibit 10.104 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2007.
10.134
Amendment No. 7 and Agreement dated September 7, 2007, by and among Cano, Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., Pantwist, LLC, Cano Petro of New Mexico, Inc., W.O. Operating Company, Ltd. and W.O. Production Company, Ltd., Union Bank of California, N.A., as Administrative Agent, Issuing Lender and Lender, and Natixis, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on September 11, 2007.
10.135
Securities Purchase Agreement dated November 2, 2007, by and among Cano and the Buyers listed therein, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on November 6, 2007.

Part II-16

Number	Description
10.136	Sponsorship Agreement dated December 16, 2004, between R.C. Boyd Enterprises, LLC and Cano, incorporated herein by reference to Exhibit 10.10 to Cano's Quarterly Report on Form 10-Q filed with the SEC on November 7, 2007.
10.137
First Amendment dated August 17, 2005 to Sponsorship Agreement between R.C. Boyd Enterprises, LLC and Cano, incorporated herein by reference to Exhibit 10.11 to Cano's Quarterly Report on Form 10-Q filed with the SEC on November 7, 2007.
10.138
Second Amendment to the Sponsorship Agreement, between R.C. Boyd Enterprises, LLC and Cano, incorporated herein by reference to Exhibit 10.12 to Cano's Quarterly Report on Form 10-Q filed with the SEC on November 7, 2007.
10.139
Sponsorship Agreement dated December 5, 2007, between Cano and R.C. Boyd Enterprises, LLC, incorporated herein by reference to Exhibit 10.1 to Cano's Registration Statement on Form S-3 (File No. 333-148053) filed with the SEC on December 13, 2007.
10.140
Amendment No. 8 and Agreement dated January 16, 2008, by and among Cano, Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., Pantwist, LLC, Cano Petro of New Mexico, Inc., W.O. Operating Company, Ltd. and W.O. Production Company, Ltd., Union Bank of California, N.A., as Administrative Agent, Issuing Lender and Lender and Natixis, incorporated herein by reference to Exhibit 10.3 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 8, 2008.
10.141+
First Amendment dated January 2, 2008 to the Cano Nonqualified Stock Option Agreement of Donnie Dale Dent dated December 13, 2005, incorporated herein by reference to Exhibit 10.4 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 8, 2008
10.142+
First Amendment dated January 2, 2008 to the Cano Nonqualified Stock Option Agreement of Donnie Dale Dent dated December 28, 2006, incorporated herein by reference to Exhibit 10.5 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 8, 2008.
10.143+	Board of Directors compensation effective January 1, 2008, incorporated herein by reference to Exhibit 10.6 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 8, 2008.
10.144+	2008 Annual Incentive Plan, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on February 21, 2008.
10.145+	Summary of 2008 Cash Incentive Awards, incorporated herein by reference to Exhibit 10.2 to Cano's Current Report on Form 8-K filed with the SEC on February 21, 2008.
10.146+
Summary of Acceleration of Vesting and Extension of Exercise Period for Resigning Directors (February 14, 2008), incorporated herein by reference to Exhibit 10.5 to Cano's Quarterly Report on Form 10-Q filed with the SEC on May 8, 2008.
10.147
$25,000,000 Subordinated Credit Agreement dated March 17, 2008, by and among Cano as Borrower, the Lender Parties thereto from time to time, as Lenders, and UnionBanCal Equities, Inc., as Administrative Agent, incorporated herein by reference to Exhibit 10.6 to Cano's Quarterly Report on Form 10-Q filed with the SEC on May 8, 2008.

Part II-17

Number	Description
10.148	Subordinated Security Agreement dated March 17, 2008, by and among Cano, Ladder Companies, Inc., Square One Energy, Inc., WO Energy, Inc., W.O. Energy of Nevada, Inc., Cano Petro of New Mexico, Inc., Pantwist, LLC, W.O. Operating Company, Ltd., W.O. Production Company, Ltd., and UnionBanCal Equities, Inc. as Administrative Agent, incorporated herein by reference to Exhibit 10.7 to Cano's Quarterly Report on Form 10-Q filed with the SEC on May 8, 2008.
10.149
Subordinated Pledge Agreement dated March 17, 2008, by and among Cano, WO Energy, Inc., W.O. Energy of Nevada, Inc. and UnionBanCal Equities, Inc. as Administrative Agent, incorporated herein by reference to Exhibit 10.8 to Cano's Quarterly Report on Form 10-Q filed with the SEC on May 8, 2008.
10.150
Subordinated Guaranty Agreement dated March 17, 2008, by and among Ladder Companies, Inc., Square One Energy, Inc., WO Energy, Inc., W.O. Energy of Nevada, Inc., Cano Petro of New Mexico, Inc., Pantwist, LLC, W.O. Operating Company, Ltd., and W.O. Production Company, Ltd., in favor of UnionBanCal Equities, Inc., as Administrative Agent, incorporated herein by reference to Exhibit 10.9 to Cano's Quarterly Report on Form 10-Q filed with the SEC on May 8, 2008.
10.151
Amendment No. 9 and Agreement dated March 17, 2008, by and among Cano, Ladder Companies, Inc., Square One Energy, Inc., WO Energy, Inc., W.O. Energy of Nevada, Inc., Cano Petro of New Mexico, Inc., Pantwist, LLC, W.O. Operating Company, Ltd., W.O. Production Company, Ltd., Union Bank of California, N.A. and Natixis, incorporated herein by reference to Exhibit 10.10 to Cano's Quarterly Report on Form 10-Q filed with the SEC on May 8, 2008.
10.152
Consent Agreement dated February 21, 2008, by and among Cano, Ladder Companies, Inc., Square One Energy, Inc., WO Energy, Inc., W.O. Energy of Nevada, Inc., Cano Petro of New Mexico, Inc., Pantwist, LLC, W.O. Operating Company, Ltd., W.O. Production Company, Ltd., Union Bank of California, N.A. and Natixis, incorporated herein by reference to Exhibit 10.11 to Cano's Quarterly Report on Form 10-Q filed with the SEC on May 8, 2008.
10.153+
First Amendment dated May 31, 2008 to Employment Agreement of S. Jeffrey Johnson dated January 1, 2006, incorporated herein by reference to Exhibit 10.84 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2008.
10.154+
Second Amendment dated May 31, 2008 to Employment Agreement of Morris B. Smith dated June 29, 2007, as amended, incorporated herein by reference to Exhibit 10.85 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2008.
10.155+
Third Amendment dated May 31, 2008 to Employment Agreement of Patrick M. McKinney dated June 29, 2007, as amended, incorporated herein by reference to Exhibit 10.86 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2008.
10.156+
Fourth Amendment dated May 31, 2008 to Employment Agreement of Michael J. Ricketts dated May 28, 2004, as amended, incorporated herein by reference to Exhibit 10.87 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2008.
10.157+	Employment Agreement of Phillip Feiner dated May 31, 2008, incorporated herein by reference to Exhibit 10.88 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2008.

Part II-18

Number	Description
10.158+	Employment Agreement of Benjamin Daitch dated June 23, 2008, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on June 24, 2008.
10.159+	Restricted Stock Agreement of Benjamin Daitch dated June 23, 2008, incorporated herein by reference to Exhibit 10.2 to Cano's Current Report on Form 8-K filed with the SEC on June 24, 2008.
10.160
Amendment No. 10 dated June 10, 2008, by and among Cano, Ladder Companies, Inc., Square One Energy, Inc., WO Energy, Inc., W.O. Energy of Nevada, Inc., Cano Petro of New Mexico, Inc., Pantwist, LLC, W.O. Operating Company, Ltd., W.O. Production Company, Ltd., Union Bank of California, N.A. and Natixis, incorporated herein by reference to Exhibit 10.91 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2008.
10.161
Consent and Amendment No. 11 dated June 27, 2008, by and among Cano, Ladder Companies, Inc., Square One Energy, Inc., WO Energy, Inc., W.O. Energy of Nevada, Inc., Cano Petro of New Mexico, Inc., Pantwist, LLC, W.O. Operating Company, Ltd., W.O. Production Company, Ltd., Union Bank of California, N.A. and Natixis, incorporated herein by reference to Exhibit 10.92 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2008.
10.162
Amendment No. 12 and Agreement dated effective June 30, 2008, by and among Cano, Ladder Companies, Inc., Square One Energy, Inc., WO Energy, Inc., W.O. Energy of Nevada, Inc., Cano Petro of New Mexico, Inc., Pantwist, LLC, W.O. Operating Company, Ltd., W.O. Production Company, Ltd., Union Bank of California, N.A. and Natixis, incorporated herein by reference to Exhibit 10.93 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2008.
10.163
Consent and Amendment No. 1 dated June 27, 2008, by and among Cano, Ladder Companies, Inc., Square One Energy, Inc., WO Energy, Inc., W.O. Energy of Nevada, Inc., Cano Petro of New Mexico, Inc., Pantwist, LLC, W.O. Operating Company, Ltd., W.O. Production Company, Ltd., and UnionBanCal Equities, Inc. as Administrative Agent, incorporated herein by reference to Exhibit 10.94 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2008.
10.164
Amendment No. 2 dated effective June 30, 2008, by and among Cano, Ladder Companies, Inc., Square One Energy, Inc., WO Energy, Inc., W.O. Energy of Nevada, Inc., Cano Petro of New Mexico, Inc., Pantwist, LLC, W.O. Operating Company, Ltd., W.O. Production Company, Ltd., and UnionBanCal Equities, Inc. as Administrative Agent, incorporated herein by reference to Exhibit 10.95 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2008.
10.165**
Diamond Shamrock Refining Company, L.P. Crude Oil Purchase Contract dated August 6, 2001, between W.O. Operating Company, Ltd. and Diamond Shamrock Refining Company, L.P., incorporated herein by reference to Exhibit 10.96 to Amendment No. 2 to Cano's Annual Report on Form 10-K/A filed with the SEC on July 6, 2009.
10.166**
Amendment 11 to Valero # 01-0838 dated June 12, 2006 between W.O. Operating Company, Ltd. and Valero Marketing and Supply Company, incorporated herein by reference to Exhibit 10.97 to Amendment No. 2 to Cano's Annual Report on Form 10-K/A filed with the SEC on July 6, 2009.

Part II-19

Number	Description
10.167	Amendment 12 to Valero # 01-0838 dated August 23, 2006, between W.O. Operating Company, Ltd. and Valero Marketing and Supply Company, incorporated herein by reference to Exhibit 10.98 to Amendment No. 2 to Cano's Annual Report on Form 10-K/A filed with the SEC on July 6, 2009.
10.168**
Amendment 13 to Valero # 01-0838 dated August 31, 2007, between W.O. Operating Company, Ltd. and Valero Marketing and Supply Company, incorporated herein by reference to Exhibit 10.99 to Amendment No. 2 to Cano's Annual Report on Form 10-K/A filed with the SEC on July 6, 2009.
10.169**
Amendment 14 to Valero # 01-0838 dated January 25, 2008, between W.O. Operating Company, Ltd. and Valero Marketing and Supply Company, incorporated herein by reference to Exhibit 10.100 to Amendment No. 2 to Cano's Annual Report on Form 10-K/A filed with the SEC on July 6, 2009.
10.170**
Amendment 15 to Valero # 01-0838 dated August 1, 2008, between W.O. Operating Company, Ltd. and Valero Marketing and Supply Company, incorporated herein by reference to Exhibit 10.101 to Amendment No. 2 to Cano's Annual Report on Form 10-K/A filed with the SEC on July 6, 2009.
10.171
Amendment 16 to Valero # 01-0838 dated April 3, 2009, between W.O. Operating Company, Ltd. and Valero Marketing and Supply Company, incorporated herein by reference to Exhibit 10.102 to Amendment No. 2 to Cano's Annual Report on Form 10-K/A filed with the SEC on July 6, 2009.
10.172**
Amendment 17 to Valero # 01-0838 dated May 1, 2009, between W.O. Operating Company, Ltd. and Valero Marketing and Supply Company, incorporated herein by reference to Exhibit 10.103 to Amendment No. 2 to Cano's Annual Report on Form 10-K/A filed with the SEC on July 6, 2009.
10.173**
Gas Purchase Agreement dated April 1, 2007, by and among Eagle Rock Field Services, L.P., W.O. Operating Company, Ltd. and Pantwist, LLC, incorporated herein by reference to Exhibit 10.104 to Amendment No. 2 to Cano's Annual Report on Form 10-K/A filed with the SEC on July 6, 2009.
10.174**
Letter Agreement dated March 25, 2009 Regarding Gas Purchase Agreement dated April 1, 2007 Eagle Rock Contract (#50038 Schafer) between Eagle Rock Energy Partners and W.O. Operating Company, Ltd., incorporated herein by reference to Exhibit 10.105 to Amendment No. 2 to Cano's Annual Report on Form 10-K/A filed with the SEC on July 6, 2009.
10.175
Letter Agreement dated April 30, 2009 Regarding Gas Purchase Agreement dated April 1, 2007 Eagle Rock Contract (#50038 Schafer) between Eagle Rock Energy Partners and W.O. Operating Company, Ltd., incorporated herein by reference to Exhibit 10.106 to Amendment No. 2 to Cano's Annual Report on Form 10-K/A filed with the SEC on July 6, 2009.
10.176**
Summary of Oral Agreement for the Purchase of Crude Oil, between Ladder Energy Companies, Inc. and Coffeyville Resources Refinery and Marketing, LLC, incorporated herein by reference to Exhibit 10.107 to Amendment No. 2 to Cano's Annual Report on Form 10-K/A filed with the SEC on July 6, 2009.
Part II-20

Number	Description
10.177**	Letter Agreement Regarding Crude Oil Purchase Agreement for Ladder Energy Operated Leases dated January 15, 2009, between Ladder Energy Companies, Inc. and Coffeyville Resources Refinery and Marketing, LLC, incorporated herein by reference to Exhibit 10.108 to Amendment No. 2 to Cano's Annual Report on Form 10-K/A filed with the SEC on July 6, 2009.
10.178**
Letter Agreement Regarding Crude Oil Purchase Agreement for Ladder Energy Operated Leases dated February 11, 2009, between Ladder Energy Companies, Inc. and Coffeyville Resources Refinery and Marketing, LLC, incorporated herein by reference to Exhibit 10.109 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009
10.179
Letter Regarding Gas Purchase Contract No. PAM058500*, Panhandle Area dated May 21, 2009, between W.O. Operating Company, Ltd. and DCP Midstream, incorporated herein by reference to Exhibit 10.113 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.
10.180
Letter Regarding Gas Purchase Contract No. BOR066300A, Panhandle Area dated May 21, 2009, between W.O. Operating Company, Ltd. and DCP Midstream, incorporated herein by reference to Exhibit 10.114 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.
10.181
Letter Regarding Gas Purchase Contract No. BOR067500B, Panhandle Area dated May 21, 2009, between W.O. Operating Company, Ltd. and DCP Midstream, incorporated herein by reference to Exhibit 10.115 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.
10.182
Letter Regarding Gas Purchase Contract No. BOR118000R, Panhandle Area dated May 21, 2009, between W.O. Operating Company, Ltd. and DCP Midstream, incorporated herein by reference to Exhibit 10.116 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.
10.183
Letter Regarding Gas Purchase Contract No. BOR118100*, Panhandle Area dated May 21, 2009, between W.O. Operating Company, Ltd. and DCP Midstream, incorporated herein by reference to Exhibit 10.117 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.
10.184
Letter Regarding Gas Purchase Contract No. BOR134200R, Panhandle Area dated May 21, 2009, between W.O. Operating Company, Ltd. and DCP Midstream, incorporated herein by reference to Exhibit 10.118 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.
10.185**
Crude Oil Purchase Agreement Sunoco Reference No. 502606 dated February 1, 2000, between Sunoco, Inc. and Ladder Energy Company, incorporated herein by reference to Exhibit 10.119 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.
10.186**
Letter of Amendment to the Crude Oil Purchase Agreement Sunoco Reference No. 502606 dated September 2, 2005, between Sunoco Partners Marketing & Terminals L.P. and Ladder Energy Company, incorporated herein by reference to Exhibit 10.120 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.

Part II-21

Number	Description
10.187**	Letter of Amendment to the Crude Oil Purchase Agreement Sunoco Reference No. 502606 dated September 26, 2006, between Sunoco Partners Marketing & Terminals L.P. and Ladder Energy Company, incorporated herein by reference to Exhibit 10.121 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.
10.188**
Letter of Amendment to the Crude Oil Purchase Agreement Sunoco Reference No. 502606 dated September 11, 2008, between Sunoco Partners Marketing & Terminals L.P. and Ladder Energy Company, incorporated herein by reference to Exhibit 10.122 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.
10.189**
Crude Oil Purchase Agreement Sunoco Reference No. 521329 dated March 1, 2004, between Sunoco Partners Marketing & Terminals L.P. and Square One Energy, incorporated herein by reference to Exhibit 10.123 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.
10.190**
Letter of Amendment to the Crude Oil Purchase Agreement Sunoco Reference No. 521329 dated December 4, 2006, between Sunoco Partners Marketing & Terminals L.P. and Square One Energy, Inc., incorporated herein by reference to Exhibit 10.124 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.
10.191**
Letter of Amendment to the Crude Oil Purchase Agreement Sunoco Reference No. 521329 dated February 16, 2009, between Sunoco Partners Marketing & Terminals L.P. and Square One Energy, Inc., incorporated herein by reference to Exhibit 10.125 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.
10.192**
Letter of Amendment to the Crude Oil Purchase Agreement Sunoco Reference No. 521329 dated April 2, 2009, between Sunoco Partners Marketing & Terminals L.P. and Square One Energy, incorporated herein by reference to Exhibit 10.126 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.
10.193+	Summary of 2009 Cash Incentive Awards, incorporated herein by reference to Exhibit 10.1 to Cano's Quarterly Report on Form 10-Q filed with the SEC on November 10, 2008.
10.194+
Consulting Agreement dated October 1, 2008, between Cano and Morris B. Smith, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on October 6, 2008.
10.195+
Amendment to Employment Agreement of Phillip Feiner, dated September 8, 2008, incorporated herein by reference to Exhibit 10.3 to Cano's Quarterly Report on Form 10-Q filed with the SEC on November 10, 2008.
10.196
Letter Agreement Regarding Payment of Prepayment Premium dated September 30, 2008, between Unionbancal Equities, Inc. and Cano, incorporated herein by reference to Exhibit 10.4 to Cano's Quarterly Report on Form 10-Q filed with the SEC on November 10, 2008.

Part II-22

Number	Description
10.197	Consent and Amendment No. 13 dated September 30, 2008, by and among Cano, Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., Pantwist, LLC, Cano Petro of New Mexico, Inc., W.O. Operating Company, Ltd. and W.O. Production Company, Ltd., Union Bank of California, N.A., as Administrative Agent, Issuing Lender and Lender and Natixis, incorporated herein by reference to Exhibit 10.5 to Cano's Quarterly Report on Form 10-Q filed with the SEC on November 10, 2008.
10.198
Letter Agreement dated November 19, 2008, between Union Bank of California, NA and Cano, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 10-Q filed with the SEC on November 20, 2008.
10.199
Letter Agreement dated November 19, 2008, between Unionbancal Equities, Inc. and Cano, incorporated herein by reference to Exhibit 10.2 to Cano's Current Report on Form 10-Q filed with the SEC on November 20, 2008.
10.200
Temporary Waiver of Benefits dated October 28, 2008, between S. Jeffrey Johnson and Cano, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on July 8, 2009.
10.201+
First Amendment to the Cano 2008 Annual Incentive Plan dated October 20, 2008, incorporated herein by reference to Exhibit 10.6 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.
10.202
$120,000,000 Amended and Restated Credit Agreement dated December 17, 2008, by and among Cano, as Borrower, the Lender Parties thereto from time to time, as Lenders, and Union Bank of California, N.A., as Administrative Agent, incorporated herein by reference to Exhibit 10.7 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.
10.203
$25,000,000 Subordinated Credit Agreement dated December 17, 2008, by and among Cano, as Borrower, the Lender Parties thereto from time to time, as Lenders, and UnionBanCal Equities, Inc., as Administrative Agent and as Issuing Lender, incorporated herein by reference to Exhibit 10.8 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.
10.204
Amended and Restated Guaranty Agreement dated December 17, 2008, by and among Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., W.O. Operating Company, Ltd., W.O. Production Company, Ltd. and Cano Petro of New Mexico, Inc. in favor of Union Bank of California, N.A., as Administrative Agent, incorporated herein by reference to Exhibit 10.9 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.
10.205
Subordinated Guaranty Agreement dated December 17, 2008, by and among Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., W.O. Operating Company, Ltd., W.O. Production Company, Ltd. and Cano Petro of New Mexico, Inc. in favor of UnionBanCal Equities, Inc. as Administrative Agent, incorporated herein by reference to Exhibit 10.10 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.
10.206
Amended and Restated Pledge Agreement dated December 17, 2008, by and among Cano, WO Energy, Inc. and W.O. Energy of Nevada, Inc. and Union Bank of California, N.A., as Administrative Agent, incorporated herein by reference to Exhibit 10.11 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.

Part II-23

Number	Description
10.207	Subordinated Pledge Agreement dated December 17, 2008, by and among Cano, W.O. Energy, Inc. and W.O. Energy of Nevada, Inc. and UnionBanCal Equities, Inc., as Administrative Agent, incorporated herein by reference to Exhibit 10.12 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.
10.208
Amended and Restated Security Agreement dated December 17, 2008, by and among Cano, Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., W.O. Energy, Inc., W.O. Operating Company, Ltd., W.O. Production Company, Ltd. and Cano Petro of New Mexico, Inc. and Union Bank of California, N.A., as Administrative Agent, incorporated herein by reference to Exhibit 10.13 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.
10.209
Subordinated Security Agreement dated December 17, 2008, by and among Cano, Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., W.O. Energy, Inc., W.O. Operating Company, Ltd., W.O. Production Company, Ltd. and Cano Petro of New Mexico, Inc. and UnionBanCal Equities, Inc., as Administrative Agent, incorporated herein by reference to Exhibit 10.14 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.
10.210+
Second Amendment to Employment Agreement dated December 31, 2008, between Cano and S. Jeffrey Johnson, incorporated herein by reference to Exhibit 10.15 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.
10.211+
First Amendment to Employment Agreement dated December 31, 2008, between Cano and Ben Daitch, incorporated herein by reference to Exhibit 10.16 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.
10.212+
Fourth Amendment to Employment Agreement dated December 31, 2008, between Cano and Patrick M. McKinney, incorporated herein by reference to Exhibit 10.17 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.
10.213+
Fifth Amendment to Employment Agreement dated December 31, 2008, between Cano and Michael J. Ricketts, incorporated herein by reference to Exhibit 10.18 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.
10.214+
Second Amendment to Employment Agreement dated December 31, 2008, between Cano and Phillip Feiner, incorporated herein by reference to Exhibit 10.19 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.
10.215
Stock Voting Agreement, dated as of September 29, 2009 by and between Cano and D.E. Shaw Laminar Portfolios, L.L.C., incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on October 1, 2009.
10.216+
Separation Agreement and Release, dated as of September 29, 2009 by and among Cano Petroleum, Inc., Resaca Exploitation, Inc. and S. Jeffrey Johnson, incorporated herein by reference to Exhibit 10.2 to Cano's Current Report on Form 8-K filed with the SEC on October 1, 2009.
10.217+
Separation Agreement and Release, dated as of September 29, 2009 by and among Cano Petroleum, Inc., Resaca Exploitation, Inc. and Benjamin L. Daitch, incorporated herein by reference to Exhibit 10.3 to Cano's Current Report on Form 8-K filed with the SEC on October 1, 2009.

Part II-24

Number	Description
10.218	Form of Stock Voting Agreement by and between Cano Petroleum, Inc. and certain Holders of Cano's Series D Convertible Preferred Stock, incorporated by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on October 21, 2009.
10.219
Form of Stock Voting Agreement by and between Cano Petroleum, Inc. and S. Jeffrey Johnson, incorporated by reference to Exhibit 10.2 to Cano's Current Report on Form 8-K filed with the SEC on October 21, 2009.
10.220#
First Amendment to Second Amended and Restated Credit Agreement dated December 22, 2009, by and among Resaca, as Borrower, Resaca Operating Company, as Guarantor, CIT Capital USA Inc., as Administratve Agent, and the Lenders party thereto.
10.221*	Resaca Nonqualified Stock Option Agreement dated November 16, 2009, between Resaca and Keith Turner.
12.1***	Ratio of Earnings to Fixed Charges.
21.1#	Subsidiaries of Cano.
23.1*	Consent of UHY LLP.
23.2*	Consent of Hein & Associates LLP.
23.3*	Consent of Miller & Lents, Ltd., Independent Petroleum Engineers.
23.4#	Consent of Forrest A. Garb & Associates, Inc., Independent Petroleum Engineers.
23.5*	Consent of Haas Petroleum Engineering Services, Inc., Independent Petroleum Engineers.
23.6*	Consent of Williamson Petroleum Consultants, Inc., Independent Petroleum Engineers.
23.7#	Consent of Donald W. Niemiec.
23.8#	Consent of William O. Powell, III.
23.9#	Consent of Garrett Smith.
23.10***	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
23.11***	Consent of Thompson & Knight LLP (included in Exhibit 8.1).
24.1*	Power of Attorney (included on the signature page hereto).
99.1***	Form of Proxy of Resaca Exploitation, Inc.
99.2***	Form of Proxy of Cano Petroleum, Inc.
99.3*	Consent of RBC Capital Markets Corporation.
99.4*	Consent of Madison Williams and Company (formerly known as SMH Capital Inc.)

#
Previously filed.

*
Filed herewith.

**
Confidential treatment has been requested for this agreement, and confidential portions have been filed with the SEC.

***
To be filed by amendment.

+
Management contract or compensatory plan, contract or arrangement.

++
Cano will furnish to the SEC, upon request, a copy of each schedule or exhibit to this Agreement.

Part II-25

ITEM 22.    UNDERTAKINGS

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes:

          1.     that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

          2.     that every prospectus: (a) that is filed pursuant to paragraph (1) immediately preceding, or (b) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          3.     to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request;

          4.     to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective;

          5.     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

          6.     For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Part II-26

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 3rd day of February, 2010.

RESACA EXPLOITATION, INC.
By:	/s/ JOHN J. LENDRUM, III Name: John J. Lendrum, III Title: Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Lendrum, III and J.P. Bryan, and each of them, either of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and to file any or all amendments to this registration statement, including post-effective amendments to this registration statement, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed on the 3rd day of February, 2010, by the following persons in the capacities indicated below:

Signature		Title

/s/ JOHN J. LENDRUM, III (John J. Lendrum, III)		Chief Executive Officer and Director (principal executive officer)
/s/ CHRIS B. WORK (Chris B. Work)		Chief Financial Officer (principal financial officer and principal accounting officer)
* (J.P. Bryan)		Chairman of the Board of Directors
* (John William Sharp Bentley)		Director
* (Judy Ley Allen)		Director
* (Richard Kelly Plato)		Director
*By:	/s/ JOHN J. LENDRUM, III John J. Lendrum, III Attorney-in-fact

Part II-27

EXHIBIT INDEX

Number	Description
2.1	Agreement and Plan of Merger dated September 29, 2009, by and among Resaca, Cano and Merger Sub, included as Annex A to the joint proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference.
2.2
Agreement and Plan of Merger dated May 26, 2004, by and among Huron Ventures, Inc., Davenport Acquisition Corp., Davenport Field Unit Inc., the shareholders of Davenport Field Unit Inc., Cano Energy Corporation and Big Sky Management Ltd., incorporated herein by reference to Exhibit 99.1 to Cano's Current Report on Form 8-K filed with the SEC on June 8, 2004.
2.3
Management Stock Pool Agreement dated May 28, 2004, by and among Huron Ventures Inc. and the shareholders of Davenport Field Unit Inc., incorporated herein by reference to Exhibit 2.2 to the Amendment to Cano's Current Report on Form 8-K/A filed with the SEC on August 11, 2004.
2.4+
Investment Escrow Agreement dated May 28, 2004, by and among Cano Energy Corporation, Huron Ventures Inc. and Phillip A. Wylie, incorporated herein by reference to Exhibit 2.3 to the Amendment to Cano's Current Report on Form 8-K/A filed with the SEC on August 11, 2004.
2.5
Stock Purchase Agreement dated June 30, 2004, between Cano, as Buyer, and Jerry D. Downey and Karen S. Downey, as Sellers, incorporated herein by reference to Exhibit 99.1 to Cano's Current Report on Form 8-K filed with the SEC on July 15, 2004.
2.6
Purchase and Sale Agreement dated August 16, 2004, between Cano Energy Corporation and Cano, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on August 25, 2004.
2.7
Purchase and Sale Agreement dated September 2, 2004, between Nowata Oil Properties LLC and Cano, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on September 20, 2004.
2.8
Purchase and Sale Agreement dated February 6, 2005, between Square One Energy, Inc. and Cano, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on March 7, 2005.
2.9++
Stock Purchase Agreement dated November 29, 2005, by and among Cano, W. O. Energy of Nevada, Inc., Miles O'Loughlin and Scott White, incorporated herein by reference to Exhibit 2.1 to Cano's Current Report on Form 8-K filed with the SEC on December 5, 2005.
2.10++
Asset Purchase and Sale Agreement dated April 25, 2006, between Myriad Resources Corporation, Westland Energy Company and PAMTEX, a Texas general partnership composed of PAMTEX GP1 Ltd. and PAMTEX GP2 Ltd., as Sellers, and Cano, as Buyer, incorporated herein by reference to Exhibit 2.1 to Cano's Quarterly Report on Form 10-QSB filed with the SEC on May 15, 2006. All schedules and exhibits, except for Schedule 1.1, have been omitted from this filing.
2.11++
Purchase and Sale Agreement dated March 30, 2007, between UHC New Mexico Corporation, as Seller, Cano Petro of New Mexico, Inc., as Buyer, and Cano, for Certain Limited Purposes, incorporated herein by reference to Exhibit 2.1 to Cano's Current Report on Form 8-K filed with the SEC on April 4, 2007. All schedules and exhibits, except for Schedule 1.1, have been omitted from this filing.

Number	Description
2.12++	Agreement for Purchase and Sale dated June 1, 2007, between Ladder Companies, Inc. and Tri-Flow, Inc., as Seller, and Anadarko Minerals, Inc., as Buyer, incorporated herein by reference to Exhibit 2.1 to the Cano's Current Report on Form 8-K filed with the SEC on June 12, 2007. All annexes and exhibits, except for Annexes I and II, have been omitted from this filing.
2.13++
Purchase and Sale Agreement dated September 5, 2008, between Cano, as Seller, and Legacy Reserves Operating LP, as Buyer, and Pantwist, LLC, incorporated herein by reference to Exhibit 2.1 to Cano's Current Report on Form 8-K filed with the SEC on October 6, 2008.
2.14++
First Amendment, dated September 30, 2008, to the Purchase and Sale Agreement dated September 5, 2008, between Cano, as Seller, and Legacy Reserves Operating LP, as Buyer, and Pantwist, LLC, incorporated herein by reference to Exhibit 2.2 to Cano's Current Report on Form 8-K filed with the SEC on October 6, 2008.
3.1#	Certificate of Formation of Resaca.
3.2#	Bylaws of Resaca.
3.3#
Form of Proposed Certificate of Amendment to the Certificate of Formation for Resaca, included as Annex C to the joint proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference.
3.4#
Form of Proposed Certificate of Amendment to the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of Cano Petroleum, Inc., included as Annex D to the joint proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference.
4.1***	Form of Common Stock Certificate of Resaca.
4.2
Registration Rights Agreement, dated August 25, 2006, by and among Cano and the Buyers listed therein, incorporated herein by reference to Exhibit 4.1 to the Amendment to Cano's Current Report on Form 8-K/A filed with the SEC on August 31, 2006.
4.3
Registration Rights Agreement, dated November 2, 2007, by and among Cano and the Buyers listed therein, incorporated herein by reference to Exhibit 4.1 to Cano's Current Report on Form 8-K filed with the SEC on November 6, 2007.
4.4***	Form of Certificate of Designation for Series A Convertible Preferred Stock of Resaca.
5.1***	Legal Opinion of Haynes and Boone, L.L.P. regarding legality of securities being registered.
8.1***	Legal Opinion of Thompson & Knight LLP regarding certain U.S. income tax aspects of the merger.
10.1#	Agreement for Purchase and Sale dated March 10, 2006, by and among SDG, Innovative Oil and Gas Development and Trading Company, Inc., Arkios Partners, L.P. and Resaca.
10.2#
Asset Transfer Agreement dated July 6, 2009, between PBWS and Resaca, included as Annex H to the joint proxy statement/prospectus forming part of this Registration Statement and incorporated herein by reference.
10.3#	Second Amended and Restated Credit Agreement dated June 26, 2009, by and among Resaca, as Borrower, CIT Capital USA Inc., as Administrative Agent, and the Lenders party thereto.

Number	Description
10.4#	Promissory Note dated June 26, 2009, made by Resaca in favor of NGP Capital Resources Company in the original principal amount of $14,285,714.29.
10.5#	Promissory Note dated June 26, 2009, made by Resaca in favor of CIT Capital USA Inc. in the original principal amount of $35,714,285.71.
10.6#	Amended and Restated Security Agreement dated June 26, 2009, from Resaca to Brian Kerrigan, as Trustee for the benefit of CIT Capital USA Inc. as Collateral Agent.
10.7#
Second Amendment to Deed of Trust, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated June 26, 2009, from Resaca to Brian Kerrigan, as Trustee for the benefit of CIT Capital USA Inc. as Collateral Agent.
10.8#	Guaranty dated as of June 26, 2009, made by Resaca Operating Company in favor of CIT Capital USA Inc., as Agent.
10.9***
First Amendment to Intercreditor and Collateral Agency Agreement dated June 26, 2009, by and among Resaca, the Guarantors named therein, BP Corporation North America Inc., CIT Capital USA Inc., as Administrative Agent, and Collateral Agent.
10.10#
Assignment of Deeds of Trust, Line of Credit Mortgages, Assignments, Security Agreements, Fixture Filings and Financing Statements dated June 26, 2009, by NGP Capital Resources Company, as Agent and Assignor to CIT Capital USA Inc., as Successor Agent.
10.11#	Ratification of ISDA Master Agreement dated July 11, 2008, between BP Corporation North America Inc. and Resaca.
10.12#	Restated Amendment Agreement to ISDA Master Agreement dated July 1, 2008, between BP Corporation North America Inc. and Resaca.
10.13#	Amended and Restated Schedule to the ISDA Master Agreement dated June 26, 2009, between BP Corporation North America Inc. and Resaca.
10.14***	Amendment to Standby Letter of Credit dated January 29, 2007, to Railroad Commission of Texas, Oil and Gas Division.
10.15*	Amended and Restated Employment Agreement dated January 1, 2009, by and among Torch Energy Advisors Incorporated, Resaca and Dennis Hammond.
10.16#	Amended and Restated Co-Employer Agreement dated January 1, 2009, between Torch Energy Advisors Incorporated and Resaca.
10.17#	Power Supply Coordination Agreement dated February 13, 2009, between Resaca and Direct Energy Business, LLC.
10.18#+	Resaca Nonqualified Stock Option Agreement dated July 17, 2008, between Resaca and John William Sharp Bentley.
10.19#+	Resaca Nonqualified Stock Option Agreement dated July 17, 2008, between Resaca and Dennis Hammond.
10.20#+	Resaca Incentive Stock Option Agreement dated July 17, 2008, between Resaca and Dennis Hammond.
10.21#+	Resaca Stock Option Agreement dated January 21, 2009, between Resaca and Kevin Andis.

Number	Description
10.22#+	Resaca Stock Option Agreement dated September 25, 2009, between Resaca and Robert Porter.
10.23#+	Resaca Stock Option Agreement dated September 25, 2009, between Resaca Exploitation, Inc. and Marc Neatherlin.
10.24#+	Resaca Restricted Stock Agreement dated July 17, 2008, between Resaca and Judy Ley Allen.
10.25#+	Resaca Restricted Stock Agreement dated July 17, 2008, between Resaca and J.P. Bryan.
10.26#+	Resaca Restricted Stock Agreement dated July 17, 2008, between Resaca and Ralph Carthrae.
10.27#+	Resaca Restricted Stock Agreement dated July 17, 2008, between Resaca and Lisa Cohen.
10.28#+	Resaca Restricted Stock Agreement dated July 17, 2008, between Resaca and Mary Lou Fry.
10.29#+	Resaca Restricted Stock Agreement dated July 17, 2008, between Resaca and Dennis Hammond.
10.30#+	Resaca Restricted Stock Agreement dated July 17, 2008, between Resaca and Jay Lendrum.
10.31#+	Resaca Restricted Stock Agreement dated July 17, 2008, between Resaca and Chris Work.
10.32#+	Resaca Restricted Stock Agreement dated July 17, 2008, between Resaca Randy Ziebarth.
10.33#+	Resaca Restricted Stock Agreement dated July 17, 2008, between Resaca and Richard Kelly Plato.
10.34#	Unit Operating Agreement Cooper Jal Unit, Lea County, New Mexico, filed of record September 30, 1970, by and among parties including, without limitation, Reserve Oil and Gas Company.
10.35#	Unit Agreement for the Development and Operation of Cooper Jal Unit Lea County, New Mexico, dated January 15, 1970, by and among parties including, without limitation, Reserve Oil and Gas Company.
10.36#
Amegy Bank N.A. Irrevocable Documentary Blanket Letter of Credit dated December 30, 2008 and extending to March 1, 2010, in favor of Railroad Commission of Texas, Austin, Texas for the account of Resaca Operating Company.
10.37#	Operating Agreement (Iatan North, Howard Co., TX) dated June 22, 1987, between D. L. Ray, as Operator, and Enron Oil and Gas Company, as Non-Operator.
10.38#	Office Lease Agreement (Odessa Field Office) dated January 1, 2009, between Rowe Management Corp. and Resaca, regarding the real property located at 2600 West I-20, Odessa, Texas.
10.39#	Nominated Adviser and Joint Broker Agreement dated July 14, 2008, between Resaca and Seymour Pierce Limited.

Number	Description
10.40#	Placing Agreement dated July 14, 2008, by and among Resaca, Resaca Board of Directors, NGP Capital Resources Company, Seymour Pierce Limited and Royal Bank of Canada Europe.
10.41#	Registrar Agreement dated July 11, 2008, between Resaca and Computershare Investor Services (Channel Islands) Limited.
10.42#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and NGP Capital Resources Company.
10.43#
Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Resaca Exploitation GP, LLC, general partner of Resaca Exploitation, L.P.
10.44#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Torch E&P Company.
10.45#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Rockport Resources LP.
10.46#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and J.P. Bryan.
10.47#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Mary Jon Bryan.
10.48#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Dennis Hammond.
10.49#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Judy Ley Allen.
10.50#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and John William Sharp Bentley.
10.51#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Jay Lendrum.
10.52#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Richard Kelly Plato.
10.53#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Gwyneth Bryan.
10.54#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Sue Ann Craddock.
10.55#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Tony Nixon.
10.56#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Josephine James.

Number	Description
10.57#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Bryan James.
10.58#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Adeline James.
10.59#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Joe Lewis.
10.60#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Eloise James.
10.61#	Lock-In and Orderly Marketing Deed dated July 14, 2008, by and among Resaca, Seymour Pierce Limited, Royal Bank of Canada Europe Limited and Ava Leigh Bryan.
10.62#	Engagement Letter dated April 13, 2007, between Resaca and Seymour Pierce Limited.
10.63***	Form of Underwriting Agreement.
10.64**	Oil Sales Contract # RES-0015LS dated effective May 1, 2006, between Resaca and Shell Trading Co.
10.65**	Oil Sales Contract # RES-0016LS dated effective September 1, 2008, between Resaca and Conoco Phillips.
10.66**	Gas Sales Contract #RES-0004S dated effective November 17, 1993, between Resaca and DCP Midstream, LLC.
10.67**	Gas Sales Contract #RES-0002S dated effective January 1, 2002, between Resaca and Versado Gas Processors.
10.68#	Second Amended and Restated Agreement for Administrative Services dated January 1, 2009, by and among Resaca, Torch Energy Advisors Incorporated and Torch Energy Services.
10.69#+	Parent Directors' Letter of Appointment dated July 14, 2008 with J.P. Bryan.
10.70#+	Parent Directors' Letter of Appointment dated July 14, 2008 with Jay Lendrum.
10.71#+	Parent Directors' Letter of Appointment dated July 14, 2008 with John William Sharp Bentley.
10.72#+	Parent Directors' Letter of Appointment dated July 14, 2008 with Judy Ley Allen.
10.73#+	Parent Directors' Letter of Appointment dated July 14, 2008 with Richard Kelly Plato.
10.74+
Stock Option Agreement dated December 16, 2004, between Cano and Gerald W. Haddock, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on December 16, 2004.
10.75+	2005 Directors' Stock Option Plan, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on June 28, 2005.
10.76
$100,000,000 Credit Agreement dated November 29, 2005, by and among Cano, as Borrower, the Lender Parties thereto from time to time, as Lenders, and Union Bank of California, N.A., as Administrative Agent and as issuing Lender, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on December 5, 2005.

Number	Description
10.77	Guaranty Agreement dated November 29, 2005, by and among Ladder Companies, Inc., Square One Energy, Inc., W.O. Energy of Nevada, Inc., W.O. Energy, Inc., W.O. Operating Company, Ltd. and W.O. Production Company, Ltd. in favor of Union Bank of California, N.A., as Administrative Agent, incorporated herein by reference to Exhibit 10.3 to Cano's Current Report on Form 8-K filed with the SEC on December 5, 2005.
10.78
Escrow Agreement dated November 29, 2005, by and among Cano, Miles O'Loughlin, Scott White and The Bank of New York Trust Company, N.A., as Escrow Agent, incorporated herein by reference to Exhibit 10.5 to Cano's Current Report on Form 8-K filed with the SEC on December 5, 2005.
10.79
Amended and Restated Escrow Agreement dated June 18, 2007, by and among Cano, the Estate of Miles O'Loughlin and Scott White, and The Bank of New York Trust Company, N.A., incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on June 21, 2007.
10.80
Pledge Agreement dated November 29, 2005, by and among Cano, W. O. Energy of Nevada, Inc. and WO Energy, Inc. in favor of Union Bank of California, N.A., as Administrative Agent, incorporated herein by reference to Exhibit 10.6 to Cano's Current Report on Form 8-K dated on December 5, 2005.
10.81
Security Agreement dated November 29, 2005, by and among Cano, Ladder Companies Inc., Square One Energy, Inc., W. O. Energy of Nevada, Inc., WO Energy, Inc., W. O. Operating Company, Ltd. and W. O. Production Company, Ltd., in favor of Union Bank of California N.A., as Collateral Trustee, incorporated herein by reference to Exhibit 10.7 to Cano's Current Report on Form 8-K filed with the SEC on December 5, 2005.
10.82+	Cano 2005 Long-Term Incentive Plan dated December 7, 2005, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on December 9, 2005.
10.83+
Form of Non-Qualified Stock Option Agreement under the Cano 2005 Long-Term Incentive Plan, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on December 19, 2005.
10.84+
Employment Agreement dated effective January 1, 2006 between Cano and S. Jeffrey Johnson, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on January 19, 2006.
10.85
Amendment No. 1 dated February 24, 2006 to the $100,000,000 Credit Agreement dated November 29, 2005 among Cano, as Borrower, the Lenders Parties thereto from time to time as Lenders and Union Bank of California, N.A., as Administrative Agent and as Issuing Lender, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on March 1, 2006.
10.86
Amendment No. 2, Assignment and Agreement dated April 28, 2006 among Cano, Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., W.O. Operating Company, Ltd., W.O. Production Company, Ltd., Pantwist, LLC, Union Bank of California, N.A., as Administrative Agent, Issuing Lender and Assignee, and Natexis Banques Populaires, as a Lender and as the Assignor, incorporated herein by reference to Exhibit 10.7 to Cano's Quarterly Report on Form 10-QSB filed with the SEC on May 15, 2006.

Number	Description
10.87	Supplement No. 1 dated April 28, 2006 to the Pledge Agreement dated November 29, 2005, by and among Cano, W.O. Energy of Nevada, Inc. and WO Energy, Inc. in favor of Union Bank of California, N.A., as Collateral Trustee, incorporated herein by reference to Exhibit 10.11 to Cano's Quarterly Report on Form 10-QSB filed with the SEC on May 15, 2006.
10.88
Amendment No. 3 to Credit Agreement dated May 12, 2006 and effective as of March 31, 2006, by and among Cano, a Borrower, Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc. Pantwist, LLC, W.O. Operating Company, Ltd., W.O. Production Company, Ltd., Union Bank of California, N.A. and Natexis Banques Populaires, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on May 15, 2006.
10.89+	Employment Agreement of Morris B. Smith effective June 1, 2006, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on June 6, 2006.
10.90+
Employee Restricted Stock Award Agreement of Morris B. Smith effective June 1, 2006, incorporated herein by reference to Exhibit 10.5 to Cano's Current Report on Form 8-K filed with the SEC on June 6, 2006.
10.91+	Employment Agreement of Patrick M. McKinney effective June 1, 2006, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on November 9, 2006.
10.92+
First Amendment to Employment Agreement of Patrick M. McKinney dated November 9, 2006, incorporated herein by reference to Exhibit 10.2 to Cano's Current Report on Form 8-K filed with the SEC on November 9, 2006.
10.93+
Restricted Stock Award Agreement of Patrick M. McKinney dated June 1, 2006, incorporated herein by reference to Exhibit 10.3 to Cano's Current Report on Form 8-K filed with the SEC on November 9, 2006.
10.94
Amendment No. 4 to Credit Agreement dated June 30, 2006, by and among Cano, as Borrower, Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., Pantwist, LLC, W.O. Operating Company, Ltd., W.O. Production Company, Ltd., Union Bank of California, N.A. and Natexis Banques Populaires, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on July 7, 2006.
10.95+	Employment Agreement of Michael J. Ricketts effective July 1, 2006, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on August 17, 2006.
10.96+
Employee Restricted Stock Award Agreement of Morris B Smith dated August 11, 2006, incorporated herein by reference to Exhibit 10.2 to Cano's Current Report on Form 8-K filed with the SEC on August 17, 2006.
10.97
Securities Purchase Agreement dated August 25, 2006, by and among Cano and the Buyers listed therein, incorporated herein by reference to Exhibit 10.1 to the Amendment to Cano's Current Report on Form 8-K/A filed with the SEC on August 31, 2006.

Number	Description
10.98+	Amendment No. 1 to the Cano 2005 Long-Term Incentive Plan dated December 28, 2006, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on January 4, 2007.
10.99+
Nonqualified Stock Option Agreement dated December 28, 2006, between Cano and S. Jeffrey Johnson, incorporated herein by reference to Exhibit 10.2 to Cano's Current Report on Form 8-K filed with the SEC on January 4, 2007.
10.100+
Nonqualified Stock Option Agreement dated December 28, 2006, between Cano and Morris B. Smith, incorporated herein by reference to Exhibit 10.3 to Cano's Current Report on Form 8-K filed with the SEC on January 4, 2007.
10.101+
Nonqualified Stock Option Agreement dated December 28, 2006, between Cano and Patrick M. McKinney, incorporated herein by reference to Exhibit 10.4 to Cano's Current Report on Form 8-K filed with the SEC on January 4, 2007.
10.102+
Nonqualified Stock Option Agreement dated December 28, 2006, between Cano and James K. Teringo, Jr., incorporated herein by reference to Exhibit 10.5 to Cano's Current Report on Form 8-K filed with the SEC on January 4, 2007.
10.103+
Nonqualified Stock Option Agreement dated December 28, 2006, between Cano and Michael J. Ricketts, incorporated herein by reference to Exhibit 10.6 to Cano's Current Report on Form 8-K filed with the SEC on January 4, 2007.
10.104+
Nonqualified Stock Option Agreement dated December 28, 2006, between Cano and Gerald Haddock, incorporated herein by reference to Exhibit 10.75 to Cano's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-126167) filed with the SEC on January 23, 2007.
10.105+
Nonqualified Stock Option Agreement of Donnie Dale Dent dated December 28, 2006, incorporated herein by reference to Exhibit 10.76 to Cano's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-126167) filed with the SEC on January 23, 2007.
10.106+
Nonqualified Stock Option Agreement of Randall C. Boyd dated December 28, 2006, incorporated herein by reference to Exhibit 10.77 to Cano's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-126167) filed with the SEC on January 23, 2007.
10.107+
Nonqualified Stock Option Agreement of James Dale Underwood dated December 28, 2006, incorporated herein by reference to Exhibit 10.78 to Cano's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-126167) filed with the SEC on January 23, 2007.
10.108+
Nonqualified Stock Option Agreement of Patrick W. Tolbert dated December 28, 2006, incorporated herein by reference to Exhibit 10.79 to Cano's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-126167) filed with the SEC on January 23, 2007.
10.109+
Nonqualified Stock Option Agreement of Dennis McCuistion dated December 28, 2006, incorporated herein by reference to Exhibit 10.80 to Cano's Post-Effective Amendment No. 2 on Form S-1 (File No. 333-126167) filed with the SEC on January 23, 2007.

Number	Description
10.110	Amendment No. 5 and Agreement dated March 6, 2007, by and among Cano, Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., Pantwist, LLC, Cano Petro of New Mexico, Inc., W.O. Operating Company, Ltd. and W.O. Production Company, Ltd., Union Bank of California, N.A., as Administrative Agent, Issuing Lender and Lender, and Natixis, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on March 12, 2007.
10.111
Supplement No. 2 dated March 6, 2007 to the Security Agreement dated November 29, 2005, by and among Cano Petro of New Mexico, Inc. in favor of Union Bank of California, as Collateral Trustee, incorporated herein by reference to Exhibit 10.3 to Cano's Current Report on Form 8-K filed with the SEC on March 12, 2007.
10.112
Supplement No. 2 dated March 6, 2007 to the Guaranty Agreement dated November 29, 2005, by and among Cano Petro of New Mexico, Inc. in favor of Union Bank of California, as Administrative Agent, incorporated herein by reference to Exhibit 10.2 to Cano's Current Report on Form 8-K filed with the SEC on March 12, 2007.
10.113
Supplement No. 2 dated March 6, 2007 to the Pledge Agreement dated November 29, 2005, by and among Cano, W.O. Energy of Nevada, Inc., and WO Energy, Inc. in favor of Union Bank of California, as Collateral Trustee, incorporated herein by reference to Exhibit 10.4 to Cano's Current Report on Form 8-K filed with the SEC on March 12, 2007.
10.114
Assignment and Agreement dated March 7, 2007, by and among Cano, Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., Pantwist, LLC, Cano Petro of New Mexico, Inc., W.O. Operating Company, Ltd. and W.O. Production Company, Ltd., Union Bank of California, N.A., as Administrative Agent, Issuing Lender and Lender, and Natixis, incorporated herein by reference to Exhibit 10.5 to Cano's Current Report on Form 8-K filed with the SEC on March 12, 2007.
10.115+
Nonqualified Stock Option Agreement of William O. Powell III dated April 4, 2007, incorporated herein by reference to Exhibit 10.7 to Cano's Quarterly Report on Form 10-Q filed with the SEC on May 9, 2007.
10.116+	Nonqualified Stock Option Agreement of Robert L. Gaudin dated April 4, 2007, incorporated herein by reference to Exhibit 10.8 to Cano's Quarterly Report on Form 10-Q filed with the SEC on May 9, 2007.
10.117+
Nonqualified Stock Option Agreement of Donald W. Niemiec dated April 4, 2007, incorporated herein by reference to Exhibit 10.9 to Cano's Quarterly Report on Form 10-Q filed with the SEC on May 9, 2007.
10.118
Settlement Agreement and Release dated February 9, 2007, by and among Mid-Continent Casualty Company, Cano, W.O. Energy of Nevada, Inc., W.O. Operating Company, Ltd., W.O. Energy, Inc., Ladder Energy Companies, Inc., and Square One Energy, Inc., incorporated herein by reference to Exhibit 10.1 to Cano's Post-Effective Amendment No. 1 on Form S-3 (File No. 333-138003) filed with the SEC on April 9, 2007.
10.119+
Separation Agreement, General Release and Covenant Not to Sue dated May 22, 2007, between Cano and James K. Teringo, Jr., incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on May 25, 2007.

Number	Description
10.120+	Form of Restricted Stock Award under the Cano 2005 Long-Term Incentive Plan, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on July 2, 2007.
10.121+
Form of Nonqualified Stock Option Agreement under the Cano 2005 Long-Term Incentive Plan, incorporated herein by reference to Exhibit 10.2 to Cano's Current Report on Form 8-K filed with the SEC on July 2, 2007.
10.122+
First Amendment to Employment Agreement of Morris B. Smith dated June 29, 2007, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on July 3, 2007.
10.123+
Second Amendment to Employment Agreement of Patrick M. McKinney dated June 29, 2007, incorporated herein by reference to Exhibit 10.2 to Cano's Current Report on Form 8-K filed with the SEC on July 3, 2007.
10.124+
First Amendment to Employment Agreement of Michael J. Ricketts dated June 29, 2007, incorporated herein by reference to Exhibit 10.3 to Cano's Current Report on Form 8-K filed with the SEC on July 3, 2007.
10.125+
Form of the First Amendment to the Cano Employee Restricted Stock Award Agreement, incorporated herein by reference to Exhibit 10.96 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2007.
10.126+
Form of Restricted Stock Award under the Cano 2005 Long-Term Incentive Plan, incorporated herein by reference to Exhibit 10.97 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2007.
10.127
Amendment No. 6 dated August 13, 2007, by and among Cano, Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., Pantwist, LLC, Cano Petro of New Mexico, Inc., W.O. Operating Company, Ltd. and W.O. Production Company, Ltd., Union Bank of California, N.A., as Administrative Agent, Issuing Lender and Lender, and Natixis, incorporated herein by reference to Exhibit 10.98 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2007.
10.128
First Amendment to the Security Agreement dated July 9, 2007, by and among Cano, Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., Pantwist, LLC, Cano Petro of New Mexico, Inc., W.O. Operating Company, Ltd. and W.O. Production Company, Ltd. and Union Bank of California, N.A., as Senior Agent, incorporated herein by reference to Exhibit 10.99 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2007.
10.129
First Amendment to the Pledge Agreement dated July 9, 2007, by and among Cano, W.O. Energy of Nevada, Inc. and WO Energy, Inc. and Union Bank of California, N.A., as Senior Agent, incorporated herein by reference to Exhibit 10.100 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2007.
10.130+	Audit Committee Chairman Compensation (June 2007), incorporated herein by reference to Exhibit 10.101 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2007.
10.131
Summary of Acceleration of Vesting and Extension of Exercise Period for Stock Options for Resigning Directors (June 2007), incorporated herein by reference to Exhibit 10.102 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2007.

Number	Description
10.132+	First Amendment dated June 28, 2007 to the Cano Nonqualified Stock Option Agreement of James Dale Underwood dated December 13, 2005, incorporated herein by reference to Exhibit 10.103 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2007.
10.133+
First Amendment dated June 28, 2007 to the Cano Nonqualified Stock Option Agreement of James Underwood dated December 28, 2006, incorporated herein by reference to Exhibit 10.104 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2007.
10.134
Amendment No. 7 and Agreement dated September 7, 2007, by and among Cano, Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., Pantwist, LLC, Cano Petro of New Mexico, Inc., W.O. Operating Company, Ltd. and W.O. Production Company, Ltd., Union Bank of California, N.A., as Administrative Agent, Issuing Lender and Lender, and Natixis, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on September 11, 2007.
10.135
Securities Purchase Agreement dated November 2, 2007, by and among Cano and the Buyers listed therein, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on November 6, 2007.
10.136
Sponsorship Agreement dated December 16, 2004, between R.C. Boyd Enterprises, LLC and Cano, incorporated herein by reference to Exhibit 10.10 to Cano's Quarterly Report on Form 10-Q filed with the SEC on November 7, 2007.
10.137
First Amendment dated August 17, 2005 to Sponsorship Agreement between R.C. Boyd Enterprises, LLC and Cano, incorporated herein by reference to Exhibit 10.11 to Cano's Quarterly Report on Form 10-Q filed with the SEC on November 7, 2007.
10.138
Second Amendment to the Sponsorship Agreement, between R.C. Boyd Enterprises, LLC and Cano, incorporated herein by reference to Exhibit 10.12 to Cano's Quarterly Report on Form 10-Q filed with the SEC on November 7, 2007.
10.139
Sponsorship Agreement dated December 5, 2007, between Cano and R.C. Boyd Enterprises, LLC, incorporated herein by reference to Exhibit 10.1 to Cano's Registration Statement on Form S-3 (File No. 333-148053) filed with the SEC on December 13, 2007.
10.140
Amendment No. 8 and Agreement dated January 16, 2008, by and among Cano, Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., Pantwist, LLC, Cano Petro of New Mexico, Inc., W.O. Operating Company, Ltd. and W.O. Production Company, Ltd., Union Bank of California, N.A., as Administrative Agent, Issuing Lender and Lender and Natixis, incorporated herein by reference to Exhibit 10.3 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 8, 2008.
10.141+
First Amendment dated January 2, 2008 to the Cano Nonqualified Stock Option Agreement of Donnie Dale Dent dated December 13, 2005, incorporated herein by reference to Exhibit 10.4 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 8, 2008

Number	Description
10.142+	First Amendment dated January 2, 2008 to the Cano Nonqualified Stock Option Agreement of Donnie Dale Dent dated December 28, 2006, incorporated herein by reference to Exhibit 10.5 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 8, 2008.
10.143+	Board of Directors compensation effective January 1, 2008, incorporated herein by reference to Exhibit 10.6 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 8, 2008.
10.144+	2008 Annual Incentive Plan, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on February 21, 2008.
10.145+	Summary of 2008 Cash Incentive Awards, incorporated herein by reference to Exhibit 10.2 to Cano's Current Report on Form 8-K filed with the SEC on February 21, 2008.
10.146+
Summary of Acceleration of Vesting and Extension of Exercise Period for Resigning Directors (February 14, 2008), incorporated herein by reference to Exhibit 10.5 to Cano's Quarterly Report on Form 10-Q filed with the SEC on May 8, 2008.
10.147
$25,000,000 Subordinated Credit Agreement dated March 17, 2008, by and among Cano as Borrower, the Lender Parties thereto from time to time, as Lenders, and UnionBanCal Equities, Inc., as Administrative Agent, incorporated herein by reference to Exhibit 10.6 to Cano's Quarterly Report on Form 10-Q filed with the SEC on May 8, 2008.
10.148
Subordinated Security Agreement dated March 17, 2008, by and among Cano, Ladder Companies, Inc., Square One Energy, Inc., WO Energy, Inc., W.O. Energy of Nevada, Inc., Cano Petro of New Mexico, Inc., Pantwist, LLC, W.O. Operating Company, Ltd., W.O. Production Company, Ltd., and UnionBanCal Equities, Inc. as Administrative Agent, incorporated herein by reference to Exhibit 10.7 to Cano's Quarterly Report on Form 10-Q filed with the SEC on May 8, 2008.
10.149
Subordinated Pledge Agreement dated March 17, 2008, by and among Cano, WO Energy, Inc., W.O. Energy of Nevada, Inc. and UnionBanCal Equities, Inc. as Administrative Agent, incorporated herein by reference to Exhibit 10.8 to Cano's Quarterly Report on Form 10-Q filed with the SEC on May 8, 2008.
10.150
Subordinated Guaranty Agreement dated March 17, 2008, by and among Ladder Companies, Inc., Square One Energy, Inc., WO Energy, Inc., W.O. Energy of Nevada, Inc., Cano Petro of New Mexico, Inc., Pantwist, LLC, W.O. Operating Company, Ltd., and W.O. Production Company, Ltd., in favor of UnionBanCal Equities, Inc., as Administrative Agent, incorporated herein by reference to Exhibit 10.9 to Cano's Quarterly Report on Form 10-Q filed with the SEC on May 8, 2008.
10.151
Amendment No. 9 and Agreement dated March 17, 2008, by and among Cano, Ladder Companies, Inc., Square One Energy, Inc., WO Energy, Inc., W.O. Energy of Nevada, Inc., Cano Petro of New Mexico, Inc., Pantwist, LLC, W.O. Operating Company, Ltd., W.O. Production Company, Ltd., Union Bank of California, N.A. and Natixis, incorporated herein by reference to Exhibit 10.10 to Cano's Quarterly Report on Form 10-Q filed with the SEC on May 8, 2008.

Number	Description
10.152	Consent Agreement dated February 21, 2008, by and among Cano, Ladder Companies, Inc., Square One Energy, Inc., WO Energy, Inc., W.O. Energy of Nevada, Inc., Cano Petro of New Mexico, Inc., Pantwist, LLC, W.O. Operating Company, Ltd., W.O. Production Company, Ltd., Union Bank of California, N.A. and Natixis, incorporated herein by reference to Exhibit 10.11 to Cano's Quarterly Report on Form 10-Q filed with the SEC on May 8, 2008.
10.153+
First Amendment dated May 31, 2008 to Employment Agreement of S. Jeffrey Johnson dated January 1, 2006, incorporated herein by reference to Exhibit 10.84 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2008.
10.154+
Second Amendment dated May 31, 2008 to Employment Agreement of Morris B. Smith dated June 29, 2007, as amended, incorporated herein by reference to Exhibit 10.85 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2008.
10.155+
Third Amendment dated May 31, 2008 to Employment Agreement of Patrick M. McKinney dated June 29, 2007, as amended, incorporated herein by reference to Exhibit 10.86 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2008.
10.156+
Fourth Amendment dated May 31, 2008 to Employment Agreement of Michael J. Ricketts dated May 28, 2004, as amended, incorporated herein by reference to Exhibit 10.87 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2008.
10.157+	Employment Agreement of Phillip Feiner dated May 31, 2008, incorporated herein by reference to Exhibit 10.88 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2008.
10.158+	Employment Agreement of Benjamin Daitch dated June 23, 2008, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on June 24, 2008.
10.159+	Restricted Stock Agreement of Benjamin Daitch dated June 23, 2008, incorporated herein by reference to Exhibit 10.2 to Cano's Current Report on Form 8-K filed with the SEC on June 24, 2008.
10.160
Amendment No. 10 dated June 10, 2008, by and among Cano, Ladder Companies, Inc., Square One Energy, Inc., WO Energy, Inc., W.O. Energy of Nevada, Inc., Cano Petro of New Mexico, Inc., Pantwist, LLC, W.O. Operating Company, Ltd., W.O. Production Company, Ltd., Union Bank of California, N.A. and Natixis, incorporated herein by reference to Exhibit 10.91 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2008.
10.161
Consent and Amendment No. 11 dated June 27, 2008, by and among Cano, Ladder Companies, Inc., Square One Energy, Inc., WO Energy, Inc., W.O. Energy of Nevada, Inc., Cano Petro of New Mexico, Inc., Pantwist, LLC, W.O. Operating Company, Ltd., W.O. Production Company, Ltd., Union Bank of California, N.A. and Natixis, incorporated herein by reference to Exhibit 10.92 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2008.

Number	Description
10.162	Amendment No. 12 and Agreement dated effective June 30, 2008, by and among Cano, Ladder Companies, Inc., Square One Energy, Inc., WO Energy, Inc., W.O. Energy of Nevada, Inc., Cano Petro of New Mexico, Inc., Pantwist, LLC, W.O. Operating Company, Ltd., W.O. Production Company, Ltd., Union Bank of California, N.A. and Natixis, incorporated herein by reference to Exhibit 10.93 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2008.
10.163
Consent and Amendment No. 1 dated June 27, 2008, by and among Cano, Ladder Companies, Inc., Square One Energy, Inc., WO Energy, Inc., W.O. Energy of Nevada, Inc., Cano Petro of New Mexico, Inc., Pantwist, LLC, W.O. Operating Company, Ltd., W.O. Production Company, Ltd., and UnionBanCal Equities, Inc. as Administrative Agent, incorporated herein by reference to Exhibit 10.94 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2008.
10.164
Amendment No. 2 dated effective June 30, 2008, by and among Cano, Ladder Companies, Inc., Square One Energy, Inc., WO Energy, Inc., W.O. Energy of Nevada, Inc., Cano Petro of New Mexico, Inc., Pantwist, LLC, W.O. Operating Company, Ltd., W.O. Production Company, Ltd., and UnionBanCal Equities, Inc. as Administrative Agent, incorporated herein by reference to Exhibit 10.95 to Cano's Annual Report on Form 10-K filed with the SEC on September 11, 2008.
10.165**
Diamond Shamrock Refining Company, L.P. Crude Oil Purchase Contract dated August 6, 2001, between W.O. Operating Company, Ltd. and Diamond Shamrock Refining Company, L.P., incorporated herein by reference to Exhibit 10.96 to Amendment No. 2 to Cano's Annual Report on Form 10-K/A filed with the SEC on July 6, 2009.
10.166**
Amendment 11 to Valero # 01-0838 dated June 12, 2006 between W.O. Operating Company, Ltd. and Valero Marketing and Supply Company, incorporated herein by reference to Exhibit 10.97 to Amendment No. 2 to Cano's Annual Report on Form 10-K/A filed with the SEC on July 6, 2009.
10.167
Amendment 12 to Valero # 01-0838 dated August 23, 2006, between W.O. Operating Company, Ltd. and Valero Marketing and Supply Company, incorporated herein by reference to Exhibit 10.98 to Amendment No. 2 to Cano's Annual Report on Form 10-K/A filed with the SEC on July 6, 2009.
10.168**
Amendment 13 to Valero # 01-0838 dated August 31, 2007, between W.O. Operating Company, Ltd. and Valero Marketing and Supply Company, incorporated herein by reference to Exhibit 10.99 to Amendment No. 2 to Cano's Annual Report on Form 10-K/A filed with the SEC on July 6, 2009.
10.169**
Amendment 14 to Valero # 01-0838 dated January 25, 2008, between W.O. Operating Company, Ltd. and Valero Marketing and Supply Company, incorporated herein by reference to Exhibit 10.100 to Amendment No. 2 to Cano's Annual Report on Form 10-K/A filed with the SEC on July 6, 2009.
10.170**
Amendment 15 to Valero # 01-0838 dated August 1, 2008, between W.O. Operating Company, Ltd. and Valero Marketing and Supply Company, incorporated herein by reference to Exhibit 10.101 to Amendment No. 2 to Cano's Annual Report on Form 10-K/A filed with the SEC on July 6, 2009.

Number	Description
10.171	Amendment 16 to Valero # 01-0838 dated April 3, 2009, between W.O. Operating Company, Ltd. and Valero Marketing and Supply Company, incorporated herein by reference to Exhibit 10.102 to Amendment No. 2 to Cano's Annual Report on Form 10-K/A filed with the SEC on July 6, 2009.
10.172**
Amendment 17 to Valero # 01-0838 dated May 1, 2009, between W.O. Operating Company, Ltd. and Valero Marketing and Supply Company, incorporated herein by reference to Exhibit 10.103 to Amendment No. 2 to Cano's Annual Report on Form 10-K/A filed with the SEC on July 6, 2009.
10.173**
Gas Purchase Agreement dated April 1, 2007, by and among Eagle Rock Field Services, L.P., W.O. Operating Company, Ltd. and Pantwist, LLC, incorporated herein by reference to Exhibit 10.104 to Amendment No. 2 to Cano's Annual Report on Form 10-K/A filed with the SEC on July 6, 2009.
10.174**
Letter Agreement dated March 25, 2009 Regarding Gas Purchase Agreement dated April 1, 2007 Eagle Rock Contract (#50038 Schafer) between Eagle Rock Energy Partners and W.O. Operating Company, Ltd., incorporated herein by reference to Exhibit 10.105 to Amendment No. 2 to Cano's Annual Report on Form 10-K/A filed with the SEC on July 6, 2009.
10.175
Letter Agreement dated April 30, 2009 Regarding Gas Purchase Agreement dated April 1, 2007 Eagle Rock Contract (#50038 Schafer) between Eagle Rock Energy Partners and W.O. Operating Company, Ltd., incorporated herein by reference to Exhibit 10.106 to Amendment No. 2 to Cano's Annual Report on Form 10-K/A filed with the SEC on July 6, 2009.
10.176**
Summary of Oral Agreement for the Purchase of Crude Oil, between Ladder Energy Companies, Inc. and Coffeyville Resources Refinery and Marketing, LLC, incorporated herein by reference to Exhibit 10.107 to Amendment No. 2 to Cano's Annual Report on Form 10-K/A filed with the SEC on July 6, 2009.
10.177**
Letter Agreement Regarding Crude Oil Purchase Agreement for Ladder Energy Operated Leases dated January 15, 2009, between Ladder Energy Companies, Inc. and Coffeyville Resources Refinery and Marketing, LLC, incorporated herein by reference to Exhibit 10.108 to Amendment No. 2 to Cano's Annual Report on Form 10-K/A filed with the SEC on July 6, 2009.
10.178**
Letter Agreement Regarding Crude Oil Purchase Agreement for Ladder Energy Operated Leases dated February 11, 2009, between Ladder Energy Companies, Inc. and Coffeyville Resources Refinery and Marketing, LLC, incorporated herein by reference to Exhibit 10.109 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009
10.179
Letter Regarding Gas Purchase Contract No. PAM058500*, Panhandle Area dated May 21, 2009, between W.O. Operating Company, Ltd. and DCP Midstream, incorporated herein by reference to Exhibit 10.113 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.
10.180
Letter Regarding Gas Purchase Contract No. BOR066300A, Panhandle Area dated May 21, 2009, between W.O. Operating Company, Ltd. and DCP Midstream, incorporated herein by reference to Exhibit 10.114 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.

Number	Description
10.181	Letter Regarding Gas Purchase Contract No. BOR067500B, Panhandle Area dated May 21, 2009, between W.O. Operating Company, Ltd. and DCP Midstream, incorporated herein by reference to Exhibit 10.115 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.
10.182
Letter Regarding Gas Purchase Contract No. BOR118000R, Panhandle Area dated May 21, 2009, between W.O. Operating Company, Ltd. and DCP Midstream, incorporated herein by reference to Exhibit 10.116 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.
10.183
Letter Regarding Gas Purchase Contract No. BOR118100*, Panhandle Area dated May 21, 2009, between W.O. Operating Company, Ltd. and DCP Midstream, incorporated herein by reference to Exhibit 10.117 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.
10.184
Letter Regarding Gas Purchase Contract No. BOR134200R, Panhandle Area dated May 21, 2009, between W.O. Operating Company, Ltd. and DCP Midstream, incorporated herein by reference to Exhibit 10.118 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.
10.185**
Crude Oil Purchase Agreement Sunoco Reference No. 502606 dated February 1, 2000, between Sunoco, Inc. and Ladder Energy Company, incorporated herein by reference to Exhibit 10.119 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.
10.186**
Letter of Amendment to the Crude Oil Purchase Agreement Sunoco Reference No. 502606 dated September 2, 2005, between Sunoco Partners Marketing & Terminals L.P. and Ladder Energy Company, incorporated herein by reference to Exhibit 10.120 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.
10.187**
Letter of Amendment to the Crude Oil Purchase Agreement Sunoco Reference No. 502606 dated September 26, 2006, between Sunoco Partners Marketing & Terminals L.P. and Ladder Energy Company, incorporated herein by reference to Exhibit 10.121 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.
10.188**
Letter of Amendment to the Crude Oil Purchase Agreement Sunoco Reference No. 502606 dated September 11, 2008, between Sunoco Partners Marketing & Terminals L.P. and Ladder Energy Company, incorporated herein by reference to Exhibit 10.122 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.
10.189**
Crude Oil Purchase Agreement Sunoco Reference No. 521329 dated March 1, 2004, between Sunoco Partners Marketing & Terminals L.P. and Square One Energy, incorporated herein by reference to Exhibit 10.123 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.
10.190**
Letter of Amendment to the Crude Oil Purchase Agreement Sunoco Reference No. 521329 dated December 4, 2006, between Sunoco Partners Marketing & Terminals L.P. and Square One Energy, Inc., incorporated herein by reference to Exhibit 10.124 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.

Number	Description
10.191**	Letter of Amendment to the Crude Oil Purchase Agreement Sunoco Reference No. 521329 dated February 16, 2009, between Sunoco Partners Marketing & Terminals L.P. and Square One Energy, Inc., incorporated herein by reference to Exhibit 10.125 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.
10.192**
Letter of Amendment to the Crude Oil Purchase Agreement Sunoco Reference No. 521329 dated April 2, 2009, between Sunoco Partners Marketing & Terminals L.P. and Square One Energy, incorporated herein by reference to Exhibit 10.126 to Amendment No. 2 to Cano's Annual Report on Form 10 K/A filed with the SEC on July 6, 2009.
10.193+	Summary of 2009 Cash Incentive Awards, incorporated herein by reference to Exhibit 10.1 to Cano's Quarterly Report on Form 10-Q filed with the SEC on November 10, 2008.
10.194+
Consulting Agreement dated October 1, 2008, between Cano and Morris B. Smith, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on October 6, 2008.
10.195+
Amendment to Employment Agreement of Phillip Feiner, dated September 8, 2008, incorporated herein by reference to Exhibit 10.3 to Cano's Quarterly Report on Form 10-Q filed with the SEC on November 10, 2008.
10.196
Letter Agreement Regarding Payment of Prepayment Premium dated September 30, 2008, between Unionbancal Equities, Inc. and Cano, incorporated herein by reference to Exhibit 10.4 to Cano's Quarterly Report on Form 10-Q filed with the SEC on November 10, 2008.
10.197
Consent and Amendment No. 13 dated September 30, 2008, by and among Cano, Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., Pantwist, LLC, Cano Petro of New Mexico, Inc., W.O. Operating Company, Ltd. and W.O. Production Company, Ltd., Union Bank of California, N.A., as Administrative Agent, Issuing Lender and Lender and Natixis, incorporated herein by reference to Exhibit 10.5 to Cano's Quarterly Report on Form 10-Q filed with the SEC on November 10, 2008.
10.198
Letter Agreement dated November 19, 2008, between Union Bank of California, NA and Cano, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 10-Q filed with the SEC on November 20, 2008.
10.199
Letter Agreement dated November 19, 2008, between Unionbancal Equities, Inc. and Cano, incorporated herein by reference to Exhibit 10.2 to Cano's Current Report on Form 10-Q filed with the SEC on November 20, 2008.
10.200
Temporary Waiver of Benefits dated October 28, 2008, between S. Jeffrey Johnson and Cano, incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on July 8, 2009.
10.201+
First Amendment to the Cano 2008 Annual Incentive Plan dated October 20, 2008, incorporated herein by reference to Exhibit 10.6 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.

Number	Description
10.202	$120,000,000 Amended and Restated Credit Agreement dated December 17, 2008, by and among Cano, as Borrower, the Lender Parties thereto from time to time, as Lenders, and Union Bank of California, N.A., as Administrative Agent, incorporated herein by reference to Exhibit 10.7 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.
10.203
$25,000,000 Subordinated Credit Agreement dated December 17, 2008, by and among Cano, as Borrower, the Lender Parties thereto from time to time, as Lenders, and UnionBanCal Equities, Inc., as Administrative Agent and as Issuing Lender, incorporated herein by reference to Exhibit 10.8 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.
10.204
Amended and Restated Guaranty Agreement dated December 17, 2008, by and among Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., W.O. Operating Company, Ltd., W.O. Production Company, Ltd. and Cano Petro of New Mexico, Inc. in favor of Union Bank of California, N.A., as Administrative Agent, incorporated herein by reference to Exhibit 10.9 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.
10.205
Subordinated Guaranty Agreement dated December 17, 2008, by and among Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., W.O. Operating Company, Ltd., W.O. Production Company, Ltd. and Cano Petro of New Mexico, Inc. in favor of UnionBanCal Equities, Inc. as Administrative Agent, incorporated herein by reference to Exhibit 10.10 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.
10.206
Amended and Restated Pledge Agreement dated December 17, 2008, by and among Cano, WO Energy, Inc. and W.O. Energy of Nevada, Inc. and Union Bank of California, N.A., as Administrative Agent, incorporated herein by reference to Exhibit 10.11 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.
10.207
Subordinated Pledge Agreement dated December 17, 2008, by and among Cano, W.O. Energy, Inc. and W.O. Energy of Nevada, Inc. and UnionBanCal Equities, Inc., as Administrative Agent, incorporated herein by reference to Exhibit 10.12 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.
10.208
Amended and Restated Security Agreement dated December 17, 2008, by and among Cano, Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., W.O. Energy, Inc., W.O. Operating Company, Ltd., W.O. Production Company, Ltd. and Cano Petro of New Mexico, Inc. and Union Bank of California, N.A., as Administrative Agent, incorporated herein by reference to Exhibit 10.13 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.
10.209
Subordinated Security Agreement dated December 17, 2008, by and among Cano, Square One Energy, Inc., Ladder Companies, Inc., W.O. Energy of Nevada, Inc., W.O. Energy, Inc., W.O. Operating Company, Ltd., W.O. Production Company, Ltd. and Cano Petro of New Mexico, Inc. and UnionBanCal Equities, Inc., as Administrative Agent, incorporated herein by reference to Exhibit 10.14 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.
10.210+
Second Amendment to Employment Agreement dated December 31, 2008, between Cano and S. Jeffrey Johnson, incorporated herein by reference to Exhibit 10.15 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.

Number	Description
10.211+	First Amendment to Employment Agreement dated December 31, 2008, between Cano and Ben Daitch, incorporated herein by reference to Exhibit 10.16 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.
10.212+
Fourth Amendment to Employment Agreement dated December 31, 2008, between Cano and Patrick M. McKinney, incorporated herein by reference to Exhibit 10.17 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.
10.213+
Fifth Amendment to Employment Agreement dated December 31, 2008, between Cano and Michael J. Ricketts, incorporated herein by reference to Exhibit 10.18 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.
10.214+
Second Amendment to Employment Agreement dated December 31, 2008, between Cano and Phillip Feiner, incorporated herein by reference to Exhibit 10.19 to Cano's Quarterly Report on Form 10-Q filed with the SEC on February 9, 2009.
10.215
Stock Voting Agreement, dated as of September 29, 2009 by and between Cano and D.E. Shaw Laminar Portfolios, L.L.C., incorporated herein by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on October 1, 2009.
10.216+
Separation Agreement and Release, dated as of September 29, 2009 by and among Cano Petroleum, Inc., Resaca Exploitation, Inc. and S. Jeffrey Johnson, incorporated herein by reference to Exhibit 10.2 to Cano's Current Report on Form 8-K filed with the SEC on October 1, 2009.
10.217+
Separation Agreement and Release, dated as of September 29, 2009 by and among Cano Petroleum, Inc., Resaca Exploitation, Inc. and Benjamin L. Daitch, incorporated herein by reference to Exhibit 10.3 to Cano's Current Report on Form 8-K filed with the SEC on October 1, 2009.
10.218
Form of Stock Voting Agreement by and between Cano Petroleum, Inc. and certain Holders of Cano's Series D Convertible Preferred Stock, incorporated by reference to Exhibit 10.1 to Cano's Current Report on Form 8-K filed with the SEC on October 21, 2009.
10.219
Form of Stock Voting Agreement by and between Cano Petroleum, Inc. and S. Jeffrey Johnson, incorporated by reference to Exhibit 10.2 to Cano's Current Report on Form 8-K filed with the SEC on October 21, 2009.
10.220#
First Amendment to Second Amended and Restated Credit Agreement dated December 22, 2009, by and among Resaca, as Borrower, Resaca Operating Company, as Guarantor, CIT Capital USA Inc., as Administratve Agent, and the Lenders party thereto.
10.221*	Resaca Nonqualified Stock Option Agreement dated November 16, 2009, between Resaca and Keith Turner.
12.1***	Ratio of Earnings to Fixed Charges.
21.1#	Subsidiaries of Cano.
23.1*	Consent of UHY LLP.
23.2*	Consent of Hein & Associates LLP.
23.3*	Consent of Miller & Lents, Ltd., Independent Petroleum Engineers.
23.4#	Consent of Forrest A. Garb & Associates, Inc., Independent Petroleum Engineers.

Number	Description
23.5*	Consent of Haas Petroleum Engineering Services, Inc., Independent Petroleum Engineers
23.6*	Consent of Williamson Petroleum Consultants, Inc., Independent Petroleum Engineers
23.7#	Consent of Donald W. Niemiec
23.8#	Consent of William O. Powell, III
23.9#	Consent of Garrett Smith
23.10***	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
23.11***	Consent of Thompson & Knight LLP (included in Exhibit 8.1).
24.1*	Power of Attorney (included on the signature page hereto).
99.1***	Form of Proxy of Resaca Exploitation, Inc.
99.2***	Form of Proxy of Cano Petroleum, Inc.
99.3*	Consent of RBC Capital Markets Corporation.
99.4*	Consent of Madison Williams and Company (formerly known as SMH Capital Inc.)

#
Previously filed.

*
Filed herewith.

**
Confidential treatment has been requested for this agreement, and confidential portions have been filed with the SEC.

***
To be filed by amendment.

+
Management contract or compensatory plan, contract or arrangement.

++
Cano will furnish to the SEC, upon request, a copy of each schedule or exhibit to this Agreement.